As filed with the Securities and Exchange Commission on May 5, 2000.
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                              --------------------
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                             AMERICAN RIVER HOLDINGS
             (Exact name of registrant as specified in its charter)

           California                        6022                   68-0352144
(State or other jurisdiction      (Primary Standard Industrial   (I.R.S. Employer
of incorporation or organization)  Classification Code Number)  Identification No.)

                              --------------------
 1545 River Park Drive, Suite 107, Sacramento, California 95815, (916) 565-6100
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------
                                 DAVID T. TABER
                      President and Chief Executive Officer
                             American River Holdings
                        1545 River Park Drive, Suite 107
                          Sacramento, California 95815
                                 (916) 565-6100
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                              --------------------
                                   Copies to:

           GLENN T. DODD, ESQ.                      R. BRENT FAYE, ESQ.
          JOSEPH G. MASON, ESQ.                   Lillick & Charles, LLP
            Coudert Brothers                Two Embarcadero Center, Suite 2700
    303 Almaden Boulevard, 5th Floor       San Francisco, California 94111-3996
     San Jose, California 95110-2721                  (415) 984-8200
             (408) 297-9982

      Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                               --------------------
                                          CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                             Proposed           Proposed
  Title of Each Class of                   Amount to      Maximum Offering  Maximum Aggregate      Amount of
Securities to Be Registered             Be Registered(1)  Price Per Share    Offering Price    Registration Fee(2)
------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share,    641,104 shares       $ 10.1875       $ 6,531,247         $ 1,724.25
==================================================================================================================

(1) This Registration Statement relates to securities of the Registrant issuable to holders of common stock of North Coast Bank, National Association, a national banking association ("NCB"), in the proposed merger of NCB with the Registrant. Represents the approximate number of shares of common stock of the Registrant to be issued upon the consummation of the merger, based upon the number of shares of NCB common stock outstanding on May 2, 2000 (including shares issuable upon the exercise of options pursuant to NCB's stock option plan), all as provided in the Agreement and Plan of Reorganization and Merger dated March 1, 2000, attached as Annex A to the attached joint proxy statement/prospectus.

(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of $10.1875, the market value of the common stock of NCB to be exchanged in the merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low price per share of such stock as quoted on the OTC Bulletin Board on May 2, 2000, and 664,769, the maximum number of shares of NCB which may be received by the Registrant and cancelled upon consummation of the plan of reorganization and merger described herein.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


               PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

          [AMERICAN RIVER HOLDINGS LOGO] [NORTH COAST BANK, N.A. LOGO]


                                                            ______________, 2000

American River Holdings and North Coast Bank, N.A. Shareholders:

         The boards of directors of American River Holdings and North Coast Bank, N.A. have agreed on a merger which would result in North Coast Bank, N.A. becoming a separate banking subsidiary of American River Holdings. Each of us will hold shareholders meetings to consider and vote on the merger proposal. American River Holdings shareholders will also be asked to approve proposals for the American River Holdings 2000 Stock Option Plan, the classification of the American River Holdings board of directors, the elimination of cumulative voting in the election of directors, the election of directors of American River Holdings, and the ratification of the appointment of Perry-Smith LLP as independent accountants for the year 2000. These proposals are described in the accompanying joint proxy statement/prospectus. The merger agreement is attached to this document as Annex A.

         In the merger, each share of North Coast Bank, N.A. common stock outstanding at the effective time of the merger will be converted into a number of shares of American River Holdings common stock based upon a fixed conversion ratio of .9644 of a share of American River Holdings common stock for each share of North Coast Bank, N.A. common stock. The conversion ratio is described in the accompanying joint proxy statement/prospectus.

         The places, dates and times of the meetings are described in the accompanying notices of the respective meetings of shareholders of American River Holdings and North Coast Bank, N.A. Whether or not you plan to attend your respective meeting, please sign, date and promptly return the enclosed proxy card.

-------------------------------------   ---------------------------------------
David T. Taber                          Kathy A. Pinkard
President and Chief Executive Officer   President and Chief Executive Officer


--------------------------------------------------------------------------------
         Neither the Securities and Exchange Commission nor any state securities regulators have approved this transaction or the shares of American River Holdings common stock to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

         The shares of American River Holdings common stock offered by this joint proxy statement/prospectus are not savings accounts, deposits or other obligations of American River Bank or North Coast Bank, N.A. or any subsidiary of any of the parties and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
--------------------------------------------------------------------------------


THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS____________, 2000, AND IS FIRST BEING MAILED TO AMERICAN RIVER HOLDINGS AND NORTH COAST BANK, N.A. SHAREHOLDERS ON OR ABOUT _______________, 2000.

                         [AMERICAN RIVER HOLDINGS LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON ______________, 2000

         To the shareholders of American River Holdings:

         Notice is hereby given that an annual meeting of shareholders of American River Holdings will be held on ___________, 2000, at __:__ _.m., local time, at 1545 River Park Drive, Suite 107, Sacramento, California for the following purposes:

         1. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of March 1, 2000, among American River Holdings, North Coast Bank, N.A. and ARH Interim National Bank, the Agreement of Merger attached as exhibit A to the Agreement and Plan of Reorganization and Merger, and the transactions contemplated thereby, including the resulting issuance of shares of American River Holdings common stock in connection with the merger of North Coast Bank, N.A. into ARH Interim National Bank. The terms and conditions of the transaction are more fully described in the accompanying joint proxy statement/prospectus.

         2.   To approve the American River Holdings 2000 Stock Option Plan.

         3. To approve amendments to the American River Holdings articles of incorporation and bylaws to provide for the classification of the board of directors.

         4. To approve amendments to the American River Holdings articles of incorporation and bylaws to eliminate cumulative voting in the election of directors.

         5.   To elect the nine incumbent directors of American River Holdings.

         6. To ratify the appointment of Perry-Smith LLP as independent accountants for the year 2000.

         7. To transact such other business as may properly be brought before the annual meeting or any adjournments or postponements of the annual meeting.

         The board of directors of American River Holdings has unanimously approved the transactions described above and unanimously recommends that you vote in favor of the proposals at the annual meeting.

         Section 3.3 of the Bylaws of American River Holdings provides for the nomination of directors as follows:

         SECTION 3.3. NOMINATIONS OF DIRECTORS. Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one
         (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

         Shareholders of record at the close of business on _____________, 2000, are entitled to notice of the annual meeting and to vote at the annual meeting or any adjournments or postponements of the annual meeting.

By Order Of The Board Of Directors,


------------------------------

Secretary
Sacramento, California   ______________, 2000



--------------------------------------------------------------------------------
   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF YOU MAIL THE PROXY CARD IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.
--------------------------------------------------------------------------------

                       [NORTH COAST BANK, N.A. LOGO]

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON ____________, 2000

         To the shareholders of North Coast Bank, N.A.:

         Notice is hereby given that a special meeting of shareholders of North Coast Bank, N.A. will be held on ____________, 2000, at __:__ _.m., local time, at 50 Santa Rosa Avenue, Santa Rosa, California for the following purposes:

         1. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of March 1, 2000, among American River Holdings, North Coast Bank, N.A. and ARH Interim National Bank, the Agreement of Merger attached as exhibit A to the Agreement and Plan of Reorganization and Merger, and the transactions contemplated thereby, including the merger of North Coast Bank, N.A.
              into ARH Interim National Bank. The terms and conditions of the transaction are more fully described in the accompanying joint proxy statement/prospectus.

         2. To transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

         The board of directors of North Coast Bank, N.A. has unanimously approved the transaction described above and unanimously recommends that you vote in favor of the proposal at the special meeting.

         Shareholders of record at the close of business on _____________, 2000, are entitled to notice of the special meeting and to vote at the special meeting or any adjournments or postponements of the special meeting.

By Order Of The Board Of Directors,



-----------------------------

Secretary
Santa Rosa, California  _______________, 2000


--------------------------------------------------------------------------------
   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF YOU MAIL THE PROXY CARD IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.
--------------------------------------------------------------------------------

                             TABLE OF CONTENTS

                                                                          PAGE

QUESTIONS AND ANSWERS ABOUT THE MERGER AGREEMENT AND MERGER .................1
SUMMARY......................................................................4
    Information About American River Holdings and North Coast Bank, N.A......4
    Purchase Price...........................................................5
    The Meetings.............................................................5
    Conditions to the Completion of the Merger...............................6
    Termination of the Merger Agreement......................................7
    Termination Fees.........................................................8
    Fees and Expenses of the Merger..........................................9
    Reasons for the Merger Agreement and Merger;
       Recommendations of the Boards of Directors............................9
    Recommendations to Shareholders..........................................9
    Opinion of North Coast Bank, N.A.'s Financial Advisor...................10
    Opinion of American River Holdings' Financial Advisor...................10
    Accounting Treatment....................................................10
    Federal Income Tax Consequences.........................................10
    Interests of Certain Persons in the Merger..............................10
    Dissenters' Rights......................................................11
    Comparative Per Share Market Price and Dividend Information.............11
    Comparison of Shareholder Rights........................................11
    Information Regarding Forward-Looking Statements........................12
    Selected Historical and Pro Forma Financial Data........................12
RISK FACTORS................................................................18
    The Price of American River Holdings Common Stock May Decline...........18
    Customers of North Coast Bank, N.A. May Not Be Retained
       and American River Holdings May Not Be Able to Realize
       Anticipated Operating Cost Savings...................................18
    Additional Shares of American River Holdings Common Stock
       Could Be Issued Which Could Result in a Decline in the
       Market Price of the Stock............................................18
    The Year 2000 Problem May Adversely Affect American River
       Holdings, North Coast Bank, N.A. or the Resulting Bank...............19
    Deterioration of the Real Estate Market Could Have an
       Adverse Effect Upon Performance......................................19
    Environmental Liability Associated with Commercial and
       Real Estate Lending Could Result in Losses...........................19
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS............................21
INTRODUCTION................................................................23
    The Meetings:  Dates, Times and Places..................................23
    Matters to be Considered at the Meetings................................23
    Record Date; Stock Entitled to Vote; Quorum.............................23
    Votes Required..........................................................24
    Security Ownership of Certain Beneficial Owners and Management..........24
    Background and Business Experience of Management........................28
    Voting of Proxies.......................................................32
    Dissenters' Rights......................................................34
INFORMATION ABOUT AMERICAN RIVER HOLDINGS AND SUBSIDIARIES..................35
    General Development of Business.........................................35
    Properties..............................................................36
    Legal Proceedings.......................................................37

                             TABLE OF CONTENTS

                                                                          PAGE

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS OF AMERICAN RIVER HOLDINGS....................38
    Introduction............................................................38
    Results of Operations...................................................38
    Net Interest Income and Net Interest Margin.............................38
    Provision for Loan Losses...............................................43
    Service Charges and Fees and Other Income...............................43
    Salaries and Benefits...................................................44
    Occupancy, Furniture and Equipment......................................44
    Other Expenses..........................................................45
    Provision for Taxes.....................................................45
    Balance Sheet Analysis..................................................45
    Loans...................................................................45
    Risk Elements...........................................................46
    Nonaccrual, Past Due and Restructured Loans.............................47
    Allowance for Loan Losses Activity......................................48
    Other Real Estate.......................................................50
    Deposits................................................................50
    Capital Resources.......................................................50
    Market Risk Management..................................................51
    Inflation...............................................................55
    Liquidity...............................................................55
    Off-Balance Sheet Items.................................................59
    Disclosure of Fair Value................................................59
    Year 2000...............................................................60
    Accounting Pronouncements...............................................60
    Changes in and Disagreements with Accountants on
       Accounting and Financial Disclosure..................................60
INFORMATION ABOUT NORTH COAST BANK, N.A.....................................61
    General Development of Business.........................................61
    Properties..............................................................62
    Legal Proceedings.......................................................62
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS OF NORTH COAST BANK, N.A......................63
    Introduction............................................................63
    Results of Operations...................................................63
    Net Interest Income and Net Interest Margin.............................63
    Provision for Loan Losses...............................................68
    Service Charges and Fees and Other Income...............................68
    Salaries and Benefits...................................................69
    Occupancy, Furniture and Equipment......................................69
    Other Expenses..........................................................69
    Provision for Taxes.....................................................69
    Balance Sheet Analysis..................................................70
    Loans...................................................................70
    Risk Elements...........................................................71
    Non-accrual, Past Due and Restructured Loans............................72
    Allowance for Loan Losses Activity......................................72
    Other Real Estate.......................................................74

                             TABLE OF CONTENTS

                                                                          PAGE

    Deposits................................................................74
    Capital Resources.......................................................74
    Market Risk Management..................................................75
    Inflation...............................................................78
    Liquidity...............................................................78
    Off-Balance Sheet Items.................................................81
    Disclosure of Fair Value................................................82
    Year 2000...............................................................82
    Changes in and Disagreements with Accountants on
       Accounting and Financial Disclosure..................................82
    Certain Management Information..........................................82
    Committees of the Board of Directors....................................83
    Compensation of Directors...............................................83
    Executive Compensation..................................................84
    Employment Contracts and Termination of Employment and
       Change in Control Arrangements.......................................86
    Section 16(a) Beneficial Ownership Reporting Compliance.................86
    Transactions with Management and Others.................................87
    Certain Business Relationships..........................................87
    Indebtedness of Management..............................................87
SUPERVISION AND REGULATION..................................................87
    General.................................................................87
    Capital Standards.......................................................89
    Prompt Corrective Action................................................90
    Additional Regulations..................................................91
    Limitations on Dividends................................................92
COMPETITION.................................................................92
    Competitive Data........................................................92
    General Competitive Factors.............................................94
    Impact of Legislative and Regulatory Proposals..........................95
PROPOSAL NO. 1  TO APPROVE THE MERGER AGREEMENT AND MERGER..................97
    Background of the Merger Agreement and Merger...........................97
    Reasons for the Merger Agreement and Merger;
       Recommendations of the Boards of Directors...........................99
    Opinion of North Coast Bank, N.A.'s Financial Advisor..................102
    Opinion of American River Holdings' Financial Advisor..................108
    Effective Date and Time of the Merger..................................112
    Purchase Price.........................................................112
    Conversion of Shares of North Coast Bank, N.A. Common
       Stock...............................................................112
    Exchange of North Coast Bank, N.A. Stock Certificates;
       Fractional Interests................................................113
    Treatment of Stock Options.............................................114
    Interests of American River Holdings and North Coast
       Bank, N.A. Officers and Directors in the Merger.....................114
    Conduct of Business Pending the Merger.................................115
    Additional Agreements..................................................118
    Representations and Warranties.........................................120
    Conditions to the Completion of the Merger.............................120
    Termination of the Merger Agreement....................................124
    Termination Fees.......................................................126

                             TABLE OF CONTENTS

                                                                          PAGE

    Fees and Expenses of the Merger........................................127
    Amendment..............................................................127
    Extension; Waiver......................................................127
    Management and Operations Following the Merger.........................127
    Required Regulatory Approvals..........................................128
    Federal Income Tax Consequences........................................130
    Accounting Treatment...................................................131
    Trading Markets for Stock..............................................132
    Resales of American River Holdings Common Stock........................132
DISSENTERS' RIGHTS.........................................................132
    Dissenters' Rights of American River Holdings Shareholders.............132
    Dissenters' Rights of North Coast Bank, N.A. Shareholders..............134
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION...............136
MARKET PRICE AND DIVIDEND INFORMATION......................................144
    Market Quotations......................................................144
    Dividends and Dividend Policy..........................................145
COMPARISON OF SHAREHOLDER RIGHTS...........................................146
    General................................................................146
    Anti-Takeover Measures.................................................146
    Quorum Requirements....................................................147
    Indemnification of Directors and Executive Officers....................147
    Shareholder Meetings and Action by Written Consent.....................149
    Cumulative Voting......................................................150
    Amendment of Articles and Bylaws.......................................150
    Filling Vacancies on the Board of Directors............................150
    Call of Annual or Special Meeting of Shareholders and
       Action by Shareholders Without a Meeting............................151
    Classified Board Provisions............................................151
DESCRIPTION OF AMERICAN RIVER HOLDINGS CAPITAL STOCK.......................152
    Common Stock...........................................................152
DESCRIPTION OF NORTH COAST BANK, N.A. CAPITAL STOCK........................152
    Common Stock...........................................................152
PROPOSAL NO. 2 APPROVAL OF THE AMERICAN RIVER HOLDINGS 2000
    STOCK OPTION PLAN......................................................154
    Introduction...........................................................154
    Summary of 2000 Plan...................................................154
    New Plan Benefits......................................................158
    Vote Required for Approval.............................................158
    Recommendation of Management...........................................159
PROPOSAL NO. 3  APPROVAL OF AMENDMENTS TO THE AMERICAN RIVER
    HOLDINGS ARTICLES OF INCORPORATION AND BYLAWS TO PROVIDE
    FOR THE CLASSIFICATION OF THE BOARD OF DIRECTORS.......................160
    Introduction...........................................................160
    Effect of Classification of Board......................................161
    Other Effects..........................................................162
    Vote Required for Approval.............................................163
    Recommendation of Management...........................................163

                             TABLE OF CONTENTS

                                                                          PAGE

PROPOSAL NO. 4  APPROVAL OF AMENDMENTS TO THE AMERICAN RIVER
    HOLDINGS ARTICLES OF INCORPORATION AND BYLAWS TO
    ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS...............164
    Introduction...........................................................164
    Cumulative Voting......................................................164
    Reasons for the Amendment..............................................165
    Other Effects..........................................................165
    Conforming Bylaw Amendment.............................................165
    Vote Required for Approval.............................................165
    Recommendation of Management...........................................166
PROPOSAL NO. 5  ELECTION OF AMERICAN RIVER HOLDINGS DIRECTORS..............167
    Certain Management Information.........................................167
    Committees of the Board of Directors...................................167
    Compensation of Directors..............................................169
    Board Compensation Committee Report on Executive
       Compensation........................................................170
    Executive Compensation.................................................172
    Employment Contracts and Termination of Employment and
       Change in Control Arrangements......................................174
    Comparison Of American River Holdings Shareholder Return...............176
    Section 16(a) Beneficial Ownership Reporting Compliance................177
    Transactions with Management and Others................................177
    Certain Business Relationships.........................................177
    Indebtedness of Management.............................................177
PROPOSAL NO. 6  RATIFICATION OF THE APPOINTMENT OF
    PERRY-SMITH LLP AS INDEPENDENT ACCOUNTANTS FOR THE YEAR
    2000...................................................................179
    Vote Required for Approval.............................................179
    Recommendation of Management...........................................179
AMERICAN RIVER HOLDINGS AND SUBSIDIARIES UNAUDITED
    CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIOD ENDED
    MARCH 31, 2000 AND CONSOLIDATED FINANCIAL STATEMENTS AND
    INDEPENDENT AUDITOR'S REPORT FOR THE YEARS ENDED DECEMBER 31,
    1999, 1998 AND 1997....................................................180
    Consolidated Balance Sheet (Unaudited).................................181
    Consolidated Statement of Income (Unaudited) for the
       Three Month Periods Ended
       March 31, 2000 and 1999.............................................182
    Consolidated Statement of Changes in Shareholders' Equity
       (Unaudited) for the Three
       Month Period Ended March 31, 2000 and the Year Ended
       December 31, 1999...................................................183
    Consolidated Statement of Cash Flows (Unaudited) for the
       Three Month Periods Ended
       March 31, 2000 and 1999.............................................184
    Notes To Consolidated Financial Statements (Unaudited).................186
    Perry-Smith LLP Independent Auditor's Report...........................198
    Consolidated Balance Sheet December 31, 1999 and 1998..................199
    Consolidated Statement of Income for the Years Ended
       December 31, 1999, 1998 and 1997....................................200
    Consolidated Statement of Changes In Shareholders' Equity
       for the Years Ended December 31, 1999, 1998 and 1997................202
    Consolidated Statement of Cash Flows for the Years Ended
       December 31, 1999, 1998 and 1997....................................204
    Notes to Consolidated Financial Statements.............................207

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                                                                          PAGE

NORTH COAST BANK, N.A. UNAUDITED FINANCIAL STATEMENTS FOR
    THE PERIOD ENDED MARCH 31, 2000 AND FINANCIAL STATEMENTS
    AND INDEPENDENT AUDITOR'S REPORT FOR THE YEARS ENDED
    DECEMBER 31, 1999, 1998 AND 1997.......................................235
    Balance Sheet (Unaudited)..............................................236
    Statement of Income (Unaudited) for the Three Month
       Periods Ended March 31, 2000 and 1999...............................237
    Statement of Changes in Shareholders' Equity (Unaudited)
       for the Three Month Period Ended March 31, 2000 and
       the Year Ended December 31, 1999....................................238
    Statement of Cash Flows (Unaudited) for the Three Month
       Periods Ended March 31, 2000 and 1999...............................239
    Notes to Financial Statements (Unaudited)..............................241
    Perry-Smith LLP Independent Auditor's Report...........................250
    Richardson & Company Independent Auditor's Report..................... 251
    Balance Sheet December 31, 1999 and 1998...............................252
    Statement of Income for the Years Ended December 31,
       1999, 1998 and 1997.................................................253
    Statement of Changes in Shareholders' Equity for the
       Years Ended December 31, 1999, 1998 and 1997........................254
    Statement of Cash Flows for the Years Ended December 31,
       1999, 1998 and 1997.................................................256
    Notes to Financial Statements..........................................258
EXPERTS....................................................................282
LEGAL MATTERS..............................................................282
SHAREHOLDER PROPOSALS......................................................282
SOLICITATION OF PROXIES....................................................282
ANNUAL DISCLOSURE STATEMENT................................................282
ANNUAL REPORT..............................................................283
OTHER MATTERS..............................................................283
WHERE YOU CAN FIND MORE INFORMATION........................................283


ANNEX A Merger Agreement (Agreement and Plan of Reorganization and Merger, dated as of March 1, 2000, and Exhibits A, B, C, D and E)
ANNEX B Seapower Carpenter Capital, Inc., dba Carpenter and Company Fairness Opinion
ANNEX C   Hoefer & Arnett Incorporated Fairness Opinion
ANNEX D   Chapter 13 Dissenters' Rights
ANNEX E Title 12, United States Code, Section 215a (b), (c) and (d), and OCC Circular No. 259
ANNEX F   American River Holdings 2000 Stock Option Plan
ANNEX G Amendments to the American River Holdings Articles of Incorporation and Bylaws to Provide for the Classification of the Board of Directors
ANNEX H Amendments to the American River Holdings Articles of Incorporation and Bylaws to Eliminate Cumulative Voting

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

        QUESTIONS AND ANSWERS ABOUT THE MERGER AGREEMENT AND MERGER

         Q: WHOM SHOULD I CONTACT WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS JOINT PROXY STATEMENT/PROSPECTUS?

         A: You may contact either:

         American River Holdings
         1545 River Park Drive, Suite 107
         Sacramento, California 95815

         Attention: David T. Taber,
                    President and Chief Executive Officer
         (916) 565-6100

         or

         North Coast Bank, N.A.
         50 Santa Rosa Avenue
         Santa Rosa, California 95404
         Attention: Kathy A. Pinkard,
                    President and Chief Executive Officer
         (707) 528-6300

         See also "Where You Can Find More Information" on page 283.

         Q: WHY IS THIS MERGER PROPOSED?

         A: American River Holdings and North Coast Bank, N.A. are proposing this transaction because the boards of directors have concluded that a combination of the two organizations is in the best interests of the shareholders of American River Holdings and North Coast Bank, N.A. and that the combined companies can offer customers of American River Holdings, American River Bank and North Coast Bank, N.A. a broader array of services and products than each could offer on its own.

         Q: WHAT WILL NORTH COAST BANK, N.A. SHAREHOLDERS RECEIVE IN THIS TRANSACTION?

         A: Each share of North Coast Bank, N.A. common stock you own will be converted into a number of shares of American River Holdings common stock based upon a fixed conversion ratio of .9644 of a share of American River Holdings common stock. Any fractional shares will be paid in cash. See "Proposal No. 1, To Approve the Merger Agreement and Merger-- Purchase Price" on page 112.

         Q: WHAT WILL HAPPEN TO NORTH COAST BANK, N.A. IN THIS MERGER?

         A: North Coast Bank, N.A. will become a subsidiary of American River Holdings. American River Holdings will then have two bank subsidiaries: American River Bank and North Coast Bank, N.A.

         Q: WILL THE MERGER BE TAX-FREE TO ME?

         A: The merger is intended to be a tax-free reorganization for federal income tax purposes for the companies and their shareholders. In general, North Coast Bank, N.A. shareholders will not recognize gain or loss on the exchange of their stock, other than on account of cash received for fractional shares or dissenting shares. American River Holdings shareholders will not recognize any gain or loss in connection with the merger. To review the tax consequences to American River Holdings and North Coast Bank, N.A. shareholders in greater detail, see "Proposal No. 1, To Approve the Merger Agreement and Merger-- Federal Income Tax Consequences" on page 130.

         Q: WHAT RISKS SHOULD I CONSIDER?

         A: You should carefully read the information set forth in this joint proxy statement/prospectus and also consider other specified risk factors. See "Risk Factors" on page 18.

         Q: HOW DO I VOTE?

         A: Simply indicate on your proxy card how you want to vote and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your meeting. See "Introduction -- Voting of Proxies -- Submitting Proxies" on page 32.

         Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

         A: Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your failure to instruct your broker on how to vote your shares will have the same effect as a vote against any proposal, including the merger agreement. Broker non-votes and abstentions will not have the effect of establishing dissenters' rights of American River Holdings or North Coast Bank, N.A. shareholders. See "Introduction -- Voting of Proxies -- Abstentions and Broker Non-Votes" on page 32.

         Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

         A: Yes. If you vote by returning a proxy card, you may change your vote at any time before your proxy is voted at the meeting. If your shares are held in your name, you may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the address in the first paragraph of the notice of the special meeting for North Coast Bank, N.A. or annual meeting for American River Holdings (as appropriate) and it must be received prior to the vote at the meeting. Third, you may attend the meeting and vote in person if you tell the Secretary that you want to cancel your proxy and vote in person. Simply attending the meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote in person at the meeting. See "Introduction -- Voting of Proxies -- Revoking Proxies" on page 32.

         Q: WHAT HAPPENS IF THE MERGER PROPOSAL IS APPROVED, BUT THE OTHER PROPOSALS ARE NOT APPROVED BY AMERICAN RIVER HOLDINGS SHAREHOLDERS?

         A: Included in this joint proxy statement/prospectus is "Proposal No. 2, Approval of the American River Holdings 2000 Stock Option Plan" to be considered and voted upon by American River Holdings shareholders. No stock option grants will be made under the 2000 Plan prior to the effective time of the merger, however, the merger agreement requires American River Holdings to issue substitute stock options to holders of North Coast Bank, N.A. stock options as of or as soon as practicable following the effective time of the merger. There are insufficient shares of American River Holdings common stock currently reserved for issuance upon exercise of stock options under the American River Holdings 1995 Stock Option Plan to effect the issuance of the substitute stock options. If the 2000 Plan is approved, the 1995 Plan will be terminated as to future stock option grants.

         The proposal to approve the American River Holdings 2000 Stock Option Plan must be approved in order for American River Holdings to issue the substitute stock options. Therefore, unless the merger proposal and the 2000 Stock Option Plan proposal are both approved, the merger will not be consummated unless the parties agree to amend the merger agreement.

         If the merger proposal and the 2000 Stock Option Plan proposal are approved, but either or both of the proposals for approval of amendments to the American River Holdings articles of incorporation and bylaws to provide for classification of the American River Holdings board of directors and to eliminate cumulative voting in the election of directors are not approved, then the merger will nonetheless be consummated, subject to satisfaction of the conditions to the merger.

         Consummation of the merger is not contingent upon the voting results for the proposals to elect directors of American River Holdings and to ratify the appointment of Perry-Smith LLP as independent accountants for the year 2000.

         See "The Meetings" on page 23, "Proposal No. 1, To Approve the Merger Agreement and Merger -- Reasons for the Merger Agreement and Merger; Recommendations of the Boards of Directors" on page 99, "Proposal No. 2, Approval of the American River Holdings 2000 Stock Option Plan" on page 154, "Proposal No. 3, Approval of Amendments to the American River Holdings Articles of Incorporation and Bylaws to Provide for the Classification of the Board of Directors" on page 160, and "Proposal No. 4, Approval of Amendments to the American River Holdings Articles of Incorporation and Bylaws to Eliminate Cumulative Voting in the Election of Directors" on page 164.

         Q: SHOULD I SEND IN MY NORTH COAST BANK, N.A. STOCK CERTIFICATES NOW?

         A: No. After the merger is completed, the exchange agent appointed by American River Holdings will send you written instructions for exchanging your North Coast Bank, N.A. stock certificates.

         Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

         A: We are working toward completing this merger as quickly as possible. We currently expect to complete this merger on or before _____________, 2000.

         Q: WHY HAVE YOU SENT ME THIS DOCUMENT?

         A: This joint proxy statement/prospectus contains important information regarding the proposed merger, as well as information about American River Holdings and North Coast Bank, N.A. It also contains important information about what the North Coast Bank, N.A. and American River Holdings boards of directors and management considered in evaluating this proposed merger. We urge you to read this document carefully, including its exhibits and attachments. You may also want to review additional information described under "Where You Can Find More Information" on page 283.

         Q: HOW WILL MY SHARES OF AMERICAN RIVER HOLDINGS COMMON STOCK BE TRADED AFTER THE MERGER?

         A: American River Holdings will take the necessary action to apply for listing of the shares of American River Holdings common stock for trading on the Nasdaq National Market, to be effective as soon as practicable following the effective time of the merger. Assuming that the merger is consummated, we expect that the application will be approved. "Proposal No. 3, Approval of Amendments to the American River Holdings Articles of Incorporation and Bylaws to Provide for the Classification of the Board of Directors" and "Proposal No. 4, Approval of Amendments to the American River Holdings Articles of Incorporation and Bylaws to Eliminate Cumulative Voting in the Election of Directors" cannot be implemented unless American River Holdings common stock is listed for trading on the Nasdaq National Market.

                                  SUMMARY

         This summary highlights selected information in this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger agreement and the merger fully and for a more complete description of the terms of the merger agreement and the merger, you should carefully read this entire document and the other information to which we have referred you. See "Where You Can Find More Information" on page
283. The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement. It is the legal document that governs the proposed transaction.

INFORMATION ABOUT AMERICAN RIVER HOLDINGS AND NORTH COAST BANK, N.A. (pages 35 and 61)

         American River Holdings
         1545 River Park Drive, Suite 107
         Sacramento, California  95815
         (916) 565-6100

         American River Holdings is a bank holding company incorporated under the laws of the State of California and registered under the Bank Holding Company Act of 1956, as amended. American River Holdings was incorporated under the laws of the State of California in 1995. As a bank holding company, American River Holdings is authorized to engage in the activities permitted under the Bank Holding Act of 1956, as amended, and regulations thereunder. American River Holdings' banking subsidiary, American River Bank, is a California banking corporation incorporated in 1983, which presently operates four banking offices in Placer and Sacramento Counties, in the cities of Sacramento (two offices), Fair Oaks (one office) and Roseville (one office).

         American River Bank is a state-chartered institution that serves small to medium-sized businesses, professionals, merchants and individuals within its marketplace. American River Bank offers a full range of commercial banking services, including the acceptance of demand, savings and time deposits, and the making of commercial, real estate (including residential mortgage), small Business Administration, equipment financing, asset-based lines, construction and other installment and term loans. American River Bank also offers automated teller machine (ATM) cards, travelers checks, safe deposit boxes, notary public, courier service and other customary bank services. American River Bank operates an on-site computer system, which provides independent processing of its deposits, loan and financial accounting. Offices are open from 9:00 a.m. to 4:00 p.m., Monday through Thursday and 9:00 a.m. to 6:00 p.m. on Friday. American River Bank has automated teller machines (ATMs) located at the Fair Oaks, Bradshaw and Roseville offices. The deposits of American River Bank are insured by the Federal Deposit Insurance Corporation up to the applicable legal limits.

         American River Bank has two inactive subsidiaries, ARBCO and American River Mortgage. ARBCO was formed in 1984 to conduct real estate development and has been inactive since 1995. American River Mortgage has been inactive since its formation in 1994.

         American River Holdings' non-banking subsidiary, First Source Capital, was formed in July 1999 to conduct lease financing for most types of business assets, from computer software to heavy earth-moving equipment. Specific leasing programs are tailored for vendors of equipment in order to increase their sales. First Source Capital acts as a lease broker and receives a fee for each lease recorded on the books of the party acting as the funding source. Various funding sources are utilized in connection with multiple leasing programs made available by First Source Capital.

         North Coast Bank, N.A.
         50 Santa Rosa Avenue
         Santa Rosa, California 95404
         (707) 528-6300

         North Coast Bank, N.A., formerly Windsor Oaks National Bank, is a national banking association, organized in 1990 with its administrative headquarters in Santa Rosa, California. North Coast Bank, N.A. is locally owned and presently operates three banking offices within its primary service area of Sonoma County, in the cities of Healdsburg, Santa Rosa and Windsor. North Coast Bank, N.A. also services Napa, Marin and Mendocino Counties through loan relationships in these areas. North Coast Bank N.A.'s primary business is servicing the business or commercial banking needs of small to mid-sized businesses within Sonoma County. North Coast Bank, N.A.'s marketing strategy emphasizes local ownership and a local decision process.

PURCHASE PRICE (page 112)

         When the transactions contemplated by the merger agreement, including the merger, are completed, it is expected that North Coast Bank, N.A. shareholders who do not perfect dissenters' rights will receive a number of American River Holdings shares of common stock for each share of North Coast Bank, N.A. common stock held calculated in accordance with a fixed conversion ratio of .9644 of a share of American River Holdings common stock for each share of North Coast Bank, N.A. common stock. See "Proposal No. 1, To Approve the Merger Agreement and Merger -- Purchase Price" on page 112.

         No fractional shares of American River Holdings common stock will be issued to holders of North Coast Bank, N.A. common stock. Instead, each holder entitled to a fraction of a share will receive, at the time of surrender of the certificate or certificates representing the holder's shares, an amount in cash equal to the average of the closing bid and asked prices for a share of American River Holdings common stock quoted on the OTC Bulletin Board for each of the twenty trading days ending on the third business day immediately preceding the effective date, multiplied by the fraction of a share of American River Holdings common stock to which such holder otherwise would be entitled and rounded to the nearest penny.

THE MEETINGS (page 23)

         American River Holdings Shareholders. You can vote at the annual meeting of American River Holdings shareholders if you owned American River Holdings common stock at the close of business on the record date of _____________, 2000. You can cast one vote for each share of American River Holdings common stock that you owned at that time, except that in the election of directors, you may cumulate your votes by multiplying the number of shares you own by the number of directors to be elected and you may cast all of your votes for one or more of the persons nominated for election as a director of American River Holdings; provided that you may not be entitled to cumulate votes for a candidate whose name has not been placed in nomination prior to the voting and unless you have given notice at the meeting prior to the voting of your intention to cumulate votes. If any shareholder has given notice of intention to cumulate votes, all shareholders may cumulate their votes for candidates who have been nominated for election as directors of American River Holdings. Prior to voting, an opportunity will be given for shareholders or their proxies at the meeting to announce their intention to cumulate their votes. The proxyholders, under the terms of the proxy, are given discretionary authority to cumulate votes on shares of American River Holdings common stock for which they hold a valid proxy. See "Proposal No. 5, Election of American River Holdings Directors" on page 167. In order to approve the merger of North Coast Bank, N.A. with and into ARH Interim National Bank and the issuance of American River Holdings common stock to North Coast Bank, N.A.'s shareholders, the holders of a majority of the shares of American River Holdings common stock outstanding on the record date must vote in its favor. Please note that a vote "FOR" approval of the merger proposal alone will not allow American River Holdings to fulfill its obligations under the merger agreement to issue substitute stock options to holders of North Coast Bank, N.A. stock options and therefore will not assure consummation of the merger. You must also vote "FOR" approval of the proposal for the American River Holdings 2000 Stock Option Plan in order for the merger to be consummated, subject to satisfaction of conditions to the merger as described in the merger agreement. Approval of the American River Holdings 2000 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of American River Holdings common stock present in person or represented by proxy and entitled to vote at the annual meeting, provided that the number of affirmative votes equals at least a majority of the shares constituting the required quorum. Approval of the amendments to the articles and bylaws of American River Holdings to provide for classification of the board of directors and to eliminate cumulative voting in the election of directors, requires holders of a majority of the shares of American River Holdings common stock outstanding on the record date to vote in favor of each of those proposals. Ratification of the appointment of Perry-Smith LLP as independent accountants for the year 2000 requires holders of a majority of the shares of American River Holdings common stock voting in person or by proxy at the annual meeting, to vote in favor of the proposal.

         You can vote your shares by attending the American River Holdings annual meeting and voting in person, or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy prior to the voting at the annual meeting by submitting a written revocation, sending in a new proxy or by attending the annual meeting and voting in person.

         North Coast Bank, N.A. Shareholders. You can vote at the special meeting of North Coast Bank, N.A. shareholders if you owned North Coast Bank, N.A. common stock at the close of business on the record date of ___________, 2000. You can cast one vote for each share of North Coast Bank, N.A. common stock that you owned at that time. In order to approve the merger of North Coast Bank, N.A. with and into ARH Interim National Bank, the holders of at least two-thirds (2/3) equal to sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of North Coast Bank, N.A. common stock outstanding on the record date must vote in its favor. You can vote your shares by attending the North Coast Bank, N.A. special meeting and voting in person, or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy prior to the voting at the special meeting by submitting a written revocation, sending in a new proxy or by attending the special meeting and voting in person.

         In the event that the merger is not consummated, it is the intention of North Coast Bank, N.A. to hold its annual meeting of shareholders prior to December 31, 2000. If the merger is consummated, no annual meeting of North Coast Bank, N.A. shareholders will be held following the effective time of the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER (page 120)

         We will not complete the merger unless a number of conditions are satisfied. These include:

o approval of the merger by both American River Holdings and North Coast Bank, N.A. shareholders;

o    receipt of all required governmental approvals;

o    absence of any governmental proceeding that would prohibit the merger;

o receipt of tax opinions to the effect that the merger will be treated as a tax-free reorganization under the Internal Revenue Code;

o absence of any orders suspending the effectiveness of the registration statement filed by American River Holdings to register the shares to be issued to North Coast Bank, N.A. shareholders and receipt of all required state securities law approvals;

o receipt of a letter from American River Holdings' independent accountants that no conditions exist that would preclude accounting for the merger as a pooling-of-interests and receipt of a letter from North Coast Bank, N.A.'s independent accountants to the effect that no conditions exist that would preclude North Coast Bank, N.A. from being a party to a business combination to be accounted for as a pooling-of-interests;

o receipt of a written fairness opinion dated as of the date of this joint proxy statement/prospectus from North Coast Bank, N.A.'s and American River Holdings' financial advisors; and

o    other customary conditions.

         American River Holdings or North Coast Bank, N.A. could decide to complete the merger even though one or more of these conditions has not been met. It is not certain when or if the conditions to the merger will be satisfied or waived, or if the merger will be completed.

TERMINATION OF THE MERGER AGREEMENT (page 124)

         We can terminate the merger agreement at any time before the merger is completed, even if the shareholders of North Coast Bank, N.A. or American River Holdings have approved the merger agreement. The merger agreement can be terminated either by our mutual agreement or by one of us upon the occurrence of particular events.

         Either North Coast Bank, N.A. or American River Holdings can terminate the merger agreement if:

o The merger is not completed by September 30, 2000, unless this date is extended as provided in the merger agreement;

o Any governmental agency denies or refuses to grant a required approval of the merger, unless we agree to appeal the denial or refusal or we agree to file an amended application for the governmental approval; or

o The shareholders of North Coast Bank, N.A. or American River Holdings fail to approve the merger.

         American River Holdings can terminate the merger agreement if:

o Any of the conditions to American River Holdings' obligations under the merger agreement are not satisfied or waived by September 30, 2000, unless this date is extended as provided in the merger agreement;

o A material adverse change has occurred in the business, financial condition, results of operations or assets of North Coast Bank, N.A.;

o North Coast Bank, N.A. or any of its affiliates enters into an agreement by which North Coast Bank, N.A. or its subsidiaries would be acquired by another entity;

o North Coast Bank, N.A. breaches any covenant in the merger agreement which materially impairs the benefit of the merger to American River Holdings, unless North Coast Bank, N.A. cures the breach within 45 days after written notice from American River Holdings; or

o North Coast Bank, N.A. fails to deliver to American River Holdings documents required for the merger.

         North Coast Bank, N.A. can terminate the merger agreement if:

o Any of the conditions to North Coast Bank, N.A.'s obligations under the merger agreement are not satisfied or waived by September 30, 2000, unless this date is extended;

o A material adverse change has occurred in the business, financial condition, results of operations or assets of American River Holdings;

o American River Holdings solicits or accepts an offer from a third party to acquire American River Holdings or American River Bank and the offer does not require American River Holdings or the third party to comply with the merger agreement;

o American River Holdings breaches any covenant in the merger agreement which materially impairs the benefit of the merger to North Coast Bank, N.A. unless American River Holdings cures the breach within 45 days after receipt of written notice from North Coast Bank, N.A.; or

o American River Holdings fails to deliver to North Coast Bank, N.A. documents required for the merger.

TERMINATION FEES (page 126)

         North Coast Bank, N.A. is required to pay American River Holdings the amounts described below as liquidated damages if American River Holdings terminates the merger agreement for any of the following reasons:

o $1 million dollars if North Coast Bank, N.A. or its affiliates enters into an agreement by which North Coast Bank, N.A. would be acquired by another entity;

o $500 thousand dollars if North Coast Bank, N.A. breaches any covenant in the merger agreement which materially impairs the benefit of the merger to American River Holdings, unless North Coast Bank, N.A. cures the breach within 45 days after written notice from American River Holdings; or

o $500 thousand dollars if North Coast Bank, N.A. willfully or deliberately refuses to deliver to American River Holdings the closing documents required by the merger agreement.

         American River Holdings is required to pay North Coast Bank, N.A. the amounts described below as liquidated damages if North Coast Bank, N.A. terminates the merger agreement for any of the following reasons:

o $1 million dollars if American River Holdings solicits or accepts an offer from a third party to acquire American River Holdings or American River Bank and the offer does not require American River Holdings or the third party to comply with the merger agreement;

o $500 thousand dollars if American River Holdings breaches any covenant in the merger agreement which materially impairs the benefit of the merger to North Coast Bank, N.A., unless American River Holdings cures the breach within 45 days after written notice from North Coast Bank, N.A.; or

o $500 thousand dollars if American River Holdings willfully or deliberately refuses to deliver to North Coast Bank, N.A. the closing documents required by the merger agreement.

FEES AND EXPENSES OF THE MERGER (page 127)

         Other than in the situations described in "-- Termination Fees" above and for expenses which we have agreed to share equally, whether or not the merger is completed in accordance with the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions covered by the merger agreement will be paid by the party incurring those expenses.

REASONS FOR THE MERGER AGREEMENT AND MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS (page 99)

         The boards of directors of American River Holdings and North Coast Bank, N.A. believe that the merger is in the best interests of their respective institutions, shareholders, communities and banking customers. Each board expects that American River Holdings, as a larger organization in multiple and diverse markets, will be stronger in terms of growth opportunities and profitability than is either institution at present. American River Holdings will also have the advantage of centralization of management and operations functions, revenue enhancement, and economies of scale. Furthermore, it is believed that American River Holdings, as a stronger independent financial institution with a primary market area covering a greater geographic area, will be better able to compete with major banks in the communities now served by each company.

RECOMMENDATIONS TO SHAREHOLDERS (page 9)

         American River Holdings Shareholders. The board of directors of American River Holdings believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement and the merger and the issuance of shares of American River Holdings common stock in connection with the merger. The board of directors also unanimously recommends that you vote "FOR" the proposals to approve the American River Holdings 2000 Stock Option Plan, the classification of the American River Holdings board of directors, the elimination of cumulative voting in the election of directors, the election of management's nominees as directors, and to ratify the appointment of Perry-Smith LLP as independent accountants for the year 2000.

         North Coast Bank, N.A. Shareholders. The board of directors of North Coast Bank, N.A. believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement and the merger.

         In evaluating the recommendations of the boards of directors summarized above, shareholders should carefully consider the matters described under "Risk Factors" on page 18 and "Proposal No. 1, To Approve the Merger Agreement and Merger -- Background of the Merger Agreement and Merger" on page 97 and "--Reasons for the Merger Agreement and Merger; Recommendations of the Boards of Directors" on page 99.

OPINION OF NORTH COAST BANK, N.A.'S FINANCIAL ADVISOR (page 102)

         Seapower Carpenter Capital, Inc., dba Carpenter and Company has rendered an opinion, dated March 1, 2000 and updated to ______________, 2000, to the North Coast Bank, N.A. board of directors that the merger consideration in the merger is fair, from a financial point of view, to the shareholders of North Coast Bank, N.A., as of the date of the opinion. The Carpenter and Company fairness opinion, which sets forth assumptions made, matters considered and limits of review undertaken, by Carpenter and Company, is attached to this joint proxy statement/prospectus as Annex B. North Coast Bank, N.A. shareholders are urged to read the Carpenter and Company fairness opinion in its entirety. See "Proposal No. 1, To Approve the Merger Agreement and Merger -- Opinion of North Coast Bank, N.A.'s Financial Advisor" on page 102, which also contains a discussion of the fees to be paid to Carpenter and Company.

OPINION OF AMERICAN RIVER HOLDINGS' FINANCIAL ADVISOR (page 108)

         Hoefer & Arnett Incorporated has rendered an opinion, dated March 1, 2000 and updated to ____________, 2000, to American River Holdings' board of directors that the conversion ratio in the merger is fair, from a financial point of view, to the holders of American River Holdings common stock. The opinion of Hoefer & Arnett Incorporated is attached to this joint proxy statement/prospectus as Annex C. American River Holdings shareholders are urged to read the opinion of Hoefer & Arnett Incorporated in its entirety. See "Proposal No. 1, To Approve the Merger Agreement and Merger -- Opinion of American River Holdings' Financial Advisor on page 108, which also contains a discussion of the fees to be paid to Hoefer & Arnett Incorporated.

ACCOUNTING TREATMENT (page 131)

         American River Holdings expects to account for the merger as a "pooling of interests." Under the pooling of interests accounting method, American River Holdings will carry forward on its books the assets and liabilities of North Coast Bank, N.A. at their historical recorded values.

FEDERAL INCOME TAX CONSEQUENCES (page 130)

         The merger agreement and merger have been structured so that, in general, American River Holdings and North Coast Bank, N.A. and the shareholders of American River Holdings and North Coast Bank, N.A. will not recognize gain or loss for federal income tax purposes in the merger, except for taxes payable because of cash received by North Coast Bank, N.A. shareholders instead of fractional shares or because of dissenting shares. It is a condition, at the closing of the merger, that American River Holdings and North Coast Bank, N.A. receive a tax opinion to the effect, among other matters, that the merger should qualify as a tax-free reorganization.

         TAX MATTERS ARE VERY COMPLICATED. THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (page 114)

         Some of American River Holdings' and North Coast Bank, N.A.'s directors and officers may have interests in the merger that are different from, or in addition to, yours. As a result, these directors and officers may be more likely to vote to approve the merger agreement and the merger than shareholders of American River Holdings and North Coast Bank, N.A. generally. The members of our boards of directors knew about these additional interests, and considered them, when they approved the transactions contemplated by the merger agreement, including the merger. See "Introduction --Security Ownership of Certain Beneficial Owners and Management" on page 24 and "Proposal No. 1, To Approve the Merger Agreement and Merger-- Interests of American River Holdings and North Coast Bank, N.A. Officers and Directors in the Merger" on page 114.

DISSENTERS' RIGHTS (page 132)

         American River Holdings. No holder of American River Holdings common stock will be entitled to dissenters' rights unless the holder has perfected his or her dissenters' rights in accordance with Chapter 13 of the California General Corporation Law.

         North Coast Bank, N.A. No holder of North Coast Bank, N.A. common stock will be entitled to dissenters' rights unless the holder has perfected his or her dissenter's rights in accordance with applicable provisions of the National Bank Act.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION (page 144)

         American River Holdings common stock is not listed on any exchange and is quoted on the OTC Bulletin Board under the symbol "AMRB.OB." North Coast Bank, N.A. common stock is not listed on any exchange and is quoted on the OTC Bulletin Board under the symbol "NCTA.OB." On March 1, 2000, the last trading date prior to the public announcement of the proposed merger, American River Holdings common stock closed at $12.50 per share and North Coast Bank, N.A. common stock closed at $9.50 per share, or a pro forma equivalent per share of American River Holdings common stock (based on a conversion ratio of .9644) of $12.06. On ____________, 2000, the latest practicable trading date prior to the printing of this joint proxy statement/prospectus, American River Holdings common stock closed at $_______ per share and North Coast Bank, N.A. common stock closed at $_______ per share, or a pro forma equivalent per share of American River Holdings common stock (based on a conversion ratio of .9644) of $_________. Following the merger, no shares of North Coast Bank, N.A. common stock will be outstanding and American River Holdings will take the action necessary to apply for the listing of its common stock for trading on the Nasdaq National Market.

         American River Holdings has paid cash dividends to its shareholders on a semi-annual basis from 1992 through 1999. American River Holdings paid cash dividends totaling $0.174 per share in 1997, $0.195 per share in 1998, and $0.230 per share in 1999. It is the intention of American River Holdings to pay cash dividends, subject to regulatory restrictions and depending upon the level of earnings, management's assessment of future capital needs and other factors considered by the American River Holdings board of directors. North Coast Bank, N.A. has not paid cash dividends in 1997, 1998 or 1999. North Coast Bank, N.A. does not intend to pay cash dividends prior to the closing of the transactions contemplated by the merger agreement.

COMPARISON OF SHAREHOLDER RIGHTS (page 146)

         Your rights as a shareholder of North Coast Bank, N.A. are currently governed by the National Bank Act, and the articles of association and bylaws of North Coast Bank, N.A. If the merger is completed, your rights as an American River Holdings shareholder will be governed by California law but will also be determined by American River Holdings' articles of incorporation and bylaws, which differ in some respects from North Coast Bank, N.A.'s articles of association and bylaws.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS (page 21)

         Statements in this joint proxy statement/prospectus and in the documents attached to this joint proxy statement/prospectus are or may be forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in the statements, depending on a variety of factors. You should carefully review all information, including the financial statements and the notes to the financial statements, included in this joint proxy statement/prospectus and attached to this joint proxy statement/prospectus.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA (page 16)

         We are providing the following information to aid you in your analysis of the financial effects of the merger. The following tables show financial results, consisting of historical figures, actually achieved by each of American River Holdings and North Coast Bank, N.A. The tables also show financial results, consisting of pro forma combined figures, as if the companies had been combined for the periods presented. Pro forma combined figures are simply arithmetical combinations of American River Holdings' and North Coast Bank, N.A.'s separate financial results; you should not assume that American River Holdings and North Coast Bank, N.A. would have achieved the pro forma combined results if they had actually been combined during the periods presented. These pro forma presentations treat our companies as if they had always been combined for accounting and financial reporting purposes, a method known as pooling of interests accounting, which is how we plan to account for the merger. When you read this information, you should also read the information under the heading "Unaudited Pro Forma Condensed Combined Financial Information" on page 136. The pro forma combined figures have been calculated using the conversion ratio of
 .9644.

         The financial information as of and for the three months ended March 31, 2000 and 1999 has been derived from the unaudited consolidated financial statements of American River Holdings and the unaudited financial statements of North Coast Bank, N.A. In the opinion of management of American River Holdings and North Coast Bank, N.A., respectively, all adjustments, consisting of normal recurring accruals, considered necessary for the fair presentation of the results for the periods presented have been included. Annual historical figures are derived from the consolidated financial statements of American River Holdings and the financial statements of North Coast Bank, N.A. as of December 31, 1999, 1998, 1997, 1996, and 1995, and for the years then ended. American River Holdings' financial statements were audited by Perry-Smith LLP, independent accountants of American River Holdings. The financial statements of North Coast Bank, N.A. as of December 31, 1999 and for the year then ended were audited by Perry-Smith LLP, independent accountants of North Coast Bank, N.A. The financial statements of North Coast Bank, N.A. as of December 31, 1998, 1997, 1996 and 1995, and for the years then ended were audited by Richardson & Company, independent accountants of North Coast Bank, N.A. The historical figures for the other years presented have been derived from the audited consolidated financial statements of American River Holdings and the audited financial statements of North Coast Bank, N.A. The annual historical information presented below should be read together with the consolidated audited financial statements of American River Holdings, and the audited financial statements of North Coast Bank, N.A. To find this information, see "American River Holdings and Subsidiaries Unaudited Consolidated Financial Statements for the Period Ended March 31, 2000 and Consolidated Financial Statements and Independent Auditor's Report for the Years Ended December 31, 1999, 1998 and 1997--Perry-Smith LLP Independent Auditor's Report" on Page 198, and North Coast Bank, N.A. Unaudited Financial Statements for the Period Ended March 31, 2000 and Financial Statements and Independent Auditor's Report for the Years Ended December 31, 1999, 1998 and 1997--Perry-Smith LLP Independent Auditor's Report" on Page 250 and "--Richardson & Company Independent Auditor's Report" on Page 251.

         We expect to incur merger and other non-recurring expenses as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits such as reduced operating expenses and the opportunity to earn additional revenue. However, none of these anticipated expenses or benefits has been factored into the pro forma combined income statement information. For that reason, the pro forma combined information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, does not attempt to predict or suggest future results.

         The following tables present selected historical and pro forma combined consolidated financial information for American River Holdings and North Coast Bank, N.A. The following financial data should be read in conjunction with the historical consolidated financial statements of American River Holdings, the historical consolidated financial statements of North Coast Bank, N.A., and the unaudited pro forma combined consolidated financial information and the notes to such information, some of which are included elsewhere in this joint proxy statement/prospectus. The unaudited pro forma combined consolidated financial information presents selected financial information based on the historical financial statements of the parties, giving effect to the proposed merger under the pooling of interests method of accounting and the assumptions and adjustments described in the notes thereto. The unaudited pro forma combined consolidated financial information does not indicate the results or financial position that would have occurred if the merger agreement and merger had been in effect for the periods or on the dates indicated or that may occur in the future.


                                                 AMERICAN RIVER HOLDINGS
                                     SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)


                                                       As of and for the:
                                          Three Months
                                         Ended March 31,                        Years Ended December 31,
                                      ----------------------   ---------------------------------------------------------
STATEMENT OF OPERATIONS DATA             2000         1999        1999        1998        1997        1996        1995
Net interest income                   $   2,449    $   2,263   $   9,299   $   8,726   $   7,802   $   7,351   $   7,195
Provision for loan or lease losses          105           94         407         360         535         490         420
Other income                                455          304       1,520       1,303         998         968       1,272
Other expenses                            1,525        1,380       5,743       5,600       4,986       5,134       5,249
                                      ---------    ---------   ---------   ---------   ---------   ---------   ---------
Income before income taxes                1,274        1,093       4,669       4,069       3,279       2,695       2,798
Income taxes                                480          420       1,768       1,564       1,278       1,034       1,153
                                      ---------    ---------   ---------   ---------   ---------   ---------   ---------
Net income                            $     794    $     673   $   2,901   $   2,505   $   2,001   $   1,661   $   1,645
                                      =========    =========   =========   =========   =========   =========   =========
PER SHARE DATA: (1)
Earnings per share - basic            $    0.44    $    0.37   $    1.59   $    1.37   $    1.09   $    0.90   $    0.89
Earnings per share - diluted               0.42         0.35        1.50        1.24        0.99        0.87        0.89
Cash dividends per share                     --           --       0.230       0.195       0.174       0.158       0.156
Book value per share                       9.70         8.64        9.26        8.46        7.75        6.95        6.21
Tangible book value per share              9.62         8.53        9.17        8.35        7.61        6.78        6.02

BALANCE SHEET DATA:
Balance sheet totals-end of period:
   Assets                             $ 197,329    $ 174,856   $ 201,362   $ 177,824   $ 163,855   $ 136,326   $ 134,496
   Loans and leases, net                118,485      113,788     117,308     112,329     100,373      89,369      90,078
   Deposits                             176,329      155,800     180,996     158,951     146,566     122,065     122,233
   Shareholders' equity                  17,400       15,847      16,613      15,376      14,215      12,839      11,455
Average balance sheet amounts:
   Assets                             $ 198,467    $ 174,668   $ 181,722   $ 166,608   $ 150,142   $ 135,915   $ 124,251
   Loans and leases                     119,738      116,399     113,853     107,539      94,109      90,776      87,635
   Earning assets                       183,777      161,827     167,649     154,642     139,191     126,133     115,167
   Deposits                             177,733      158,155     162,486     148,726     135,612     122,912     112,482
   Shareholders' equity                  16,813       15,605      16,002      14,796      13,576      12,136      10,647
SELECTED RATIOS: (2)
Return on average equity                  18.99%       17.49%      18.13%      16.93%      14.74%      13.69%      15.45%
Return on average tangible equity         19.18%       17.72%      18.34%      17.20%      15.05%      14.05%      15.98%
Return on average assets                   1.61%        1.56%       1.60%       1.50%       1.33%       1.22%       1.32%
Efficiency ratio (noninterest expense
   to net interest income and non
   interest income)                       52.51%       53.76%      53.08%      55.84%      56.66%      61.71%      61.99%
Efficiency ratio excluding the
   amortization of intangibles and
   goodwill                               52.16%       53.37%      52.72%      55.43%      56.19%      61.22%      61.51%
Average equity to average assets           8.47%        8.93%       8.81%       8.88%       9.04%       8.93%       8.57%
Leveraged capital ratio                    8.83%        8.92%       9.20%       8.90%       9.20%       9.30%       8.90%
Nonperforming loans and leases to
   total loans and leases                  0.05%        0.17%       0.03%       0.10%       0.37%       1.32%       0.54%
Nonperforming assets to total assets       0.03%        0.37%       0.01%       0.38%       0.72%       1.30%       0.48%
Net chargeoffs to average loans
   and leases                              0.02%        0.01%       0.08%       0.16%       0.56%       0.81%       0.52%
Allowance for loan or lease losses to
   total loans and leases                  1.44%        1.26%       1.41%       1.20%       1.16%       1.29%       1.55%
Allowance for loan or lease losses to
   nonperforming loans and leases        2845.9%       725.5%     5596.7%     1238.2%      313.1%       97.7%      288.6%


(1) Adjusted for 5% stock dividends in 1997, 1998 and 1999, and 3 for 2 stock split in 1999
(2) Selected ratios for the three months ended March 31, 2000 and 1999 have been annualized.


                                              NORTH COAST BANK, N.A.
                                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)

                                                       As of and for the:
                                          Three Months
                                         Ended March 31,                        Years Ended December 31,
                                      --------------------   ----------------------------------------------------
STATEMENT OF OPERATIONS DATA             2000        1999       1999       1998       1997       1996       1995
Net interest income                   $    703    $    534   $  2,455   $  2,017   $  1,780   $  1,754   $  1,684
Provision for loan or lease losses          28          30        175        149         70         71         82
Other income                                86          58        267        204        270        229        276
Other expenses                        $    599    $    503      2,167      1,617      1,634      1,595      1,669
                                      --------    --------   --------   --------   --------   --------   --------

Income before income taxes                 162          59        380        455        346        317        209
Income taxes                                66          22        153        109         --         --          1
                                      --------    --------   --------   --------   --------   --------   --------
Net income                            $     96    $     37   $    227   $    346   $    346   $    317   $    208
                                      ========    ========   ========   ========   ========   ========   ========
PER SHARE DATA: (1)
Earnings per share - basic            $    .20    $    .08   $    .48   $    .73   $    .73   $    .67   $    .44
Earnings per share - diluted               .19         .08        .46        .70        .72        .67        .44
Cash dividends per share
Book value per share                      8.67        8.10       8.46       8.03       7.31       6.56       5.94
Tangible book value per share             8.67        8.10       8.46       8.03       7.31       6.56       5.94
BALANCE SHEET DATA:
Balance sheet totals-end of period:
   Assets                             $ 49,545    $ 41,546   $ 47,178   $ 42,177   $ 33,322   $ 29,850   $ 31,464
   Loans and leases, net                39,648      30,635     39,736     30,803     21,587     19,452     19,643
   Deposits                             44,345      37,625     42,081     38,153     29,763     26,605     27,780
   Shareholders' equity                  4,094       3,825      3,998      3,792      3,449      3,097      2,804
Average balance sheet amounts:
   Assets                             $ 48,105    $ 41,074   $ 43,238   $ 35,350   $ 29,525   $ 29,453   $ 28,396
   Loans and leases                     40,241      31,122     34,062     25,472     20,657     19,520     19,438
   Earning assets                       44,423      37,737     39,656     32,429     26,913     26,957     25,992
   Deposits                             42,880      36,874     38,694     31,562     26,182     25,893     25,186
   Shareholders' equity                  4,083       3,858      3,914      3,638      3,225      2,937      2,669
SELECTED RATIOS: (2)
Return on average equity                  9.46%       3.89%      5.80%      9.51%     10.73%     10.79%      7.79%
Return on average tangible equity         9.46%       3.89%      5.80%      9.51%     10.73%     10.79%      7.79%
Return on average assets                   .80%        .37%       .53%       .98%      1.17%      1.08%       .73%
Efficiency ratio (noninterest
   expense to net interest income
   and non interest income)              75.92%      84.97%     79.61%     72.81%     79.71%     80.43%     85.15%
Efficiency ratio excluding the
   amortization of intangibles and
   goodwill                              75.92%      84.97%     79.61%     72.81%     79.71%     80.43%     85.15%
Average equity to average assets          8.49%       9.39%      9.05%     10.29%     10.92%      9.97%      9.40%
Leveraged capital ratio                   8.54%       9.31%      9.30%      9.80%     11.20%     10.10%      9.76%
Nonperforming loans and leases to
   total loans and leases                    0%        .03%         0%       .02%       .45%       .15%      1.33%
Nonperforming assets to total assets         0%        .02%         0%       .02%       .29%       .10%       .85%
Net chargeoffs (recoveries) to
   average loans and leases               (.23%)         0%       .36%       .67%       .31%       .69%       .15%
Allowance for loan or lease losses to
   total loans and leases                 1.08%       1.16%       .95%      1.06%      1.60%      1.75%      2.03%
Allowance for loan or lease losses to
   nonperforming loans and leases (3)       --        3610%        --     4728.6%     359.2%    1193.1%     153.2%


(1)  Adjusted for 5 for 4 stock split in 1999.
(2) Selected ratios for the three months ended March 31, 2000 and 1999 have been annualized.
(3)  There were no non-accrual loans or loans past due 90 days or more at March
     31, 2000 and December 31, 1999.


                               AMERICAN RIVER HOLDINGS AND NORTH COAST BANK, N.A.
                        SELECTED UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA
                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)


                                                       As of and for the:
                                          Three Months
                                         Ended March 31,                        Years Ended December 31,
                                      -------------------   ----------------------------------------------------
STATEMENT OF OPERATIONS DATA             2000       1999       1999       1998       1997       1996       1995
Net interest income                   $  3,152   $  2,797   $ 11,754   $ 10,743   $  9,582   $  9,105   $  8,879
Provision for loan or lease losses         133        124        582        509        605        561        502
Other income                               541        362      1,787      1,507      1,268      1,197      1,548
Other expenses                           2,124      1,883      7,910      7,217      6,620      6,729      6,918
                                      --------   --------   --------   --------   --------   --------   --------
Income before income taxes               1,436      1,152      5,049      4,524      3,627      3,012      3,007
Income taxes                               546        442      1,921      1,673      1,278      1,034      1,154
                                      --------   --------   --------   --------   --------   --------   --------
Net income                            $    890   $    710   $  3,128   $  2,851   $  2,347   $  1,978   $  1,853
                                      ========   ========   ========   ========   ========   ========   ========
PER SHARE DATA: (1)
Earnings per share - basic                0.40       0.31       1.37       1.25       1.02       0.86       0.80
Earnings per share - diluted              0.38       0.29       1.30       1.14       0.95       0.84       0.80
Cash dividends per share                  0.00       0.00      0.230      0.195      0.174      0.158      0.156
Book value per share                      9.56       8.59       9.17       8.44       7.71       6.92       6.20
Tangible book value per share             9.49       8.50       9.09       8.35       7.60       6.79       6.05
BALANCE SHEET DATA:
Balance sheet totals-end of period:
   Assets                             $246,874   $216,402   $248,540   $220,001   $197,177   $166,176   $165,960
   Loans and leases, net               158,133    144,423    157,044    143,132    121,960    108,821    109,721
   Deposits                            220,674    193,425    223,077    197,104    176,329    148,670    150,013
   Shareholders' equity                 21,494     19,672     20,611     19,168     17,664     15,936     14,259
Average balance sheet amounts:
   Assets                             $246,572   $215,742   $224,960   $201,958   $179,667   $165,368   $152,647
   Loans and leases                    159,979    147,521    147,915    133,011    114,766    110,296    107,073
   Earning assets                      228,200    199,564    207,305    187,071    166,104    153,090    141,159
   Deposits                            220,613    195,029    201,180    180,288    161,794    148,805    137,668
   Shareholders' equity                 20,896     19,463     19,916     18,434     16,801     15,073     13,316
SELECTED RATIOS: (2)
Return on average equity                 17.13%     14.79%     15.71%     15.47%     13.97%     13.12%     13.92%
Return on average tangible equity        17.26%     14.95%     15.85%     15.66%     14.20%     13.40%     14.30%
Return on average assets                  1.45%      1.33%      1.39%      1.41%      1.31%      1.20%      1.21%
Efficiency ratio (noninterest
   expense to net interest income
   and non interest income)              57.51%     59.61%     58.42%     58.91%     61.01%     65.32%     66.35%
 Efficiency ratio excluding the
   amortization of intangibles and
   goodwill                              57.24%     59.29%     58.12%     58.59%     60.65%     64.93%     65.96%
Average equity to average assets          8.47%      9.02%      8.85%      9.13%      9.35%      9.11%      8.72%
Leveraged capital ratio                   8.71%      9.13%      9.17%      9.51%      9.85%      9.66%      9.37%
Nonperforming loans and leases to
   total loans and leases                 0.04%      0.14%      0.02%      0.08%      0.38%      1.11%      0.68%
Nonperforming assets to total assets      0.02%      0.31%      0.01%      0.31%      0.65%      1.09%      0.55%
Net chargeoffs to average loans
   and leases                            -0.01%      0.00%      0.14%      0.26%      0.52%      0.79%      0.46%
Provision of allowance for loan losses
   to average loans outstanding           0.08%      0.08%      0.39%      0.38%      0.53%      0.51%      0.47%
Allowance for loan or lease losses to
   total loans and leases                 1.35%      1.24%      1.30%      1.17%      1.24%      1.37%      1.64%
Allowance for loan or lease losses to
   nonperforming loans and leases       3557.4%     862.9%    6873.3%    1447.0%     322.6%     123.7%     240.9%


(1)  Adjusted for American River Holdings 5% stock dividends in 1997, 1998 and
     1999, and 3 for 2 stock split in 1999, and North Coast Bank, N.A. 5 for 4 stock split in 1999.
(2) Selected ratios for the three months ended March 31, 2000 and 1999 have been annualized.

                     HISTORICAL AND PRO FORMA PER SHARE DATA

             FOR AMERICAN RIVER HOLDINGS AND NORTH COAST BANK, N.A.

         We have summarized below the per share information for our respective companies on a historical, pro forma combined and equivalent basis.

         We have calculated the pro forma combined per share data for net income using the weighted average number of shares of American River Holdings common stock outstanding for the periods presented, increased by the weighted average number of shares of North Coast Bank, N.A. common stock outstanding for the periods presented multiplied by the conversion ratio of .9644 of a share of American River Holdings common stock for each share of North Coast Bank, N.A. common stock, as if these shares were outstanding for each period presented. The pro forma combined per share data for dividends declared represents the historical dividends for American River Holdings common stock. The pro forma combined book value per share has been calculated using shares of outstanding American River Holdings common stock increased by the shares of outstanding North Coast Bank, N.A. common stock multiplied by the conversion ratio of .9644 of a share of American River Holdings common stock for each share of North Coast Bank, N.A. common stock as if these shares were outstanding as of the dates presented.

         The equivalent pro forma North Coast Bank, N.A. share information has been calculated by multiplying the pro forma combined per share information by the conversion ratio of .9644.

                                             ARH                   NCB
                                        Common Stock          Common Stock
                                     -------------------- ---------------------
                                                Pro Forma             Pro Forma
                                     Historical Combined  Historical  Combined
                                     ---------- --------- ----------  ---------
 Book value per share:
 March 31, 2000                      $    9.70   $  9.56    $ 8.67    $  9.22
 December 31, 1999                        9.26      9.17      8.46       8.84

 Tangible book value per share:
 March 31, 2000                      $    9.62   $  9.49    $ 8.67    $  9.15
 December 31, 1999                        9.17      9.09      8.46       8.77

 Dividends declared:
 Three months ended March 31, 2000   $      --   $    --    $   --    $    --
 Year ended December 31, 1999             .230      .230        --       .222
 Year ended December 31, 1998             .195      .195        --       .188
 Year ended December 31, 1997             .174      .174        --       .168

Earnings per share:
 Basic:
 Three months ended March 31, 2000   $     .44   $   .40    $  .20    $   .39
 Year ended December 31, 1999             1.59      1.37       .48       1.32
 Year ended December 31, 1998             1.37      1.25       .73       1.21
 Year ended December 31, 1997             1.09      1.02       .73        .98

 Diluted:
 Three months ended March 31, 2000   $     .42   $   .38    $  .19    $   .37
 Year ended December 31, 1999             1.50      1.30       .46       1.25
 Year ended December 31, 1998             1.24      1.14       .70       1.10
 Year ended December 31, 1997             0.99       .95       .72        .92

                                  RISK FACTORS

         In deciding whether to vote in favor of the merger, shareholders of North Coast Bank, N.A. and American River Holdings should consider the following factors, in addition to the other matters set forth in this joint proxy statement/prospectus.

THE PRICE OF AMERICAN RIVER HOLDINGS COMMON STOCK MAY DECLINE

         The market price of American River Holdings common stock after the merger takes place may vary from the price at the date of this joint proxy statement/prospectus and at the date of the meetings. Variations in the market price of American River Holdings common stock may result from changes in the business, operations or prospects of American River Holdings, North Coast Bank, N.A. or the combined company, market assessments of the likelihood that the merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. We urge you to obtain current market quotations for American River Holdings common stock. See "Proposal No. 1, To Approve the Merger Agreement and Merger--Purchase Price" on page 112. Changes in the market price of American River Holdings common stock or North Coast Bank, N.A. common stock will not change or otherwise affect the conversion ratio, which is fixed at .9644.

CUSTOMERS OF NORTH COAST BANK, N.A. MAY NOT BE RETAINED AND AMERICAN RIVER HOLDINGS MAY NOT BE ABLE TO REALIZE ANTICIPATED OPERATING COST SAVINGS

         Upon the consummation of the merger, North Coast Bank, N.A. will be merged with and into ARH Interim National Bank, and the resulting national banking association will continue as a subsidiary of American River Holdings with the national bank charter number and name of North Coast Bank, N.A. American River Holdings anticipates that, after the effective time of the merger, a significant percentage of North Coast Bank, N.A.'s existing employees and customers will be retained. There are no assurances that North Coast Bank, N.A. customers will not move their banking relationships to other financial institutions and that a greater than anticipated number of North Coast Bank, N.A. employees will not remain employed by North Coast Bank, N.A. after the merger. In addition, while American River Holdings expects to achieve operating cost savings through the elimination of duplicative corporate and administrative expenses through centralization of management and operations functions and economies of scale, there can be no assurance that American River Holdings will be able to realize those cost savings.

ADDITIONAL SHARES OF AMERICAN RIVER HOLDINGS COMMON STOCK COULD BE ISSUED WHICH COULD RESULT IN A DECLINE IN THE MARKET PRICE OF THE STOCK

         Shares of American River Holdings common stock eligible for future sale could have a dilutive effect on the market for American River Holdings common stock and could adversely affect the market price. The articles of incorporation of American River Holdings authorize the issuance of 20,000,000 shares of common stock, of which ______________ shares were outstanding at ___________, 2000. Pursuant to its 1995 Stock Option Plan, at ____________, 2000, American River Holdings had outstanding options to purchase an aggregate of 270,128 shares of American River Holdings common stock. If American River Holdings shareholders approve the 2000 Stock Option Plan, the 1995 Stock Option Plan will be terminated as to future option grants. Stock options outstanding under the 1995 Stock Option Plan will remain outstanding until exercised or terminated in accordance with their terms. Substitute stock options will be issued under the 2000 Stock Option Plan to holders of North Coast Bank, N.A. stock options in accordance with the merger agreement. See "Proposal No. 2, Approval of the American River Holdings 2000 Stock Option Plan" on page 154. Sales of substantial amounts of American River Holdings common stock in the public market following the merger could adversely affect the market price of American River Holdings common stock. There are no restrictions in the merger agreement preventing

American River Holdings from issuing additional shares of American River Holdings common stock after the merger.

         There can be no assurance given as to the market value of American River Holdings common stock after the merger based on future acquisitions, if any, or other factors, including but not limited to, general economic conditions or fluctuating interest rates.

THE YEAR 2000 PROBLEM MAY ADVERSELY AFFECT AMERICAN RIVER HOLDINGS, NORTH COAST BANK, N.A. OR THE RESULTING BANK

         The "Year 2000 issue" relates to the fact that many computer programs and other technology utilizing microprocessors use only two digits to represent a year, such as "98" to represent "1998." In the year 2000 ("Y2K"), those programs/processors could incorrectly treat the year 2000 as the year 1900. This issue has grown in importance as the use of computers and microprocessors has become more pervasive throughout the economy, and interdependencies between systems has multiplied. The businesses of American River Holdings and North Coast Bank, N.A. are dependent on technology and data processing. American River Holdings and North Coast Bank, N.A. could be affected either directly or indirectly by the Year 2000 issue. This could happen if any of their respective critical computer systems or equipment containing embedded logic fail, if the local infrastructure (electric power, communications or water system) fails, if their respective significant vendors are adversely impacted, or if their respective borrowers or depositors are significantly impacted by their internal systems or those of their customers or suppliers.

         As of the date of this proxy statement/prospectus, neither American River Holdings nor North Coast Bank, N.A. has experienced such Year 2000 problems, however, if such problems were to arise, it is impossible to quantify the potential costs to correct such problems or how the problems will affect the business, financial condition or results of operations of American River Holdings or North Coast Bank, N.A.

DETERIORATION OF THE REAL ESTATE MARKET COULD HAVE AN ADVERSE EFFECT UPON PERFORMANCE

         At March 31, 2000, approximately $84,330,000 or 70% and approximately $20,831,000 or 52% of American River Bank's and North Coast Bank, N.A.'s loan portfolios, respectively, constituted real estate loans primarily secured by the underlying real estate. The ability of American River Bank and North Coast Bank, N.A. to continue to originate real estate secured loans may be impaired by adverse changes in local and regional economic conditions in the real estate market, increasing interest rates, or by acts of nature, including earthquakes and flooding. These events could have a material adverse impact on the value of the collateral resulting in increases in loan losses, the allowance for loan losses and other real estate, which could adversely impact the results of operations and financial performance of American River Bank and North Coast Bank, N.A. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of American River Holdings--Loans" on page 38 and "Management's Discussion and Analysis of Financial Condition and Results of Operations of North Coast Bank, N.A.--Loans" on page 63.

ENVIRONMENTAL LIABILITY ASSOCIATED WITH COMMERCIAL AND REAL ESTATE LENDING COULD RESULT IN LOSSES

         In the course of business, American River Bank and North Coast Bank, N.A. may in the future acquire, through foreclosure, properties securing commercial and real estate loans they have originated or purchased which are in default. There is a risk that hazardous substances could be discovered on these properties. This could result in substantial expense incurred by American River Bank or North Coast Bank, N.A. to remove the hazardous substances where a prior owner, operator or other party is not otherwise responsible for the costs of removal. The cost of removal could substantially exceed the value of the affected properties and without remedies against another responsible party, or an available market to sell the affected properties, losses could arise which could have a material adverse effect on the business, financial condition and results of operations of American River Bank and North Coast Bank, N.A.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

         This joint proxy statement/prospectus contains forward-looking statements regarding each of American River Holdings and North Coast Bank, N.A. and the combined company following the merger, including statements relating to:

o the financial condition, results of operations and business of American River Holdings following completion of the merger;

o cost savings, enhanced revenues and accretion to reported earnings that are expected to be realized from the merger; and

o the restructuring charges expected to be incurred in connection with the merger.

         These forward-looking statements involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following possibilities:

o expected cost savings from the merger cannot be fully realized or realized within the expected time frame;

o revenues following the merger are lower than expected or deposit withdrawals, operating costs or customer loss and business disruption following the merger may be greater than expected;

o competitive pressures among depository and other financial services companies increase significantly;

o costs or difficulties related to the integration of the businesses of American River Holdings and North Coast Bank, N.A. are greater than expected;

o changes in the interest rate environment reduce interest margins, cause an increase in the prepayment rate on mortgages and other loans or reduce the demand for new loans;

o general economic or business conditions, either internationally, nationally or in the State of California, are less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

o legislation or regulatory requirements or changes adversely affect the businesses in which the combined company would be engaged;

o technology-related changes, including "Year 2000" data systems compliance issues, may be harder to make or more expensive than expected;

o    changes in the securities market; and

o timing of completion of the merger may be delayed, due to regulatory requirements or other factors which may delay, restrict or prohibit new operations.

         With respect to estimated cost savings, American River Holdings has made assumptions regarding, among other things, the amount of general and administrative expense consolidation, costs relating to converting North Coast Bank, N.A. operations and data processing to American River Holdings systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies and the costs related to the merger. The realization of the expected cost savings are subject to the risk that the foregoing assumptions are inaccurate.

         Management of American River Holdings believes these forward-looking statements are reasonable; however, undue reliance should not be placed on the forward-looking statements, which are based on current expectations.

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of American River Holdings following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond American River Holdings' and North Coast Bank, N.A.'s ability to control or predict. For those statements, American River Holdings and North Coast Bank, N.A. claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                  INTRODUCTION

THE MEETINGS:  DATES, TIMES AND PLACES

         American River Holdings. American River Holdings' annual meeting will be held at 1545 River Park Drive, Suite 107, Sacramento, California at __:__ _.m., local time, on ___________, 2000.

         North Coast Bank, N.A. North Coast Bank, N.A.'s special meeting will be held at 50 Santa Rosa Avenue, Santa Rosa, California at __:__ _.m., local time, on __________, 2000.

MATTERS TO BE CONSIDERED AT THE MEETINGS

         American River Holdings. At American River Holdings' annual meeting, holders of American River Holdings common stock are being asked to approve the merger agreement, including the merger and issuance of American River Holdings common stock to North Coast Bank, N.A.'s shareholders as provided under the terms of the merger agreement. American River Holdings shareholders will also be asked to consider and vote on proposals to approve the American River Holdings 2000 Stock Option Plan, amendments to the articles of incorporation and bylaws of American River Holdings to provide for the classification of the board of directors and to eliminate cumulative voting in the election of directors, to elect management's nominees as directors of American River Holdings, and to ratify the appointment of Perry-Smith LLP as independent accountants for the year 2000. See "Proposal No. 1, To Approve the Merger Agreement and Merger" on page 97, "Proposal No. 2, Approval of the American River Holdings 2000 Stock Option Plan" on page 154, "Proposal No. 3, Approval of Amendments to the American River Holdings Articles of Incorporation and Bylaws to Provide for the Classification of the Board of Directors" on page 160, "Proposal No. 4,
Approval of Amendments to the American River Holdings Articles of Incorporation and Bylaws to Eliminate Cumulative Voting in the Election of Directors" on page 164, "Proposal No. 5, Election of American River Holdings Directors" on page 167, and "Proposal No. 6, Ratification of the Appointment of Perry-Smith LLP as Independent Accountants for the Year 2000" on page 179.

         North Coast Bank, N.A. At North Coast Bank, N.A.'s special meeting, holders of North Coast Bank, N.A. common stock are being asked to approve the merger agreement and the merger. See "Proposal No. 1, To Approve the Merger Agreement and Merger" on page 97.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

         American River Holdings. Only holders of record of American River Holdings common stock at the close of business on _____________, 2000, the record date for American River Holdings' annual meeting, are entitled to receive notice of and to vote at American River Holdings' annual meeting. On the record date, approximately __________ shares of American River Holdings common stock were issued and outstanding and held by approximately ____ holders of record. A majority of the shares of American River Holdings common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at American River Holdings' annual meeting in order for a quorum to be present for purposes of transacting business at American River Holdings' annual meeting. In the event that a quorum is not present at American River Holdings' annual meeting, it is expected that the annual meeting will be adjourned or postponed to solicit additional proxies. Holders of record of American River Holdings common stock on the record date are each entitled to one vote per share on each matter to be considered at American River Holdings' annual meeting, except that in the election of directors, such holders may cumulate votes. See "Proposal No. 5, Election of American River Holdings Directors" on page 167.

         North Coast Bank, N.A. Only holders of record of North Coast Bank, N.A. common stock at the close of business on ______________, 2000, the record date for North Coast Bank, N.A.'s special meeting, are entitled to receive notice of and to vote at North Coast Bank, N.A.'s special meeting. On the record date, approximately __________ shares of North Coast Bank, N.A. common stock were issued and outstanding and held by approximately ____ holders of record. A majority of the shares of North Coast Bank, N.A. common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at North Coast Bank, N.A.'s special meeting in order for a quorum to be present for purposes of transacting business at North Coast Bank, N.A.'s special meeting. In the event that a quorum is not present at North Coast Bank, N.A.'s special meeting, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies. Holders of record of North Coast Bank, N.A. common stock on the record date are each entitled to one vote per share on each matter to be considered at North Coast Bank, N.A.'s special meeting.

VOTES REQUIRED

         American River Holdings. Approval of the merger agreement, the merger and the issuance of the shares of American River Holdings common stock to North Coast Bank, N.A.'s shareholders requires holders of a majority of the shares of American River Holdings common stock outstanding on the record date to vote in favor of the proposal. Approval of the American River Holdings 2000 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of American River Holdings common stock present in person or represented by proxy and entitled to vote at the annual meeting, provided that the number of affirmative votes equals at least a majority of the shares constituting the required quorum. Approval of the amendments to the American River Holdings articles of incorporation and bylaws to provide for the classification of the board of directors and to eliminate cumulative voting in the election of directors, requires the affirmative vote of the holders of record of at least a majority of the shares of American River Holdings common stock outstanding on the record date for American River Holdings' annual meeting. Ratification of the appointment of Perry-Smith LLP as independent accountants requires the affirmative vote of the holders of record of a majority of the shares of American River Holdings common stock voting in person or by proxy at the annual meeting. An abstention or a broker non-vote will not count as a vote cast at American River Holdings' annual meeting, but will count only for purposes of determining whether or not a quorum is present. See "--Voting of Proxies--Abstentions and Broker Non-Votes" on page 32.

         North Coast Bank, N.A. The approval of the merger agreement and the merger requires the affirmative vote of the holders of record of at least two-thirds of the shares of North Coast Bank, N.A. common stock outstanding on the record date for North Coast Bank, N.A.'s special meeting. An abstention or a broker non-vote will not count as a vote cast at North Coast Bank, N.A.'s special meeting, but will count only for purposes of determining whether or not a quorum is present. See "--Voting of Proxies--Abstentions and Broker Non-Votes" on page 32.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         American River Holdings. At the close of business on the record date, directors and executive officers of American River Holdings and their affiliates beneficially owned and were entitled to vote approximately 620,680 shares of American River Holdings common stock, which represented approximately 31.8% of the shares of American River Holdings common stock outstanding on that date. Each of those directors and executive officers has agreed to vote, or cause to be voted, the American River Holdings common stock owned by him or her "FOR" approval of the merger agreement, the merger and the resulting issuance of American River Holdings common stock to North Coast Bank, N.A.'s shareholders under the terms of the merger agreement and "FOR" the proposals to approve the American River Holdings 2000 Stock Option Plan, the amendments to the American River Holdings articles of incorporation and bylaws to provide for the classification of the board of directors and to eliminate cumulative voting in the election of directors, election of management's nominees as directors of American River Holdings, and to ratify the appointment of Perry-Smith LLP as independent accountants for the year 2000, at American River Holdings' annual meeting.

         As of the record date, no individual known to American River Holdings owned more than five percent (5%) of the outstanding shares of its common stock except as described in the table below and the directors and executive officers of American River Holdings beneficially owned shares of American River Holdings common stock as described in the following table. Unless otherwise indicated in the table or the notes to the table, (i) each beneficial owner listed below possesses sole voting power and sole investment power; (ii) all of the shares shown in the following table are owned both of record and beneficially; (iii) the address for beneficial owners, all of whom are incumbent directors and executive officers of American River Holdings and American River Bank, is the address of American River Holdings, 1545 River Park Drive, Suite 107, Sacramento, California 95815; and (iv) American River Holdings no par value common stock is the only class of shares outstanding.

Name and Address            Amount and Nature
of Beneficial Owner     of Beneficial Ownership (1)   Percent of Class (2)
-------------------     --------------------------    --------------------

Kevin B. Bender                    4,351                        *
Richard M. Borst                   5,306(3)                     *
James O. Burpo                    37,111(4)                   1.9%
Mitchell A. Derenzo               18,472(5)                   1.0%
Charles D. Fite                   98,162(6)                   5.0%
Sam J. Gallina                    83,527(7)                   4.3%
Wayne C. Matthews, M.D.           55,007(8)                   2.8%
David T. Taber                    68,243(9)                   3.5%
Marjorie G. Taylor                32,056(10)                  1.7%
Roger J. Taylor, D.D.S.          114,615(11)                  5.9%
Douglas E. Tow                     6,597(12)                    *
Stephen H. Waks                   24,277(13)                  1.2%
William L. Young                  72,951(14)                  3.7%
All directors and                620,680(15)                 31.8%
executive officers
as a group (13 persons)
----------------------------

(1) Except as otherwise noted, may include shares held by or with such person's spouse (except where legally separated) and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shared power with a spouse); or shares held in an individual retirement account or pension plan of which such person is the sole beneficiary, and as to which such person has pass-through voting rights and investment power.
(2) Includes stock options outstanding to purchase common stock exercisable within 60 days of the record date. The shares "beneficially owned" are determined under Securities and Exchange

     Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which a person has sole or shared voting or investment power and shares which the person has the right to acquire within 60 days. An * indicates less than one percent.
(3) Includes 3,819 shares which Mr. Borst has the right to acquire upon the exercise of stock options within 60 days of the record date.
(4) Includes 3,473 shares which Mr. Burpo has the right to acquire upon the exercise of stock options within 60 days of the record date.
(5) Includes 10,419 shares which Mr. Derenzo has the right to acquire upon the exercise of stock options within 60 days of the record date.
(6) Includes 13,842 shares which Mr. Fite has the right to acquire upon the exercise of stock options within 60 days of the record date. Mr. Fite has indirect voting powers as to 43,247 shares under general proxies signed by
     D. Bruce and Darlyne Fite, and Charles F. Fite.
(7) Includes 13,892 shares which Mr. Gallina has the right to acquire upon the exercise of stock options within 60 days of the record date.
(8) Includes 4,442 shares which Dr. Matthews has the right to acquire upon the exercise of stock options within 60 days of the record date.
(9) Includes 34,730 shares which Mr. Taber has the right to acquire upon the exercise of stock options within 60 days of the record date.
(10) Includes 2,960 shares which Ms. Taylor has the right to acquire upon the exercise of stock options within 60 days of the record date.
(11) Includes 13,892 shares which Dr. Taylor has the right to acquire upon the exercise of stock options within 60 days of the record date. Dr. Taylor has indirect voting powers as to 20,908 shares under general proxies signed by Gary W. Taylor, Robert P. Taylor and Frederick S. Taylor.
(12) Includes 5,285 shares which Mr. Tow has the right to acquire upon the exercise of stock options within 60 days of the record date.
(13) Includes 6,946 shares which Mr. Waks has the right to acquire upon the exercise of stock options within 60 days of the record date.
(14) Includes 34,730 shares which Mr. Young has the right to acquire upon the exercise of stock options within 60 days of the record date.
(15) Includes 148,480 stock options outstanding to purchase common stock exercisable within 60 days of the record date.

         North Coast Bank, N.A. At the close of business on the record date, directors and executive officers of North Coast Bank, N.A. and their affiliates beneficially owned and were entitled to vote approximately 276,652 shares of North Coast Bank, N.A. common stock, which represented approximately 42.8% of the shares of North Coast Bank, N.A. common stock outstanding on that date. Each of those directors and executive officers has agreed to vote, or cause to be voted, the North Coast Bank, N.A. common stock owned by him or her "FOR" approval of the merger agreement and the merger at North Coast Bank, N.A.'s special meeting. See "Proposal No. 1, To Approve the Merger Agreement and Merger--Interests of American River Holdings and North Coast Bank, N.A. Officers and Directors in the Merger" on page 114.

         As of the record date, no individual known to North Coast Bank, N.A. owned more than five percent (5%) of the outstanding shares of its common stock except as described in the table below and the directors and executive officers of North Coast Bank, N.A. beneficially owned shares of North Coast Bank, N.A. common stock as described in the following table. Unless otherwise indicated in the table or the notes to the table, (i) each director and executive officer listed below possesses sole voting power and sole investment power; (ii) all of the shares shown in the following table are owned both of record and beneficially; (iii) the address for beneficial owners, all of whom are incumbent directors and executive officers of North Coast Bank, N.A., is the address of North Coast Bank, N.A., 50 Santa Rosa Avenue, Santa Rosa, California 95404; and
(iv) North Coast Bank, N.A. $4.00 par value common stock is the only class of shares outstanding.

Name and Address            Amount and Nature
of Beneficial Owner     of Beneficial Ownership (1)   Percent of Class (2)
-------------------     --------------------------    --------------------

Leo J. Becnel                     22,593(3)                   4.6%
M. Edgar Deas                     32,830(4)                   6.7%
Debbie K. Fakalata                 2,925(5)                     *
Michael P. Merrill                30,750(6)                   6.3%
Kathy A. Pinkard                  19,843(7)                   4.0%
William A. Robotham               35,124(8)                   7.2%
Herbert C. Steiner                31,250(9)                   6.4%
Larry L. Wasem                   38,150(10)                   7.8%
David A. Wattell                  2,500(11)                     *
Philip A. Wright                 32,887(12)                   6.7%
Robert A. Young                  27,800(13)                   5.7%
All directors and               276,652(14)                  42.8%
executive officers as
a group (11) persons
----------------------

(1) Except as otherwise noted, may include shares held by or with the person's spouse (except where legally separated) and minor children; shares held by any other relative of the person who has the same home; shares held by a family trust as to which the person is a beneficiary and trustee with sole vesting and investment power (or shared with a spouse); or shares held in an individual retirement account or pension plan of which the person is the sole beneficiary, and as to which shares the person has pass-through voting rights and investment power.

(2) Includes stock options outstanding to purchase common stock exercisable based upon accelerated vesting in connection with the merger under the North Coast Bank, N.A. 1990 Stock Option Plan. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which a person has sole or shared voting or investment power and shares which the person has the right to acquire within 60 days. An * indicates less than one percent.
(3) Includes 18,750 shares which Mr. Becnel has the right to acquire upon the exercise of stock options.
(4) Includes 18,750 shares which Mr. Deas has the right to acquire upon the exercise of stock options.
(5) Includes 2,500 shares which Ms. Fakalata has the right to acquire upon the exercise of stock options.
(6) Includes 18,750 shares which Mr. Merrill has the right to acquire upon the exercise of stock options.
(7) Includes 19,290 shares which Ms. Pinkard has the right to acquire upon the exercise of stock options.
(8) Includes 18,750 shares which Mr. Robotham has the right to acquire upon the exercise of stock options.
(9) Includes 18,750 shares which Mr. Steiner has the right to acquire upon the exercise of stock options.
(10) Includes 18,750 shares which Mr. Wasem has the right to acquire upon the exercise of stock options.
(11) Includes 2,500 shares which Mr. Wattell has the right to acquire upon the exercise of stock options.
(12) Includes 18,750 shares which Mr. Wright has the right to acquire upon the exercise of stock options.
(13) Includes 18,750 shares which Mr. Young has the right to acquire upon the exercise of stock options.
(14) Includes 174,290 stock options outstanding to purchase common stock exercisable based upon accelerated vesting in connection with the merger under the North Coast Bank, N.A. 1990 Stock Option Plan.

BACKGROUND AND BUSINESS EXPERIENCE OF MANAGEMENT

         American River Holdings. The following table sets forth certain information as of the record date ___________, 2000 with respect to those persons whom management has nominated for election as directors of American River Holdings, each of whom is an incumbent director, as well as all executive officers, including their respective ages, positions with American River Holdings and its subsidiaries and a brief account of the business experience for a minimum of five years of each director and executive officer listed below.

         American River Holdings knows of no arrangements, including any pledge by any person of securities of American River Holdings, the operation of which may, at a subsequent date, result in a change in control of American River Holdings. There are no arrangements or understandings by which any of the executive officers or directors of either American River Holdings or its subsidiaries were selected. There is no family relationship between any of the directors or executive officers, except that Marjorie G. Taylor was married to Roger J. Taylor's deceased father.

Name                    Age                   Position
----                    ---                   --------
Kevin B. Bender         36      Senior Vice President and Chief Information
                                Officer of American River Bank since 1999.
                                Formerly, Vice President of Credit
                                Administration of American River Bank since
                                1986.

Richard M. Borst        44      Senior Vice President and Client Services
                                Manager of American River Bank since 1991.

James O. Burpo          77      Director of American River Holdings, American
                                River Bank and First Source Capital since 1995,
                                1994 and 1999, respectively. Chairman of the Sacramento office of Alburger Basso De Grosz,
                                Inc. Insurance Brokers, which engages in commercial insurance brokerage. Real estate developer in Sacramento.

Mitchell A. Derenzo     38      Chief Financial Officer of American River
                                Holdings since 1995. Senior Vice President and
                                Chief Financial Officer of American River Bank since 1992. Chief Financial Officer of First
                                Source Capital since 1999.

Charles D. Fite         42      Director of American River Holdings, American
                                River Bank and First Source Capital since 1995,
                                1993 and 1999, respectively. President, Fite
                                Development Company, a real estate development firm in Sacramento.

Sam J. Gallina          67      Director (Chairman) of American River Holdings,
                                American River Bank and First Source Capital since 1995, 1986 and 1999, respectively. Senior
                                Partner, S. J. Gallina & Co., Certified Public
                                Accountants in Sacramento.

Wayne C. Matthews, M.D. 70      Director of American River Holdings, American
                                River Bank and First Source Capital since 1995,
                                1984 and 1999, respectively. Family Practitioner in Sacramento.

David T. Taber          39      Director of American River Holdings, American
                                River Bank and First Source Capital since 1995,
                                1989 and 1999, respectively. President and Chief
                                Executive Officer of American River Holdings since 1995 and Executive Vice President of
                                American River Bank since 1989. President and
                                Chief Executive Officer of First Source Capital since 1999.

Marjorie G. Taylor      66      Director of American River Holdings, American
                                River Bank and First Source Capital since 1995,
                                1983 and 1999, respectively. Property Manager
                                (self-employed) in Sacramento.

Roger J. Taylor D.D.S.  54      Director (Vice-Chairman) of American River
                                Holdings, American River Bank and First Source
                                Capital since 1995, 1983 and 1999, respectively.
                                Dentist (Retired) and National Executive
                                Director of Impax Health Prime, a worldwide distributor of nutritional supplements, based in Sacramento, and a real estate developer in Sacramento.

Douglas E. Tow          46      Senior Vice President and Credit Administrator
                                of American River Bank since 1994.

Stephen H. Waks         52      Director of American River Holdings, American
                                River Bank and First Source Capital since 1995,
                                1986 and 1999, respectively. Attorney-at-Law and owner of Stephen H. Waks, Inc. in Sacramento.

William L. Young        58      Director of American River Holdings, American
                                River Bank and First Source Capital since 1995,
                                1988 and 1999, respectively. President and Chief
                                Executive Officer of American River Bank since
                                1989.

         None of the directors of American River Holdings or its subsidiaries is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, whose common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

         North Coast Bank, N.A. The following table sets forth certain information as of the record date ___________, 2000 with respect to incumbent directors, as well as all executive officers, including their respective ages, positions with North Coast Bank, N.A., and a brief account of the business experience for a minimum of five years of each director and executive officer listed below.

         Other than the merger, North Coast Bank, N.A. knows of no arrangements, including any pledge by any person of securities of North Coast Bank, N.A., the operation of which may, at a subsequent date, result in a change in control of North Coast Bank, N.A. There are no arrangements or understandings by which any of the executive officers or directors of North Coast Bank, N.A. were selected. There is no family relationship between any of the directors or executive officers.

Name                    Age                   Position
----                    ---                   --------
Leo J. Becnel           63      Director of North Coast Bank, N.A. since 1990.
                                Optometry practitioner in Windsor.

M. Edgar Deas           64      Director (Chairman) of North Coast Bank, N.A.
                                since 1990. President and Chief Executive
                                Officer of E&M Electric in Healdsburg.

Debbie K. Fakalata      41      Senior Vice President and Chief Financial
                                Officer of North Coast Bank, N.A. since 1998.
                                Formerly, Vice President and Chief Financial
                                Officer of Stockmans Bank in Elk Grove since
                                April, 1991, and Operations Manager of
                                California Livestock Production Credit
                                Association since 1980.

Michael P. Merrill      58      Director (Vice-Chairman) of North Coast Bank,
                                N.A. since 1990. Attorney-at-Law and senior partner of Merrill, Arnone & Jones in Santa
                                Rosa.

Kathy A. Pinkard        47      President and Chief Executive Officer of North
                                Coast Bank, N.A. since 1998. Formerly, Executive
                                Vice President and Chief Operating Officer, and
                                Senior Vice President and Chief Financial
                                Officer, of North Coast Bank, N.A., since
                                September 1, 1997 and February 6, 1996,
                                respectively. Senior Vice President and Chief
                                Financial Officer of Gold Country National Bank in Marysville since May, 1993. Vice
                                President/Cashier of Stockmans Bank in Elk Grove since 1990.

William A. Robotham      58     Director of North Coast Bank, N.A. since 1990.
                                Executive partner of Pisenti & Brinker,
                                Certified Public Accountants, in Santa Rosa.

Herbert C. Steiner       62     Director of North Coast Bank, NA. since 1990.
                                Pharmacist and owner of the Prescription Center
                                Pharmacy in Healdsburg.

Larry L. Wasem           47     Director of North Coast Bank, N.A. since 1990.
                                Real estate developer and partner of the Airport
                                Business Center in Santa Rosa since 1985.

David A. Wattell         54     Senior Vice President and Chief Credit Officer
                                of North Coast Bank, N.A. since 1997. Formerly,
                                Senior Vice President and

                                Senior Credit Officer of National Bank of the Redwoods in Santa Rosa since November, 1991. President and Chief Executive Officer of Codding Bank in Rohnert Park since September, 1988.

Philip A. Wright         53     Director of North Coast Bank, N.A. since 1990.
                                Owner of Wright Realty, a real estate and development business in Windsor.

Robert A. Young          80     Director of North Coast Bank, N.A. since 1990.
                                President of Robert Young Vineyards, Inc. in
                                Geyserville.

         None of the directors of North Coast Bank, N.A. is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, whose common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

VOTING OF PROXIES

         Submitting Proxies. American River Holdings and North Coast Bank, N.A. shareholders may vote their shares in person by attending their respective meeting or vote their shares by proxy by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage pre-paid envelope.

         If a written proxy card is signed by a shareholder and returned without instructions, the shares represented by the proxy will be voted "FOR" the proposals presented at American River Holdings' annual meeting or "FOR" the proposal presented at North Coast Bank, N.A.'s special meeting, as applicable. American River Holdings and North Coast Bank, N.A. shareholders whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) must either direct the record holder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at their respective meeting.

         Revoking Proxies. American River Holdings and North Coast Bank, N.A. shareholders of record may revoke their proxies at any time before the time their proxies are voted at American River Holdings' annual meeting or North Coast Bank, N.A.'s special meeting, respectively. Proxies may be revoked by written notice, including by telegram or telecopy, to the Corporate Secretary of American River Holdings or North Coast Bank, N.A., as applicable, by a later-dated proxy signed and returned by mail or by attending American River Holdings' annual meeting or North Coast Bank, N.A.'s special meeting, as applicable, and voting in person. Attendance at American River Holdings' annual meeting or North Coast Bank, N.A.'s special meeting will not in and of itself constitute a revocation of a proxy. The shareholder must inform the Secretary at the applicable meeting, prior to the vote, that he or she wants to revoke his or her proxy and vote in person. Any written notice of a revocation of a proxy must be sent so as to be received before the taking of the vote at the applicable meeting as follows:

For American River Holdings                 For North Coast Bank, N.A.
  Shareholders, to:                            Shareholders, to:
American River Holdings                      North Coast Bank, N.A.
1545 River Park Drive, Suite 107             50 Santa Rosa Avenue
Sacramento, California 95815                 Santa Rosa, California 95404
Attention:    David T. Taber, President      Attention:   Kathy A. Pinkard, President
              and Chief Executive Officer                 and Chief Executive Officer

         Abstentions and Broker Non-Votes. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum at each of American

River Holdings' annual meeting and North Coast Bank, N.A.'s special meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers, Inc., brokers or members who hold shares in street name for customers who are the beneficial owners of the shares are prohibited from giving a proxy to vote those shares with respect to the approval of the transactions contemplated by the merger agreement including the merger in the absence of specific instructions from the customers. We refer to these as "broker non-votes". Abstentions and broker non-votes will not be counted as a vote "FOR" or "AGAINST" any proposal at either the American River Holdings annual meeting or the North Coast Bank, N.A. special meeting but will have the same effect as a vote "AGAINST" any proposal. See "Dissenters' Rights" on page 132.

         If any other matters are properly presented for consideration at American River Holdings' annual meeting, in the case of the American River Holdings shareholders, or at North Coast Bank, N.A.'s special meeting, in the case of the North Coast Bank, N.A. shareholders, the persons named in the enclosed form of proxy will have discretion to vote or not vote on those matters in accordance with their best judgment, unless authorization to use that discretion is withheld. If a proposal to adjourn American River Holdings' annual meeting or North Coast Bank, N.A.'s special meeting is properly presented, however, the persons named in the enclosed form of proxy will not have discretion to vote in favor of the adjournment proposal any shares which have been voted against the proposal(s) to be presented at the respective meetings.

         Neither American River Holdings nor North Coast Bank, N.A. is aware of any matters expected to be presented at their respective meeting other than as described in their respective notice of meetings. The cost of solicitation of proxies will be paid by American River Holdings and North Coast Bank, N.A., as applicable. In addition to solicitation by mail, the directors, officers and employees of American River Holdings and North Coast Bank, N.A. may also solicit proxies from shareholders by telephone, facsimile, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners; and American River Holdings or North Coast Bank, N.A., as the case may be, will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing. North Coast Bank, N.A. has retained Chase Mellon Shareholder Services, San Francisco, California, to aid in the solicitation of proxies and to verify records related to the solicitations. Chase Mellon Shareholder Services will receive $4,500 as compensation for its services and up to $2,000 as reimbursement for its related out-of-pocket expenses.

         Shareholders who submit proxy cards should not send in any stock certificates with their proxy cards. Instructions for the surrender of certificates representing shares of North Coast Bank, N.A. common stock will be mailed by American River Holdings to former North Coast Bank, N.A. shareholders shortly after the merger is completed. See "Proposal No. 1, To Approve the Merger Agreement and Merger--Exchange of North Coast Bank, N.A. Stock Certificates; Fractional Interests" on page 113.

         Recommendation of the American River Holdings Board of Directors and North Coast Bank, N.A. Board of Directors. Each of the American River Holdings board of directors and North Coast Bank, N.A. board of directors has unanimously approved the merger and unanimously recommends that their respective shareholders vote "FOR" the merger agreement and the merger at their respective meetings. The American River Holdings board of directors also unanimously recommends that their shareholders vote "FOR" the proposals to approve the American River Holdings 2000 Stock Option Plan, the amendments to the American River Holdings articles of incorporation and bylaws to provide for the classification of the board of directors and to eliminate cumulative voting in the election of directors, election of management's nominees as directors of American River Holdings, and to ratify the appointment of Perry-Smith LLP as independent accountants for the year 2000, at American River Holdings' annual meeting.

DISSENTERS' RIGHTS

         American River Holdings. Dissenters' rights will be available to the shareholders of American River Holdings in accordance with Chapter 13 of the California General Corporation Law ("Chapter 13"). A copy of Chapter 13 is attached as Annex D to this joint proxy statement/prospectus and should be read for more complete information concerning dissenters' rights. If the merger is consummated, shareholders of American River Holdings who dissent from the merger by complying with the procedures set forth in Chapter 13 would be entitled to receive an amount equal to the fair market value of their shares as of March 1, 2000, the last business day before the public announcement of the merger. The bid, asked and closing prices for American River Holdings common stock quoted on the OTC Bulletin Board on March 1, 2000 were $12.50, $13.50, and $12.50, respectively. The required procedure set forth in Chapter 13 must be followed exactly or any dissenters' rights may be lost. See "Dissenters' Rights--Dissenters' Rights of American River Holdings Shareholders" on page 132.

         North Coast Bank, N.A. If the merger agreement is approved by the required vote of North Coast Bank, N.A. shareholders, and is not abandoned or terminated, shareholders of North Coast Bank, N.A. who voted "AGAINST" the merger or who give notice in writing at or prior to the special meeting that the shareholder dissents, may be entitled to dissenters' rights under Section 215a(b),(c) and (d) of Title 12 of the United States Code. A copy of Section 215a(b), (c) and (d) and Office of the Comptroller of the Currency Banking Circular 259 are attached as Annex E to this joint proxy statement/prospectus and should be read for more complete information concerning dissenters' rights. Banking Circular 259 describes the specific requirements of the appraisal process conducted by the Office of the Comptroller of the Currency discussed below and includes examples of appraisal results in various transactions. The required procedure set forth in Section 215a(b), (c) and (d) of Title 12 of the United States Code must be followed exactly or any dissenters' rights may be lost. See "Dissenters' Rights--Dissenters' Rights of North Coast Bank, N.A. Shareholders" on page 134.

           INFORMATION ABOUT AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

GENERAL DEVELOPMENT OF BUSINESS

         American River Holdings is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. American River Holdings was incorporated under the laws of the State of California in 1995. As a bank holding company, American River Holdings is authorized to engage in the activities permitted under the Bank Holding Company Act of 1956, as amended, and regulations thereunder. Its principal office is located at 1545 River Park Drive, Suite 107, Sacramento, California 95815 and its telephone number is (916) 565-6100.

         American River Holdings owns 100% of the issued and outstanding common shares of American River Bank. American River Bank was incorporated and commenced business in Fair Oaks, California, in 1983 and thereafter moved its headquarters office to Sacramento, California in 1985. American River Bank accepts checking and savings deposits, offers money market deposit accounts and certificates of deposit, makes secured and unsecured commercial, secured real estate, and other installment and term loans and offers other customary banking services.

         At March 31, 2000, American River Holdings had total assets of $197 million, total net loans of $118 million, deposits of $176 million and shareholders' equity of $17 million. American River Holdings and its bank subsidiary, American River Bank, compete with approximately 38 other banking or savings institutions in Sacramento County and 22 in Placer County. At March 31, 2000, American River Bank's market share of Federal Deposit Insurance Corporation-insured deposits in the service areas of Sacramento County and Placer County was approximately 1.15% and 1.60%, respectively, (based upon the most recent information made available by the Federal Deposit Insurance Corporation through June 30, 1999). See "Competition--Competitive Data" on page 92.

         American River Bank owns 100% of two inactive companies, ARBCO and American River Mortgage. ARBCO was formed in 1984 to conduct real estate development and has been inactive since 1995. American River Mortgage has been inactive since its formation in 1994. American River Bank operates four banking offices in Placer and Sacramento Counties including the head office at 1545 River Park Drive, Suite 107, Sacramento, and branch offices at 9750 Business Park Drive, Sacramento, 10123 Fair Oaks Boulevard, Fair Oaks and 2240 Douglas Boulevard, Roseville. American River Bank's deposits are insured by the Federal Deposit Insurance Corporation up to applicable legal limits. American River Bank does not offer trust services or international banking services and does not plan to do so in the near future.

         American River Holdings also owns 100% of First Source Capital formed in July 1999 to conduct lease financing for most types of business assets, from computer software to heavy earth-moving equipment. Specific leasing programs are tailored for vendors of equipment in order to increase their sales. First Source Capital acts as a lease broker and receives a fee for each lease recorded on the books of the party acting as the funding source. Various funding sources are utilized in connection with multiple leasing programs made available by First Source Capital.

         Other than holding the shares of American River Bank and First Source Capital, American River Holdings conducts no significant activities. However, it is authorized, with the prior approval of the Board of Governors of the Federal Reserve System (the "Board of Governors"), American River Holdings' principal regulator, to engage in a variety of activities which are deemed closely related to the business of banking. See "Supervision and Regulation" on page 87.

         As of December 31, 1999, American River Bank had total deposits of $180,996,000. Of this total, $47,994,000 represented noninterest-bearing demand deposits, $68,419,000 represented interest-bearing demand deposits, and $64,583,000 represented interest-bearing savings and time deposits. At March 31, 2000, total deposits were $176,329,000. Of this total $45,311,000 represented noninterest-bearing demand deposits, $63,778,000 represented interest-bearing demand deposits, and $66,920,000 represented interest-bearing savings and time deposits.

         American River Bank's deposits are not received from a single depositor or group of affiliated depositors, the loss of any one of which would have a materially adverse effect on the business of American River Bank. A material portion of American River Bank's deposits are not concentrated within a single industry or group of related industries.

         As of March 31, 2000 and December 31, 1999, American River Bank held $6,000,000 in certificates of deposit for the State of California. In connection with these deposits American River Bank is generally required to pledge securities to secure such deposits, except for the first $100,000, which are insured by the Federal Deposit Insurance Corporation ("FDIC").

         The principal sources of American River Bank's revenues are: (i) interest and fees on loans; (ii) interest on investments (principally government securities); and (iii) interest on Federal funds sold (funds loaned on a short-term basis to other banks). For the fiscal year ended December 31, 1999, these sources comprised 78%, 20%, and 2%, respectively, of American River Bank's total interest income. At March 31, 2000 these items amounted to 74%, 25% and 1%, respectively.

         At March 31, 2000, American River Holdings and its subsidiaries employed 69 persons on a full-time basis. American River Holdings believes its employee relations are excellent.

PROPERTIES

         American River Holdings and its subsidiaries lease their respective premises and do not own any real property. American River Bank's head office is located at 1545 River Park Drive, Suite 107, Sacramento, California, in a modern, five floor building which has offstreet parking for its clients. American River Bank leases premises in the building from Spieker Properties, L.P., a California limited partnership. The lease term is ten years and expires on March 31, 2010. The premises consist of 8,375 square feet on the ground floor and 506 square feet on the second floor. The current monthly rent is $14,688.75. The monthly rent will increase to $16,634.00 upon the completion of tenant improvements by the Landlord not later than September 1, 2000, and increases annually during the term of the lease to $19,961.00 during the last month of the lease term.

         American River Bank leases premises at 9750 Business Park Drive, Sacramento, California. The office space is leased from Bradshaw Plaza Group, which is owned in part by Charles D. Fite, a director of American River Holdings. The lease term is seven years and expires on November 30, 2006. The premises consist of 4,590 square feet on the ground floor. The current monthly rent is $7,100.

         American River Bank leases premises at 10123 Fair Oaks Boulevard, Fair Oaks, California. The office space is leased from Marjorie Taylor, a director of American River Holdings. The lease term is 12 years and expires on March 1, 2009. The premises consist of 2,380 square feet on the ground floor and the current monthly rent is $1,653.

         American River Bank leases premises at 2240 Douglas Boulevard, Roseville, California. The office space is leased from Sandalwood Land Company. The lease term is 10 years and expires on

December 18, 2006. The premises consist of 3,790 square feet on the ground floor and the current monthly rent is $6,898.

         American River Holdings leases premises (used by First Source Capital) at 1540 River Park Drive, Suite 108, Sacramento California. The office space is leased from Union Bank of California, Trustees for Agnes M. and William S. Bourn Trusts. The lease term is one year and expires on June 30, 2000. The premises consist of 381 square feet on the ground floor and the current monthly rent is $533.

         The premises located at 1545 River Park Drive, 9750 Business Park Drive and 2240 Douglas Boulevard contain options to extend for five years. Included in the above are two facilities leased from directors of American River Holdings at terms and conditions which management believes are consistent with the commercial lease market. See "American River Holdings and Subsidiaries Consolidated Financial Statements and Independent Auditor's Report--Note 10, Commitments and Contingencies" on page 219 for a description of the annual minimum lease commitments under the above leases. The foregoing summary descriptions of leased premises are qualified in their entirety by reference to the lease agreements listed as exhibits to the registration statement of which this joint proxy statement/prospectus is a part.

LEGAL PROCEEDINGS

         There are no material legal proceedings adverse to American River Holdings and its subsidiaries to which any director, officer, affiliate of American River Holdings, or 5% shareholder of American River Holdings or its subsidiaries, or any associate of any such director, officer, affiliate or 5% shareholder of American River Holdings or its subsidiaries are a party, and none of the above persons has a material interest adverse to American River Holdings or its subsidiaries.

         From time to time, American River Holdings and/or its subsidiaries is a party to claims and legal proceedings arising in the ordinary course of business. American River Holdings' management is not aware of any material pending legal proceedings to which either it or its subsidiaries may be a party or has recently been a party, which will have a material adverse effect on the financial condition or results of operations of American River Holdings or its subsidiaries, taken as a whole.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                RESULTS OF OPERATIONS OF AMERICAN RIVER HOLDINGS

         The following is American River Holdings management's discussion and analysis of the significant changes in income and expense accounts for the years ended December 31, 1999, 1998 and 1997 and the three months ended March 31, 2000 and 1999.

         The following information includes forward-looking statements which are subject to various uncertainties and risks which could cause actual results to differ materially from those projected. Factors which could cause or contribute to changes in actual results from those projected include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, and fee and other noninterest income earned, competitive effects in the banking industry, changes in the interest rate environment, general economic conditions, nationally, regionally and in the operating market areas of American River Holdings and its subsidiaries, changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, and the effects of computer problems related to the year 2000. Therefore, the following information should be carefully considered when evaluating the business prospects of American River Holdings and its subsidiaries and to assess the uncertainties and risks involved in the business conducted by American River Holdings and its subsidiaries.

INTRODUCTION

         The discussion below is designed to provide a better understanding of significant trends related to American River Holdings' financial condition, results of operations, liquidity, capital resources and interest rate sensitivity. It should be read in conjunction with the American River Holdings' audited financial statements and unaudited interim financial statements and notes thereto and the other financial information appearing elsewhere in this joint proxy statement/prospectus.

RESULTS OF OPERATIONS

NET INTEREST INCOME AND NET INTEREST MARGIN

         Net interest income represents the excess of interest and fees earned on interest earning assets (loans, securities, federal funds sold and investments in time deposits) over the interest paid on deposits and borrowed funds. Net interest margin is net interest income expressed as a percentage of average earning assets.

         American River Holdings' net interest margin was 5.64% in 1997, 5.69% in 1998, and 5.61% in 1999. The net interest margin for the three months ended March 31, 1999 was 5.73% and for the three months ended March 31, 2000 was 5.44%.

         The fully taxable equivalent interest income component increased from $12,076,000 in 1997 to $13,265,000 in 1998, and to $13,693,000 in 1999,
representing a 9.8% increase in 1998 over 1997 and a 3.2% increase in 1999 over 1998. Total interest income increased from $3,304,000 for the three months ended March 31, 1999, to $3,804,000 for the three months ended March 31, 2000, representing a 15.1% increase. The total interest income increase in 1998 was primarily the result of a 12% growth in the loan portfolio resulting from a concentrated effort on business lending and the effects of a strong construction market. The interest income increase in 1999 was primarily the result of an increase in average outstanding loan balances of $6,314,000, which reflected a 5.9% increase over 1998 balances. This increase contributed an additional $615,000 to interest income and was offset in part by an average 48 basis point decrease in loan yields that caused a reduction of $544,000 in interest income. Competitive pressures and three 25 basis point decreases in the prime rate late in 1998 contributed to the lower yields in 1999. The securities portfolio average balances grew $5,823,000 or 15.8%, which added $352,000 to interest income. The average yield received on securities was down just 1 basis point and caused a reduction of $8,000 to interest income. Federal funds sold and investments in time deposits combined added an additional $13,000 in interest income.

         Total interest expense increased from $4,214,000 in 1997 to $4,461,000 in 1998 and decreased to $4,280,000 in 1999, representing a 5.9% increase in 1998 over 1997 and a 4.1% decrease in 1999 as compared to 1998. The increase in interest expense in 1998 over 1997 was primarily the result from a 7.4% increase in interest bearing deposits. The average balances of interest bearing liabilities increased $8,746,000 (8.6%). Average other borrowings were up $2,904,000 as American River Holdings advanced $2,300,000 on a borrowing line with the Federal Home Loan Bank. Lower rates paid on NOW, MMDA, savings and time deposits helped offset the higher expense by $225,000. The decrease in interest expense in 1999 as compared to 1998 was primarily the result of an overall decrease in market rates starting in late 1998 and continuing through the middle of 1999. The average rate on time deposits decreased 51 basis points representing a $252,000 reduction in interest expense. The decrease in interest expense was offset in part by an increase in average time deposit balances of $4,549,000 (10.14%). The total interest expense increased from $1,019,000 for the three months ended March 31, 1999, to $1,317,000 for the three months ended March 31, 2000, representing a 29.2% increase. The increase in interest expense in the first quarter of 2000 over the first quarter of 1999 was primarily the result of a 16.8% increase in average interest bearing deposits and an increase in interest rates. The average interest rate on deposits increased 35 basis from the first quarter of 1999 to the first quarter of 2000. This increase in rates added $110,000 in expense, while the increase in deposit balances added another $188,000 in interest expense.

         Table One, Analysis of Net Interest Margin on Earning Assets, and Table Two, Analysis of Volume and Rate Changes on Net Interest Income and Expenses, are provided to enable the reader to understand the components and past trends of American River Bank's interest income and expenses. Table One provides an analysis of net interest margin on earning assets setting forth average assets, liabilities and shareholders' equity; interest income earned and interest expense paid and average rates earned and paid; and the net interest margin on earning assets. Table Two presents an analysis of volume and rate change on net interest income and expense.

TABLE ONE:  ANALYSIS OF NET INTEREST MARGIN ON EARNING ASSETS
--------------------------------------------------------------------------------

Three Months Ended March 31,
                                                    2000                           1999
                                        ----------------------------   ----------------------------
(Taxable Equivalent Basis)                 Avg                  Avg       Avg                  Avg
(In thousands, except percentages)       Balance   Interest    Yield    Balance   Interest    Yield
                                        ---------  --------    -----   ---------  --------    -----
ASSETS:
Earning assets
  Loans (1)                             $ 119,738   $2,804     9.42%   $ 116,399   $2,649     9.23%
  Taxable investment
    securities                             45,822      711     6.24%      31,282      453     5.87%
  Tax-exempt investment
     securities (2)                         8,903      145     6.55%       5,280       82     6.30%
  Corporate stock                             983       20     8.18%         766       16     8.47%
  Federal funds sold                        2,724       38     5.61%       2,768       32     4.69%
  Investments in time deposits              5,607       86     6.17%       5,332       72     5.48%
                                        ---------   ------             ---------   ------
Total earning assets                      183,777    3,804     8.33%     161,827    3,304     8.28%
                                                    ------                         ------
Cash & due from banks                      11,412                         10,978
Other assets                                3,278                          1,952
                                        ---------                      ---------
                                        $ 198,467                      $ 174,757
                                        =========                      =========
LIABILITIES & SHAREHOLDERS' EQUITY
Interest bearing liabilities:
  NOW & MMDA                            $  65,809      445     2.72%   $  58,440      342     2.37%
  Savings                                   8,612       48     2.24%       7,435       41     2.24%
  Time deposits                            57,718      786     5.48%      47,207      602     5.17%
  Other borrowings                          2,493       38     6.13%       2,215       34     6.23%
                                        ---------   ------             ---------   ------
Total interest bearing
  liabilities                             134,632    1,317     3.93%     115,297    1,019     3.58%
                                                    ------                         ------
Demand deposits                            45,594                         42,858
Other liabilities                           1,428                            997
                                        ---------                      ---------
Total liabilities                         181,654                        159,152
Shareholders' equity                       16,813                         15,605
                                        ---------                      ---------
                                        $ 198,467                      $ 174,757
                                        =========                      =========
Net interest income & margin (3)                    $2,487     5.44%               $2,285     5.73%
                                                    ======     ====                ======     =====

(1) Loan interest includes loan fees of $53,000 and $68,000 during the three months ending March 31, 2000 and March 31, 1999, respectively.
(2) Includes taxable-equivalent adjustments that primarily relate to income on certain securities that is exempt from federal income taxes. The effective federal statutory tax rate was 34% for the periods presented.
(3) Net interest margin is computed by dividing net interest income by total average earning assets.

--------------------------------------------------------------------------------------------------------------------------

Year Ended December 31,
                                           1999                             1998                           1997
                             ------------------------------    ----------------------------    ---------------------------
(Taxable Equivalent Basis)      Avg                    Avg        Avg                  Avg       Avg                  Avg
(In thousands, except         Balance    Interest     Yield     Balance    Interest   Yield    Balance    Interest   Yield
  percentages)               ---------   --------     -----    ---------   --------   -----    -------    --------   -----
ASSETS:
Earning assets
  Loans (1)                  $ 113,853   $ 10,543      9.26%   $ 107,539   $ 10,472    9.74%   $ 94,109   $ 9,352     9.94%
  Taxable investment
    securities                  35,167      2,066      5.87%      31,717      1,867    5.89%     31,340     1,872     5.97%
  Tax-exempt investment
    securities (2)               6,811        432      6.34%       4,239       272     6.42%      2,937       195     6.64%
  Corporate stock                  765         63      8.24%         964        78     8.05%        876        76     8.68%
  Federal funds sold             5,958        299      5.02%       5,371       283     5.27%      5,470       300     5.48%
  Investments in time
    deposits                     5,095        290      5.69%       4,812       293     6.09%      4,549       281     6.18%
                             ---------   --------              ---------   -------             --------    ------
Total earning assets           167,649     13,693      8.17%     154,642    13,265     8.58%    139,281    12,076     8.67%
                                         --------                          -------                         ------
Cash & due from banks           11,460                             9,799                          8,834
Other assets                     2,693                             2,263                          2,144
                             ---------                         ---------                       --------
                             $ 181,802                         $ 166,704                       $150,259
                             =========                         =========                       ========

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest bearing liabilities:
  NOW & MMDA                 $  59,491      1,420      2.39%   $  56,488     1,604     2.84%   $ 55,793     1,727     3.10%
  Savings                        8,240        186      2.26%       7,349       182     2.48%      6,546       164     2.51%
  Time deposits                 49,391      2,537      5.14%      44,843     2,532     5.65%     39,689     2,310     5.82%
  Other borrowings               2,264        137      6.05%       2,317       143     6.17%        223        13     5.83%
                             ---------   --------              ---------   -------             --------    ------
Total interest bearing
  liabilities                  119,386      4,280      3.59%     110,997     4,461     4.02%    102,251     4,214     4.12%
                                         --------
Demand deposits                 45,364                            40,046                         33,584
Other liabilities                1,050                               865                            848
                             ---------                         ---------                       --------
Total liabilities              165,800                           151,908                        136,683
Shareholders' equity            16,002                            14,796                         13,576
                             ---------                         ---------                       --------
                             $ 181,802                         $ 166,704                       $150,259
Net interest income &        =========                         =========                       ========
  margin (3)                             $  9,413      5.61%               $ 8,804     5.69%               $ 7,862    5.64%
                                         ========      ====                =======     ====                =======    ====

(1) Loan interest includes loan fees of $287,000, $290,000 and $240,000 in 1999, 1998 and 1997, respectively.
(2) Includes taxable-equivalent adjustments that primarily relate to income on certain securities that is exempt from federal income taxes. The effective federal statutory tax rate was 34% for the periods presented.
(3) Net interest margin is computed by dividing net interest income by total average earning assets.


TABLE TWO:  ANALYSIS OF VOLUME AND RATE CHANGES ON NET INTEREST INCOME AND
            EXPENSES
--------------------------------------------------------------------------------
(In thousands) Three Months Ended March 31, 2000 over 1999
Increase (decrease) due to change in:

                                            Volume       Rate (4)     Net Change
Interest-earning assets:                    ------       --------     ----------
   Net loans (1)(2)                          $ 76         $  79         $ 155
   Taxable investment securities              211            47           258
   Tax exempt investment securities (3)        56             7            63
   Corporate stock                              5            (1)            4
   Federal funds sold                          (1)            7             6
   Investment in time deposits                  4            10            14
                                             ----         -----          ----
     Total                                    351           149           500
                                             ----         -----          ----

Interest-bearing liabilities:
   Demand deposits                             43            60           103
   Savings deposits                             7             0             7
   Time deposits                              134            50           184
   Other borrowings                             4            --             4
                                             ----         -----          ----
     Total                                    188           110           298
                                             ----         -----          ----
Interest differential                        $163         $  39          $202
                                             ====         =====          ====
--------------------------------------------------------------------------------
(In thousands) Year Ended December 31, 1999 over 1998
Increase (decrease) due to change in:

                                            Volume       Rate (4)     Net Change
Interest-earning assets:                    ------       --------     ----------
   Net loans (1)(2)                         $  615       $  (544)       $   71
   Taxable investment securities               203            (4)          199
   Tax exempt investment securities (3)        165            (5)          160
   Corporate stock                             (16)            1           (15)
   Federal funds sold                           31           (15)           16
   Investment in time deposits                  17           (20)           (3)
                                            ------       -------        ------
     Total                                   1,015          (587)          428
                                            ------       -------        ------

Interest-bearing liabilities:
   Demand deposits                              85          (269)         (184)
   Savings deposits                             22           (18)            4
   Time deposits                               257          (252)            5
   Other borrowings                             (3)           (3)           (6)
                                            ------       -------        ------
     Total                                     361          (542)         (181)
                                            ------       -------        ------
Interest differential                       $  654       $   (45)       $  609
                                            ======       =======        ======

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(In thousands) Year Ended December 31, 1998 over 1997
Increase (decrease) due to change in:

                                            Volume       Rate (4)     Net Change
Interest-earning assets:                    ------       --------     ----------
   Net loans (1)(2)                         $1,335       $  (215)       $1,120
   Taxable investment securities                22           (27)           (5)
   Tax exempt investment securities(3)          86            (9)           77
   Corporate stock                               8            (6)            2
   Federal funds sold & other                   (5)          (12)          (17)
   Investment in time deposits                  16            (4)           12
                                            ------       -------        ------
     Total                                   1,462          (273)        1,189
                                            ------       -------        ------
Interest-bearing liabilities:
   Demand deposits                              22          (145)         (123)
   Savings deposits                             20            (2)           18
   Time deposits                               300           (78)          222
   Other borrowings                            122             8           130
                                            ------       -------        ------
     Total                                     464          (217)          247
                                            ------       -------        ------
Interest differential                       $  998       $   (56)       $  942
                                            ======       =======        ======

(1) The average balance of non-accruing loans is immaterial as a percentage of total loans and, as such, has been included in net loans.
(2) Loan fees of $53,000 and $68,000 during the three months ended March 31, 2000 and 1999, respectively, and $287,000, $290,000 and $240,000 for the years ended December 31, 1999, 1998 and 1997, respectively, have been included in the interest income computation.
(3) Includes taxable-equivalent adjustments that primarily relate to income on certain securities that is exempt from federal income taxes. The effective federal statutory tax rate was 34% for the periods presented.
(4)  The rate/volume variance has been included in the rate variance.

PROVISION FOR LOAN LOSSES

         American River Bank provided $105,000 for loan losses for the three months ended March 31, 2000 as compared to $94,000 for the three months ended March 31, 1999. Net loan charge-offs for the three months ended March 31, 2000 were $7,000 as compared to less than $4,000 for the three months ended March 31, 1999. In 1999, American River Bank made provisions for loan losses of $407,000 and net loan charge-offs were $90,000 or .08% of average loans outstanding. In 1998, net loan charge-offs totaled $172,000 or .16% of average loans outstanding. During 1998 and 1997, American River Bank made provisions for loan losses of $360,000 and $535,000, respectively. The higher loan loss provision in 1997 was a direct result of higher than average loan charge-offs. Net loan charge-offs in 1997 were $530,000 or .56% of average loans outstanding.

SERVICE CHARGES AND FEES AND OTHER INCOME

         Noninterest income was up $151,000 (49.7%) to $455,000 for the three months ended March 31, 2000 as compared to $304,000 for the three months ended March 31, 1999. The increase in the noninterest income from March 31, 1999 to March 31, 2000 can be attributed to an increase in accounts receivable servicing (up $60,000 or 206.9%) and revenue of $37,000 from First Source Capital, which did not exist during the first quarter of 1999. For the year ended December 31, 1999, noninterest income was up $222,000 (17.02%) to $1,526,000. Increases were in accounts receivable servicing (up $170,000 or 168.63%) and the state servicing contract (up $58,000 or 89.23%). These increases were offset by a decrease of $121,000 (47.64%) in loan organization fees from American River Bank's residential lending division. The increase in accounts receivable servicing was a result of four new clients and increasing average accounts receivable balances outstanding from $652,000 in 1998 to $1,505,000 (130.8%) in 1999.

The increase in fees from the state servicing contract was the result of additional loans serviced for the State of California. The residential lending division experienced a decrease in loan volume as a direct result of an increase in mortgage rates, which caused the number of refinances to decrease.

         Noninterest income was up $305,000 (30.6%) from 1997 to $1,303,000 in 1998. Increases were in the accounts receivable servicing (up $89,000 or 684.6%), the state servicing contract (up $65,000) and the residential lending division (up $86,000 or 51.24%). The increase in the accounts receivable servicing resulted from an increase in average balances outstanding from $64,000 in 1997 to $652,000 (up 901.8%) in 1998 due to adding new clients. The increase in income from the state servicing contract was the result of 1998 being the first full year of servicing loans for the State of California. Low mortgage rates contributed to the increase in origination fees in the residential lending division in 1998 as compared to 1997.

SALARIES AND BENEFITS

         Salaries and benefits were $935,000 (up $93,000 or 11.0%) for the three months ended March 31, 2000 as compared to $842,000 for the three months ended March 31, 1999; $28,000 of the increase related to salaries in the newly formed First Source Capital. For the year ended December 31, 1999, salaries and benefits totaled $3,493,000, (up $186,000 or 5.6%) from 1998. Base salaries increased $105,000, consisting of $63,000 (2.6%) due to normal merit increases and $42,000 (1.7%) due to the opening of First Source Capital in July 1999. Incentive compensation increased $97,000 (21.0%) as American River Bank moved closer to the goal of providing small cost of living increases and higher incentive compensation based on American River Holdings' results of operation performance. Benefit costs increased commensurate with the salaries. At the end of 1999, the full time equivalent (FTE) staff was 69 versus 67 at the end of 1998, with the addition of two new employees at First Source Capital.

         Salary and benefits expenses increased $417,000 (14.4%) to $3,310,000 in 1998 from the level in 1997. Components of salaries and benefits that increased significantly included base salary and wages of $68,000 (2.8%) and incentive compensation of $281,000 (99%). The increase in incentive compensation expense consisted of gross-up plan payments (up $75,000), executive incentive compensation (up $88,000) and staff incentive compensation (up $118,000). The increase in the gross-up plan is a result of 1998 being the first full year of the plan. The executive incentive compensation increased in direct correlation to the increase in American River Holdings' return on equity. The staff incentive compensation increase was in part due to the increased earnings and the gradual phase-in of American River Bank's plan to provide small cost of living increases and higher incentive compensation based on American River Holdings' performance. At December 31, 1998 and 1997, the full time equivalent
(FTE) staff was 67.

         See "Proposal No. 5, Election of American River Holdings Directors -- Board Compensation Committee Report on Executive Compensation" on page 170 and "-- Executive Compensation" on page 172 for more information regarding compensation of executive officers.

OCCUPANCY, FURNITURE AND EQUIPMENT

         Occupancy and fixed assets expense was $170,000 (up $10,000 or 6.3%) for the three months ended March 31, 2000 as compared to $160,000 for the three months ended March 31, 1999. For the year ended December 31, 1999, occupancy and fixed assets expense was down $21,000 (3.0%) from 1998. Annual rent adjustments under the lease agreements, as well as the opening of the First Source Capital location, increased occupancy expense by $27,000 (8.7%). These increases were offset by the fact that certain fixed assets at American River Holdings' headquarters were fully depreciated in 1998. Fixed asset depreciation expense was $42,000 in 1999 compared to $58,000 in 1998, representing a 27.6% decrease.

         Occupancy and fixed asset expenses were $698,000 in 1998. This was a decrease of $42,000 from 1997, primarily due to the fact that American River Bank's mainframe computer was fully depreciated in 1997.

OTHER EXPENSES

         Other expenses were $420,000 (up $42,000 or 11.1%) for the three months ended March 31, 2000 as compared to $378,000 for the three months ended March 31, 1999. For the year ended December 31, 1999, other expenses decreased $22,000 (-1.4%). Normal price increases and growth in American River Holdings' operations that accounted for slight increases in the other expense items were offset by a decrease in other real estate (ORE) expense of $76,000 (49.7%). This decrease was a result of decreasing the ORE portfolio. The average balance in ORE for 1999 was $224,000 compared to $807,000 for 1998. The amount of ORE held at December 31, 1999 was zero. The overhead efficiency ratio for 1999 was 52.7% as compared to 55.4% in 1998.

         Other expenses increased $239,000 (17.7%) to $1,592,000 in 1998. ORE expense was up $97,000 (173.2%) due to a larger ORE portfolio. Average balance in ORE for 1998 was $807,000 compared to $688,000 for 1997. American River Bank charged-off $104,000 of the ORE balances in 1998 for ORE properties acquired in 1997. Director expenses were up $79,000 (64.8%) in 1997 due to the implementation of the gross-up plan. The gross-up plan expense for 1997 was $20,000 compared to $102,000 in 1998. The overhead efficiency ratio for 1997 was 56.4%.

PROVISION FOR TAXES

         The effective tax rate on income was 37.7 % for the three months ended March 31, 2000 as compared to 38.4% for the three months ended March 31, 1999. The effective tax rate on income was 37.9%, 38.4% and 39.0% in 1999, 1998 and 1997, respectively. The effective tax rate has decreased slightly each of the last three years as a result of an increase in investments made in tax qualified municipal bonds. The effective tax rate was greater than the federal statutory tax rate due to state tax expense (net of federal tax effect) of $290,000, $230,000 and $227,000 in these years. Tax-exempt income of $330,000, $209,000 and $150,000 from investment securities in these years helped to reduce the effective tax rate.

BALANCE SHEET ANALYSIS

         American River Holdings' total assets were $197,329,000 at March 31, 2000 as compared to $174,856,000 at March 31, 1999, representing an increase of 12.9%. The average balances of total assets at March 31, 2000 was $ 198,467,000 which represent an increase of $23,799,000 or 13.6% over the $174,668,000 at March 31, 1999. Total assets at December 31, 1999 were $201,362,000 compared to $177,824,000 at December 31, 1998, representing an increase of 13.2%. The average balances of total assets of $181,722,000 in 1999 represent an increase of $15,114,000 or 9.1% over the $166,608,000 in 1998.

LOANS

         American River Bank concentrates its lending activities in four principal areas: 1) commercial loans; 2) real estate-mortgage; 3) real estate construction loans (both commercial and personal); and 4) consumer loans. Real estate-mortgage loans are generally secured by improved commercial property, with original maturities of 5-10 years. At December 31, 1999, these four categories accounted for approximately 25%, 53%, 18%, and 4%, respectively, of American River Bank's loan portfolio. This mix was relatively unchanged compared to 24%, 54%, 18%, and 4% at December 31, 1998. Continuing strong economic activity in American River Bank's market area, combined with ongoing marketing efforts, offset by normal loan paydowns and payoffs, resulted in net increases in loan balances for all loan categories in 1999 over 1998. The deferred loan fees have been decreasing over the same period as a competitive market has reduced loan origination fees. Table Three below summarizes the composition of the loan portfolio for the three months ended March 31, 2000 and the past five years as of December 31.

TABLE THREE:  LOAN PORTFOLIO COMPOSITION

-------------------------------------------------------------------------------------------------------------
                              March 31,                                   December 31,
                         -----------------         ----------------------------------------------------------
(In thousands)           2000         1999         1999        1998         1997         1996         1995
-------------------------------------------------------------------------------------------------------------
Commercial           $  31,840    $  25,816    $  30,265    $  27,615    $  24,354    $  26,849    $  26,702
Real estate:
   Mortgage             71,243       61,824       62,867       61,034       61,375       59,000       57,862
   Construction         13,087       22,920       21,307       20,768       10,552        2,894        5,175
Consumer                 4,411        5,011        4,859        4,644        5,665        2,202        2,238
Deferred loan fees        (360)        (333)        (311)        (370)        (399)        (407)        (482)
-------------------------------------------------------------------------------------------------------------
Total loans            120,221      115,238      118,987      113,691      101,547       90,538       91,495
Allowance for
   credit losses        (1,736)      (1,450)      (1,679)      (1,362)      (1,174)      (1,169)      (1,417)
-------------------------------------------------------------------------------------------------------------
Total net loans      $ 118,485    $ 113,788    $ 117,308    $ 112,329    $ 100,373    $  89,369    $  90,078
=============================================================================================================

         The majority of American River Bank's loans are direct loans made to individuals and local businesses. American River Bank relies substantially on local promotional activity, personal contacts by bank officers, directors and employees to compete with other financial institutions. American River Bank makes loans to borrowers whose applications include a sound purpose, and a viable primary repayment source generally backed by a secondary source of repayment.

         Commercial loans consist of credit lines for operating needs, loans for equipment purchases, working capital, and various other business loan products. Consumer loans include a range of traditional consumer loan products offered by American River Bank such as personal lines of credit and loans to finance purchases of autos, boats, recreational vehicles, mobile homes and various other consumer items. Construction loans are generally composed of commitments to customers within American River Bank's service area for construction of both commercial properties and custom and semi-custom single family residences. Other real estate loans consist primarily of loans secured by first trust deeds on commercial and residential properties typically with maturities from 3 to 10 years and original loan to value ratios generally from 70% to 80%. In general, except in the case of loans with SBA guarantees, American River Bank does not make long-term mortgage loans; however, American River Bank has a residential lending division to assist customers in securing most forms of longer term single-family mortgage financing.

         Average net loans during the three months ended March 31, 2000 were $119,738,000 which represents a 2.9% increase over the average of $116,399,000 during the three months ended March 31, 1999. Average loans in 1999 were $113,853,000 representing an increase of $6,314,000 or 5.9% over 1998. Loan growth in 1999 resulted from a favorable economy in American River Bank's market area and new borrowers were developed through American River Bank's marketing efforts and credit extensions were expanded to existing borrowers. Average loans in 1998 were $107,539,000 representing an increase of $13,430,000 or 14.3% over 1997.

RISK ELEMENTS

         American River Holdings assesses and manages credit risk on an ongoing basis through a total credit culture that emphasizes excellent credit quality, extensive internal monitoring and established formal lending policies. Additionally, American River Holdings contracts with an outside loan review consultant to periodically review the existing loan portfolio. Management believes its ability to identify and assess risk and return characteristics of American River Holdings' loan portfolio is critical for profitability and growth. Management strives to continue its emphasis on credit quality in the loan approval process, active credit administration and regular monitoring. With this in mind, management has designed and implemented a comprehensive loan review and grading system that functions to continually assess the credit risk inherent in the loan portfolio.

         Ultimately, credit quality may be influenced by underlying trends in economic and business cycles. American River Holdings' business is concentrated in the Sacramento Metropolitan Statistical Area, which is a diversified economy, but with a large State of California government presence and employment base. American River Holdings has significant extensions of credit and commitments to extend credit which are secured by real estate. The ultimate recovery of these loans is generally dependent on the successful operation, sale or refinancing of the real estate. American River Holdings monitors the effects of current and expected market conditions and other factors on the collectability of real estate loans. The more significant factors management considers involve the following: lease, absorption and sale rates; real estate values and rates of return; operating expenses; inflation; and sufficiency of collateral independent of the real estate including, in limited instances, personal guarantees.

         In extending credit and commitments to borrowers, American River Holdings generally requires collateral and/or guarantees as security. The repayment of such loans is expected to come from cash flow or from proceeds from the sale of selected assets of the borrowers. American River Holdings' requirement for collateral and/or guarantees is determined on a case-by-case basis in connection with management's evaluation of the credit-worthiness of the borrower. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, income-producing properties, residences and other real property. American River Holdings secures its collateral by perfecting its interest in business assets, obtaining deeds of trust, or outright possession among other means.

         Management believes that its lending policies and underwriting standards will tend to minimize losses in an economic downturn, however, there is no assurance that losses will not occur under such circumstances. American River Bank loan policies and underwriting standards include, but are not limited to, the following: (1) maintaining a thorough understanding of American River Bank's service area and originating a significant majority of its loans within that area, (2) maintaining a thorough understanding of borrowers' knowledge, capacity, and market position in their field of expertise, (3) basing real estate loan approvals not only on market demand for the project, but also on the borrowers' capacity to support the project financially in the event it does perform to expectations (whether sale or income performance), and (4) maintaining conforming and prudent loan to value and loan to cost ratios based on independent outside appraisals and ongoing inspection and analysis by American River Bank's lending officers.

NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS

         Management generally places loans on nonaccrual status when they become 90 days past due, unless the loan is well secured and in the process of collection. Loans are charged off when, in the opinion of management, collection appears unlikely. Table Four below sets forth nonaccrual loans and loans past due 90 days or more for March 31, 2000 and the past five years as of December 31.

TABLE FOUR:  NON-PERFORMING LOANS

--------------------------------------------------------------------------------
                             March 31,                 December 31,
                             --------- -----------------------------------------
(In thousands)                2000     1999     1998     1997     1996     1995
--------------------------------------------------------------------------------
Past due 90 days or more
 and still accruing:
   Commercial               $   52   $   --   $   --   $   87   $   18   $   --
   Real estate                  --       --       --       --       --      265
   Consumer and other           --       --       --       --       --       --
--------------------------------------------------------------------------------
Nonaccrual:
   Commercial                    9       30      110      281      712       85
   Real estate                  --       --       --       --      466      141
   Consumer and other           --       --       --        7       --       --
--------------------------------------------------------------------------------
Total nonperforming loans   $   61   $   30   $  110   $  375   $1,196   $  491
================================================================================

         Interest due but excluded from interest income on nonaccrual loans was not considered material during the three months ended March 31, 2000, and 1999, and the year ended December 31, 1999; for December 31, 1998 and 1997, these amounts were $77,000 and $64,000, respectively. In 1999, 1998 and 1997 interest income recognized from payments received on nonaccrual loans was $45,000, $8,000 and $7,000, respectively. During the three months ended March 31, 2000, interest recognized from payments received on nonaccrual loans was less than $1,000.

         The recorded investments in loans that were considered to be impaired totaled $61,000, $30,000 and $110,000 at March 31, 2000 and December 31, 1999
and 1998, respectively. The related allowance for loan losses for these loans at March 31, 2000 and December 31, 1999 and 1998 was $9,000, $12,000 and $47,000,
respectively. Management believes that the reserve allocations are adequate for the inherent risk of those loans. The average recorded investment in impaired loans for the years ended December 31, 1999, 1998 and 1997 was $279,000, $254,000 and $548,000, respectively. The average recorded investment in impaired loans for the three months ended March 31, 2000 was $20,000.

         There were no troubled debt restructurings or loan concentrations in excess of 10% of total loans not otherwise disclosed as a category of loans as of March 31, 2000 or December 31, 1999. Management is not aware of any potential problem loans, which were accruing and current at March 31, 2000 or December 31, 1999, where serious doubt exists as to the ability of the borrower to comply with the present repayment terms.

ALLOWANCE FOR LOAN LOSSES ACTIVITY

         The provision for credit losses is based upon management's evaluation of the adequacy of the existing allowance for loans outstanding. This allowance is increased by provisions charged to expense and recoveries, and is reduced by loan charge-offs. Management determines an appropriate provision based upon the interaction of three primary factors: (1) loan portfolio growth, (2) a comprehensive grading and review formula for total loans outstanding, and (3) estimated potential credit losses.

         The allowance for credit losses totaled $1,736,000 or 1.44% of total loans at March 31, 2000, $1,679,000 or 1.41% of total loans at December 31, 1999, $1,362,000 or 1.20% at December 31, 1998, and $1,174,000 or 1.16% at
December 31, 1997. During the first quarter of 2000, $41,000 was transferred out of the allowance for loan loss account into a separate valuation reserve for the accounts receivable servicing receivables. It is the policy of management to maintain the allowance for credit losses at a level adequate for known and future risks inherent in the loan portfolio. Based on information currently available to analyze credit loss potential, including economic factors, overall credit quality, historical delinquency and a history of actual charge-offs, management believes that the credit loss provision and allowance is prudent and adequate. However, no prediction of the ultimate level of loans charged off in future years can be made with any certainty.

         Table Five below summarizes, for the periods indicated, the activity in the allowance for loan losses.

TABLE FIVE:  ALLOWANCE FOR LOAN LOSSES

--------------------------------------------------------------------------------------------------------------------------------
                                                   Three Months
In thousands (except for                              Ended
percentages)                                         March 31,                            Year Ended December 31,
                                              ----------------------   ---------------------------------------------------------
                                                 2000         1999        1999        1998         1997         1996       1995
--------------------------------------------------------------------------------------------------------------------------------
Average loans outstanding                     $ 119,738    $ 116,399   $ 114,489   $ 108,664   $  95,210   $  92,086   $  89,095
--------------------------------------------------------------------------------------------------------------------------------
Allowance for possible loan
losses at beginning of period                 $   1,679    $   1,362   $   1,362   $   1,174   $   1,169   $   1,417   $   1,457

Loans charged off:
   Commercial                                         7            4         100         295         433         679         338
   Real estate                                       --           --          --          22          70          56         104
   Installment                                       --           --          --           7          47          19          18
--------------------------------------------------------------------------------------------------------------------------------
Total                                                 7            4         100         324         550         754         460
--------------------------------------------------------------------------------------------------------------------------------
Recoveries of loans previously charged off:
   Commercial                                        --           --          10         152          20          14          --
   Real estate                                       --           --          --          --          --          --          --
   Consumer                                          --           --          --          --          --           2          --
--------------------------------------------------------------------------------------------------------------------------------
Total                                                --           --          10         152          20          16          --
--------------------------------------------------------------------------------------------------------------------------------
Net loans charged off                                 7            4          90         172         530         738         460
Amount transferred for accounts
  receivable servicing valuation
  reserve                                           (41)          --          --          --          --          --          --
Additions to allowance charged
  to operating expenses                             105           94         407         360         535         490         420
--------------------------------------------------------------------------------------------------------------------------------
Allowance for possible loan
  losses at end of period                     $   1,736    $   1,452   $   1,679   $   1,362   $   1,174   $   1,169   $   1,417
--------------------------------------------------------------------------------------------------------------------------------
Ratio of net charge-offs to average
  loans outstanding                                 .02%         .01%        .08%        .16%        .56%        .81%        .52%

Provision of allowance for possible
  loan losses to average loans
outstanding                                         .35%         .33%        .36%        .33%        .57%        .54%        .48%

Allowance for possible loan losses
  to loans net of deferred fees at
  end of period                                    1.44%        1.26%       1.41%       1.20%       1.16%       1.29%       1.55%

         As part of its loan review process, management has allocated the overall allowance based on specific identified problem loans and historical loss data. Table Six below summarizes the allocation of the allowance for loan losses at March 31, 2000, and at December 31, 1999 and 1998.

TABLE SIX:  ALLOWANCE FOR LOAN LOSSES BY LOAN CATEGORY

---------------------------------------------------------------------------------------------------------------------
(In thousands,
except percentages)            March 31, 2000                 December 31, 1999             December 31, 1998
---------------------------------------------------------------------------------------------------------------------
                                     Percent of loans                 Percent of loans               Percent of loans
                                     in each category                 in each category               in each category
                           Amount    to total loans          Amount    to total loans       Amount    to total loans
---------------------------------------------------------------------------------------------------------------------
Commercial                 $   459          26.5%            $  494          25.4%           $  382       24.3%
Real estate                  1,177          69.8%             1,118          70.6%              921       71.6%
Consumer                       100           3.7%                67           4.0%               59        4.1%
---------------------------------------------------------------------------------------------------------------------
Total allocated            $ 1,736         100.0%            $1,679         100.0%           $1,362       100.0%
---------------------------------------------------------------------------------------------------------------------

OTHER REAL ESTATE

         At March 31, 2000 and at December 31, 1999, American River Holdings did not have any ORE properties. At March 31, 1999, American River Holdings' portfolio included two ORE properties valued at $454,000. At December 31, 1998, American River Holdings held three ORE properties valued at $561,000.

DEPOSITS

         At March 31, 2000, total deposits were $176,329,000 representing an increase of $20,529,000 (13.2%) over the March 31, 1999, balance of $155,800,000. During 1999, deposits increased $22,045,000 (13.9%) to a total of
$180,996,000 at year-end. State of California certificates of deposit accounted for $6,000,000 of the deposit growth. The remainder of the increase in total deposits is attributable to internal growth in noninterest-bearing demand, interest-bearing demand, savings and time deposit categories. Deposits at December 31, 1998, totaled $158,951,000 and were up $12,385,000 (8.5%) over the
1997 year-end balances of $146,566,000.

CAPITAL RESOURCES

         The current and projected capital position of American River Holdings and the impact of capital plans and long-term strategies is reviewed regularly by management. American River Holdings' capital position represents the level of capital available to support continued operations and expansion.

         In May of 1997, the board of directors of American River Holdings authorized a stock repurchase plan. American River Holdings acquired 77,000 shares of its common stock in the open market during 1999, 60,000 in 1998 and 25,000 in 1997. These repurchases were made periodically in the open market with the intention to lessen the dilutive impact of issuing new shares in connection with stock option plans and in conjunction with annual distributions of a five percent common stock dividend.

         American River Holdings and American River Bank are subject to regulations issued by the Board of Governors of the Federal Reserve Bank and the FDIC, which require maintenance of certain levels of capital. At March 31, 2000, shareholders' equity was $17,400,000 representing an increase of $787,000 or 4.7% from $16,613,000 at December 31, 1999. In 1999, shareholders' equity increased $1.2 million or 8.1% from 1998 and increased $1.2 million or 8.2% from 1997. The ratio of total risk-based capital to risk adjusted assets was 13.5% at March 31, 2000 compared to 12.8% at December 31, 1999, and 12.4% at December 31, 1998. Tier 1 risk-based capital to risk-adjusted assets was 12.3% at March 31, 2000, 11.6% at December 31, 1999, and 11.3% at December 31, 1998.

         Table Seven below lists the American River Holdings' actual capital ratios at March 31, 2000, December 31, 1999 and December 31, 1998 as well as the minimum capital ratios for capital adequacy.

TABLE SEVEN:  CAPITAL RATIOS

---------------------------------------------------------------------------------------------------------------
Capital to Risk-Adjusted Assets        At March 31,           At December 31,           Minimum Regulatory
                                           2000             1999            1998        Capital Requirements
---------------------------------------------------------------------------------------------------------------
Leverage ratio                             8.8%              9.2%            8.9%              4.00%

Tier 1 Risk-Based Capital                 12.3%             11.6%           11.3%              4.00%

Total Risk-Based Capital                  13.5%             12.8%           12.4%              8.00%

         The risk-based capital ratios increased in 1999 primarily due to earnings and the exercise of stock options less reductions resulting from the share repurchase program. Capital ratios are reviewed on a regular basis to ensure that capital exceeds the prescribed regulatory minimums and is adequate to meet future needs. All ratios are in excess of the regulatory definition of "well capitalized."

         See "Supervision and Regulation" on page 87 and "American River Holdings and Subsidiaries Consolidated Financial Statements and Independent Auditor's Report--Note 11, Shareholders' Equity" on page 221 for a discussion of regulatory capital requirements. Management believes that American River Holdings' capital is adequate to support current operations and anticipated growth, cash dividends and future capital requirements of American River Holdings and its subsidiaries.

MARKET RISK MANAGEMENT

         Overview. Market risk is the risk of loss from adverse changes in market prices and rates. American River Bank's market risk arises primarily from interest rate risk inherent in its loan and deposit functions. The goal for managing the assets and liabilities of American River Bank is to maximize shareholder value and earnings while maintaining a high quality balance sheet without exposing American River Bank to undue interest rate risk. The Board of Directors has overall responsibility for the interest rate risk management policies. American River Bank has an Asset and Liability Management Committee
(ALCO) which establishes and monitors guidelines to control the sensitivity of earnings to changes in interest rates.

         Asset/Liability Management. Activities involved in asset/liability management include but are not limited to lending, accepting and placing deposits and investing in securities. Interest rate risk is the primary market risk associated with asset/liability management. Sensitivity of earnings to interest rate changes arises when yields on assets change in a different time period or in a different amount from that of interest costs on liabilities. To mitigate interest rate risk, the structure of the balance sheet is managed with the goal that movements of interest rates on assets and liabilities are correlated and contribute to earnings even in periods of volatile interest rates. The asset/liability management policy sets limits on the acceptable amount of variance in net interest margin and market value of equity under changing interest environments. American River Bank uses simulation models to forecast earnings, net interest margin and market value of equity.

         Simulation of earnings is the primary tool used to measure the sensitivity of earnings to interest rate changes. Using computer modeling techniques, American River Bank is able to estimate the potential impact of changing interest rates on earnings. A balance sheet forecast is prepared quarterly using inputs of actual loans, securities and interest bearing liabilities (i.e. deposits/borrowings) positions as the beginning base. The forecast balance sheet is processed against seven interest rate scenarios. The scenarios include a 300, 200 and 100 basis point rising rate forecast, a flat rate forecast and a 300, 200 and 100 basis point falling rate forecast which take place within a one year time frame. The net interest income is measured during the year assuming a gradual change in rates over the twelve-month horizon. American River Bank's 2000 net interest income, as forecast below, was modeled utilizing a forecast balance sheet projected from year-end 1999 balances.

         Table Eight below summarizes the effect on net interest income of a +/-300, +/-200 and +/-100 basis point change in interest rates as measured against a constant rate (no change) scenario. There were no material changes or trends reflected at March 31, 2000 compared to December 31, 1999.

TABLE EIGHT:  INTEREST RATE RISK SIMULATION OF NET INTEREST AS OF
DECEMBER 31, 1999
--------------------------------------------------------------------------------
                                             % Change in NII     % Change in NII
                                               from Current       from Current
                                             12 Month Horizon   12 Month Horizon
                                             ----------------   ----------------
  Variation from a constant rate scenario
      +300bp                                          6.0%            $ 561
      +200bp                                          3.8%            $ 354
      +100bp                                          1.9%            $ 175
      -100bp                                         (0.8)%           $ (79)
      -200bp                                         (1.7)%           $(159)
      -300bp                                         (2.5)%           $(236)

         The simulations of earnings do not incorporate any management actions, which might moderate the negative consequences of interest rate deviations. Therefore, they do not reflect likely actual results, but serve as conservative estimates of interest rate risk.

         American River Bank also uses a second simulation scenario that rate shocks the balance sheet also using a gradual change in rates of +/-300, +/-200 and +/-100 basis points over a twelve month horizon. This scenario provides estimates of the future market value of equity (MVE). MVE measures the impact on equity due to the changes in the market values of assets and liabilities as a result of a change in interest rates. American River Bank measures the volatility of these benchmarks using a twelve month time horizon. Using the December 31, 1999 balance sheet as the base for the simulation, Table Nine below summarizes the effect on the market value of equity with shifts of a +/-100, +/-200 and +/-300 basis point change in interest rates. There were no material changes or trends reflected at March 31, 2000 compared to December 31, 1999.

TABLE NINE:  MARKET VALUE OF EQUITY AS OF DECEMBER 31, 1999
--------------------------------------------------------------------------------
                                              % Change in MVE    % Change in MVE
                                             12 Month Horizon   12 Month Horizon
                                             ----------------   ----------------
Variation from a constant rate scenario
             +300bp                               (11.62)%            $(2,662)
             +200bp                                (7.68)%            $(1,760)
             +100bp                                (3.81)%            $  (872)
             -100bp                                 3.74%             $   857
             -200bp                                 7.42%             $ 1,699
             -300bp                                11.03%             $ 2,525

         These results indicate that the balance sheet is asset sensitive since earnings increase when interest rates rise. The magnitude of the NII change is within American River Bank's policy guidelines. The asset liability management policy limits aggregate market risk, as measured in this fashion, to an acceptable level within the context of risk-return trade-offs.

         Gap analysis provides another measure of interest rate risk. American River Bank is becoming less reliant on gap analysis and in the future will not actively use gap analysis in managing interest rate risk. It is presented here for comparative purposes. Interest rate sensitivity is a function of the repricing characteristics of the portfolio of assets and liabilities. These repricing characteristics are the time frames within which the interest-bearing assets and liabilities are subject to change in interest rates either at replacement, repricing or maturity. Interest rate sensitivity management focuses on the maturity of assets and liabilities and their repricing during periods of changes in market interest rates. Interest rate sensitivity is measured as the difference between the volumes of assets and liabilities in the current portfolio that are subject to repricing at various time horizons. The differences are known as interest sensitivity gaps.

         A positive cumulative gap may be equated to an asset sensitive position. An asset sensitive position in a rising interest rate environment will cause a bank's interest rate margin to expand. This results as floating or variable rate loans reprice more rapidly than fixed rate certificates of deposit that reprice as they mature over time. Conversely, a declining interest rate environment will cause the opposite effect. A negative cumulative gap may be equated to a liability sensitive position. A liability sensitive position in a rising interest rate environment will cause a bank's interest rate margin to contract, while a declining interest rate environment will have the opposite effect.

         As reflected in Table Ten below, at December 31, 1999, the cumulative gap through the one-year time horizon indicates a liability sensitive position. Somewhere between one and five years, American River Bank moves into an asset sensitive position. This interest rate sensitivity table categorizes interest-bearing transaction deposits and savings deposits, also known as non-maturing deposits, as repricing according to the following assumptions table.

         ASSUMPTIONS: The following assumptions were used in the gap analysis with regards to non-maturing deposits.

--------------------------------------------------------------------------------
Non-Maturing Deposit Repricing Assumptions

                               0-3       4-6        7-12       1-2       3-5
                Immediate    Months     Months     Months     Years     Years
DDA-Interest       25%         25%       20%        15%        10%        5%
MMA                25%         25%       20%        15%        15%        0%
Savings            25%         25%       20%        10%        10%       10%
--------------------------------------------------------------------------------

         Table Ten below indicates that American River Bank is liability sensitive through the one-year time horizon, however, the non-maturing deposit liabilities, which have the characteristics of immediate repricing, have not repriced immediately during past interest rate cycles, nor do they actually reprice according to management's assumptions. The assumptions are merely management's estimate based on past interest rate cycles. Consequently, American River Bank's net interest income varies as though American River Bank is asset sensitive (i.e. as interest rates rise, net interest income increases and vice versa). This phenomenon is validated by the modeling as presented in Tables Eight and Nine above.

TABLE TEN:  INTEREST RATE SENSITIVITY
March 31, 2000
-----------------------------------------------------------------------------------------------------
Assets and Liabilities                                 Over three
which Mature or Reprice:                  Next day     months and    Over one
                                         and within      within     and within     Over
(In thousands)            Immediately   three months    one year    five years   five years   Total
-----------------------------------------------------------------------------------------------------
Interest earning assets:
Federal funds sold         $  1,150      $     --      $     --      $     --    $    --    $  1,150
Investment securities            --         5,291        16,101        28,408      9,428      59,228
Loans, excluding
   nonaccrual loans
   and overdrafts            44,016        20,285        20,133        33,500      2,647     120,581
-----------------------------------------------------------------------------------------------------
Total                      $ 45,166      $ 25,576      $ 36,234      $ 61,908    $12,075    $180,959
=====================================================================================================
Interest bearing
   liabilities:
Interest bearing
   demand                  $ 15,958      $ 15,958      $ 22,340      $  9,542    $    --    $ 63,798
Savings                       2,099         2,099         2,519         1,679         --       8,396
Time certificates            10,144        24,441        20,057         4,182         --      58,824
Other borrowings                 --             9            28           175      1,903       2,115
-----------------------------------------------------------------------------------------------------
Total                      $ 28,201      $ 42,507      $ 44,944      $ 15,608    $ 1,903    $133,133
=====================================================================================================
Interest rate
   sensitivity gap         $ 16,965      $(16,931)     $ (8,710)     $ 46,330    $10,172    $ 47,826
Cumulative interest
   rate sensitivity gap    $ 16,965      $    (34)     $ (8,676)     $ 37,654    $47,826
-----------------------------------------------------------------------------------------------------
December 31, 1999
-----------------------------------------------------------------------------------------------------
Assets and Liabilities                                 Over three
  which Mature or Reprice:                Next day     months and    Over one
                                         and within      within     and within     Over
(In thousands)            Immediately   three months    one year    five years   five years   Total
-----------------------------------------------------------------------------------------------------
Interest earning assets:
Federal funds sold         $  7,125      $     --      $     --      $     --    $    --    $  7,125
Investment securities            --        13,637        11,744        28,860      8,853      63,094
Loans, excluding
   nonaccrual loans
   and overdrafts            40,814        20,732        18,982        36,022      2,748     119,172
-----------------------------------------------------------------------------------------------------
Total                      $ 47,939      $ 34,117      $ 30,726      $ 64,882    $11,601    $189,265
=====================================================================================================
Interest bearing
   liabilities:
Interest bearing
   demand                  $ 17,126      $ 17,126      $ 23,976      $ 10,191    $    --    $ 68,419
Savings                       2,127         2,127         2,552         1,700         --       8,506
Time certificates            10,286        23,542        18,420         3,797         32      56,077
Other borrowings                 --             9            28           175      1,913       2,125
-----------------------------------------------------------------------------------------------------
Total                      $ 29,539      $ 42,804      $ 44,976      $ 15,863    $ 1,945    $135,127
=====================================================================================================
Interest rate
   sensitivity gap         $ 18,400      $ (8,561)     $(14,250)     $ 49,019    $ 9,656    $ 54,264
Cumulative interest
   rate sensitivity gap    $ 18,400      $  9,839      $ (4,411)     $ 44,608    $54,264

INFLATION

         The impact of inflation on a financial institution differs significantly from that exerted on manufacturing, or other commercial concerns, primarily because its assets and liabilities are largely monetary. In general, inflation primarily affects American River Holdings and American River Bank through its effect on market rates of interest, which affects American River Bank's ability to attract loan customers. Inflation affects the growth of total assets by increasing the level of loan demand, and potentially adversely affects capital adequacy because loan growth in inflationary periods can increase at rates higher than the rate that capital grows through retention of earnings which may be generated in the future. In addition to its effects on interest rates, inflation increases overall operating expenses. Inflation has not had a material effect upon the results of operations of American River Holdings and its subsidiaries during the periods ending March 31, 2000 and December 31, 1999, 1998, and 1997.

LIQUIDITY

         Liquidity management refers to American River Holdings' ability to provide funds on an ongoing basis to meet fluctuations in deposit levels as well as the credit needs and requirements of its clients. Both assets and liabilities contribute to American River Holdings' liquidity position. Federal funds lines, short-term investments and securities, and loan repayments contribute to liquidity, along with deposit increases, while loan funding and deposit withdrawals decrease liquidity. American River Bank assesses the likelihood of projected funding requirements by reviewing historical funding patterns, current and forecasted economic conditions and individual client funding needs. Commitments to fund loans and outstanding standby letters of credit at March 31, 2000 and December 31, 1999, were approximately $41,218,000 and $1,455,000, and $42,540,000 and $2,311,000, respectively. Such loans relate primarily to revolving lines of credit and other commercial loans, and to real estate construction loans.

         American River Holdings' sources of liquidity consist of overnight funds sold to correspondent banks, unpledged marketable investments and loans held for sale. On March 31, 2000, consolidated liquid assets totaled $28.5 million or 14.4% compared to $37.6 million or 18.7% of total assets and $27.1 million or 15.3% of total consolidated assets on December 31, 1999 and December 31, 1998, respectively. In addition to liquid assets, American River Bank maintains short term lines of credit with correspondent banks. At March 31, 2000 and December 31, 1999, American River Bank had $11,000,000 available under these credit lines. Additionally, American River Bank is a member of the Federal Home Loan Bank. At March 31, 2000 and December 31, 1999, American River Bank could have arranged for up to $4,464,000 and $4,624,000, respectively, in secured borrowings from the FHLB. American River Bank also has informal agreements with various other banks to purchase participations in loans, if necessary. American River Holdings serves primarily a business and professional customer base and, as such, its deposit base is susceptible to economic fluctuations. Accordingly, management strives to maintain a balanced position of liquid assets to volatile and cyclical deposits.

         Liquidity is also affected by portfolio maturities and the effect of interest rate fluctuations on the marketability of both assets and liabilities. In 1998, American River Holdings adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". American River Bank can sell any of its unpledged securities held in the Available for Sale category to meet liquidity needs. Due to the rising interest rate environment throughout the last half of 1999, much of the investment portfolio has experienced price declines, which has resulted in unrealized losses. These unrealized losses limit American River Bank's ability to sell these securities without realizing those losses. However, these securities are available to pledge as collateral for borrowings if the need should arise. American River Bank has established a master repurchase agreement with a correspondent bank to enable such transactions. American River Bank can also pledge securities to borrow from the Federal Reserve Bank and the FHLB.

         The maturity distribution of certificates of deposit in denominations of $100,000 or more is set forth in Table Eleven below for the periods presented. These deposits are generally more rate sensitive than other deposits and, therefore, are more likely to be withdrawn to obtain higher yields elsewhere if available.

TABLE ELEVEN:  CERTIFICATES OF DEPOSIT IN DENOMINATIONS OF $100,000 OR MORE
--------------------------------------------------------------------------------
                                         Three Months Ended         Year Ended
(In thousands)                                 3/31/00               12/31/99
--------------------------------------------------------------------------------
 Three months or less                         $ 14,239               $ 17,352
 Over three months through six months            8,651                  8,138
 Over six months through twelve months           5,193                  3,903
 Over twelve months                              6,438                  6,110
--------------------------------------------------------------------------------
 Total                                        $ 34,521               $ 35,503
================================================================================

         Loan demand also affects American River Bank's liquidity position. Table Twelve below presents the maturities of loans for the period indicated.

TABLE TWELVE:  LOAN MATURITIES
--------------------------------------------------------------------------------
March 31, 2000
--------------------------------------------------------------------------------
                               One year  One year through   Over
(In thousands)                 or less      five years    five years      Total
--------------------------------------------------------------------------------
Commercial                    $ 14,971      $  9,475      $  7,394      $ 31,840
  Real estate -
   construction                  9,618         3,469            --        13,087
  Real estate -
    mortgage                     3,991        22,882        44,370        71,243
  Consumer                       1,284         1,926         1,201         4,411
--------------------------------------------------------------------------------
  Total                       $ 29,864      $ 37,752      $ 52,965      $120,581
================================================================================

         Loans shown above with maturities greater than one year include $74,307,000 of floating interest rate loans and $16,410,000 of fixed rate loans.

December 31, 1999
--------------------------------------------------------------------------------
                               One year  One year through   Over
(In thousands)                 or less      five years    five years      Total
--------------------------------------------------------------------------------
  Commercial                  $ 12,141      $ 11,540      $  6,584      $ 30,265
  Real estate -
   construction                  9,774        11,533            --        21,307
  Real estate -
    mortgage                     5,019        25,969        31,879        62,867
  Consumer                       1,320         2,337         1,202         4,859
--------------------------------------------------------------------------------
  Total                       $ 28,254      $ 51,379      $ 39,665      $119,298
================================================================================

         Loans shown above with maturities greater than one year include $75,138,000 of floating interest rate loans and $15,906,000 of fixed rate loans.

         The maturity distribution and yields of the investment portfolios are presented in Table Thirteen below.

TABLE THIRTEEN:  SECURITIES MATURITIES AND WEIGHTED AVERAGE YIELDS
MARCH 31, 2000 AND DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------------------------------------
                                                                                                      Weighted
                                                   Amortized   Unrealized  Unrealized      Market      Average
(In thousands)                                        Cost        Gain       Losses         Value       Yield
--------------------------------------------------------------------------------------------------------------
March 31, 2000
AVAILABLE-FOR-SALE SECURITIES:
U.S. Treasury and agency securities
     Maturing within 1 year                          $  5,981   $      1    $    (10)    $     5,972    6.188%
     Maturing after 1 year but within 5 years          13,147                   (209)         12,938    6.264%
State & political subdivisions
     Maturing within 1 year                               200                                    200    6.100%
     Maturing after 1 year but within 5 years           1,295                    (41)          1,254    6.705%
     Maturing after 5 years but within 10 Years           450                    (27)            423    6.337%
     Maturing after 10 years                            6,853         32        (217)          6,668    7.634%
Other
     Maturing within 1 year                             4,890                                  4,890    6.180%
     Maturing after 5 years but within 10 years           482                    (12)            470    8.382%
     Maturing after 10 years                              486         14          (1)            499   10.125%
     Non maturing                                         650         10                         660    5.590%
----------------------------------------------------------------------------------------------------
Total investment securities                          $ 34,434   $     57    $   (517)    $    33,974    6.596%
====================================================================================================
December 31, 1999
AVAILABLE-FOR-SALE SECURITIES:
U.S. Treasury and agency securities
     Maturing within 1 year                          $  6,481   $      4    $     (6)    $     6,479    6.173%
     Maturing after 1 year but within 5 years          11,356                   (138)         11,218    6.104%
State & political subdivisions
     Maturing after 1 year but within 5 years           1,156                    (27)          1,129    6.426%
     Maturing after 5 years but within 10 Years           450                    (26)            424    6.333%
     Maturing after 10 years                            6,856         15        (295)          6,576    7.855%
Other
     Maturing within 1 year                             9,908                                  9,908    6.168%
     Maturing after 5 years but within 10 years           252                    (17)            235    8.652%
     Maturing after 10 years                              486         25                         511   10.135%
     Non maturing                                         573         15                         588    5.580%
----------------------------------------------------------------------------------------------------
Total investment securities                          $ 37,518   $     59    $   (509)    $    37,068    6.520%
====================================================================================================
December 31, 1998
AVAILABLE-FOR-SALE SECURITIES:
U.S. Treasury and agency securities
     Maturing within 1 year                          $  6,111   $     33                 $     6,144    6.161%
     Maturing after 1 year but within 5 years           6,049        107                       6,156    6.177%
State & political subdivisions
     Maturing within 1 year                               200                                    200    6.070%
     Maturing after 10 years                            2,744         92    $     (4)          2,832    7.412%
Other
     Maturing within 1 year                             7,952                                  7,952    5.555%
     Maturing after 5 years but within 10 years           252         17                         269    8.652%
     Maturing after 10 years                              486         38                         524   10.117%
     Non maturing                                         539          9          (2)            546    5.620%
----------------------------------------------------------------------------------------------------
Total investment securities                          $ 24,333   $    296    $     (6)    $    24,623    6.212%
====================================================================================================

---------------------------------------------------------------------------------------------------------
                                                                                                 Weighted
                                                 Amortized  Unrealized  Unrealized     Market     Average
(In thousands)                                      Cost       Gain       Losses       Value       Yield
---------------------------------------------------------------------------------------------------------
March 31, 2000
HELD-TO-MATURITY SECURITIES:
U.S. Treasury and agency securities
     Maturing within 1 year                        $ 1,999         --    $     (7)    $ 1,992      6.004%
     Maturing after 1 year but within 5 years          502                                502      6.807%
State & political subdivisions
     Maturing within 1 year                            116   $      1                     117      8.250%
     Maturing after 1 year but within 5 years        1,880          8          (9)      1,879      7.054%
     Maturing after 5 years but within 10 Years         23                                 23     15.840%
Government guaranteed mortgage backed securities    11,462          1        (187)     11,276      6.417%
Other
     Maturing within 1 year                          1,311                    (15)      1,296      5.513%
     Maturing after 1 year but within 5 years        2,330                    (34)      2,296      6.535%
---------------------------------------------------------------------------------------------
Total investment securities                        $19,623   $     10    $   (252)    $19,381      6.422%
=============================================================================================
December 31, 1999
HELD-TO-MATURITY SECURITIES:
U.S. Treasury and agency securities
     Maturing within 1 year                        $ 1,505         --    $     (3)    $ 1,502      5.862%
     Maturing after 1 year but within 5 years        1,498   $      3          (4)      1,497      6.397%
State & political subdivisions
     Maturing within 1 year                            116          2                     118      8.250%
     Maturing after 1 year but within 5 years        2,041         14          (7)      2,048      6.979%
     Maturing after 5 years but within 10 Years         31                                 31     15.840%
Government guaranteed mortgage backed securities    11,891         --        (155)     11,736      6.421%
Other
     Maturing within 1 year                            753                     (3)        750      5.703%
     Maturing after 1 year but within 5 years        2,664                    (42)      2,622      6.054%
---------------------------------------------------------------------------------------------
Total investment securities                        $20,499   $     19    $   (214)    $20,304      6.384%
=============================================================================================
December 31, 1998
HELD-TO-MATURITY SECURITIES:
U.S. Treasury and agency securities
     Maturing within 1 year                        $ 1,503   $      9          --     $ 1,512      6.366%
     Maturing after 1 year but within 5 years        3,012         63                   3,075      6.128%
State & political subdivision
     Maturing within 1 year
     Maturing after 1 year but within 5 years        1,971         72    $     (1)      2,042      6.901%
     Maturing after 5 years but within 10 Years        238          6                     244      8.259%
Government guaranteed mortgage backed securities     6,534          8         (45)      6,497      6.421%
Other
     Maturing within 1 year                          1,837          6                   1,843      5.876%
     Maturing after 1 year but within 5 years        1,082          2                   1,084      5.733%
---------------------------------------------------------------------------------------------
Total investment securities                        $16,177   $    166    $    (46)    $16,297      6.339%
=============================================================================================

         The principal cash requirements of American River Holdings are for expenses incurred in the support of administration and operations. For nonbanking functions, American River Holdings is dependent upon the payment of cash dividends by American River Bank to service its commitments. American River Holdings expects that the cash dividends paid by American River Bank to American River Holdings will be sufficient to meet this payment schedule.

OFF-BALANCE SHEET ITEMS

         American River Bank has certain ongoing commitments under operating leases. See "American River Holdings and Subsidiaries Consolidated Financial Statements and Independent Auditor's Report--Note 10, Commitments and Contingencies" on page 219. These commitments do not significantly impact operating results.

         As of March 31, 2000 and December 31, 1999, commitments to extend credit and letters of credit were the only financial instruments with off-balance sheet risk. American River Bank has not entered into any contracts for financial derivative instruments such as futures, swaps, options or similar instruments. Loan commitments and letters of credit were $42,673,000, $44,851,000 and $36,921,000 at March 31, 2000, December 31, 1999 and December
31, 1998, respectively. As a percentage of net loans these off-balance sheet items represent 36.0%, 38.2% and 32.9%, respectively.

DISCLOSURE OF FAIR VALUE

         The Financial Accounting Standards Board (FASB), Statement of Financial Accounting Standards Number 107, Disclosures about Fair Value of Financial Statements, requires the disclosure of fair value of most financial instruments, whether recognized or not recognized in the financial statements. The intent of presenting the fair values of financial instruments is to depict the market's assessment of the present value of net future cash flows discounted to reflect both current interest rates and the market's assessment of the risk that the cash flows will not occur.

         In determining fair values, American River Holdings used the carrying amount for cash and cash equivalents, accounts receivable, servicing receivable, accrued interest receivable and accrued interest payable as all of these instruments are short term in nature. Securities are reflected at quoted market values. Loans and deposits have a long term time horizon which required more complex calculations for fair value determination. Loans are grouped into homogeneous categories and broken down between fixed and variable rate instruments. Loans with a variable rate, which reprice immediately, are valued at carrying value. The fair value of fixed rate instruments is estimated by discounting the future cash flows using current rates. Credit risk and repricing risk factors are included in the current rates. Fair value for nonaccrual loans is reported at carrying value and is included in the net loan total. Since the allowance for loan losses exceeds any potential adjustment for nonaccrual valuation, no further valuation adjustment has been made.

         Demand deposits, savings and certain money market accounts are short term in nature so the carrying value equals the fair value. For certificates of deposit, the fair value is estimated by discounting the future cash payments using the rates currently offered for deposits of similar remaining maturities.

         At year-end 1999, the fair values calculated on American River Bank's financial instruments are 0.1% below the carrying values versus .03% above the carrying values at year-end 1998. The change in the calculated fair value percentage relates to the loan and investment categories and is the result of changes in interest rates in 1999. See "American River Holdings and Subsidiaries Consolidated Financial Statements and Independent Auditor's Report--Note 16, Disclosures About Fair Value of Financial Instruments" on page 229. There were no material changes or trends reflected at March 31, 2000 compared to December 31, 1999.

YEAR 2000

         During 1998 and 1999, management of American River Holdings focused the appropriate resources to address the potential problems that could arise regarding the Year 2000 (Y2K) century date change. American River Holdings' mission critical systems were evaluated, modified as required and contingency plans were put into place should the systems have experienced any failures. The century date change passed without any operational difficulties. There are certain dates within the year 2000 that have been identified as critical processing dates. The first was January 31, the end of the first month of the year, the second was February 29, leap year day, and the third was March 31, the end of the first quarter. American River Holdings did not experience any processing problems on those dates. Upcoming dates during the year are October 10, the first date to require an 8-digit field (10/10/2000), and December 31, the end of the year. Those dates were tested as part of the Y2K project. American River Holdings does not anticipate having any processing problems on those dates, however, failure by third parties adequately to remediate Y2K issues could have an impact upon American River Holdings, which is impossible to quantify. Nevertheless, American River Holdings currently expects that its Y2K compliance efforts will be successful without material adverse effects on its business.

ACCOUNTING PRONOUNCEMENTS

         The Financial Standards Accounting Board has proposed the elimination of "pooling of interests" accounting by December 31, 2000. The result of this accounting change will be that all mergers consummated after December 31, 2000 will be accounted for as "purchase" transactions, resulting in the amortization of goodwill in any merger where the purchase price exceeds the asset value of the acquired company. The goodwill amortization will reduce future reported income of the merged companies. Additionally, in bank mergers, the goodwill in a purchase accounting transaction will not be included in the calculation of regulatory capital requirements. The effect of the elimination of "pooling of interests" accounting is uncertain, however, it could result in lower merger premiums for sellers with the possibility of fewer transactions occurring after December 31, 2000.

         In June 1998, the Financial Accounting Standards Board issued SFAS 133, Accounting for Derivative Instruments and Hedging Activity, which was subsequently amended on June 15, 2000. The Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Management does not believe that the adoption of SFAS 133 will have a significant impact on its financial position and results of operations when implemented.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         There has been no change in the independent accountants engaged to audit the financial statements of American River Holdings and its subsidiaries during the last two fiscal years ended December 31, 1999. There have been no disagreements with such independent accountants during the last two fiscal years ended December 31, 1999, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                    INFORMATION ABOUT NORTH COAST BANK, N.A.

GENERAL DEVELOPMENT OF BUSINESS

         North Coast Bank, N.A., formerly Windsor Oaks National Bank, is a national banking association, organized in 1990 with its administrative headquarters in Santa Rosa, California. North Coast Bank, N.A. is locally owned and presently operates three full service banking offices within its primary service area of Sonoma County, in the cities of Healdsburg, Santa Rosa and Windsor. North Coast Bank, N.A. also services Napa, Marin and Mendocino Counties through loan relationships in these areas. North Coast Bank, N.A.'s primary business is servicing the business or commercial banking needs of small to mid-sized businesses within Sonoma County. North Coast Bank, N.A.'s marketing strategy emphasizes local ownership and a local decision process.

         North Coast Bank, N.A. is chartered under the laws of the United States and is governed by the National Bank Act, and is a member of the Federal Reserve System. The deposits of North Coast Bank, N.A. are insured by the Federal Deposit Insurance Corporation up to the applicable legal limits. North Coast Bank, N.A. is subject to regulation, supervision and regular examination by the Office of the Comptroller of the Currency. The regulations of the Federal Deposit Insurance Corporation, Board of Governors of the Federal Reserve System, and the Office of the Comptroller of the Currency govern many aspects of North Coast Bank, N.A.'s business and activities, including investments, loans, borrowings, branching, mergers and acquisitions, reporting and numerous other areas. North Coast Bank, N.A. is also subject to applicable provisions of California law to the extent those provisions are not in conflict with or preempted by federal banking law. See "Supervision and Regulation" on page 87.

         North Coast Bank, N.A. offers a broad range of services to individuals and businesses in its primary service area with an emphasis upon efficiency and personalized attention. North Coast Bank, N.A. provides a full line of business financial products with specialized services such as courier, appointment banking, and business internet banking. North Coast Bank, N.A. offers personal and business checking and savings accounts, including individual interest-bearing negotiable orders of withdrawal ("NOW"), money market accounts and/or accounts combining checking and savings accounts with automatic transfer capabilities, IRA accounts, time certificates of deposit and direct deposit of social security, pension and payroll checks and computer cash management with access through the internet. North Coast Bank, N.A. also makes available commercial, standby letters of credit, construction, accounts receivable, inventory, automobile, home improvement, residential real estate, commercial real estate, single family mortgage, Small Business Administration, office equipment, leasehold improvement and installment loans as well as overdraft protection lines of credit. In addition, North Coast Bank, N.A. sells travelers checks and cashiers checks, offers automated teller machine (ATM) services tied in with major statewide and national networks and offers other customary commercial banking services.

         Most of North Coast Bank, N.A.'s deposits are obtained from commercial businesses, professionals and individuals. As of March 31, 2000 North Coast Bank had a total of 1,712 accounts consisting of demand deposit, NOW and money market accounts with an average balance of approximately $11,762; 740 savings accounts with an average balance of approximately $4,646; time certificates of $100,000 or more with an average balance of $115,600; and other time deposits with an average balance of approximately $26,425. On occasion, North Coast Bank, N.A. has obtained deposits through deposit brokers for which North Coast Bank, N.A. pays a broker fee. As of March 31, 2000, North Coast Bank, N.A. has 12 of such deposits totaling $1,141,000. There is no concentration of deposits or any customer with 5% or more of North Coast Bank, N.A.'s deposits.

         At March 31, 2000, North Coast Bank, N.A. had total assets of $49,545,000, total net loans of $39,648,000, deposits of $44,345,000 and shareholders' equity of $4,094,000. North Coast Bank, N.A.

competes with approximately 18 other banking or savings institutions in its service areas. North Coast Bank, N.A.'s market share of Federal Deposit Insurance Corporation insured deposits in the service area of Sonoma County was approximately .63% (based upon the most recent information made available by the Federal Deposit Insurance Corporation through June 30, 1999). See
"Competition--Competitive Data" on page 92.

         At March 31, 2000, North Coast Bank, N.A. employed 25 persons on a full-time basis. North Coast Bank, N.A. believes its employee relations are excellent.

PROPERTIES

         North Coast Bank, N.A. leases premises at 8733 Lakewood Drive, Windsor, California. The office space is leased from Hotel St. Paul Partnership. The lease term is 10 years and expires on February 1, 2003. The premises consist of approximately 5,760 square feet on the first and second floors and the current monthly rent is $7,760.

         North Coast Bank, N.A. owns premises at 412 Center Street, Healdsburg, California. The premises were purchased June 1, 1993. The purchase price for the land and building was $343,849. The building is 2,620 square feet sitting on 10,835 square feet of land.

         North Coast Bank, N.A. leases premises at 50 Santa Rosa Avenue, Santa Rosa, California. The office space is leased from Rosario LLC. The lease term is 10 years and expires on October 31, 2008. The premises consist of 7,072 square feet on the ground floor and the current monthly rent is $8,840.

LEGAL PROCEEDINGS

         There are no material legal proceedings adverse to North Coast Bank, N.A. which any director, officer, affiliate of North Coast Bank, N.A., or 5% shareholder of North Coast Bank, N.A. or its subsidiaries, or any associate of any such director, officer, affiliate or 5% shareholder of North Coast Bank, N.A. or its subsidiaries are a party, and none of the above persons has a material interest adverse to North Coast Bank, N.A.

         From time to time, North Coast Bank, N.A. is a party to claims and legal proceedings arising in the ordinary course of business. North Coast Bank, N.A.'s management is not aware of any material pending legal proceedings to which either it or its subsidiaries may be a party or has recently been a party, which will have a material adverse effect on the financial condition or results of operations of North Coast Bank, N.A.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                 RESULTS OF OPERATIONS OF NORTH COAST BANK, N.A.

         The following is North Coast Bank, N.A. management's discussion and analysis of the significant changes in income and expense accounts for the years ended December 31, 1999, 1998 and 1997 and the three months ended March 31, 2000 and 1999.

         The following information includes forward-looking statements which are subject to various uncertainties and risks which could cause actual results to differ materially from those projected. Factors which could cause or contribute to changes in actual results from those projected include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, and fee and other noninterest income earned, competitive effects in the banking industry, changes in the interest rate environment, general economic conditions, nationally, regionally and in the operating market areas of North Coast Bank, N.A., changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, and the effects of computer problems related to the year 2000. Therefore, the following information should be carefully considered when evaluating the business prospects of North Coast Bank, N.A. and to assess the uncertainties and risks involved in the business conducted by North Coast Bank, N.A.

INTRODUCTION

         The discussion below is designed to provide a better understanding of significant trends related to North Coast Bank, N.A.'s financial condition, results of operations, liquidity, capital resources and interest rate sensitivity. It should be read in conjunction with the North Coast Bank, N.A.'s audited financial statements and unaudited interim financial statements and notes thereto and the other financial information appearing elsewhere in this joint proxy statement/prospectus.

RESULTS OF OPERATIONS

NET INTEREST INCOME AND NET INTEREST MARGIN

         Net interest income represents the excess of interest and fees earned on interest earning assets (loans, securities, federal funds sold and investments in time deposits) over the interest paid on deposits and borrowed funds. Net interest margin is net interest income expressed as a percentage of average earning assets.

         North Coast Bank, N.A.'s net interest margin was 6.61% in 1997, 6.23% in 1998, and 6.20% in 1999. The net interest margin for the three months ended March 31, 1999 was 5.76% and for the three months ended March 31, 2000 was 6.46%.

         The fully taxable equivalent interest income component increased from $2,533,000 in 1997 to $2,993,000 in 1998, and to $3,653,000 in 1999,
representing an 18.2% increase in 1998 over 1997 and a 22.1% increase in 1999 over 1998. Total interest income increased from $827,000 for the three months ended March 31, 1999, to $1,062,000 for the three months ended March 31, 2000, representing a 28.4% increase. The total interest income increase in 1998 was primarily the result of a 23.1% growth in the loan portfolio resulting from a concentrated effort on business lending and the effects of a strong construction market. The interest income increase in 1999 was primarily the result of an increase in average outstanding loan balances of $8,674,000 for 1999, which reflected a 33.6% increase over 1998 balances. This increase contributed an additional $876,000 to interest income and was offset in part by an average 30 basis point decrease in loan yields that caused a reduction of $103,000 in interest income. Competitive pressures and three 25 basis point decreases in the prime rate late in 1998 contributed to the lower yields. The securities portfolio average balances decreased by $1,413,000 or 54.6% from 1998 to 1999 and the average weighted yield received on securities was down 32 basis points due to rate decreases and the calling and payoffs of higher yielding investments.

         Total interest expense increased from $753,000 in 1997 to $973,000 in 1998 and to $1,195,000 in 1999, representing a 29.2% increase in 1998 over 1997 and a 22.8% increase in 1999 over 1998. The increase in interest expense in 1998 over 1997 was the result of a 26.2% increase in average interest bearing deposits along with a minor 9 basis point increase in the weighted average yield. The increase in interest expense in 1999 over 1998 primarily resulted from a 28.4% increase in average interest bearing deposits offset by a 17 basis point reduction in the average weighted yield. The total interest expense increased from $291,000 for the three months ended March 31, 1999, to $354,000 for the three months ended March 31, 2000, representing a 21.6% increase.

         Table One, Analysis of Net Interest Margin on Earning Assets, and Table Two, Analysis of Volume and Rate Changes on Net Interest Income and Expenses, are provided to enable the reader to understand the components and past trends of North Coast Bank, N.A.'s interest income and expenses. Table One provides an analysis of net interest margin on earning assets setting forth average assets, liabilities and shareholders' equity; interest income earned and interest expense paid and average rates earned and paid; and the net interest margin on earning assets. Table Two presents an analysis of volume and rate change on net interest income and expense.


TABLE ONE:  ANALYSIS OF NET INTEREST MARGIN ON EARNING ASSETS
------------------------------------------------------------------------------------------------------

Three Months Ended March 31,                        2000                             1999
                                         ----------------------------    -----------------------------
(Taxable Equivalent Basis)                 Avg                   Avg       Avg                   Avg
(In Thousands, Except Percentages)       Balance    Interest    Yield    Balance    Interest    Yield
                                         -------    --------    -----    -------    --------    -----
ASSETS:
Earning assets
  Loans (1)                             $ 40,756    $ 1,003     9.98%    $ 31,550    $ 754       9.69%
  Taxable investment
    securities                             1,181         20     6.87%         826       13       6.38%
  Tax-exempt investment
     securities (2)                          173          3     7.03%         173        3       7.03%
  Corporate stock                            290          4     5.59%         210        3       5.79%
  Federal funds sold                       1,379         21     6.18%       4,208       48       4.63%
  Investments in time deposits               644         11     6.93%         770        6       3.16%
                                        --------    -------              --------    -----
Total earning assets                      44,423      1,062     9.70%      37,737      827       8.89%
Cash & due from banks                      2,769    -------                 2,447    -----
Other assets                                 913                              890
                                        --------                         --------
                                        $ 48,105                         $ 41,074
                                        ========                         ========

LIABILITIES & SHAREHOLDERS' EQUITY
Interest bearing liabilities:
  NOW & MMDA                            $ 14,199        111     3.17%    $ 11,372       88       3.14%
  Savings                                  4,352         27     2.52%       4,570       29       2.57%
  Time deposits                           15,645        201     5.21%      14,113      174       5.00%
  Other borrowings                         1,034         15     5.80%          --       --         --%
                                        --------    -------              --------    -----
Total interest bearing
  liabilities                             35,230        354     4.08%      30,055      291       3.93%
Demand deposits                            8,684    -------                 6,819    -----
Other liabilities                            108                              342
                                        --------                         --------
Total liabilities                         44,022                           37,216
Shareholders' equity                       4,083                            3,858
                                        --------                         --------
                                        $ 48,105                         $ 41,074
                                        ========                         ========
Net interest income & margin (3)                    $   708     6.46%                $ 536       5.76%
                                                    =======     =====                =====       =====

(1) Loan interest includes loan fees of $25,000 and $21,000 during the three months ending March 31, 2000 and March 31, 1999, respectively.
(2) Includes taxable-equivalent adjustments that primarily relate to income on certain securities that is exempt from federal income taxes. The effective federal statutory tax rate was 34% for the periods presented.
(3) Net interest margin is computed by dividing net interest income by total average earning assets.

                                       65

-------------------------------------------------------------------------------------------------------------------

Year Ended December 31,
                                         1999                        1998                          1997
                             --------------------------   --------------------------    --------------------------
(Taxable Equivalent Basis)     Avg                 Avg      Avg                 Avg       Avg                 Avg
(In Thousands, Except        Balance   Interest   Yield   Balance   Interest   Yield    Balance   Interest   Yield
  percentages)               -------   --------   -----   -------   --------   -----    -------   --------   -----
ASSETS:
Earning assets
  Loans (1)                  $ 34,516   $3,383    9.80%  $ 25,842    $2,610    10.10%  $ 20,990    $2,162    10.30%
  Taxable investment
    securities                    755       46    6.09%     2,248       146     6.49%     3,862       256     6.63%
  Tax-exempt investment
     securities (2)               173       12    6.86%       137         9     6.49%        --        --       --%
  Corporate stock                 247       14    5.67%       203        12     5.91%       184        12     6.52%
  Federal funds sold            3,065      152    4.96%     3,621       192     5.30%     1,821        98     5.38%
  Investments in time
     deposits                     900       46    5.11%       378        24     6.35%        56         5     8.93%
                             --------   ------           --------    ------            --------    ------
Total earning assets           39,656    3,653    9.21%    32,429     2,993     9.23%    26,913     2,533     9.41%
Cash & due from banks           2,629   ------              2,158    ------               1,865    ------
Other assets                      953                         763                           747
                             --------                    --------                      --------
                             $ 43,238                    $ 35,350                      $ 29,525
                             ========                    ========                      ========

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest bearing liabilities:
  NOW & MMDA                 $ 12,557      381    3.03%  $  7,678       210     2.74%  $  5,443       138     2.54%
  Savings                       4,814      121    2.51%     5,139       134     2.61%     4,701       122     2.60%
  Time deposits                13,769      671    4.87%    11,731       629     5.36%     9,309       493     5.30%
  Other borrowings                380       22    5.79%        --        --       --%        --        --       --%
                             --------   ------           --------    ------            --------    ------
Total interest bearing
  liabilities                  31,520    1,195    3.79%    24,548       973     3.96%    19,453       753     3.87%
Demand deposits                 7,554   ------              7,014    ------               6,729    ------
Other liabilities                 250                         150                           118
                             --------                    --------                      --------
Total liabilities              39,324                      31,712                        26,300
Shareholders' equity            3,914                       3,638                         3,225
                             --------                    --------                      --------
                             $ 43,238                    $ 35,350                      $ 29,525
                            =========                    ========                      ========
Net interest income &
  margin (3)                            $2,458    6.20%              $2,020     6.23%              $1,780      6.61%
                                        ======    =====              ======     =====              ======      =====

(1) Loans interest includes loan fees of $104,000, $55,000 and $28,000 in 1999, 1998 and 1997, respectively.
(2) Includes taxable-equivalent adjustments that primarily relate to income on certain securities that is exempt from federal income taxes. The effective federal statutory tax rate was 34% for the periods presented.
(3) Net interest margin is computed by dividing net interest income by total average earning assets.

TABLE TWO:  ANALYSIS OF VOLUME AND RATE CHANGES ON NET INTEREST INCOME AND
            EXPENSES
--------------------------------------------------------------------------------
(In thousands) Three Months Ended March 31, 2000 over 1999
Increase (decrease) due to change in:

Interest-earning Assets:                      Volume    Rate (4)     Net Change
                                              ------    --------     ----------
   Net loans (1)(2)                            $ 220      $  29        $ 249
   Taxable investment securities                   6          1            7
   Tax exempt investment securities (3)
   Corporate stock                                 1                       1
   Federal funds sold                            (32)         5          (27)
   Investment in time deposits                    (1)         6            5
                                               -----      -----        -----
     Total                                       194         41          235
                                               -----      -----        -----

Interest-bearing liabilities:
   Demand deposits                                22          1           23
   Savings deposits                               (1)        (1)          (2)
   Time deposits                                  19          8           27
   Other borrowings                                0         15           15
                                               -----      -----        -----
     Total                                        40         23           63
                                               -----      -----        -----
Interest differential                          $ 154      $  18        $ 172
                                               =====      =====        =====

--------------------------------------------------------------------------------
(In thousands) Year Ended December 31, 1999 over 1998
Increase (decrease) due to change in:

Interest-earning Assets:                      Volume    Rate (4)     Net Change
                                              ------    --------     ----------
   Net loans (1)(2)                            $ 876      $(103)       $ 773
   Taxable investment securities                 (97)        (3)        (100)
   Tax exempt investment securities (3)            2          1            3
   Corporate stock                                 3         (1)           2
   Federal funds sold                            (29)       (11)         (40)
   Investment in time deposits                    33        (11)          22
                                               -----      -----        -----
     Total                                       788       (128)         660
                                               -----      -----        -----

Interest-bearing liabilities:
   Demand deposits                               133         38          171
   Savings deposits                               (8)        (5)         (13)
   Time deposits                                 109        (67)          42
   Other borrowings                               --         22           22
                                               -----      -----        -----
     Total                                       234        (12)         222
                                               -----      -----        -----
Interest differential                          $ 554      $(116)       $ 438
                                               =====      =====        =====

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(In thousands) Year Ended December 31, 1998 over 1997 Increase (decrease) due to change in:

Interest-earning assets:                  Volume      Rate (4)   Net Change
                                         ---------   ---------   ---------
   Net loans (1)(2)                      $    500    $    (52)   $    448
   Taxable investment securities             (107)         (3)       (110)

   Tax exempt investment securities(3)         --           9           9
   Corporate stock                              1          (1)         --
   Federal funds sold & other                  97          (3)         94

   Investment in time deposits
                                               29         (10)         19
                                         --------    --------    --------
     Total                                    520         (60)        460
                                         --------    --------    --------

Interest-bearing liabilities:
   Demand deposits                             57          15          72

   Savings deposits                            11           1          12

   Time deposits                              128           8         136

   Other borrowings                            --          --          --
                                         --------    --------    --------
     Total                                    196          24         220
                                         --------    --------    --------
Interest differential                    $    324    $    (84)   $    240
                                         ========    ========    ========

--------------------------------------------------------------------------------
(1) The average balance of non-accruing loans is immaterial as a percentage of total loans and, as such, has been included in net loans.
(2) Loan fees of $25,000 and $21,000 during the three months ended March 31, 2000 and 1999, respectively, and $104,000, $55,000 and $28,000 for the years ended December 31, 1999, 1998 and 1997, respectively, have been included in the interest income computation.
(3) Includes taxable-equivalent adjustments that primarily relate to income on certain securities that is exempt from federal income taxes. The effective federal statutory tax rate was 34% for the three months ending March 31, 2000 and the years ended 1999, 1998 and 1997.
(4)  The rate/volume variance has been included in the rate variance.

PROVISION FOR LOAN LOSSES

         North Coast Bank, N.A. provided $28,000 for loan losses for the three months ended March 31, 2000 as compared to $30,000 for the three months ended March 31, 1999. North Coast Bank, N.A. experienced net loan recovery of $23,000 for the three months ended March 31, 2000 and had no charge-offs or recoveries in the same period during 1999. In 1999, North Coast Bank, N.A. made provisions for loan losses of $175,000 and net charge-offs were $122,000 or .36% of average loans outstanding. In 1998, net loans charged-off totaled $170,000 or .67% of average loans outstanding. During 1998 and 1997, North Coast Bank, N.A. made provisions for loan losses of $149,000 and $70,000, respectively.

SERVICE CHARGES AND FEES AND OTHER INCOME

         Noninterest income was up 28,000 or 47.5% to $86,000 for the three months ended March 31, 2000 as compared to $58,000 for the three months ended March 31, 1999. For the year ended December 31, 1999, noninterest income was up $63,000 or 30.9% to $267,000 from December 31, 1998. Increases were primarily in merchant credit cards due to an increased portfolio (up $48,000 or 89.1%), ATM foreign transactions (up $15,000 or 119.4%), and increased service charge income due to deposit growth.

         For 1998, noninterest income was down $66,000 or 24.4% from 1997 results to $204,000. This was a result of an extraordinary gain on sale of SBA loans in 1997 amounting to $83,000 offset by an increase of $13,000 in SBA servicing fees for 1998.

SALARIES AND BENEFITS

         Salaries and benefits were up $23,000 or 10.0% to $252,000 for the three months ended March 31, 2000 as compared to $229,000 for the three months ended March 31, 1999. For the year ended December 31, 1999, salaries and benefits totaled $870,000, up $158,000 or 22.2% from 1998. Base salaries increased due to the addition of a CFO salary for a full year in 1999 versus 3 months in 1998, additional staffing due to the opening of the Santa Rosa Branch in February 1999, and normal merit increases. Benefit costs increased commensurate with the salaries. At the end of 1999, the full time equivalent
(FTE) staff was 24 versus 20 at the end of 1998.

         Salary and benefits expenses decreased $64,000 or 8.2% to $712,000 in 1998 from 1997. The major factor contributing to this decrease was the unoccupied CFO position for 9 months in 1998. At December 31, 1997, the full time equivalent (FTE) staff was 19.

OCCUPANCY, FURNITURE AND EQUIPMENT

         Occupancy and fixed assets expense increased $19,000 or 19.6% to $117,000 for the three months ended March 31, 2000 as compared to $98,000 for the three months ended March 31, 1999. For the year ended December 31, 1999, occupancy and fixed assets expense was up $178,000 or 59.2% from 1998. This was a result of opening the Santa Rosa Branch in February 1999 which added lease payments of $97,000, common area maintenance (CAM) charges of $22,000, leasehold improvement amortization of $9,000, $7,500 in janitorial and utilities, and $35,000 in additional fixed asset depreciation, insurance, maintenance and support. Premises and fixed asset related expenses were $301,000 in 1998 compared to $299,000 in 1997.

OTHER EXPENSES

         Other expenses increased $55,000 or 31.2% to $231,000 for the three months ended March 31, 2000 as compared to $176,000 for the three months ended March 31, 1999. For the year ended December 31, 1999, other expenses increased $214,000 or 35.4% from 1998 totals. The opening of the Santa Rosa Branch in February 1999 contributed to this increase with marketing and business development expenses up $48,000 or 83% and $20,000 or 44.3% in supplies. Other factors contributing to this increase include merchant credit card expenses up $66,000 or 88.9% to due a doubling of the merchant portfolio, data and item processing expense up $21,000 or 16.8% as a result of growth, and loan expense up $18,000 or 94% due to increased loan volume and loan collection expenses. Other normal price increases and growth in North Coast Bank, N.A.'s operations also contributed to the increase in other expenses.

         Other expenses increased $45,000 or 8.0% to $604,000 in 1998 over 1997. Marketing and business development expense was up $29,000 or 70.5% due to media advertising campaigns and merchant credit card expenses were up $17,000 or 30.3% due to merchant portfolio growth.

PROVISION FOR TAXES

         The effective tax rate on income was 40.7% for the three months ended March 31, 2000 as compared to 37.1% for the three months ended March 31, 1999. The effective tax rate on income was 40.3% and 24.0% at December 31, 1999 and 1998, respectively. Due to the existence of operating loss carry-forwards, tax expense for 1998 was limited to the last five months of the year and no taxes were expensed against income in 1997. The carryforward expired in 1998.

BALANCE SHEET ANALYSIS

         North Coast Bank, N.A.'s total assets were $49,545,000 at March 31, 2000 as compared to $41,546,000 at March 31, 1999, representing an increase of 19.3%. The average balances of total assets at March 31, 2000 was $48,105,000 which represent an increase of $7,031,000 or 17.1% over $41,074,000 at March 31, 1999. Total assets at December 31, 1999 were $47,178,000 compared to $42,177,000 at December 31, 1998, representing an increase of 11.9%. The average balances of total assets of $43,238,000 in 1999 represent an increase of $7,888,000 or 22.3% over $35,350,000 in 1998.

LOANS

         North Coast Bank, N.A.'s lending activities are focused primarily towards making direct loans to local businesses and business owners. The various short and medium-termed lines of credit and commercial loans are for such purposes as operating capital, account receivable and inventory financing, business and professional start-ups, equipment purchases and interim construction financing. Table Three summarizes the composition of the loan portfolio at March 31, 2000 and for the past five calendar year ends starting with December 31, 1995:

TABLE THREE: LOAN PORTFOLIO COMPOSITE
-----------------------------------------------------------------------------------------------------

                             March 31                                 December 31,
                        ----------------        ----------------------------------------------------
(In thousands)          2000        1999        1999        1998        1997        1996        1995
-----------------------------------------------------------------------------------------------------
Commercial           $ 11,687    $  8,526    $ 11,883    $  9,301    $  6,316    $  6,556    $  5,376
Real estate:
   Mortgage            17,094      15,849      15,510      15,542      11,027      10,070      10,723
   Construction         3,738       1,210       4,477       1,587       1,977       1,271       1,931
Agriculture             6,588       4,208       7,200       3,416       1,221          --          --
Consumer                1,076       1,277       1,158       1,374       1,393       1,878       2,102
Deferred loan fees       (101)        (74)       (109)        (86)          5          23         (80)
-----------------------------------------------------------------------------------------------------
Total loans            40,082      30,996      40,119      31,134      21,939      19,798      20,052
Allowance for
   credit losses         (434)       (361)       (383)       (331)       (352)       (346)       (409)
-----------------------------------------------------------------------------------------------------
Total net loans      $ 39,648    $ 30,635    $ 39,736    $ 30,803    $ 21,587    $ 19,452    $ 19,643
-----------------------------------------------------------------------------------------------------

         The success of North Coast Bank, N.A.'s lending program relies substantially on personal contacts by its bank officers, directors and employees, in order to compete with other local financial institutions. Local promotional activities are also utilized in order to generate new business opportunities. North Coast Bank, N.A. provides loans to borrowers who demonstrate sound business practice and good financial acumen. Each approved loan is made based on a specific purpose coupled with viable primary and secondary sources of repayment.

         Commercial loan products include: credit lines to support business operations; term loans for working capital, expansion, or equipment purchases; letters of credit to facilitate domestic and foreign trade; and business credit cards for company purchases or travel expenses. Real estate loans include: land purchase or bridge loans; interim construction loans to build new commercial or residential projects; term loans to facilitate the purchase or refinance of office, industrial, warehouse and single family and multi-family residential properties; agricultural development loans to plant vineyards. Interim construction loans are typically made to owner-users of the property, but are occasionally granted to a well-qualified borrower for "resale" purposes. Term real estate loans are typically made to either investors or owner-users of a property with maturities usually ranging between five to ten years and original loan to values not exceeding 75% for commercial or 80% for residential properties. In general, the Bank does not make long term mortgage loans unless they are made through a government guaranteed loan program such as the Small Business Administration, the Farm Services Agency or the USDA Business and Industry program. Consumer loans available to our borrowers include auto loans, home equity loans and lines of credit, credit cards and personal loans.

         Average net loans (net of deferred fees and allowance for loan loss) during the three months ended March 31, 2000 were $40,241,000 which represents a 29.3% increase over the average of $31,122,000 during the three months ended March 31, 1999. Average net loans in 1999 were $34,062,000 representing an increase of $8,590,000 or 33.7% over 1998. The favorable economic conditions and lower interest rates provided the impetus for continuing loan growth. Average net loans in 1998 were $25,472,000 representing an increase of $4,815,000 or 23.3% over 1997.

RISK ELEMENTS

         North Coast Bank, N.A. assesses and manages credit risk on an ongoing basis through a credit culture that emphasizes excellent credit quality, extensive internal monitoring and established lending policies. Additionally, North Coast Bank, N.A. contracts with an outside loan review consultant to periodically grade new loans and to review the existing loan portfolio. Management believes its ability to identify and assess risk and return characteristics of North Coast Bank, N.A.'s loan portfolio is critical for profitability and growth. Management strives to continue its emphasis on credit quality in the loan approval process through active credit administration and regular monitoring. With this in mind, management has designed and implemented a comprehensive loan review and grading system that functions to continually assess the credit risk inherent in the loan portfolio.

         The overall credit quality of North Coast Bank, N.A.'s loan portfolio may be influenced by underlying trends in both economic and business cycles. North Coast Bank, N.A.'s business is focused into all of Sonoma County. Special emphasis is placed within the three communities that the Bank has offices, i.e., Santa Rosa, Windsor, and Healdsburg. The economy of Sonoma County is diversified with professional services, manufacturing, agriculture and real estate investment and construction. North Coast Bank, N.A. has significant extensions of credit and commitments secured by real estate. The ultimate recovery of these loans is generally dependent on the successful operation, sale or refinancing of the real estate. North Coast Bank, N.A. monitors the effects of current and expected market conditions and other factors related to its ability to collect on its real estate collateral. When approving a real estate related loan, Bank management considers the following items: appraised values; absorption and sale rates; leases and operating expenses; and, rates of return.

         In extending credit and commitments to borrowers, North Coast Bank, N.A. generally requires collateral and/or guarantees as security. The repayment of such loans is expected to come from cash flow or from proceeds from the sale of selected assets of the borrowers. North Coast Bank, N.A.'s requirement for collateral and/or guarantees is determined on a case-by-case basis in connection with management's evaluation of the credit-worthiness of the borrower. Collateral held varies but may include accounts receivable, inventory, commercial real estate, equipment, income-producing properties, single family residences and other assets. North Coast Bank, N.A. secures its collateral by perfecting its interest in business assets, obtaining deeds of trust, or outright possession through other means.

         North Coast Bank, N.A.'s management believes that its lending policies and underwriting standards will tend to minimize losses in an economic downturn, however, there is no assurance that losses will not occur under such circumstances. North Coast Bank, N.A.'s lending policies and underwriting standards include, but are not limited to: a) maintaining a thorough understanding of North Coast Bank, N.A.'s service area and originating a significant majority of its loans within that area; b) maintaining a thorough understanding of a borrowers' management abilities, their capacity and willingness to repay a loan, and their expertise within their field of endeavor; c) making real estate loan approvals not only based on market demand for a project, but also on the borrowers' capacity to support the project financially in the event it does perform to expectations; and d) maintaining conforming and prudent loan to value and loan to cost ratios based on independent outside appraisals and ongoing inspection and analysis by North Coast Bank, N.A.'s lending officers.

NON-ACCRUAL, PAST DUE AND RESTRUCTURED LOANS

         Management generally places loans on non-accrual status when the loan becomes 90 days past due, unless the loan is well secured and in the process of collection. Loans are charged off when in the opinion of management, collection appears unlikely. Table Four sets forth non-accrual loans and loans past due 90 days or more at March 31, 2000 and for the past five calendar year ends starting with December 31, 1995:

TABLE FOUR: NON-PERFORMING LOANS

-----------------------------------------------------------------------------------------
                                              March 31,        December 31,
                                              --------- ---------------------------------
In thousands                                    2000    1999    1998   1997   1996   1995
-----------------------------------------------------------------------------------------
Past due 90 days or more and still accruing
   Commercial                                  $  --   $  --   $ --   $ --   $ --   $ --
   Real estate                                    --      --     --     --     --     --
   Consumer and other                             --      --      7     --     --     --
-----------------------------------------------------------------------------------------
Non-accrual:
   Commercial                                  $  --   $  --   $ --   $ --   $ --   $ --
   Real estate                                    --      --     --     98     --    267
   Consumer and other                             --      --     --     --     29     --
-----------------------------------------------------------------------------------------
Total non-performing loans                     $  --   $  --   $  7   $ 98   $ 29   $267
-----------------------------------------------------------------------------------------

         At March 31, 2000 and for the years ended December 31, 1999, 1998 and 1997, the Bank had no significant impaired loans or loans placed on non-accrual status.

         There were also no troubled debt restructures or loan concentrations in excess of 10% of total outstanding loans, not otherwise disclosed as a category of loans as of March 31, 2000 and December 31, 1999. Management is not aware of any potential problem loans beyond those reported as of March 31, 2000 and December 31, 1999.

ALLOWANCE FOR LOAN LOSSES ACTIVITY

         The provision for credit losses is based upon management's evaluation of the adequacy of the existing allowance for loans outstanding. This allowance is increased by provisions charged to expense and recoveries, and is reduced by loan charge-off. Management determines an appropriate provision based upon the interaction of three primary factors: (1) loan portfolio growth, (2) a comprehensive grading and review formula for total loans outstanding, and (3) projected potential credit losses.

         The allowance for credit losses totaled $434,000 or 1.08% of total loans at March 31, 2000 compared to $383,000 or .95% at December 31, 1999, $331,000 or 1.06% at December 31, 1998, and $352,000 or 1.60% at December 31,
1997. It is the policy of management to maintain the allowance for credit losses at a level adequate for known and future risks inherent in the loan portfolio. Based on information currently available to analyze credit loss potential, including economic factors, overall credit quality, historical delinquency and a history of actual charge-off, management believes that the credit loss provision and allowance is prudent and adequate. However, no prediction of the ultimate level of loans charged off in future years can be made with any certainty.

         Table Five below summarizes, for the periods indicated, the activity in the allowance for loan losses.

         TABLE FIVE:  ALLOWANCE FOR LOAN LOSSES
-------------------------------------------------------------------------------------------------------------------------------
                                               Three Months Ended
In thousands (except for                            March 31,                           Year Ended December 31
percentages)                                  ---------------------    --------------------------------------------------------
                                                 2000         1999        1999        1998        1997        1996        1995
-------------------------------------------------------------------------------------------------------------------------------
Average loans outstanding                     $ 40,241     $ 31,122    $ 34,062    $ 25,472    $ 20,657    $ 19,520    $ 19,438
-------------------------------------------------------------------------------------------------------------------------------
Allowance for possible loan losses
at beginning of period                        $    383     $    331    $    331    $    352    $    346    $    409    $    357

Loans charged off:
   Commercial                                       --           --         128         183          53           9           7
   Real estate                                      --           --          --          --          16          65          --
   Installment                                      --           --           3          --           2          61          22
-------------------------------------------------------------------------------------------------------------------------------
Total                                               --           --         131         183          71         135          29
-------------------------------------------------------------------------------------------------------------------------------
Recoveries of loans previously charged off:
   Commercial                                       23           --           5          13           5           1          --
   Real estate                                      --           --          --          --          --          --          --
   Consumer                                         --           --           3          --           2           1          --
-------------------------------------------------------------------------------------------------------------------------------
Total                                               23           --           8          13           7           2          --
-------------------------------------------------------------------------------------------------------------------------------
Net loans (recovered) charged off                  (23)          --         123         170          64         133          29

Additions to allowance charged
  to operating expenses                             28           30         175         149          70          70          81
-------------------------------------------------------------------------------------------------------------------------------
Allowance for possible loans
 losses at end of period                      $    434     $    361    $    383    $    331    $    352    $    346    $    409

Ratio of net (recoveries)
charge-offs to average loans
outstanding (1)                                   (.23)%         --         .36%        .67%        .31%        .68%        .15%

Provision of allowance for possible
loan losses to average loans
outstanding                                        .28%         .39%        .51%        .58%        .34%        .36%        .42%

Allowance for possible loan losses to
loans net of deferred fees at end of
period                                            1.08%        1.16%        .95%       1.06%       1.60        1.75%       2.03%

(1)  There were no charge-offs during the three months ended March 31, 1999.

         As part of its loan review process, North Coast Bank, N.A.'s management has allocated the overall allowance based on specific identified problem loans and historical loss data. Table Six summarizes the allocation of the allowance for loan losses at March 31, 2000, December 31, 1999 and 1998.

TABLE SIX:  ALLOWANCE FOR LOAN LOSSES BY LOAN CATEGORY

---------------------------------------------------------------------------------------------------------------
                                  March 31, 2000                 December 31, 1999           December 31, 1998
                                  --------------                 -----------------           -----------------
                                     Percent of loans              Percent of loans            Percent of loans
In thousands                         in each category              in each category            in each category
(except percentages)       Amount    to total loans      Amount    to total loans     Amount   to total loans
---------------------------------------------------------------------------------------------------------------
Commercial                 $ 179          46.0%          $ 168          48.1%         $ 134          42.2%
Real estate                  234          51.9%            194          49.7%           170          54.9%
Consumer                      21           2.1%             21           2.2%            27           2.9%
---------------------------------------------------------------------------------------------------------------
Total                      $ 434         100.0%          $ 383         100.0%         $ 331         100.0%
---------------------------------------------------------------------------------------------------------------

OTHER REAL ESTATE

         North Coast Bank, N.A. did not have any Other Real Estate ("ORE") properties as of March 31, 2000, December 31, 1999, or December 31, 1998.

DEPOSITS

         At March 31, 2000, total deposits were $44,345,000 representing an increase of $6,720,000 or 17.9% over the March 31, 1999 balance of $37,625,000.
During 1999, deposits increased $3,928,000 or 10.3% to total $42,081,000 at year-end. The increase in total deposits is attributable to internal growth in noninterest-bearing demand and interest-bearing demand categories. Deposits at December 31, 1998 totaled $38,153,000 and were up $8,390,000 or 28.2% over the 1997 year-end balances of $29,763,000.

CAPITAL RESOURCES

         The current and projected capital position of North Coast Bank, N.A. and the impact of capital plans and long-term strategies is reviewed regularly by management. North Coast Bank, N.A.'s capital position represents the level of capital available to support continued operations.

         North Coast Bank, N.A. is subject to regulations by the Office of the Comptroller of the Currency, the Federal Reserve and the Federal Deposit Insurance Corporation which require maintenance of certain levels of capital. At March 31, 2000, shareholders' equity was $4,094,000 representing an increase of $96,000 or 2.4% from $3,998,000 at December 31, 1999. Shareholders' equity increased $206,000 or 5.4% from December 31, 1998. The ratio of total risk-based capital to risk adjusted assets was 11.4% as of March 31, 2000 compared to 11% at December 31, 1999, and 13% at December 31, 1998. Tier 1 risk-based capital to risk-adjusted assets was 10.3% at March 31, 2000, 10% at December 31, 1999, and 12% at December 31, 1998.

         Table Seven below lists North Coast Bank, N.A.'s actual capital ratios at March 31, 2000, December 31, 1999, and December 31, 1998, as well as the minimum capital ratios for capital adequacy.

TABLE SEVEN:  CAPITAL RATIOS

------------------------------------------------------------------------------------------------
Capital to Risk-Adjusted Assets     At March 31,       At December 31,      Minimum Regulatory
                                        2000        1999            1998    Capital Requirements
------------------------------------------------------------------------------------------------
Leverage ratio                          8.5%         9.3%            9.8%          4.00%
Tier 1 Risk-Based Capital              10.3%        10.0%           12.0%          4.00%
Total Risk-Based Capital               11.4%        11.0%           13.0%          8.00%

         Capital ratios are reviewed on a regular basis to ensure that capital exceeds the prescribed regulatory minimums and is adequate to meet future needs. All ratios are in excess of the regulatory definition of "well capitalized."

See "North Coast Bank, N.A. Financial Statements and Independent Auditor's Report--Note 9, Shareholders' Equity" on page 273 for a discussion of regulatory capital requirements. Management believes that North Coast Bank, N.A.'s capital is adequate to support current operations and anticipated growth of North Coast Bank, N.A.

MARKET RISK MANAGEMENT

         Overview. Market risk is the risk of loss from adverse changes in market prices and rates. North Coast Bank, N.A.'s market risk arises primarily from interest rate risk inherent in its loan and deposit functions. The goal for managing the assets and liabilities of North Coast Bank, N.A. is to maximize shareholder value and earnings while maintaining a high quality balance sheet without exposing North Coast Bank, N.A. to undue interest rate risk. The Board of Directors has overall responsibility for the interest rate risk management policies. North Coast Bank, N.A. has an Asset and Liability Management Committee
(ALCO) which establishes and monitors guidelines to control the sensitivity of earnings to changes in interest rates.

         Asset/Liability Management. Activities involved in asset/liability management include but are not limited to lending, accepting and placing deposits and investing in securities. Interest rate risk is the primary market risk associated with asset/liability management. Sensitivity of earnings to interest rate changes arises when yields on assets change in a different time period or in a different amount from that of interest costs on liabilities. To mitigate interest rate risk, the structure of the balance sheet is managed with the goal that movements of interest rates on assets and liabilities are correlated and contribute to earnings even in periods of volatile interest rates. The asset/liability management policy sets limits on the acceptable amount of variance in net interest margin and market value of equity under changing interest environments. North Coast Bank, N.A. uses simulation models to forecast earnings, net interest margin and market value of equity.

         Simulation of earnings is the primary tool used to measure the sensitivity of earnings to interest rate changes. Using computer modeling techniques, North Coast Bank, N.A. is able to estimate the potential impact of changing interest rates on earnings. A balance sheet forecast is prepared monthly using inputs of actual loans, securities and interest bearing liabilities (i.e. deposits/borrowings) positions as the beginning base. The forecast balance sheet is processed against seven interest rate scenarios. The scenarios include a 300, 200 and 100 basis point rising rate forecast, a flat rate forecast and a 300, 200 and 100 basis point falling rate forecast which take place within a one year time frame. The net interest income is measured during the first year of the rate changes and in the year following the rate changes. North Coast Bank, N.A.'s 2000 net interest income, as forecast below, was modeled utilizing a forecast balance sheet projected from year-end 1999 balances.

         Table Eight below summarizes the effect on net interest income of a +/-300, +/-200 and +/-100 basis point change in interest rates as measured against a constant rate (no change) scenario.

TABLE EIGHT:  INTEREST RATE RISK SIMULATION OF NET INTEREST INCOME
--------------------------------------------------------------------------------

As of March 31, 2000                                  Estimated Impact on 2000
                                                        Net Interest Income
                                                      ------------------------
                                                           (in thousands)
         Variation from a constant rate scenario
             +300bp                                             $(129)
             +200bp                                             $ (86)
             +100bp                                             $ (43)
             -100bp                                             $  43
             -200bp                                             $  86
             -300bp                                             $ 129

--------------------------------------------------------------------------------

As of December 31, 1999                               Estimated Impact on 2000
                                                        Net Interest Income
                                                      ------------------------
                                                           (in thousands)
     Variation from a constant rate scenario
             +300bp                                             $ (99)
             +200bp                                             $ (66)
             +100bp                                             $ (33)
             -100bp                                             $  33
             -200bp                                             $  66
             -300bp                                             $  99

         The simulations of earnings do not incorporate any management actions, which might moderate the negative consequences of interest rate deviations. Therefore, they do not reflect likely actual results, but serve as conservative estimates of interest rate risk. North Coast Bank, N.A. does not use a second simulation scenario based on a balance sheet rate shock as used by American River Bank.

         Gap analysis provides another measure of interest rate risk. It is presented here for comparative purposes. Interest rate sensitivity is a function of the repricing characteristics of the portfolio of assets and liabilities. These repricing characteristics are the time frames within which the interest-bearing assets and liabilities are subject to change in interest rates either at replacement, repricing or maturity. Interest rate sensitivity management focuses on the maturity of assets and liabilities and their repricing during periods of changes in market interest rates. Interest rate sensitivity is measured as the difference between the volumes of assets and liabilities in the current portfolio that are subject to repricing at various time horizons. The differences are known as interest sensitivity gaps.

         A positive cumulative gap may be equated to an asset sensitive position. An asset sensitive position in a rising interest rate environment will cause a bank's interest rate margin to expand. This results as floating or variable rate loans reprice more rapidly than fixed rate certificates of deposit that reprice as they mature over time. Conversely, a declining interest rate environment will cause the opposite effect. A negative cumulative gap may be equated to a liability sensitive position. A liability sensitive position in a rising interest rate environment will cause a bank's interest rate margin to contract, while a declining interest rate environment will have the opposite effect.

         As reflected in Table Nine below, at March 31, 2000 and December 31, 1999, the cumulative gap indicates a liability sensitive position at the one year mark. This interest rate sensitivity table categorizes interest-bearing transaction deposits and savings deposits, also known as non-maturing deposits, as repricing according to the following assumptions table.

         ASSUMPTIONS: The following assumptions were used in the gap analysis with regards to non-maturing deposits.

     ---------------------------------------------------------------------------
     Non-Maturing Deposit Repricing Assumptions

                                0-30          31-90         91-180     181-365
                                Days           Days          Days        Days
     DDA-Interest                25%           25%           25%         25%
     MMA                         25%           25%           25%         25%
     Savings                     25%           25%           25%         25%
     ---------------------------------------------------------------------------

TABLE NINE:  INTEREST RATE SENSITIVITY
MARCH 31, 2000
-------------------------------------------------------------------------------------------------------------------------
Assets and Liabilities
  which Mature or Reprice:                                                        Over one
                                                                                  and within        Over
In thousands                       0-30 Days      31-90 Days     91-365 Days      five years     five years        Total
-------------------------------------------------------------------------------------------------------------------------
Interest earning assets:
Federal funds sold                  $  3,150       $     --        $     --        $     --       $     --       $  3,150
Interest bearing bank balances           141             --             297             600             --          1,038
Investment securities
Loans, excluding                           2              5             150           1,024            164          1,345
   nonaccrual loans and overdrafts    15,881          5,016           6,440           9,478          3,368         40,183

-------------------------------------------------------------------------------------------------------------------------
Total                               $ 19,174       $  5,021        $  6,887        $ 11,102       $  3,532       $ 45,716
=========================================================================================================================
Interest bearing liabilities:
Interest bearing demand             $  3,717       $  3,717        $  7,435        $     --       $     --       $ 14,869
Savings                                1,138          1,138           2,275              --             --          4,551
Time certificates                      3,132          2,859           8,820           1,016             --         15,827
Other borrowings                       1,000             --              --              --             --          1,000
-------------------------------------------------------------------------------------------------------------------------
Total                               $  8,987       $  7,714        $ 18,530        $  1,016       $     --       $ 36,247
=========================================================================================================================
Interest rate sensitivity gap       $ 10,187       $ (2,693)       $(11,643)       $ 10,086       $  3,532       $  9,469
Cumulative interest
   rate sensitivity gap             $ 10,187       $  7,494        $ (4,149)       $  5,937       $  9,469

DECEMBER 31, 1999
------------------------------------------------------------------------------------------------------------------------
Assets and Liabilities
  which Mature or Reprice:                                                      Over one
                                                                               and within        Over
In thousands                     0-30 Days     31-90 Days      91-365 Days     five years     five years        Total
------------------------------------------------------------------------------------------------------------------------
Interest earning assets:
Federal funds sold               $  1,000       $     --        $     --        $     --       $     --       $    1,000
Interest bearing bank
   balances                           298             --             198             297             --              793
Investment securities                   5             11              46           1,105            192            1,359
Loans, excluding
   nonaccrual loans
   and overdrafts                  13,282          5,731           8,160           9,073          3,982           40,228
------------------------------------------------------------------------------------------------------------------------
Total                            $ 14,585       $  5,742        $  8,404        $ 10,475       $  4,174       $   43,380
========================================================================================================================
Interest bearing liabilities:
Interest bearing demand          $  3,370       $  3,370        $  6,740        $     --       $     --       $   13,480
Savings                             1,058          1,058           2,116              --             --            4,232
Time certificates                   2,072          3,360           8,247             541             --           14,220
Other borrowings                    1,000             --              --              --             --            1,000
------------------------------------------------------------------------------------------------------------------------
Total                            $  7,500       $  7,788        $ 17,103        $    541       $     --       $   32,932
========================================================================================================================
Interest rate
   sensitivity gap               $  7,085       $ (2,046)       $ (8,699)       $  9,934       $  4,174       $   10,448
Cumulative interest
   rate sensitivity gap          $  7,085       $  5,039        $ (3,660)       $  6,274       $ 10,448

INFLATION

         The impact of inflation on a financial institution differs significantly from that exerted on manufacturing, or other commercial concerns, primarily because its assets and liabilities are largely monetary. In general, inflation primarily affects North Coast Bank, N.A. through its effect on market rates of interest, which affects North Coast Bank, N.A.'s ability to attract loan customers. Inflation affects the growth of total assets by increasing the level of loan demand, and potentially adversely affects capital adequacy because loan growth in inflationary periods can increase at rates higher than the rate that capital grows through retention of earnings which may be generated in the future. In addition to its effects on interest rates, inflation increases overall operating expenses. Inflation has not had a material effect upon the results of operations of North Coast Bank, N.A. during the periods ended March 31, 2000 and December 31, 1999, 1998, and 1997.

LIQUIDITY

         Liquidity management refers to North Coast Bank, N.A.'s ability to provide funds on an ongoing basis to meet fluctuations in deposit levels as well as the credit needs and requirements of its clients. Both assets and liabilities contribute to North Coast Bank, N.A.'s liquidity position. Deposit increases, Federal funds lines, short-term investments and securities, and loan repayments contribute to liquidity, while loan funding and deposit withdrawals decrease liquidity. North Coast Bank, N.A. assesses the likelihood of projected funding requirements by reviewing historical funding patterns, current and forecasted economic conditions and individual client funding needs. Commitments to fund loans and outstanding standby letters of credit at March 31. 2000, were approximately $9,635,000 and $50,000, respectively and approximately $9,154,000 and $150,000, respectively at December 31, 1999. Such loans relate primarily to revolving lines of credit and other commercial loans, and to real estate construction loans.

         North Coast Bank, N.A.'s sources of liquidity consist of overnight funds sold to correspondent banks, unpledged marketable investments, loans available for sale, correspondent fed funds lines and cash. On March 31, 2000, liquid assets totaled $8,658,000 or 17.5% of total assets as compared to $6,237,000 or 13.2% of total assets at December 31, 1999 and $11,391,000 or
27.0% of total assets on December 31, 1998. Included in the sources of liquidity is a total of $2,000,000 in unsecured Federal funds lines of credit with two correspondent banks. In addition, at March 31, 2000, North Coast Bank, N.A. had a line of credit available with the Federal Home Loan Bank totaling $1,000,000 which is secured by pledged mortgage loans. An advance totaling $1,000,000 was outstanding from the Federal Home Loan Bank at March 31, 2000 bearing an interest rate of 5.9% and a maturity date of April 12, 2000. The Federal Home Loan Bank line of credit available at December 31, 1999, stood at $1,400,000 with the same above mentioned $1,000,000 advance outstanding. There were no short-term borrowings outstanding at December 31, 1998. North Coast Bank, N.A. also has informal agreements with various other banks to purchase participations in loans, if necessary. North Coast Bank, N.A. serves primarily a business and professional customer base and, as such, its deposit base is susceptible to economic fluctuations. Accordingly, management strives to maintain a balanced position of liquid assets to volatile and cyclical deposits.

         The maturity distribution of certificates of deposit in denominations of $100,000 or more is set forth in Table Ten below. These deposits are generally more rate sensitive than other deposits and, therefore, are more likely to be withdrawn to obtain higher yields elsewhere if available.

TABLE TEN:  CERTIFICATES OF DEPOSIT IN DENOMINATIONS OF $100,000 OR MORE
--------------------------------------------------------------------------------
                                          Three Months Ended        Year Ended
(In thousands)                                  3/31/00              12/31/99
--------------------------------------------------------------------------------
 Three months or less                          $ 3,041                $ 2,037
 Over three months through six months            2,062                  1,895
 Over six months through twelve months           1,533                  1,681
 Over twelve months                                453                     --
--------------------------------------------------------------------------------
 Total                                         $ 7,089                $ 5,613
================================================================================

         Loan demand also affects North Coast Bank, N.A.'s liquidity position. Table Eleven below presents the maturities of loans for the period indicated.

TABLE ELEVEN:  LOAN MATURITIES
---------------------------------------------------------------------------------------------------------------
March 31, 2000
---------------------------------------------------------------------------------------------------------------
                                     One year       One year through           Over
(In thousands)                        or less          five years            five years               Total
---------------------------------------------------------------------------------------------------------------
Commercial                            $ 6,218            $ 3,980               $ 1,489               $11,687
Real estate -  Construction             2,632                168                   938                 3,738
Real estate -  Mortgage                 1,991              4,155                10,947                17,093
Agriculture                               349              2,426                 3,814                 6,589
Consumer                                  546                403                   127                 1,076
---------------------------------------------------------------------------------------------------------------
  Total                               $11,736            $11,132               $17,315               $40,183
===============================================================================================================

         Loans shown above with maturities greater than one year include
$21,100,000 of floating interest rate loans and $7,347,000 of fixed rate loans.

---------------------------------------------------------------------------------------------------------------
December 31, 1999
---------------------------------------------------------------------------------------------------------------
                                     One year       One year through           Over
(In thousands)                        or less          five years            five years               Total
---------------------------------------------------------------------------------------------------------------
Commercial                            $ 6,468            $ 4,043               $ 1,372               $11,883
Real estate -  Construction             2,924                744                   809                 4,477
Real estate -
  Mortgage                              1,606              3,629                10,275                15,510
Agriculture                               398              2,283                 4,519                 7,200
Consumer                                  588                440                   130                 1,158
---------------------------------------------------------------------------------------------------------------
  Total                               $11,984            $11,139               $17,105               $40,228
===============================================================================================================

         Loans shown above with maturities greater than one year include $19,890,000 of floating interest rate loans and $8,354,000 of fixed rate loans.

TABLE TWELVE:  SECURITIES MATURITIES
------------------------------------------------------------------------------------------------------
                                        Amortized   Unrealized    Unrealized     Market    Weighted
In thousands                               Cost        Gain         Losses       Value   Average Yield
------------------------------------------------------------------------------------------------------
March 31, 2000
Available-for-sale securities:
U.S. Treasury and agency securities
   maturing after 1 year but              $  983      $   --        $  (12)      $  971       6.54%
     within 5 Years
State & political subdivisions
    maturing after 10 years                  173                        (9)         164       7.03%
Government guaranteed mortgage
    backed securities                        213                        (3)         210       6.30%
Other
   Non-maturing                              352                                    352       1.19%
------------------------------------------------------------------------------------------------------
Total investment securities               $1,721      $   --        $  (24)      $1,697       5.45%
======================================================================================================
December 31, 1999
Available-for-sale securities:
U.S. Treasury and agency securities
   maturing after 1 year but within 5     $  982      $   --        $   (9)      $  973       6.54%
     years
State & political subdivisions
   maturing after 10 years                   173                       (12)         161       6.86%
Government guaranteed mortgage
backed securities                            228          --            (3)         225       6.26%
Other
   Non-maturing                              349          --            --          349       1.18%
------------------------------------------------------------------------------------------------------
Total investment securities               $1,732      $   --        $  (24)      $1,708       5.45%
======================================================================================================
December 31, 1998
Available-for-sale securities:
U.S. Treasury and agency securities
   maturing within 1 year                 $  450      $    1        $   --       $  451       6.32%
State & political subdivisions
   maturing after 10 years                   173           4            --          177       6.86%
Government guaranteed mortgage
  backed securities                          530           3            (1)         532       6.09%
 Other
   Non-maturing                              269          --            --          269       1.01%
------------------------------------------------------------------------------------------------------
Total investment securities               $1,422      $    8        $   (1)      $1,429       5.32%
======================================================================================================

OFF-BALANCE SHEET ITEMS

         North Coast Bank, N.A. has certain ongoing commitments under operating leases. See "North Coast Bank, N.A. Financial Statements and Independent Auditor's Report--Note 7, Commitments and Contingencies" on page 269.

         As of March 31, 2000 and December 31, 1999, commitments to extend credit and letters of credit were the only financial instruments with off-balance sheet risk. North Coast Bank, N.A. has not entered into any contracts for financial derivative instruments such as futures, swaps, options or similar instruments. Loan commitments and letters of credit were 9,685,000, 9,304,000 and 5,109,000 at March 31, 2000, December 31, 1999 and
December 31, 1998, respectively. As a percentage of net loans these off-balance sheet items represent 24.4%, 23.4% and 16.6%, respectively.

DISCLOSURE OF FAIR VALUE

         The Financial Accounting Standards Board (FASB), Statement of Financial Accounting Standards Number 107, Disclosures about Fair Value of Financial Statements, requires the disclosure of fair value of most financial instruments, whether recognized or not recognized in the financial statements. The intent of presenting the fair values of financial instruments is to depict the market's assessment of the present value of net future cash flows discounted to reflect both current interest rates and the market's assessment of the risk that the cash flows will not occur.

         At year-end 1999, the fair values calculated on North Coast Bank, N.A.'s assets are 0.9% below the carrying values versus .08% above the carrying values at year-end 1998. See "North Coast Bank, N.A. Financial Statements and Independent Auditor's Report--Note 14, Disclosures About Fair Value of Financial Instruments" on page 279. There were no material changes or trends reflected at March 31, 2000 compared to December 31, 1999.

YEAR 2000

         During 1998 and 1999, management of North Coast Bank, N.A. focused the appropriate resources to address the potential problems that could arise regarding the Year 2000 (Y2K) century date change. North Coast Bank, N.A.'s mission critical systems were evaluated, modified as required and contingency plans were put into place should the systems have experienced any failures. The century date change passed without any operational difficulties. There are certain dates within the year 2000 that have been identified as critical processing dates. North Coast Bank, N.A. has not experienced any processing problems with the first three critical dates of 2000; January 31 (end of the first month of the year), February 29 (leap year day), and March 31 (end of the first quarter). Upcoming dates during the year are October 10 (first date to require and 8-digit field, i.e. 10/10/2000) and December 31 (end of the year). These dates were tested as part of the Y2K project and North Coast Bank, N.A. does not anticipate any processing problems. North Coast Bank, N.A. currently expects that its Y2K compliance efforts will be successful without material adverse effects on its business.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         In 1999, North Coast Bank, N.A. changed independent accountants from Richardson & Company to Perry-Smith LLP. Accordingly, Perry-Smith LLP audited North Coast Bank, N.A.'s financial statements as of and for the year ended December 31, 1999. Richardson & Company audited North Coast Bank, N.A.'s financial statements as of and for the years ended December 31, 1998 and 1997. The change of independent accountants was not the result of a disagreement with Richardson & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

CERTAIN MANAGEMENT INFORMATION

         See "Security Ownership of Beneficial Owners and Management -- North Coast Bank, N.A." on page 86 and "Background and Business Experience of Management -- North Coast Bank, N.A." on page 28, for information regarding the ownership of North Coast Bank, N.A. common stock and the background and business experience of each of the directors and executive officers of North Coast Bank, N.A.

COMMITTEES OF THE BOARD OF DIRECTORS

         The board of directors has established the following standing committees, with membership as noted:

         The board of directors has not established nominating or compensation committees. The full board of directors performs the functions of nominating and compensation committees with responsibility for considering appropriate candidates for election as directors and for determining appropriate compensation for management, respectively.

         The Investment/Audit Committee is composed of William A. Robotham (Chairman), Philip Wright (Vice-Chairman), Herbert C. Steiner, Larry L. Wasem, and Robert A. Young. The functions of the Audit Committee are to recommend the appointment of and to oversee a firm of independent public accountants who audit the books and records of North Coast Bank, N.A. for the fiscal year for which they are appointed, to approve each professional service rendered by such accountants and to evaluate the possible effect of each such service on the independence of North Coast Bank, N.A.'s accountants. The function of the Investment Committee is to oversee the investments of North Coast Bank, N.A. to ensure that North Coast Bank, N.A. maintains suitable investments while being sufficiently liquid to meet demands for funds for withdrawals and loans, and to use best efforts to obtain a reasonable return on those investments. The Investment/Audit Committee met twelve (12) times during 1999.

         The Loan Committee is composed of Larry L. Wasem (Chairman), Michael P. Merrill (Vice- Chairman), Philip A. Wright and Leo J. Becnel. The functions of the Loan Committee are to set the lending limits for North Coast Bank, N.A.'s officers, to monitor compliance with North Coast Bank, N.A.'s loan policy and CRA requirements, to meet regularly to review North Coast Bank, N.A.'s overall position and to review and act upon all loans in excess of the lending limits of North Coast Bank's officers. The Loan Committee met thirty (30) times during 1999.

         M. Edgar Deas (Chairman of the board of directors) is an ex-officio member of each committee and has attended substantially all of each committee's meetings.

         During 1999, North Coast Bank, N.A.'s board of directors held fifty-four (54) meetings. All directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the number of meetings of the committees on which they served, except director Robotham who attended 71% of these meetings.

COMPENSATION OF DIRECTORS

         No fees were paid to non-employee directors during 1999. The non-employee directors of North Coast Bank, N.A. participate in the North Coast Bank, N.A. 1990 Stock Option Plan. No options were granted under the 1990 Stock Option Plan to any non-employee director during 1999.

EXECUTIVE COMPENSATION

         Set forth below is the summary compensation paid during the three years ended December 31, 1999 to Kathy A. Pinkard, Debbie K. Fakalata, and David A. Wattell, the only executive officers of North Coast Bank, N.A.

                                                    Summary Compensation Table
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  Long-Term Compensation
                                                                        ---------------------------------------
                                        Annual Compensation                      Awards               Payouts
-----------------------------------------------------------------------------------------------------------------------------------
       (a)                 (b)       (c)         (d)         (e)           (f)           (g)             (h)            (i)
                                                                        Restricted    Securities
                                                         Other Annual     Stock       Underlying         LTIP        All Other
     Name and                       Salary      Bonus    Compensation    Award(s)     Options/SARs      Payouts     Compensation
Principal Position         Year     ($) (1)    ($) (2)      ($) (3)         ($)         (#) (4)           ($)         ($) (5)
-----------------------------------------------------------------------------------------------------------------------------------
Kathy A. Pinkard,          1999    $ 95,000   $ 10,000      $ 3,240          --           2,500          $ --         $ 1,425
President and Chief
Executive Officer          1998      95,000         --        3,505          --              --            --              --

                           1997      68,667      3,500        3,505          --              --            --              --
-----------------------------------------------------------------------------------------------------------------------------------
Debbie K. Fakalata,        1999      75,000      1,500        2,280          --           2,500            --              --
Senior Vice President and
Chief Financial Officer    1998      18,750         --          523          --              --            --              --

                           1997          --         --           --          --              --            --              --
-----------------------------------------------------------------------------------------------------------------------------------
David A. Wattell,          1999      80,000      8,500        3,820          --           2,500            --           2,300
Senior Vice President and
Chief Credit  Officer      1998      75,000      2,000        3,487          --              --            --              --

                           1997      18,634         --           --          --              --            --              --
-----------------------------------------------------------------------------------------------------------------------------------

(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the 401(k) Plan.
(2)  Amounts indicated as incentive bonus payments are listed in the year paid.
(3) No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus during 1999, 1998 and 1997.
(4) Amounts shown represent the number of shares granted. North Coast Bank, N.A. has a 1990 Stock Option Plan (the "1990 Plan") pursuant to which options can be granted to directors and key, full-time salaried, officers and employees of North Coast Bank, N.A. Options granted under the 1990 Plan were either incentive options or nonstatutory options. Options granted under the 1990 Plan became exercisable in accordance with a vesting schedule established at the time of grant. Vesting can not extend beyond ten years from the date of grant. Upon a change in control of North Coast Bank, N.A., all outstanding options under the 1990 Plan will become fully vested and exercisable. Options granted under the 1990 Plan are adjusted to protect against dilution in the event of certain changes in North Coast Bank, N.A.'s capitalization, including stock splits and stock dividends. All options granted to the named executive officers are incentive stock options and have an exercise price equal to the fair market value of North Coast Bank, N.A. common stock on the date of grant. There were 2,500 options granted to each of Ms. Pinkard, Mr. Fakalata and Mr. Wattell during 1999.

(5) Amounts shown for each named executive officer include 401(k) matching contributions.

         The following table sets forth certain information concerning the granting of options under the 1990 Stock Option Plan during the year ended December 31, 1999.

                            Option/SAR Grants In Last Fiscal Year
--------------------------------------------------------------------------------------------------
                                       Individual Grants
--------------------------------------------------------------------------------------------------
                                      Number of     Percentage of
                                      Securities        Total
                                      Underlying    Options/SARs
                                      Option/SARs     Granted to     Exercise or
                                        Granted      Employees in     Base Price    Expiration
              Name                      (#) (1)       Fiscal Year     ($/Sh) (2)       Date
-------------------------------------------------------------------------------------------------
         Kathy Pinkard                    2,500           100%          $ 8.75       12/16/09
-------------------------------------------------------------------------------------------------
         Debbie K. Fakalata               2,500           100%          $ 8.75       12/16/09
-------------------------------------------------------------------------------------------------
         David A. Wattell                 2,500           100%          $ 8.75       12/16/09
-------------------------------------------------------------------------------------------------

(1) Options granted under the 1990 Plan were either incentive options or nonstatutory options. Options granted under the 1990 Plan became exercisable in accordance with a vesting schedule established at the time of grant. Vesting can not extend beyond ten years from the date of grant. Upon a change in control of North Coast Bank, N.A., all outstanding options under the 1990 Plan will become fully vested and exercisable. Options granted under the 1990 Plan are adjusted to protect against dilution in the event of certain changes in North Coast Bank, N.A.'s capitalization, including stock splits and stock dividends. All options granted to the named executive officers are incentive stock options and have an exercise price equal to the fair market value of North Coast Bank, N.A. common stock on the date of grant.

(2) The exercise price was determined based upon the closing price of North Coast Bank, N.A.'s common stock on the grant date.

          The following table sets forth the number of shares of common stock acquired by each of the named executive officers upon the exercise of stock options during fiscal 1999, the net value realized upon exercise, the number of shares of common stock represented by outstanding stock options held by each of the named executive officers as of December 31, 1999, the value of such options based on the closing price of North Coast Bank, N.A. common stock, and certain information concerning unexercised options under the 1990 Stock Option Plan.

--------------------------------------------------------------------------------------------------------------------
                                  Aggregated Option/SAR Exercises In Last Fiscal Year And
                                                  FY-End Option/SAR Values
--------------------------------------------------------------------------------------------------------------------
                                                                   Number of
                                                                   Securities                   Value of
                                                                   Underlying                  Unexercised
                                                                  Unexercised                 in-the-Money
                                                                  Options/SARs                Options/SARs
                                                                at Fiscal Year-              at Fiscal Year-
                              Shares           Value                End (#)                      End ($)
                           Acquired on       Realized             Exercisable/                Exercisable/
      Name                 Exercise (#)         ($)              Unexercisable                Unexercisable
       (a)                      (b)             (c)                   (d)                        (e) (1)
--------------------------------------------------------------------------------------------------------------------
 Kathy A. Pinkard                -               -                6,824 / 12,466               6,484 / 6,956
--------------------------------------------------------------------------------------------------------------------
 Debbie K. Fakalata              -               -                    - /  2,500                   - / -
--------------------------------------------------------------------------------------------------------------------
 David A. Wattell                -               -                    - /  2,500                   - / -
--------------------------------------------------------------------------------------------------------------------

(1) The aggregate value has been determined based upon the closing price for North Coast Bank, N.A.'s common stock at year-end, minus the exercise price.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

          On December 16, 1999, North Coast Bank, N.A. entered into an employment agreement with Kathy A. Pinkard. The agreement is for a term of three
(3) years and will be automatically extended each year after its initial term, unless either party gives written notice to the contrary ninety (90) days prior the renewal date, and provides for a base salary of $104,500, to be reviewed annually. The agreement also provides for a performance bonus ranging from 0% to 50% of Ms. Pinkard's base salary based upon mutually agreed upon goals. The board of directors has sole discretion as to the goals of the bonus program. Ms. Pinkard is also entitled to participate in any retirement or employee benefits that the board of directors may adopt for its employees; is entitled to four (4) weeks' vacation; and will be reimbursed for mileage associated with business and reasonable expenses for attending annual and periodic meetings of trade associations. If Ms. Pinkard is terminated after a change of control of North Coast Bank, N.A. for any reason other than cause, she will receive her base salary through the last day of the calendar month of the termination. If the termination occurs within three (3) years after the change of control, she will also receive payment in an amount equal to two (2) times her then current base salary.

          On December 16, 1999, North Coast Bank, N.A. also entered into change of control employment agreements with each of Debbie K. Fakalata and David A. Wattell. The agreements are for a term of three (3) years and will be automatically extended each year after the initial term, unless either party gives written notice to the contrary ninety (90) days prior the renewal date. If Ms. Fakalata or Mr. Wattell is terminated after a change of control of North Coast Bank, N.A. for any reason other than cause, he or she, as the case may be, shall receive his or her base salary through the last day of the calendar month of the termination. If such termination occurs within one hundred eighty (180) days after the change of control, he or she will also receive payment in an amount equal to one (1) times his or her then current base salary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         North Coast Bank, N.A. does not currently have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, nor is it required to file reports with the Securities and Exchange Commission under Section 13 of the Securities Exchange Act of 1934. Consequently, North Coast Bank, N.A. directors, executive officers and ten percent or more shareholders of North Coast Bank, N.A. equity securities are not required to file reports of initial ownership and changes in ownership of its equity securities with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934.

         In connection with the merger, American River Holdings will register its common stock under Section 12 of the Securities Exchange Act and thereafter will be required to file reports under Section 13 of the Securities Exchange Act with the Securities and Exchange Commission. Following the effective time of the merger, Kathy A. Pinkard and the two North Coast Bank, N.A. directors who are appointed to the American River Holdings board of directors, and ten percent or more shareholders of North Coast Bank, N.A. equity securities, will be required to file ownership reports with the Securities and Exchange Commission under
Section 16(a) of the Securities Exchange Act of 1934.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         There have been no transactions, or series of similar transactions, during 1999, or any currently proposed transaction, or series of similar transactions, to which North Coast Bank, N.A. and its subsidiaries was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director or executive officer of North Coast Bank, N.A., any shareholder owning of record or beneficially 5% or more of North Coast Bank, N.A.'s common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

CERTAIN BUSINESS RELATIONSHIPS

         There were no business relationships during 1999 of the type requiring disclosure under Item 404(b) of Regulation S-K.

INDEBTEDNESS OF MANAGEMENT

         North Coast Bank, N.A., through its subsidiaries, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of North Coast Bank, N.A. directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 1999 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of North Coast Bank, N.A. are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Federal Deposit Insurance Corporation.

                           SUPERVISION AND REGULATION

GENERAL

         American River Holdings and Subsidiaries. The common stock of American River Holdings is subject to the registration requirements of the Securities Act of 1933, as amended, and the qualification requirements of the California Corporate Securities Law of 1968, as amended. American River Bank's common stock, however, is exempt from those requirements. American River Holdings is not currently subject to the periodic reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, annual, quarterly and other current reports with the Securities and Exchange Commission. American River Holdings intends to register its securities under Section 12(g) of the Securities Exchange Act of 1934, as amended, following filing of this joint proxy statement/prospectus with the Securities and Exchange Commission. Thereafter, American River Holdings will be subject to the periodic reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended.

         American River Bank is licensed by the California Commissioner of Financial Institutions, its deposits are insured by the Federal Deposit Insurance Corporation, and it has chosen not to become a member of the Federal Reserve System. Consequently, American River Bank is subject to the supervision of, and is regularly examined by, the California Commissioner of Financial Institutions and the Federal Deposit Insurance Corporation. The supervision and regulation includes comprehensive reviews of all major aspects of American River Bank's business and condition, including its capital ratios, allowance for possible loan losses and other factors. However, no inference should be drawn that such authorities have approved any such factors. American River Holdings and American River Bank are required to file reports with the Board of Governors of the Federal Reserve System (the "Board of Governors"), the California Commissioner of Financial Institutions, and the Federal Deposit Insurance Corporation and provide the additional information that the Board of Governors, California Commissioner of Financial Institutions, and Federal Deposit Insurance Corporation may require. American River Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the applicable legal limits.

         First Source Capital is a California corporation which conducts a lease brokerage business as a permissible non-banking activity under the Federal Reserve Act. First Source Capital is subject to regulatory supervision by the Board of Governors and the California Commissioner of Corporations.

         American River Holdings is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and is registered as such with, and subject to the supervision of, the Board of Governors. American River Holdings is required to obtain the approval of the Board of Governors before it may acquire all or substantially all of the assets of any bank, or ownership or control of the voting shares of any bank if, after giving effect to such acquisition of shares, American River Holdings would own or control more than 5% of the voting shares of such bank. The Bank Holding Company Act prohibits American River Holdings from acquiring any voting shares of, or interest in, all or substantially all of the assets of, a bank located outside the State of California unless such an acquisition is specifically authorized by the laws of the state in which such bank is located. Any such interstate acquisition is also subject to the provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994.

         American River Holdings, and any subsidiaries, which it may acquire or organize, are deemed to be "affiliates" of American River Bank within the meaning of that term as defined in the Federal Reserve Act. This means, for example, that there are limitations (a) on loans by American River Bank to affiliates, and (b) on investments by American River Bank in affiliates' stock as collateral for loans to any borrower. American River Holdings and its subsidiaries are also subject to certain restrictions with respect to engaging in the underwriting, public sale and distribution of securities.

         In addition, regulations of the Board of Governors under the Federal Reserve Act require that reserves be maintained by American River Bank in conjunction with any liability of American River Holdings under any obligation (promissory note, acknowledgement of advance, banker's acceptance or similar obligation) with a weighted average maturity of less than seven (7) years to the extent that the proceeds of such obligations are used for the purpose of supplying funds to American River Bank for use in its banking business, or to maintain the availability of such funds.

         North Coast Bank, N.A. As a national bank licensed under the national banking laws of the United States, North Coast Bank, N.A. is regularly examined by the Office of the Comptroller of the

Currency and is subject to the supervision of the Federal Deposit Insurance Corporation, Board of Governors, and the Office of the Comptroller of the Currency. The supervision and regulation includes comprehensive reviews of all major aspects of North Coast Bank, N.A.'s business and condition, including its capital ratios, allowance for possible loan losses and other factors. However, no inference should be drawn that such authorities have approved any such factors. North Coast Bank, N.A. is required to file reports with the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation. North Coast Bank, N.A.'s deposits are insured by the Federal Deposit Insurance Corporation up to the applicable legal limits.

CAPITAL STANDARDS

         The Board of Governors, the Federal Deposit Insurance Corporation, and the Office of the Comptroller of the Currency have adopted risk-based capital guidelines for evaluating the capital adequacy of bank holding companies and banks. The guidelines are designed to make capital requirements sensitive to differences in risk profiles among banking organizations, to take into account off-balance sheet exposures and to aid in making the definition of bank capital uniform internationally. Under the guidelines, American River Holdings, American River Bank, and North Coast Bank, N.A. are required to maintain capital equal to at least 8.0% of its assets and commitments to extend credit, weighted by risk, of which at least 4.0% must consist primarily of common equity (including retained earnings) and the remainder may consist of subordinated debt, cumulative preferred stock, or a limited amount of loan loss reserves.

         Assets, commitments to extend credit, and off-balance sheet items are categorized according to risk and certain assets considered to present less risk than others permit maintenance of capital at less than the 8% ratio. For example, most home mortgage loans are placed in a 50% risk category and therefore require maintenance of capital equal to 4% of those loans, while commercial loans are placed in a 100% risk category and therefore require maintenance of capital equal to 8% of those loans.

         Under the risk-based capital guidelines, assets reported on an institution's balance sheet and certain off-balance sheet items are assigned to risk categories, each of which has an assigned risk weight. Capital ratios are calculated by dividing the institution's qualifying capital by its period-end risk-weighted assets. The guidelines establish two categories of qualifying capital: Tier 1 capital (defined to include common shareholders' equity and noncumulative perpetual preferred stock) and Tier 2 capital which includes, among other items, limited life (and in case of banks, cumulative) preferred stock, mandatory convertible securities, subordinated debt and a limited amount of reserve for credit losses. Tier 2 capital may also include up to 45% of the pretax net unrealized gains on certain available-for-sale equity securities having readily determinable fair values (i.e. the excess, if any, of fair market value over the book value or historical cost of the investment security). The federal regulatory agencies reserve the right to exclude all or a portion of the unrealized gains upon a determination that the equity securities are not prudently valued. Unrealized gains and losses on other types of assets, such as bank premises and available-for-sale debt securities, are not included in Tier 2 capital, but may be taken into account in the evaluation of overall capital adequacy and net unrealized losses on available-for-sale equity securities will continue to be deducted from Tier 1 capital as a cushion against risk. Each institution is required to maintain a risk-based capital ratio (including Tier 1 and Tier 2 capital) of 8%, of which at least half must be Tier 1 capital.

         A leverage capital standard was adopted as a supplement to the risk-weighted capital guidelines. Under the leverage capital standard, an institution is required to maintain a minimum ratio of Tier 1 capital to the sum of its quarterly average total assets and quarterly average reserve for loan losses, less intangibles not included in Tier 1 capital. Period-end assets may be used in place of quarterly average total assets on a case-by-case basis. The Board of Governors and the Federal Deposit Insurance

Corporation have also adopted a minimum leverage ratio for bank holding companies as a supplement to the risk-weighted capital guidelines. The leverage ratio establishes a minimum Tier 1 ratio of 3% (Tier 1 capital to total assets) for the highest rated bank holding companies or those that have implemented the risk-based capital market risk measure. All other bank holding companies must maintain a minimum Tier 1 leverage ratio of 4% with higher leverage capital ratios required for bank holding companies that have significant financial and/or operational weakness, a high risk profile, or are undergoing or anticipating rapid growth.

         At March 31, 2000, American River Holdings, American River Bank and North Coast Bank, N.A. were in compliance with the risk-weighted capital and leverage ratios. See "Information About American River Holdings and Subsidiaries--Management's Discussion and Analysis of Financial Condition and Results of Operations of American River Holdings--Capital Resources" on page 45 and "Information About North Coast Bank, N.A.--Management's Discussion and Analysis of Financial Condition and Results of Operations of North Coast Bank, N.A.--Capital Resources" on page 63.

PROMPT CORRECTIVE ACTION

         The Board of Governors, Federal Deposit Insurance Corporation, and Office of the Comptroller of the Currency have adopted regulations implementing a system of prompt corrective action pursuant to Section 38 of the Federal Deposit Insurance Act and Section 131 of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). The regulations establish five capital categories with the following characteristics: (1) "Well capitalized" - consisting of institutions with a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater and a leverage ratio of 5% or greater, and the institution is not subject to an order, written agreement, capital directive or prompt corrective action directive; (2) "Adequately capitalized" - consisting of institutions with a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater and a leverage ratio of 4% or greater, and the institution does not meet the definition of a "well capitalized" institution; (3) "Undercapitalized" - consisting of institutions with a total risk-based capital ratio less than 8%, a Tier 1 risk-based capital ratio of less than 4%, or a leverage ratio of less than 4%; (4) "Significantly undercapitalized" - consisting of institutions with a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3%, or a leverage ratio of less than 3%; (5) "Critically undercapitalized" - consisting of an institution with a ratio of tangible equity to total assets that is equal to or less than 2%.

         The regulations established procedures for classification of financial institutions within the capital categories, filing and reviewing capital restoration plans required under the regulations and procedures for issuance of directives by the appropriate regulatory agency, among other matters. The regulations impose restrictions upon all institutions to refrain from certain actions which would cause an institution to be classified within any one of the three "undercapitalized" categories, such as declaration of dividends or other capital distributions or payment of management fees, if following the distribution or payment the institution would be classified within one of the "undercapitalized" categories. In addition, institutions which are classified in one of the three "undercapitalized" categories are subject to certain mandatory and discretionary supervisory actions. Mandatory supervisory actions include (1) increased monitoring and review by the appropriate federal banking agency; (2) implementation of a capital restoration plan; (3) total asset growth restrictions; and (4) limitation upon acquisitions, branch expansion, and new business activities without prior approval of the appropriate federal banking agency. Discretionary supervisory actions may include (1) requirements to augment capital; (2) restrictions upon affiliate transactions; (3) restrictions upon deposit gathering activities and interest rates paid; (4) replacement of senior executive officers and directors; (5) restrictions upon activities of the institution and its affiliates; (6) requiring divestiture or sale of the institution; and (7) any other supervisory action that the appropriate federal banking agency determines is necessary to further the purposes of the regulations. Further, the federal banking agencies may not accept a capital restoration plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company under the guaranty is limited to the lesser of (i) an amount equal to 5 percent of the depository institution's total assets at the time it became undercapitalized, and (ii) the amount that is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were "significantly undercapitalized." FDICIA also restricts the solicitation and acceptance of and interest rates payable on brokered deposits by insured depository institutions that are not "well capitalized." An "undercapitalized" institution is not allowed to solicit deposits by offering rates of interest that are significantly higher than the prevailing rates of interest on insured deposits in the particular institution's normal market areas or in the market areas in which such deposits would otherwise be accepted.

         Any financial institution which is classified as "critically undercapitalized" must be placed in conservatorship or receivership within 90 days of such determination unless it is also determined that some other course of action would better serve the purposes of the regulations. Critically undercapitalized institutions are also prohibited from making (but not accruing) any payment of principal or interest on subordinated debt without prior regulatory approval and regulators must prohibit a critically undercapitalized institution from taking certain other actions without prior approval, including
(1) entering into any material transaction other than in the usual course of business, including investment expansion, acquisition, sale of assets or other similar actions; (2) extending credit for any highly leveraged transaction; (3) amending articles or bylaws unless required to do so to comply with any law, regulation or order; (4) making any material change in accounting methods; (5) engaging in certain affiliate transactions; (6) paying excessive compensation or bonuses; and (7) paying interest on new or renewed liabilities at rates which would increase the weighted average costs of funds beyond prevailing rates in the institution's normal market areas.

ADDITIONAL REGULATIONS

         Under the FDICIA, the federal financial institution agencies have adopted regulations which require institutions to establish and maintain comprehensive written real estate policies which address certain lending considerations, including loan-to-value limits, loan administrative policies, portfolio diversification standards, and documentation, approval and reporting requirements. The FDICIA further generally prohibits an insured state bank from engaging as a principal in any activity that is impermissible for a national bank, absent Federal Deposit Insurance Corporation determination that the activity would not pose a significant risk to the Bank Insurance Fund, and that American River Bank is, and will continue to be, within applicable capital standards.

         The Federal Financial Institution Examination Counsel ("FFIEC") on December 13, 1996, approved an updated Uniform Financial Institutions Rating System ("UFIRS"). In addition to the five components traditionally included in the so-called "CAMEL" rating system which has been used by bank examiners for a number of years to classify and evaluate the soundness of financial institutions (including capital adequacy, asset quality, management, earnings and liquidity), UFIRS includes for all bank regulatory examinations conducted on or after January 1, 1997, a new rating for a sixth category identified as sensitivity to market risk. Ratings in this category are intended to reflect the degree to which changes in interest rates, foreign exchange rates, commodity prices or equity prices may adversely affect an institution's earnings and capital. The revised rating system is identified as the "CAMELS" system.

         The federal financial institution agencies have established bases for analysis and standards for assessing a financial institution's capital adequacy in conjunction with the risk-based capital guidelines including analysis of interest rate risk, concentrations of credit risk, risk posed by non-traditional activities, and factors affecting overall safety and soundness. The safety and soundness standards for insured financial institutions include analysis of (1) internal controls, information systems and internal audit systems; (2) loan documentation; (3) credit underwriting; (4) interest rate exposure; (5) asset growth; (6) compensation, fees and benefits; and (7) excessive compensation for executive officers, directors or principal shareholders which could lead to material financial loss. If an agency determines that an institution fails to meet any standard, the agency may require the financial institution to submit to the agency an acceptable plan to achieve compliance with the standard. If the agency requires submission of a compliance plan and the institution fails to timely submit an acceptable plan or to implement an accepted plan, the agency must require the institution to correct the deficiency. The agencies may elect to initiate enforcement action in certain cases rather than rely on an existing plan particularly where failure to meet one or more of the standards could threaten the safe and sound operation of the institution.

         Community Reinvestment Act ("CRA") regulations evaluate banks' lending to low and moderate income individuals and businesses across a four-point scale from "outstanding" to "substantial noncompliance," and are a factor in regulatory review of applications to merge, establish new branches or form bank holding companies. In addition, any bank rated in "substantial noncompliance" with the CRA regulations may be subject to enforcement proceedings. American River Bank and North Coast Bank, N.A. each have current ratings of "satisfactory" for CRA compliance.

LIMITATIONS ON DIVIDENDS

         American River Holdings' ability to pay cash dividends is subject to restrictions set forth in the California General Corporation Law. Funds for payment of any cash dividends by American River Holdings would be obtained from its investments as well as dividends and/or management fees from American River Bank. The payment of cash dividends and/or management fees by American River Bank is subject to restrictions set forth in the California Financial Code, as well as restrictions established by the Federal Deposit Insurance Corporation. North Coast Bank, N.A.'s ability to pay cash dividends is subject to restrictions imposed under the National Bank Act and regulations promulgated by the Office of the Comptroller of the Currency. See "Market Price and Dividend Information--Dividends and Dividend Policy" on page 145 for further information regarding the payment of cash dividends by American River Holdings, American River Bank, and North Coast Bank, N.A.

                                   COMPETITION

COMPETITIVE DATA

         American River Bank. At June 30, 1999, based on the most recent "Data Book Summary of Deposits in Federal Deposit Insurance Corporation Insured Commercial and Savings Banks" report at that date, the competing commercial and savings banks had 139 offices in the cities of Fair Oaks, Roseville and Sacramento, California, where American River Bank has its 4 offices. Additionally, American River Bank competes with thrifts and, to a lesser extent, credit unions, finance companies and other financial service providers for deposit and loan customers.

         Larger banks may have a competitive advantage because of higher lending limits and major advertising and marketing campaigns. They also perform services, such as trust services, international banking, discount brokerage and insurance services, which American River Bank is not authorized nor prepared to offer currently. American River Bank has made arrangements with its correspondent banks and with others to provide some of these services for its customers. For borrowers requiring loans in excess of American River Bank's legal lending limits, American River Bank has offered, and intends to offer in the future, such loans on a participating basis with its correspondent banks and with other independent banks, retaining the portion of such loans which is within its lending limits. As of March 31, 2000, American River Bank's aggregate legal lending limits to a single borrower and such borrower's related parties were $2,825,000 on an unsecured basis and $4,708,000 on a fully secured basis based on regulatory capital of $18,833,000.

         American River Bank's business is concentrated in its service area, which primarily encompasses Sacramento County and South Western Placer County. The economy of American River Bank's service area is dependent upon government, manufacturing, tourism, retail sales, population growth and smaller service oriented businesses.

         Based upon the most recent "Data Book Summary of Deposits in Federal Deposit Insurance Corporation Insured Commercial and Savings Banks" report dated June 30, 1999, there were 186 operating commercial and savings bank offices in Sacramento County with total deposits of $10,491,810,000. This was an increase of $356,658,000 over the June 30, 1998 balances. American River Bank held a total of $120,623,000 in deposits, representing approximately 1.2% of total commercial and savings banks deposits in Sacramento County as of June 30, 1999.

         Based upon the most recent "Data Book Summary of Deposits in Federal Deposit Insurance Corporation Insured Commercial and Savings Banks" report dated June 30, 1999, there were 70 operating commercial and savings bank offices in Placer County with total deposits of $2,188,633,000. This was an increase of $138,464,000 over the June 30, 1998 balances. American River Bank held a total of $35,038,000 in deposits, representing approximately 1.6% of total commercial and savings banks deposits in Placer County as of June 30, 1999.

         In 1996, pursuant to Congressional mandate, the Federal Deposit Insurance Corporation reduced bank deposit insurance assessment rates to a range from $0 to $0.27 per $100 of deposits, dependent upon a bank's risk. Based upon the risk-based assessment rate schedule, American River Bank's current capital ratios and levels of deposits, American River Bank anticipates no change in the assessment rate applicable to it during 2000 from that in 1999.

         North Coast Bank, N.A. At June 30, 1999, based on the most recent "Data Book Summary of Deposits in Federal Deposit Insurance Corporation Insured Commercial and Savings Banks" report at that date, the competing commercial and savings banks had 51 offices in the cities of Healdsburg, Santa Rosa and Windsor, California, where North Coast Bank, N.A. has its 3 offices. Additionally, North Coast Bank, N.A. competes with thrifts and, to a lesser extent, credit unions, finance companies and other financial service providers for deposit and loan customers.

         North Coast Bank, N.A. has also made arrangements with its correspondent banks and with others to provide some of the services for its customers, such as trust services, international banking, discount brokerage and insurance services, which North Coast Bank, N.A. is not authorized nor prepared to offer currently. For borrowers requiring loans in excess of North Coast Bank N.A.'s legal lending limits, North Coast Bank has offered, and intends to offer in the future, such loans on a participating basis with its correspondent banks and with other independent banks, retaining the portion of such loans which is within its lending limits. As of March 31, 2000, North Coast Bank N.A.'s aggregate legal lending limits to a single borrower and such borrower's related parties were $680,000 based on regulatory capital of $4,536,000.

         North Coast Banks, N.A.'s business is concentrated in its service area, which primarily encompasses Sonoma County. The economy of North Coast Bank, N.A.'s service area is dependent upon agriculture, tourism, retail sales, population growth and smaller service oriented businesses.

         Based upon the most recent "Data Book Summary of Deposits in Federal Deposit Insurance Corporation Insured Commercial and Savings Banks" report dated June 30, 1999, there were 19 operating commercial and savings bank offices in Sonoma County with total deposits of $5.9 billion. This was an increase of $305 million over the June 30, 1998 balances. North Coast Bank, N.A. held a total of $37 million in deposits, representing approximately .63% of total commercial and savings banks deposits in Sonoma County as of June 30, 1999.

         Based upon the risk-based assessment rate schedule implemented by the Federal Deposit Insurance Corporation in 1996, North Coast Bank, N.A.'s current capital ratios and levels of deposits, North Coast Bank, N.A. anticipates no change in the assessment rate applicable to it during 2000 from that in 1999.

GENERAL COMPETITIVE FACTORS

         In order to compete with the major financial institutions in their primary service areas, community banks such as American River Bank and North Coast Bank, N.A. use to the fullest extent possible the flexibility which is accorded by their independent status. This includes an emphasis on specialized services, local promotional activity, and personal contacts by their respective officers, directors and employees. They also seek to provide special services and programs for individuals in their primary service area who are employed in the agricultural, professional and business fields, such as loans for equipment, furniture, tools of the trade or expansion of practices or businesses. In the event there are customers whose loan demands exceed their respective lending limits, they seek to arrange for such loans on a participation basis with other financial institutions. They also assist those customers requiring services not offered by either bank to obtain such services from correspondent banks.

         Banking is a business that depends on interest rate differentials. In general, the difference between the interest rate paid by a bank to obtain their deposits and other borrowings and the interest rate received by a bank on loans extended to customers and on securities held in a bank's portfolio comprise the major portion of a bank's earnings.

         Commercial banks compete with savings and loan associations, credit unions, other financial institutions and other entities for funds. For instance, yields on corporate and government debt securities and other commercial paper affect the ability of commercial banks to attract and hold deposits. Commercial banks also compete for loans with savings and loan associations, credit unions, consumer finance companies, mortgage companies and other lending institutions.

         The interest rate differentials of a bank, and therefore their earnings, are affected not only by general economic conditions, both domestic and foreign, but also by the monetary and fiscal policies of the United States as set by statutes and as implemented by federal agencies, particularly the Federal Reserve Board. The Federal Reserve Board can and does implement national monetary policy, such as seeking to curb inflation and combat recession, by its open market operations in United States government securities, adjustments in the amount of interest free reserves that banks and other financial institutions are required to maintain, and adjustments to the discount rates applicable to borrowing by banks from the Federal Reserve Board. These activities influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. The nature and timing of any future changes in monetary policies and their impact on American River Bank and North Coast Bank, N.A. are not predictable.

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IMPACT OF LEGISLATIVE AND REGULATORY PROPOSALS

         Since 1996, California law implementing certain provisions of prior federal law has (1) permitted interstate merger transactions; (2) prohibited interstate branching through the acquisition of a branch business unit located in California without acquisition of the whole business unit of the California bank; and (3) prohibited interstate branching through de novo establishment of California branch offices. Initial entry into California by an out-of-state institution must be accomplished by acquisition of or merger with an existing whole bank which has been in existence for at least five years.

         The federal financial institution agencies, especially the Office of the Comptroller of the Currency and the Board of Governors, have taken steps to increase the types of activities in which national banks and bank holding companies can engage, and to make it easier to engage in such activities. The Office of the Comptroller of the Currency has issued regulations permitting national banks to engage in a wider range of activities through subsidiaries. "Eligible institutions" (those national banks that are well capitalized, have a high overall rating and a satisfactory CRA rating, and are not subject to an enforcement order) may engage in activities related to banking through operating subsidiaries subject to an expedited application process. In addition, a national bank may apply to the Office of the Comptroller of the Currency to engage in an activity through a subsidiary in which American River Bank itself may not engage.

         On November 12, 1999, President Clinton signed into law The Financial Services Modernization Act of 1999 (the "FSMA"), which is potentially the most significant banking legislation in many years. The FSMA eliminates most of the remaining depression-era "firewalls" between banks, securities firms and insurance companies which was established by The Banking Act of 1933, also known as the Glass-Steagall Act ("Glass-Steagall). Glass-Steagall sought to insulate banks as depository institutions from the perceived risks of securities dealing and underwriting, and related activities. The FSMA repeals Section 20 of Glass-Steagall which prohibited banks from affiliating with securities firms. Bank holding companies that can qualify as "financial holding companies" can now acquire securities firms or create them as subsidiaries, and securities firms can now acquire banks or start banking activities through a financial holding company. The FSMA includes provisions which permit national banks to conduct financial activities through a subsidiary that are permissible for a national bank to engage in directly, as well as certain activities authorized by statute, or that are financial in nature or incental to financial activities to the same extent as permitted to a "financial holding company" or its affiliates. This liberalization of United States banking and financial services regulation applies both to domestic institutions and foreign institutions conducting business in the United States. Consequently, the common ownership of banks, securities firms and insurance firms is now possible, as is the conduct of commercial banking, merchant banking, investment management, securities underwriting and insurance within a single financial institution using a "financial holding company" structure authorized by the FSMA.

         Prior to the FSMA, significant restrictions existed on the affiliation of banks with securities firms and on the direct conduct by banks of securities dealing and underwriting and related securities activities. Banks were also (with minor exceptions) prohibited from engaging in insurance activities or affiliating with insurers. The FSMA removes these restrictions and substantially eliminates the prohibitions under the Bank Holding Company Act on affiliations between banks and insurance companies. Bank holding companies which qualify as financial holding companies can now insure, guarantee, or indemnify against loss, harm, damage, illness, disability, or death; issue annuities; and act as a principal, agent, or broker regarding such insurance services.

         In order for a commercial bank to affiliate with a securities firm or an insurance company pursuant to the FSMA, its bank holding company must qualify as a financial holding company. A bank holding company will qualify if (i) its banking subsidiaries are "well capitalized" and "well managed"

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and (ii) it files with the Board of Governors a certification to such effect and a declaration that it elects to become a financial holding company. The amendment of the Bank Holding Company Act now permits financial holding companies to engage in activities, and acquire companies engaged in activities, that are financial in nature or incidental to such financial activities. Financial holding companies are also permitted to engage in activities that are complementary to financial activities if the Board of Governors determines that the activity does not pose a substantial risk to the safety or soundness of depository institutions or the financial system in general. These standards expand upon the list of activities "closely related to banking" which have to date defined the permissible activities of bank holding companies under the Bank Holding Company Act.

         One further effect of the Act is to require that federal financial institution and securities regulatory agencies prescribe regulations to implement the policy that financial institutions must respect the privacy of their customers and protect the security and confidentiality of customers' non-public personal information. Implementing regulations have recently been issued for comment by all of the federal financial institution regulatory agencies and the Securities and Exchange Commission. These regulations will require, in general, that financial institutions (1) may not disclose non-public personal information of customers to non-affiliated third parties without notice to their customers, who must have opportunity to direct that such information not be disclosed; (2) may not disclose customer account numbers except to consumer reporting agencies; and (3) must give prior disclosure of their privacy policies before establishing new customer relationships.

         Neither American River Holdings and American River Bank nor North Coast Bank, N.A. have determined whether or when they may seek to acquire and exercise new powers or activities under the FSMA, and the extent to which competition will change among financial institutions affected by the FSMA has not yet become clear.

         Certain legislative and regulatory proposals that could affect American River Holdings, American River Bank, North Coast Bank, N.A., and the banking business in general are periodically introduced before the United States Congress, the California State Legislature and Federal and state government agencies. It is not known to what extent, if any, legislative proposals will be enacted and what effect such legislation would have on the structure, regulation and competitive relationships of financial institutions. It is likely, however, that such legislation could subject American River Holdings, American River Bank and North Coast Bank, N.A. to increased regulation, disclosure and reporting requirements, competition, and costs of doing business.

         In addition to legislative changes, the various Federal and state financial institution regulatory agencies frequently propose rules and regulations to implement and enforce already existing legislation. It cannot be predicted whether or in what form any such rules or regulations will be enacted or the effect that such regulations may have on American River Holdings, American River Bank, and North Coast Bank, N.A.

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                                 PROPOSAL NO. 1

                   TO APPROVE THE MERGER AGREEMENT AND MERGER

BACKGROUND OF THE MERGER AGREEMENT AND MERGER

         The following is a brief description of the events that resulted in the execution of the merger agreement dated as of March 1, 2000, among American River Holdings, ARH Interim National Bank and North Coast Bank, N.A.

         American River Holdings. On November 17, 1999, the executive committee of the American River Holdings board of directors met to discuss a proposal to acquire North Coast Bank, N.A. as an additional banking subsidiary. Later that day, the board of directors reviewed the proposal to acquire North Coast Bank, N.A. and authorized the executive committee to communicate interest in such a proposal to North Coast Bank, N.A. David T. Taber, President and Chief Executive Officer of American River Holdings contacted Kathy A. Pinkard, President and Chief Executive Officer of North Coast Bank, N.A. on November 18, 1999 to discuss interest in the proposed transaction. She advised him that the matter would be brought to the attention of the board of directors of North Coast Bank, N.A. during its strategic planning meeting on December 1, 1999. On December 2, 1999, Ms. Pinkard asked Mr. Taber provide further information regarding the proposal to Chairman of the Board, Mr. M. Edgar Deas. Mr. Taber contacted Chairman Deas and after a preliminary discussion it was determined that a meeting among members of the respective executive committees of American River Holdings and North Coast Bank, N.A. should be held to further discuss the proposed transaction. On December 9, 1999, a meeting was held among members of the respective executive committees. On December 14, 1999, the executive committee of American River Holdings authorized Mr. Taber to deliver additional information and a written expression of interest in connection with the proposed transaction, which he delivered the next day to Ms. Pinkard. American River Holdings received a letter from North Coast Bank, N.A. on December 20, 1999 requesting more time to evaluate matters pertaining to the proposed transaction prior to responding to American River Holdings' expression of interest. On January 6, 2000, American River Holdings received a letter from North Coast Bank, N.A. proposing changes to various factors for such proposed transaction. On January 7, 2000, the executive committee of American River Holdings authorized Mr. Taber to prepare and deliver a revised expression of interest in response to the letter from North Coast Bank, N.A. received on January 6, 2000. On January 10, 2000, Ms. Pinkard delivered to Mr. Taber a letter accepting the terms outlined in American River Holdings' expression of interest dated January 7, 2000.

         On January10, 2000, American River Holdings and North Coast Bank, N.A. entered into a confidentiality agreement to facilitate exchange of confidential information and due diligence reviews of their respective businesses. Thereafter, from January 10 through January 19, American River Holdings conducted its due diligence reviews.

         On January 19, 2000, American River Holdings' board of directors reviewed the letter from North Coast Bank, N.A. received on January 10, 2000, and various other factors including certain financial due diligence matters pertaining to the on-site review of North Coast Bank, N.A. The board of directors authorized the executive committee to proceed to negotiate with representatives of North Coast Bank, N.A. On February 2, 2000, the executive committee of American River Holdings reviewed a draft merger agreement. On February 16, 2000, the board of directors of American River Holdings reviewed a revised draft of the merger agreement. On February 18, 2000, the executive committee of American River Holdings reviewed a further revised draft of the merger agreement and discussed various issues raised in negotiations between representatives for American River Holdings and North Coast Bank, N.A. On February 29, 2000, the boards of directors of American River Holdings, American River Bank and First Source Capital met in a special joint meeting to review the merger agreement and related
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documents. Following review of such documents and the results of due diligence, the respective boards of directors authorized and approved the execution of the merger agreement and the issuance of a joint press release announcing the signing of the merger agreement.

         North Coast Bank, N.A. On November 18, 1999, Kathy Pinkard, President and CEO of North Coast Bank was contacted by David T. Taber, President and Chief Executive Officer of American River Holdings to discuss the possibility of interest in a strategic alliance with American River Holdings. Ms. Pinkard advised Mr. Taber that the proposal would be brought to the attention of the North Coast Bank board of directors at a strategic planning meeting scheduled for December 1, 1999. During the regularly scheduled strategic planning meeting, it was determined that North Coast Bank, N.A. was interested in pursuing the matter further and Ms. Pinkard was instructed by the board to contact Mr. Taber with instructions for Mr. Taber to contact Mr. Edgar Deas, North Coast Bank, N.A. Chairman of the Board. After contact with Mr. Deas, it was decided that the respective members of both executive committees should meet for further discussion on the proposed transaction. A meeting of the executive committees was held on December 9, 1999 at American River Bank's board room in Sacramento. On December 15, 1999, Mr. Taber delivered to Ms. Pinkard additional information and a written expression of interest in connection with the proposed merger. On December 16, 1999, at a regularly scheduled board of directors meeting, the proposal was reviewed by the board of directors. At this meeting, Ms. Pinkard was instructed to deliver a letter to Mr. Taber asking for an extension to the December 24, 1999 deadline for response stating that the board of directors had scheduled another strategic planning session for January 6 at which time North Coast Bank, N.A. would respond to the proposal. On January 6, 2000, North Coast Bank, N.A. responded to Mr. Taber with specific changes to the original proposal. On January 7, 2000, Ms. Pinkard received a revised expression of interest from American River Holdings. After a special meeting held by the board of directors, Ms. Pinkard was instructed to deliver a letter confirming the terms outlined in the January 7, 2000 American River Holdings expression of interest. On January 10, 2000, North Coast Bank, N.A. signed a confidentiality agreement with American River Holdings to begin the exchange of information and respective due diligence examinations.

         On January 27, 2000, the board of directors of North Coast Bank, N.A. reviewed the written report discussing the due diligence review performed by Ms. Pinkard and Mr. Wattell during the week of January 24, 2000. On February 17, 2000, the board of directors reviewed a draft merger agreement with revisions associated with issues raised during the negotiation process with American River Holdings. On February 24, 2000, the board of directors met to verify that all concerns with the merger agreement had been addressed and were satisfactory and the merger agreement was tentatively approved by the board of directors. On March 1, 2000, a special board of directors meeting was held to hear the presentation of the fairness opinion by Seapower Carpenter Capital, Inc., dba Carpenter and Company, concerning the proposed transaction. After review and discussion of the fairness opinion with Carpenter and Company, and final review of the merger agreement, the merger agreement was approved by the board of directors. Ms. Pinkard was authorized to execute the merger agreement and issue a joint press release announcing the signing of the merger agreement.

         On March 1, 2000, American River Holdings and North Coast Bank, N.A. executed the merger agreement. Prior to the opening of the OTC Bulletin Board on March 2, 2000, the parties issued a joint press release publicly announcing the merger.

         Annex A to the joint proxy statement/prospectus contains a copy of the merger agreement which is incorporated here by this reference.

         See "--Reasons for the Merger Agreement and Merger; Recommendations of the Boards of Directors" on page 99, "--Opinion of North Coast Bank, N.A.'s Financial Advisor" on page 102 and "--Opinion of American River Holdings Financial Advisor" on page 108.

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REASONS FOR THE MERGER AGREEMENT AND MERGER; RECOMMENDATIONS OF THE BOARDS OF
DIRECTORS

         American River Holdings. The strategy of the board of directors of American River Holdings for enhancing long-term value for American River Holdings shareholders recognizes that further consolidation will occur in the banking and financial services industry in the United States and that American River Holdings must be in a position to take advantage of this change. Under this strategy, management of American River Holdings, at the direction of the board of directors of American River Holdings, continually explores and evaluates acquisition opportunities, such as the acquisition of North Coast Bank, N.A. as a continuing subsidiary of American River Holdings, through the merger of North Coast Bank, N.A. into ARH Interim National Bank.

         In reaching the conclusion that the merger of North Coast Bank, N.A. into ARH Interim National Bank is fair to and in the best interests of the shareholders of American River Holdings, the board of directors of American River Holdings considered numerous factors, including:

         o the board of directors' familiarity with and review of North Coast Bank, N.A.'s business, results of operations, prospects and financial condition and the willingness of the board of directors of North Coast Bank, N.A. to consider a merger with ARH Interim National Bank;

         o the opinion of Hoefer & Arnett Incorporated that the terms of the merger are fair, from a financial point of view, to American River Holdings shareholders;

         o economic conditions and prospects for the markets in which American River Holdings and North Coast Bank, N.A. operate, and competitive pressures in the financial services industry in general and the banking industry in particular;

         o the enhancement of American River Holdings' competitiveness and its ability to serve its customers, depositors, creditors, other constituents and the communities in which it operates as a result of the merger;

         o information concerning the business, results of operations, asset quality and financial condition of American River Holdings and North Coast Bank, N.A. on a stand-alone and combined basis, and the future growth prospects of American River Holdings and North Coast Bank, N.A. following the merger. In this regard, the board of directors of American River Holdings gave consideration to the results of the initial review conducted by American River Holdings' management with respect to North Coast Bank, N.A.'s business and operations, including, in particular, its asset quality and related conditions in the merger agreement. That review included an assessment of the opportunities to achieve increased market penetration in its existing market and to expand into North Coast Bank, N.A.'s market area in California;

         o the revenue enhancements, cost savings and operational synergies which the management of American River Holdings believes may be achieved as a result of the merger through the elimination of duplicative efforts;

         o an assessment that, in the current economic environment, expansion through acquisition of another financial institution is most economically advantageous to American River Holdings' shareholders when compared to other alternatives such as de novo branch openings or branch acquisitions;

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         o    the geographic and business fit of American River Holdings and
              North Coast Bank, N.A. and the complementary nature of their respective businesses, including the compatibility of their existing branch structures;

         o information with respect to historical trading ranges and multiples for American River Holdings common stock and North Coast Bank, N.A. common stock, and possible trading ranges and multiples for each on a stand-alone basis and for the two companies on a combined basis and the evaluation by the board of directors of American River Holdings of the financial terms of the merger and their effect on the shareholders of American River Holdings and the belief of the American River Holdings board of directors that those terms are fair to American River Holdings and its shareholders;

         o the expectation that for federal income tax purposes the merger will constitute a tax-free reorganization to American River Holdings and its subsidiaries;

         o the expectation that the merger will be accounted for under the pooling of interests method of accounting;

         o the terms and conditions of the merger agreement and the related agreements;

         o the likelihood of the merger being approved by the appropriate regulatory authorities; and

         o    the structure of the merger and the resulting corporate entities.

         The board of directors of American River Holdings did not assign any relative or specific weights to the factors considered and individual directors may have assigned different weights to the above factors.

         The board of directors of American River Holdings unanimously recommends that the merger agreement, the related agreements, the transactions contemplated by the merger agreement, including the merger and the issuance of American River Holdings common stock in connection with the merger, and the proposals to approve the American River Holdings 2000 Stock Option Plan, the amendments to the American River Holdings articles of incorporation and bylaws to provide for the classification of the board of directors and to eliminate cumulative voting in the election of directors, election of management's nominees as directors of American River Holdings, and to ratify the appointment of Perry-Smith LLP as independent accountants for the year 2000, at American River Holdings' annual meeting, be approved by the American River Holdings shareholders.

         North Coast Bank, N.A. The board of directors of North Coast Bank, N.A. believes that the merger is fair to and in the best interests of the shareholders of North Coast Bank, N.A. In reaching their conclusion to approve the merger, the board of directors of North Coast Bank, N.A. considered numerous factors, including the following:

         Historical and Recent Market Prices of North Coast Bank, N.A. Shares Compared to American River Holdings Shares to be Received. The North Coast Bank, N.A. board of directors reviewed the historical and recent trading prices for North Coast Bank, N.A. stock.

         The Likelihood that "Pooling of Interests" Accounting Will No Longer Be Available Following December 31, 2000. The North Coast Bank, N.A. board of directors considered the impact of the Financial Standards Accounting Board draft by which so-called "pooling of interests" accounting will be eliminated by December 31, 2000. The result of this accounting change will be that all mergers

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consummated after December 31, 2000 will be accounted for as "purchase"
transactions, resulting in the amortization of goodwill in any merger where the purchase price exceeds the asset value of the acquired company. The goodwill amortization will reduce future reported income of the merged companies. Additionally, in bank mergers, the goodwill in a purchase accounting transaction will not be included in the calculation of regulatory capital requirements. Therefore, it is the belief of the management and directors of North Coast Bank, N.A. that future bank mergers may result in lower premiums for the seller. The North Coast Bank, N.A. board of directors believes that by combining with American River Holdings at this time, it can take advantage of the "pooling of interests" accounting rules. The North Coast Bank, N.A. board also believes that should the North Coast Bank, N.A. shareholders fail to approve the American River Holdings proposal, it would be extremely unlikely that an alternative transaction can be completed that would be eligible for "pooling of interests" accounting treatment. Therefore, the American River Holdings transaction is most likely the last opportunity that North Coast Bank, N.A. will have to engage in a "pooling of interests" merger.

         North Coast Bank, N.A.'s Business, Conditions and Geographic Prospects. The North Coast Bank, N.A. board of directors considered information with respect to the financial condition, results of operations and business risks of North Coast Bank, N.A. on both an historical and prospective basis and current industry, economic and market conditions. The American River Holdings merger will significantly expand the geographic base of the combined companies and will give North Coast Bank, N.A. a greater market for the products and services of North Coast Bank, N.A. The combination with American River Holdings will provide greater flexibility to North Coast Bank, N.A. in meeting the credit needs of its borrowers. The North Coast Bank, N.A. board of directors believes that this will greatly enhance the long-term prospects for stock value.

         American River Holdings' Business, Conditions and Prospects. The North Coast Bank, N.A. board of directors considered information with respect to the financial condition, financial performance, business operations, capital levels, asset quality, loan portfolio breakdown and prospects of American River Holdings on both an historical and prospective basis. The North Coast Bank, N.A. board of directors also considered information regarding current industry, economic and market conditions in the financial services industry. North Coast Bank, N.A.'s financial advisers, Seapower Carpenter Capital, Inc., dba Carpenter and Company, made presentations to and provided the North Coast Bank, N.A. board of directors with information regarding American River Holdings' financial condition and prospects after conducting business and financial due diligence. Officers of North Coast Bank, N.A. also made presentations to the North Coast Bank, N.A. board of directors regarding American River Holdings' financial condition, business and prospects after conducting business and financial due diligence. These officers expressed their views that the corporate culture and operating philosophies of American River Holdings were very compatible to those of North Coast Bank, N.A. The North Coast Bank, N.A. board viewed these observations as favorable for the future prospects of the combined entity and the creation of further shareholder value. In evaluating American River Holdings' prospects, the North Coast Bank, N.A. board of directors considered, among other things, American River Holdings' financial performance, the geographic areas in which American River Holdings conducts business compared to those in which North Coast Bank, N.A. conducts business, the state of the economy in Northern California, the market conditions in the primary areas in which American River Holdings conducts its business, and the effect those economies may have on American River Holdings' performance. The North Coast Bank, N.A. board of directors also considered and found favorable the fact that the American River Holdings' stock when combined with North Coast Bank, N.A.'s stock will have greater market capitalization and liquidity compared to North Coast Bank, N.A.'s current stock liquidity.

         Opinion of Seapower Carpenter Capital, Inc., dba Carpenter and Company. At its March 1, 2000 meeting, the North Coast Bank, N.A. board of directors considered as favorable to its determination, Seapower Carpenter Capital, Inc., dba Carpenter and Company's oral opinion delivered to

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the North Coast Bank, N.A. board of directors at that meeting (which Carpenter and Company subsequently confirmed in a written opinion dated March 1, 2000) that the merger consideration to be received by North Coast Bank, N.A. shareholders in the merger was, as of that date, fair to North Coast Bank, N.A.'s shareholders, from a financial point of view.

         The Need of North Coast Bank, N.A. to Obtain 2/3 Shareholder Vote for Approval of the Proposed Merger. The articles of association of North Coast Bank, N.A. require that two-thirds (2/3) equal to sixty-six and two-thirds percent (66 2/3%) of all of the outstanding shares of North Coast Bank, N.A. be voted in favor of a merger. This means that for a merger proposal to be successful it must meet the expectations of a broad cross-section of the shareholders of North Coast Bank, N.A. A merger proposal that does not meet the expectations of all shareholder constituencies is likely to fail. For this reason, in evaluating the options that were available to North Coast Bank, N.A., the board of directors believed that the American River Holdings transaction would yield the greatest support of the North Coast Bank, N.A. shareholders. The board of directors believes that the transactions contemplated by the merger agreement, including the merger, offer the best financial prospects for North Coast Bank, N.A. shareholders.

         Terms of the Merger. The North Coast Bank, N.A. board of directors considered the terms, conditions, covenants and representations contained in the merger agreement and that the number and value of shares of American River Holdings common stock to be issued in exchange for each outstanding share of North Coast Bank, N.A. common stock represented favorable terms for a merger with American River Holdings.

         The Tax-Free Nature of the Merger. The North Coast Bank, N.A. board of directors considered and found favorable the fact that the merger is structured to be tax-free for federal income tax purposes. North Coast Bank, N.A. shareholders will recognize no gain for federal income tax purposes in connection with the exchange of North Coast Bank, N.A. common stock for American River Holdings common stock (except with respect to cash received in lieu of fractional shares of American River Holdings common stock or dissenters' shares).

         Impact on Communities, Depositors, Customers and Employees. The North Coast Bank, N.A. board of directors considered the impact of the merger upon North Coast Bank, N.A.'s communities, depositors, customers, employees, and the overall compatibility of North Coast Bank, N.A.'s office and branch structure compared to those of American River Holdings. The ability of North Coast Bank, N.A. to continue as an on-going bank under the American River Holdings holding company was viewed as being least disruptive of the communities served by North Coast Bank, N.A., its depositors, customers and employees. The North Coast Bank, N.A. board of directors believes that all of these constituencies will be in favor of the merger.

         The North Coast Bank, N.A. board of directors did not assign any relative or specific value to any of the factors.

         The board of directors of North Coast Bank, N.A. unanimously recommends that the merger agreement, the related agreements and the transactions contemplated by those agreements, including the merger of North Coast Bank, N.A. into ARH Interim National Bank, be approved by the North Coast Bank, N.A. shareholders.

OPINION OF NORTH COAST BANK, N.A.'S FINANCIAL ADVISOR

         General. Pursuant to an engagement letter dated January 26, 2000, North Coast Bank, N.A. engaged Seapower Carpenter Capital, Inc., dba Carpenter and Company to provide financial advisory services and a fairness opinion with respect to the North Coast Bank, N.A./American River Holdings

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merger. Carpenter and Company is an investment banking firm specializing in
California financial institutions, and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, underwritings, private placements and valuations for corporate and other purposes. North Coast Bank, N.A. selected Carpenter and Company to render the opinion on the basis of its experience and expertise in transactions similar to the merger and its reputation in the banking and investment communities. No limitations were imposed by North Coast Bank, N.A. on Carpenter and Company with respect to the investigations made or procedures followed in rendering its opinion.

         At a meeting of the North Coast Bank, N.A. board of directors on March 1, 2000, Carpenter and Company delivered its oral opinion that, as of the date of the opinion and subject to the limitations and assumptions set forth in the opinion, the merger consideration pursuant to the merger agreement was fair to North Coast Bank, N.A. shareholders from a financial point of view. Carpenter and Company's oral opinion was subsequently confirmed in writing as of such date and reconfirmed in writing as of ______________, 2000.

         The full text of Carpenter and Company's written opinion to the North Coast Bank, N.A. board of directors, which sets forth the assumptions made, matters considered, and limitations of the review, by Carpenter and Company, is attached hereto and is incorporated herein by reference. The following summary of Carpenter and Company's opinion is qualified in its entirety by reference to the full text of the opinion, which should be read carefully and in its entirety. In furnishing such opinion, Carpenter and Company does not admit that it is an expert with respect to the registration statement of which this proxy statement/prospectus is part within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Carpenter and Company does not admit that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Carpenter and Company's opinion is directed to the North Coast Bank, N.A. board of directors, covers only the fairness of the merger consideration to be received by holders of North Coast Bank, N.A. common stock from a financial point of view as of the date of the opinion, and does not constitute a recommendation to any holder of North Coast Bank, N.A. common stock as to how such shareholder should vote.

         In connection with its opinion, Carpenter and Company, among other things: (i) reviewed certain publicly available financial and other data with respect to North Coast Bank, N.A. and American River Holdings, including the consolidated financial statements for recent years through December 31, 1999, and certain other relevant financial and operating data relating to these companies made available to Carpenter and Company from published sources and from the internal records and projections of North Coast Bank, N.A.; (ii) reviewed the merger agreement; (iii) reviewed certain information concerning the trading of, and the trading market for, North Coast Bank, N.A. common stock and American River Holdings common stock; (iv) compared North Coast Bank, N.A. and American River Holdings from a financial point of view with certain other companies in the banking industry which Carpenter and Company deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry which Carpenter and Company deemed to be comparable, in whole or in part, to the merger; (vi) reviewed and discussed with representatives of the management of North Coast Bank, N.A. certain information of a business and financial nature regarding North Coast Bank, N.A. and American River Holdings, furnished to Carpenter and Company by them; (vii) made inquiries regarding and discussed the merger and the merger agreement and other matters related thereto with North Coast Bank, N.A.'s counsel; and (vii) performed such other analyses and examinations as Carpenter and Company deemed appropriate.

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

         In connection with its review, Carpenter and Company did not assume any obligation independently to verify the foregoing information and relied on such information being accurate and complete in all material respects. Carpenter and Company also assumed that there were no material changes in the assets, financial condition, results of operations, business or prospects of all companies involved in the merger since the respective dates of their last financial statements made available to it. Carpenter and Company relied on advice of counsel to North Coast Bank, N.A. as to all legal matters with respect to North Coast Bank, N.A., the merger and the merger agreement. North Coast Bank, N.A. acknowledged that Carpenter and Company did not discuss with North Coast Bank, N.A.'s independent accountants any financial reporting matters with respect to North Coast Bank, N.A., the merger or the merger agreement. North Coast Bank, N.A. informed Carpenter and Company, and Carpenter and Company assumed that the merger would be accounted for as a pooling of interests under generally accepted accounting principles. Carpenter and Company assumed that the merger would be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. Carpenter and Company assumed that the allowance for loan losses for each of North Coast Bank, N.A. and American River Holdings are in the aggregate adequate to cover such losses. In addition, Carpenter and Company did not assume responsibility for reviewing any individual credit files, or making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of the companies involved in the merger, nor was Carpenter and Company furnished with any such appraisals. Finally, Carpenter and Company's opinion was based on economic, monetary and market and other conditions as in effect on, and the information made available to Carpenter and Company as of, the date of the opinion. Accordingly, although subsequent developments may affect Carpenter and Company's opinion, it has not assumed any obligation to update, revise or reaffirm such opinion.

         Set forth below is a summary of Carpenter and Company's analysis in connection with its opinion that is complete in all material respects.

         Review of American River Holdings and North Coast Bank, N.A. Carpenter and Company, analyzed North Coast Bank, N.A. and American River Holdings as reported by the companies in their respective financial reports and regulatory filings, and by combining them on a pro-forma basis. Specifically, Carpenter and Company reviewed total loans, total assets, total deposits, total shareholders' equity, net income, and net yield on earning assets. The following tables summarizes these values for each company at or for the period ending December 31, 1999 and on a pro-forma basis:

                                           NCB       ARH        Pro-Forma
                                           ---       ---        ---------
        (Dollars in millions)
        Total loans                       $40.1     $121.6        $161.7
        Total assets                       47.3      201.3         248.5
        Total deposits                     42.1      181.0         223.1
        Total shareholders' equity          4.0       16.6          20.6
        Total net income                     .2        2.9           3.1
        Net yield on earning assets         6.2%       5.7%          5.8%

         Trading Activity and Prices. The common stock of both North Coast Bank, N.A. and American River Holdings are quoted on the over-the-counter bulletin board. However, neither is publicly traded in any significant volume. In its analyses Carpenter and Company, derived a valuation for North Coast Bank, N.A. of $13.26 per share by applying the exchange ratio of .9644 to an average trading price for American River Holdings of $13.75 (the average closing price for American River Holdings during the previous four weeks.).

         Analysis of Selected Merger Transactions. Using publicly available information, Carpenter and Company reviewed the consideration paid in recently announced transactions whereby certain banks and bank holding companies of various sizes were acquired. Specifically, Carpenter and Company reviewed 18 transactions involving acquisitions of banks based in California, announced since April 1, 1998, with total assets less than $125 million, consisting of the following (acquirer/target):

o        Bank of the Sierra/Sierra National Bank
o        Rancho Santa Fe National Bank/First Community Bank of the Desert
o        Civic BanCorp/East County Bank NA
o        First Banks Inc./Lippo Bank
o        VIB Corp./Kings River Bancorp
o        Valencia Bank & Trust/First Valley National Bank
o        Humboldt Bancorp/Global Bancorp
o        City Holding Company/Frontier Bancorp
o        Belvedere Capital Partners Inc./Cerritos Valley Bancorp
o        East West Bancorp Inc./First Central Bank NA
o        Washington Mutual Inc./Industrial Bank
o        First Coastal Bancshares/American Independent Bank NA
o        Belvedere Capital Partners Inc./ The Bank of Orange County
o        Belvedere Capital Partners Inc./Downey Bancorp
o        Western Sierra Bancorp/Roseville 1st Community Bancorp
o        Western Sierra Bancorp/Lake Community Bank
o        First Banks Inc./Republic Bank
o        Summit Bank Corporation/California Security Bank

         For each bank acquired or to be acquired in such transactions, Carpenter and Company analyzed data illustrating, among other things purchase price to book value and to tangible book value, purchase price to last 12 months' earnings, purchase price as a percentage of assets and the ratio of the premium (i.e., purchase price in excess of tangible book value) to core deposits.

         No other company or transaction used in the above analysis as a comparison is identical to North Coast Bank, N.A. or the North Coast Bank, N.A./American River Holdings merger. Accordingly, an analysis of the results of the foregoing is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value and the announced acquisition prices of the companies to which North Coast Bank, N.A. and the merger are being compared.

         Carpenter and Company derived the value for each share of North Coast Bank, N.A. common stock of $13.26 by applying the exchange ratio of .9644 times the average trading value of American River Holdings of $13.75 per share. Based upon this valuation, the following table compares the relative valuation ratios (average and median) for California bank acquisitions to the valuation ratios for North Coast Bank, N.A. in the North Coast Bank, N.A./American River Holdings merger:

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

                                                    Comparable Transactions
                                                 Average     Median       NCB
                                                 -------     ------       ---

         Price to book value                       2.09x      2.01x      1.69x
         Price to tangible book value              2.10x      2.03x      1.69x
         Price to last twelve months earnings     24.09x     27.90x     29.83x
         Price as a percentage of assets          17.64%     17.25%     14.32%
         Premium to core deposits                 12.11%     11.34%      7.71%

         Four of these ratios derived from comparable transactions are higher than the ratios found in the merger; one ratio, the price to earnings ratio, is higher than the comparable transactions. Given the high importance of the price to earnings ratio in most analyses of stock value, these relative ratios support the conclusion that the merger is fairly priced. Further, Carpenter and Company also reviewed the S&P 500 Bank Index and noted that trading prices for banks had declined by over 30% since the middle of 1999. The decline in trading prices for banks suggests declining valuations of banks in stock based transactions in the current merger and acquisition environment as compared to those in recent periods. Taking into account the recent decline in trading valuations of bank stocks, this comparison indicates that the valuation attributed to North Coast Bank, N.A. in the North Coast Bank, N.A./American River Holdings merger is generally consistent or better than the value that would be suggested by the other bank mergers reviewed.

         Earnings Accretion Analysis. Carpenter and Company analyzed the historical earnings of each North Coast Bank, N.A. and American River Holdings comparing the earnings per share for North Coast Bank, N.A. shareholders on a stand-alone basis and on a combined pro forma basis without assuming any cost savings to be derived through this combination. Additionally, Carpenter and Company performed this same analysis utilizing management budgets for 2000 assuming both no cost savings and cost savings equal to 20% of North Coast Bank, N.A.'s noninterest expense. The following table summarizes the stand-alone and pro forma earnings per share and the dollar and percent accretion to North Coast Bank, N.A. shareholders in each scenario:

                                                       Earnings Accretion
                                                       ------------------
                                 NCB      Pro Forma     Amount    Percent
                                -----     ---------     ------    -------

Historical 1999                 $0.44       $1.29        $0.84       189%
2000 Budget                     $0.76       $1.66        $0.90       118%
2000 Budget with cost savings   $0.76       $1.77        $1.01       133%

         This analysis suggests that there is greater potential value for North Coast Bank, N.A. shareholders in completing the merger than in remaining independent.

         Pro-Forma Merger and Contribution Analysis. Carpenter and Company analyzed the contribution of each of North Coast Bank, N.A. and American River Holdings to, among other things, total assets, total deposit liabilities, total equity, last twelve months' net income of the pro forma combined companies. For purposes of this analysis, Carpenter and Company used the balance sheets and income statements for the period ending December 31, 1999.

         Based upon the exchange ratio of .9644, taking into account outstanding options for both companies, the fully diluted ownership of the North Coast Bank, N.A. shareholders in the combined company would be approximately 21.8%. The following table details the percentage contribution of North Coast Bank, N.A. to the combined company:

                                  NCB Contribution
                --------------------------------------------------
                Total assets                                 19.0%
                Total deposit liabilities                    19.0%
                Total shareholders' equity                   19.4%
                Last twelve months' net income               20.4%

         This analysis suggests that the ownership interest of North Coast Bank, N.A. shareholders in American River Holdings after the merger is consistent with or greater than what would be indicated by North Coast Bank, N.A.'s share of assets, deposit liabilities, equity and earnings.

         Regression Analysis. Carpenter and Company undertook an analysis to determine the price to earnings and price to book multiple at which North Coast Bank, N.A. might actively trade on a stand-alone basis. A regression analysis of publicly available data on comparable banks and bank holding companies indicated a correlation between return on equity and price to last twelve months' earnings and price to book value. This analysis utilized trading prices of the comparable banks and bank holding companies as of February 25, 2000. Based on North Coast Bank, N.A.'s last twelve months ended December 31, 1999 return on equity of 5.86%, this analysis yielded a price to last twelve months' earnings ratio at which North Coast Bank, N.A. might trade of 21.3x and an implied value of $9.47 per share for North Coast Bank, N.A. Based on North Coast Bank, N.A.'s December 31, 1999 fully diluted book value of $7.83, this analysis yielded a price to book ratio at which North Coast Bank, N.A. might trade of 1.19x and an implied value of $9.32 per share for North Coast Bank, N.A.. Because the imputed value of $13.26 per North Coast Bank, N.A. share substantially exceeds this value range, the regression analyses support that the consideration being received by North Coast Bank, N.A. shareholders is fair.

         Discounted Value Analysis. Carpenter and Company estimated the present value (current share price) based on estimated earnings that (a) North Coast Bank, N.A. could produce on a stand-alone basis through fiscal year 2004 without giving effect to, among other things, potential cost savings that could be realized in a sale to an in-market acquiror, and (b) that American River Holdings and North Coast Bank, N.A. combined could produce. Carpenter and Company utilized North Coast Bank, N.A. and American River Holdings management projections for the years 2000 through 2004. The range of estimated future prices was calculated by applying market multiples ranging from 14.0x to 22.0x to the projected 2004 cash earnings of North Coast Bank, N.A. alone and of the combined companies. The estimated future share prices were then discounted to present values using discount rates ranging from 12% to 20%. This analysis indicated an implied per share price range for North Coast Bank, N.A. on a stand-alone basis of approximately $5.71 to $12.66. The corresponding range for the combined companies, including estimated consolidation savings provided by North Coast Bank, N.A. and American River Holdings management, is $14.68 to $32.57 in North Coast Bank, N.A. equivalent shares. These analyses do not purport to be indicative of actual values or expected values of North Coast Bank, N.A. common stock or of American River Holdings common stock.

         Because the value range for the combined companies is higher than the range for North Coast Bank, N.A. on a stand-alone basis, the discounted value analyses suggest that there is greater potential value for North Coast Bank, N.A. shareholders in completing the merger than in remaining independent.

         The summary set forth above does not purport to be a complete description of the presentation by Carpenter and Company to the North Coast Bank, N.A. board of directors or of the analyses performed by Carpenter and Company. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Carpenter and Company believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and factors, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the North Coast Bank, N.A. board of directors. The ranges of valuations resulting from any particular analysis described above should not be taken to be Carpenter and Company's view of the actual value of North Coast Bank, N.A. or the combined companies.

         In performing its analyses, Carpenter and Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of North Coast Bank, N.A. or American River Holdings. Material among those assumptions were that of a reasonably stable economic and interest rate environment and no significant changes in the regulatory and statutory regime governing the businesses of both American River Holdings and North Coast Bank, N.A. sufficient to materially impact their results. The analyses performed by Carpenter and Company are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Carpenter and Company's analysis of the fairness of the consideration to be received by the holders of North Coast Bank, N.A. common stock in the merger and were provided to the North Coast Bank, N.A. board of directors in connection with the delivery of Carpenter and Company's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future. The forecasts utilized by Carpenter and Company in certain of its analyses are based on numerous variables and assumptions, which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those contemplated in such forecasts.

         In the ordinary course of our business, we represent acquirers and sellers of financial institutions, and Carpenter and Company has performed other financial advisory services for North Coast Bank, N.A. in the past. Under the terms of the engagement letter, North Coast Bank, N.A. paid Carpenter and Company a fee of $20,000 for the fairness opinion. North Coast Bank, N.A. has also agreed to reimburse Carpenter and Company for its reasonable out-of-pocket expenses. North Coast Bank, N.A. has agreed to indemnify Carpenter and Company, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities including liabilities under federal securities laws.

         The full text of Carpenter and Company's written opinion, dated ______________, 2000, is attached as Annex B to this joint proxy statement/prospectus and is incorporated here by this reference.

         North Coast Bank, N.A. shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Seapower Carpenter Capital, Inc., dba Carpenter and Company.

OPINION OF AMERICAN RIVER HOLDINGS' FINANCIAL ADVISOR

         General. On February 4, 2000, American River Holdings engaged Hoefer & Arnett Incorporated to act as its financial advisor in connection with the merger. Hoefer & Arnett agreed to assist American River Holdings in analyzing a transaction with North Coast Bank, NA. American River Holdings selected Hoefer & Arnett because Hoefer & Arnett is a nationally recognized investment-banking firm with substantial experience in transactions similar to the merger and is familiar with American River Holdings and its business. As part of its investment banking business, Hoefer & Arnett is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

         As part of its engagement, representatives of Hoefer & Arnett participated telephonically at the meeting of the American River Holdings board of directors held on February 29, 2000 during which the board considered and approved the merger agreement. At the February 29, 2000 meeting, Hoefer & Arnett rendered an oral opinion (subsequently confirmed in writing) that, as of that date, the conversion ratio was fair to American River Holdings and its shareholders from a financial point of view. That opinion was reconfirmed in writing as of _____________, 2000.

         The full text of Hoefer & Arnett's updated written opinion is attached as Annex C to this joint proxy statement/prospectus and is incorporated here by reference. American River Holdings shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Hoefer & Arnett.

         Hoefer & Arnett's opinion is directed to the American River Holdings board of directors and addresses only the fairness from a financial point of view of the conversion ratio. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to American River Holdings shareholders as to how they should vote at the American River Holdings annual meeting with respect to the merger or any matter related thereto.

         In rendering its opinion, Hoefer & Arnett:

         (a) reviewed, among other things, (i) the merger agreement; (ii) annual reports to shareholders of American River Holdings and North Coast Bank, N.A.,
(iii) FFIEC consolidated reports of American River Holdings and North Coast Bank, N.A.; and (iv) certain internal financial analyses and forecasts prepared by management of American River Holdings and North Coast Bank, N.A;

         (b) held discussions with members of senior management of American River Holdings and North Coast Bank, N.A. regarding (i) past and current business operations; (ii) regulatory relationships; (iii) financial condition; and (iv) future prospects of the respective companies;

         (c) compared certain financial and stock market information for American River Holdings and North Coast Bank, N.A. with similar information for certain other companies with publicly traded securities;

         (d) reviewed the financial terms of certain recent business combinations in the banking industry; and

         (e) performed other studies and analyses that it considered appropriate.

         In rendering its opinion, Hoefer & Arnett relied, without independent verification, on the accuracy and completeness of the material furnished to it by American River Holdings and North Coast Bank, N.A. and the material otherwise made available to it, including information from published sources. With respect to the financial information, Hoefer & Arnett assumed (with American River Holdings' consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of American River Holdings management. In addition, Hoefer & Arnett did not make or obtain any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of American River Holdings or North Coast Bank, N.A. Hoefer & Arnett further relied on the assurances of American River Holdings and North Coast Bank, N.A. management that they are not aware of any facts that would make such information inaccurate or misleading. Hoefer & Arnett's opinion is necessarily based on the market, economic and other relevant considerations as they existed and could be evaluated on the date thereof.

         Analysis of the Merger Consideration. Hoefer & Arnett calculated the multiple which the merger consideration represents based on the conversion ratio as set forth in the merger agreement of each share of North Coast Bank, N.A. common stock being exchanged for 0.9644 of a share of American River Holdings common stock and the closing price of American River Holdings common stock as of February 25, 2000. Based on the $12.50 closing price of American River Holdings common stock on February 25, 2000, the merger consideration represented a per share value of $12.06 for each share of North Coast Bank, N.A. common stock. The multiples were calculated based on North Coast Bank, N.A.'s December 31, 1999 book value per share of $8.47 and its last twelve month earnings per share of $0.44. The price to book value was 1.42 times and the price to last twelve month earnings per share was
27.4 times.

         Analysis of Comparable Acquisition Transactions. In rendering its opinion, Hoefer & Arnett analyzed certain comparable merger and acquisition transactions of both pending and completed bank deals, comparing the acquisition price relative to book value, tangible book value, last twelve month earnings, and assets. The analysis included a comparison of the low and median of the above ratios for completed and pending acquisitions from California transactions from January 1, 1998 to February 25, 2000 with announced transaction values less than $100.0 million and return on average assets between 0.5% and 1.5%.

         The information in the following table summarizes the material information analyzed by Hoefer & Arnett with respect to the merger. The summary is not a complete description of the analysis performed by Hoefer & Arnett and should not be construed independently of the other information considered by Hoefer & Arnett in rendering its opinion. Selecting portions of Hoefer & Arnett's analysis or isolating certain aspects of the comparable transactions without considering all analysis and factors, could create an incomplete or potentially misleading view of the evaluation process.

                          Multiple of Price to Factors

                       Comparable   Comparable  Comparable     American River
                          Group        Group      Group     Holdings/North Coast
Factor Considered (1)      Low         Median      High      Bank, NA Merger (2)
--------------------------------------------------------------------------------
Trailing Twelve Months     10.6x        21.2x      44.2x             27.4x
Earnings
Book Value                  1.1x         2.3x       5.0x              1.4x
Tangible Book Value         1.3x         2.3x       5.0x              1.4x
Assets                      9.8%        21.1%      44.4%             13.6%

(1)  Financial data as of December 31, 1999.
(2) Based on a conversion ratio of 0.9644 and American River Holdings price of $12.50 as of February 25, 2000.

         Contribution Analysis. Hoefer & Arnett reviewed the relative contribution of each American River Holdings and North Coast Bank, N.A. to certain pro forma balance sheet and income statement items of the combined entity. The contribution analysis showed:

North Coast Bank, N.A. Contribution To:
  Combined Shareholders' Equity                                         19.6%
  Combined 1999 Estimated Net Income without Cost Savings               12.4%
  Combined Total Assets                                                 19.0%
North Coast Bank, N.A. Estimated Pro Forma Ownership                    20.1%

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

         Hoefer & Arnett compared the relative contribution of the balance sheet and income statement items with the estimated pro forma ownership for North Coast Bank, N.A. shareholders based on a conversion ratio of 0.9644.

         Discounted Dividends Analysis. Using a discounted dividends analysis, Hoefer & Arnett estimated the future stream of dividends that North Coast Bank, N.A. could produce over the next five years, under various circumstances, assuming North Coast Bank, N.A. performed in accordance with the earnings forecasts of North Coast Bank, N.A.'s management. Hoefer & Arnett then estimated the terminal values for North Coast Bank, N.A. common stock at the end of the period by applying multiples ranging from 9.0 times to 11.0 times earnings projected in year five. The dividend streams and terminal values were then discounted to present values using different discount rates (ranging from 12.5% to 15.0%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of North Coast Bank, N.A. common stock. This discounted dividends analysis indicated reference ranges of between $12.17 and $15.59 per share for North Coast Bank, N.A. common stock. These values compare to the merger consideration of $12.06 based on a conversion ratio of 0.9644 and American River Holdings closing price of $12.50 as of February 25, 2000.

         The summary set forth above describes the material analyses prepared by Hoefer & Arnett in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Hoefer & Arnett believes that its analysis and the above summary above must be considered as a whole and that selecting portions of its analysis, or selecting part of the summary above, without considering all factors and analyses, would create an incomplete view of the process underlying the analysis set forth in Hoefer & Arnett's presentation and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be Hoefer & Arnett's view of the actual value of American River Holdings or North Coast Bank, N.A. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight that any other analysis.

         In preparing its analysis, Hoefer & Arnett made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Hoefer & Arnett and American River Holdings. The analyses performed by Hoefer & Arnett are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Hoefer & Arnett's opinion, along with its presentation to the American River Holdings board of directors, was just one of the many factors taken into consideration by the American River Holdings board of directors in approving the agreement.

         In connection with its opinion dated as of ________, 2000, Hoefer & Arnett performed procedures to update, as necessary, certain of the analyses described above. Hoefer & Arnett reviewed the assumptions on which the analyses described above were based and the factors considered in connection therewith. Hoefer & Arnett did not perform any analysis in addition to those described above in updating its February 29, 2000 written opinion.

         The American River Holdings board of directors has retained Hoefer & Arnett as an independent contractor to act as financial advisor to American River Holdings regarding the merger. As part of its investment banking business, Hoefer & Arnett is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Hoefer & Arnett has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Hoefer

& Arnett may, from time to time, purchase securities from, and sell securities to, American River Holdings and North Coast Bank, N.A. As a market maker in securities, Hoefer & Arnett may from time to time have a long or short position in, and buy or sell, debt or equity securities of American River Holdings and North Coast Bank, N.A. for Hoefer & Arnett's own account and for the accounts of its customers.

         Pursuant to its engagement letter with American River Holdings, Hoefer & Arnett will receive a fee of $20,000. As of the date of this joint proxy statement/prospectus, Hoefer & Arnett has received $15,000 of such fee. The remainder is due upon mailing of the joint proxy statement/prospectus. American River Holdings has also agreed to indemnify Hoefer & Arnett against certain liabilities, including liabilities under the federal securities laws, and to reimburse Hoefer & Arnett for certain out-of-pocket expenses.

         The full text of Hoefer & Arnett Incorporated's opinion, dated ________, 2000, is attached as Annex C and is incorporated here by this reference. American River Holdings shareholders are urged to read the opinion in its entirety.

EFFECTIVE DATE AND TIME OF THE MERGER

         The merger agreement provides that the merger will be effective on the date and at the time selected by the parties after the merger has been certified by the Office of the Comptroller of the Currency, an executed copy of the bank merger agreement has been filed with and accepted by the Office of the Comptroller of the Currency, all government approvals have been received and satisfied and all other conditions to the merger have been satisfied. The date and time on which the merger is effective as specified in the merger agreement is referred to in this document as the effective date and effective time, respectively. Although the parties have not adopted any formal timetable, it is presently anticipated that the merger will be consummated on or before September 30, 2000, assuming all of the conditions set forth in the merger agreement are satisfied or waived.

PURCHASE PRICE

         Each share of North Coast Bank, N.A. common stock issued and outstanding prior to the effective time of the merger, other than shares as to which dissenters' rights have been perfected, will be converted into the right to receive a number of American River Holdings shares of common stock, plus cash in lieu of fractional shares, according to a fixed conversion ratio of .9644 of a share of American River Holdings common stock for each share of North Coast Bank, N.A. common stock. The merger agreement does not contain any provisions to adjust the conversion ratio.

CONVERSION OF SHARES OF NORTH COAST BANK, N.A. COMMON STOCK

         At the effective time, by virtue of the merger and without any action on the part of the holders of North Coast Bank, N.A. common stock, each issued and outstanding share of North Coast Bank, N.A. common stock (other than dissenting and fractional shares) will be converted into the right to receive the per share consideration of American River Holdings common stock as discussed above. See "--Purchase Price" on page 112. All shares of North Coast Bank, N.A. common stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each certificate previously representing any North Coast Bank, N.A. shares will thereafter represent the shares of American River Holdings common stock into which such shares of North Coast Bank, N.A. common stock have been converted. Certificates previously representing shares of North Coast Bank, N.A. common stock will be exchanged for certificates representing whole shares of American River Holdings common stock issued in consideration therefor upon the surrender of those certificates. Cash will be paid in lieu of any
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fractional share of American River Holdings common stock. See "--Exchange of
North Coast Bank, N.A. Stock Certificates; Fractional Interests" on page 113. From and after the effective date, the holders of certificates formerly representing shares of North Coast Bank, N.A. common stock will cease to have any rights with respect to those shares.

EXCHANGE OF NORTH COAST BANK, N.A. STOCK CERTIFICATES; FRACTIONAL INTERESTS

         Prior to the effective date, American River Holdings has agreed to appoint U.S. Stock Transfer Corporation, or its successor as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing shares of American River Holdings common stock, and at and after the effective date, American River Holdings will issue and deliver to the Exchange Agent certificates representing the shares of American River Holdings common stock to be delivered to holders of shares of North Coast Bank, N.A. common stock. As soon as practicable after the effective date, each holder of shares of North Coast Bank, N.A. common stock, other than a dissenting holder, upon surrender to the exchange agent of one or more certificates for the shares of North Coast Bank, N.A. common stock for cancellation, will be entitled to receive a certificate representing the number of shares of American River Holdings common stock into which the number of shares of North Coast Bank, N.A. common stock will have been converted and a payment in cash with respect to fractional shares, if any.

         No dividends or other distributions of any kind which are declared payable to shareholders of record of the shares of American River Holdings common stock after the effective date will be paid to persons entitled to receive the certificates for shares of American River Holdings common stock until those persons surrender their certificates representing shares of North Coast Bank, N.A. common stock. Upon surrender of certificates representing shares of North Coast Bank, N.A. common stock, the holder thereof will be paid, without interest, any dividends or other distributions with respect to the shares of American River Holdings common stock as to which the record date and payment date occurred on or after the effective date and on or before the date of surrender.

         If any certificate for shares of American River Holdings common stock is to be issued in a name other than that in which the certificate for shares of North Coast Bank, N.A. common stock surrendered in exchange therefor is registered, it will be a condition of the exchange that the person requesting the exchange will pay to the Exchange Agent any transfer costs or other expenses (except taxes) required by reason of the issuance of certificates for the shares of American River Holdings common stock in a name other than the registered holder of the certificate surrendered.

         All dividends or distributions, and any cash to be paid in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing shares of North Coast Bank, N.A. common stock and unclaimed at the end of one year from the effective date, will (together with any interest earned thereon) at that time be paid or redelivered by the Exchange Agent to American River Holdings, and after that time any holder of a certificate representing shares of North Coast Bank, N.A. common stock who has not surrendered the certificate to the Exchange Agent will, subject to applicable law, look as a general creditor only to American River Holdings for payment or delivery of the shares of American River Holdings common stock and dividends or distributions or cash, as the case may be.

         No fractional shares of American River Holdings common stock will be issued to holders of shares of North Coast Bank, N.A. common stock. In lieu thereof, each holder entitled to a fraction of a share of American River Holdings common stock will receive, at the time of surrender of the certificate or certificates representing the holder's shares of North Coast Bank, N.A. common stock, an amount in cash equal to the average of the closing bid and asked prices for a share of American River Holdings common stock quoted on the OTC Bulletin Board for each of the twenty trading days ending on the third

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business day immediately preceding the effective date, multiplied by the fraction of a share of American River Holdings common stock to which such holder otherwise would be entitled and rounded to the nearest penny. No holder will be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of, a fractional share.

TREATMENT OF STOCK OPTIONS

         At the effective time of the merger, the obligations under the North Coast Bank, N.A. 1990 Stock Option Plan will be assumed by American River Holdings. At the effective time of the merger, options to purchase shares of North Coast Bank, N.A. common stock issued under North Coast Bank, N.A.'s 1990 Stock Option Plan that are outstanding will be converted, without any action on the part of the holders thereof, into substitute options to acquire the number of shares of American River Holdings common stock the option holder would have received in the merger if he or she had exercised all of his or her options immediately prior to the effective date. The option exercise price will be adjusted to equal the exercise price per share for the options immediately prior to the merger divided by the conversion ratio. Except as noted above, each North Coast Bank, N.A. stock option will otherwise continue on terms and conditions that are consistent with those that were applicable on the effective date.

INTERESTS OF AMERICAN RIVER HOLDINGS AND NORTH COAST BANK, N.A. OFFICERS AND DIRECTORS IN THE MERGER

         American River Holdings. Directors and executive officers of American River Holdings have interests in the merger in addition to their interest as American River Holdings shareholders. The board of directors of American River Holdings was aware of these interests and considered them, among other matters, in approving the merger agreement. See "Introduction -- Security Ownership of Certain Beneficial Owners and Management" -- American River Holdings on page 24.

         As of the record date, the directors and executive officers of American River Holdings owned an aggregate of 620,680 shares of American River Holdings common stock (including 148,480 shares subject to options exercisable within 60 days of the record date). Under the merger agreement, North Coast Bank, N.A. has agreed to appoint two current directors of American River Holdings (David T. Taber and Roger J. Taylor, D.D.S.) to the North Coast Bank, N.A. board of directors. Dr. Taylor will be entitled to receive the directors' fees and benefits which North Coast Bank, N.A. extends to its directors. Additionally, all of the current American River Holdings and American River Bank directors will continue to serve on the boards of directors of American River Holdings and American River Bank and continue to receive the directors' fees and benefits which American River Holdings and American River Bank extend to their directors.

         North Coast Bank, N.A. North Coast Bank, N.A. directors and executive officers have interests in the merger in addition to their interests as North Coast Bank, N.A. shareholders. The North Coast Bank, N.A. board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement. See "Introduction-- Security Ownership of Certain Beneficial Owners and Management"-- North Coast Bank, N.A. on page 27.

         As of the record date, the directors and executive officers of North Coast Bank, N.A. beneficially owned an aggregate of 276,652 shares of North Coast Bank, N.A. common stock (including 174,290 shares subject to options exercisable based upon accelerated vesting in connection with the merger under the North Coast Bank, N.A. 1990 Stock Option Plan). Under the merger agreement, American River Holdings has agreed to appoint two current directors of North Coast Bank, N.A., M. Edgar Deas and Larry L. Wasem, to the American River Holdings board of directors who will be entitled to receive the directors' fees and benefits which American River Holdings extends to its directors. Additionally, all of

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the current North Coast Bank, N.A. directors will continue to serve on the board of directors of North Coast Bank, N.A. and two of American River Holdings' current directors, Roger J. Taylor, D.D.S. and David T. Taber, will become members of the board of directors of North Coast Bank, N.A. Dr. Taylor will be entitled to receive the directors' fees and benefits which North Coast Bank, N.A. extends to its directors. After the effective time of the merger, Kathy A. Pinkard will continue to serve as President and Chief Executive Officer of North Coast Bank, N.A. She will also be a member of the executive management committee of American River Holdings.

         Kathy A. Pinkard is a party to an employment agreement dated December 16, 1999, and Debbie K. Fakalata and David A. Wattell are parties to change of control employment agreements each dated December 16, 1999. These agreements include provisions that provide severance benefits upon the occurrence of a change of control of North Coast Bank, N.A. such as the merger. These agreements provide that, upon termination following a change of control for reasons other than cause, Ms. Pinkard, Ms. Fakalata and Mr. Wattell will each receive their respective base salary through the last day of the calendar month of the termination. If the termination occurs within three (3) years of the change of control in the case of Ms. Pinkard and one hundred eighty (180) days in the case of Ms. Fakalata and Mr. Wattell, additional payments will be received by each of them equal to two (2) times the then current base salary in the case of Ms. Pinkard and one (1) times the then current base salary in the case of Ms. Fakalata and Mr. Wattell. Under these provisions, Ms. Pinkard, Ms. Fakalata, and Mr. Wattell would be entitled to $209,000, $78,750 and $85,000, respectively.

         In addition, the merger agreement provides North Coast Bank, N.A. directors and officers with rights to indemnification by American River Holdings. See "Comparison Of Shareholder Rights--Indemnification of Directors and Executive Officers" on page 147.

CONDUCT OF BUSINESS PENDING THE MERGER

         Under the merger agreement, American River Holdings and North Coast Bank, N.A. have each agreed that, during the period from the date of the merger agreement to the effective time of the merger, it and each of its respective subsidiaries will:

         o carry on its business in the ordinary course conducted prior to the execution of the merger agreement and in compliance with safe and sound banking practices and applicable law;

         o preserve its business and business organizations intact, and preserve the goodwill of its customers and others having business relations with it;

         o    maintain its in customary repair, working order and condition;

         o comply with all applicable laws, regulations, decrees and regulatory requirements; promptly forward to each party all communications received from any regulatory agency that are not prohibited by the regulatory agency from being disclosed; and inform each party of any material restrictions imposed by any regulatory agency on its business;

         o use its best efforts to keep in force at not less than its present limits all insurance policies (including deposit insurance of the Federal Deposit Insurance Corporation) to the extent reasonably practicable;

         o use its reasonable best commercial efforts to keep available the services of its present officers and employees;

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         o    timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

         o prior to foreclosure on any property concerning which it has knowledge, or should have knowledge, that any hazardous material was or is present, manufactured, recycled, reclaimed, released, stored, treated, or disposed of at or from the property, conduct an environmental audit and provide the results of the audit to and consult with each party regarding the significance of the audit;

         o not sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets except in the ordinary course of its business, for adequate value, without recourse and consistent with its customary practice;

         o not take any action with respect to its investments or risk management arrangements which are inconsistent with the policies established by its board of directors;

         o not take any action to create, locate or terminate the operations of any banking office or branch, or to form any new subsidiary or affiliated entity;

         o not settle or otherwise take any action to release or reduce any of its rights with respect to any litigation involving a claim of more than twenty-five thousand dollars ($25,000) in which it is a party;

         o not amend its articles of incorporation or association or bylaws or the articles of incorporation or bylaws of any subsidiary; make any change in its authorized, issued or outstanding capital stock or any other equity security; issue, grant, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity), shares of or securities convertible into, capital stock or other equity securities of their respective companies, or enter into any agreement, call or commitment of any character so to do; grant or issue any stock option relating to or right to acquire shares of its capital stock or other equity security; or agree to do any of the foregoing, except as expressly provided in the merger agreement; except for issuance of shares upon exercise of options granted under the American River Holdings 1995 Stock Option Plan or the North Coast Bank, N.A. 1990 Stock Option Plan and outstanding at the time the merger agreement was executed;

         o not declare, set aside or pay any dividend or other distribution in respect of its common stock other than regular quarterly or semi-annual cash dividends on its common stock in amounts substantially equivalent to cash dividends paid in the two years prior to the date of the merger agreement;

         o not change lending, investment, liability management and other material policies and procedures except as required by law or regulation; and

         o not change the methods of accounting for their businesses, except as required by generally accepted accounting principles.

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

         In addition, North Coast Bank, N.A. has agreed that it will:

         o take all necessary action to terminate the North Coast Bank, N.A. 1990 Stock Option Plan at the effective time of the merger and to allow the exercise or surrender (in exchange for substitute options) of North Coast Bank, N.A. options outstanding thereunder;

         o pending consummation of the merger, North Coast Bank, N.A. has agreed that it will not make, approve, or grant to any of its directors, officers, employees or agents with annual salaries in excess of $75,000: (1) any increase in the compensation payable or to become payable by it (including but not limited to compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement); (2) any bonus payment or any agreement to make a bonus payment; (3) any stock option, warrant or other right to acquire capital stock (except as provided in the merger agreement); (4) any employment or consulting agreement, unless American River Holdings has given its prior written consent, and except for payments to officers and employees of North Coast Bank, N.A. of regular salary increases, consistent with past practices in connection with regular salary reviews or bonuses consistent with past practices, as disclosed to American River Holdings;

         o not cause, allow or suffer its officers or agents to commit to any loan, loan renewal or amendment, loan participation or other extension of credit, which does not comply in all material respects with its credit policies in effect and as disclosed to American River Holdings prior to the date of the merger agreement; All loan participations, real estate construction or development loans and loans to North Coast Bank, N.A. directors and officers regardless of amount and all other extensions of credit over $650,000, except for conforming FHLMC and FNMA loans, will be subject to American River Holdings' prior written consent. The prior written consent of American River Holdings will be deemed waived for any new stand-alone extension of credit that is below $650,000 and where the new stand-alone extension of credit is in compliance with North Coast Bank, N.A. credit policy and either the approving officer has the requisite lending authority or the loan(s) has (have) been approved by the North Coast Bank, N.A. loan committee or equivalent committee of the North Coast Bank, N.A. board of directors performing that function;

         o notify American River Holdings promptly in writing upon the occurrence of: (1) the classification of any loan as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful" or "Loss"; or (2) the filing or commencement of any legal action or other proceeding or investigation against North Coast Bank, N.A., its directors, officers or employees will provide to American River Holdings on request reports on specified loans as described in the merger agreement; and maintain adequate reserves for loan losses;

         o subject to specified exceptions, incur or commit to any capital expenditures for more than $25,000 in the aggregate; and

         o until the effective time of the merger, subject to its fiduciary duties to its shareholders, not effect a merger or other business combination with a third party, and neither it or its officers, directors, affiliates, agents or advisors, shall solicit or encourage, directly or indirectly, any inquiries, discussions or proposals, or enter into discussions or negotiations providing for any business combination with a third party.

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         Additionally, American River Holdings has agreed that it will:

         o amend the articles of association and bylaws of ARH Interim National Bank, subject to obtaining requisite shareholder and governmental approvals, to change the name of the resulting bank to "North Coast Bank, National Association" and to provide for a board of directors consisting of five to twenty-five members with the exact number of directors set at eleven or another number agreed by the parties;

         o take action to offer substitute stock options, exercisable for an equivalent number of shares of American River Holdings common stock, to all holders of North Coast Bank, N.A. stock options;

         o take all necessary corporate action, including any required approval of the shareholders of American River Holdings, to amend its 1995 Stock Option Plan or establish a new stock option plan (see "Proposal No. 2, Approval of the American River Holdings 2000 Stock Option Plan" on page 154) and cause to be filed and become effective under the Securities Act of 1933, as amended, a registration statement with respect to the options to be granted and shares to be issued thereunder to fulfill the obligations to grant substitute options to holders of North Coast Bank, N.A. options pursuant to the merger agreement;

         o take all necessary action to list American River Holdings common stock for trading on the Nasdaq National Market, to be effective as soon as practicable following the effective time of the merger;

         o amend, subject to shareholder approval and listing of American River Holdings common stock for trading on the Nasdaq National Market, its articles of incorporation and bylaws to classify its board of directors, and to appoint two of the existing directors of North Coast Bank, N.A. to the classified American River Holdings board of directors; if the proposal to classify the American River Holdings board of directors is approved by its shareholders, then one appointed director will be a class II director and the other appointed director will be a class III director, under the classified board structure described in "Proposal No. 3, Approval of Amendments to the American River Holdings Articles of Incorporation and Bylaws to Provide for the Classification of the Board of Directors" on page 160; and

         o until the effective time of the merger, not solicit or accept a takeover proposal from a third party unless the proposal is expressly conditioned upon the performance by American River Holdings or the successor in interest of American River Holdings of its obligations under the merger agreement.

ADDITIONAL AGREEMENTS

         Shareholders' Meetings. In the merger agreement, each of American River Holdings and North Coast Bank, N.A. has agreed to call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting on the merger. Each of American River Holdings and North Coast Bank, N.A. is required through its board of directors to recommend to its shareholders approval of the merger agreement unless its board of directors determines in good faith, based upon the written advice of outside counsel, that making the recommendation, or failing to withdraw, modify or amend any previously made recommendation, would constitute a breach of fiduciary duty by its board of directors under applicable law.

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         No Solicitations. Subject to the fiduciary duty of North Coast Bank,
N.A. board of directors, prior to the effective time of the merger, North Coast Bank, N.A. has agreed not to enter into a transaction or series of transactions with one or more third persons or groups providing for the acquisition of all or a substantial part of North Coast Bank, N.A., whether by way of merger, exchange of stock, sale of assets, or otherwise ("Business Combination") or directly or indirectly. North Coast Bank, N.A. also agreed not to acquire or agree to acquire any of its own capital stock or the capital stock or asset (except in a fiduciary capacity or in the ordinary course of business) of any other entity, or commence any proceedings for winding up and dissolution affecting either of them, solicit or encourage any inquiries, discussions or proposals for any Business Combination with any third party; or disclose, directly or indirectly, any nonpublic information to any group concerning North Coast Bank, N.A.'s business, properties, books or records or otherwise encourage any person, having any actual or prospective role with respect to any Business Combination. However, in the event the North Coast Bank, N.A. board of directors receives a bona fide unsolicited offer for a Business Combination of North Coast Bank, N.A. with another entity, and reasonably determines, upon advice of counsel, that as a result of the offer, any duty to act or to refrain from doing any act under the merger agreement is inconsistent with the continuing fiduciary duties of the board to its shareholders, subject to the provisions of the merger agreement, including payment of a termination fee to American River Holdings, a violation of North Coast Bank, N.A.'s covenants will be excused and the violation will not constitute the failure of any condition or a breach of the merger agreement. If the merger is terminated because North Coast Bank, N.A. breaches the agreement against entering into a Business Combination, North Coast Bank, N.A. is required to pay to American River Holdings a termination fee. See "--Termination Fees" on page 126.

         Filings and Other Actions. In the merger agreement, American River Holdings and North Coast Bank, N.A. have each agreed to use all reasonable efforts:

         o to take all actions necessary to comply promptly with all legal requirements which may be imposed on each party or its subsidiaries with respect to the transactions contemplated by the merger agreement; and

         o to obtain (and to cooperate with the other party to obtain) any governmental or private consent, authorization, order, exemption or approval which is required to be obtained or made by each party or any of its subsidiaries in connection with the merger and the other transactions contemplated by the merger agreement. In addition, each of North Coast Bank, N.A. and American River Holdings has agreed to use its best efforts to take all actions necessary and proper or advisable to complete, as soon as practicable, the transactions contemplated by the merger agreement.

         Indemnification; Directors' And Officers' Insurance. Under the merger agreement, from and after the effective date, American River Holdings will indemnify and hold harmless each officer or director of North Coast Bank, N.A. (determined as of the effective time of the merger) against all losses, claims, damages, liabilities, costs, expenses or judgments or amounts that are paid in the settlement of or in connection with any claim, action, suit, proceeding or investigation based on or arising out of (1) the fact that the person is or was a director or officer of North Coast Bank, N.A. and (2) the merger agreement or the transactions contemplated by the merger agreement, in each case to the full extent permitted by law.

         Additionally, from and after the effective date, American River Holdings will include in its director and officer insurance policy persons who served as directors and officers of North Coast Bank, N.A. or obtain extended coverage under North Coast Bank, N.A.'s director and officer insurance policy to cover claims made for a period of three years after the effective date regarding acts or omissions of North Coast Bank, N.A.'s directors or officers prior to the effective date. However, American River

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Holdings will not be obligated to make annual premium payments for the insurance to the extent the premiums exceed 150% of the premiums paid by North Coast Bank, N.A. for the insurance, as previously disclosed to American River Holdings. If the premiums for the insurance would at any time exceed 150% of the premiums paid by North Coast Bank, N.A. for the insurance, then American River Holdings will maintain policies of insurance which, in American River Holdings' good faith determination, provide a maximum coverage available at an annual premium equal to 150% of the premiums paid by North Coast Bank, N.A. in respect of the insurance.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains customary mutual representations by each of American River Holdings and North Coast Bank, N.A. relating to, among other things (1) corporate organization, existence and power to enter into the merger agreement and consummate the merger, (2) capitalization, (3) due authorization, execution, delivery, performance and enforceability of the merger agreement, (4) required governmental and third party consents and approvals and that neither the merger agreement nor the transactions contemplated by the merger agreement violate either party's organizational documents, applicable law and specified material agreements, (5) financial statements, (6) compensation of officers and employees, (7) the accuracy of the information provided by each of American River Holdings and North Coast Bank, N.A. for inclusion in this joint proxy statement/prospectus, (8) compliance with applicable laws and possession of requisite governmental permits and licenses, (9) filing of tax returns, payment of taxes and related matters, (10) material contracts, (11) employee benefit plans and agreements, (12) title to properties, (13) transactions with affiliates, (14) the absence of material litigation, (15) insurance, (16) bank regulatory matters, (17) the absence of material changes or events since December 31, 1999, (18) the absence of undisclosed liabilities, (19) brokers' and finders' fees, (20) ownership of intellectual property, (21) adequacy of loan reserves, (22) compliance with the Community Reinvestment Act, (23) Year 2000 readiness, (24) validity and enforceability of all loans, other extensions of credit, commitments or other interest-bearing assets and investments of North Coast Bank, N.A., (25) absence of restrictions on ability to dispose of investments, (26) absence of collective bargaining agreements, (27) validity and prudence of risk management instruments,(28) accuracy of information in governmental filings to be made in connection with the merger, and (29) accuracy of representations and warranties as of the closing date.

         The representations and warranties of American River Holdings and North Coast Bank, N.A. terminate as of the effective time of the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER

         The merger will occur only if specified conditions are satisfied, unless we agree to waive any condition that is not satisfied. It is not certain when or if the conditions to the merger will be satisfied or waived, or if the merger will be consummated.

         Each party's obligation to complete the merger is subject to various conditions which include the following, in addition to other customary closing conditions:

         o the merger agreement and the terms of the merger must be approved by the affirmative vote or consent of shareholders holding at least a majority of the outstanding shares of American River Holdings common stock and at least two-thirds of the outstanding shares of North Coast Bank, N.A. common stock;

         o all necessary governmental filings must have been made and all necessary governmental approvals must have been obtained and be in effect. In addition, no governmental approval

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              must require either of us to divest or cease any of our present businesses or operations or impose any other condition or requirement which we, in our reasonable judgment, consider to be materially burdensome;

         o no legal, administrative, arbitration, investigatory or other proceeding by any governmental or regulatory authority which seeks to restrain or prohibit the merger must have been commenced or be threatened;

         o the registration statement must have been declared effective and must not be subject to a stop order of the SEC, and no proceedings for that purpose must have been initiated or threatened by the SEC. In addition, the shares of American River Holdings common stock included in the registration statement must have received all permits or approvals required under all applicable state securities laws;

         o each of us must have received a tax opinion from Perry-Smith LLP, based on customary assumptions and exceptions and factual statements and representations provided by the parties, substantially to the effect that, under federal income tax law and California income and franchise tax law: (a) the merger will not result in any recognized gain or loss to American River Holdings or North Coast Bank, N.A.; (b) except for cash received in lieu of any fractional share, no gain or loss will be recognized by holders of North Coast Bank, N.A. common stock who receive shares of American River Holdings common stock in exchange for the shares of North Coast Bank, N.A. common stock they hold; (c) the holding period for the shares of American River Holdings common stock issued in exchange for the shares of North Coast Bank, N.A. common stock in the merger will include the holding period of the shares of the North Coast Bank, N.A. common stock for which they are exchanged, assuming that the shares of North Coast Bank, N.A. common stock are capital assets in the hands of the North Coast Bank, N.A. shareholder at the effective date of the merger; (d) the basis of the shares of American River Holdings common stock received by the North Coast Bank, N.A. shareholders in the merger will be the same as the basis of the shares of North Coast Bank, N.A. common stock for which they are exchanged, less any basis attributable to fractional shares for which cash is received; (e) any North Coast Bank, N.A. shareholder who dissents to the merger and receives cash for his or her shares of North Coast Bank, N.A. common stock will be treated as having received a distribution in redemption of his or her shares of North Coast Bank, N.A. common stock, subject to the provisions and limitations of Section 302 of the Internal Revenue Code. Those North Coast Bank, N.A. shareholders who receive solely cash, who immediately after the merger hold no shares of American River Holdings common stock directly or through the application of Section 318 of the Internal Revenue Code, and thus whose interests are completely terminated within the meaning of Section 302(b)(3) of the Internal Revenue Code, will be treated as receiving a cash distribution in full payment for the shares of North Coast Bank, N.A. common stock as provided in Section 302(a) of the Internal Revenue Code. Gain or loss will be recognized to such North Coast Bank, N.A. shareholders measured by the difference between the redemption price and the adjusted basis of the shares of North Coast Bank, N.A. common stock. If the North Coast Bank, N.A. shareholder holds such shares of North Coast Bank, N.A. common stock as a capital asset, such gain or loss will be a capital gain or loss; (f) no gain or loss will be recognized by the holders of nonqualified options to buy shares of North Coast Bank, N.A. common stock upon the conversion of those options into nonqualified options to buy shares of American River Holdings common stock under the same terms and conditions as in effect immediately prior to the merger; and (g) the substitution of incentive stock options to acquire shares of American River Holdings common stock for incentive stock options to acquire shares of North Coast Bank, N.A. common stock will not be a modification as defined in

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              Section 424(h)(3) of the Internal Revenue Code, and will not result in the recognition of income, gain, or loss to the holders of the incentive stock options to acquire shares of North Coast Bank, N.A. common stock. Such options to acquire shares of American River Holdings common stock will be incentive stock options as defined in Section 422(b) of the Internal Revenue Code;

         o American River Holdings must receive a letter from American River Holdings' independent accountants that no conditions exist that would preclude accounting for the merger as a pooling-of-interests and North Coast Bank, N.A. must receive a letter from North Coast Bank, N.A.'s independent accountants to the effect that no conditions exist that would preclude North Coast Bank, N.A. from being a party to a business combination to be accounted for as a pooling-of-interests. In addition, no determination by any court, governmental or regulatory agency must have been made that the merger fails or will fail to qualify for pooling-of-interests accounting treatment;

         o each party must have received an opinion from its financial advisor, dated within three days prior to the date this joint proxy statement/prospectus is mailed to you, to the effect that the conversion ratio is fair, from a financial point of view, to that party and its shareholders, and the opinion must not have been withdrawn prior to the effective time of the merger. Hoefer & Arnett Incorporated is the financial advisor to American River Holdings and Seapower Carpenter Capital, Inc., dba Carpenter and Company is the financial advisor to North Coast Bank, N.A. and the parties have received their respective opinions;

         o the representations and warranties that each of us have made in the merger agreement must remain true and correct in all material respects as of the closing date and effective time of the merger; and each of us must have performed and complied, in all material respects, with all of the agreements we made in the merger agreement at or prior to the effective time of the merger;

         o each party must have received a certificate signed by the other party's president and chief financial officer to the effect that the representations and warranties of each party set forth in the merger agreement, subject to the disclosure schedules delivered by each party to the other party on or prior to the closing date, are true and correct in all material respects as of the closing date;

         o holders of not more than nine percent (9%) of the outstanding shares of North Coast Bank, N.A. common stock and American River Holdings common stock will have perfected their dissenter's rights in the manner required by the National Bank Act and the rules and regulations of the Office of the Comptroller of the Currency, and under Chapter 13 of the California General Corporation Law, as applicable;

         o each party must have received from the other party the certificates and other closing documents that their counsel reasonably requires in order to close the merger;

         o we must have received signed affiliate agreements from each person who, in our opinion, might be deemed to be an affiliate of North Coast Bank, N.A. or American River Holdings under Rule 144 or Rule 145 of the Securities Act of 1933, as amended. The affiliate agreements include provisions restricting specified actions by the affiliates of American River Holdings and North Coast Bank, N.A., including the purchase, sale or other transfer of shares of American River Holdings common stock or North Coast Bank, N.A. common stock

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              in a manner that could prevent the merger from qualifying for pooling-of-interests accounting treatment; and

         o our boards of directors and executive officers must have delivered to us signed shareholder agreements, under which they agree to vote their shares of American River Holdings common stock and North Coast Bank, N.A. common stock, respectively, in favor of the merger, and to recommend to shareholders that they also vote in favor of the merger.

         The obligation of American River Holdings to consummate the merger is subject to the following additional conditions:

         o no material adverse change must have occurred since December 31, 1999, in the business, financial condition, results of operations or assets of North Coast Bank, N.A., and North Coast Bank, N.A. must not have become a party to or threatened with any litigation or governmental proceeding that was not previously disclosed to American River Holdings;

         o American River Holdings must have received a legal opinion from Lillick & Charles LLP, counsel to North Coast Bank, N.A., dated the effective date and in form and substance reasonably acceptable to American River Holdings and its counsel;

         o American River Holdings must have received, on or before the effective date of the registration statement, a comfort letter on North Coast Bank, N.A. financial information as of March 31, 2000, and for the three month period then ended from North Coast Bank, N.A.'s independent public accountants, prepared in accordance with Statement of Accounting Standards No. 71, Interim Financial Information, and in form and substance satisfactory to American River Holdings and its counsel;

         o not later than five business days prior to the effective date, North Coast Bank, N.A. will have furnished to American River Holdings a copy of its most recently prepared unaudited month-end consolidated financial statements for the month ended at least 10 business days prior to the effective date;

         o North Coast Bank, N.A. must have received, or American River Holdings must be satisfied that North Coast Bank, N.A. will receive, all consents from third parties as may be required to close the merger, and the consents must remain in effect at the closing date; and

         o as of the determination date, the closing date and the effective date, North Coast Bank, N.A. must have (a) total shareholders' equity and leverage, tier 1 and total risk-based capital ratios, respectively, in amounts required to comply with the "well-capitalized" category of applicable federal banking regulations, (b) total reserves for losses on outstanding loans in compliance with the North Coast Bank, N.A. loan loss policy and procedures and at a level which, in the reasonable determination of American River Holdings, are adequate for regulatory purposes and for purposes of generally accepted accounting principles, (c) total shareholders' equity of $4,030,000, and (d) assets classified as "Substandard", "Doubtful", and "Loss" shall not exceed 15% of total shareholders' equity.

         The obligation of North Coast Bank, N.A. to consummate the merger is subject to the following additional conditions:

         o no material adverse change must have occurred since December 31, 1999, in the business, financial condition, results of operations or assets of American River Holdings and American

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              River Bank, taken together, and American River Holdings must not have become a party to or threatened with any litigation or governmental proceeding which, in North Coast Bank, N.A.'s reasonable judgment, could have a material adverse effect on the business, financial condition, results of operations or assets of American River Holdings and American River Bank taken together;

         o North Coast Bank, N.A. must have received a legal opinion from Coudert Brothers, counsel to American River Holdings, dated the effective date of the merger and in form and substance reasonably acceptable to North Coast Bank, N.A. and its counsel;

         o North Coast Bank, N.A. must have received, on or before the effective date of the registration statement, a comfort letter on American River Holdings financial information as of March 31, 2000, and for the three month period then ended from American River Holdings' independent public accountants, prepared in accordance with Statement of Accounting Standards No. 71, Interim Financial Information, and in form and substance satisfactory to North Coast Bank, N.A. and its counsel;

         o not later than five business days prior to the effective date, American River Holdings will have furnished to North Coast Bank, N.A. a copy of its most recently prepared unaudited month-end consolidated financial statements for the month ended at least 10 business days prior to the effective date of the merger; and

         o American River Holdings must have received, or North Coast Bank, N.A. must be satisfied that American River Holdings will receive, all consents from third parties as may be required to close the merger, and the consents must remain in effect at the closing date; and

         o as of the determination date, closing date and effective date, American River Holdings must have (a) total shareholders' equity and leverage, tier 1 and total risk-based capital ratios, respectively, in amounts required to comply with the "well capitalized" category of applicable federal banking regulations,
              (b) total reserves for losses on outstanding loans in compliance with the American River Holdings loan loss policy and procedures and at a level which, in the reasonable determination of North Coast Bank, N.A., are adequate for regulatory purposes and for purposes of generally accepted accounting principles, and (c) total shareholders' equity of $16,700,000.

TERMINATION OF THE MERGER AGREEMENT

         We can agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of both American River Holdings and North Coast Bank, N.A. have approved it. Also, the merger agreement can be terminated either by our mutual agreement or by one of us if specified events occur. If the merger agreement is terminated, the merger will not occur.

         Either American River Holdings or North Coast Bank, N.A. can terminate the merger agreement if any of the following events occurs:

         o if the merger is not completed by September 30, 2000 or another date that we approve; provided, however, that if the only conditions to the closing that remain unsatisfied at September 30, 2000 (or other date that we approve) are the receipt of any requisite governmental approvals or the expiration of any legally required waiting periods, then the closing will be automatically extended to November 30, 2000 or other date we approve;

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         o    thirty days after any governmental agency denies or refuses to grant an approval, consent or qualification that is required for the merger, unless we agree, during the 30 day period, to appeal the denial or refusal or we agree to file an amended application for the governmental approval, consent or qualification; and

         o the shareholders of either American River Holdings or North Coast Bank, N.A. fail to approve the merger agreement and related transactions, including the merger, by the required vote.

         American River Holdings can elect to terminate the merger agreement if any of the following events occur:

         o any of the conditions to American River Holdings' obligations to complete the merger under the merger agreement have not been satisfied or waived by September 30, 2000 (or other date that we may approve);

         o a material adverse change has occurred since December 31, 1999 in the business, financial condition, results of operations or assets of North Coast Bank, N.A.;

         o North Coast Bank, N.A. or any of its affiliates enters into a transaction or series of transactions with one or more third persons providing for the acquisition of all or a substantial part of North Coast Bank, N.A. or its subsidiaries, whether by way of merger, exchange or stock, sale of assets, or otherwise;

         o North Coast Bank, N.A. breaches or fails to satisfy any of its agreements in the merger agreement which would materially impair the benefits reasonably expected to be derived by American River Holdings and American River Bank from the merger, unless the breach or failure is waived by American River Holdings or cured by North Coast Bank, N.A. within 45 days after American River Holdings gives North Coast Bank, N.A. written notice of the breach or failure; and

         o North Coast Bank, N.A. fails to deliver to American River Holdings the shareholder agreements, affiliates agreements, officer's certificate or opinion of North Coast Bank, N.A.'s legal counsel which are required by the merger agreement or if those documents are not in a form that is reasonably acceptable to American River Holdings.

         North Coast Bank, N.A. can elect to terminate the merger agreement if any of the following events occur:

         o any of the conditions to North Coast Bank, N.A.'s obligations to complete the merger under the merger agreement have not been satisfied or waived by September 30, 2000 (or other date that we may approve);

         o a material adverse change has occurred since December 31, 1999 in the business, financial condition, results of operations or assets of American River Holdings and its subsidiaries, taken as a whole;

         o American River Holdings solicits or accepts any offer from any third party providing for the acquisition of all or a substantial part of American River Holdings or American River Bank, whether by way of merger, exchange or stock, sale of assets, or otherwise, unless the offer is

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              expressly conditioned on the performance by American River
              Holdings or its successor of American River Holdings' obligations under the merger agreement;

         o American River Holdings breaches or fails to satisfy any of its agreements in the merger agreement which would materially impair the benefits reasonably expected to be derived by North Coast Bank, N.A. from the merger, unless the breach or failure is waived by North Coast Bank, N.A. or cured by American River Holdings within 45 days after North Coast Bank, N.A. gives American River Holdings written notice of the breach or failure; and

         o American River Holdings fails to deliver to North Coast Bank, N.A. the shareholder agreements, affiliates agreements, officer's certificate or opinion of American River Holdings' legal counsel which are required by the merger agreement or if those documents are not in a form that is reasonably acceptable to North Coast Bank, N.A.

         Any termination must be made by written notice from the party seeking termination to the other party. In the event the merger agreement is terminated, it will become void and have no effect, except that the termination will not affect the provisions regarding payment of expenses, confidentiality, payment of any termination fees if applicable or any relevant general provisions of the merger agreement. Also, if the merger agreement is terminated due to a party's breach, the termination will not relieve the breaching party from its liability and the non-breaching party will retain all of its legal rights and remedies against the breaching party for its breach.

TERMINATION FEES

         North Coast Bank, N.A. is required to pay American River Holdings the amounts described below as liquidated damages if American River Holdings terminates the merger agreement for any of the following reasons:

o $1 million dollars if North Coast Bank, N.A. or its affiliates enters into an agreement by which North Coast Bank, N.A. or its subsidiaries would be acquired by another entity;

o $500 thousand dollars if North Coast Bank, N.A. breaches any covenant in the merger agreement which materially impairs the benefit of the merger to American River Holdings, unless North Coast Bank, N.A. cures the breach within 45 days after written notice from American River Holdings; or

o $500 thousand dollars if North Coast Bank, N.A. willfully or deliberately refuses to deliver to American River Holdings closing documents required by the merger agreement.

         American River Holdings is required to pay North Coast Bank, N.A. the amounts described below as liquidated damages if North Coast Bank, N.A. terminates the merger agreement for any of the following reasons:

o $1 million dollars if American River Holdings solicits or accepts an offer from a third party to acquire American River Holdings or American River Bank and the offer does not require American River Holdings or the third party to comply with the merger agreement;

o $500 thousand dollars if American River Holdings breaches any covenant in the merger agreement which materially impairs the benefit of the merger to North Coast Bank, N.A., unless American River Holdings cures the breach within 45 days after written notice from North Coast Bank, N.A.; or

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o    $500 thousand dollars if American River Holdings willfully or deliberately refuses to deliver to North Coast Bank, N.A. closing documents required by the merger agreement.

FEES AND EXPENSES OF THE MERGER

         Other than in the situations described in "Termination Fees" on page
126. and in the following paragraphs, whether or not the merger is completed in accordance with the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions covered by the merger agreement will be paid by the party incurring those expenses.

         American River Holdings and North Coast Bank, N.A. will each bear the costs of distributing this joint proxy statement/prospectus and other proxy materials and information relating to the merger agreement to its shareholders and of conducting a meeting of its shareholders, but each party will pay one-half of the (1) printing costs, (2) the fees and costs related to obtaining a tax opinion, (3) the fees and costs related to obtaining a letter from their independent accountants regarding pooling-of-interests accounting treatment, (4) all fees and costs payable under state "blue sky" securities laws, (5) the fee required to be paid to the Securities and Exchange Commission to register the shares of American River Holdings common stock, (6) the fees and costs related to any amendments to the American River Holdings 1995 Stock Option Plan or for the preparation of a new American River Holdings stock option plan for the North Coast Bank, N.A. optionees, and (7) the fees related to preparation and filing of applications to governmental agencies for approval of the merger agreement and merger.

         The fees and costs related to the listing of the shares of American River Holdings common stock for trading on the Nasdaq National Market will be paid by American River Holdings.

AMENDMENT

         The merger agreement may be amended by the parties at any time before or after approval of the merger agreement by the shareholders of American River Holdings and North Coast Bank, N.A. However, after the approval by the shareholders of American River Holdings and North Coast Bank, N.A., no amendment will be made which by law requires further approval by those shareholders without that further approval. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

EXTENSION; WAIVER

         At any time prior to the closing of the merger, the parties, by action taken or authorized by their respective board of directors, may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations or other acts of the other parties, (2) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered under it, and (3) waive compliance with any of the agreements or conditions contained in the merger agreement. To "waive" means to give up rights.

         Any agreement on the part of a party to the merger agreement to any extension or waiver will be valid only if set forth in a written instrument signed on behalf of the party.

MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

         Upon the consummation of the merger, the separate corporate existence of North Coast Bank, N.A. will cease and North Coast Bank, N.A. will be merged with and into ARH Interim National Bank. All rights, franchises and interests of North Coast Bank, N.A. will be assumed by and vested in ARH Interim National Bank and the resulting bank will continue as a subsidiary of American River Holdings
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with the national bank charter number and name of North Coast Bank, N.A. The directors and executive officers of North Coast Bank, N.A. prior to the effective date will be the directors and executive officers of North Coast Bank, N.A. following the merger, except that (a) two of the existing directors of American River Holdings, David T. Taber and Dr. Roger J. Taylor, will become directors of the resulting national banking association, (b) two North Coast Bank, N.A. directors, M. Edgar Deas and Larry L. Wasem, will be added to the board of directors of American River Holdings, and (c) Kathy A. Pinkard, President and Chief Executive Officer of North Coast Bank, N.A., will be appointed to serve on the executive management committee of American River Holdings.

REQUIRED REGULATORY APPROVALS

         The merger must be approved by the Board of Governors of the Federal Reserve System under the provisions of the Bank Holding Company Act of 1956, as amended. American River Holdings intends to file an application with the Board of Governors for approval of the merger. The application will address all of the statutory and regulatory requirements of the Board of Governors.

         In conducting a review of any application for a merger, the Board of Governors is required to consider the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the banks concerned and the convenience and needs of the community to be served. The Bank Holding Company Act also prohibits the Board of Governors from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Board of Governors finds that the anticompetitive effects of the merger are clearly outweighed in the public interest by the probable effect of the merger in meeting the convenience and needs of the communities to be served. In addition, the Board of Governors has the authority to deny an application if it concludes that the requirements of the Community Reinvestment Act of 1977, as amended, are not satisfied.

         A transaction approved by the Board of Governors may not be consummated for at least 30 days (in some circumstances a 15-day waiting period is allowed) after the approval. During that period, the Department of Justice may commence a legal action challenging the transaction under federal antitrust laws. If the Department of Justice does not commence a legal action during the 30-day period (in some circumstances a 15-day waiting period is allowed), it may not thereafter challenge the transaction except in an action commenced under the antimonopoly provisions of Section 2 of the Sherman Antitrust Act.

         The Bank Holding Company Act provides for the publication of notice and the opportunity for administrative hearings relating to an application for approval under the Act and authorizes the Board of Governors to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, the intervention could substantially delay the regulatory approval required for consummation of the merger.

         The merger of North Coast Bank, N.A. and ARH Interim National Bank is subject to the prior approval of the Office of the Comptroller of the Currency under Section 18(c) of the Federal Deposit Insurance Act, as amended (the "Bank Merger Act") and Section 215a of the National Bank Act, as amended. American River Holdings intends to file an application for approval of the merger with the Office of the Comptroller of the Currency.

         The application filed with the Office of the Comptroller of the Currency will include an application for approval to organize an interim national bank, named ARH Interim National Bank. Interim national banks are federally chartered banks established to facilitate interim bank mergers and

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

they do not operate as banks in their own right. Nonetheless, they must comply with chartering and organization requirements. The directors of American River Holdings are the organizers of ARH Interim National Bank and they will serve as its board of directors. Upon receipt of preliminary approval to organize, the organizers of ARH Interim National Bank will file articles of association with the Office of the Comptroller of the Currency and will comply with the other conditions stated in the preliminary approval. Once organized, ARH Interim National Bank is expected to become a party to the merger agreement by entering into an addendum with American River Holdings and North Coast Bank, N.A. With the approval of the Office of the Comptroller of the Currency, North Coast Bank, N.A. is expected to merge into ARH Interim National Bank pursuant to a bank merger agreement, as described in the merger agreement.

         The Bank Merger Act requires the Office of the Comptroller of the Currency, when approving a transaction like the merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Office of the Comptroller of the Currency will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction and of the resulting institutions.

         The Bank Merger Act prohibits the Office of the Comptroller of the Currency from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Office of the Comptroller of the Currency finds that the anti-competitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act, the Office of the Comptroller of the Currency must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by those institutions.

         The Office of the Comptroller of the Currency will furnish notice and a copy of the application for approval of the merger to the Board of Governors, the Federal Deposit Insurance Corporation and the United States Department of Justice. These agencies have 30 days to submit their views and recommendations to the Office of the Comptroller of the Currency. The Bank Merger Act also provides for the publication of notice and public comment on applications filed with the Office of the Comptroller of the Currency and authorizes the agency to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, the intervention could delay the regulatory approvals required for completion of the merger.

         Under the merger agreement, prior to the merger, all governmental approvals required for the merger will be in effect, and all conditions or requirements prescribed by law or any governmental approval will be satisfied. However, no governmental approval will be deemed to have been received if it will require the divestiture or cessation of any of the present businesses or operations conducted by the parties or imposes any condition or requirement which, in the reasonable opinion of the board of directors of American River Holdings is deemed to be materially burdensome.

         The merger cannot proceed in the absence of the necessary regulatory approvals. The respective managements of American River Holdings and North Coast Bank, N.A. believe that the merger should be approved by the Board of Governors and the Office of the Comptroller of the Currency and the merger should not be subject to challenge by the Department of Justice under federal antitrust laws. However,
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


no assurance can be provided that the Board of Governors, the Office of the Comptroller of the Currency or the Department of Justice will concur in this assessment or that, in connection with the grant of any approval by the Board of Governors or the Office of the Comptroller of the Currency, action taken, or statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the merger or transactions contemplated thereby, will not contain conditions or requirements which are materially burdensome as further described in the merger agreement. If any materially burdensome condition or requirement is imposed in connection with a governmental approval, a condition to American River Holdings' obligation to consummate the merger will be deemed not to have occurred and American River Holdings will have the right to terminate the merger agreement.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material United States federal income tax consequences of the merger. The discussion does not address all aspects of United States federal taxation that may be relevant to you, and it may not be applicable to North Coast Bank, N.A. shareholders who, for United States federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, or who acquired their North Coast Bank, N.A. common stock by the exercise of North Coast Bank, N.A. stock options or otherwise as compensation. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE MERGER.

         This discussion is based on the Internal Revenue Code of 1986, as amended, regulations thereunder, current administrative rulings and practice, and judicial precedent, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to you as discussed in this joint proxy statement/prospectus. This discussion assumes that you hold your North Coast Bank, N.A. common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code.

         American River Holdings' and North Coast Bank, N.A.'s obligation to complete the merger is conditioned upon American River Holdings and North Coast Bank, N.A. receiving an opinion of Perry-Smith LLP, based upon customary assumptions, exceptions and representations made by American River Holdings and North Coast Bank, N.A., to the effect that under federal income tax law and California income and franchise tax law:

         o the merger will not result in any recognized gain or loss to American River Holdings or North Coast Bank, N.A.;

         o except for any cash received in lieu of any fractional share, no gain or loss will be recognized by the holders of North Coast Bank, N.A. common stock who receive American River Holdings common stock in exchange for the North Coast Bank, N.A. common stock which they hold;

         o the holding period of the American River Holdings common stock exchanged for North Coast Bank, N.A. common stock will include the holding period of the North Coast Bank, N.A. common stock for which it is exchanged, assuming the shares of North Coast Bank, N.A. common stock are capital assets in the hands of the holder thereof at the effective date;

         o the basis of the American River Holdings common stock received in the exchange will be the same as the basis of the North Coast Bank, N.A. common stock for which it was exchanged, less any basis attributable to fractional shares for which cash is received; and

         o a North Coast Bank, N.A. shareholder who dissents to the merger and receives cash for his or her North Coast Bank, N.A. common stock will be treated as having received a distribution in redemption of his or her North Coast Bank, N.A. common stock, subject to the provisions and limitations of Section 302 of the Internal Revenue Code. Those North Coast Bank, N.A. shareholders who receive solely cash, who immediately after the merger hold no shares of American River Holdings common stock directly or through the application of Section 318 of the Internal Revenue Code, and thus whose interests are completely terminated within the meaning of Section 302(b)(3) of the Internal Revenue Code, will be treated as receiving a cash distribution in full payment for the shares of North Coast Bank, N.A. common stock as provided in Section 302(a) of the Internal Revenue Code. Gain or loss will be recognized to such North Coast Bank, N.A. shareholders measured by the difference between the redemption price and the adjusted basis of the shares of North Coast Bank, N.A. common stock. If the North Coast Bank, N.A. shareholder holds such shares of North Coast Bank, N.A. common stock as a capital asset, such gain or loss will be a capital gain or loss.

         o No gain or loss will be recognized by the holders of nonqualified options to buy shares of North Coast Bank, N.A. common stock upon the conversion of those options into nonqualified options to buy shares of American River Holdings common stock under the same terms and conditions as in effect immediately prior to the merger.

         o The substitution of incentive stock options to acquire shares of American River Holdings common stock for incentive stock options to acquire shares of North Coast Bank, N.A. common stock will not be a modification as defined in Section 424(h)(3) of the Internal Revenue Code, and will not result in the recognition of income, gain, or loss to the holders of the incentive stock options to acquire shares of North Coast Bank, N.A. common stock. Such options to acquire shares of American River Holdings common stock will be incentive stock options as defined in Section 422(b) of the Internal Revenue Code.

         Perry-Smith LLP has indicated that it expects to be able to deliver its tax opinion. Opinions are not binding on the Internal Revenue Service or the courts and no ruling has been or will be obtained from the Internal Revenue Service in connection with the merger.

         THE FOREGOING IS A GENERAL DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF YOUR STATUS AND ATTRIBUTES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO YOU. IN VIEW OF THE INDIVIDUAL NATURE OF INCOME TAX CONSEQUENCES, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

         For accounting and financial reporting purposes, the merger is expected to qualify as a pooling of interests of North Coast Bank, N.A. by American River Holdings under generally accepted accounting principles. Under the pooling of interests accounting method, American River Holdings will carry forward on its books the assets and liabilities of North Coast Bank, N.A. at their historical recorded values, subject to any adjustments required to conform the accounting policies and financial statement classification of the two companies. Income of the combined American River Holdings will include income of American River Holdings and North Coast Bank, N.A. for the entire fiscal year in which the combination occurs and the reported income, assets, liabilities and shareholders' equity of the separate companies for previous periods will be combined and restated as income, assets, liabilities and shareholders' equity of American River Holdings. The unaudited pro forma combined financial information contained in this joint proxy statement/prospectus have been prepared using the pooling of interests method of accounting to account for the merger. See "Summary--Selected Historical and Pro Forma Financial Data" on page 12 and "Unaudited Pro Forma Condensed Combined Financial Information" on page 136.

TRADING MARKETS FOR STOCK

         The American River Holdings common stock is not listed on any exchange and is quoted on the OTC Bulletin Board under the symbol "AMRB.OB." American River Holdings will take the action necessary to apply for the listing of shares of American River Holdings common stock (including the shares to be issued in the merger and the shares of American River Holdings common stock to be reserved for issuance upon the exercise of existing North Coast Bank, N.A. stock options) to be approved for trading on the Nasdaq National Market, subject to official notice of issuance, on or as soon as practicable following the effective time of the merger.

         The North Coast Bank, N.A. common stock is not listed on any exchange and is quoted on the OTC Bulletin Board under the symbol "NCTA.OB." If the merger is consummated, American River Holdings will take action to cause the North Coast Bank, N.A. shares to cease to be quoted on the OTC Bulletin Board and public trading of the North Coast Bank, N.A. shares will cease.

RESALES OF AMERICAN RIVER HOLDINGS COMMON STOCK

         The American River Holdings common stock issued in the merger will be freely transferable under the Securities Act of 1933, as amended, except for shares issued to any North Coast Bank, N.A. shareholder who may be deemed to be an "affiliate" of American River Holdings or North Coast Bank, N.A. for purposes of Rule 145 under the Securities Act of 1933, as amended. Each director and executive officer of North Coast Bank, N.A. is deemed to be an affiliate. Each North Coast Bank, N.A. director and each other person deemed to be an affiliate has entered into an agreement with American River Holdings providing that the person will not transfer any shares of American River Holdings common stock received in the merger, except in compliance with the Securities Act of 1933, as amended, and applicable rules thereunder.

                               DISSENTERS' RIGHTS

DISSENTERS' RIGHTS OF AMERICAN RIVER HOLDINGS SHAREHOLDERS

         Dissenters' rights will be available to the shareholders of American River Holdings in accordance with Chapter 13 of the California General Corporation Law ("Chapter 13"). A copy of Chapter 13 is attached as Annex D to this joint proxy statement/prospectus and should be read for more complete information concerning dissenters' rights. If the merger is consummated, shareholders of American River Holdings who dissent from the merger by complying with the procedures set forth in Chapter 13 would be entitled to receive an amount equal to the fair market value of their shares as of March 1, 2000, the last business day before the public announcement of the merger. The bid, asked and closing prices for American River Holdings common stock quoted on the OTC Bulletin Board on March 1, 2000 were $12.50, $13.50, and $12.50, respectively. THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST. The information set forth below is a general summary of dissenters' rights as they apply to American River Holdings shareholders and is qualified in its entirety by reference to Annex D.

         In order to be entitled to exercise dissenters' rights, the shares of American River Holdings common stock which are outstanding and are entitled to be voted at the annual meeting must not have been voted by the holder of such shares "FOR" the merger. Thus, any American River Holdings shareholder who wishes to dissent and executes and returns a proxy in the accompanying form or votes at the annual meeting must not vote "FOR" the merger. If the shareholder returns a proxy with instructions to vote "FOR" the merger, or votes in person or by proxy at the annual meeting "FOR" the merger, the shareholder will lose any dissenters' rights.

         Furthermore, in order to preserve his or her dissenters' rights, an American River Holdings shareholder must make a written demand upon American River Holdings for the purchase of dissenting shares and payment to the shareholder of their fair market value, specifying the number of shares held of record by the shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of March 1, 2000. The demand must be addressed to American River Holdings,1545 River Park Drive, Suite 107, Sacramento, California 95815; Attention: Corporate Secretary, and must be received by American River Holdings not later than 30 days after the date on which the written notice of approval described below is sent to shareholders who have not voted "FOR" approval of the merger. A vote "AGAINST" the merger does not constitute the written demand.

         If the merger is approved by the shareholders, American River Holdings will have 10 days after the approval to send to those shareholders who have note voted "FOR" approval of the merger, a written notice of the approval accompanied by a copy of sections 1300 through 1304 of Chapter 13, a statement of the price determined by American River Holdings to represent the fair market value of the dissenting shares as of March 1, 2000, and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights. Within 30 days after the date on which the notice of the approval of the merger is mailed, the dissenting shareholder must surrender to American River Holdings, at the office designated in the notice of approval, both the written demand and the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of American River Holdings common stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

         If American River Holdings and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Payment of the fair market value of the dissenting shares will be made within 30 days after the amount thereof has been agreed upon or 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later, subject to the surrender of the certificates therefor, unless provided otherwise by agreement.

         If American River Holdings denies that the shares surrendered are dissenting shares, or American River Holdings and the dissenting shareholder fail to agree upon a fair market value of the shares of American River Holdings common stock, then the dissenting shareholder of American River Holdings must, within six months after the notice of approval is mailed, file a complaint at the Superior Court of the proper county requesting the court to make the determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters' rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value.

         A dissenting shareholder may not withdraw his or her dissent or demand for payment unless American River Holdings consents to the withdrawal.

DISSENTERS' RIGHTS OF NORTH COAST BANK, N.A. SHAREHOLDERS

         If the merger agreement is approved by the required vote of North Coast Bank, N.A. shareholders, and is not abandoned or terminated, shareholders of North Coast Bank, N.A. who voted "AGAINST" the merger or who give notice in writing at or prior to the special meeting that the shareholder dissents, may be entitled to dissenters' rights under Section 215a(b),(c) and (d) of Title 12 of the United States Code. A copy of Section 215a(b), (c) and (d) and Office of the Comptroller of the Currency Banking Circular 259 are attached as Annex E to this joint proxy statement/prospectus and should be read for more complete information concerning dissenters' rights. Banking Circular 259 describes the specific requirements of the appraisal process conducted by the Office of the Comptroller of the Currency discussed below and includes examples of appraisal results in various transactions. THE REQUIRED PROCEDURE SET FORTH IN SECTION 215A(b), (c) AND (d) OF TITLE 12 OF THE UNITED STATES CODE MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST. The information set forth below is a general summary of dissenters' rights as they apply to North Coast Bank, N.A. shareholders and is qualified in its entirety by reference to Annex E.

         In order to be entitled to exercise dissenters' rights, a shareholder of North Coast Bank, N.A. must vote "AGAINST" the merger or give notice in writing at or prior to the special meeting that the shareholder dissents. Thus, any North Coast Bank, N.A. shareholder who executes and returns a proxy in the accompanying form and wishes to dissent, must specify that his or her shares are to be voted "AGAINST" the merger. If the shareholder returns a proxy without voting instructions or with instructions to vote "FOR" the merger, his or her shares will automatically be voted in favor of the merger and the shareholder will lose any dissenters' rights. In addition, if the shareholder abstains from voting his or her shares, the shareholder will lose his or her dissenters' rights.

         Furthermore, in order to preserve his or her dissenters' rights, a North Coast Bank, N.A. shareholder must make a written demand upon North Coast Bank, N.A. for the purchase of dissenting shares and payment to the shareholder of the fair market value. The written demand must be made prior to thirty days after the date of consummation of the merger, and be accompanied by the surrendered certificates representing the dissenting North Coast Bank, N.A. shareholders' interest in North Coast Bank, N.A. common stock. American River Holdings will mail notice of the date of consummation of the merger immediately after consummation to all dissenting North Coast Bank, N.A. shareholders, together with a letter of transmittal for their use in submitting their North Coast Bank, N.A. stock certificates to American River Holdings for payment. A vote "AGAINST" the merger does not constitute the required written demand.

         The value of the North Coast Bank, N.A. common stock to be purchased by American River Holdings from dissenting North Coast Bank, N.A. shareholders will be determined as of the effective date of the merger, by an appraisal made by a committee of three persons, one selected by the majority vote of the dissenting North Coast Bank, N.A. shareholders, one by the directors of North Coast Bank, N.A. and one by the two so selected. The valuation agreed upon by any two of the three appraisers will govern. The appraisers will determine the value of any dissenting shares within ninety days from the date of consummation of the merger. In the event that any one or more appraiser is not selected or the appraisers fail to determine the value of the dissenting shares within this ninety day time period, any party may request an appraisal to be made by the Office of the Comptroller of the Currency, which appraisal will be final and binding on all parties.

         If the valuation determined by the appraiser is unsatisfactory to any dissenting North Coast Bank, N.A. shareholder, that shareholder may appeal to the Office of the Comptroller of the Currency within five days after being notified of the appraised value of the shares. In this event, the Office of the Comptroller of the Currency will cause a reappraisal to be made and this reappraisal will be final and binding as to the value of the shares of the appealing North Coast Bank, N.A. shareholder. The expenses of the Office of the Comptroller of the Currency incurred in making the appraisal or reappraisal, as the case may be, will be paid by the resulting bank in the merger.

                          UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

         The following Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2000 combines the historical consolidated balance sheets of American River Holdings and North Coast Bank, N.A. as if the merger had been effective on March 31, 2000, after giving effect to adjustments. These adjustments are based on estimates. The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2000 and 1999 and for the years ended December 31, 1999, 1998 and 1997 present the combined results of operations of American River Holdings and North Coast Bank, N.A. as if the merger had been effective at the beginning of each period. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of American River Holdings and North Coast Bank, N.A.

         The Unaudited Pro Forma Condensed Combined Financial Information and accompanying notes reflect the application of the pooling of interests method of accounting for the merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of American River Holdings and North Coast Bank, N.A. are combined and reflected at their historical amounts.

         The pro forma combined figures shown in the Unaudited Pro Forma Condensed Combined Financial Information are simply arithmetical combinations of American River Holdings' and North Coast Bank, N.A.'s separate financial results; you should not assume that American River Holdings and North Coast Bank, N.A. would have achieved the pro forma combined results if they had actually been combined during the periods presented.

         THE COMBINED COMPANY EXPECTS TO ACHIEVE MERGER BENEFITS IN THE FORM OF OPERATING COST SAVINGS AND REVENUE ENHANCEMENTS. THE PRO FORMA EARNINGS, WHICH DO NOT REFLECT ANY DIRECT COSTS OR POTENTIAL SAVINGS WHICH ARE EXPECTED TO RESULT FROM THE CONSOLIDATION OF THE OPERATIONS OF AMERICAN RIVER HOLDINGS AND NORTH COAST BANK, N.A., ARE NOT INDICATIVE OF THE RESULTS OF FUTURE OPERATIONS. NO ASSURANCES CAN BE GIVEN WITH RESPECT TO THE ULTIMATE LEVEL OF EXPENSE SAVINGS OR REVENUE ENHANCEMENTS. FOR FURTHER EXPLANATION ABOUT THESE RISKS, READ THE INFORMATION UNDER "INFORMATION REGARDING FORWARD-LOOKING STATEMENTS" ON PAGE 21 AND "RISK FACTORS" ON PAGE 18.



                                         AMERICAN RIVER HOLDINGS AND NORTH COAST BANK, N.A.
                                        UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                        AS OF MARCH 31, 2000
                                                           (IN THOUSANDS)


                                                                                                                 ARH
                                                                                                               and NCB
                                                                ARH               NCB        Adjustments(1)    Combined
                                                             ---------         ---------     -------------    ---------

ASSETS
Cash and cash equivalents:
  Cash and due from banks                                    $  12,536         $   2,862     $       -        $  15,398
  Federal funds sold                                             1,150             3,150          (316)           3,984
                                                             ---------         ---------     ---------        ---------
  Total cash and cash equivalents                               13,686             6,012          (316)          19,382
Interest bearing deposits in other financial                     5,631               899             -            6,530
institutions
Securities:
  Available for sale, at fair value                             33,974             1,697             -           35,671
  Held to maturity, at amortized cost                           19,623                 -             -           19,623
Loans and leases, net of allowance for loan and
lease losses
  and deferred fees                                            118,485            39,648             -          158,133
Premises and equipment, net of
  accumulated depreciation and amortization                        542               730             -            1,272
Accrued interest receivable                                      1,283               275             -            1,558
Intangibles                                                        151                 -             -              151
Accounts receivable servicing receivables                        2,280                 -             -            2,280
Other assets                                                     1,674               284             -            1,958
                                                             ---------         ---------     ---------        ---------

TOTAL ASSETS                                                 $ 197,329         $  49,545     $    (316)       $ 246,558
                                                             =========         =========     =========        =========

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits:
  Noninterest-bearing demand deposits                        $  45,311         $   9,098                      $  54,409
  Interest-bearing deposits                                    131,018            35,247             -          166,265
                                                             ---------         ---------     ---------        ---------
    Total deposits                                             176,329            44,345                        220,674
Other borrowings                                                 2,115             1,000                          3,115
Accrued expenses and other liabilities                           1,485               106             -            1,591
                                                             ---------         ---------     ---------        ---------
  Total liabilities                                            179,929            45,451                        225,380

SHAREHOLDERS' EQUITY:
Preferred stock                                                      -                 -             -                -
Common stock                                                     6,722             1,889             -            8,611
Additional paid in capital                                           -             1,827             -            1,827
Retained earnings                                               10,965               392          (316)          11,041
Accumulated other comprehensive loss, net of tax

                                                                  (287)              (14)            -             (301)
                                                             ---------         ---------     ---------        ---------
  Total shareholders' equity                                    17,400             4,094          (316)          21,178
                                                             ---------         ---------     ---------        ---------

  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $ 197,329         $  49,545     $    (316)       $ 246,558
                                                             =========         =========     =========        =========


                                         AMERICAN RIVER HOLDINGS AND NORTH COAST BANK, N.A.
                                   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                           FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2000
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                                                ARH
                                                                                                              and NCB
                                                               ARH                NCB       Adjustments(1)    Combined
                                                            ----------          --------   --------------  ----------
INTEREST INCOME
  Loans including fees                                      $    2,804          $  1,000   $       -       $    3,804
  Securities:
 Taxable                                                           711                19           -              730
  Exempt from federal taxes                                        111                 2           -              113
  Dividends                                                         16                 4           -               20
  Investments in time deposits                                      86                11           -               97
  Federal funds sold                                                38                21           -               59
                                                            ----------          --------   ---------       ----------
TOTAL INTEREST INCOME                                            3,766             1,057           -            4,823
                                                            ----------          --------   ---------       ----------

INTEREST EXPENSE
  Interest on deposits                                           1,279               339           -            1,618
  Other borrowings                                                  38                15           -               53
                                                            ----------          --------   ---------       ----------
TOTAL INTEREST EXPENSE                                           1,317               354           -            1,671
                                                            ----------          --------   ---------       ----------

NET INTEREST INCOME                                              2,449               703           -            3,152

PROVISION FOR LOAN LOSSES                                          105                28           -              133
                                                            ----------          --------   ---------       ----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              2,344               675           -            3,019
                                                            ----------          --------   ---------       ----------

NONINTEREST INCOME
  Service charges on deposit accounts                              113                31           -              144
  Other fees and charges                                           337                55           -              392
  Gain on sale of available for sale securities                      5                 -           -                5
                                                            ----------          --------   ---------       ----------

TOTAL NONINTEREST INCOME                                           455                86           -              541
                                                            ----------          --------   ---------       ----------

NONINTEREST EXPENSE
  Salaries and employee benefits                                   935               252           -            1,187
  Occupancy                                                        111                72           -              183
  Furniture and equipment expense                                   59                45           -              104
  Professional fees                                                 66                42           -              108
  Advertising and promotion                                         36                26           -               62
  Supplies                                                          22                14           -               36
  Outsourced item processing                                        68                51           -              119
  Telephone and postage                                             53                11           -               64
  Other                                                            175                86           -              261
                                                            ----------          --------   ---------       ----------

TOTAL NONINTEREST EXPENSE                                        1,525               599           -            2,124
                                                            ----------          --------   ---------       ----------

INCOME BEFORE PROVISION FOR INCOME TAXES                         1,274               162           -            1,436

  Provision for income taxes                                       480                66           -              546
                                                            ----------          --------   ---------       ----------

NET INCOME                                                  $      794          $     96   $       -       $      890
                                                            ==========          ========   =========       ==========

EARNINGS PER SHARE:(2)
  Basic                                                     $     0.44          $    .20   $       -       $      .40
                                                            ==========          ========   =========       ==========
  Diluted                                                   $     0.42          $    .19   $       -       $      .38
                                                            ==========          ========   =========       ==========

Weighted average common shares outstanding-basic             1,793,274           472,354     (16,816)       2,248,812
                                                            ==========          ========   =========       ==========

Weighted average common shares and common share
  equivalents outstanding-diluted                            1,877,503           500,977     (17,835)       2,360,645
                                                            ==========          ========   =========       ==========

                                   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                           FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1999
                                                (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                                                  ARH
                                                                                                                and NCB
                                                                  ARH             NCB        Adjustments(1)    Combined
                                                               ----------       --------     -------------    ----------
INTEREST INCOME
  Loans including fees                                         $    2,649       $    753       $     -        $    3,402
  Securities:
    Taxable                                                           453             13             -               466
    Exempt from federal taxes                                          63              2             -                65
    Dividends                                                          13              3             -                16
  Investments in time deposits                                         72              6             -                78
  Federal funds sold                                                   32             48             -                80
                                                               ----------       --------       -------        ----------
TOTAL INTEREST INCOME                                               3,282            825             -             4,107
                                                               ----------       --------       -------        ----------

INTEREST EXPENSE
  Interest on deposits                                                985            291             -             1,276
  Other borrowings                                                     34              -             -                34
                                                               ----------       --------       -------        ----------
OTAL INTEREST EXPENSE                                               1,019            291             -             1,310
                                                               ----------       --------       -------        ----------

NET INTEREST INCOME                                                 2,263            534             -             2,797

PROVISION FOR LOAN LOSSES                                              94             30             -               124
                                                               ----------       --------       -------        ----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                 2,169            504             -             2,673
                                                               ----------       --------       -------        ----------

NONINTEREST INCOME
  Service charges on deposit accounts                                 114             23             -               137
  Other fees and charges                                              190             35             -               225
  Gain on sale of available for sale securities                         -              -             -               -
                                                               ----------       --------       -------        ----------
TOTAL NONINTEREST INCOME                                              304             58             -               362
                                                               ----------       --------       -------        ----------

NONINTEREST EXPENSE
  Salaries and employee benefits                                      842            229             -             1,071
  Occupancy                                                           101             54             -               155
  Furniture and equipment expense                                      59             44             -               103
  Professional fees                                                    35             18             -                53
  Advertising and promotion                                            23             20             -                43
  Supplies                                                             30             16             -                46
  Outsourced item processing                                           54             48             -               102
  Telephone and postage                                                50             11             -                61
  Other                                                               186             63             -               249
                                                               ----------       --------       -------        ----------
TOTAL NONINTEREST EXPENSE                                           1,380            503             -             1,883
                                                               ----------       --------       -------        ----------
INCOME BEFORE PROVISION FOR INCOME TAXES                            1,093             59             -             1,152

Provision for income taxes                                            420             22             -               442
                                                               ----------       --------       -------        ----------

NET INCOME                                                     $      673       $     37      $      -        $      710
                                                               ==========       ========       =======        ==========


EARNINGS PER SHARE: (2)
  Basic                                                        $     0.37       $    .08      $      -        $      .31
                                                               ==========       ========       =======        ==========
  Diluted                                                      $     0.35       $    .08      $      -        $      .29
                                                               ==========       ========       =======        ==========

Weighted average common shares outstanding-basic                1,832,036        472,354       (16,816)        2,287,574
                                                               ==========       ========       =======        ==========

Weighted average common shares and common share
  equivalents outstanding-diluted                               1,946,703        491,088       (17,483)        2,420,308
                                                               ==========       ========       =======        ==========

                                   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                FOR THE YEAR ENDED DECEMBER 31, 1999
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                              ARH
                                                                                                             and NCB
                                                               ARH             NCB       Adjustments(1)    Combined
                                                            ----------       --------    --------------    ----------

INTEREST INCOME
  Loans including fees                                      $   10,543       $  3,383     $        -        $   13,926
  Securities:
    Taxable                                                      2,066             46                            2,112
    Exempt from federal taxes                                      330              9              -               339
    Dividends                                                       51             14              -                65
  Investments in time deposits                                     290             46              -               336
  Federal funds sold                                               299            152              -               451
                                                            ----------       --------       --------        ----------
TOTAL INTEREST INCOME                                           13,579          3,650              -            17,229
                                                            ----------       --------       --------        ----------

INTEREST EXPENSE
  Interest on deposits                                           4,143          1,173              -             5,316
  Other borrowings                                                 137             22              -               159
                                                            ----------       --------       --------        ----------
TOTAL INTEREST EXPENSE                                           4,280          1,195              -             5,475
                                                            ----------       --------       --------        ----------
NET INTEREST INCOME                                              9,299          2,455              -            11,754

PROVISION FOR LOAN LOSSES                                          407            175              -               582
                                                            ----------       --------       --------        ----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              8,892          2,280              -            11,172
                                                            ----------       --------       --------        ----------

NONINTEREST INCOME
  Service charges on deposit accounts                              438             99              -               537
  Other fees and charges                                         1,082            168              -             1,250
  Gain on sale of available for sale securities                      -              -              -                 -
                                                            ----------       --------       --------        ----------

TOTAL NONINTEREST INCOME                                         1,520            267              -             1,787
                                                            ----------       --------       --------        ----------

NONINTEREST EXPENSE
  Salaries and employee benefits                                 3,496            870              -             4,366
  Occupancy                                                        420            279              -               699
  Furniture and equipment expense                                  257            200              -               457
  Professional fees                                                165             64              -               229
  Advertising                                                      105            106              -               211
  Supplies                                                         121             71              -               192
  Outsourced item processing                                       222            188              -               410
  Telephone and postage                                            198             51              -               249
  Other                                                            759            338              -             1,097
                                                            ----------       --------       --------        ----------
TOTAL NONINTEREST EXPENSE                                        5,743          2,167              -             7,910
                                                            ----------       --------       --------        ----------

INCOME BEFORE PROVISION FOR INCOME TAXES                         4,669            380              -             5,049

Provision for income taxes                                       1,768            153              -             1,921
                                                            ----------       --------       --------        ----------

NET INCOME                                                       2,901            227              -             3,128
                                                            ==========       ========       ========        ==========
EARNINGS PER SHARE:(2)
  Basic                                                     $     1.59       $   0.48       $      -        $     1.37
                                                            ==========       ========       ========        ==========
  Diluted                                                   $     1.50       $   0.46       $      -        $     1.30
                                                            ==========       ========       ========        ==========

Weighted average common shares outstanding - basic           1,820,013        472,354        (16,816)        2,275,551
                                                            ==========       ========       ========        ==========

Weighted average common shares and common share
  equivalents outstanding-diluted                            1,932,813        489,672        (17,432)        2,405,053
                                                            ==========       ========       ========        ==========

                                   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                FOR THE YEAR ENDED DECEMBER 31, 1998
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                                                       ARH
                                                                                                                     and NCB
                                                                        ARH              NCB     Adjustments(1)     Combined
                                                                    -----------       --------   -------------     ----------

INTEREST INCOME
  Loans including fees                                              $    10,472      $   2,610    $        -       $   13,082
  Securities:
    Taxable                                                               1,867            146             -            2,013
    Exempt from federal taxes                                               209              6             -              215
    Dividends                                                                63             12             -               75
  Investments in time deposits                                              293             24             -              317
  Federal funds sold                                                        283            192             -              475
                                                                    -----------      ---------    ----------       ----------
TOTAL INTEREST INCOME                                                    13,187          2,990             -           16,177
                                                                    -----------      ---------    ----------       ----------

INTEREST EXPENSE
  Interest on deposits                                                    4,318            973             -            5,291
  Other borrowings                                                          143              -             -              143
                                                                    -----------      ---------    ----------       ----------
TOTAL INTEREST EXPENSE                                                    4,461            973             -            5,434
                                                                    -----------      ---------    ----------       ----------

NET INTEREST INCOME                                                       8,726          2,017             -           10,743

PROVISION FOR LOAN LOSSES                                                   360            149             -              509
                                                                    -----------      ---------    ----------       ----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                       8,366          1,868             -           10,234
                                                                    -----------      ---------    ----------       ----------

NONINTEREST INCOME
  Service charges on deposit accounts                                       447             88             -              535
  Other fees and charges                                                    856            116             -              972
  Gain on sale of available for sale securities                               -              -             -                -
                                                                    -----------      ---------    ----------       ----------
TOTAL NONINTEREST INCOME                                                  1,303            204             -            1,507
                                                                    -----------      ---------    ----------       ----------
NONINTEREST EXPENSE
  Salaries and employee benefits                                          3,310            712             -            4,022
  Occupancy                                                                 409            147             -              556
  Furniture and equipment expense                                           289            154             -              443
  Professional fees                                                         158             77             -              235
  Advertising                                                                91             58             -              149
  Supplies                                                                  118             45             -              163
  Outsourced item processing                                                213            188             -              401
  Telephone and postage                                                     194             34             -              228
  Other                                                                     818            202             -            1,020
                                                                    -----------      ---------    ----------       ----------
TOTAL NONINTEREST EXPENSE                                                 5,600          1,617             -            7,217
                                                                    -----------      ---------    ----------       ----------

INCOME BEFORE PROVISION FOR INCOME TAXES                                  4,069            455             -            4,524

Provision for income taxes                                                1,564            109             -            1,673
                                                                    -----------      ---------    ----------       ----------

NET INCOME (LOSS)                                                   $     2,505      $     346    $        -       $    2,851
                                                                    ===========      =========    ==========       ==========
EARNINGS PER SHARE:   (2)
  Basic                                                             $      1.37      $    0.73    $        -       $     1.25
                                                                    ===========      =========    ==========       ==========
  Diluted                                                           $      1.24      $    0.70    $        -       $     1.14
                                                                    ===========      =========    ==========       ==========


Weighted average common shares outstanding-basic                      1,829,351        471,794       (16,796)       2,284,349
                                                                    ===========      =========    ==========       ==========
Weighted average common shares and common share equivalents
  outstanding-diluted                                                 2,024,187        493,830       (17,580)       2,500,437
                                                                    ===========      =========    ==========       ==========


                                   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                FOR THE YEAR ENDED DECEMBER 31, 1997
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                 ARH
                                                                                                               and NCB
                                                             ARH               NCB        Adjustments(1)      Combined
                                                          -----------        --------     --------------      ---------
INTEREST INCOME
  Loans including fees                                    $     9,352       $   2,162     $        -        $   11,514
  Securities:
    Taxable                                                     1,872             256              -             2,128
    Exempt from federal taxes                                     150               -              -               150
    Dividends                                                      61              12              -                73
  Investments in time deposits                                    281               5              -               286
  Federal funds sold                                              300              98              -               398
                                                          -----------       ---------     ----------        ----------
TOTAL INTEREST INCOME                                          12,016           2,533              -            14,549
                                                          -----------       ---------     ----------        ----------
INTEREST EXPENSE
  Interest on deposits                                          4,201             753              -             4,954
  Other borrowings                                                 13               -              -                13
                                                          -----------       ---------     ----------        ----------
TOTAL INTEREST EXPENSE                                          4,214             753              -             4,964
                                                          -----------       ---------     ----------        ----------
NET INTEREST INCOME                                             7,802           1,780              -             9,582

PROVISION FOR LOAN LOSSES                                         535              70              -               605
                                                          -----------       ---------     ----------        ----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES             7,267           1,710              -             8,977
                                                          -----------       ---------     ----------        ----------

NONINTEREST INCOME
  Service charges on deposit accounts                             424             104              -               528
  Other fees and charges                                          574             166              -               740
  Gain on sale of available for sale securities                     -               -              -               -
                                                          -----------       ---------     ----------        ----------

TOTAL NONINTEREST INCOME                                          998             270              -             1,268
                                                          -----------       ---------     ----------        ----------

NONINTEREST EXPENSE
  Salaries and employee benefits                                2,893             776              -             3,669
  Occupancy                                                       405             142              -               547
  Furniture and equipment expense                                 335             157              -               492
  Professional fees                                               141              76              -               217
  Advertising                                                      73              42              -               115
  Supplies                                                        122              48              -               170
  Outsourced item processing                                      185             168              -               353
  Telephone and postage                                           184              39              -               223
  Other                                                           648             186              -               834
                                                          -----------       ---------     ----------        ----------
TOTAL NONINTEREST EXPENSE                                       4,986           1,634              -             6,620
                                                          -----------       ---------     ----------        ----------

INCOME BEFORE PROVISION FOR INCOME TAXES                        3,279             346              -             3,625

Provision for income taxes                                      1,278               -              -             1,278
                                                          -----------       ---------     ----------        ----------
NET INCOME                                                $     2,001       $     346     $        -        $    2,349
                                                          ===========       =========     ==========        ==========
EARNINGS PER SHARE:  (2)
  Basic                                                   $      1.09       $    0.73     $        -        $     1.02
                                                          ===========       =========     ==========        ==========
  Diluted                                                 $      0.99       $    0.72     $        -        $      .95
                                                          ===========       =========     ==========        ==========

Average common shares outstanding-basic                     1,844,151         471,667        (16,791)        2,299,027
                                                          ===========       =========     ==========        ==========

Average common shares and common share equivalents
  outstanding-diluted                                       2,016,475         481,845        (17,154)        2,481,166
                                                          ===========       =========     ==========        ==========

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



         (1)  Merger Costs

              The following table reflects all nonrecurring American River Holdings and North Coast Bank, N.A. incurred and estimated merger-related costs. Merger costs incurred as of March 31, 2000 have been expensed on the unaudited pro forma condensed combined statements of operations. Anticipated merger costs are included on the March 31, 2000 unaudited pro forma condensed combined balance sheets as a reduction to shareholders' equity, net of the related tax benefit. Merger costs will be charged to expense as incurred. These estimated merger costs are summarized below. The financial advisory costs do not include out-of-pocket expenses which may arise, but are not deemed to be material in amount.



                                                                ARH                 NCB                Total
                Financial advisory                           $ 20,000             $ 20,000             $ 40,000
                Professional fees                             250,000              200,000              450,000
                Printing                                       20,000               20,000               40,000
                Termination and severance benefits               -                    -                     -

                Other                                           5,000                 -                   5,000
                                                             --------             --------             --------
                                                             $295,000             $240,000              535,000
                                                             ========             ========             --------
                Estimated tax benefit                                                                   219,000
                                                                                                       --------
                Total                                                                                  $316,000
                                                                                                       ========



         (2)  Common Stock

              American River Holdings and North Coast Bank, N.A. combined earnings per share and average outstanding shares and common share equivalents are calculated using the historical American River Holdings weighted average shares plus the historical North Coast Bank, N.A. weighted average shares adjusted by the conversion ratio of .9644.

                      MARKET PRICE AND DIVIDEND INFORMATION

MARKET QUOTATIONS

         The American River Holdings common stock is not listed on any exchange and is quoted on the OTC Bulletin Board under the symbol "AMRB.OB." The North Coast Bank, N.A. common stock is not listed on any exchange and is quoted on the OTC Bulletin Board under the symbol "NCTA.OB." As of the record date, there were approximately ____ holders of record of American River Holdings common stock and approximately ____ holders of record of North Coast Bank, N.A. common stock.

         The following table sets forth for American River Holdings common stock and North Coast Bank, N.A. common stock the high and low bid or closing prices and per share cash dividends declared for the quarters indicated, adjusted to reflect stock splits and stock dividends.

                                                              ARH                                 NCB
                                                 ------------------------------      -----------------------------
                                                  Common Stock       Dividends       Common Stock        Dividends
                                                 High        Low     Declared        High       Low      Declared
                                                 ----       -----   ----------       -----      ----     ---------
         1997

First Quarter ...........................      $ 9.50      $ 7.85     $  -          $ 7.00    $ 6.75         -
Second Quarter ..........................       11.06        9.21      .083           8.00      6.75         -
Third Quarter ...........................       13.25       10.80        -            9.63      9.00         -
Fourth Quarter ..........................       17.08       13.61      .091          10.38      9.75         -


         1998

First Quarter ...........................      $17.23      $16.25     $  -          $11.00    $10.00         -
Second Quarter ..........................       20.56       16.33      .094          12.38     11.00         -
Third Quarter ...........................       18.75       16.33        -           12.50     12.38         -
Fourth Quarter ..........................       17.14       14.60      .101          12.38     11.00         -

         1999

First Quarter ...........................      $17.38      $14.92     $  -          $11.38    $10.50         -
Second Quarter ..........................       16.98       15.24      .110          13.00     11.50         -
Third Quarter ...........................       17.38       15.36        -           10.00      8.50         -
Fourth Quarter ..........................       16.88       14.13      .120          10.38      8.75         -

         2000

First Quarter ...........................      $16.00      $11.00     $  -          $11.75    $ 9.38         -
Second Quarter (through _______, 2000)



         At the close of business on March 1, 2000, the last trading day immediately prior to the first public announcement of the merger, the bid, asked and closing prices for American River Holdings common stock on the OTC Bulletin Board were $12.50, $13.50, and $12.50, respectively.

         At the close of business on March 1, 2000, the last trading day immediately prior to the first public announcement of the merger, there were no bid, asked or closing prices quoted for North Coast Bank, N.A. common stock on the OTC Bulletin Board. February 29, 2000 was the last day prior to the first public announcement of the merger when bid, asked and closing prices for shares of North Coast Bank, N.A. common stock were quoted on the OTC Bulletin Board. On that date, the bid, asked and closing prices for shares of North Coast Bank, N.A. common stock were $9.38, $10.25, and $9.50, respectively.

DIVIDENDS AND DIVIDEND POLICY

         American River Holdings. American River Holdings' board of directors considers the advisability and amount of proposed dividends each year. Future dividends will be determined after consideration of American River Holdings' earnings, financial condition, future capital funds, regulatory requirements and other factors as the board of directors may deem relevant. American River Holdings' primary source of funds for payment of dividends to its shareholders will be receipt of dividends and management fees from American River Bank. The payment of dividends by a bank is subject to various legal and regulatory restrictions.

         From 1992 through 1999, American River Holdings maintained a policy of paying semi-annual dividends to its shareholders. American River Holdings has declared and paid cash dividends on its outstanding shares of common stock totaling $0.174 per share in 1997, $0.195 per share in 1998 and $0.230 per share in 1999. It is the intention of American River Holdings to pay cash dividends, subject to the restrictions on the payment of cash dividends and depending upon the level of earnings, management's assessment of future capital needs and other factors considered by the American River Holdings board of directors.

         Holders of American River Holdings common stock are entitled to receive dividends as and when declared by the board of directors of American River Holdings out of funds legally available therefor under the laws of the State of California. The California General Corporation Law provides that a corporation may make a distribution to its shareholders if the corporation's retained earnings equal at least the amount of the proposed distribution. The California General Corporation Law further provides that, in the event sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if, after giving effect to the distribution, it meets two conditions, which generally stated are as follows: (i) the corporation's assets must equal at least 125% of its liabilities; and (ii) the corporation's current assets must equal at least its current liabilities or, if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for those fiscal years, then the corporation's current assets must equal at least 125% of its current liabilities.

         The Board of Governors of the Federal Reserve System generally prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements that might adversely affect a bank holding company's financial position. The Board of Governors' policy is that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition.

         Under the merger agreement, without the prior written consent of North Coast Bank, N.A., American River Holdings is prohibited from declaring or paying any dividends on or making other distributions in respect of any of its capital stock, except regular quarterly or semi-annual cash dividends in an amount substantially equivalent to cash dividends paid in the two years prior to the date of the merger agreement.

         North Coast Bank, N.A. North Coast Bank, N.A.'s shareholders are entitled to receive dividends when and as declared by its board of directors, out of funds legally available therefor, subject to the restrictions set forth in the National Bank Act.

         The payment of cash dividends by North Coast Bank, N.A. may be subject to the approval of the Office of the Comptroller of the Currency, as well as restrictions established by federal banking law and the Federal Deposit Insurance Corporation. Approval of the Office of the Comptroller of the Currency is required if the total of all dividends declared by North Coast Bank, N.A.'s board of directors in any calendar year will exceed North Coast Bank, N.A.'s net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus or to a fund for the retirement of preferred stock. Additionally, the Federal Deposit Insurance Corporation and/or Office of the Comptroller of the Currency, might, under some circumstances, place restrictions on the ability of a bank to pay dividends based upon peer group averages and the performance and maturity of that bank.

         North Coast Bank, N.A. has not paid cash dividends in 1997, 1998 and 1999. North Coast Bank, N.A. does not intend to pay cash or stock dividends prior to the closing of the transactions contemplated by the merger agreement.

         Under the merger agreement, without the prior written consent of American River Holdings, North Coast Bank, N.A. is prohibited from declaring or paying any dividends on or making other distributions in respect of any of its capital stock, except regular quarterly or semi-annual cash dividends in an amount substantially equivalent to cash dividends paid in the two years prior to the date of the merger agreement.

                        COMPARISON OF SHAREHOLDER RIGHTS

GENERAL

         American River Holdings is incorporated under and subject to the provisions of the California General Corporation Law. North Coast Bank, N.A. is a national banking association, organized under and subject to the National Bank Act.

         Upon consummation of the merger, except for those persons, if any, who perfect dissenters' rights under the National Bank Act, the shareholders of North Coast Bank, N.A. will become shareholders of American River Holdings. See "Dissenters' Rights" on page 132.

         American River Holdings is a California corporation and, accordingly, is governed by the California General Corporation Law and by its articles of incorporation and bylaws. North Coast Bank, N.A. is chartered by the Office of the Comptroller of the Currency and is governed by the National Bank Act, its articles of association and bylaws, which differ in some material respects from the American River Holdings articles and American River Holdings bylaws.

         The following is a general comparison of similarities and material differences between the rights of American River Holdings and North Coast Bank, N.A. shareholders under their respective governing articles and bylaws. This discussion is only a summary of selected provisions and is not a complete description of the similarities and differences, and is qualified in its entirety by reference to the California General Corporation Law, the National Bank Act, the common law thereunder and the full text of the American River Holdings articles, American River Holdings bylaws, North Coast Bank, N.A. articles and North Coast Bank, N.A. bylaws.

ANTI-TAKEOVER MEASURES

         The proposals to amend the articles and bylaws of American River Holdings to provide for the classification of the board of directors and the proposal to amend the articles and bylaws of American River Holdings to eliminate cumulative voting in the election of directors may deter efforts to obtain control of American River Holdings on a basis which some shareholders might deem favorable. Those provisions are designed to encourage any person attempting a change in control of American River Holdings to enter into negotiations with the board of directors of American River
Holdings.   See "Proposal No. 3, Approval of Amendments to the American River
Holdings Articles of Incorporation and Bylaws to Provide for the Classification of the Board of Directors" on page 160 and "Proposal No. 4, Approval of Amendments to the American River Holdings Articles of Incorporation and Bylaws to Eliminate Cumulative Voting in the Election of Directors" on page 164.


QUORUM REQUIREMENTS

         Both the American River Holdings bylaws and the North Coast Bank, N.A. bylaws provide that the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders will constitute a quorum for the transaction of business.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Overview of California Law. Section 317 of the California General Corporation Law expressly grants to each California corporation the power to indemnify its directors, officers and agents against liabilities and expenses incurred in the performance of their duties. Rights to indemnification beyond those provided by Section 317 may be valid to the extent that the rights are authorized in the corporation's articles of incorporation. Indemnification may not be made, however, with respect to liability incurred in connection with any of the following acts for which the liability of directors may not be limited under the California General Corporation Law: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (3) any transaction from which a director derived a personal benefit; (4) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (6) acts or omissions arising out of interested party transactions; or (7) acts in connection with illegal distributions, loans or guarantees.

         With respect to all proceedings other than shareholder derivative actions, Section 317 permits a California corporation to indemnify any of its directors, officers or other agents only if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In the case of derivative actions, a California corporation may indemnify any of its directors, officers or agents only if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and its shareholders. Furthermore, in derivative actions, no indemnification is permitted (1) with respect to any matter with respect to which the person to be indemnified has been held liable to the corporation, unless the indemnification is approved by the court; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that a director, officer or agent of a corporation has been successful on the merits in defense of any proceeding for which indemnification is permitted by Section 317, a corporation is obligated by Section 317 to indemnify the person against expenses actually and reasonably incurred by him in connection with the proceeding.

         American River Holdings. The American River Holdings articles eliminate the liability of its directors for monetary damages to the fullest extent permissible under California law and authorize American River Holdings to indemnify its directors, officers and agents through agreements with the persons, bylaw provisions, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317, subject to applicable statutory prohibitions upon indemnification.

         The American River Holdings articles and bylaws obligate American River Holdings to indemnify to the maximum extent permitted by California General Corporation Law its directors, officers and other agents against liabilities and expenses incurred in the performance of their duties, subject to the prohibitions of the California General Corporation Law.

         American River Holdings maintains directors' and officers' liability insurance policies that indemnify its directors and officers against losses in connection with claims made against them for specified wrongful acts.

         The American River Holdings bylaws entitle the directors of American River Holdings to be indemnified against liabilities and reasonable expenses incurred in connection with any claims brought against them by reason of the fact that they are or were directors. American River Holdings may pay expenses incurred in defending the proceedings specified above in advance of their final disposition, but such advance would be subject to receipt of an undertaking from the directors to return any amounts advanced to the extent that it is ultimately determined that they were not legally entitled to be indemnified by American River Holdings in the proceeding. The directors may also bring suit against American River Holdings to recover unpaid amounts claimed with respect to indemnification and any expenses incurred in bringing an action. While it is a defense to a suit that indemnification is prohibited by the California General Corporation Law, the burden of proving a defense is on American River Holdings.

         North Coast Bank, N.A. The North Coast Bank, N.A. articles are substantially similar to the American River Holdings articles regarding elimination of the liability of its directors for monetary damages to the fullest extent permissible under California law and the power of indemnification in excess of the indemnification otherwise permitted by Section 317, subject to applicable statutory prohibitions upon indemnification and the restriction that no indemnification is available for expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to North Coast Bank, N.A.

         The North Coast Bank, N.A. bylaws do not include indemnification provisions and they are exclusively covered in the North Coast Bank, N.A. articles. North Coast Bank, N.A. also maintains directors' and officers' liability insurance policies that indemnify its directors and officers against losses in connection with claims made against them for specified wrongful acts.

         North Coast Bank, N.A. has entered into indemnity agreements with its directors which obligate North Coast Bank, N.A. to pay litigation expenses as well as judgments, fines, penalties and settlements, incurred in connection with any claims brought against them by reason of the fact that they are or were directors. Directors are indemnified against expenses, judgments, fines, penalties, settlements, and other amounts, actually and reasonably incurred in defending or settling the proceeding. The director must have acted in good faith and in a manner he or she reasonably believed to be in the best interests of North Coast Bank, N.A.

         North Coast Bank, N.A. will advance expenses prior to the final disposition of a proceeding if the director agrees to repay advances to the extent it is ultimately determined that the director was not entitled to indemnification or, if required by law, if the director agrees to repay any advances received above those to which it is ultimately determined the director was entitled.


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         If legal action is brought to enforce the agreement, the prevailing party is entitled to recover attorneys' fees and court costs, in addition to any other amounts to which the prevailing party may be entitled.

         Under the merger agreement, from and after the effective date, American River Holdings will indemnify and hold harmless each present or former officer or director of North Coast Bank, N.A. (determined as of the effective time) against all losses, claims, damages, liabilities, costs, expenses or judgments or amounts that are paid in the settlement of or in connection with any claim, action, suit, proceeding or investigation based on or arising out of (a) the fact that the person is or was a director or officer of North Coast Bank, N.A. and (b) the merger agreement or the transactions contemplated by the merger agreement, in each case to the full extent permitted by law.

         Additionally, from and after the effective date, American River Holdings will include in its director and officer insurance policy persons who served as directors and officers of North Coast Bank, N.A. or obtain extended coverage under North Coast Bank, N.A.'s director and officer insurance policy to cover claims made for a period of three years after the effective date of the merger regarding acts or omissions of North Coast Bank, N.A.'s directors or officers prior to the effective date of the merger. However, American River Holdings will not be obligated to make annual premium payments for the insurance to the extent the premiums exceed 150% of the premiums paid by North Coast Bank, N.A. for the insurance, as previously disclosed to American River Holdings. If the premiums for the insurance would at any time exceed 150% of the premiums paid by North Coast Bank, N.A. for the insurance, then American River Holdings will maintain policies of insurance which, in American River Holdings' good faith determination, provide a maximum coverage available at an annual premium equal to 150% of the premiums paid by North Coast Bank, N.A. in respect of the insurance.

         Overview of Federal Law. Federal law authorizes the Federal Deposit Insurance Corporation to limit, by regulation or order, the payment of indemnification by insured banks or bank holding companies to their directors and officers. The Federal Deposit Insurance Corporation has enacted a regulation that permits the payment of indemnification by banks and bank holding companies to institution-affiliated directors, officers and other parties only if specified requirements are satisfied. This regulation permits an institution to make an indemnification payment to, or for the benefit of, a director, officer or other party only if the institution's board of directors, in good faith, certifies in writing that the individual has a substantial likelihood of prevailing on the merits and that the payment of indemnification will not adversely affect the institution's safety and soundness. An institution's board of directors is obligated to cease making or authorizing indemnification payments in the event that it believes, or reasonably should believe, that the conditions discussed in the preceding sentence are no longer being met. Further, an institution's board of directors must provide the Federal Deposit Insurance Corporation and any other appropriate bank regulatory agency with prior written notice of any authorization of indemnification. In addition, indemnification payments related to an administrative proceeding or civil action instituted by an appropriate federal bank regulatory agency are limited to the payment or reimbursement of reasonable legal or other professional expenses. Finally, the director, officer or other party must agree in writing to reimburse the institution for any indemnification payments received should the proceeding result in a final order being instituted against the individual assessing a civil money penalty, removing the individual from office, or requiring the individual to cease and desist from specified institutional activities.

SHAREHOLDER MEETINGS AND ACTION BY WRITTEN CONSENT

         American River Holdings. The American River Holdings articles authorize shareholder action by written consent only when first authorized by the board of directors. Additionally, the American River Holdings bylaws permit a director to be elected at any time to fill a vacancy on the board of


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directors that has not been filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

         North Coast Bank, N.A. The North Coast Bank, N.A. articles do not authorize shareholder action by written consent for purposes permitted to California state chartered banks.

CUMULATIVE VOTING

         Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. American River Holdings shareholders and North Coast Bank, N.A. shareholders are also entitled to cumulative voting in the election of directors. If Proposal No. 4 to eliminate cumulative voting is approved, the election of directors of American River Holdings following the effective time of the merger will not permit the use of cumulative voting by American River Holdings shareholders. See "Proposal No. 4, Approval of Amendments to the American River Holdings Articles of Incorporation and Bylaws to Eliminate Cumulative Voting in the Election of Directors" on page 164.

AMENDMENT OF ARTICLES AND BYLAWS

         American River Holdings. The American River Holdings articles and bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote.

         The American River Holdings bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, provided that any amendment which reduces (a) the number of directors on a fixed-number board or (b) the minimum number of directors on a variable-number board to a number less than five, cannot be adopted if the votes cast or consents given opposing the action are equal to or more than 16 2/3% of all outstanding shares entitled to vote.

         Subject to the rights of shareholders to amend the bylaws, the American River Holdings bylaws provide that the bylaws may be adopted, amended or repealed by its board of directors, except that only the shareholders can adopt a bylaw or amendment to the bylaws which (a) specifies or changes the number of directors on a fixed number board, (b) specifies or changes the minimum or maximum number of directors on a variable number board or (c) changes from a fixed number board to a variable number board or vice versa.

         North Coast Bank, N.A. Subject to the laws of the United States, North Coast Bank, N.A.'s articles of association may be amended or repealed by the affirmative vote of a majority of the outstanding shares unless the vote of a greater amount of shares is required by law, and in that case with the vote of the greater amount. North Coast Bank, N.A.'s bylaws may be amended, altered or repealed, at any duly called meeting of the North Coast Bank, N.A. board of directors by a majority vote of the total number of directors.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

         American River Holdings. The American River Holdings bylaws provide that vacancies occurring on their respective boards of directors may be filled by a vote of a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting or by unanimous written consent of the outstanding shares entitled to vote. The American River Holdings bylaws also provide that the shareholders may elect a director at any


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time to fill any vacancy not filled by the directors, except that any election by written consent, other than to fill a vacancy created by removal of a director, requires the consent of a majority of the outstanding shares entitled to vote.

         In addition, the California General Corporation Law provides that if, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, (a) any holder or holders of an aggregate of 5% or more of the total number of shares at the time outstanding having the right to vote for the directors may call a special meeting of shareholders; or (b) the California Superior Court of the proper county will, upon application of the shareholder or shareholders, summarily order a special meeting of shareholders, to be held to elect the entire board of directors.

         North Coast Bank, N.A. Any vacancy on the North Coast Bank, N.A. board of directors for any reason, including an increase in the number of directors, may be filled by action of the board of directors, provided that an increase in the number of directors may not be more than two directors between shareholder meetings. Directors appointed by the North Coast Bank, N.A. board hold office until their successors are elected and qualified.

CALL OF ANNUAL OR SPECIAL MEETING OF SHAREHOLDERS AND ACTION BY SHAREHOLDERS
   WITHOUT A MEETING

         American River Holdings. The American River Holdings bylaws provide that a special meeting of the shareholders may be called at any time by the board of directors, chairman of the board, president or one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that special meeting. Under the California General Corporation Law, unless otherwise provided in the articles of incorporation, any action which may be taken at any annual or special meeting may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. The American River Holdings articles provide that action without a meeting can be taken if the board of directors of American River Holdings has by resolution first approved any of the action without a meeting.

         North Coast Bank, N.A. Any ten or more shareholders owning, in the aggregate, not less than twenty percent of the outstanding shares of North Coast Bank, N.A., may call a special meeting of the shareholders at any time. Other than amending the articles, no provision is made in the North Coast Bank, N.A. articles of association for the shareholders to take any action in the absence of a duly called meeting.

CLASSIFIED BOARD PROVISIONS

         American River Holdings. At present, neither the American River Holdings articles nor the American River Bank bylaws provide for a classified board. Assuming that Proposal No. 3 providing for classification of the American River Holdings board of directors is approved by the shareholders of American River Holdings and the common stock of American River Holdings is listed for trading on the Nasdaq National Market, the American River Holdings articles will be amended to provide that, in the event that the authorized number of directors will be fixed at nine or more, the board of directors will be divided into three classes: Class I, Class II and Class III, each consisting of a number of directors equal to as nearly as practicable one-third the total number of directors. Directors in Class I, Class II and Class III will initially serve for a term expiring respectively at the 2001, 2002 and 2003 annual meeting of shareholders. Thereafter, each director will serve for a term ending at the third annual shareholders meeting following the annual meeting at which the director was elected. In the event that the authorized


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number of directors will be fixed with at least six but less than nine, the board of directors will be divided into two classes, designated as Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term will have expired at such annual meeting will be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor will have been duly elected and qualified. The number of directors is currently set between eight and 15. The use of a classified board may have the effect of discouraging takeover attempts.

         North Coast Bank, N.A. North Coast Bank, N.A.'s articles do not provide for a classified board of directors.

              DESCRIPTION OF AMERICAN RIVER HOLDINGS CAPITAL STOCK

         The authorized capital stock of American River Holdings consists of 20,000,000 shares of American River Holdings common stock, without par value. As of ___________, 2000, there were ________ shares of American River Holdings common stock outstanding and an additional ________ shares of the authorized American River Holdings common stock were available for future grant and reserved for issuance to holders of outstanding stock options under American River Holdings' 1995 Stock Option Plan.

COMMON STOCK

         Holders of American River Holdings common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, except that shareholders may cumulate their votes for the election of directors. Shareholders are entitled to receive ratably dividends as may be legally declared by American River Holdings' board of directors. There are legal and regulatory restrictions on the ability of American River Holdings to declare and pay dividends. See "Market Price and Dividend Information--Dividends and Dividend Policy" on page 145. In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference for securities with a priority over the American River Holdings common stock. Shareholders of American River Holdings common stock have no preemptive or conversion rights. American River Holdings common stock is not subject to calls or assessments.

               DESCRIPTION OF NORTH COAST BANK, N.A. CAPITAL STOCK

         The authorized capital stock of North Coast Bank, N.A. consists of 5,000,000 shares of common stock, par value $4.00 per share. As of ____________, 2000, there were 472,354 shares of common stock outstanding, and an additional 253,126 shares of the authorized North Coast Bank, N.A. common stock available for future grant and reserved for issuance to holders of outstanding stock options under the North Coast Bank, N.A. 1990 Stock Option Plan.

COMMON STOCK

         Holders of North Coast Bank, N.A. common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, except that shareholders may cumulate their votes for the election of directors. Shareholders are entitled to receive ratably dividends as may be legally declared by North Coast Bank, N.A.'s board of directors. There are legal and regulatory restrictions on the ability of North Coast Bank, N.A. to declare and pay dividends. See "Market Price and Dividend Information--Dividends and Dividend Policy" on page 145. In the event of a liquidation,

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common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences for securities with a priority over the North Coast Bank, N.A. common stock. Shareholders of North Coast Bank, N.A. common stock have no preemptive or conversion rights. North Coast Bank, N.A. common stock is not subject to calls or assessments, except as required by Section 55 of the National Bank Act. The transfer agent and registrar for North Coast Bank, N.A. common stock is Chase Mellon Shareholder Services, San Francisco, California.

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                                 PROPOSAL NO. 2
                     APPROVAL OF THE AMERICAN RIVER HOLDINGS
                             2000 STOCK OPTION PLAN

INTRODUCTION

         Shareholders are being asked to vote on a proposal to approve the American River Holdings 2000 Stock Option Plan (the "2000 Plan"), which was approved and adopted by the board of directors on April 26, 2000, subject to shareholder approval and consummation of the transactions described in the merger agreement, including the merger, to be effective as of the effective time of the merger or as soon thereafter as is practicable and following registration of the shares to be issued upon exercise of stock options under the 2000 Plan with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         No stock option grants will be made under the 2000 Plan prior to the effective time of the merger, however, the merger agreement requires American River Holdings to issue substitute stock options to holders of North Coast Bank, N.A. stock options as of or as soon as practicable following the effective time of the merger. The proposal to approve the American River Holdings 2000 Stock Option Plan must be approved in order for American River Holdings to issue the substitute stock options. Consequently, unless the merger proposal and the 2000 Stock Option Plan proposal are both approved, the merger will not be consummated unless the parties agree to amend the merger agreement. The following discussion summarizes the principal features of the 2000 Plan. This description is qualified in its entirety by reference to the full text of the 2000 Plan, a copy of which is attached to this joint proxy statement/prospectus as Annex F and is incorporated here by reference.

SUMMARY OF 2000 PLAN

         Purpose of the 2000 Plan. The purpose of the 2000 Plan is to offer selected key employees, directors and consultants of American River Holdings and its affiliates, which are collectively referred to in this Proposal No. 2 as the "Company", an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing shares of the Company's common stock.

         The stock options issued under the 2000 Plan, at the discretion of the board of directors, may be either incentive stock options or nonstatutory stock options; however, only employees of the Company are eligible to receive grants of incentive stock options under the 2000 Plan.

         Administration. The board of directors will have authority to administer the 2000 Plan.

         Shares Reserved. The Company has a 1995 Stock Option Plan. Upon approval of the 2000 Plan, subject to consummation of the transactions described in the merger agreement, including the merger, and in connection with registration of the shares to be issued upon exercise of stock options under the 2000 Plan with the Securities and Exchange Commission under the Securities Act of 1933, as amended, the 1995 Plan will be terminated as to future grants. As of ___________, 2000, stock options to acquire 270,128 shares of American River Holdings common stock remained outstanding under the 1995 Plan. The aggregate number of shares available for issuance pursuant to the exercise of stock options to be granted under the 2000 Plan will be equal to thirty percent (30%) of the Company's issued and outstanding shares immediately after the effective time of the merger, not to exceed 674,644 shares, minus such number of shares, not to exceed 270,128 shares, which are subject to stock options then outstanding under the 1995 Plan. The following calculations demonstrate the approximate number of the stock options to be reserved for issuance under the 2000 Plan immediately after the effective time of the merger as reduced by the stock options outstanding under the 1995 Plan:

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

         Shares outstanding (2,248,812) x 30% =  674,644

         Less shares reserved for outstanding stock options under 1995 Plan (270,128) = 404,516

         If the 2000 Plan is approved by the shareholders, subject to consummation of the transactions described in the merger agreement, including the merger, and registration of the shares to be issued upon exercise of stock options under the 2000 Plan with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a maximum of 185,565 shares for substitute stock options will be allocated to holders of North Coast Bank, N.A. stock options as soon as practicable following the effective time of the merger, based on 192,415 shares of North Coast Bank, N.A. common stock reserved for issuance in respect of stock options currently outstanding under the North Coast Bank, N.A. 1990 Stock Option Plan multiplied by the conversion ratio of .9644. Consequently, assuming the allocation of 185,565 shares for substitute stock options, the maximum number of shares available for future grants of stock options under the 2000 Plan would be 218,951. Should any stock options granted under the 1995 or 2000 Plans expire or become unexercisable for any reason without having been exercised in full, the shares subject to the portion of the stock options not so exercised will be available for subsequent stock option grants under the 2000 Plan. The following calculations demonstrate the effect of the allocation of the substitute stock options under the 2000 Plan immediately after the effective time of the merger, adjusted for the shares currently reserved under the 1995 Plan:

         Shares outstanding (2,248,812) x 30% =  674,644

         Less shares reserved for outstanding stock options under 1995 Plan (270,128) = 404,516

         Less shares reserved for substitute stock options (185,565) = 218,951

         Eligibility. Any individual who is an employee of the Company, any member of the board of directors, and any independent contractor consultant who performs services for the Company and who is not a member of the board of directors will be eligible to participate in the 2000 Plan. As of the date of this joint proxy statement/prospectus, the persons eligible to receive grants under the 2000 Plan include approximately 69 employees (including executive officers) of the Company and seven non-employee directors.

         Terms of Stock Options. Under the 2000 Plan, the board of directors selects the individuals to whom stock options will be granted, the type of stock option to be granted, the exercise price of each stock option, the number of shares covered by the stock options and the other terms and conditions of each stock option. Non-employee directors and consultants are eligible to receive only nonstatutory stock option grants while eligible employees of the Company are able to receive grants of nonstatutory or incentive stock options; provided, however, that the aggregate fair market value (determined at the time the incentive stock options are granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year (under all incentive stock option plans of the Company) may not exceed one hundred thousand dollars ($100,000). Should it be determined that any incentive stock options granted exceed such dollar maximum, such incentive stock options are considered to be nonstatutory stock options and not to qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code to the extent, but only to the extent, of the excess.

         The vesting of any stock options granted under the 2000 Plan will be determined by the board of directors in its sole discretion, provided however, that (i) each stock option will vest in the manner and at the time as the board of directors determines and the board of directors may accelerate the time of exercise of any stock options, (ii) no stock options will vest at a rate less than twenty percent per year during the five year period following the date of grant, and (iii) in the event that an optionee's service as an employee,

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director or consultant of the Company terminates, the stock options will be exercisable only to the extent they were vested as of the date of termination.

         The exercise price of stock options granted under the 2000 Plan ordinarily may not be less than one hundred percent (100%) of the fair market value of the stock subject to the stock options on the date the stock options are granted; provided, however, that the purchase price of the stock subject to incentive stock options may not be less than one hundred ten percent (110%) for incentive stock options where the optionee owns stock possessing more than ten percent (10%) of the total combined voting power of the Company. For purposes of establishing the exercise price and for all other valuation purposes under the 2000 Plan, the fair market value per share of common stock on any relevant date will be the value as determined by the board of directors in reliance upon prices reported or quoted upon any exchange or transaction reporting system on which the common stock is listed or reported. If the common stock is not so listed or quoted, fair market value may be determined in any manner which the board of directors deems reasonable.

         Payment for Shares. The exercise of incentive and nonstatutory stock options under the 2000 Plan may generally be made by delivery of (i) the required form of exercise notice or instructions together with payment of the exercise price in cash, certified check, official bank check, or equivalent means acceptable to the Company, or shares which have already been owned by the optionee or his or her representative for more than six months, having an aggregate fair market value on the date of surrender equal to the exercise price, or (ii) the required form of an irrevocable direction to a securities broker approved by the Company to sell shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the exercise price and any withholding taxes.

         Adjustments Upon Changes In Shares. In the event of changes to the shares of common stock of the Company including where the shares are changed into or exchanged for a different number or kind of shares of stock or other securities resulting from, among other matters, a reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares, or otherwise, or where an increase in the number of shares occurs resulting from a stock dividend, then appropriate adjustments will be made in the number and kind of shares as to which outstanding stock options, or unexercised portions of stock options, will be exercisable, in order to maintain an optionee's proportionate interest in the Company as existed prior to the occurrence of any of those changes to the Company's common stock. The adjustment in outstanding stock options will be made without change in the total price of the unexercised portion of the stock options, and with a corresponding adjustment in the stock option price per share.

         Expiration, Termination and Transfer of Stock Options. Under the 2000 Plan, no incentive stock options may extend more than ten years (or five years, in the case incentive stock options granted to an employee who owns more than 10 percent of the combined voting power of all classes of stock of the Company) from the date of grant; the terms of all stock options, including stock options to directors, may otherwise be determined by the board of directors in its sole discretion. In the event of termination of an optionee's employment, consulting relationship or tenure on the board of directors, as applicable, due to death or disability, stock options will generally expire twelve months after such termination unless the stock options by their terms were scheduled to expire earlier. If the optionee's employment or consulting relationship and in certain circumstances, tenure on the board of directors, is terminated for "cause," the stock option expires thirty days after the Company gives notice of such termination. The term "cause" is defined to include embezzlement, fraud, dishonesty, breach of fiduciary duty, the deliberate disregard of rules of the Company which results in loss, damage or injury to the Company, the unauthorized disclosure of any of the secrets or confidential information of the Company, the inducement of any client or customer of the Company to break any contract with the Company, or the inducement of any principal for whom the Company acts as agent to terminate such agency relationship, the engagement in any conduct which

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constitutes unfair competition with the Company, or the removal of the optionee from office by any court or bank regulatory agency. In the event that such a termination occurs for a reason other than death, disability or for "cause", the optionee will generally be required to exercise stock options within three months of such termination to the extent that the stock options remain exercisable. Generally, stock options will be transferable only by will or the laws of descent and distribution or as may otherwise be permitted under Rule 16b-3 promulgated by the Securities and Exchange Commission or Section 422 of the Internal Revenue Code, and shall be exercisable during the optionee's lifetime only by the optionee, or in the event of disability, by the optionee's qualified representative. The 2000 Plan provides for the termination of stock options not exercised prior to dissolution or liquidation of the Company or upon a reorganization, merger or consolidation in which the Company does not survive.

         Termination and Amendment of the Plan. The board of directors may amend, suspend or terminate the 2000 Plan at any time and for any reason. An amendment of the 2000 Plan is subject to the approval of the shareholders of the Company only to the extent required by applicable laws or regulations. Under current federal and California regulations applicable to the 2000 Plan, shareholder approval is only required to obtain the tax attributes of incentive stock option treatment under Section 422 of the Internal Revenue Code. Shareholder approval requirements previously imposed under Rule 16b-3 have been eliminated by recent amendments to Rule 16b-3, resulting in increased board of directors discretion to effect material amendments to the 2000 Plan. Such material amendments may include, among other matters, (i) an increase in the number of shares subject to the 2000 Plan, (ii) changes to the class of eligible insiders, (iii) the repricing of stock options, or (iii) other material increases in benefits under the 2000 Plan. Consequently, if shareholders approve the 2000 Plan, no further shareholder approval will be required prior to effecting material amendments to the 2000 Plan including the types of material amendments discussed above and others deemed appropriate in the sole discretion of the board of directors. If not previously terminated by the board of directors, the 2000 Plan will terminate ten years from the date of adoption of the 2000 Plan by the board of directors.

         Dissolution, Liquidation, Sale or Merger. In the event of a proposed
(i) dissolution or liquidation of the Company; (ii) reorganization, merger, or consolidation of the Company, with the result that (A) the Company is not the surviving corporation, or (B) the Company becomes a subsidiary of another corporation, which shall be deemed to have occurred if another corporation shall own, directly or indirectly, eighty percent (80%) or more of the aggregate voting power of all outstanding equity securities of the Company; or (iii) sale of substantially all the assets of the Company to another corporation; or (iv) sale of the equity securities of the Company representing eighty percent (80%) or more of the aggregate voting power of all outstanding equity securities of the Company to any person or entity, or any group of persons and/or entities acting in concert, then in those events, the Company will deliver to each optionee no less than thirty (30) days prior to each event, written notification of the occurrence of the event and the optionee's right to exercise all stock options granted under the 2000 Plan, whether or not vested under the 2000 Plan or applicable stock option agreement, and all outstanding stock options granted under the 2000 Plan will completely vest and become immediately exercisable prior to the occurrence of the event. This right of exercise will be conditional upon execution of a final plan of dissolution or liquidation, or a definitive agreement of reorganization, merger or consolidation. Upon occurrence of the event, all outstanding stock options and the 2000 Plan will terminate; provided, however, that any outstanding stock options not exercised as of the occurrence of the event will not terminate if a successor corporation assumes the outstanding stock options or substitutes for the stock options, new stock options covering shares of the successor corporation's stock with appropriate adjustments as to the number, kind and prices of shares, and substantially on the same terms as the outstanding stock options.

         Federal Income Tax Consequences. The following discussion is only a summary of the principal federal income tax consequences of the stock options and rights to be granted under the 2000 Plan, and is based on existing federal law, including administrative regulations and rulings, which is subject to change,

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

in some cases retroactively. State and local tax consequences may differ. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences discussed.

         Incentive stock options and nonstatutory stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Internal Revenue Code. Nonstatutory stock options need not comply with such requirements.

         An optionee is not taxed on the grant or exercise of incentive stock options. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for the purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of incentive stock options for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of the shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares, which generally equals the exercise price. If an optionee disposes of stock acquired by exercise of incentive stock options before satisfying the one- and two-year holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock, which is usually the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the stock option price. The balance of the consideration received on the disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the incentive stock options. The Company will not be entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the holding period requirement. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

         An optionee is not taxed on the grant of a nonstatutory stock option. Upon exercise, however, the optionee recognizes ordinary income equal to the difference between the stock option price and the fair market value of the shares on the date of exercise. The Company will be entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company will not receive a deduction for this gain.

NEW PLAN BENEFITS

         As of the date of this joint proxy statement/prospectus, (i) no stock options have been granted to eligible participants under the 2000 Plan, (ii) no substitute stock options have been issued to holders of North Coast Bank, N.A. stock options, and (iii) no stock options will be granted and no substitute stock options will be issued, prior to the effective time of the merger. If the 2000 Plan is approved by shareholders, future grants of stock options under the 2000 Plan, if any, will be subject to the sole discretion of the board of directors. Any such stock option grants would be made in compliance with the provisions of the 2000 Plan; however, no amounts or benefits are currently determinable respecting future grants. See the full text of the 2000 Plan, a copy of which is attached to this joint proxy statement/prospectus as Annex F for further information regarding the 2000 Plan.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of the holders of a majority of the shares of American River Holdings common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the 2000 Plan provided that the number of affirmative votes equals at least a majority of the shares constituting the required quorum.

RECOMMENDATION OF MANAGEMENT

         The board of directors believes that this proposal is in the best interests of American River Holdings and its shareholders, and unanimously recommends a vote "FOR" its approval.

                                 PROPOSAL NO. 3
        APPROVAL OF AMENDMENTS TO THE AMERICAN RIVER HOLDINGS ARTICLES OF
          INCORPORATION AND BYLAWS TO PROVIDE FOR THE CLASSIFICATION OF
                             THE BOARD OF DIRECTORS

INTRODUCTION

         The terms of the merger agreement require that two of the existing directors of North Coast Bank, N.A. will be appointed to the American River Holdings board of directors promptly after the consummation of the merger. Consequently, the American River Holdings board of directors will be increased to eleven (11) after the effective time of the merger. The two directors to be appointed are M. Edgar Deas and Larry L. Wasem. In addition, American River Holdings agreed under the merger agreement to adopt amendments to the American River Holdings articles of incorporation and bylaws to divide its board of directors into three classes. If the amendments are approved by the American River Holdings shareholders, and subject to American River Holdings common stock being listed for trading on the Nasdaq National Market, one of the existing directors of North Coast Bank, N.A. is to serve as a Class II director and another director of North Coast Bank, N.A. is to serve as a Class III director, as discussed below.

         On ______________, 2000, the board of directors adopted amendments to the American River Holdings articles of incorporation and bylaws which provide, subject to American River Holdings common stock being listed for trading on the Nasdaq National Market, that the board of directors be divided into three classes of directors, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors, for so long as the board consists of at least nine authorized directors and, in the event that the total number of authorized directors on the board is at least six but less than nine, for classification of the board of directors into two classes, each consisting of a number of directors equal as nearly as practicable to one-half the total number of directors. After initial implementation at the 2000 annual meeting of shareholders, each class of directors would be subject to election every third year and would serve for a three-year term for so long as the board remained classified into three classes, or would be subject to election every second year and would serve for a two-year term in the event the board were classified into two classes. Currently, all of American River Holdings' directors are elected each year to serve a one-year term.

         If the proposal is approved by the shareholders and subject to the common stock of American River Holdings being listed for trading on the Nasdaq Stock Market, the board of directors will, for purposes of initial implementation, designate three classes of directors for election at the 2000 annual meeting. Class I will be elected initially for a one-year term expiring at the 2001 annual meeting of shareholders; Class II will be elected initially for a two-year term expiring at the 2002 annual meeting of shareholders; and Class III will be elected for a three-year term expiring at the annual meeting of shareholders to be held in the year 2003; and, in each case, until their successors are duly elected and qualified. At each annual meeting after the 2000 annual meeting, only directors of the class whose term is expiring would be voted upon, and upon election each director would serve a three-year term. Commencing with the annual meeting of shareholders scheduled to occur in 2001, directors elected to Class I would serve for a three-year term and until their successors are duly elected and qualified, subject to any decrease in the total number of authorized directors. Subsequently, in the years 2002 and 2003, directors elected to Class II and Class III, respectively, would also be elected for a three-year term and until their successors are duly elected and qualified.

         Classification of the board of directors is permitted by Section 301.5 of the California Corporations Code. Under Section 301.5, a qualifying California corporation, may divide its board of directors into two or three classes, with one-half or one-third of the directors, respectively, elected at each annual meeting (or as near to one-half or one-third as practicable). The authorized number of directors must be not less than six in the case of a two-class board and not less than nine in the case of a three-class board. Classified boards of directors are permitted under the corporate law of a majority of states, and American River Holdings believes that well over one-half of Fortune 500 companies provide for classified boards.

         The text of the proposed amendment to the articles of incorporation is set forth in Annex G attached to this joint proxy statement/prospectus. If this proposal is adopted by the American River Holdings shareholders, in order to make the bylaws consistent with the amendment to the articles of incorporation described in this proposal, upon effectiveness of the filing of the amendment to the articles of incorporation with the Secretary of State of the State of California, Section 3.4 of Article III of the bylaws will be amended to read as set forth in Annex G, which is incorporated here by this reference.

EFFECT OF CLASSIFICATION OF BOARD

         If adopted, the classification of the board will apply to every subsequent election of directors for so long as at least six directors are authorized under the American River Holdings bylaws and the classification provision is not amended. The American River Holdings bylaws provide that the board of directors will consist of not less than nine and not more than seventeen directors, with the exact number of directors currently set at eleven. So long as the board continues to consist of at least nine authorized directors, after initial implementation of the classified board, directors will serve for a term of three years rather than one year, and one-third of the directors (or as near to one-third as practicable) will be elected each year.

         In the event that the number of directors increases, the increase will be apportioned by the board among the classes of directors to make each class as nearly equal in number as possible. If the number of authorized directors is decreased to at least six but less than nine, the directors will be apportioned by the board among two classes, each consisting of one-half of the directors or as close an approximation as possible, directors will serve for a term of two years, and one-half the directors (or as near to one-half as practicable) will be elected each year. In any event, a decrease in the number of directors cannot shorten the term of any incumbent director. Vacancies on the board created by any resignation, removal or other reason, or by an increase in the size of the board, may be filled for the remainder of the term by the vote of the majority of the directors remaining in office or by the vote of holders of a majority of the outstanding shares of the American River Holdings common stock.

         Under California law, members of the board of directors may be removed by the board of directors for cause (defined to be a felony conviction or court declaration of unsound mind), by the shareholders without cause or by court order for fraudulent or dishonest acts or gross abuse of authority or discretion. In the case of a board of directors that is not classified, no director may be removed by the shareholders if the votes cast against the removal (or, if done by written consent, the votes eligible to be cast by the non-consenting shareholders) would have been sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected (the "relevant number of directors"). In the case of classified boards, the relevant number of directors is (i) the number of directors elected at the most recent annual meeting of shareholders or, if greater, (ii) the number of directors sought to be removed. It should be noted that this removal provision applies equally to corporations that permit cumulative voting and to those that do not.

OTHER EFFECTS

         The board of directors believes that the amendment of the articles of incorporation and bylaws is in the best interests of American River Holdings and its shareholders.

         Public companies are potentially subject to attempts by various individuals and entities to acquire significant minority positions in the company with the intent either of obtaining actual control of the company by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares by the company at a premium. Public companies also are potentially subject to inadequately priced or coercive bids for control through majority share ownership. These prospective acquirors may be in a position to elect a company's entire board of directors through a proxy contest or otherwise, even though they do not own a majority of American River Holdings' outstanding shares at the time. If this proposal is approved, a majority of American River Holdings' directors could not be removed by those persons until two annual meetings of shareholders have occurred, unless the removal was for cause and the requisite vote was obtained. By providing this additional time to the board of directors and eliminating the possibility of rapid removal of the board, the directors of American River Holdings will have the necessary time to most effectively satisfy their responsibility to the American River Holdings shareholders to evaluate any proposal and to assess and develop alternatives without the pressure created by the threat of imminent removal. In addition, this proposal, by providing that directors will serve three-year terms rather than one-year terms, will enhance continuity and stability in the composition of American River Holdings' board of directors and in the policies formulated by the board. The board believes that this, in turn, will permit it more effectively to represent the interests of all shareholders, including responding to demands or actions by any shareholder or group. Following adoption of the classified board structure, at any given time at least one-third of the members of the board of directors will generally have had prior experience as directors of American River Holdings. The board believes that this will facilitate long-range planning, strategy and policy and will have a positive impact on customer and employee loyalty. American River Holdings has not historically had problems with either the continuity or stability of its board of directors.

         The classification of the board of directors will have the effect of making it more difficult to replace incumbent directors. So long as the board is classified into three classes, a minimum of three annual meetings of shareholders would generally be required to replace the entire board, absent intervening vacancies. While the proposal is not intended as a takeover-resistive measure in response to a specific threat, it may discourage the acquisition of large blocks of American River Holdings' shares by causing it to take longer for a person or group of persons who acquire a block of shares to effect a change in management.

         If this proposal is approved and implemented, a shareholder or group of shareholders seeking to replace a majority of the directors on the board will generally need to influence the voting of at least a majority of the outstanding shares at two consecutive annual meetings. In addition, American River Holdings has other corporate attributes that may also have the effect of helping American River Holdings to resist an unfriendly acquisition. These include existing provisions in the American River Holdings articles of incorporation and bylaws eliminating, subject to specified exceptions, the liability of directors for monetary damages; provisions in the articles of incorporation and bylaws providing for indemnification of directors and officers; provisions in the bylaws requiring advance notice of nomination of a candidate for election to the board of directors of American River Holdings when the nomination is made by a person other than the nominating committee of the board; and, if approved by the American River Holdings shareholders, the elimination of cumulative voting in the election of directors as described in Proposal No. 4 and Annex H of this joint proxy statement/prospectus.

         This proposal is not in response to any attempt to acquire control of American River Holdings. However, the board believes that adopting this proposal is prudent, advantageous and in the best interests of shareholders because it will give the board more time to fulfill its responsibilities to shareholders, and it will provide greater assurance of continuity and stability in the composition and policies of the board of directors. The board also believes the advantages outweigh any disadvantage relating to discouraging potential acquirors from attempting to obtain control of American River Holdings.

VOTE REQUIRED FOR APPROVAL

         Approval of the proposed amendments to the articles of incorporation and the bylaws requires the affirmative vote of the holders of a majority of the outstanding shares of American River Holdings common stock. If this proposal is not approved, it is the intention of American River Holdings and North Coast Bank, N.A. that the American River Holdings board of directors will be increased to eleven (11) members and the two existing directors of North Coast Bank, N.A. (M. Edgar Deas and Larry L. Wasem) will be appointed to the American River Holdings board of directors to serve along with the existing American River Holdings directors, without classification as contemplated by this proposal.

RECOMMENDATION OF MANAGEMENT

         The board of directors believes that the advantages of the proposed amendments to the articles of incorporation and bylaws classifying the board of directors for purposes of the election of directors greatly outweigh the possible disadvantages of the amendments. Accordingly, the board of directors has unanimously approved the proposed amendments and unanimously recommends that the American River Holdings shareholders vote "FOR" their approval.

                                 PROPOSAL NO. 4
         APPROVAL OF AMENDMENTS TO THE AMERICAN RIVER HOLDINGS ARTICLES
        OF INCORPORATION AND BYLAWS TO ELIMINATE CUMULATIVE VOTING IN THE
                             ELECTION OF DIRECTORS

INTRODUCTION

         Effective on January 1, 1990, the California General Corporation Law was amended to permit California corporations with widely traded securities to provide, with the approval of their shareholders, for majority rule voting in electing directors in lieu of cumulative voting. California law specifically allows a corporation with its common stock quoted on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market to eliminate cumulative voting by an amendment to its bylaws or articles of incorporation. Prior to such legislation, cumulative voting in electing directors was mandatory for California corporations upon proper notice by any shareholder of the corporation. By permitting shareholders of California corporations to provide for majority rule voting in electing directors, the new law substantially conforms California corporate law with the corporate laws of a majority of other states (including Delaware, Illinois, Michigan, New Jersey, New York, Ohio, Pennsylvania and Texas) which either provide that cumulative voting is optional or make no provision for cumulative voting at all. Only a small majority of states still require that shareholders be permitted to invoke cumulative voting. American River Holdings intends to list its common stock for trading on the Nasdaq National Market, such listing to be made effective as soon as practicable following the effective time of the merger.

CUMULATIVE VOTING

         Cumulative voting in the election of directors may currently be invoked by any shareholder of American River Holdings who complies with statutory notice requirements. Cumulative voting entitles shareholders to a number of votes per share of common stock equal to the number of directors to be elected, and all nominees are voted upon simultaneously. Holders of shares may cast all of their votes for a single nominee or distribute them among two to more nominees.

         As a consequence of cumulative voting, a shareholder with a relatively small number of voting shares may be able to elect one or more directors. For example, if a shareholder were to give the appropriate notice and properly nominate a nominee, and nine directors were to be elected at an annual meeting, a shareholder holding 10% of the voting shares could elect one director by cumulating and casting his or her votes for one candidate. This is true even if shareholders holding 90% of the voting shares are opposed to the election of that candidate and cast their votes to elect nine other nominees.

         Absent cumulative voting, a nominee cannot be elected without relatively wide support, as shareholders are entitled to only one vote per share with the nominee receiving the greatest number of votes being elected. Consequently, the holder or holders of a majority of the shares entitled to vote in an election of directors will be able to elect all directors of American River Holdings, and holders of less than a majority of the shares may not be able to elect any directors.

         For reasons set forth below, the board believes that the articles of incorporation should be amended to eliminate cumulative voting. The text of the proposed amendment to the articles of incorporation is set forth in Annex H attached to this joint proxy statement/prospectus and is incorporated here by this reference.

REASONS FOR THE AMENDMENT

         The board believes that the elimination of cumulative voting is advantageous to American River Holdings and its shareholders because each director of a publicly held corporation has a duty to represent the interests of all shareholders rather than any specific shareholder or group of shareholders. The presence on the board of directors of one or more directors representing the interests of a minority shareholder or group of shareholders could disrupt the management of American River Holdings and prevent it from operating in the most effective manner. Furthermore, the election of directors who view themselves as representing a particular minority constituency could introduce an element of discord on the board of directors, impair the ability of the directors to work effectively and discourage qualified independent individuals from serving as directors. Providing for majority rule voting in the election of directors by eliminating cumulative voting will help ensure that each director acts in the best interests of all shareholders.

         This proposal to eliminate cumulative voting is not being made in response to any effort by a minority shareholder or group of shareholders to attain representation on the board of directors or acquire greater influence in the management of the American River Holdings' business, nor is American River Holdings aware of any such effort. Furthermore, this proposal is not being made in response to any attempt to acquire control of American River Holdings, nor is American River Holdings aware of any such attempt.

OTHER EFFECTS

         Approval of the proposed amendment may render more difficult any attempt by a holder or group of holders of a significant number of voting shares, but less than a majority, to change or influence the management or policies of American River Holdings. In addition, under certain circumstances, the proposed amendment, along with other measures that may be viewed as having anti-takeover effects (such as Proposal No. 3 to classify the American River Holdings board of directors), may discourage an unfriendly acquisition or business combination involving American River Holdings that a shareholder might consider to be in such shareholder's best interest, including an unfriendly acquisition or business combination that might result in payment of a premium over the market price for the shares held by the shareholder. For example, the proposed amendment may discourage the accumulation of large minority shareholdings, as a prelude to an unfriendly acquisition or business combination proposal or otherwise, by persons who would not make that acquisition without being assured of representation on the board of directors.

CONFORMING BYLAW AMENDMENT

         If this Proposal No. 4 is adopted by the American River Holdings shareholders, in order to make the bylaws consistent with the amendment to the articles of incorporation set forth in this Proposal No. 4, upon effectiveness of the filing of the amended and restated articles of incorporation with the California Secretary of State, Section 2.8 of Article II of the bylaws will be amended to read as set forth in Annex H which is incorporated here by this reference.

VOTE REQUIRED FOR APPROVAL

         Approval of the proposal to add Article Eight to the articles of incorporation and to amend Section 2.8 of the bylaws requires that holders of a majority of the outstanding shares of common stock of American River Holdings vote "FOR" the proposal.

RECOMMENDATION OF MANAGEMENT

         The board of directors believes that this proposal is in the best interests of American River Holdings and its shareholders, and unanimously recommends a vote "FOR" its approval.

                                 PROPOSAL NO. 5
                  ELECTION OF AMERICAN RIVER HOLDINGS DIRECTORS

         The number of directors authorized for election at this meeting is nine
(9). Management has nominated the nine (9) incumbent directors to serve as the American River Holdings' directors. Each director will hold office until his or her successor is elected and qualified.

         All proxies will be voted for the election of the nine (9) nominees listed below (all of whom are incumbent directors) recommended by the board of directors unless authority to vote for the election of any directors is withheld. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors, and will be elected (a) to the class designated opposite their names, provided that Proposal No. 3 is approved and American River Holdings common stock is listed for trading on the Nasdaq National Market, and (b) in the event Proposal No. 3 is not approved and/or American River Holdings common stock is not listed for trading on the Nasdaq National Market, then as directors without classification. Abstentions and votes cast against nominees have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, their proxies may be voted for a substitute nominee to be designated by the board of directors. The board of directors has no reason to believe that any nominee will be become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.


James O. Burpo (Class 2)         Wayne C. Matthews, M.D. (Class 1)            Roger J. Taylor, D.D.S. (Class 2)
Charles D. Fite (Class 3)        David T. Taber (Class 3)                     Stephen H. Waks (Class 3)
Sam J. Gallina (Class 2)         Marjorie G. Taylor (Class 1)                 William L. Young (Class 1)



See "Proposal No. 3, Approval of Amendments to the American River Holdings Articles of Incorporation and Bylaws to Provide for the Classification of the Board of Directors" on page 160, for information regarding the classification of the board of directors.

CERTAIN MANAGEMENT INFORMATION

         See "Security Ownership of Beneficial Owners and Management -- American River Holdings" on page 24 and "Background and Business Experience of
Management -- American River Holdings" on page 28, for information regarding the ownership of American River Holdings common stock and the background and business experience of each of management's nominees for directors of American River Holdings listed above, each of whom is an incumbent director.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Audit Committee, whose members are James O. Burpo, Wayne C. Matthews, M.D. (Chairman) and Marjorie G. Taylor, oversees American River Holdings and its subsidiaries' independent public accountants, analyzes the results of internal and regulator examinations and monitors the financial and accounting organization and reporting. The Audit Committee met four (4) times in 1999.

         The board of directors has not established a nominating committee. The full board of directors performs the functions of a nominating committee with responsibility for considering appropriate candidates for election as directors.

         The Compensation Committee, whose members include Charles D. Fite, Sam
J. Gallina, and Roger J. Taylor, D.D.S. (Chairman), oversees the performance and reviews the compensation of the executive officers of American River Holdings and its subsidiaries. The Compensation Committee met one (1) time during 1999.

         The Finance and Capital Committee, whose members include Wayne C. Matthews, M.D., David T. Taber and Marjorie G. Taylor (Chairman), has the responsibility to oversee asset liability management and the investment portfolio including recommending to the full board of directors the annual investment strategy; approve and recommend to the full board of directors capital expenditures of $20,000 and above; oversee and recommend to the full board of directors the annual operating budget for American River Holdings and its subsidiaries; and review premises leases for recommendation to the full board of directors. The Finance and Capital Committee met five (5) times during 1999.

         The Loan and Discount Committee, whose members include James O. Burpo, Charles D. Fite (Chairman), Sam J. Gallina, Roger J. Taylor, D.D.S. (Chairman), and Stephen H. Waks, has the responsibility for establishing loan policy and approving loans which exceed certain dollar limits and reviews the outside loan review firm's examination of the loan portfolio. The Loan and Discount Committee met twenty-nine (29) times during 1999.

         The Executive Committee, whose members include Charles D. Fite, Sam J. Gallina (Chairman), David T. Taber, Roger J. Taylor, D.D.S., and William L. Young, oversees long range planning, and the Technology Strategic Plan and its implementation; formulates and recommends policy positions for the full board of directors to consider; and is responsible for evaluating and recommending to the full board of directors matters pertaining to mergers and acquisitions. The Executive Committee met eight (8) times during 1999.

         During 1999, American River Holdings' board of directors held twelve
(12) meetings. All directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the number of meetings of the committees on which they served.

COMPENSATION OF DIRECTORS

         The fees paid to non-employee directors during 1999 included a retainer of $250 per month, a base fee of $250 per month for attendance at board meetings of American River Holdings and its subsidiaries, and a fee of $150 per month for attendance at committee meetings, other than the Loan and Discount Committee whose outside director members received a fee of $200 for each meeting attended. Outside director members of the Executive Committee received an additional retainer fee of $150 per month. In addition to the fees received as non-employee directors in connection with the meetings and matters described above, the chairman of the board of directors also received a retainer fee of $100 per month, each chairman of the Loan and Discount Committee, Audit Committee, and Finance and Capital Committee also received a retainer fee of $50 per month, and the chairman of the Compensation Committee received a retainer fee of $150 per year. The total amount of fees paid to all directors as a group was $100,700 in 1999.

         On August 25, 1995, the board of directors authorized the grant to each outside director of a nonstatutory stock option to purchase 10,000 shares of American River Holdings common stock at $10.50 per share ($6.047 as adjusted for stock splits and stock dividends).

         On June 18, 1997, the board of directors approved a Gross-Up Plan to compensate for the tax effects of the exercise of nonstatutory stock options. The Plan encourages participating optionees to retain shares acquired through the exercise of nonstatutory stock options by American River Holdings paying to the participating optionee, an amount equal to the taxable income resulting from an exercise of a nonstatutory stock option multiplied by American River Holdings' effective tax rate, subject to the optionee's agreement to hold the shares acquired for a minimum of one (1) year. In the event that the shares acquired upon exercise are not held for at least one year from the date of acquisition, the optionee is required to reimburse the amount paid to the optionee under the Plan. During 1999, one director executed an agreement in return for a payment of $29,187, and two other directors deferred payments in the aggregate amount of $56,960 to January, 2000.

         Effective May 1, 1998, a Deferred Fee Plan was established for the purpose of providing the directors an opportunity to defer director fees. Participating directors may elect to defer a portion, up to 100%, of their monthly directors fees. American River Bank bears the administration costs, but does not make contributions to the Plan. During 1999, one director participated in the Plan and deferred $5,609.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation of the executive officers of American River Holdings and its subsidiaries is reviewed and approved annually by the board of directors on recommendation by the Compensation Committee. During 1999, Charles D. Fite, Sam J. Gallina, and Roger J. Taylor, D.D.S. (Chairman), served as members of the Committee. Executive officers of American River Holdings and/or subsidiaries during 1999 were David T. Taber, Mitchell A. Derenzo, William L. Young, Richard
M. Borst, Douglas E. Tow, and Kevin B. Bender.

         The Compensation Committee's philosophy is that compensation should be designed to reflect the value created for shareholders while supporting American River Holdings' strategic goals. The Compensation Committee reviews annual the compensation of the executive officers to insure that American River Holdings' compensation programs are related to financial performance and consistent generally with employers of comparable size in the industry. Annual compensation for American River Holdings' executive officers includes the following components:

         Base salary is related to the individual executive officer's level of responsibility and comparison with comparable employers in the industry.

         Annual incentive bonus compensation under the Incentive Compensation Plan for Executive Management based on the return on beginning shareholder equity for each year and individual performance criteria are considered by the Compensation Committee for payment to executive officers. Messrs. Young and Taber are eligible to receive incentive bonus compensation when American River Bank achieves a 12% net return on beginning shareholder equity in a given year. Messrs. Derenzo, Borst, Tow, and Bender are entitled to receive incentive bonus compensation in the discretion of the board of directors and based on the return on beginning shareholder equity. During 1999, these individuals were eligible to receive 22% of their annual compensation, which was paid in January 2000.

         Stock option grants are intended to increase the executive officers' interest in American River Holdings' long-term success and link interests of the executive officer with those of shareholders as measured by American River Holdings' share price. Stock options are granted in the discretion of the board of directors and at the prevailing market value of American River Holdings common stock. Consequently, the value of the options is directly connected to the increase in value of American River Holdings' stock price.

         American River Holdings matches salary deferred by employees participating in its 401(k) Plan at a rate equal to 50% of the participant's contribution up to maximum of 6% of such participant's annual compensation. Executive officers are eligible to participate in the 401(k) plan.

         Executive officers may participate in the Gross-Up Plan to the extent that an executive receives a grant of nonstatutory stock options. The Plan encourages executive officers to retain shares acquired through the exercise of nonstatutory stock options by American River Holdings paying to the participating executive officer, an amount equal to the taxable income resulting from an exercise of a nonstatutory stock option multiplied by American River Holdings' effective tax rate, subject to the executive officer agreeing to hold the shares acquired for a minimum of one (1) year. In the event that the shares acquired upon exercise are not held for at least one year from the date of acquisition, the executive officer is required to reimburse the amount received under the Plan. During 1999, no executive officers received payments under the Gross-Up Plan, but Messrs. Taber, Young, Derenzo and Bender deferred payments of $32,416, $69,922, $14,799, and $15,434, respectively, which were paid in January 2000.

         Effective May 1, 1998, the American River Bank Deferred Compensation Plan was established for the purpose of providing certain highly compensated individuals, which includes the executive officers, an opportunity to defer compensation. Participants, who are selected by a committee designated by the board of directors, may elect to defer annually a minimum of $5,000 or a maximum of eighty percent of their base salary and all of their cash bonus. American River Bank bears all administration costs, but does not make contributions to the plan.

         American River Bank purchased additional life insurance policies on the lives of David T. Taber and William L. Young. Mr. Taber's policy is a 10-year, $1,000,000 level-term life insurance policy with American River Bank as the owner and sole beneficiary. The annual premium cost for the policy on Mr. Taber is approximately $700. Two policies were purchased on the life of Mr. Young in the amount of $250,000 each. Each term life insurance policy consists of two 5-year step rates with American River Bank as the owner and sole beneficiary. The annual premium cost for the policies on Mr. Young is approximately $5,000 for the first 5-year period and $8,000 for the second 5-year period.





/s/ CHARLES D. FITE         /s/ SAM J. GALLINA       /s/ ROGER J. TAYLOR, D.D.S.
------------------------    -----------------------  ---------------------------
    Charles D. Fite             Sam J. Gallina           Roger J. Taylor, D.D.S.

EXECUTIVE COMPENSATION

         Set forth below is the summary compensation paid during the three years ended December 31, 1999 to David T. Taber, Mitchell A. Derenzo, William L. Young, Richard M. Borst, Douglas E. Tow and Kevin B. Bender, the only executive officers of American River Holdings and its subsidiaries.


                                                     Summary Compensation Table
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Long-Term Compensation
                                           Annual Compensation                           Awards             Payouts
------------------------------------------------------------------------------------------------------------------------------------
             (a)                  (b)        (c)        (d)           (e)           (f)           (g)           (h)          (i)
           Name and               Year      Salary     Bonus     Other Annual   Restricted     Securities      LTIP       All Other
      Principal Position                   ($) (1)    ($) (2)    Compensation      Stock       Underlying     Payouts   Compensation
                                                                    ($) (3)      Award(s)     Options/SARs      ($)        ($) (5)
                                                                                    ($)         (#) (4)
------------------------------------------------------------------------------------------------------------------------------------
David T. Taber, President and     1999     $123,057   $ 98,152         -             -             -             -       $ 42,694
Chief Executive Officer,
American River Holdings;          1998      123,057     54,033         -             -             -             -         39,149
Executive Vice President,
American River Bank;              1997      121,000     50,078         -             -             -             -          5,455
President and Chief Executive
Officer of First
Source Capital
------------------------------------------------------------------------------------------------------------------------------------
Mitchell A. Derenzo,              1999       82,734    19,557          -             -             -             -         17,868
Chief Financial Officer,
American River Holdings;          1998       78,168     7,759          -             -             -             -         10,926
Senior Vice President and
Chief Financial Officer,          1997       73,700     8,344          -             -           17,365          -          2,461
American River Bank; Chief
Financial Officer,
First Source Capital
------------------------------------------------------------------------------------------------------------------------------------
William L. Young, President       1999     123,057     98,152          -             -             -             -         75,618
and Chief Executive Officer,
American River Bank               1998     123,057     54,093          -             -             -             -          5,672

                                  1997     121,000     54,313          -             -             -             -          5,440

------------------------------------------------------------------------------------------------------------------------------------

Richard M. Borst, Senior Vice     1999      71,373     16,895          -             -             -             -          2,648
President and Client Services
Manager, American River Bank      1998      67,519      6,914          -             -             -             -          2,233

                                  1997      64,800      7,302          -             -           17,365          -          8,405
------------------------------------------------------------------------------------------------------------------------------------

Douglas E. Tow, Senior Vice       1999      92,922     22,786          -             -             -             -          4,057
President and Credit
Administrator, American River     1998      91,144      9,423          -             -            7,875          -          3,017
Bank
                                  1997      89,400     18,420          -             -             -             -          3,234
------------------------------------------------------------------------------------------------------------------------------------
Kevin B. Bender, Senior Vice      1999      58,782     11,153          -             -           10,000          -         17,444
President and Chief
Information Officer, American     1998      55,689      4,391          -             -             -             -          1,802
River Bank
                                  1997      51,044      4,543          -             -             -             -          1,668
------------------------------------------------------------------------------------------------------------------------------------

(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the 401(k) Plan and the Deferred Compensation Plan.
(2) Amounts indicated as incentive bonus payments are listed in the year paid. Additional amounts accrued in 1999 and paid in the first quarter of 2000 were $144,465 to Mr. Taber, $18,202 to Mr. Derenzo, $144,465 to
         Mr. Young, $15,702 to Mr. Borst, $20,443 to Mr. Tow, and $10,777 to Mr. Bender.
(3) No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus during 1999, 1998 and 1997.
(4) Amounts shown represent the number of shares granted as adjusted for stock splits and stock dividends. American River Bank has a 1995 Stock Option Plan (the "1995 Plan") pursuant to which options can be granted to directors and key, full-time salaried, officers and employees of American River Holdings and its subsidiaries. Options granted under the 1995 Plan were either incentive options or nonstatutory options. Options granted under the 1995 Plan became exercisable in accordance with a vesting schedule established at the time of grant. Vesting can not extend beyond ten years from the date of grant. Upon a change in control of American River Holdings, all outstanding options under the 1995 Plan will become fully vested and exercisable. Options granted under the 1995 Plan are adjusted to protect against dilution in the event of certain changes in American River Holdings' capitalization, including stock splits and stock dividends. All options granted to the named executive officers are incentive stock options and have an exercise price equal to the fair market value of American River Holdings common stock on the date of grant.
(5) Amounts shown for each named executive officer include 401(k) matching contributions, the use of an automobile owned by American River Bank, payments received as well as amounts deferred at the election of those executive officers under the Gross-Up Plan, and earned but unpaid interest on amounts deferred under the American River Bank Deferred Compensation Plan.

         The following table sets forth certain information concerning the granting of options under the 1995 Stock Option Plan during the year ended December 31, 1999.


                      Option/SAR Grants In Last Fiscal Year

--------------------------------------------------------------------------------
                                Individual Grants
--------------------------------------------------------------------------------
                        Number of       Percentage
                       Securities        of Total
                       Underlying      Options/SARs      Exercise
                       Option/SARs      Granted to       or Base
                         Granted       Employees in       Price       Expiration
       Name              (#)(1)         Fiscal Year    ($/Sh)(2)         Date
--------------------------------------------------------------------------------
  Kevin B. Bender         10,000            100%        $ 15.375      11/17/09
--------------------------------------------------------------------------------

(1) Options granted under the 1995 Plan were either incentive options or nonstatutory options. Options granted under the 1995 Plan became exercisable in accordance with a vesting schedule established at the time of grant. Vesting can not extend beyond ten years from the date of grant. Upon a change in control of American River Holdings, all outstanding options under the 1995 Plan will become fully vested and exercisable. Options granted under the 1995 Plan are adjusted to protect against dilution in the event of certain changes in American River Holdings' capitalization, including stock splits and stock dividends. All options granted to the named executive officers are incentive stock options and have an exercise price equal to the fair market value of American River Holdings common stock on the date of grant.
(2) The exercise price was determined based upon the closing price of American River Holdings common stock on the grant date.

         The following table sets forth the number of shares of common stock acquired by each of the named executive officers upon the exercise of stock options during fiscal 1999, the net value realized upon exercise, the number of shares of common stock represented by outstanding stock options held by each of the named executive officers as of December 31, 1999, the value of such options based on the closing price of American River Holdings common stock, and certain information concerning unexercised options under the 1995 Stock Option Plan.


                                  Aggregated Option/SAR Exercises In Last Fiscal Year And
                                                  FY-End Option/SAR Values

--------------------------------------------------------------------------------------------------------------------
                                                                    Number of
                                                                   Securities                   Value of
                                                                   Underlying                  Unexercised
                                                                   Unexercised                in-the-Money
                                                                  Options/SARs                Options/SARs
                                                                 at Fiscal Year-             at Fiscal Year-
                                     Shares        Value             End (#)                     End ($)
                                   Acquired on    Realized        Exercisable/                Exercisable/
             Name                  Exercise (#)     ($)           Unexercisable               Unexercisable
              (a)                      (b)          (c)                (d)                       (e) 1/
--------------------------------------------------------------------------------------------------------------------
 David T. Taber                      5,788         84,969         34,730 / 8,682           297,920  / 74,480
--------------------------------------------------------------------------------------------------------------------
 Mitchell A. Derenzo                 2,910         38,791          6,946 /10,419            27,585  / 41,378
--------------------------------------------------------------------------------------------------------------------
 William L. Young                   12,679        183,282         34,730 / 8,682           297,920  / 74,480
--------------------------------------------------------------------------------------------------------------------
 Richard M. Borst                    6,600         21,756            346 /10,419             1,374  / 41,378
--------------------------------------------------------------------------------------------------------------------
 Douglas E. Tow                      1,500          8,881          5,285 / 9,774            18,757  / 21,053
--------------------------------------------------------------------------------------------------------------------
 Kevin B. Bender                     2,756         40,457             -  /10,000               -    /      -
--------------------------------------------------------------------------------------------------------------------


(1) The aggregate value has been determined based upon the closing price for American River Holdings common stock at year-end, minus the exercise price.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

         On May 29, 1996, American River Bank entered into employment agreements with David T. Taber and William L. Young. The agreements provide for an original term of two years subject to automatic extensions of two years following expiration of the original term and one-year extensions thereafter unless terminated in accordance with the terms of the agreements. The agreements provide for a base salary which is disclosed for 1999 in the Summary Compensation Table on page 172. The base salary under each agreement is reviewed annually and is subject to adjustment at the discretion of the board of directors. Additionally, the agreements provide for, among other things (i) an annual incentive bonus based upon American River Bank's achievement of certain profitability, growth and asset quality standards as set forth in the agreements; (ii) reduction of base salary payments by the amounts received from state disability insurance or workers' compensation or other similar insurance benefits through policies provided by American River Bank; (iii) stock option grants in the discretion of the board of directors under American

River Holdings' stock option plan; (iv) four weeks annual paid vacation leave;
(v) use of an automobile; and (vi) reimbursement for ordinary and necessary expenses incurred in connection with employment.

         The agreements may be terminated with or without cause, but if the agreements are terminated without cause due to the occurrence of circumstances that make it impossible or impractical for American River Bank to conduct or continue its business, the loss by American River Bank of its legal capacity to contract or American River Bank's breach of the terms of the agreement, the employee is entitled to receive severance compensation equal to six months of the existing base salary plus any incentive bonus due. The agreements further provide that in the event of a "change in control" as defined therein and within a period of two years following consummation of such change in control (i) the employee's employment is terminated; or (ii) any adverse change occurs in the nature and scope of the employee's position, responsibilities, duties, salary, benefits or location of employment; or (iii) any event occurs which reasonably constitutes a demotion, significant diminution or constructive termination of employment, then the employee will be entitled to receive severance compensation in an amount equal to one and one-half times the employee's average annual compensation for the five years immediately preceding the change in control.

         On March 18, 1998, American River Bank adopted the American River Bank Employee Severance Policy. The Policy allows for certain named employees to receive severance payments equal to six times their monthly base pay should these named employees be terminated within one year of a "change in control." The board of directors has designated executive officers, Mitchell A. Derenzo, Douglas E. Tow, Richard M. Borst and Kevin B. Bender to be covered under the Policy.

COMPARISON OF AMERICAN RIVER HOLDINGS SHAREHOLDER RETURN

Set forth below is a line graph comparing the annual percentage change in the cumulative total return on American River Holdings common stock with the cumulative total return of the SNL Securities Index of National Peer Banks (asset size of less than $500 million) and the S&P 500 Index as of the end of each of American River Holdings' last five fiscal years.

         The following table assumes that $100.00 was invested on December 31, 1994 in American River Holdings common stock and each index, and that all dividends were reinvested. Returns have been adjusted for any stock dividends and stock splits declared by American River Holdings. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.


                             [GRAPHIC CHART OMITTED]

                             AMERICAN RIVER HOLDINGS

                            Total Return Performance


                                                                   PERIOD ENDING
                 --------------------------------------------------------------------------------------------------
Index                        12/31/94        12/31/95       12/31/96        12/31/97       12/31/98       12/31/99
-------------------------------------------------------------------------------------------------------------------
American River Holdings        100.00          137.69         168.44          361.49         344.58         328.68
S&P 500                        100.00          137.58         169.03          225.44         289.79         350.78
SNL <$500M Bank Index          100.00          136.80         176.08          300.16         274.06         253.69


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         American River Holdings does not currently have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, nor is it required to file reports with the Securities and Exchange Commission under Section 13 of the Securities Exchange Act of 1934. Consequently, American River Holdings' directors, executive officers and ten percent or more shareholders of American River Holdings equity securities are not required to file reports of initial ownership and changes in ownership of its equity securities with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934.

         In connection with the merger, American River Holdings will register its common stock under Section 12 of the Securities Exchange Act and thereafter will be required to file reports under Section 13 of the Securities Exchange Act with the Securities and Exchange Commission. At that time, the directors, executive officers and ten percent or more shareholders of American River Holdings equity securities will be required to file such ownership reports with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         There have been no transactions, or series of similar transactions, during 1999, or any currently proposed transaction, or series of similar transactions, to which American River Holdings and its subsidiaries was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director or executive officer of American River Holdings or its subsidiaries, any shareholder owning of record or beneficially 5% or more of American River Holdings common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest, except as follows:

         American River Bank leases premises at 9750 Business Park Drive, Sacramento, California, from Bradshaw Plaza Group, which is owned in part by Charles D. Fite, a director of American River Holdings. The lease term is 7 years and expires on November 30, 2006, subject to extension for one five year option term. The premises consist of 4,590 square feet on the ground floor. The current monthly rent is $7,100. The approximate aggregate rental payments for the period from January 1, 2000 through the lease term expiring on November 30, 2006 will be $613,000. If the five year option is exercised, the approximate aggregate rental payments for the option term will be $474,000.

         American River Bank leases premises at 10123 Fair Oaks Boulevard, Fair Oaks, California, from Marjorie Taylor, a director of American River Holdings. The lease term is 12 years and expires on March 1, 2009. The premises consist of 2,380 square feet on the ground floor and the current monthly rent is $1,653. The approximate aggregate rental payments for the period from January 1, 2000 through the lease term expiring on March 1, 2009 will be $201,000.

CERTAIN BUSINESS RELATIONSHIPS

         There were no business relationships during 1999 of the type requiring disclosure under Item 404(b) of Regulation S-K.

INDEBTEDNESS OF MANAGEMENT

         American River Holdings, through its subsidiaries, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of American River Holdings' directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 1999 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of American River Holdings and its subsidiaries are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Federal Deposit Insurance Corporation.

                                 PROPOSAL NO. 6
        RATIFICATION OF THE APPOINTMENT OF PERRY-SMITH LLP AS INDEPENDENT
                          ACCOUNTANTS FOR THE YEAR 2000

         The board of directors has selected Perry-Smith LLP as independent accountants for American River Holdings for the fiscal year ending December 31, 2000 and recommends that the appointment of Perry-Smith LLP be ratified by the shareholders of American River Holdings. Perry-Smith LLP audited American River Holdings' financial statements for the fiscal year ending December 31, 1999.

         A representative from Perry-Smith LLP will be present at the annual meeting of shareholders and will be afforded the opportunity to make a statement if he or she desires to do so and will be available to respond to questions.

VOTE REQUIRED FOR APPROVAL

         The ratification of the appointment of Perry-Smith LLP as American River Holdings' independent accountants requires that holders of a majority of the shares of common stock of American River Holdings voting in person or by proxy at the annual meeting, cast votes "FOR" the proposal.

RECOMMENDATION OF MANAGEMENT

         The Board of Directors believes that this proposal is in the best interests of American River Holdings and its shareholders, and unanimously recommends a vote "FOR" its approval.

                   AMERICAN RIVER HOLDINGS AND SUBSIDIARIES
                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE PERIOD ENDED MARCH 31, 2000
                                       AND
                        CONSOLIDATED FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITOR'S REPORT
                               FOR THE YEARS ENDED
                        DECEMBER 31, 1999, 1998 AND 1997

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                           March 31,     December 31,
                                                             2000            1999
                                                         ------------   ------------
                            ASSETS

Cash and due from banks                                  $ 12,536,000   $  8,274,000
Federal funds sold                                          1,150,000      7,125,000
Interest-bearing deposits in banks                          5,631,000      5,527,000
Investment securities (market value of $53,355,000 at
    March 31, 2000 and $57,372,000 at December 31,
    1999) (Note 2)                                         53,597,000     57,567,000
Loans, less allowance for loan losses of $1,736,000 at
    March 31, 2000 and $1,679,000 at December 31,
    1999 (Notes 3, 8, 9 and 12)                           118,485,000    117,308,000
Bank premises and equipment, net (Note 4)                     542,000        463,000
Accounts receivable servicing receivables (Notes 5
    and 11)                                                 2,280,000      2,123,000
Accrued interest receivable and other assets                3,108,000      2,975,000
                                                         ------------   ------------

                                                         $197,329,000   $201,362,000
                                                         ============   ============
                        LIABILITIES AND
                     SHAREHOLDERS' EQUITY

Deposits:
    Non-interest bearing                                 $ 45,311,000   $ 47,994,000
    Interest bearing (Note 6)                             131,018,000    133,002,000
                                                         ------------   ------------

          Total deposits                                  176,329,000    180,996,000

Long-term debt (Note 8)                                     2,115,000      2,125,000
Accrued interest payable and other liabilities              1,485,000      1,628,000
                                                         ------------   ------------

          Total liabilities                               179,929,000    184,749,000
                                                         ------------   ------------

Commitments and contingencies (Note 9)

Shareholders' equity (Note 10):
    Common stock - no par value; 20,000,000 shares
    authorized; issued and outstanding - 1,793,274
    shares                                                  6,722,000      6,722,000
Retained earnings                                          10,965,000     10,171,000
Accumulated other comprehensive loss (Notes 2
    and 13)                                                  (287,000)      (280,000)
                                                         ------------   ------------

          Total shareholders' equity                       17,400,000     16,613,000
                                                         ------------   ------------

                                                         $197,329,000   $201,362,000
                                                         ============   ============

   The accompanying notes are an integral part of these financial statements.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)

            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2000 AND 1999

                                                                   2000         1999
                                                                ----------   ----------
Interest income:
    Interest and fees on loans                                  $2,804,000   $2,649,000
    Interest on Federal funds sold                                  38,000       32,000
    Interest on deposits in banks                                   86,000       72,000
    Interest and dividends on investment securities:
       Taxable                                                     711,000      453,000
       Exempt from Federal income taxes                            111,000       63,000
       Dividends                                                    16,000       13,000
                                                                ----------   ----------

          Total interest income                                  3,766,000    3,282,000
                                                                ----------   ----------

Interest expense:
    Interest on deposits (Note 6)                                1,279,000      985,000
    Interest on short-term borrowings (Note 7)                       6,000        1,000
    Interest on long-term debt (Note 8)                             32,000       33,000
                                                                ----------   ----------

          Total interest expense                                 1,317,000    1,019,000
                                                                ----------   ----------

          Net interest income                                    2,449,000    2,263,000

Provision for loan losses (Note 3)                                 105,000       94,000
                                                                ----------   ----------

          Net interest income after provision for loan losses    2,344,000    2,169,000
                                                                ----------   ----------

Non-interest income:
    Service charges                                                113,000      114,000
    Gains on sale of investment securities (Note 2)                  5,000
    Other income (Note 11)                                         337,000      190,000
                                                                ----------   ----------

          Total non-interest income                                455,000      304,000
                                                                ----------   ----------

Other expenses:
    Salaries and employee benefits (Note 3)                        935,000      842,000
    Occupancy (Note 4)                                             111,000      101,000
    Furniture and equipment (Note 4)                                59,000       59,000
    Other expense (Note 11)                                        420,000      378,000
                                                                ----------   ----------

          Total other expenses                                   1,525,000    1,380,000
                                                                ----------   ----------

          Income before income taxes                             1,274,000    1,093,000

Income taxes                                                       480,000      420,000
                                                                ----------   ----------

          Net income                                            $  794,000   $  673,000
                                                                ==========   ==========

Basic earnings per share (Note 10)                                 $   .44      $   .37
                                                                   =======      =======

Diluted earnings per share (Note 10)                               $   .42      $   .35
                                                                   =======      =======

   The accompanying notes are an integral part of these financial statements.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (UNAUDITED)

                 FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2000
                      AND THE YEAR ENDED DECEMBER 31, 1999


                                                                                     Common Stock
                                                                             ------------------------------     Retained
                                                                                 Shares         Amount           Earnings
                                                                             -------------    -------------   -------------
         Balance, January 1, 1999                                              1,148,271     $  6,031,000     $  9,167,000
         Comprehensive income (Note 13):
            Net income                                                                                           2,901,000
            Other comprehensive loss, net of tax:
                Unrealized losses on available-for-sale investment
                  securities

                    Total comprehensive income

         Cash dividends                                                                                           (416,000)
         Three-for-two stock split                                               582,669
         5% stock dividend                                                        85,879        1,474,000       (1,474,000)
         Fractional shares redeemed                                                                                 (7,000)
         Stock options exercised                                                  52,989          692,000
         Retirement of common stock                                              (76,534)      (1,475,000)
                                                                               ---------       ----------       ----------
         Balance, December 31, 1999                                            1,793,274        6,722,000       10,171,000

         Comprehensive income (Note 13):
            Net income                                                                                             794,000
            Other comprehensive loss, net of tax:
                Unrealized losses on available-for-sale investment
                  securities

                     Total comprehensive income




         Balance, March 31, 2000                                               1,793,274     $  6,722,000     $ 10,965,000
==========================================================================================================================
                                                                             Accumulated
                                                                                 Other
                                                                             Comprehensive   Shareholders'    Comprehensive
                                                                              Income (Loss)      Equity          Income
                                                                            --------------   -------------    -------------
         Balance, January 1, 1999                                           $    178,000     $ 15,376,000
         Comprehensive income (Note 13):
            Net income                                                                          2,901,000     $  2,901,000
            Other comprehensive loss, net of tax:
                Unrealized losses on available-for-sale investment
                  securities                                                    (458,000)        (458,000)        (458,000)
                                                                                                              ------------
                                                                                                              $  2,443,000
                                                                                                              ============
                    Total comprehensive income


         Cash dividends                                                                          (416,000)
         Three-for-two stock split
         5% stock dividend
         Fractional shares redeemed                                                                (7,000)
         Stock options exercised                                                                  692,000
         Retirement of common stock                                                            (1,475,000)
                                                                            ------------     ------------

         Balance, December 31, 1999                                             (280,000)      16,613,000

         Comprehensive income (Note 13):
            Net income                                                                            794,000     $    794,000
            Other comprehensive loss, net of tax:
                Unrealized losses on available-for-sale investment
                  securities                                                      (7,000)          (7,000)          (7,000)
                     Total comprehensive income                                                               $    787,000
                                                                                                              ============
                                                                            ------------     ------------
         Balance, March 31, 2000                                            $   (287,000)    $ 17,400,000
==========================================================================================================================

                     The accompanying notes are an integral
                       part of these financial statements.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2000 AND 1999

                                                                   2000            1999
                                                               ------------    ------------
Cash flows from operating activities:
    Net income                                                 $    794,000    $    673,000
    Adjustments to reconcile net income to net cash
       provided by operating activities:
          Provision for loan losses                                 105,000          94,000
          Deferred loan origination fees (costs), net                49,000         (37,000)
          Depreciation and amortization                              59,000          59,000
          (Accretion) amortization of investment security
              discounts premiums, net                               (93,000)          2,000
          Gain on sale of securities                                 (5,000)
          Gain on sale of equipment                                  (2,000)
          Loss on sale of other real estate
          Increase in accrued interest receivable and
              other assets                                         (186,000)         (7,000)
          Increase (decrease) in accrued interest payable
              and other liabilities                                  72,000         (11,000)
                                                               ------------    ------------

                 Net cash provided by operating activities          793,000         776,000
                                                               ------------    ------------

Cash flows from investing activities:
    Proceeds from the sale of available-for-sale
       investment securities                                          7,000         998,000
    Proceeds from called held-to-maturity investment
       securities                                                   155,000
    Proceeds from matured available-for-sale investment
       securities                                                11,500,000       8,200,000
    Proceeds from matured held-to-maturity investment
       securities                                                   750,000       1,000,000
    Purchases of available-for-sale investment securities        (8,289,000)     (5,493,000)
    Purchases of held-to-maturity investment securities            (487,000)     (1,989,000)
    Proceeds from principal repayments for held-to-
       maturity mortgage-related securities                         422,000         495,000
    Net increase in interest-bearing deposits in banks             (104,000)
    Net increase in loans                                        (1,290,000)     (1,597,000)
    Net (increase) decrease in accounts receivable servicing
       receivables                                                 (157,000)        314,000
    Proceeds from the sale of equipment                              10,000
    Purchases of equipment                                         (131,000)        (12,000)
    Proceeds from sale of other real estate                                         104,000
                                                               ------------    ------------

                 Net cash used in investing activities            2,386,000       2,020,000
                                                               ------------    ------------

                                   (Continued)

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                                   (Continued)

            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2000 AND 1999

                                                             2000            1999
                                                         ------------    ------------
Cash flows from financing activities:
    Net decrease in demand, interest-bearing and
       savings deposits                                  $ (7,414,000)   $ (6,502,000)
    Net increase in time deposits                           2,747,000       3,351,000
    Repayment of Federal Home Loan Bank advance               (10,000)        (10,000)
    Payment of cash dividends                                (215,000)       (185,000)
    Cash paid for fractional shares                                            (2,000)
    Cash paid to repurchase common stock                                     (440,000)
    Exercise of stock options                                                 303,000
                                                         ------------    ------------

                 Net cash used by financing activities     (4,892,000)     (3,485,000)
                                                         ------------    ------------

                 Decrease in cash and cash equivalents     (1,713,000)       (689,000)

Cash and cash equivalents at beginning of period           15,399,000      15,263,000
                                                         ------------    ------------

Cash and cash equivalents at end of period               $ 13,686,000    $ 14,574,000
                                                         ============    ============

Supplemental disclosure of cash flow information:
    Cash paid during the period for:
       Interest expense                                  $  1,265,000    $  1,036,000
       Income taxes                                      $    260,000    $    235,000

Net change in unrealized gain on available-for-sale
    investment securities                                $    (10,000)   $   (102,000)


                     The accompanying notes are an integral
                      part of these financial statements.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.       BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements have been prepared in a condensed format and, therefore, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been reflected in the financial statements. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for the full year. Certain reclassifications have been made to prior period amounts to present them on a basis consistent with classifications for the three months ended March 31, 2000.

2.       INVESTMENT SECURITIES

         The amortized cost and estimated market value of investment securities at March 31, 2000 and December 31, 1999 consisted of the following:

         AVAILABLE-FOR-SALE:

                                                                                 March 31, 2000
                                                    -----------------------------------------------------------------------
                                                                           Gross               Gross             Estimated
                                                      Amortized         Unrealized           Unrealized            Market
                                                        Cost               Gains               Losses              Value
                                                    ------------       ------------        ------------        ------------
         U.S. Government
              agencies                              $ 19,128,000       $      1,000        $   (219,000)       $ 18,910,000
         Obligations of states
              and political sub-
              divisions                                8,798,000             32,000            (285,000)          8,545,000
         Corporate stock                               1,063,000             24,000             (13,000)          1,074,000
         Federal Home Loan
              Bank stock                                 555,000                                                    555,000
         Commercial paper                              4,890,000                                                  4,890,000
                                                    ------------       ------------        ------------        ------------
                                                    $ 34,434,000       $     57,000        $   (517,000)       $ 33,974,000
                                                    ============       ============        ============        ============

         Net unrealized losses on available-for-sale investment securities totaling $460,000 were recorded, net of $173,000 in tax benefits, as accumulated other comprehensive loss within shareholders' equity. Proceeds and gross realized gains from the sale of available-for-sale investment securities for the three months ended March 31, 2000 totaled $7,000 and $5,000, respectively.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

2.       INVESTMENT SECURITIES (Continued)

         AVAILABLE-FOR-SALE: (Continued)

                                                                                December 31, 1999
                                                    -----------------------------------------------------------------------
                                                                           Gross               Gross             Estimated
                                                      Amortized         Unrealized           Unrealized            Market
                                                        Cost               Gains               Losses              Value
                                                    ------------       ------------        ------------        ------------
         U.S. Government
              agencies                              $ 17,837,000       $      4,000        $   (144,000)       $ 17,697,000
         Obligations of states
              and political sub-
              divisions                                8,462,000             15,000            (348,000)          8,129,000
         Corporate stock                                 764,000             40,000             (17,000)            787,000
         Federal Home Loan
              Bank stock                                 547,000                                                    547,000
         Commercial paper                              9,908,000                                                  9,908,000
                                                    ------------       ------------        ------------        ------------

                                                    $ 37,518,000       $     59,000        $   (509,000)       $ 37,068,000
                                                    ============       ============        ============        ============

         Net unrealized losses on available-for-sale investment securities totaling $450,000 were recorded, net of $170,000 in tax benefits, as accumulated other comprehensive loss within shareholders' equity. There were no sales of available-for-sale investment securities for the three month period ended March 31, 1999.

         HELD-TO-MATURITY:

                                                                                  March 31, 2000
                                                    -----------------------------------------------------------------------
                                                                           Gross               Gross             Estimated
                                                      Amortized         Unrealized           Unrealized            Market
                                                        Cost               Gains               Losses              Value
                                                    ------------       ------------        ------------        ------------
         U.S. Government
              agencies                              $  2,501,000                           $     (7,000)       $  2,494,000
         Obligations of states
              and political sub-
              divisions                                2,019,000       $      9,000              (9,000)          2,019,000
         Government guaran-
              teed mortgage-
              backed secur-
              ities                                   11,462,000              1,000            (187,000)         11,276,000
         Corporate debt
              securities                               3,613,000                                (49,000)          3,564,000
         Other debt securities                            28,000                                                     28,000
                                                    ------------       ------------        ------------        ------------

                                                    $ 19,623,000       $     10,000        $   (252,000)       $ 19,381,000
                                                    ============       ============        ============        ============

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


2.       INVESTMENT SECURITIES (Continued)

         HELD-TO-MATURITY: (Continued)

                                                                  December 31, 1999
                                          -------------------------------------------------------------------
                                                               Gross            Gross             Estimated
                                            Amortized        Unrealized        Unrealized           Market
                                              Cost             Gains            Losses              Value
                                          -------------     ------------     -------------       ------------
         U.S. Government
              agencies                     $  3,003,000       $  3,000       $     (7,000)       $  2,999,000
         Obligations of states
              and political sub-
              divisions                       2,188,000         16,000             (7,000)          2,197,000
         Government guaran-
              teed mortgage-
              backed secur-
              ities                          11,891,000                          (155,000)         11,736,000
         Corporate debt
              securities                      3,387,000                           (45,000)          3,342,000
         Other debt securities                   30,000                                                30,000
                                          -------------     ------------     ------------        ------------
                                           $ 20,499,000     $     19,000     $   (214,000)       $ 20,304,000
                                          =============     ============     ============        ============

         There were no sales or transfers of held-to-maturity investment securities for the three month periods ended March 31, 2000 and 1999.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


2.       INVESTMENT SECURITIES (Continued)

         The amortized cost and estimated market value of investment securities at March 31, 2000 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                             Available-for-Sale                       Held-to-Maturity
                                                       ------------------------------        ------------------------------
                                                                          Estimated                              Estimated
                                                         Amortized          Market           Amortized             Market
                                                           Cost              Value              Cost               Value
                                                       -----------       ------------        -----------        -----------
         Within one year                              $ 11,071,000       $ 11,062,000       $  3,426,000       $  3,405,000
         After one year
           through five years                           14,442,000         14,192,000          4,684,000          4,649,000
         After five years
           through ten years                               450,000            423,000             23,000             23,000
         After ten years                                 6,853,000          6,668,000
                                                      ------------       ------------       ------------       ------------
                                                        32,816,000         32,345,000          8,133,000          8,077,000

         Investment securities
           not due at a single
           maturity date:
              SBA loan pools                                                                      28,000            28,000
              Government
                guaranteed mortgage-
                backed securities                                                             11,462,000        11,276,000
              Corporate stock                            1,063,000          1,074,000
              Federal Home Loan Bank stock                 555,000            555,000
                                                      ------------       ------------       ------------       ------------
                                                      $ 34,434,000       $ 33,974,000       $ 19,623,000       $ 19,381,000
                                                      ============       ============       ============       ============

         Investment securities with amortized costs totaling $8,018,000 and $8,021,000 and market values totaling $7,929,000 and $7,957,000 were pledged to secure treasury tax and loan accounts, U.S. Bankruptcy Court trustee accounts and State Treasury funds on deposit at March 31, 2000 and December 31, 1999, respectively.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

3.       LOANS

         Outstanding loans are summarized as follows:

                                                                                   March 31,                  December 31,
                                                                                     2000                         1999
                                                                                -------------                -------------
         Commercial                                                             $  31,840,000                $  30,265,000
         Real estate-mortgage                                                      71,243,000                   62,867,000
         Real estate-construction                                                  13,087,000                   21,307,000
         Consumer                                                                   4,411,000                    4,859,000
                                                                                -------------                -------------
                                                                                  120,581,000                  119,298,000

         Deferred loan fees, net                                                     (360,000)                    (311,000)
         Allowance for loan losses                                                 (1,736,000)                  (1,679,000)
                                                                                -------------                -------------
                                                                                $ 118,485,000                $ 117,308,000
                                                                                =============                =============

         Changes in the allowance for loan losses were as follows:

                                                        Three Month Periods Ended
                                                                March 31,                       Year Ended
                                                     --------------------------------          December 31,
                                                        2000                 1999                 1999
                                                     -----------          -----------          -----------
         Balance, beginning of period                $ 1,679,000          $ 1,362,000          $ 1,362,000
         Provision charged to operations                 105,000               94,000              407,000
         Losses charged to allowance                      (7,000)              (4,000)            (100,000)
         Amounts transferred to accounts
             receivable servicing receivables
             valuation reserve                           (41,000)
         Recoveries                                                                                 10,000
                                                     -----------          -----------          -----------
             Balance, end of period                  $ 1,736,000          $ 1,452,000          $ 1,679,000
                                                     ===========          ===========          ===========

         At March 31, 2000 and December 31, 1999, nonaccrual loans totaled $9,000 and $30,000, respectively. Interest foregone on nonaccrual loans for the three month periods ended March 31, 2000 and 1999 were not material. The recorded investment in loans that were considered to be impaired totaled $9,000 and $30,000 at March 31, 2000 and December 31, 1999, respectively. The related allowance for loan losses for these loans at March 31, 2000 and December 31, 1999 was $1,000 and $12,000, respectively. The average recorded investment in impaired loans for the three month periods ended March 31, 2000 and 1999, was $20,000 and $107,000, respectively. Interest income on impaired loans recognized during those same periods using a cash-basis method was not material.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


3.       LOANS (Continued)

         Salaries and employee benefits totaling $80,000 and $60,000 have been deferred as loan origination costs for the three month periods ended March 31, 2000 and 1999, respectively.

4.       BANK PREMISES AND EQUIPMENT

         Bank premises and equipment consisted of the following:

                                                                                    March 31,              December 31,
                                                                                      2000                     1999
                                                                               ------------------       ------------------
         Furniture, fixtures and equipment                                     $        1,805,000       $        1,778,000
         Leasehold improvements                                                           490,000                  432,000
                                                                               ------------------       ------------------
                                                                                        2,295,000                2,210,000
                  Less accumulated depreciation
                      and amortization                                                 (1,753,000)              (1,747,000)
                                                                               ------------------       ------------------

                                                                               $          542,000       $          463,000
                                                                               ==================       ==================

         Depreciation and amortization included in occupancy and furniture and equipment expenses totaled $44,000 and $49,000 for the three month periods ended March 31, 2000 and 1999, respectively.

5.       ACCOUNTS RECEIVABLE SERVICING RECEIVABLES

         The Bank purchases existing accounts receivable on a discounted basis from selected borrowers and assumes the related billing and collection responsibilities. Accounts receivable servicing fees included in other income totaled $89,000 and $29,000 for the three month periods ended March 31, 2000 and 1999, respectively (see Note 11).

6.       INTEREST-BEARING DEPOSITS

         Interest-bearing deposits consisted of the following:

                                                                                   March 31,                December 31,
                                                                                     2000                       1999
                                                                             ------------------          ------------------
         Savings                                                             $        8,396,000          $        8,506,000
         Money market                                                                47,235,000                  53,111,000
         NOW accounts                                                                16,563,000                  15,308,000
         Time, $100,000 or more                                                      34,521,000                  35,503,000
         Other time                                                                  24,303,000                  20,574,000
                                                                             ------------------          ------------------

                                                                             $      131,018,000          $      133,002,000
                                                                             ==================          ==================

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


6.       INTEREST-BEARING DEPOSITS (Continued)

         Interest expense recognized on interest-bearing deposits consisted of the following:

                                                                                         Three Month Periods Ended
                                                                                                  March 31,
                                                                              ---------------------------------------------
                                                                                      2000                      1999
                                                                              ------------------         ------------------

         Savings                                                              $           48,000         $           41,000
         Money market                                                                    402,000                    301,000
         NOW accounts                                                                     44,000                     41,000
         Time, $100,000 or more                                                          321,000                    328,000
         Other time                                                                      464,000                    274,000
                                                                              ------------------         ------------------

                                                                              $        1,279,000         $          985,000
                                                                              ==================         ==================

7.       SHORT-TERM BORROWING ARRANGEMENTS

         The Bank has a total of $11,000,000 in unsecured short-term borrowing arrangements with two of its correspondent banks. There were no borrowings outstanding under these arrangements at March 31, 2000 and December 31, 1999.

8.       LONG-TERM DEBT

         The Bank can borrow up to $4,464,000 from the Federal Home Loan Bank secured by qualifying mortgage loans with unpaid balances of $6,232,000 at March 31, 2000. Long-term debt consisted of an advance from the Federal Home Loan Bank totaling $2,115,000 and $2,125,000 at March 31, 2000 and December 31, 1999, respectively, bearing a fixed interest rate of 6.13%, due in monthly installments of approximately $14,000, including principal and interest, with the final principal payment of $1,711,000 due December 21, 2007.

9.       COMMITMENTS AND CONTINGENCIES

         SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

         The Bank grants real estate mortgage, real estate construction, commercial and consumer loans to clients throughout Sacramento, Placer, Yolo and El Dorado counties.

         Although the Bank has a diversified loan portfolio, a substantial portion of its portfolio is secured by commercial and residential real estate. However, personal and business income represent the primary source of repayment for a majority of these loans.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


9.       COMMITMENTS AND CONTINGENCIES (Continued)

         CONTINGENCIES

         The Company and its subsidiaries are subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the financial position or results of operations of the Company or its subsidiaries.

10.      SHAREHOLDERS' EQUITY

         REGULATORY CAPITAL

         The Bank is subject to certain regulatory capital requirements administered by the Federal Deposit Insurance Corporation (FDIC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. The Company is subject to similar capital requirements administered by the Board of Governors of the Federal Reserve System.

         Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Each of these components is defined in the regulations. The consolidated average assets and risk-weighted assets of the Company and the average assets and risk-weighted assets of the Bank are not materially different at March 31, 2000 and December 31, 1999. Management believes that the Company and the Bank meet all their capital adequacy requirements as of March 31, 2000.

         In addition, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth on the following page. There are no conditions or events since that notification that management believes have changed the Bank's category.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


10.      SHAREHOLDERS' EQUITY (Continued)

         REGULATORY CAPITAL (Continued)

                                                                           March 31, 2000               December 31, 1999
                                                                   ---------------------------    ----------------------------
                                                                       Amount           Ratio        Amount            Ratio
                                                                   -----------        --------    -----------         --------
         LEVERAGE RATIO

         American River Holdings and
             Subsidiaries                                          $17,536,000           8.8%      $16,741,000           9.2%
         American River Bank                                       $17,232,000           8.7%      $16,414,000           9.0%
         Minimum requirement for "Well-
             Capitalized" institution                              $ 9,915,000           5.0%      $ 9,095,000           5.0%
         Minimum regulatory requirement                            $ 7,932,000           4.0%      $ 7,276,000           4.0%

         TIER 1 RISK-BASED CAPITAL RATIO

         American River Holdings and
             Subsidiaries                                          $17,536,000          12.3%      $16,741,000          11.6%
         American River Bank                                       $17,232,000          12.1%      $16,414,000          11.4%
         Minimum requirement for "Well-
             Capitalized" institution                              $ 8,571,000           6.0%      $ 8,639,000           6.0%
         Minimum regulatory requirement                            $ 5,714,000           4.0%      $ 5,759,000           4.0%

         TOTAL RISK-BASED CAPITAL RATIO

         American River Holdings and
             Subsidiaries                                          $19,272,000          13.5%      $18,420,000          12.8%
         American River Bank                                       $18,968,000          13.3%      $18,093,000          12.6%
         Minimum requirement for "Well-
             Capitalized" institution                              $14,286,000          10.0%      $14,398,000          10.0%
         Minimum regulatory requirement                            $11,429,000           8.0%      $14,518,000           8.0%

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


10.      SHAREHOLDERS' EQUITY (Continued)

         EARNINGS PER SHARE

         A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                                                                 Weighted
                                                                                                  Average
                                                                                                 Number of
                    For the Three Month                                                            Shares            Per Share
                       Periods Ended                                         Net Income          Outstanding           Amount
         ----------------------------------------                            ----------          -----------         ---------
         MARCH 31, 2000

         Basic earnings per share                                            $ 794,000            1,793,274          $     .44
                                                                                                                     =========
         Effect of dilutive stock options                                                            84,229
                                                                             ---------            ---------

         Diluted earnings per share                                          $ 794,000            1,877,503          $     .42
                                                                             =========            =========          =========
         MARCH 31, 1999

         Basic earnings per share                                            $ 673,000            1,832,036          $     .37
                                                                                                                     =========
         Effect of dilutive stock options                                                           114,667
                                                                             ---------            ---------

         Diluted earnings per share                                          $ 673,000            1,946,703          $     .35
                                                                             =========            =========          =========


11.      OTHER INCOME AND EXPENSE

         Other income consisted of the following:

                                                                                          Three Month Periods Ended
                                                                                                   March 31,
                                                                                          --------------------------
                                                                                               2000           1999
                                                                                          -----------    -----------

         Accounts receivable servicing fees                                               $    89,000    $    29,000
         Merchant fee income                                                                   52,000         42,000
         Income from residential lending division                                              22,000         34,000
         State servicing contract fees                                                         39,000         26,000
         Financial services income                                                             45,000         19,000
         Other                                                                                208,000        154,000
                                                                                          -----------    -----------

                                                                                          $   455,000    $   304,000
                                                                                          ===========    ===========

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


11.      OTHER INCOME AND EXPENSE (Continued)

         Other expense consisted of the following:

                                                Three Month Periods Ended
                                                        March 31,
                                                -------------------------
                                                     2000        1999
                                                ----------     ----------
         Outsourced item processing             $   68,000     $   54,000
         Telephone and postage                      53,000         50,000
         Directors compensation                     46,000         52,000
         Professional fees                          69,000         35,000
         Stationery and supplies                    22,000         30,000
         Advertising and promotion                  36,000         23,000
         Other real estate                                         14,000
         Other operating expenses                  126,000        120,000
                                                ----------     ----------

                                                $  420,000     $  378,000
                                                ==========     ==========

12.      RELATED PARTY TRANSACTIONS

         During the normal course of business, the Bank enters into transactions with related parties, including Directors and affiliates. These transactions include borrowings from the Bank with substantially the same terms, including rates and collateral, as loans to unrelated parties. The following is a summary of the aggregate activity involving related party borrowers during 2000:

         Balance, January 1, 2000                                 $   2,246,000

              Amounts repaid                                             (9,000)
                                                                  -------------

         Balance, March 31, 2000                                  $   2,237,000
                                                                  =============

         The Bank also leases bank premises from members of the Board of Directors. Rental payments to the Directors totaled $26,000 for each of the three month periods ended March 31, 2000 and 1999.

13.      COMPREHENSIVE INCOME

         Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income (loss) that historically has not been recognized in the calculation of net income. Unrealized gains and losses on the Company's available-for-sale investment securities are included in other comprehensive income (loss). Total comprehensive income and the components of accumulated other comprehensive income (loss) are presented in the Statement of Changes in Shareholders' Equity.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)


13.      COMPREHENSIVE INCOME (Continued)

         At March 31, 2000 and December 31, 1999, the Company held securities classified as available-for-sale which had unrealized losses as follows:

                                                                    Before             Tax             After
                                                                     Tax             Benefit            Tax
                                                               ---------------   ---------------  ----------------
         FOR THE THREE MONTHS ENDED MARCH 31, 2000

         Other comprehensive loss:
         Unrealized holding losses                             $       (10,000)  $         3,000  $         (7,000)
                                                               ===============   ===============  ================

         FOR THE YEAR ENDED DECEMBER 31, 1999

         Other comprehensive income:
         Unrealized holding gains                              $      (740,000)  $       282,000  $       (458,000)
                                                               ===============   ===============  ================


14.      MERGER AND ACQUISITION ACTIVITY

         On March 1, 2000, the Directors of American River Holdings and North Coast Bank approved a definitive merger agreement between the two companies. As a result, North Coast Bank, American River Bank, and first source capital will operate as wholly-owned subsidiaries under American River Holdings. Under the agreement, each share of North Coast Bank will be converted into the right to receive .9644 of a share of the common stock of American River Holdings. The transaction will be accounted for under the pooling-of-interests method of accounting. It is expected that this merger will be accomplished in the third quarter of 2000, subject to shareholder and regulatory approval.

         The unaudited pro forma information set forth below assumes that the merger of the two companies took place on January 1, 1999. This information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the merger been consummated at that time, nor do they consider any potential cost savings or revenue enhancements.


                                                                      Three Month Periods Ended
                                                                               March 31,
                                                                 ----------------------------------            Year Ended
                                                                                                              December 31,
                                                                     2000                   1999                  1999
                                                                 -------------         -------------         --------------

         Net interest income                                     $   3,152,000         $   2,797,000         $   11,754,000
         Net income                                              $     890,000         $     710,000         $    3,128,000
         Basic earnings per common share                         $         .40         $         .31         $         1.37
         Diluted earnings per common share                       $         .38         $         .29         $         1.30

                          INDEPENDENT AUDITOR'S REPORT


The Shareholders and Board of Directors
American River Holdings and Subsidiaries

         We have audited the accompanying consolidated balance sheet of American River Holdings and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American River Holdings and subsidiaries as of December 31, 1999 and 1998, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.


                                                     /s/ PERRY-SMITH LLP
                                                    ----------------------------
                                                    Certified Public Accountants

Sacramento, California
February 24, 2000,
     except for Note 18, as to which
     the date is March 1, 2000

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                           DECEMBER 31, 1999 AND 1998

                                                                                              1999                  1998
                                                                                          ------------         ------------
                            ASSETS

         Cash and due from banks                                                          $  8,274,000        $  11,538,000
         Federal funds sold                                                                  7,125,000            3,725,000
         Interest-bearing deposits in banks                                                  5,527,000            5,015,000
         Investment securities (market value of $57,372,000
             in 1999 and $40,920,000 in 1998) (Note 2)                                      57,567,000           40,800,000
         Loans, less allowance for loan losses of $1,679,000
             in 1999 and $1,362,000 in 1998 (Notes 3, 8, 10
             and 14)                                                                       117,308,000          112,329,000
         Other real estate                                                                                          561,000
         Bank premises and equipment, net (Note 4)                                             463,000              450,000
         Accounts receivable servicing receivables (Notes 5
             and 12)                                                                         2,123,000            1,189,000
         Accrued interest receivable and other assets (Note 9)                               2,975,000            2,217,000
                                                                                          ------------        -------------

                                                                                          $201,362,000        $ 177,824,000
                                                                                          ============        =============
                        LIABILITIES AND
                     SHAREHOLDERS' EQUITY
         Deposits:
             Non-interest bearing                                                         $  47,994,000       $  43,255,000
             Interest bearing (Note 6)                                                      133,002,000         115,696,000
                                                                                          -------------       -------------

                       Total deposits                                                       180,996,000         158,951,000

         Long-term debt (Note 8)                                                              2,125,000           2,164,000
         Accrued interest payable and other liabilities                                       1,628,000           1,333,000
                                                                                          -------------       -------------

                       Total liabilities                                                    184,749,000         162,448,000
                                                                                          -------------       -------------

         Commitments and contingencies (Note 10)

         Shareholders' equity (Note 11):
             Common stock - no par value; 20,000,000 shares
                authorized; issued and outstanding - 1,793,274
                shares in 1999 and 1,148,271 shares in 1998                                   6,722,000           6,031,000
             Retained earnings                                                               10,171,000           9,167,000
             Accumulated other comprehensive (loss) income
                (Notes 2 and 15)                                                               (280,000)            178,000
                                                                                          -------------       -------------

                       Total shareholders' equity                                            16,613,000          15,376,000
                                                                                          -------------       -------------

                                                                                          $ 201,362,000       $ 177,824,000
                                                                                          =============       =============

                   The accompanying notes are an integral part
                         of these financial statements.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                 1999          1998          1997
                                             -----------   -----------   -----------
Interest income:
    Interest and fees on loans               $10,543,000   $10,472,000   $ 9,352,000
    Interest on Federal funds sold               299,000       283,000       300,000
    Interest on deposits in banks                290,000       293,000       281,000
    Interest and dividends on
       investment securities:
       Taxable                                 2,066,000     1,867,000     1,872,000
       Exempt from Federal income
          taxes                                  330,000       209,000       150,000
       Dividends                                  51,000        63,000        61,000
                                             -----------   -----------   -----------

              Total interest income           13,579,000    13,187,000    12,016,000
                                             -----------   -----------   -----------

Interest expense:
    Interest on deposits (Note 6)              4,143,000     4,318,000     4,201,000
    Interest on short-term borrowings
       (Note 7)                                    6,000         8,000         3,000
    Interest on long-term debt (Note 8)          131,000       135,000        10,000
                                             -----------   -----------   -----------

              Total interest expense           4,280,000     4,461,000     4,214,000
                                             -----------   -----------   -----------

              Net interest income              9,299,000     8,726,000     7,802,000

Provision for loan losses (Note 3)               407,000       360,000       535,000
                                             -----------   -----------   -----------

              Net interest income after
                 provision for loan losses     8,892,000     8,366,000     7,267,000
                                             -----------   -----------   -----------

Non-interest income:
    Service charges                              438,000       447,000       424,000
    Other income (Notes 5 and 12)              1,082,000       856,000       574,000
                                             -----------   -----------   -----------

              Total non-interest income        1,520,000     1,303,000       998,000
                                             -----------   -----------   -----------


                                   (Continued)

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME
                                   (Continued)

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                           1999                  1998                  1997
                                                  --------------------  --------------------  --------------------
Other expenses:
    Salaries and employee benefits
       (Notes 3 and 13)                           $          3,496,000  $          3,310,000  $          2,893,000
    Occupancy (Notes 4 and 10)                                 420,000               409,000               405,000
    Furniture and equipment (Note 4)                           257,000               289,000               335,000
    Other expense (Note 12)                                  1,570,000             1,592,000             1,353,000
                                                  --------------------  --------------------  --------------------

              Total other expenses                           5,743,000             5,600,000             4,986,000
                                                  --------------------  --------------------  --------------------

              Income before income
                 taxes                                       4,669,000             4,069,000             3,279,000

Income taxes (Note 9)                                        1,768,000             1,564,000             1,278,000
                                                  --------------------  --------------------  --------------------

              Net income                          $          2,901,000  $          2,505,000  $          2,001,000
                                                  ====================  ====================  ====================


Basic earnings per share (Note 11)                      $         1.59        $         1.37        $         1.09
                                                        ==============        ==============        ==============

Diluted earnings per share (Note 11)                    $         1.50        $         1.24        $          .99
                                                        ==============        ==============        ==============

Cash dividends per share of issued and
    outstanding common stock, adjusted
    for stock splits and dividends                      $         .230        $         .195        $         .174
                                                        ==============        ==============        ==============

                     The accompanying notes are an integral
                       part of these financial statements

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                                          Common Stock
                                                                                --------------------------------         Retained
                                                                                    Shares            Amount              Earnings
                                                                                -------------      -------------      ------------
Balance, January 1, 1997                                                          1,072,053         $ 4,757,000         $ 8,040,000

Comprehensive income (Note 15):

   Net income                                                                                                             2,001,000
   Other comprehensive income, net of tax:
       Unrealized gains on available-for-sale investment
         securities

            Total comprehensive income



Cash dividends                                                                                                             (322,000)
5% stock dividend                                                                    53,165           1,164,000          (1,164,000)
Stock options exercised (Note 11)                                                    11,300             151,000
Retirement of common stock (Note 11)                                                (24,876)           (531,000)
                                                                                  ---------         -----------         -----------

Balance, December 31, 1997                                                        1,111,642           5,541,000           8,555,000

Comprehensive income (Note 15):

   Net income                                                                                                             2,505,000
   Other comprehensive income, net of tax:
       Unrealized gains on available-for-sale investment
         securities

            Total comprehensive income



Cash dividends                                                                                                             (357,000)
5% stock dividend                                                                    54,501           1,531,000          (1,531,000)
Fractional shares redeemed                                                                                                   (5,000)
Stock options exercised (Note 11)                                                    42,164             610,000
Retirement of common stock (Note 11)                                                (60,036)         (1,651,000)
                                                                                  ---------         -----------         -----------

Balance, December 31, 1998                                                        1,148,271           6,031,000           9,167,000
                                                                                  ---------         -----------         -----------
                                                                                 Accumulated
                                                                                   Other
                                                                                Comprehensive     Shareholders'       Comprehensive
                                                                                 Income (Loss)       Equity               Income
                                                                                -------------     -------------       ------------
Balance, January 1, 1997                                                          $  42,000         $12,839,000

Comprehensive income (Note 15):

   Net income                                                                                         2,001,000         $ 2,001,000
   Other comprehensive income, net of tax:
       Unrealized gains on available-for-sale investment
         securities                                                                  77,000              77,000              77,000
                                                                                                                        -----------
                                                                                                                        $ 2,078,000
                                                                                                                        ===========
            Total comprehensive income



Cash dividends                                                                                         (322,000)
5% stock dividend
Stock options exercised (Note 11)                                                                       151,000
Retirement of common stock (Note 11)                                                                   (531,000)
                                                                                  ---------         -----------

Balance, December 31, 1997                                                          119,000          14,215,000

Comprehensive income (Note 15):

   Net income                                                                                         2,505,000         $ 2,505,000
   Other comprehensive income, net of tax:
       Unrealized gains on available-for-sale investment
         securities                                                                  59,000              59,000              59,000
                                                                                                                        -----------
            Total comprehensive income

                                                                                                                        $ 2,564,000
                                                                                                                        ===========

Cash dividends                                                                                         (357,000)
5% stock dividend
Fractional shares redeemed                                                                               (5,000)
Stock options exercised (Note 11)                                                                       610,000
Retirement of common stock (Note 11)                                                                 (1,651,000)
                                                                                  ---------         -----------
Balance, December 31, 1998                                                          178,000          15,376,000
                                                                                  ---------         -----------

                                   (Continued)

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (Continued)
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                                          Common Stock
                                                                                --------------------------------         Retained
                                                                                    Shares            Amount              Earnings
                                                                                -----------          ----------         -----------
Balance, December 31, 1998                                                        1,148,271         $ 6,031,000         $ 9,167,000

Comprehensive income (Note 15):

   Net income                                                                                                             2,901,000

   Other comprehensive loss, net of tax:
       Unrealized losses on available-for-sale investment securities (Note 2)

           Total comprehensive income

Cash dividends
Three-for-two stock split                                                           582,669                                (416,000)
5% stock dividend                                                                    85,879           1,474,000          (1,474,000)
Fractional shares redeemed                                                                                                   (7,000)
Stock options exercised (Note 11)                                                    52,989             692,000
Retirement of common stock (Note 11)                                                (76,534)         (1,475,000)
                                                                                -----------          ----------         -----------

Balance, December 31, 1999                                                        1,793,274         $ 6,722,000         $10,171,000
                                                                                ===========         ===========         ===========

                                                                                Accumulated
                                                                                  Other
                                                                               Comprehensive      Shareholders'       Comprehensive
                                                                               Income (Loss)         Equity               Income
                                                                               -------------      -------------       ------------
Balance, December 31, 1998                                                      $   178,000         $15,376,000

Comprehensive income (Note 15):

   Net income                                                                                         2,901,000         $ 2,901,000
   Other comprehensive loss, net of tax:
       Unrealized losses on available-for-sale investment
         securities (Note 2)                                                       (458,000)           (458,000)           (458,000)
                                                                                                                        -----------

           Total comprehensive income                                                                                     2,443,000
                                                                                                                        ===========

Cash dividends                                                                                         (416,000)
Three-for-two stock split
5% stock dividend
Fractional shares redeemed                                                                               (7,000)
Stock options exercised (Note 11)                                                                       692,000
Retirement of common stock (Note 11)                                                                 (1,475,000)
                                                                               ------------       -------------

Balance, December 31, 1999                                                      $  (280,000)        $16,613,000
                                                                                ===========       =============


   The accompanying notes are an integral part of these financial statements.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                             1999           1998            1997
                                          -----------    -----------    -----------
Cash flows from operating activities:
 Net income                               $ 2,901,000    $ 2,505,000    $ 2,001,000
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
      Provision for loan losses               407,000        360,000        535,000
      Deferred loan origination fees
          and costs, net                      (59,000)       (29,000)        (8,000)
      Depreciation and amortization           206,000        280,000        324,000
      Accretion of investment
          security discounts, net             (54,000)       (60,000)      (260,000)
      Loss on sale of other real estate         3,000                         9,000
      Provision for losses on other
          real estate                           7,000        104,000
      Increase in accrued interest
          receivable and other assets        (351,000)      (252,000)       (93,000)
      Increase in accrued interest
          payable and other liabilities       265,000        686,000        132,000
      Deferred taxes                         (166,000)      (169,000)         8,000
                                          -----------    -----------    -----------

             Net cash provided by
                operating activities        3,159,000      3,425,000      2,648,000
                                          -----------    -----------    -----------

                                   (Continued)

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Continued)
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                               1999            1998            1997
                                           ------------    ------------    ------------
Cash flows from investing activities:
    Proceeds from the sale of available-
       for-sale investment securities      $  1,996,000
    Proceeds from called available-for-
       sale investment securities                          $    250,000
    Proceeds from matured available-
       for-sale investment securities        23,370,000      30,507,000    $ 32,609,000
    Proceeds from matured held-to-
       maturity investment securities         3,330,000       1,750,000       1,260,000
    Purchases of available-for-sale
       investment securities                (38,331,000)    (29,295,000)    (41,492,000)
    Purchases of held-to-maturity
       investment securities                (10,865,000)     (6,553,000)     (6,140,000)
    Proceeds from principal repayments
       for held-to-maturity mortgage-
       related securities                     3,047,000       4,906,000       1,476,000
    Net increase in interest-bearing
       deposits in banks                       (512,000)       (387,000)       (101,000)
    Net increase in loans                    (5,203,000)    (12,401,000)    (11,836,000)
    Net increase in accounts receivable
       servicing receivables                   (934,000)       (906,000)       (125,000)
    Purchases of equipment                     (201,000)       (114,000)        (68,000)
    Proceeds from the sale of other
       real estate                              450,000         291,000         363,000
    Purchase of other real estate                               (23,000)       (233,000)
    Capitalized other real estate costs                          (4,000)        (28,000)
                                           ------------    ------------    ------------

                 Net cash used in
                    investing activities    (23,853,000)    (11,979,000)    (24,315,000)
                                           ------------    ------------    ------------

                                   (Continued)

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Continued)
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                               1999            1998            1997
                                           ------------    ------------    ------------
Cash flows from financing activities:
    Net increase in demand, interest-
       bearing and savings deposits        $ 11,472,000    $  8,334,000    $ 20,878,000
    Net increase in time deposits            10,573,000       4,051,000       3,623,000
    Proceeds from Federal Home Loan
       Bank advance                                                           2,200,000
    Repayment of Federal Home Loan
       Bank advance                             (39,000)        (36,000)
    Net decrease in short-term
       borrowings                                                              (650,000)
    Exercise of stock options                   692,000         610,000         151,000
    Cash paid to repurchase common
       stock                                 (1,475,000)     (1,651,000)       (531,000)
    Payment of cash dividends                  (386,000)       (338,000)       (306,000)
    Cash paid for fractional shares              (7,000)         (5,000)
                                           ------------    ------------    ------------

                 Net cash provided by
                    financing activities     20,830,000      10,965,000      25,365,000
                                           ------------    ------------    ------------

                  Increase in cash and
                    cash equivalents            136,000       2,411,000       3,698,000

Cash and cash equivalents at
    beginning of year                        15,263,000      12,852,000       9,154,000
                                           ------------    ------------    ------------

Cash and cash equivalents at
    end of year                            $ 15,399,000    $ 15,263,000    $ 12,852,000
                                           ============    ============    ============

Supplemental disclosure of cash
    flow information:
    Cash paid during the year for:
       Interest expense                    $  4,328,000    $  4,451,000    $  4,147,000
       Income taxes                        $  1,720,000    $  1,325,000    $  1,153,000

Non-cash investing activities:
    Real estate acquired through
       foreclosure                                         $    128,000    $    395,000
    Net change in unrealized gain
       on available-for-sale
       investment securities               $   (740,000)   $     96,000    $    127,000

Non-cash financing activities:
    Dividends declared, adjusted for
       stock splits and dividends, $.12
       per share in 1999, $.10 per share
       in 1998 and $.09 per share in
       1997                                $    215,000    $    185,000    $    166,000

   The accompanying notes are an integral part of these financial statements.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         GENERAL

         American River Holdings (the "Company") was incorporated on January 24, 1995 and subsequently obtained approval of the Board of Governors of the Federal Reserve System to be a bank holding company. On June 16, 1995, American River Bank (the "Bank") consummated a merger with American River Holdings that was effected through the exchange of one share of the Company's stock for each share of the Bank's stock. The Bank's primary source of revenue is generated from providing a wide-range of products to small and middle-market businesses and individuals throughout Sacramento, Placer, Yolo and El Dorado counties.

         On June 29, 1999, first source capital was incorporated as a wholly-owned subsidiary of American River Holdings, providing brokerage leasing services to businesses.

         The accounting and reporting policies of the Company and its subsidiaries conform with generally accepted accounting principles and prevailing practices within the banking industry.

         Certain reclassifications have been made to prior years' balances to conform to classifications used in 1999.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions and accounts have been eliminated in consolidation.

         INVESTMENT SECURITIES

         Investments are classified into the following categories:

                o Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as accumulated other comprehensive income (loss) within shareholders' equity.

                o Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

         Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

         Gains or losses on the sale of investment securities are computed on the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         LOANS

         Loans are stated at principal balances outstanding. Interest is accrued daily based upon outstanding loan balances. However, when, in the opinion of management, loans are considered to be impaired and the future collectibility of interest and principal is in serious doubt, loans are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans, or payments received on nonaccrual loans for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

         An impaired loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan agreement.

         Loan origination fees, commitment fees, direct loan origination costs and purchase premiums and discounts on loans are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan. The unamortized balance of deferred fees and costs is reported as a component of net loans.

         LOAN SALES AND SERVICING

         Included in the portfolio are loans which are 75% to 90% guaranteed by the Small Business Administration (SBA). The guaranteed portion of these loans may be sold to a third party, with the Bank retaining the unguaranteed portion. The Bank generally receives a premium in excess of the adjusted carrying value of the loan at the time of sale. The Bank may be required to refund a portion of the sales premium if the borrower defaults or the loan prepays within ninety days of the settlement date. However, there were no sales of loans subject to these recourse provisions at December 31, 1999, 1998 and 1997.

         The Bank serviced SBA loans for others totaling $4,106,000 and $4,916,000 as of December 31, 1999 and 1998, respectively. The Bank also serviced loans that are participated with other financial institutions totaling $5,330,000 and $8,133,000 as of December 31, 1999 and 1998, respectively. In addition, the Bank serviced loans originated by others totaling $21,517,000 and $15,087,000 as of December 31, 1999 and 1998, respectively.

         Servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold or securitized with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, and are subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing assets are periodically evaluated for impairment. Servicing assets were not considered material for disclosure purposes.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         ALLOWANCE FOR LOAN LOSSES

         The allowance for loan losses is maintained to provide for losses related to impaired loans and other losses that can be expected to occur in the normal course of business. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan portfolio, specifically identified problem loans, potential losses inherent in the portfolio taken as a whole and economic conditions in the Bank's service area. These estimates are particularly susceptible to changes in the economic environment and market conditions. The allowance is established through a provision for loan losses which is charged to expense.

         OTHER REAL ESTATE

         Other real estate includes real estate acquired in full or partial settlement of loan obligations. When property is acquired, any excess of the Bank's recorded investment in the loan balance and accrued interest income over the estimated fair market value of the property is charged against the allowance for loan losses. A valuation allowance for losses on other real estate is maintained to provide for temporary declines in value. The allowance is established through a provision for losses on other real estate which is included in other expenses. Subsequent gains or losses on sales or writedowns resulting from permanent impairments are recorded in other income or expense as incurred.

         BANK PREMISES AND EQUIPMENT

         Bank premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful lives of furniture, fixtures and equipment are estimated to be three to ten years. Leasehold improvements are amortized over the life of the asset or the term of the related lease, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

         INCOME TAXES

         The Company files its income taxes on a consolidated basis with its subsidiaries. The allocation of income tax expense (benefit) represents each entity's proportionate share of the consolidated provision for income taxes.

         Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the financial statement and tax basis of existing assets and liabilities. On the balance sheet, net deferred tax assets are included in accrued interest receivable and other assets.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         CASH EQUIVALENTS

         For the purpose of the statement of cash flows, cash and due from banks and Federal funds sold are considered to be cash equivalents. Generally, Federal funds are sold for one day periods.

         EARNINGS PER SHARE

         Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Company. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS. Earnings per share is retroactively adjusted for stock splits and stock dividends for all periods presented.

         STOCK-BASED COMPENSATION

         Stock options are accounted for under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the exercise price. However, if the fair value of stock-based compensation computed under a fair value based method, as prescribed in Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, is material to the financial statements, pro forma net income and earnings per share are disclosed as if the fair value method had been applied.

         USE OF ESTIMATES

         The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         NEW FINANCIAL ACCOUNTING STANDARDS

         In June 1998, the Financial Accounting Standards Board issued SFAS 133, Accounting for Derivative Instruments and Hedging Activity, which was subsequently amended by SFAS 137 to delay the effective date to all fiscal quarters of fiscal years beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Management does not believe that the adoption of SFAS 133 will have a significant impact on its financial position and results of operations when implemented.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


2.       INVESTMENT SECURITIES

         The amortized cost and estimated market value of investment securities at December 31, 1999 and 1998 consisted of the following:

         AVAILABLE-FOR-SALE:

                                                              1999
                                   -----------------------------------------------------------
                                                      Gross            Gross       Estimated
                                     Amortized     Unrealized       Unrealized       Market
                                       Cost           Gains           Losses         Value
                                   ------------   ------------    ------------    ------------
         U.S. Government
              agencies             $ 17,837,000   $      4,000    $   (144,000)   $ 17,697,000
         Obligations of states
              and political sub-
              divisions               8,462,000         15,000        (348,000)      8,129,000
         Corporate stock                764,000         40,000         (17,000)        787,000
         Federal Home Loan
              Bank stock                547,000                                        547,000
         Commercial paper             9,908,000                                      9,908,000
                                   ------------   ------------    ------------    ------------

                                   $ 37,518,000   $     59,000    $   (509,000)   $ 37,068,000
                                   ============   ============    ============    ============

         Net unrealized losses on available-for-sale investment securities totaling $450,000 were recorded, net of $170,000 in tax benefits, as accumulated other comprehensive loss within shareholders' equity. Proceeds from the sale of available-for-sale investment securities for the year ended December 31, 1999 totaled $1,996,000. No gains or losses were recognized.

                                                              1998
                                   -----------------------------------------------------------
                                                      Gross            Gross       Estimated
                                     Amortized     Unrealized       Unrealized       Market
                                       Cost           Gains           Losses         Value
                                   ------------   ------------    ------------    ------------
         U.S. Treasury
              securities           $    502,000   $      1,000                    $    503,000
         U.S. Government
              agencies               11,658,000        139,000                      11,797,000
         Obligations of states
              and political sub-
              divisions               2,944,000         92,000    $     (4,000)      3,032,000
         Corporate stock                765,000         64,000          (2,000)        827,000
         Federal Home Loan
              Bank stock                512,000                                        512,000
         Commercial paper             7,952,000                                      7,952,000
                                   ------------   ------------    ------------    ------------

                                   $ 24,333,000   $    296,000    $     (6,000)   $ 24,623,000
                                   ============   ============    ============    ============

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


2.       INVESTMENT SECURITIES (Continued)

         AVAILABLE-FOR-SALE: (Continued)


         Net unrealized gains on available-for-sale investment securities totaling $290,000 were recorded, net of $112,000 in tax liabilities, as accumulated other comprehensive income within shareholders' equity. There were no sales or transfers of available-for-sale investment securities for the years ended December 31, 1998 and 1997.

         HELD-TO-MATURITY:

                                                             1999
                                   -------------------------------------------------------
                                                    Gross         Gross         Estimated
                                    Amortized     Unrealized    Unrealized       Market
                                      Cost           Gains        Losses         Value
                                   ------------   ----------  -------------   ------------

         U.S. Government
              agencies             $  3,003,000   $   3,000   $     (7,000)   $  2,999,000
         Obligations of states
              and political sub-
              divisions               2,188,000      16,000         (7,000)      2,197,000
         Government guaran-
              teed mortgage-
              backed secur-
              ities                  11,891,000                   (155,000)     11,736,000
         Corporate debt
              securities              3,387,000                    (45,000)      3,342,000
         Other debt securities           30,000                                     30,000
                                   ------------   ----------  -------------   ------------
                                   $ 20,499,000   $  19,000   $   (214,000)   $ 20,304,000
                                   ============   ==========  =============   ============
                                                             1998
                                   -------------------------------------------------------
                                                    Gross         Gross         Estimated
                                    Amortized     Unrealized    Unrealized       Market
                                      Cost           Gains        Losses         Value
                                   ------------   ----------  -------------   ------------
         U.S. Treasury
              securities           $    504,000   $   5,000                   $    509,000
         U.S. Government
              agencies                4,011,000      67,000                      4,078,000
         Obligations of states
              and political sub-
              divisions               2,209,000      78,000   $     (1,000)      2,286,000
         Government guaran-
              teed mortgage-
              backed secur-
              ities                   6,534,000       8,000        (45,000)      6,497,000
         Corporate debt
              securities              2,868,000       8,000                      2,876,000
         Other debt securities           51,000                                     51,000
                                   ------------   ----------  -------------   ------------
                                   $ 16,177,000   $ 166,000   $    (46,000)   $ 16,297,000
                                   ============   ==========  =============   ============

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

2.       INVESTMENT SECURITIES (Continued)

         HELD-TO-MATURITY: (Continued)

         There were no sales or transfers of held-to-maturity investment securities for the years ended December 31, 1999, 1998 and 1997.

         The amortized cost and estimated market value of investment securities at December 31, 1999 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                        Available-for-Sale           Held-to-Maturity
                                   --------------------------   -------------------------
                                                  Estimated                    Estimated
                                     Amortized      Market       Amortized      Market
                                       Cost         Value           Cost         Value
                                   ------------  ------------   -----------   -----------
         Within one year            $16,389,000   $16,387,000   $ 2,375,000   $ 2,371,000
         After one year
             through five years      12,512,000    12,348,000     6,172,000     6,136,000
         After five years
             through ten years          450,000       424,000        31,000        31,000
         After ten years              6,856,000     6,575,000
                                    -----------   -----------   -----------   -----------
                                     36,207,000    35,734,000     8,578,000     8,538,000

         Investment securities
             not due at a single
             maturity date:
             SBA loan pools                                          30,000        30,000
             Government guaran-
                teed mortgage-
                backed securities                                11,891,000    11,736,000
             Corporate stock            764,000       787,000
             Federal Home Loan
                Bank stock              547,000       547,000
                                    -----------   -----------   -----------   -----------
                                    $37,518,000   $37,068,000   $20,499,000   $20,304,000
                                    ===========   ===========   ===========   ===========

         Investment securities with amortized costs totaling $8,021,000 and $1,500,000 and market values totaling $7,957,000 and $1,524,000 were pledged to secure treasury tax and loan accounts, U.S. Bankruptcy Court trustee accounts and State Treasury funds on deposit at December 31, 1999 and 1998, respectively.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


3.       LOANS

         Outstanding loans are summarized as follows:

                                                 December 31,
                                        ------------------------------
                                             1999              1998
                                        -------------    -------------
         Commercial                     $  30,265,000    $  27,615,000
         Real estate-mortgage              62,867,000       61,034,000
         Real estate-construction          21,307,000       20,768,000
         Consumer                           4,859,000        4,644,000
                                        -------------    -------------

                                          119,298,000      114,061,000

         Deferred loan fees, net             (311,000)        (370,000)
         Allowance for loan losses         (1,679,000)      (1,362,000)
                                        -------------    -------------

                                        $ 117,308,000    $ 112,329,000
                                        =============    =============

         Changes in the allowance for loan losses were as follows:

                                                     Year Ended December 31,
                                           -----------------------------------------
                                               1999          1998            1997
                                           -----------    -----------    -----------
         Balance, beginning of year        $ 1,362,000    $ 1,174,000    $ 1,169,000
         Provision charged to operations       407,000        360,000        535,000
         Losses charged to allowance          (100,000)      (324,000)      (550,000)
         Recoveries                             10,000        152,000         20,000
                                           -----------    -----------    -----------

                  Balance, end of year     $ 1,679,000    $ 1,362,000    $ 1,174,000
                                           ===========    ===========    ===========

         At December 31, 1999 and 1998, nonaccrual loans totaled $30,000 and $110,000, respectively. Interest foregone on nonaccrual loans for the year ended December 31, 1999 was not material. Interest foregone on nonaccrual loans totaled $77,000 and $64,000 for the years ended December 31, 1998 and 1997, respectively.

         The recorded investment in loans that were considered to be impaired totaled $30,000 and $110,000 at December 31, 1999 and 1998, respectively. The related allowance for loan losses for these loans at December 31, 1999 and 1998 was $12,000 and $47,000, respectively. The average recorded investment in impaired loans for the years ended December 31, 1999, 1998 and 1997 was $279,000, $254,000 and $548,000,
         respectively. The Bank recognized $45,000, $8,000 and $7,000 in interest income on impaired loans during those same periods using a cash-basis method.

         Salaries and employee benefits totaling $312,000, $336,000 and $300,000 have been deferred as loan origination costs for the years ended December 31, 1999, 1998 and 1997, respectively.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


4.       BANK PREMISES AND EQUIPMENT

         Bank premises and equipment consisted of the following:

                                                         December 31,
                                                  --------------------------
                                                     1999           1998
                                                  -----------    -----------
         Furniture, fixtures and equipment        $ 1,778,000    $ 1,832,000
         Leasehold improvements                       432,000        538,000

                                                    2,210,000      2,370,000
                  Less accumulated depreciation
                      and amortization             (1,747,000)    (1,920,000)
                                                  -----------    -----------

                                                  $   463,000    $   450,000
                                                  ===========    ===========

         Depreciation and amortization included in occupancy and furniture and equipment expenses totaled $188,000, $253,000 and $307,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

5.       ACCOUNTS RECEIVABLE SERVICING RECEIVABLES

         The Bank purchases existing accounts receivable on a discounted basis from selected borrowers and assumes the related billing and collection responsibilities. Accounts receivable servicing fees included in other income totaled $272,000, $102,000 and $13,000 for the years ended December 31, 1999, 1998 and 1997, respectively (see Note 12).

6.       INTEREST-BEARING DEPOSITS

         Interest-bearing deposits consisted of the following:

                                                         December 31,
                                                  --------------------------
                                                     1999           1998
                                                  -----------    -----------

         Savings                                 $  8,506,000  $   7,541,000
         Money market                              53,111,000     47,588,000
         NOW accounts                              15,308,000     15,063,000
         Time, $100,000 or more                    35,503,000     27,305,000
         Other time                                20,574,000     18,199,000
                                                 ------------  -------------

                                                 $133,002,000  $ 115,696,000
                                                 ============  =============

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

6.       INTEREST-BEARING DEPOSITS (Continued)

         Aggregate annual maturities of time deposits are as follows:

                       Year Ending
                      December 31,
                      ------------

                          2000                             $       45,556,000
                          2001                                      3,429,000
                          2002                                        732,000
                          2003                                      2,211,000
                          2004                                      4,114,000
                       Thereafter                                      35,000
                                                           ------------------

                                                           $       56,077,000
                                                           ==================

         Interest expense recognized on interest-bearing deposits consisted of the following:

                                                             Year Ended December 31,
                                             ------------------------------------------------------
                                                1999                  1998                  1997
                                             ----------            ----------            ----------
         Savings                             $  186,000            $  182,000            $  164,000
         Money market                         1,250,000             1,412,000             1,550,000
         NOW accounts                           170,000               192,000               177,000
         Time, $100,000 or more               1,392,000             1,314,000             1,103,000
         Other time                           1,145,000             1,218,000             1,207,000
                                             ----------            ----------            ----------

                                             $4,143,000            $4,318,000            $4,201,000
                                             ==========            ==========            ==========

7.       SHORT-TERM BORROWING ARRANGEMENTS

         The Bank has a total of $11,000,000 in unsecured short-term borrowing arrangements with two of its correspondent banks. There were no borrowings outstanding under these arrangements at December 31, 1999 and 1998.

8.       LONG-TERM DEBT

         The Bank can borrow up to $4,624,000 from the Federal Home Loan Bank secured by qualifying mortgage loans with unpaid balances of $6,471,000 at December 31, 1999. Long-term debt consisted of an advance from the Federal Home Loan Bank totaling $2,125,000 and $2,164,000 at December 31, 1999 and 1998, respectively, bearing a fixed interest rate of 6.13%, due in monthly installments of approximately $14,000, including principal and interest, with the final principal payment of $1,711,000 due December 21, 2007.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


8.       LONG-TERM DEBT (Continued)

         Future minimum principal payments on long-term debt are as follows:

                        Year Ending
                       December 31,
                       ------------

                           2000                           $           41,000
                           2001                                       44,000
                           2002                                       47,000
                           2003                                       50,000
                           2004                                       54,000
                        Thereafter                                 1,889,000
                                                          ------------------

                                                          $        2,125,000
                                                          ==================

9.       INCOME TAXES

         The provision for income taxes for the years ended December 31, 1999, 1998 and 1997 consisted of the following:

                                                                     Federal                State                  Total
                                                                   -----------           -----------           -----------
         1999
         ----
         Current                                                   $ 1,419,000           $   515,000           $ 1,934,000
         Deferred                                                     (122,000)              (44,000)             (166,000)
                                                                   -----------           -----------           -----------

                  Income tax expense                               $ 1,297,000           $   471,000           $ 1,768,000
                                                                   ===========           ===========           ===========


         1998
         ----
         Current                                                   $ 1,267,000           $   466,000           $ 1,733,000
         Deferred                                                     (125,000)              (44,000)             (169,000)
                                                                   -----------           -----------           -----------

                  Income tax expense                               $ 1,142,000           $   422,000           $ 1,564,000
                                                                   ===========           ===========           ===========


         1997
         ----
         Current                                                   $   934,000           $   336,000           $ 1,270,000
         Deferred                                                       (9,000)               17,000                 8,000
                                                                   -----------           -----------           -----------

                  Income tax expense                               $   925,000           $   353,000           $ 1,278,000
                                                                   ===========           ===========           ===========

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


9.       INCOME TAXES (Continued)

         Deferred tax assets (liabilities) consisted of the following at December 31, 1999 and 1998:

                                                                                              1999                 1998
                                                                                            ---------            ---------
         Deferred tax assets:
              Allowance for loan losses                                                     $ 560,000            $ 409,000
              Future benefit of State tax deduction                                           157,000              133,000
              Bank premises and equipment                                                      56,000               42,000
              Unrealized loss on available-for-sale
                  investment securities                                                       170,000
              Other real estate                                                                                     46,000
              Deferred compensation                                                            41,000                5,000
              Other                                                                             8,000                8,000
                                                                                            ---------            ---------

                      Total deferred tax assets                                               992,000              643,000
                                                                                            ---------            ---------

         Deferred tax liabilities:
              Discount on purchased loans                                                     (57,000)             (73,000)
              Future liability of State deferred tax assets                                   (46,000)             (30,000)
              Unrealized gain on available-for-sale
                  investment securities                                                                           (112,000)
              Federal Home Loan Bank stock dividends                                          (37,000)             (24,000)
                                                                                            ---------            ---------

                      Total deferred tax liabilities                                         (140,000)            (239,000)
                                                                                            ---------            ---------

                      Net deferred tax assets                                               $ 852,000            $ 404,000
                                                                                            =========            =========

         The provision for income taxes differs from amounts computed by applying the statutory Federal income tax rate to operating income before income taxes. The significant items comprising these differences for the years ended December 31, 1999, 1998 and 1997 consisted of the following:

                                                        1999                       1998                       1997
                                               -----------------------    -----------------------    -----------------------
                                                 Amount         Rate%       Amount         Rate %      Amount         Rate %
                                               -----------      ------    -----------      ------    -----------      ------
         Federal income tax
             expense, at
             statutory rate                    $ 1,588,000        34.0    $ 1,383,000        34.0    $ 1,115,000        34.0
         State franchise tax,
             net of Federal tax
             effect                                290,000         6.2        230,000         5.6        227,000         6.9
         Tax benefit of interest
             on obligations of
             states and political
             subdivisions                         (102,000)       (2.2)       (63,000)       (1.6)       (45,000)       (1.4)
         Tax benefit of corpor-
             ate dividends                         (12,000)        (.3)       (15,000)        (.4)       (15,000)        (.4)
         Other                                       4,000          .2         29,000          .8         (4,000)        (.1)
                                               -----------      ------    -----------      ------    -----------      ------

                Total income
                   tax expense                 $ 1,768,000        37.9    $ 1,564,000        38.4    $ 1,278,000        39.0
                                               ===========      ======    ===========      ======    ===========      ======

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


10.      COMMITMENTS AND CONTINGENCIES

         LEASES

         The Bank leases its branch facilities and administrative offices under noncancelable operating leases which expire on various dates through the year 2009 and have five year renewal options. Certain branch facilities are leased from members of the Board of Directors.

         Future minimum lease payments are as follows:

                       Year Ending
                       December 31,
                       ------------

                           2000                       $          235,000
                           2001                                  189,000
                           2002                                  195,000
                           2003                                  198,000
                           2004                                  206,000
                        Thereafter                               454,000
                                                      ------------------

                                                      $        1,477,000
                                                      ==================

         Rental expense included in occupancy expense totaled $334,000 for the year ended December 31, 1999 and $309,000 for each of the years ended December 31, 1998 and 1997.

         FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments consist of commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

         The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and letters of credit as it does for loans included on the balance sheet.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


10.      COMMITMENTS AND CONTINGENCIES (Continued)

         FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (Continued)


         The following financial instruments represent off-balance-sheet credit risk:

                                                                     December 31,
                                                          -----------------------------------
                                                             1999                    1998
                                                          -----------             -----------
         Commitments to extend credit:
              Revolving lines of credit secured by
                  1-4 family residences                   $ 1,107,000             $ 1,212,000
              Commercial real estate, construction
                  and land development commitments
                  secured by real estate                   13,352,000              13,553,000
              Other commercial commitments not
                  secured by real estate                   28,081,000              21,461,000
                                                          -----------             -----------

                                                          $42,540,000             $36,226,000
                                                          ===========             ===========

         Letters of credit                                $ 2,311,000             $   695,000
                                                          ===========             ===========

         Real estate commitments are generally secured by property with a loan-to-value ratio of 70% to 80%. In addition, the majority of the Bank's commitments have variable interest rates.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each client's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, inventory, equipment and deeds of trust on real estate and income-producing commercial properties.

         Letters of credit are conditional commitments issued by the Bank to guarantee the performance or financial obligation of a client to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to clients.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


10.      COMMITMENTS AND CONTINGENCIES (Continued)

         SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

         The Bank grants real estate mortgage, real estate construction, commercial and consumer loans to clients throughout Sacramento, Placer, Yolo and El Dorado counties.

         Although the Bank has a diversified loan portfolio, a substantial portion of its portfolio is secured by commercial and residential real estate. However, personal and business income represent the primary source of repayment for a majority of these loans.

         CORRESPONDENT BANKING AGREEMENTS

         The Bank maintains funds on deposit with other federally insured financial institutions under correspondent banking agreements. Uninsured deposits totaled $9,854,000 at December 31, 1999.

         FEDERAL RESERVE REQUIREMENTS

         Banks are required to maintain reserves with the Federal Reserve Bank equal to a percentage of their reservable deposits. Reserve balances held with the Federal Reserve Bank totaled $540,000 and $470,000 at December 31, 1999 and 1998, respectively.

         CONTINGENCIES

         The Company and its subsidiaries are subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the financial position or results of operations of the Company or its subsidiaries.

11.      SHAREHOLDERS' EQUITY

         DIVIDENDS

         Upon declaration by the Board of Directors of the Company, all shareholders of record will be entitled to receive dividends. The Company's primary source of income with which to pay dividends is dividends from the Bank. The California Financial Code restricts the total dividend payment of any bank in any calendar year to the lesser of (1) the bank's retained earnings or (2) the bank's net income for its last three fiscal years, less distributions made to shareholders during the same three-year period. At December 31, 1999, the Bank had $3,862,000 in retained earnings available for dividend payments to the Company.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


11.      SHAREHOLDERS' EQUITY (Continued)

         EARNINGS PER SHARE

         A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                                            Weighted
                                                                             Average
                                                                            Number of
                                                         Net                 Shares              Per-Share
                For the Year Ended                     Income              Outstanding             Amount
        ----------------------------------           -----------           -----------           ---------
         DECEMBER 31, 1999

         Basic earnings per share                     $2,901,000             1,820,013            $   1.59
                                                                                                  ========

         Effect of dilutive stock options                                      112,800
                                                      ----------             ---------

         Diluted earnings per share                   $2,901,000             1,932,813            $   1.50
                                                      ==========             =========            ========

         DECEMBER 31, 1998

         Basic earnings per share                     $2,505,000             1,829,351            $   1.37
                                                                                                  ========

         Effect of dilutive stock options                                      194,836
                                                      ----------             ---------

         Diluted earnings per share                   $2,505,000             2,024,187            $   1.24
                                                      ==========             =========            ========

         DECEMBER 31, 1997

         Basic earnings per share                     $2,001,000             1,844,151            $   1.09
                                                                                                  ========

         Effect of dilutive stock options                                      172,324
                                                      ----------             ---------

         Diluted earnings per share                   $2,001,000             2,016,475            $    .99
                                                      ==========             =========            ========

         STOCK OPTION PLAN

         In 1995, the Board of Directors adopted a stock option plan for which 336,182 shares of common stock are reserved for issuance to employees and directors under incentive and nonstatutory agreements. The plan requires that the option price may not be less than the fair market value at the date the option is granted. The purchase price of exercised options is payable in full in cash or shares of the Company's common stock owned by the optionee. The options expire on dates determined by the Board of Directors, but not later than ten years from the date of grant. Options vest ratably over a five year period.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


11.      SHAREHOLDERS' EQUITY (Continued)

         STOCK OPTION PLAN (Continued)

         The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation expense has been recognized for its stock option plans. Had compensation cost been determined based on the fair value at grant date for awards in 1995 through 1998 consistent with the provisions of SFAS No.123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below. Compensation expense for awards in 1999 is not included because these options do not begin to vest until 2000. Pro forma compensation expense is recognized in the years in which the options have become vested.

                                                                                     Year Ended December 31,
                                                                      -----------------------------------------------------
                                                                          1999                1998                1997
                                                                      -------------       -------------       -------------
         Net earnings - as reported                                   $   2,901,000       $   2,505,000       $   2,001,000
         Net earnings - pro forma                                     $   2,795,000       $   2,449,000       $   1,960,000

         Basic earnings per share - as reported                       $        1.59       $        1.37       $        1.09
         Basic earnings per share - pro forma                         $        1.54       $        1.34       $        1.06

         Diluted earnings per share - as reported                     $        1.50       $        1.24       $         .99
         Diluted earnings per share - pro forma                       $        1.45       $        1.21       $         .97

         The fair value of each option is estimated on the date of grant using an option-pricing model with the following assumptions:

                                                                                     Year Ended December 31,
                                                                      -----------------------------------------------------
                                                                          1999                1998                1997
                                                                      -------------       -------------       -------------
         Dividend yield                                                       1.53%               1.13%               1.51%
         Expected volatility                                                 66.32%              50.87%              55.49%
         Risk-free interest rate                                              6.59%               5.20%               5.78%
         Expected option life                                              10 years            10 years            10 years

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


11.      SHAREHOLDERS' EQUITY (Continued)

         STOCK OPTION PLAN (Continued)


         A summary of the combined activity within the plans follows:

                                                         1999                      1998                      1997
                                                ----------------------   ------------------------   ------------------------
                                                              Weighted                    Weighted                  Weighted
                                                              Average                     Average                   Average
                                                              Exercise                    Exercise                  Exercise
                                                  Shares        Price      Shares          Price      Shares         Price
                                                ---------     --------    --------       --------    --------      ---------
         Options outstanding,
           beginning of year                     226,793       $   13.52    213,125       $   10.32    194,000       $    9.97

           Options granted                        10,000       $   15.38     44,500       $   26.47     20,000       $   17.62
           Options from stock
              split                               91,644       $    9.38
           Options from stock
              dividend                            13,699       $    9.40     11,332       $   12.89     10,425       $   10.30
           Options exercised                     (52,989)      $    7.33    (42,164)      $    8.34    (11,300)      $    9.10
                                                 -------                    -------                    -------

         Options outstanding,
           end of year                           289,147       $    9.59    226,793       $   13.52    213,125       $   10.32
                                                 =======                    =======                    =======

         Options exercisable,
           end of year                           156,745       $    7.31    102,377       $    9.34     78,725       $    9.27
                                                 =======                    =======                    =======

         Weighted average
           fair value of options
           granted during the
           year                                                $    6.04                  $   10.06                  $    6.69


         A summary of options outstanding at December 31, 1999 follows:

                                                           Number of            Weighted                Number of
                                                            Options              Average                 Options
                                                          Outstanding           Remaining              Exercisable
                                                          December 31,          Contractual            December 31,
         Range of Exercise Prices                             1999                 Life                    1999
         ------------------------                     ------------------     ----------------     ----------------

         $      6.05                                             170,632            5.6 years              131,101
         $      7.92                                               7,184            6.0 years                3,710
         $     10.65                                              28,130            7.4 years                7,292
         $     16.93                                              65,326            8.7 years               13,067
         $     15.71                                               7,875            9.0 years                1,575
         $     15.38                                              10,000            9.9 years
                                                      ------------------                           ----------------

                                                                 289,147                                   156,745
                                                      ==================                           ================

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


11.      SHAREHOLDERS' EQUITY (Continued)

         COMMON STOCK REPURCHASE PROGRAM

         During 1997, the Board of Directors authorized the annual repurchase of up to five percent of the Company's common stock in conjunction with recurring annual distributions of a five percent common stock dividend. Repurchases are generally made in the open market at market prices.

         REGULATORY CAPITAL

         The Bank is subject to certain regulatory capital requirements administered by the Federal Deposit Insurance Corporation (FDIC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. The Company is subject to similar capital requirements administered by the Board of Governors of the Federal Reserve System.

         Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Each of these components is defined in the regulations. The consolidated average assets and risk-weighted assets of the Company and the average assets and risk-weighted assets of the Bank are not materially different at December 31, 1999, 1998 and 1997. Management believes that the Company and the Bank meet all their capital adequacy requirements as of December 31, 1999.

         In addition, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                    1999                    1998                     1997
                                           -----------------------  ---------------------    ---------------------
                                              Amount         Ratio      Amount      Ratio       Amount       Ratio
                                           -------------     -----  --------------  -----    -------------   -----
         LEVERAGE RATIO

         American River Holdings and
             Subsidiaries                  $  16,741,000     9.2%  $   15,005,000    8.9%   $  13,862,000     9.2%

         American River Bank               $  16,414,000     9.0%  $   14,740,000    8.8%   $  13,656,000     9.1%
         Minimum requirement for "Well-
             Capitalized" institution      $   9,095,000     5.0%  $    8,376,000    5.0%   $   7,503,000     5.0%
         Minimum regulatory requirement    $   7,276,000     4.0%  $    6,700,000    4.0%   $   6,002,000     4.0%

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


11.      SHAREHOLDERS' EQUITY (Continued)

         REGULATORY CAPITAL (CONTINUED)

                                                     1999                    1998                     1997
                                           ----------------------  ----------------------    ---------------------
                                               Amount       Ratio      Amount       Ratio       Amount       Ratio
                                           -------------    -----  --------------   -----    -------------   -----
         TIER 1 RISK-BASED CAPITAL RATIO

         American River Holdings and
             Subsidiaries                  $  16,741,000    11.6%  $   15,005,000   11.3%   $  13,862,000    11.3%

         American River Bank               $  16,414,000    11.4%  $   14,740,000   11.1%   $  13,656,000    11.1%
         Minimum requirement for "Well-
             Capitalized" institution      $   8,639,000     6.0%  $    7,927,000    6.0%   $   7,382,000     6.0%
         Minimum regulatory requirement    $   5,759,000     4.0%  $    5,283,000    4.0%   $   4,921,000     4.0%

         TOTAL RISK-BASED CAPITAL RATIO

         American River Holdings and
             Subsidiaries                  $  18,420,000    12.8%  $   16,366,000   12.4%   $  15,036,000    12.2%

         American River Bank               $  18,093,000    12.6%  $   16,102,000   12.2%   $  14,830,000    12.1%
         Minimum requirement for "Well-
             Capitalized" institution      $  14,398,000    10.0%  $   13,212,000   10.0%   $  12,303,000    10.0%
         Minimum regulatory requirement    $  11,518,000     8.0%  $   10,569,000    8.0%   $   9,842,000     8.0%

12.      OTHER INCOME AND EXPENSE

         Other income consisted of the following:

                                                                          Year Ended December 31,
                                                        ----------------------------------------------------------
                                                                1999                1998               1997
                                                        -----------------   ------------------  ------------------
         Accounts receivable servicing fees             $          272,000  $          102,000  $           13,000
         Merchant fee income                                       191,000             156,000             149,000
         Income from residential lending
              division                                             133,000             254,000             168,000
         State servicing contract fees                             123,000              65,000
         Financial services income                                 111,000              44,000              24,000
         Other                                                     253,000             235,000             220,000
                                                        ------------------  ------------------  ------------------

                                                        $        1,083,000  $          856,000  $          574,000
                                                        ==================  ==================  ==================

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

12.      OTHER INCOME AND EXPENSE (Continued)

         Other expense consisted of the following:

                                                              Year Ended December 31,
                                            ----------------------------------------------------------
                                                    1999                1998               1997
                                            -----------------   ------------------  ------------------

         Outsourced item processing         $          222,000  $          213,000  $          185,000
         Telephone and postage                         198,000             194,000             184,000
         Directors' compensation                       194,000             201,000             122,000
         Professional fees                             165,000             158,000             141,000
         Stationery and supplies                       121,000             118,000             122,000
         Advertising and promotion                     105,000              91,000              73,000
         Other real estate                              77,000             153,000              56,000
         Other operating expenses                      488,000             464,000             470,000
                                            ------------------  ------------------  ------------------

                                            $        1,570,000  $        1,592,000  $        1,353,000
                                            ==================  ==================  ==================

13.      EMPLOYEE BENEFIT PLANS

         AMERICAN RIVER BANK 401(K) PLAN

         The American River Bank 401(k) Plan commenced January 1, 1993 and is available to all employees. Under the plan, the Bank will match 50% of each participants' contribution up to a maximum of 6% of their annual compensation. Employer contributions vest at a rate of 20% per year over a five year period and totaled $72,000, $64,000 and $56,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

         EMPLOYEE STOCK PURCHASE PLAN

         The Company is the administrator of an Employee Stock Purchase Plan which allows employees to purchase the Company's stock at fair market value as of the date of purchase. The Company bears all costs of administering the Plan, including broker's fees, commissions, postage and other costs actually incurred.

         DEFERRED COMPENSATION PLAN

         Effective May 1, 1998, the Bank established the American River Bank Deferred Compensation Plan for certain members of the management group and the Deferred Fee Agreement for Directors for the purpose of providing the opportunity to defer compensation to participants. Participants, who are selected by a Committee designated by the Board of Directors, may elect to defer annually a minimum of $5,000 or a maximum of eighty percent of their base salary and all of their cash bonus. Directors may also elect to defer up to one hundred percent of their monthly fees. The Bank bears all administration costs, and funds the interest earned on participant deferrals at a rate based on U.S. Government Treasury rates. Deferred compensation, including interest earned, totaled $91,000 and $12,000 for the years ended December 31, 1999 and 1998, respectively.

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

14.      RELATED PARTY TRANSACTIONS

         During the normal course of business, the Bank enters into transactions with related parties, including Directors and affiliates. These transactions include borrowings from the Bank with substantially the same terms, including rates and collateral, as loans to unrelated parties. The following is a summary of the aggregate activity involving related party borrowers during 1999:

         Balance, January 1, 1999                            $        2,283,000

              Amounts repaid                                            (37,000)
                                                             ------------------

         Balance, December 31, 1999                          $        2,246,000
                                                             ==================

         The Bank also leases bank premises from members of the Board of Directors (see Note 9). Rental payments to the Directors totaled $106,000, $102,000 and $98,000 for the years ended December 31, 1999,
         1998 and 1997, respectively.

15.      COMPREHENSIVE INCOME

         Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income (loss) that historically has not been recognized in the calculation of net income. Unrealized gains and losses on the Company's available-for-sale investment securities are included in other comprehensive income (loss). Total comprehensive income and the components of accumulated other comprehensive income (loss) are presented in the Statement of Changes in Shareholders' Equity.

         At December 31, 1999, 1998 and 1997, the Company held securities classified as available-for-sale which had unrealized (losses) gains as follows:

                                                                                       Tax
                                                                    Before           Benefit            After
                                                                      Tax           (Expense)            Tax
                                                               ---------------   ---------------  ----------------
         FOR THE YEAR ENDED DECEMBER 31, 1999

         Other comprehensive loss:
              Unrealized holding losses                        $      (740,000)  $       282,000  $       (458,000)
                                                               ===============   ===============  ================

         FOR THE YEAR ENDED DECEMBER 31, 1998

         Other comprehensive income:
              Unrealized holding gains                         $        96,000   $       (37,000) $         59,000
                                                               ===============   ===============  ================

         FOR THE YEAR ENDED DECEMBER 31, 1997

         Other comprehensive income:
              Unrealized holding gains                         $       127,000   $       (50,000) $         77,000
                                                               ===============   ===============  ================


                                      228

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

16.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         Estimated fair values are disclosed for financial instruments for which it is practicable to estimate fair value. These estimates are made at a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Company's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

         Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

         The following methods and assumptions were used by the Company to estimate the fair value of its financial instruments at December 31, 1999 and 1998:

         CASH AND CASH EQUIVALENTS: For cash and cash equivalents, the carrying amount is estimated to be fair value.

         INTEREST-BEARING DEPOSITS IN BANKS: The fair values of interest-bearing deposits in banks are estimated by discounting their future cash flows using rates at each reporting date for instruments with similar remaining maturities offered by comparable financial institutions.

         INVESTMENT SECURITIES: For investment securities, fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers.

         LOANS: For variable-rate loans that reprice frequently with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates being offered at each reporting date for loans with similar terms to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

         ACCOUNTS RECEIVABLE SERVICING RECEIVABLES: The carrying amount of accounts receivable servicing receivables approximates its fair value because of the relatively short period of time between the origination of the receivables and their expected collection.

         DEPOSITS: The fair values for demand deposits are, by definition, equal to the amount payable on demand at the reporting date represented by their carrying amount. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow analysis using interest rates offered at each reporting date by the Bank for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.


                                      229

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

16.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

         LONG-TERM DEBT: The fair value of long-term debt is estimated using a discounted cash flow analysis using interest rates currently available to the Bank for similar debt instruments.

         COMMITMENTS TO EXTEND CREDIT: Commitments to extend credit are primarily for variable rate loans. For these commitments, there is no difference between the committed amounts and their fair values.
         Commitments to fund fixed rate loans and letters of credit are at rates which approximate fair value at each reporting date.

         The carrying amounts and estimated fair values of the Company's financial instruments are as follows:

                                                      December 31, 1999                  December 31, 1998
                                             --------------------------------    ---------------------------------
                                                 Carrying            Fair           Carrying            Fair
                                                  Amount             Value           Amount             Value
                                             ----------------  ---------------   ---------------  ----------------
         Financial assets:
           Cash and due from banks           $      8,274,000  $     8,274,000   $    11,538,000  $     11,538,000
           Federal funds sold                       7,125,000        7,125,000         3,725,000         3,725,000
           Interest-bearing deposits
              in banks                              5,527,000        5,527,000         5,015,000         5,035,000
           Investment securities                   57,567,000       57,372,000        40,800,000        40,920,000
           Loans                                  117,308,000      117,288,000       112,329,000       112,794,000
           Accounts receivable servicing
              receivable                            2,123,000        2,123,000         1,189,000         1,189,000
           Accrued interest receivable              1,219,000        1,219,000         1,140,000         1,140,000
                                             ----------------  ---------------   ---------------  ----------------

                                             $    199,143,000  $   198,928,000   $   175,736,000  $    176,341,000
                                             ================  ===============   ===============  ================

         Financial liabilities:
           Deposits                          $    180,996,000  $   180,942,000   $   158,951,000  $    159,069,000
           Long-term debt                           2,125,000        2,028,000         2,164,000         2,160,000
           Accrued interest payable                   214,000          214,000           262,000           262,000
                                             ----------------  ---------------   ---------------  ----------------

                                             $    183,335,000  $   183,184,000   $   161,377,000  $    161,491,000
                                             ================  ===============   ===============  ================

         Off-balance-sheet financial
           instruments:
              Commitments to extend
                credit                       $     42,540,000  $    42,540,000   $    36,226,000  $     36,226,000
              Letters of credit                     2,311,000        2,311,000           695,000           695,000
                                             ----------------  ---------------   ---------------  ----------------

                                             $     44,851,000  $    44,851,000   $    36,921,000  $     36,921,000
                                             ================  ===============   ===============  ================

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

17.            PARENT ONLY CONDENSED FINANCIAL STATEMENTS

                                  BALANCE SHEET

                           December 31, 1999 and 1998

                                                              1999             1998
                                                          ------------     ------------
                                     ASSETS

         Cash and due from banks                           $    327,000    $    241,000
         Investment in subsidiaries                          16,367,000      15,112,000
         Dividends receivable from subsidiary                   215,000         185,000
         Other assets                                             7,000          23,000
                                                           ------------    ------------

                                                           $ 16,916,000    $ 15,561,000
                                                           ============    ============

                                 LIABILITIES AND
                              SHAREHOLDERS' EQUITY

         Liabilities:
                Dividends payable to shareholders          $    215,000    $    185,000
                Other liabilities                                88,000
                                                           ------------    ------------

                              Total liabilities                 303,000         185,000
                                                           ------------    ------------

         Shareholders' equity:
                Common stock                                  6,722,000       6,031,000
                Retained earnings                            10,171,000       9,167,000
                Accumulated other comprehensive (loss)
                       income                                  (280,000)        178,000
                                                           ------------    ------------

                              Total shareholders' equity     16,613,000      15,376,000
                                                           ------------    ------------

                                                           $ 16,916,000    $ 15,561,000
                                                           ============    ============

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

17.            PARENT ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

                               STATEMENT OF INCOME

              For the Years Ended December 31, 1999, 1998 and 1997

                                                     1999          1998        1997
                                                   ----------   ----------   ----------
         Income:
            Dividends declared by subsidiaries -
                eliminated in consolidation        $1,368,000   $1,558,000   $  848,000
                                                   ----------   ----------   ----------


         Expenses:
            Directors' compensation                    80,000      103,000       20,000
            Professional fees                          19,000       33,000       11,000
            Other expenses                             32,000       20,000       22,000
                                                   ----------   ----------   ----------

                    Total expenses                    131,000      156,000       53,000
                                                   ----------   ----------   ----------

                    Income before equity in
                       undistributed income of
                       subsidiaries                 1,237,000    1,402,000      795,000

         Equity in undistributed income of
            subsidiaries                            1,613,000    1,043,000    1,186,000
                                                   ----------   ----------   ----------

                    Income before income taxes      2,850,000    2,445,000    1,981,000

         Income tax benefit                            51,000       60,000       20,000
                                                   ----------   ----------   ----------

                    Net income                     $2,901,000   $2,505,000   $2,001,000
                                                   ==========   ==========   ==========

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


17.            PARENT ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

                             STATEMENT OF CASH FLOWS

              For the Years Ended December 31, 1999, 1998 and 1997

                                                                          1999           1998            1997
                                                                       -----------    -----------     -----------
                  Cash flows from operating activities:
                     Net income                                         $ 2,901,000    $ 2,505,000    $ 2,001,000
                     Adjustments to reconcile net income to net
                       cash provided by operating activities:
                        Undistributed earnings of subsidiaries           (1,643,000)    (1,062,000)    (1,201,000)
                        Decrease (increase) in other assets                  16,000         13,000        (12,000)
                        Increase in other liabilities                        88,000
                                                                        -----------    -----------    -----------

                       Net cash provided by operating
                           activities                                     1,362,000      1,456,000        788,000
                                                                        -----------    -----------    -----------

                  Cash flows used in investing activities:
                     Investment in leasing company                         (100,000)
                                                                        -----------    -----------    -----------

                  Cash flows from financing activities:
                     Cash dividends paid                                   (386,000)      (338,000)      (306,000)
                     Exercise of stock options                              692,000        610,000        151,000
                     Cash paid to repurchase common stock                (1,475,000)    (1,651,000)      (531,000)
                     Cash paid for fractional shares                         (7,000)        (5,000)
                                                                        -----------    -----------    -----------

                                Net cash used in financing activities    (1,176,000)    (1,384,000)      (686,000)
                                                                        -----------    -----------    -----------

                                Net increase in cash and cash
                                    equivalents                              86,000         72,000        102,000

                  Cash and cash equivalents at beginning
                         of year                                            241,000        169,000         67,000
                                                                        -----------    -----------    -----------

                  Cash and cash equivalents at end of year              $   327,000    $   241,000    $   169,000
                                                                        ===========    ===========    ===========

                  Supplemental disclosures of cash flow information:

                  Non-cash investing activities:
                     Net change in unrealized gain on available-
                         for-sale investment securities                 $  (740,000)   $    96,000    $   127,000

                  Non-cash financing activities:
                     Dividends declared, adjusted for stock
                         splits and dividends, $.12 per share in
                         1999, $.10 per share in 1998 and
                         $.09 per share in 1997                         $   215,000    $   185,000    $   166,000

                    AMERICAN RIVER HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

18.      SUBSEQUENT EVENT

         On March 1, 2000, the Directors of American River Holdings and North Coast Bank approved a definitive merger agreement between the two companies. As a result, North Coast Bank, American River Bank, and first source capital will operate as wholly-owned subsidiaries under American River Holdings. Under the agreement, each share of North Coast Bank will be converted into the right to receive .9644 of a share of the common stock of American River Holdings. The transaction will be accounted for under the pooling-of-interests method of accounting. It is expected that this merger will be accomplished in the third quarter of 2000, subject to shareholder and regulatory approval.

         The unaudited pro forma information set forth below assumes that the merger of the two companies took place on January 1, 1997. This information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the merger been consummated at that time, nor do they consider any potential cost savings or revenue enhancements.

                                                        Years Ended December 31,
                                            ------------------------------------------------
                                                1999               1998             1997
                                            --------------    --------------   -------------
         Net interest income                 $   11,754,000   $   10,743,000   $   9,582,000
         Net income                          $    3,128,000   $    2,850,000   $   2,347,000
         Basic earnings per common share     $         1.37   $         1.25   $        1.02
         Diluted earnings per common share   $         1.30   $         1.14   $         .94


                              NORTH COAST BANK, N.A
                         UNAUDITED FINANCIAL STATEMENTS
                       FOR THE PERIOD ENDED MARCH 31, 2000
                                       AND
                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITOR'S REPORT
                               FOR THE YEARS ENDED
                        DECEMBER 31, 1999, 1998 AND 1997

                                NORTH COAST BANK

                                  BALANCE SHEET
                                   (Unaudited)

                                                        March 31,      December 31,
                                                          2000             1999
                                                      ------------     ------------
                                     ASSETS

Cash and due from banks                               $  2,723,715    $  2,626,289
Federal funds sold                                       3,150,000       1,000,000
Interest-bearing deposits in banks                       1,037,600         793,000
Available-for-sale investment securities (Note 2)        1,696,400       1,708,000
Loans and leases, less allowance for loan and lease
    losses of $433,727 in 2000 and $383,310 in 1999
    (Notes 3, 5 and 8)                                  39,648,285      39,735,527
Bank premises and equipment, net                           729,643         750,750
Accrued interest receivable and other assets               559,034         564,358
                                                      ------------    ------------

                                                      $ 49,544,677    $ 47,177,924
                                                      ============    ============

                                 LIABILITIES AND
                              SHAREHOLDERS' EQUITY

Deposits:
    Non-interest bearing                              $  9,097,714    $ 10,149,768
    Interest bearing (Note 4)                           35,246,858      31,931,394
                                                      ------------    ------------

           Total deposits                               44,344,572      42,081,162

Short-term borrowings (Note 6)                           1,000,000       1,000,000
Accrued interest payable and other liabilities             106,324          98,342
                                                      ------------    ------------

           Total liabilities                            45,450,896      43,179,504
                                                      ------------    ------------

Commitments and contingencies (Note 5)

Shareholders' equity (Note 7):
    Common stock - $4.00 par value; 6,250,000
        shares authorized; 472,354 shares issued
        and outstanding                                  1,889,416       1,889,416
    Additional paid-in capital                           1,826,945       1,826,945
    Retained earnings                                      391,666         295,630
    Accumulated other comprehensive loss
        (Notes 2 and 10)                                   (14,246)        (13,571)
                                                      ------------    ------------

           Total shareholders' equity                    4,093,781       3,998,420
                                                      ------------    ------------

                                                      $ 49,544,677    $ 47,177,924
                                                      ============    ============


   The accompanying notes are an integral part of these financial statements.

                                NORTH COAST BANK

                               STATEMENT OF INCOME
                                   (Unaudited)

            For the Three Month Periods Ended March 31, 2000 and 1999

                                                        2000          1999
                                                     ----------    ----------
Interest income:
    Interest and fees on loans                       $1,000,095   $  752,871
    Interest on investment securities:
        Taxable                                          19,503       12,458
        Exempt from Federal income taxes                  2,122        2,122
        Dividends                                         4,121        2,998
    Interest on Federal funds sold                       20,710       48,296
    Interest on deposits in banks                        10,911        6,308
                                                     ----------   ----------

           Total interest income                      1,057,462      825,053

Interest expense:
    Deposits (Note 4)                                   338,748      291,264
    Short-term borrowings (Note 6)                       15,053
                                                     ----------   ----------

           Total interest expense                       353,801      291,264
                                                     ----------   ----------

           Net interest income                          703,661      533,789
                                                     ----------   ----------

Provision for loan and lease losses (Note 3)             27,500       30,000
                                                     ----------   ----------

           Net interest income after provision for
               loan and lease losses                    676,161      503,789
                                                     ----------   ----------

Non-interest income:
    Service charges                                      31,417       22,603
    Other income                                         54,285       35,512
                                                     ----------   ----------

           Total non-interest income                     85,702       58,115
                                                     ----------   ----------

Other expenses:
    Salaries and employee benefits (Note 3)             251,937      228,824
    Occupancy and equipment                             117,088       97,885
    Other (Note 9)                                      230,802      175,937
                                                     ----------   ----------

           Total other expenses                         599,827      502,646
                                                     ----------   ----------

           Income before income taxes                   162,036       59,258

Income taxes                                             66,000       22,000
                                                     ----------   ----------

           Net income                                $   96,036   $   37,258
                                                     ==========   ==========

Basic earnings per share (Note 7)                    $      .20   $      .08
                                                     ==========   ==========

Diluted earnings per share (Note 7)                  $      .19   $      .08
                                                     ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                                NORTH COAST BANK

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (Unaudited)


For the Three Month Period Ended March 31, 2000 and The Year Ended December 31, 1999


                                                           Common Stock           Additional
                                                      -----------------------      Paid-in       Retained
                                                      Shares       Amount          Capital       Earnings
                                                      -------    ------------    ------------    ---------
Balance, January 1, 1999                              377,902    $  1,889,510    $  1,826,851    $  68,636

Comprehensive income (Note 10):

    Net income                                                                                     226,994

    Other comprehensive loss, net of tax:
        Unrealized losses on available-for-sale
           investment securities


               Total comprehensive income

Five-for-four stock split                              94,452            (94)             94
                                                      -------    ------------    ------------    ---------

Balance, December 31, 1999                            472,354       1,889,416       1,826,945      295,630

Comprehensive income (Note 10):

    Net income                                                                                      96,036

    Other comprehensive loss, net of tax:
        Unrealized losses on available-for-sale
           investment securities (Note 2)

               Total comprehensive income
                                                      -------    ------------    ------------    ---------
Balance, March 31, 2000                               472,354    $  1,889,416    $  1,826,945    $ 391,666
                                                      =======    ============    ============    =========


                                                 Accumulated
                                                   Other
                                                Comprehensive  Shareholders' Comprehensive
                                                Income (Loss)   Equity         Income
                                                -------------  ------------  -------------

Balance, January 1, 1999                           $  7,029   $  3,792,026

Comprehensive income (Note 10):

    Net income                                                     226,994   $  226,994

    Other comprehensive loss, net of tax:
        Unrealized losses on available-for-sale
           investment securities                    (20,600)      (20,600)      (20,600)
                                                                             ----------

               Total comprehensive income                                    $  206,394
                                                                             ==========

Five-for-four stock split                        -------------  ------------


Balance, December 31, 1999                          (13,571)     3,998,420

Comprehensive income (Note 10):

    Net income                                                      96,036    $  96,036

    Other comprehensive loss, net of tax:
        Unrealized losses on available-for-sale
           investment securities (Note 2)              (675)          (675)        (675)
                                                                             ----------

               Total comprehensive income                                     $  95,361
                                                                              =========
Balance, March 31, 2000                         $   (14,246)  $  4,093,781
                                                ===========   ============


                     The accompanying notes are an integral
                      part of these financial statements.

                                NORTH COAST BANK

                             STATEMENT OF CASH FLOWS
                                   (Unaudited)

            For the Three Month Periods Ended March 31, 2000 and 1999

                                                               2000         1999
                                                             ---------    ---------
Cash flows from operating activities:
    Net income                                               $  96,036    $  37,258
    Adjustments to reconcile net income to
        cash provided by (used in) operating activities:
           Provision for loan losses                            27,500       30,000
           Depreciation, amortization and accretion, net        28,082       26,165
           Decrease in deferred loan origination
               fees and costs, net                              (7,761)     (11,169)
           Decrease (increase) in accrued interest
               receivable and other assets                       5,411      (74,233)
           Increase (decrease) in accrued interest
               payable and other liabilities                     7,982     (135,447)
                                                             ---------    ---------

                  Net cash provided by (used in) operating
                      activities                               157,250     (127,426)
                                                             ---------    ---------

Cash flows from investing activities:
    Net increase in interest-bearing
        deposits in banks                                     (244,600)    (198,000)
    Proceeds from matured and called
        available-for-sale investment securities                            450,000
    Principal payments received from available-
        for-sale mortgage-backed securities                     14,869      126,322
    Purchase of available-for-sale investment
        securities                                              (2,400)    (250,400)
    Net decrease in loans                                       67,503      150,759
    Purchase of premises and equipment                          (8,606)    (182,946)
                                                             ---------    ---------

                  Net cash (provided by) used  in
                      investing activities                    (173,234)      95,735
                                                             ---------    ---------


                                   (Continued)

                                NORTH COAST BANK

                             STATEMENT OF CASH FLOWS
                                   (Unaudited)
                                   (Continued)

            For the Three Month Periods Ended March 31, 2000 and 1999

                                                                2000            1999
                                                              ---------     ----------
Cash flows from financing activities:
    Net increase in demand, interest bearing
        and savings deposits                                 $   656,738    $   582,349
    Net increase (decrease) in time deposits                   1,606,672     (1,110,465)
                                                             -----------    -----------

                  Net cash provided by (used in) financing
                      activities                               2,263,410       (528,116)
                                                             -----------    -----------

                  Increase (decrease) in cash and cash
                      equivalents                              2,247,426       (559,807)

Cash and cash equivalents at beginning of
    period                                                     3,626,289      8,084,967
                                                             -----------    -----------

Cash and cash equivalents at end of period                   $ 5,873,715    $ 7,525,160
                                                             ===========    ===========


Supplemental disclosure of cash flow information:

    Cash paid during the year for:

        Interest expense                                     $   352,901    $   288,327
        Income taxes                                                        $    97,000

Non-cash investing activities:
    Net change in unrealized (loss) gain on
        available-for-sale investment securities             $      (762)   $    (3,890)


         The accompanying notes are an integral part of these financial statements.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

1.       BASIS OF PRESENTATION

         The accompanying unaudited financial statements have been prepared in a condensed format and, therefore, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been reflected in the financial statements. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for the full year. Certain reclassifications have been made to prior period amounts to present them on a basis consistent with classifications for the three months ended March 31, 2000.

2.       AVAILABLE-FOR-SALE INVESTMENT SECURITIES

         The amortized cost and estimated market value of available-for-sale investment securities at March 31, 2000 and December 31, 1999 consisted of the following:

                                                             March 31, 2000
                                           ------------------------------------------------------
                                                            Gross         Gross        Estimated
                                             Amortized   Unrealized     Unrealized      Market
                                               Cost         Gains         Losses         Value
                                          ------------  -----------     ----------     ----------
         U.S. Government agencies         $    983,341                $   (12,341)    $  971,000
         U.S. Government guaranteed
            mortgage-backed securities         212,844                     (2,844)       210,000
         Obligations of states
            and political sub-
            divisions                          173,120                     (9,120)       164,000
         Federal Home Loan
            Bank stock                         178,900                                   178,900
         Federal Reserve
            Bank stock                         111,500                                   111,500
         Other investments                      61,000                                    61,000
                                          ------------   ----------   -----------     ----------
                                          $  1,720,705   $       --   $   (24,305)    $1,696,400
                                          ============   ==========   ===========     ==========


         Net unrealized losses on available-for-sale investment securities totaling $24,305 were recorded, net of $10,059 in tax benefits, as accumulated other comprehensive loss within shareholders' equity at March 31, 2000. There were no sales of available-for-sale investment securities for the three month period ended March 31, 2000.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                   (Continued)

2.       AVAILABLE-FOR-SALE INVESTMENT SECURITIES (Continued)

                                                   December 31, 1999
                                   -----------------------------------------------------
                                                    Gross       Gross         Estimated
                                    Amortized     Unrealized  Unrealized       Market
                                      Cost          Gains       Losses          Value
                                   -----------    ----------  ----------     -----------
         U.S. Government
            agencies               $   981,633           --    $ (8,633)     $   973,000
         U.S. Government
            guaranteed
            mortgage-backed
            securities                 227,815           --      (2,815)         225,000
         Obligations of states
            and political sub-
            divisions                  173,095           --     (12,095)         161,000
         Federal Home Loan
            Bank stock                 176,500           --          --          176,500
         Federal Reserve
            Bank stock                 111,500           --          --          111,500
         Other investments              61,000           --          --           61,000
                                   -----------     --------    --------      -----------
                                   $ 1,731,543     $     --    $(23,543)     $ 1,708,000
                                   ===========     ========    ========      ===========

         Net unrealized losses on available-for-sale investment securities totaling $23,543 were recorded, net of $9,972 in tax benefits, as accumulated other comprehensive loss within shareholders' equity at December 31, 1999. There were no sales of available-for-sale investment securities in 1999.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                   (Continued)

2.       AVAILABLE-FOR-SALE INVESTMENT SECURITIES (Continued)

         The amortized cost and estimated market value of investment securities at March 31, 2000 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                 Estimated
                                                                    Amortized      Market
                                                                       Cost        Value
                                                                    ----------   ----------
         After one year through five years                          $1,067,531   $1,054,000
         After ten years                                               301,774      291,000
                                                                    ----------   ----------
                                                                     1,369,305    1,345,000

         Investment securities not due at a single
            maturity date:
                Federal Home Loan Bank stock                           178,900      178,900
                Federal Reserve Bank stock                             111,500      111,500
                Other investments                                       61,000       61,000
                                                                    ----------   ----------
                                                                    $1,720,705   $1,696,400
                                                                    ==========   ==========


         Investment securities with amortized costs of $250,000 and $250,000 and estimated market values of $241,000 and $242,000 were pledged to secure treasury tax and loan accounts at March 31, 2000 and December 31, 1999, respectively.

3.       LOANS AND LEASES

         Outstanding loans and leases are summarized below:

                                                                     March 31,  December 31,
                                                                       2000        1999
                                                                    -----------  -----------
         Commercial                                                 $11,687,009  $11,883,098
         Real estate - commercial                                    13,557,687   12,711,222
         Real estate - residential                                    3,535,747    2,798,572
         Real estate - construction                                   3,737,706    4,476,824
         Agriculture                                                  6,588,533    7,199,565
         Lease financing receivables                                     78,352      121,521
         Consumer                                                       863,032      898,050
         Other                                                          135,039      138,839
                                                                    -----------  -----------

                                                                     40,183,105   40,227,691

         Deferred loan fees, net                                       (101,093)    (108,854)
         Allowance for loan and lease losses                           (433,727)    (383,310)
                                                                    -----------  -----------

                                                                    $39,648,285  $39,735,527
                                                                    ===========  ===========

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                   (Continued)

3.       LOANS AND LEASES (Continued)

         Changes in the allowance for loan and lease losses were as follows:


                                          Three Month Periods Ended
                                                  March 31,          Year Ended
                                          -------------------------  December 31,
                                              2000         1999          1999
                                           ---------    ---------    ------------
         Balance, beginning of year        $ 383,310    $ 330,755      $ 330,755
         Provision charged to operations      27,500       30,000        175,000
         Losses charged to allowance                                    (130,804)
         Recoveries                           22,917                       8,359
                                           ---------    ---------      ---------

                Balance, end of year       $ 433,727    $ 360,755      $ 383,310
                                           =========    =========      =========

         During the three month period ended March 31, 2000 and the year ended December 31, 1999, the Bank had no significant impaired loans or loans placed on nonaccrual status.

         Salaries and employee benefits totaling $40,130 and $26,216 were deferred as loan origination costs for the three month periods ended March 31, 2000 and 1999, respectively.

4.       INTEREST-BEARING DEPOSITS

         Interest-bearing deposits consisted of the following:

                                             March 31,      December 31,
                                               2000            1999
                                            -----------     -----------
         Savings                            $ 4,551,110     $ 4,231,966
         Money market                        11,359,943       9,759,646
         NOW accounts                         3,509,348       3,719,997
         Time, $100,000 or more               7,089,290       5,612,900
         Other time                           8,737,167       8,606,885
                                            -----------     -----------

                                            $35,246,848     $31,931,394
                                            ===========     ===========

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                   (Continued)

4.       INTEREST-BEARING DEPOSITS (Continued)

         Interest expense recognized on interest-bearing consisted of the following:

                                                Three Month Periods Ended
                                                       March 31,
                                                -------------------------
                                                  2000           1999
                                                --------       --------
         Savings                                $ 26,848       $ 29,288
         Money market                             97,818         73,699
         NOW accounts                             12,953         14,361
         Time, $100,000 or more                   90,316         76,005
         Other time                              110,813         97,911
                                                --------       --------

                                                $338,748       $291,264
                                                ========       ========



5.       COMMITMENTS AND CONTINGENCIES

         FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         The following financial instruments represent off-balance-sheet credit risk:

                                               March 31,     December 31,
                                                  2000          1999
                                              ----------     ------------
         Commitments to extend credit         $9,234,000     $ 8,757,000
         Credit card arrangements             $  401,000     $   397,000
         Letters of credit                    $   50,000     $   150,000

         CONTINGENCIES

         The Bank is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the financial position or results of operations of the Bank.

6.       SHORT-TERM BORROWING ARRANGEMENTS

         The Bank has a total of $2,000,000 in unsecured Federal funds lines of credit with two of its correspondent banks to meet short-term liquidity needs. In addition, the Bank has a line of credit available with the Federal Home Loan Bank totaling $1,000,000 which is secured by pledged mortgage loans. An advance from the Federal Home Loan Bank totaling $1,000,000 was outstanding at March 31, 2000 and December 31, 1999 bearing an interest rate of 5.9% and a maturity date of April 12, 2000.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                   (Continued)

7.       SHAREHOLDERS' EQUITY

         EARNINGS PER SHARE

         A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                           Weighted
                                                            Average
                                                           Number of
            For the Three Month                 Shares     Per Share
               Periods Ended                  Net Income   Outstanding       Amount
         --------------------------------     ----------   -----------    -------------

         MARCH 31, 2000
         Basic earnings per share             $    96,036      472,354    $         .20
                                                                          =============

         Effect of dilutive stock options                       28,623
                                              ----------   -----------

         Diluted earnings per share           $    96,036      500,977    $         .19
                                              ===========   ==========    =============


         MARCH 31, 1999

         Basic earnings per share             $    37,258      472,354    $         .08
                                                                          =============

         Effect of dilutive stock options                       18,734
                                              -----------   ----------

         Diluted earnings per share           $    37,258      491,088    $         .08
                                              ===========   ==========    =============

         REGULATORY CAPITAL

         The Bank is subject to certain regulatory capital requirements administered by the Office of the Comptroller of the Currency (OCC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Each of these components is defined in the regulations. Management believes that the Bank meets all its capital adequacy requirements as of March 31, 2000.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                   (Continued)

7.       SHAREHOLDERS' EQUITY (Continued)

         REGULATORY CAPITAL (Continued)

         In addition, the most recent notification from the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                   2000                1999
                                           ------------------   ------------------
                                             Amount     Ratio      Amount    Ratio
                                           ----------   -----    ----------  -----
         LEVERAGE RATIO

         North Coast Bank                  $4,108,000    8.5%   $4,012,000    9.3%

         Minimum requirement for "Well-
                Capitalized" institution   $2,406,000    5.0%   $2,163,000    5.0%
         Minimum regulatory requirement    $1,925,000    4.0%   $1,730,000    4.0%

         TIER 1 RISK-BASED CAPITAL RATIO

         North Coast Bank                  $4,108,000   10.3%   $4,012,000   10.0%

         Minimum requirement for "Well-
                Capitalized" institution   $2,383,000    6.0%   $2,395,000    6.0%
         Minimum regulatory requirement    $1,589,000    4.0%   $1,597,000    4.0%

         TOTAL RISK-BASED CAPITAL RATIO

         North Coast Bank                  $4,542,000   11.4%   $4,395,000   11.0%

         Minimum requirement for "Well-
                Capitalized" institution   $3,972,000   10.0%   $3,992,000   10.0%
         Minimum regulatory requirement    $3,177,000    8.0%   $3,194,000    8.0%

8.      RELATED PARTY TRANSACTIONS

        During the normal course of business, the Bank enters into transactions with related parties, including Directors and officers. These transactions include borrowings from the Bank with substantially the same terms, including rates and collateral, as loans to unrelated parties. The following is a summary of the aggregate activity involving related party borrowers during the three months ended March 31, 2000:

        Balance, January 1, 2000                             $    1,511,542

           Disbursements                                             66,444
           Amounts repaid                                          (772,670)
                                                             --------------

        Balance, March 31, 2000                              $      805,316
                                                             ==============

        Undisbursed commitments to related parties,
           March 31, 2000                                    $      488,531
                                                             ==============

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                   (Continued)

9.       OTHER EXPENSES

         Other expenses consisted of the following:

                                                 Three Month Periods Ended
                                                        March 31,
                                                 ----------------------
                                                     2000        1999
                                                 ---------    ---------
         Data processing                          $ 50,530     $ 47,736
         Merchant processing fees                   35,953       22,190
         Advertising                                17,392       12,778
         Stationery and supplies                    13,838       16,270
         Legal and accounting                       34,670        6,315
         Brokerage and consulting fees               7,272       11,247
         Insurance                                   9,759        7,714
         Other operating expenses                   61,388       51,687
                                                 ---------    ---------

                                                  $230,802     $175,937
                                                 =========    =========

10.      COMPREHENSIVE INCOME

         Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income (loss) that historically has not been recognized in the calculation of net income. Unrealized gains and losses on the Bank's available-for-sale investment securities are included in other comprehensive income (loss). Total comprehensive income and the components of accumulated other comprehensive income (loss) are presented in the Statement of Changes in Shareholders' Equity.

         For the three month period ended March 31, 2000 and the year ended December 31, 1999, the Bank held securities classified as available-for-sale which had unrealized losses as follows:

                                                      Before         Tax          After
                                                       Tax         Benefit         Tax
                                                     --------      -------       --------
        For the Three Months Period Ended
                  March 31, 2000
        ---------------------------------

          Other comprehensive loss:
                  Unrealized holding losses           $   (762)     $    87       $   (675)
                                                      ========      =======       ========

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                   (Continued)

10.     COMPREHENSIVE INCOME (Continued)

                                                Before          Tax          After
                                                 Tax          Benefit         Tax
                                             ----------      --------      ----------
        For the Year Ended
        December 31, 1999
        ------------------

         Other comprehensive loss:
            Unrealized holding losses        $  (30,572)     $  9,972      $  (20,600)
                                             ----------      --------      ----------

11.      MERGER AND ACQUISITION ACTIVITY

         On March 1, 2000, the Directors of North Coast Bank and American River Holdings approved a definitive merger agreement between the two companies. As a result, North Coast Bank, American River Bank, and first source capital will operate as wholly-owned subsidiaries under American River Holdings. Under the agreement, each share of North Coast Bank will be converted into the right to receive .9644 of a share of the common stock of American River Holdings. The transaction will be accounted for under the pooling-of-interests method of accounting. It is expected that this merger will be accomplished in the third quarter of 2000, subject to shareholder and regulatory approval.

         The unaudited pro forma information set forth below assumes that the merger of the two companies took place on January 1, 1999. This information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the merger been consummated at that time, nor do they consider any potential cost savings or revenue enhancements.

                                                                     Three Month Periods Ended
                                                                              March 31,                        Year Ended
                                                                 -----------------------------------           December 31,
                                                                       2000                1999                   1999
                                                                 -------------         -------------         --------------
         Net interest income                                     $   3,152,000         $   2,797,000         $   11,754,000
         Net income                                              $     890,000         $     710,000         $    3,128,000
         Basic earnings per common share                         $         .40         $         .31         $         1.37
         Diluted earnings per common share                       $         .38         $         .29         $         1.30


                          INDEPENDENT AUDITOR'S REPORT

The Shareholders and
   Board of Directors
North Coast Bank

         We have audited the accompanying balance sheet of North Coast Bank as of December 31, 1999 and the related statements of income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of North Coast Bank as of December 31, 1998 and 1997 were audited by other auditors whose report dated February 19, 1999 expressed an unqualified opinion on those statements.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the 1999 financial statements referred to above present fairly, in all material respects, the financial position of North Coast Bank as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                     /s/ PERRY-SMITH LLP
                                                    ----------------------------
                                                    Certified Public Accountants

Sacramento, California
February 17, 2000,
        except for Note 15, as to which
        the date is March 1, 2000

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Shareholders
North Coast Bank
Santa Rosa, California

We have audited the accompanying balance sheets of North Coast Bank as of December 31, 1998 and 1997, and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Coast Bank at December 31, 1998 and 1997, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                    /s/ RICHARDSON & COMPANY
                                    --------------------------------------


February 19, 1999

                                NORTH COAST BANK

                                  BALANCE SHEET

                           December 31, 1999 and 1998

                                                                                     1999            1998
                                                                                 ------------    ------------
                                     ASSETS

Cash and due from banks                                                          $  2,626,289    $  3,484,967
Federal funds sold                                                                  1,000,000       4,600,000
Interest-bearing deposits in banks                                                    793,000         693,000
Available-for-sale investment securities (Note 2)                                   1,708,000       1,428,995
Loans and leases, less allowance for loan and lease
    losses of $383,310 in 1999 and $330,755 in 1998
    (Notes 3, 7 and 11)                                                            39,735,527      30,802,994
Bank premises and equipment, net (Note 4)                                             750,750         608,930
Accrued interest receivable and other assets (Note 6)                                 564,358         557,804
                                                                                 ------------    ------------

                                                                                 $ 47,177,924    $ 42,176,690
                                                                                 ============    ============


                                 LIABILITIES AND
                              SHAREHOLDERS' EQUITY

Deposits:
    Non-interest bearing                                                         $ 10,149,768    $  8,153,261
    Interest bearing (Note 5)                                                      31,931,394      29,999,782
                                                                                 ------------    ------------

           Total deposits                                                          42,081,162      38,153,043

Short-term borrowings (Note 8)                                                      1,000,000
Accrued interest payable and other liabilities                                         98,342         231,621
                                                                                 ------------    ------------

           Total liabilities                                                       43,179,504      38,384,664
                                                                                 ------------    ------------


Commitments and contingencies (Note 7)

Shareholders' equity (Note 9):
    Common stock - $4.00 and $5.00 par value in
        1999 and 1998, respectively; 6,250,000 and 5,000,000 shares authorized in 1999 and 1998, respectively; 472,354 and 377,902 shares issued
        and outstanding in 1999 and 1998, respectively                              1,889,416       1,889,510
    Additional paid-in capital                                                      1,826,945       1,826,851
    Retained earnings                                                                 295,630          68,636
    Accumulated other comprehensive (loss) income
        (Notes 2 and 13)                                                              (13,571)          7,029
                                                                                 ------------    ------------

           Total shareholders' equity                                               3,998,420       3,792,026
                                                                                 ------------    ------------

                                                                                 $ 47,177,924    $ 42,176,690
                                                                                 ============    ============

   The accompanying notes are an integral part of these financial statements.

                                NORTH COAST BANK

                               STATEMENT OF INCOME

              For the Years Ended December 31, 1999, 1998 and 1997

                                                        1999         1998        1997
                                                     ----------   ----------   ----------
Interest income:
    Interest and fees on loans                       $3,382,954   $2,610,116   $2,162,208
    Interest on investment securities:
        Taxable                                          46,471      145,723      256,034
        Exempt from Federal income taxes                  8,488        5,988
        Dividends                                        13,916       12,195       11,711
    Interest on Federal funds sold                      151,845      191,987       98,451
    Interest on deposits in banks                        45,845       23,422        5,097
                                                     ----------   ----------   ----------

           Total interest income                      3,649,519    2,989,431    2,533,501

Interest expense:
    Deposits (Note 5)                                 1,173,013      972,712      753,233
    Short-term borrowings (Note 8)                       21,785
                                                     ----------   ----------   ----------

           Total interest expense                     1,194,798      972,712      753,233
                                                     ----------   ----------   ----------

           Net interest income                        2,454,721    2,016,719    1,780,268
                                                     ----------   ----------   ----------

Provision for loan and lease losses (Note 3)            175,000      148,585       70,500
                                                     ----------   ----------   ----------

           Net interest income after provision for
               loan and lease losses                  2,279,721    1,868,134    1,709,768
                                                     ----------   ----------   ----------

Non-interest income:
    Service charges                                      99,670       87,905      103,566
    Gain on sale of loans                                                          82,707
    Gain on sale of investment securities, net
        (Note 2)                                                       6,593
    Other income                                        167,713      109,723       83,891
                                                     ----------   ----------   ----------

           Total non-interest income                    267,383      204,221      270,164
                                                     ----------   ----------   ----------

Other expenses:
    Salaries and employee benefits (Notes 3
        and 10)                                         869,878      712,255      775,868
    Occupancy and equipment (Notes 4 and 7)             479,100      300,989      299,029
    Other (Note 12)                                     818,132      604,155      559,185
                                                     ----------   ----------   ----------

           Total other expenses                       2,167,110    1,617,399    1,634,082
                                                     ----------   ----------   ----------

           Income before income taxes                   379,994      454,956      345,850

Income taxes (Note 6)                                   153,000      109,000
                                                     ----------   ----------   ----------

           Net income                                $  226,994   $  345,956   $  345,850
                                                     ==========   ==========   ==========


Basic earnings per share (Note 9)                        $  .48      $   .73      $   .73
                                                         ======      =======      =======


Diluted earnings per share (Note 9)                      $  .46      $   .70      $   .72
                                                         ======      =======      =======


   The accompanying notes are an integral part of these financial statements.

                                NORTH COAST BANK

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

              For the Years Ended December 31, 1999, 1998 and 1997

                                                                                                   Retained
                                                              Common Stock         Additional      Earnings
                                                         -----------------------     Paid-in     (Accumulated
                                                         Shares        Amount        Capital        Deficit)
                                                         -------    ------------   ------------   -----------
Balance, January 1, 1997                                 377,334    $  1,886,670   $  1,825,715   $  (623,170)

Comprehensive income (Note 13):

    Net income                                                                                        345,850

    Other comprehensive income, net of tax:
        Unrealized gains on available-for-sale
           investment securities

               Total comprehensive income

                                                         -------    ------------   ------------   -----------
Balance, December 31, 1997                               377,334       1,886,670      1,825,715      (277,320)

Comprehensive income (Note 13):

    Net income                                                                                        345,956

    Other comprehensive loss, net of tax:
        Unrealized losses on available-for-
           sale investment securities, net of
           reclassification adjustment


               Total comprehensive income


Stock options exercised (Note                                568           2,840          1,136
                                                         -------    ------------   ------------   -----------

Balance, December 31, 1998                               377,902       1,889,510      1,826,851       68,636

                                   (Continued)

                                                Accumulated
                                                   Other
                                               Comprehensive Shareholders' Comprehensive
                                               Income (Loss)    Equity         Income
                                               -----------    ----------- --------------

Balance, January 1, 1997                         $  7,696    $  3,096,911

Comprehensive income (Note 13):

    Net income                                                    345,850  $     345,850

    Other comprehensive income, net of tax:
        Unrealized gains on available-for-sale
           investment securities                    5,944           5,944          5,944
                                                                           -------------
               Total comprehensive income                                  $     351,794
                                                                           =============
                                               -----------    -----------
Balance, December 31, 1997                         13,640       3,448,705

Comprehensive income (Note 13):

    Net income                                                    345,956  $     345,956

    Other comprehensive loss, net of tax:
        Unrealized losses on available-for-
           sale investment securities, net of
           reclassification adjustment             (6,611)         (6,611)        (6,611)
                                                                          --------------

               Total comprehensive income                                  $     339,345
                                                                           =============

Stock options exercised (Note                                      3,976
                                               -----------    -----------

Balance, December 31, 1998                           7,029     3,792,026
                                               -----------    -----------

                                NORTH COAST BANK

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (Continued)
              For the Years Ended December 31, 1999, 1998 and 1997

                                                                                                   Retained
                                                              Common Stock         Additional      Earnings
                                                         -----------------------     Paid-in     (Accumulated
                                                         Shares        Amount        Capital        Deficit)
                                                         -------    -----------    ------------   -----------
Balance, December 31, 1998                               377,902    $  1,889,510   $  1,826,851   $  68,636

Comprehensive income (Note 13):

    Net income                                                                                      226,994

    Other comprehensive income, net of tax:
        Unrealized gains on available-for-sale
           investment securities (Note 2)

               Total comprehensive income

Five-for-four stock split                                 94,452            (94)             94
                                                         -------    ------------    ------------  ---------

Balance, December 31, 1999                               472,354    $  1,889,416   $  1,826,945   $ 295,630
                                                         =======    ============   =============  =========




Disclosure of reclassification amount, net of taxes (Note 13):

    Unrealized holding losses arising during 1998

    Reclassification adjustment for gains included in net income


    Net unrealized losses on available-for-sale investment securities


                     The accompanying notes are an integral
                      part of these financial statements.
                                   (Continued)

                                               Accumulated
                                                 Other
                                               Comprehensive Shareholders'     Comprehensive
                                               Income (Loss)    Equity            Income
                                               -----------    ------------    --------------

Balance, December 31, 1998                      $   7,029    $   3,792,026

Comprehensive income (Note 13):

    Net income                                                     226,994      $  226,994

    Other comprehensive income, net of tax:
        Unrealized gains on available-for-sale
           investment securities (Note 2)         (20,600)         (20,600)        (20,600)
                                                                                ----------
               Total comprehensive income                                      $   206,394
                                                                               ===========

Five-for-four stock split


Balance, December 31, 1999                    $   (13,571)    $  3,998,420
                                              ===========     ============

Disclosure of reclassification amount,
net of taxes (Note 13):

    Unrealized holding losses arising
    during 1998                              $    (10,567)
    Reclassification adjustment for gains
    included in net income                         (3,956)
                                             ------------


    Net unrealized losses on available-for-sale
    investment securities                    $     (6,611)
                                             ============

                     The accompanying notes are an integral
                      part of these financial statements.

                                NORTH COAST BANK

                             STATEMENT OF CASH FLOWS

              For the Years Ended December 31, 1999, 1998 and 1997

                                                           1999            1998           1997
                                                       -----------    -----------    -----------
Cash flows from operating activities:
    Net income                                         $   226,994    $   345,956    $   345,850
    Adjustments to reconcile net income to
        cash provided by operating activities:
           Provision for loan losses                       175,000        148,585         70,500
           Depreciation, amortization and
               accretion, net                               71,514         96,115        102,804
           Net gain on the sale of available-for-
               sale investment securities                                  (6,593)
           Increase (decrease) in deferred loan
               origination fees and costs, net              23,137         90,631         (4,913)
           Increase in accrued interest receivable
               and other assets                            (92,199)       (58,385)       (82,001)
           Decrease (increase) in servicing assets          36,617          4,104        (40,721)
           (Decrease) increase in accrued interest
               payable and other liabilities              (133,279)       121,830        (38,951)
           Loss on sale of other real estate                                               2,000
           Deferred taxes                                   59,000        (47,000)       (59,000)
                                                       -----------    -----------    -----------

               Net cash provided by operating
                  activities                               366,784        695,243        295,568
                                                       -----------    -----------    -----------

Cash flows from investing activities:
    Net (increase) decrease in interest-bearing
        deposits in banks                                 (100,000)      (672,134)        99,488
    Proceeds from the sale of available-for-
        sale investment securities                                        599,023
    Proceeds from matured and called
        available-for-sale investment securities           450,000      1,963,170      1,518,743
    Principal payments received from available-
        for-sale mortgage-backed securities                301,500
    Purchase of available-for-sale investment
        securities                                      (1,060,425)      (532,395)      (415,088)
    Proceeds from sale of other real estate                                                2,700
    Net increase in loans                               (9,067,256)    (9,455,022)    (2,205,593)
    Purchase of premises and equipment                    (277,400)      (121,800)       (59,885)
                                                       -----------    -----------    -----------

               Net cash used in investing activities    (9,753,581)    (8,219,158)    (1,059,635)
                                                       -----------    -----------    -----------

                                  (Continued)

                                NORTH COAST BANK

                             STATEMENT OF CASH FLOWS
                                   (Continued)
              For the Years Ended December 31, 1999, 1998 and 1997

                                                        1999           1998           1997
                                                    -----------    -----------    -----------
Cash flows from financing activities:
    Net increase in demand, interest bearing
        and savings deposits                        $ 4,066,930    $ 3,901,583    $ 1,890,124
    Net (decrease) increase in time deposits           (138,811)     4,488,243      1,267,913
    Increase in short-term borrowings                 1,000,000
    Proceeds from exercise of stock options                              3,976
                                                    -----------    -----------    -----------

               Net cash provided by financing
                  activities                          4,928,119      8,393,802      3,158,037
                                                    -----------    -----------    -----------

               (Decrease) increase in cash and
                  cash equivalents                   (4,458,678)       869,887      2,393,970

Cash and cash equivalents at beginning of
    year                                              8,084,967      7,215,080      4,821,110
                                                    -----------    -----------    -----------

Cash and cash equivalents at end of year            $ 3,626,289    $ 8,084,967    $ 7,215,080
                                                    ===========    ===========    ===========

Supplemental disclosure of cash flow information:

    Cash paid during the year for:
        Interest expense                            $ 1,192,061    $   965,663    $   747,147
        Income taxes                                $   237,066    $    93,300    $    56,000

Non-cash investing activities:
    Net change in unrealized gain on
        available-for-sale investment securities    $   (30,572)   $    (6,611)   $     5,944
    Loans transferred to other real estate
        during the year                                                           $    80,300
    Sale of foreclosed other real estate
        financed through loans                                                    $    75,600


                     The accompanying notes are an integral
                      part of these financial statements.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         GENERAL

         North Coast Bank (the "Bank") is a National Banking Association and, as such, is regulated by the Office of the Comptroller of the Currency, the Federal Reserve and the Federal Deposit Insurance Corporation. The regulations of these agencies govern most aspects of the Bank's business. The Bank was incorporated on March 26, 1990 as Windsor Oaks National Bank and was in organization until operations formally commenced on October 25, 1990. Effective January 8, 1997, the Bank changed its name to North Coast Bank.

         The Bank provides a variety of banking services to individuals and businesses in its primary service area of northern Sonoma County, California and the immediate surrounding area. The Bank offers depository and lending services primarily to meet the needs of its business and professional clientele. These services include a variety of demand deposit, savings and time deposit account alternatives, and special merchant and business services. The Bank's lending activities are directed primarily towards granting short and medium-term commercial loans and customized lines of credits for such purposes as operating capital, business and professional start-ups, inventory, equipment and accounts receivable, and interim construction financing. The Bank also targets Small Business Administration guaranteed loans to qualified small business borrowers.

         The accounting and reporting policies of the Bank conform with generally accepted accounting principles and prevailing practices within the banking industry.

         RECLASSIFICATIONS

         Certain reclassifications have been made to prior years' balances to conform to classifications used in 1999.


         INVESTMENT SECURITIES

         Investments are classified into one of the following categories:

                  o Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as accumulated other comprehensive income (loss) within shareholders' equity.

                  o Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

         Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         INVESTMENT SECURITIES (Continued)

         Gains or losses on the sale of securities are computed using the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

         LOANS AND LEASES

         Loans and leases are stated at principal balances outstanding, except for loans and leases transferred from loans and leases held for sale which are carried at the lower of principal balance or market value at the date of transfer, adjusted for accretion of discounts. Interest is accrued daily based upon outstanding loan and lease balances. However, when, in the opinion of management, loans and leases are considered to be impaired and the future collectibility of interest and principal is in serious doubt, loans and leases are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans and leases, or payments received on nonaccrual loans or leases for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

         An impaired loan or lease is measured based on the present value of expected future cash flows discounted at the instrument's effective interest rate or, as a practical matter, at the instrument's observable market price or the fair value of collateral if the loan or lease is collateral dependent. A loan or lease is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan or lease agreement.

         Loan and lease origination fees, commitment fees, direct loan and lease origination costs and purchase premiums and discounts on loans and leases are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan or lease. The unamortized balance of deferred fees and costs is reported as a component of net loans and leases.

         Loans with unpaid balances of $6,236,305 and $3,868,698 were serviced for others at December 31, 1999 and 1998, respectively.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         LOAN SALES AND SERVICING

         The guaranteed portion of certain Small Business Administration (SBA) loans are sold to third parties with the Bank retaining the unguaranteed portion. The Bank generally receives a premium in excess of the adjusted carrying value of the loan at the time of sale. The Bank may be required to refund a portion of this premium if the borrower defaults or the loan prepays within ninety days of the settlement date. However, there were no sales of loans subject to these recourse provisions at December 31, 1999, 1998 or 1997. SBA loans with unpaid balances of $138,950 and $1,227,623 were being serviced for others at December 31, 1999 and 1998, respectively.

         Servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold or securitized with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, and are subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing assets are periodically evaluated for impairment. Fair values are estimated using discounted cash flows based on current market interest rates. For purposes of measuring impairment, servicing assets are stratified based on note rate and term. The amount of impairment recognized is the amount by which the servicing assets for a stratum exceed their fair value.

         In addition, assets (accounted for as interest-only (IO) strips) are recorded at the fair value of the difference between note rates and rates paid to purchasers (the interest spread) and contractual servicing fees, if applicable. IO strips are carried at fair value with gains or losses recorded as a component of shareholders' equity, similar to available-for-sale investment securities.

         The Bank's investment in the loan is allocated between the retained portion of the loan, the servicing asset, the IO strip, and the sold portion of the loan based on their relative fair values on the date the loan is sold. The gain on the sold portion of the loan is recognized as income at the time of sale. The carrying value of the retained portion of the loan is discounted based on the estimated value of a comparable non-guaranteed loan. The servicing asset is amortized over the estimated life of the related loan. Significant future prepayments of these loans will result in the recognition of additional amortization of related servicing assets and an adjustment to the carrying value of related IO strips.

         In connection with the Bank's sale of SBA loans during the year ended December 31, 1997, the Bank recognized servicing assets totaling $40,721. Amortization of these servicing assets totaled $4,104 for the year ended December 31, 1998. The carrying amount at December 31, 1998 was $36,617, which approximates the fair value. During the year ended December 31, 1997, the Bank recognized interest-only strips of $23,761. The carrying amount at December 31, 1998 was $19,298, which approximates the fair value. The loans related to these servicing assets and IO strips were repaid during 1999. Accordingly, the servicing assets and IO strips were written off and losses of $53,323 were recognized. In addition, revenue of $60,735 related to the discounted retained portion of the loans was recognized.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         ALLOWANCE FOR LOAN AND LEASE LOSSES

         The allowance for loan and lease losses is maintained to provide for losses related to impaired loans and leases and other losses that can be expected to occur in the normal course of business. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan and lease portfolio, specifically identified problem loans and leases, potential losses inherent in the portfolio taken as a whole and economic conditions in the Bank's service area. These estimates are particularly susceptible to changes in the economic environment and market conditions. The allowance is established through a provision for loan and lease losses which is charged to expense.

         OTHER REAL ESTATE

         Other real estate includes real estate acquired in full or partial settlement of loan obligations. When property is acquired, any excess of the Bank's recorded investment in the loan balance and accrued interest income over the estimated fair market value of the property, net of estimated selling costs, is charged against the allowance for loan and lease losses. A valuation allowance for losses on other real estate is maintained to provide for temporary declines in value. The allowance is established through a provision for losses on other real estate which is included in other expenses. Subsequent gains or losses on sales or writedowns resulting from permanent impairments are recorded in other income or expense as incurred. On the balance sheet, other real estate is included in accrued interest receivable and other assets.

         BANK PREMISES AND EQUIPMENT

         Bank premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful lives of furniture, fixtures and equipment are estimated to be three to forty years. Leasehold improvements are amortized over the life of the asset or the term of the related lease, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

         INCOME TAXES

         Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the financial statement and tax basis of existing assets and liabilities. On the balance sheet, net deferred tax assets are included in accrued interest receivable and other assets.

         CASH EQUIVALENTS

         For the purpose of the statement of cash flows, cash and due from banks and Federal funds sold are considered to be cash equivalents. Generally, Federal funds are sold for one day periods.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         EARNINGS PER SHARE

         Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Bank. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS.

         STOCK-BASED COMPENSATION

         Stock options are accounted for under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Bank's stock at the date of grant over the exercise price. However, if the fair value of stock-based compensation computed under a fair value based method, as prescribed in Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, is material to the financial statements, pro forma net income and earnings per share are disclosed as if the fair value method had been applied.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         NEW FINANCIAL ACCOUNTING STANDARD

         In June 1998, the Financial Accounting Standards Board issued SFAS 133, Accounting for Derivative Instruments and Hedging Activity, which was subsequently amended by SFAS 137 to delay the effective date to all fiscal quarters of fiscal years beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Management does not believe that the adoption of SFAS 133 will have a significant impact on its financial position and results of operations when implemented.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.       AVAILABLE-FOR-SALE INVESTMENT SECURITIES

         The amortized cost and estimated market value of available-for-sale investment securities at December 31, 1999 and 1998 consisted of the following:


                                                                                       1999
                                                       --------------------------------------------------------------------
                                                                           Gross                 Gross           Estimated
                                                           Amortized     Unrealized           Unrealized          Market
                                                             Cost          Gains                Losses            Value
                                                      --------------   ------------       ---------------    --------------
         U.S. Government
            agencies                                      $  981,633                       $       (8,633)     $    973,000
         U.S. Government
            guaranteed
            mortgage-backed
            securities                                       227,815                               (2,815)          225,000
         Obligations of states
            and political sub-
            divisions                                        173,095                              (12,095)          161,000
         Federal Home Loan
            Bank stock                                       176,500                                                176,500
         Federal Reserve
            Bank stock                                       111,500                                                111,500
         Other investments                                    61,000                                                 61,000
                                                      --------------   ------------       ---------------    --------------

                                                      $    1,731,543   $    --            $       (23,543)   $    1,708,000
                                                      ==============   ============       ===============    ==============


         Net unrealized losses on available-for-sale investment securities totaling $23,543 were recorded, net of $9,972 in tax benefits, as accumulated other comprehensive loss within shareholders' equity for the year ended December 31, 1999. There were no sales of available-for-sale investment securities for the year ended December 31, 1999.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.       AVAILABLE-FOR-SALE INVESTMENT SECURITIES (Continued)


                                                       1998
                                 -------------------------------------------------
                                                Gross        Gross       Estimated
                                  Amortized   Unrealized   Unrealized      Market
                                    Cost        Gains        Losses        Value
                                 ----------   ----------    ---------   ----------
         U.S. Treasury           $  249,674   $    1,263                $  250,937
         U.S. Government
            agencies                200,000          313                   200,313
         U.S. Government
            guaranteed
            mortgage-backed
            securities              530,325        3,065    $  (1,443)     531,947
         Obligations of states
            and political sub-
            divisions               173,017        3,831                   176,848
         Federal Home Loan
            Bank stock              104,200                                104,200
         Federal Reserve
            Bank stock              105,450                                105,450
         Other investments           59,300                                 59,300
                                 ----------   ----------    ---------   ----------

                                 $1,421,966   $    8,472    $  (1,443)  $1,428,995
                                 ==========   ==========    =========   ==========


         Net unrealized gains on available-for-sale investment securities totaling $7,029 were recorded as accumulated other comprehensive income within shareholders' equity for the year ended December 31, 1998. Proceeds and gross realized gains on available-for-sale investment securities totaled $599,023 and $6,593, respectively, for the year ended December 31, 1998. There were no sales of available-for-sale investment securities in 1997.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.       AVAILABLE-FOR-SALE INVESTMENT SECURITIES (Continued)

         The amortized cost and estimated market value of investment securities at December 31, 1999 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                  Estimated
                                                                     Amortized     Market
                                                                       Cost         Value
                                                                    ----------   ----------
         Within one year                                            $  136,719   $  135,000
         After one year through five years                           1,072,729    1,063,000
         After ten years                                               173,095      161,000
                                                                    ----------   ----------

                                                                     1,382,543    1,359,000

         Investment securities not due at a single
            maturity date:
                Federal Home Loan Bank stock                           176,500      176,500
                Federal Reserve Bank stock                             111,500      111,500
                Other investments                                       61,000       61,000
                                                                    ----------   ----------

                                                                    $1,731,543   $1,708,000
                                                                    ==========   ==========


         Investment securities with amortized costs of $250,000 and $249,675 and estimated market values of $242,000 and $251,000 were pledged to secure treasury tax and loan accounts at December 31, 1999 and 1998, respectively.

3.       LOANS AND LEASES

         Outstanding loans and leases are summarized below:

                                                       December 31,
                                               ----------------------------
                                                   1999             1998
                                               ------------    ------------
         Commercial                            $ 11,883,098    $  9,301,330
         Real estate - commercial                12,711,222      11,298,073
         Real estate - residential                2,798,572       4,243,403
         Real estate - construction               4,476,824       1,586,915
         Agriculture                              7,199,565       3,416,398
         Lease financing receivables                121,521         363,913
         Consumer                                   898,050         914,736
         Other                                      138,839          94,698
                                               ------------    ------------

                                                 40,227,691      31,219,466

         Deferred loan fees, net                   (108,854)        (85,717)
         Allowance for loan and lease losses       (383,310)       (330,755)
                                               ------------    ------------

                                               $ 39,735,527    $ 30,802,994
                                               ============    ============

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


3.       LOANS AND LEASES (Continued)

         Changes in the allowance for loan and lease losses were as follows:


                                                   Year Ended December 31,
                                           -----------------------------------
                                               1999        1998          1997
                                           ---------    ---------    ---------
         Balance, beginning of year        $ 330,755    $ 352,417    $ 345,785
         Provision charged to operations     175,000      148,585       70,500
         Losses charged to allowance        (130,804)    (183,322)     (71,105)
         Recoveries                            8,359       13,075        7,237
                                           ---------    ---------    ---------
                Balance, end of year       $ 383,310    $ 330,755    $ 352,417
                                           =========    =========    =========


         During the years ended December 31, 1999, 1998 and 1997, the Bank had no significant impaired loans or loans placed on nonaccrual status.

         Salaries and employee benefits totaling $189,501, $152,461 and $143,519 were deferred as loan origination costs for the years ended December 31, 1999, 1998 and 1997, respectively.

4.       BANK PREMISES AND EQUIPMENT

         Bank premises and equipment consisted of the following:

                                                               December 31,
                                                       --------------------------
                                                           1999           1998
                                                       -----------    -----------
         Land                                          $   149,001    $   149,001
         Building and improvements                         212,975        212,975
         Furniture, fixtures and equipment                 967,466        841,019
         Leasehold improvements                            180,188        118,120
                                                       -----------    -----------

                                                         1,509,630      1,321,115
                       Less accumulated depreciation
                          and amortization                (758,880)      (712,185)
                                                       -----------    -----------

                                                       $   750,750    $   608,930
                                                       ===========    ===========

         Depreciation and amortization included in occupancy and equipment expense totaled $135,580, $104,064 and $118,861 for the years ended December 31, 1999, 1998 and 1997, respectively.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

5.       INTEREST-BEARING DEPOSITS

         Interest-bearing deposits consisted of the following:

                                                   December 31,
                                            ---------------------------
                                                1999             1998
                                            -----------     -----------
         Savings                            $ 4,231,966     $ 4,977,851
         Money market                         9,759,646       7,222,047
         NOW accounts                         3,719,997       3,441,288
         Time, $100,000 or more               5,612,900       6,313,085
         Other time                           8,606,885       8,045,511
                                            -----------     -----------

                                            $31,931,394     $29,999,782
                                            ===========     ===========


         Aggregate annual maturities of time deposits are as follows:

                   Year Ending
                  December 31,
                  ------------

                      2000                $  13,678,479
                      2001                      511,949
                      2002                       13,012
                      2003                       16,345
                                          -------------

                                          $  14,219,785
                                          =============


         Interest expense recognized on interest-bearing deposits for the years ended December 31, 1999, 1998 and 1997 consisted of the following:

                                      1999         1998         1997
                                  ----------   ----------   ----------
         Savings                  $  120,664   $  133,546   $  122,160
         Money market                325,503      151,591       84,149
         NOW accounts                 56,226       58,819       54,294
         Time, $100,000 or more      285,373      256,524      167,701
         Other time                  385,247      372,232      324,929
                                  ----------   ----------   ----------
                                  $1,173,013   $  972,712   $  753,233
                                  ==========   ==========   ==========

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


6.       INCOME TAXES

         The provision for income taxes for the years ended December 31, 1999, 1998 and 1997 consisted of the following:


                                             Federal       State         Total
                                            ---------    ---------    ---------
         1999
         ----
         Current                            $  82,000    $  12,000    $  94,000
         Deferred                              32,000       27,000       59,000
                                            ---------    ---------    ---------
                       Income tax expense   $ 114,000    $  39,000    $ 153,000
                                            =========    =========    =========

         1998
         ----
         Current                            $ 107,000    $  49,000    $ 156,000
         Deferred                             (32,000)     (15,000)     (47,000)
                                            ---------    ---------    ---------

                       Income tax expense   $  75,000    $  34,000    $ 109,000
                                            =========    =========    =========

         1997
         ----
         Current                            $  17,000    $  42,000    $  59,000
         Deferred                             (17,000)     (42,000)     (59,000)
                                            ---------    ---------    ---------
                       Income tax expense   $      --    $      --    $      --
                                            =========    =========    =========

         Deferred tax assets (liabilities) consisted of the following:

                                                                     December 31,
                                                               ----------------------
                                                                  1999         1998
                                                               ---------    ---------
         Deferred tax assets:
                Allowance for loan losses                      $ 114,000    $  98,000
                Loans held for sale                                            27,000
                Future benefit of State income tax deduction       5,000       16,000
                Other                                                          14,000
                Unrealized losses on available-for-sale
                     investment securities                        10,000
                                                               ---------    ---------
                              Total deferred tax assets          129,000      155,000
                                                               ---------    ---------
         Deferred tax liabilities:
                Bank premises and equipment                      (32,000)     (21,000)
                Future liability of State deferred tax asset      (7,000)
                Other                                            (11,000)      (6,000)
                                                               ---------    ---------

                              Total deferred tax liabilities     (50,000)     (27,000)
                                                               ---------    ---------

                              Net deferred tax assets          $  79,000    $ 128,000
                                                               =========    =========

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

6.       INCOME TAXES (Continued)

         The provision for income taxes differs from amounts computed by applying the statutory Federal income tax rates to operating income before income taxes. The significant items comprising these differences for the years ended December 31, 1999, 1998 and 1997 consisted of the following:

                                                1999                1998                1997
                                       -------------------- -------------------- -------------------
                                         Amount      Rate %  Amount       Rate %   Amount     Rate %
                                       ---------     ------ ---------     ------ ---------    ------
         Federal income tax
            expense, at statutory
            rate                       $ 129,000      34.0  $ 155,000      34.0  $ 118,000      34.0
         Graduated rate benefit                                                     (1,000)      (.2)
         State franchise tax,
            net of Federal tax
            effect                        28,000       7.4     32,000       7.1     24,000       6.9
         Interest on obligations
            of states and political
            subdivisions                  (3,000)      (.8)
         Valuation allowance for
            deferred tax assets                               (81,000)    (17.8)  (140,000)    (40.5)
         Other                            (1,000)      (.3)     3,000        .7     (1,000)      (.2)
                                       --------- ---------  ---------  --------  ---------  --------
                    Total income
                         tax expense   $ 153,000      40.3  $ 109,000      24.0  $      --        --
                                       ========= =========  =========  ========  =========  ========

7.       COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES

         The Bank leases two of its branch offices and various equipment under noncancelable operating leases. Future minimum lease payments are as follows:

                           Year Ending
                           December 31,
                           ------------

                               2000                    $      213,264
                               2001                           219,419
                               2002                           225,759
                               2003                           128,802
                               2004                           122,976
                            Thereafter                        506,851
                                                      ---------------

                                                      $     1,417,071
                                                      ===============


         The Bank has an option to renew its Windsor branch office lease for two five-year terms after the initial lease ends February 1, 2003. Additionally, the Bank has an option to renew its Santa Rosa branch office lease for two five-year terms after the initial lease ends October 31, 2008.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


7.       COMMITMENTS AND CONTINGENCIES (Continued)

         OPERATING LEASES (Continued)


         Rental expense included in occupancy and equipment expense, net of related rental income, totaled $175,123, $84,134 and $70,136 for the years ended December 31, 1999, 1998 and 1997, respectively.

         The Bank subleases a portion of the Windsor branch office for $2,012 per month. The sublease ends September 1, 2000. Additionally, the Bank sublet a portion of the Santa Rosa branch office for $600 per month. This lease ended in November 1999 and was not renewed. The Bank received rental income of $26,944, $20,744 and $20,272 for the years ended December 31, 1999, 1998 and 1997, respectively.

         FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

         The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for loans included on the balance sheet.

         The following financial instruments represent off-balance-sheet credit risk:

                                              December 31,
                                        -----------------------
                                           1999         1998
                                        ----------   ----------
         Commitments to extend credit   $8,757,000   $4,462,000
         Credit card arrangements       $  397,000   $  497,000
         Letters of credit              $  150,000   $  150,000


         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include savings accounts, accounts receivable, inventory, equipment, and deeds of trust on residential real estate and income-producing commercial properties.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

7.       COMMITMENTS AND CONTINGENCIES (Continued)

         FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (Continued)


         Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

         At December 31, 1999, commercial loan commitments represent approximately 62% of total commitments and are generally secured by accounts receivable and inventory. Real estate loan commitments represent approximately 37% of total commitments and are generally secured by property with a loan-to-value ratio not to exceed 80%. Unsecured credit card and equity line commitments represent the remaining 1% of total commitments. In addition, the majority of the Bank's loan commitments have variable interest rates.

         SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

         The Bank grants real estate mortgage, real estate construction, commercial, agricultural and consumer loans to customers in Northern California, primarily in Sonoma County. Although the Bank has a diversified loan portfolio, a substantial portion of its portfolio is secured by commercial and residential real estate. However, personal and business income represent the primary source of repayment for a majority of these loans.

         CORRESPONDENT BANKING AGREEMENTS

         The Bank maintains funds on deposit with other federally insured financial institutions under correspondent banking agreements. There were no uninsured deposits at December 31, 1999.

         FEDERAL RESERVE REQUIREMENTS

         Banks are required to maintain reserves with the Federal Reserve Bank equal to a percentage of their reservable deposits. The Bank had a reserve requirement with the Federal Reserve Bank of $156,000 and $86,000 as of December 31, 1999 and 1998, respectively.

         CONTINGENCIES

         The Bank is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the financial position or results of operations of the Bank.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

8.       SHORT-TERM BORROWING ARRANGEMENT

         The Bank has a total of $2,000,000 in unsecured Federal funds lines of credit with two of its correspondent banks to meet short-term liquidity needs. In addition, the Bank has a line of credit available with the Federal Home Loan Bank totaling $1,400,000 which is secured by pledged mortgage loans. An advance totaling $1,000,000 was outstanding from the Federal Home Loan Bank at December 31, 1999 bearing an interest rate of 5.9% and a maturity date of April 12, 2000. There were no short-term borrowings outstanding at December 31, 1998.

9.       SHAREHOLDERS' EQUITY

         DIVIDENDS

         Upon declaration by the Board of Directors, all shareholders of record will be entitled to receive dividends. Under applicable Federal laws, the Comptroller of the Currency (OCC) restricts the total dividend payment of any national banking association in any calendar year to the net income of the year, as defined, combined with the net income for the two preceding years, less distributions made to shareholders during the same three-year period. At December 31, 1999, retained earnings of $295,630 were free of such restrictions.

         EARNINGS PER SHARE

         A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                       Weighted
                                                        Average
                                                       Number of
                                                         Shares     Per Share
            For the Year Ended            Net Income  Outstanding    Amount
         -------------------------------- ----------  -----------   ---------

         DECEMBER 31, 1999

         Basic earnings per share           $226,994    472,354      $   .48
                                                                     =======

         Effect of dilutive stock options                17,318
                                            --------    -------


         Diluted earnings per share         $226,994    489,672      $   .46
                                            ========    =======      =======


         DECEMBER 31, 1998

         Basic earnings per share           $345,956    471,794     $   .73
                                                                    =======

         Effect of dilutive stock options                22,036
                                            --------    -------

         Diluted earnings per share         $345,956    493,830     $   .70
                                            ========    =======     =======

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


9.       SHAREHOLDERS' EQUITY (Continued)

         EARNINGS PER SHARE (Continued)

                                                            Weighted
                                                             Average
                                                            Number of
                                                             Shares       Per Share
          For the Year Ended                  Net Income   Outstanding      Amount
         --------------------------------     ----------   -----------    --------
         DECEMBER 31, 1997

         Basic earnings per share              $345,850       471,667      $   .73
                                                                           =======

         Effect of dilutive stock options                      10,178
                                              ---------    ----------

         Diluted earnings per share            $345,850       481,845      $   .72
                                              =========    ==========      =======


         Weighted average number of shares outstanding are adjusted for stock splits for all periods presented.

         Options to purchase 62,500 shares of common stock at $9.26 per share were outstanding during the first and third quarters of 1999 and options to purchase 135,625 shares of common stock at a weighted average price of $8.87 were outstanding during the fourth quarter of 1999 but were not included in the computation of diluted earnings per share because the exercise price was greater than the average market price of the common shares. Options to purchase 16,500 shares of common stock at $10 per share were outstanding during 1997, but were not included in the computation of diluted earnings per share because the exercise price was greater than the average market price of the common shares.

         STOCK OPTIONS

         In 1990, the Bank established a stock option plan for which 128,126 shares of common stock are reserved for issuance to employees and directors under incentive and nonstatutory agreements. The plan requires that the option price may not be less than the fair market value of the stock at the date the option is granted, and that the stock must be paid for in full at the time the option is exercised. All options expire on a date determined by the Board of Directors, but not later than ten years from the date of grant. Nonstatutory options become twenty percent vested immediately upon grant, with the remaining options vesting ratably over the next four years. Incentive options vest ratably over a five year period beginning one year from the date of grant.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

9.       SHAREHOLDERS' EQUITY (Continued)

         STOCK OPTIONS (Continued)

         The Bank has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation expense has been recognized under its stock option plan. Had compensation cost for the plan been determined based on the fair value at grant date for awards in 1999, 1998 and 1996 consistent with the provisions of SFAS No. 123, the Bank's net income and income per share for the years ended December 31, 1999, 1998 and 1997 would have been reduced to the pro forma amounts indicated below. Compensation expense is included in pro forma income when the options become vested. The fair value of options granted in 1999 and 1998 was estimated to be $4.45 and $3.61, respectively.

                                                          1999           1998              1997
                                                     -----------      -----------      -----------
         Net income - as reported                    $   226,994      $   345,956      $   345,850
         Net income - pro forma                      $   154,403      $   295,057      $   321,490

         Basic income per share - as reported        $       .48      $       .73      $       .73
         Basic income per share - pro forma          $       .33      $       .63      $       .68

         Diluted income per share - as reported      $       .46      $       .70      $       .72
         Diluted income per share - pro forma        $       .32      $       .60      $       .66

         The fair value of each option was estimated on the date of grant using an option-pricing model with the following assumptions:

                                                        1999        1998
                                                     ---------    --------

         Dividend yield (not applicable)
         Expected volatility                            73.32%       9.53%
         Risk-free interest rate                         6.00%       4.91%
         Expected option life                        10 years     10 years

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

9.       SHAREHOLDERS' EQUITY (Continued)

         STOCK OPTIONS (Continued)

         A summary of the activity within the plan follows:

                                                   1999                       1998                     1997
                                          -----------------------   ------------------------  ------------------------
                                                         Weighted                   Weighted                   Weighted
                                                         Average                    Average                   Average
                                                         Exercise                   Exercise                  Exercise
                                           Shares         Price       Shares         Price      Shares         Price
                                           -------       --------     ------       ---------     ------       --------
         INCENTIVE OPTIONS

         Options outstanding
              beginning of year            122,932       $   9.33     74,200       $    7.78    101,500       $   7.74

              Options granted               52,500       $   8.75     50,000       $   11.58
              Options exercised                                         (568)      $    7.00
              Options canceled             (13,750)      $   7.65       (700)      $    7.00    (27,300)      $   7.65
              Options resulting
                    from stock split        30,733       $   7.61
                                           -------                   -------                    -------
         Options outstanding,
              end of year                  192,415       $   7.80    122,932       $    9.33     74,200       $   7.78
                                           =======                   =======                    =======

         Options exercisable,
              end of year                  102,949       $   7.19     63,032       $    8.64     42,200       $   8.33
                                           =======                   =======                    =======

         A summary of options outstanding at December 31, 1999 follows:


                                                             Number of                  Weighted                   Number of
                                                              Options                    Average                    Options
                                                            Outstanding                 Remaining                 Exercisable
                                                            December 31,               Contractual               December 31,
               Range of Exercise Prices                         1999                       Life                       1999
               ------------------------                 --------------------    ----------------------------    ----------------
               $   5.60                                               52,415              6.8 years                       40,199
               $   6.20                                               12,500              4.2 years                       12,500
               $   8.00                                               18,750               .7 years                       18,750
               $   8.75                                               52,500               10 years                        9,000
               $   9.26                                               56,250              8.7 years                      2 2,500
                                                        --------------------                                    ----------------

                                                                     192,415                                             102,949
                                                        ====================                                    ================

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

9.       SHAREHOLDERS' EQUITY (Continued)

         REGULATORY CAPITAL

         The Bank is subject to certain regulatory capital requirements administered by the Office of the Comptroller of the Currency (OCC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Each of these components is defined in the regulations. Management believes that the Bank meets all its capital adequacy requirements as of December 31, 1999.

         In addition, the most recent notification from the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                                     1999                   1998                 1997
                                                          ---------------------  ---------------------- ---------------------
                                                            Amount        Ratio    Amount         Ratio   Amount       Ratio
                                                          ----------      -----  ----------       ----- ----------     -----
         LEVERAGE RATIO
         North Coast Bank                                 $4,012,000       9.3%  $3,781,000       9.8%  $3,432,000      11.2%

         Minimum requirement for "Well-
                Capitalized" institution                  $2,163,000       5.0%  $1,937,000       5.0%  $1,525,000       5.0%
         Minimum regulatory requirement                   $1,730,000       4.0%  $1,550,000       4.0%  $1,220,000       4.0%

         TIER 1 RISK-BASED CAPITAL RATIO

         North Coast Bank                                 $4,012,000      10.0%  $3,781,000      12.0%  $3,432,000      15.9%

         Minimum requirement for "Well-
                Capitalized" institution                  $2,395,000       6.0%  $1,898,000       6.0%  $1,297,000       6.0%
         Minimum regulatory requirement                   $1,597,000       4.0%  $1,265,000       4.0%  $  865,000       4.0%

         TOTAL RISK-BASED CAPITAL RATIO

         North Coast Bank                                 $4,395,000      11.0%  $4,112,000      13.0%  $3,703,000      17.1%

         Minimum requirement for "Well-
                Capitalized" institution                  $3,992,000      10.0%  $3,163,000      10.0%  $2,161,000      10.0%
         Minimum regulatory requirement                   $3,194,000       8.0%  $2,531,000       8.0%  $1,729,000       8.0%

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

10.      EMPLOYEE BENEFIT PLANS

         SAVINGS PLAN

         The North Coast Bank 401(k) Savings Plan commenced January 1, 1993 and is available to employees meeting certain service requirements. Under the plan, employees may defer a selected percentage of their annual compensation. The Bank's contribution to the plan is discretionary and is allocated as follows:

                 o A matching contribution to be determined by the Board of Directors each plan year under which the Bank will match a percentage of each participant's contribution.

                 o The Bank may make additional contributions to the plan at the discretion of the Board of Directors that shall be allocated in the same ratio as each participant's contribution bears to total compensation.

         Bank contributions totaled $13,216, $8,560 and $8,031 for the years ended December 31, 1999, 1998, and 1997, respectively.

11.      RELATED PARTY TRANSACTIONS

         During the normal course of business, the Bank enters into transactions with related parties, including Directors and officers. These transactions include borrowings from the Bank with substantially the same terms, including rates and collateral, as loans to unrelated parties. The following is a summary of the aggregate activity involving related party borrowers during 1999:

         Balance, January 1, 1999                                  $    291,596

                      Disbursements                                   1,586,068
                      Amounts repaid                                   (366,122)
                                                                   ------------

         Balance, December 31, 1999                                $  1,511,542
                                                                   ============

         Undisbursed commitments to related parties,
            December 31, 1999                                      $    934,195
                                                                   ============

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

12.      OTHER EXPENSES

         Other expenses for the years ended December 31, 1999, 1998 and 1997 consisted of the following:

                                                  1999                1998                1997
                                                --------            --------            --------
         Data processing                        $188,234            $165,602            $168,186
         Merchant processing fees                139,819              74,019              56,809
         Advertising                              72,521              37,566              16,882
         Stationery and supplies                  71,190              45,119              47,525
         Legal and accounting                     33,276              38,746              51,082
         Brokerage and consulting fees            30,746              38,401              24,875
         Insurance                                26,805              27,938              29,399
         Other operating expenses                255,581             176,764             164,427
                                                --------            --------            --------

                                                $818,132            $604,155            $559,185
                                                ========            ========            ========


13.      COMPREHENSIVE INCOME

         Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income (loss) that historically has not been recognized in the calculation of net income. Unrealized gains and losses on the Bank's available-for-sale investment securities are included in other comprehensive income (loss). Total comprehensive income and the components of accumulated other comprehensive income (loss) are presented in the Statement of Changes in Shareholders' Equity.

         At December 31, 1999, 1998 and 1997, the Bank held securities classified as available-for-sale which had unrealized (losses) gains as follows:

                                                                                                  Tax
                                                                               Before           Benefit            After
                                                                                Tax            (Expense)            Tax
                                                                              --------          --------          --------
         FOR THE YEAR ENDED DECEMBER 31, 1999

         Other comprehensive loss:
                Unrealized holding losses                                     $(30,572)         $  9,972          $(20,600)
                                                                              ========          ========          ========


         FOR THE YEAR ENDED DECEMBER 31, 1998

         Other comprehensive loss:
                Unrealized holding losses                                     $(17,824)         $  7,257          $(10,567)
                Reclassification adjustment for net
                       gains included in net income                              6,593            (2,637)            3,956
                                                                              --------          --------          --------

                              Total other comprehensive
                                      loss                                    $(11,231)         $  4,620          $ (6,611)
                                                                              ========          ========          ========

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

13.      COMPREHENSIVE INCOME (Continued)


                                                                           Tax
                                                       Before             Benefit              After
                                                        Tax              (Expense)              Tax
                                                       ------            ---------            -------
         FOR THE YEAR ENDED DECEMBER 31, 1997

         Other comprehensive income:
                Unrealized holding gains               $10,099            $(4,155)            $ 5,944
                                                       =======            =======             =======


14.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         Estimated fair values are disclosed for financial instruments for which it is practicable to estimate fair value. These estimates are made as of a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Bank's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

         Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

         The following methods and assumptions were used by the Bank to estimate the fair value of its financial instruments at December 31, 1999 and 1998:

         CASH AND DUE FROM BANKS, CASH EQUIVALENTS AND SHORT-TERM BORROWINGS:
         For cash and due from banks, cash equivalents and short-term borrowings, the carrying amount is estimated to be fair value.

         INTEREST-BEARING DEPOSITS IN BANKS: The fair value of interest-bearing deposits in banks are estimated by discounting their future cash-flows using rates at each reporting date for instruments with similar remaining maturities offered by comparable financial institutions.

         INVESTMENT SECURITIES: For investment securities, fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

14.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

         LOANS AND LEASES: For variable-rate loans and leases that reprice frequently with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans and leases are estimated using discounted cash flow analyses, using interest rates offered at each reporting date for loans with similar terms to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

         DEPOSITS: The fair values for demand deposits are, by definition, equal to the amount payable on demand at the reporting date represented by their carrying amount. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow analyses using interest rates offered at each reporting date by the Bank for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

         COMMITMENTS TO EXTEND CREDIT AND LETTERS OF CREDIT: Commitments to extend credit and letters of credit are primarily for variable rate loans. For these commitments, there is no difference between the committed amounts and their fair values. Commitments to fund fixed rate loans and letters of credit are at rates which approximate fair value at each reporting date.

                                               December 31, 1999           December 31, 1998
                                          ------------------------    -------------------------
                                            Carrying        Fair       Carrying         Fair
                                             Amount        Value        Amount         Value
                                          -----------   -----------   -----------   -----------
         Financial assets:
            Cash and due from banks       $ 2,626,289   $ 2,626,289   $ 3,484,967   $ 3,484,967
            Federal funds sold              1,000,000     1,000,000     4,600,000     4,600,000
            Interest-bearing deposits
                in banks                      793,000       793,000       693,000       693,000
            Investment securities           1,708,000     1,708,000     1,428,995     1,428,995
            Loans and leases               39,735,527    39,323,000    30,802,994    30,836,411
            Accrued interest receivable       250,478       250,478       206,119       206,119
                                          -----------   -----------   -----------   -----------

                                          $46,113,294   $45,700,767   $41,216,075   $41,249,492
                                          ===========   ===========   ===========   ===========

         Financial liabilities:
            Deposits                      $42,081,162   $42,113,000   $38,153,043   $38,155,639
            Accrued interest payable           39,624        39,624        36,887        36,887
                                          -----------   -----------   -----------   -----------

                                          $42,120,786   $42,152,624   $38,189,930   $38,192,526
                                          ===========   ===========   ===========   ===========

         Off-balance-sheet financial
            instruments:
            Commitments to extend
                credit                    $ 8,757,000   $ 8,757,000   $ 4,462,000   $ 4,462,000
            Credit card arrangements          397,000       397,000       497,000       497,000
            Letters of credit                 150,000       150,000       150,000       150,000
                                          -----------   -----------   -----------   -----------

                                          $ 9,304,000   $ 9,304,000   $ 5,109,000   $ 5,109,000
                                          ===========   ===========   ===========   ===========

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


15.      SUBSEQUENT EVENT

         On March 1, 2000, the Directors of North Coast Bank and American River Holdings approved a definitive merger agreement between the two companies. As a result, North Coast Bank, American River Bank, and first source capital will operate as wholly-owned subsidiaries under American River Holdings. Under the agreement, each share of North Coast Bank will be converted into the right to receive .9644 of a share of the common stock of American River Holdings. The transaction will be accounted for under the pooling-of-interests method of accounting. It is expected that this merger will be accomplished in the third quarter of 2000, subject to shareholder and regulatory approval.

         The unaudited pro forma information set forth below assumes that the merger of the two companies took place on January 1, 1997. This information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the merger been consummated at that time.

                                                          Years Ended December 31,
                                                ----------------------------------------------
                                                     1999             1998           1997
                                                -------------    -------------    ------------
          Net interest income                   $  11,754,000    $  10,743,000    $  9,582,000
          Net income                            $   3,128,000    $   2,850,000    $  2,347,000
          Basic earnings per common share       $        1.37    $        1.25    $       1.02
          Diluted earnings per common share     $        1.30    $        1.14    $        .94

                                     EXPERTS

         The consolidated financial statements of American River Holdings included in this joint proxy statement/prospectus for the year ended December 31, 1999 have been audited by Perry-Smith LLP, independent accountants, as stated in their report, given upon their authority as experts in accounting and auditing.

         The financial statements of North Coast Bank, N.A. included in this joint proxy statement/prospectus for the year ended December 31, 1999 have been audited by Perry-Smith LLP, independent accountants, as stated in their report, given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the shares of American River Holdings common stock offered hereby and certain legal matters in connection with the merger will be passed upon for American River Holdings by Coudert Brothers, San Jose, California. Certain federal and California tax matters will be passed upon by Perry-Smith LLP, Sacramento, California.

                              SHAREHOLDER PROPOSALS

         Next years' annual meeting of shareholders of American River Holdings is currently scheduled to be held on May ___, 2001. Any shareholder desiring to submit a proposal for action and to be included in the Proxy Statement for the 2001 Annual Meeting of Shareholders, should mail such proposal by certified mail, return receipt requested, to American River Holdings, 1545 River Park Drive, Suite 107, Sacramento, California 95815, Attention: David T. Taber, President and Chief Executive Officer. All such proposals must be received by American River Holdings not later than ____________, 2000. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included, and other aspects related to such proposals, are regulated by the Securities Exchange Act of 1934, as amended.

                             SOLICITATION OF PROXIES

         Each of American River Holdings and North Coast Bank, N.A. will bear the cost of the solicitation of proxies from their respective shareholders. In addition to solicitation by mail, the directors, officers and employees of American River Holdings or North Coast Bank, N.A. may solicit proxies from their respective shareholders by telephone or telegram or in person. Those persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with the solicitations. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians, for the forwarding of solicitation materials to the beneficial owners of shares held of record by those persons, and American River Holdings or North Coast Bank, N.A., as applicable, will reimburse those persons for their reasonable out-of-pocket expenses in connection with those solicitations. North Coast Bank, N.A. has retained Chase Mellon Shareholder Services of San Francisco, California, to aid in the solicitation of proxies and to verify records related to the solicitations. Chase Mellon Shareholder Services will receive $4,500 as compensation for its services and $2,000 as reimbursement for its related out-of-pocket expenses.

                           ANNUAL DISCLOSURE STATEMENT

         Copies of the Annual Disclosure Statements of American River Bank and North Coast Bank, N.A., respectively, are available, upon request, at no cost to you. Additional copies may be obtained for a nominal fee. See "Where You Can Find More Information" on page 283.

                                 ANNUAL REPORT

         The Annual Reports to Shareholders for American River Holdings and North Coast Bank, N.A., respectively, for the year ended December 31, 1999, were previously mailed to their respective shareholders. A copy of the American River Holdings and/or the North Coast Bank, N.A. Annual Report to Shareholders is available, upon request, at no cost to you. Additional copies may be obtained for a nominal fee. See "Where You Can Find More Information" on page 283.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented at the American River Holdings annual meeting or North Coast Bank, N.A. special meeting other than those set forth above. However, if other matters properly come before the respective annual meeting or special meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with the recommendations of the board of directors, and the discretionary authority granted to the proxy holders named in the Proxy.

                       WHERE YOU CAN FIND MORE INFORMATION

         Neither American River Holdings nor North Coast Bank, N.A. is currently subject to the informational reporting requirements under the Securities Exchange Act of 1934, as amended. In connection with the merger, American River Holdings will register its common stock under Section 12 of the Securities Exchange Act of 1934, as amended, and thereafter will be required to file reports, proxy statements and other information with the Securities Exchange Commission.

         American River Holdings has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended, relating to the shares of American River Holdings common stock to be issued in connection with the merger. This joint proxy statement/prospectus also constitutes the prospectus of American River Holdings filed as part of the registration statement and does not contain all the information set forth in the registration statement and exhibits thereto. You may copy and read the registration statement and its exhibits at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission also maintains an Internet World Wide Web site at "http://www.sec.gov" at which any information filed by American River Holdings will be available.

         American River Holdings and North Coast Bank, N.A. will provide without charge, to each person to whom this joint proxy statement/prospectus is delivered, upon written or oral request, a copy of their respective Annual Disclosure Statement and Annual Report to Shareholders. These requests should be directed respectively to:

  American River Holdings                         North Coast Bank, N.A.
  1545 River Park Drive, Suite 107                50 Santa Rosa Avenue
  Sacramento, California 95815                    Santa Rosa, California 95404
  Attention:  David T. Taber, President and       Attention:  Kathy A. Pinkard, President and
              Chief Executive Officer                         Chief Executive Officer

  (916) 565-6100                                  (707) 443-8400

         In deciding how to vote on the transactions contemplated by the merger agreement, including the merger, you should rely only on the information contained in this joint proxy statement/prospectus. Neither American River Holdings nor North Coast Bank, N.A. has authorized any person to provide you with any information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated _____________, 2000. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than the date of this proxy statement/prospectus, and neither the mailing to you of this joint proxy statement/prospectus nor the issuance to you of shares of American River Holdings common stock will create any implication to the contrary. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities, or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it is unlawful.

                                     ANNEX A


                                    AGREEMENT

                                       AND

                        PLAN OF REORGANIZATION AND MERGER

                                  BY AND AMONG

                            AMERICAN RIVER HOLDINGS,

                            ARH INTERIM NATIONAL BANK

                                       AND

                     NORTH COAST BANK, NATIONAL ASSOCIATION




                                  MARCH 1, 2000

                                TABLE OF CONTENTS

                                                                          PAGE

1.    The Merger.............................................................2

       1.1   Effective Date and Time.........................................2

       1.2   Effect of the Merger............................................2

2.    Conversion And Cancellation Of Shares..................................3

       2.1   Conversion of NCB Shares........................................3

       2.2   Fractional Shares...............................................3

       2.3   Surrender of NCB Shares.........................................3

       2.4   Further Transfers of NCB Shares.................................4

       2.5   Adjustments.....................................................4

       2.6   Treatment of Stock Options......................................4

       2.7   Dissenting Shareholders.........................................5

       2.8   Interim Bank as Party...........................................5

3.    Covenants Of The Parties...............................................5

       3.1   Covenants of ARH................................................5
             a.   Amendment of Interim Bank Articles and Bylaws..............5
             b.   Appointment of ARH Directors...............................6
             c.   Amendment of ARH Stock Option Plan.........................6
             d.   Reservation, Issuance and Registration of ARH Shares.......6
             e.   Nasdaq Stock Market Listing................................6
             f.   Director and Officer Liability.............................7
             g.   Business Combination.......................................8

       3.2   Covenants of NCB................................................9
             a.   Termination of NCB Stock Option Plan.......................9
             b.   Termination or Merger of NCB Benefit Plans.................9
             c.   Capital Commitments and Expenditures.......................9
             d.   Compensation...............................................9
             e.   Loans......................................................9
             f.   Certain Notices...........................................10
             g.   Loan Review...............................................10
             h.   Loan Provision............................................11
             i.   No Merger or Solicitation.................................11

       3.3   Mutual Covenants of ARH and NCB................................12

                                                                          PAGE

             a.   Appointment of Executive Officers.........................12
             b.   Appointment of Bank Directors.............................12
             c.   Executive Management Committee............................12
             d.   Cumulative Voting; Classified Board of Directors..........12
             e.   Approval by Shareholders..................................13
             f.   Shareholder Lists and Other Information...................14
             g.   Government Approvals......................................14
             h.   Notification of Breach of Representations, Warranties
                  and Covenants.............................................14
             i.   Financial Statements......................................14
             j.   Conduct of Business in the Ordinary Course................15
             k.   Press Releases............................................17
             l.   Employee Benefit Plans....................................17
             m.   Certain Changes; Dividends................................17
             n.   Access to Properties, Books and Records; Confidentiality..18
             o.   Loan Performance..........................................19
             p.   Preparation of Joint Proxy Statement/Prospectus...........20
             q.   Pooling Accounting........................................20

4.    Representations And Warranties Of NCB.................................20
             a.   Corporate Status and Power to Enter Into Agreements.......20
             b.   Articles, Bylaws, Books and Records.......................20
             c.   Compliance With Laws, Regulations and Decrees.............21
             d.   Capitalization............................................21
             e.   Trademarks and Trade Names................................21
             f.   Financial Statements, Regulatory Reports..................22
             g.   Tax Returns...............................................22
             h.   Material Adverse Change...................................23
             i.   No Undisclosed Liabilities................................23
             j.   Properties and Leases.....................................24
             k.   Material Contracts........................................25
             l.   Classified Loans..........................................25
             m.   No Restrictions on Investments............................26
             n.   Employment Benefit Plans/ERISA............................26
             o.   Collective Bargaining and Employment Agreements...........27
             p.   Compensation of Officers and Employees....................28
             q.   Legal Actions and Proceedings.............................28
             r.   Execution and Delivery of the Agreements..................28
             s.   Retention of Broker or Consultant.........................29
             t.   Insurance.................................................29
             u.   Loan Loss Reserves........................................29
             v.   Transactions With Affiliates..............................30
             w.   Risk Management Instruments...............................30
             x.   Year 2000.................................................30

                                                                          PAGE

             y.   Community Reinvestment Act Compliance.....................31
             z.   Information in ARH Registration Statement.................31
             aa.  Accuracy and Effective Date of Representations and
                  Warranties, Covenants and Agreements......................31
             bb.  Brokered Deposits.........................................32

5.    Representations And Warranties Of ARH.................................32
             a.   Corporate Status and Power to Enter Into Agreements.......32
             b.   Articles, Bylaws, Books and Records.......................33
             c.   Compliance With Laws, Regulations and Decrees.............33
             d.   Capitalization............................................33
             e.   Trademarks and Trade Names................................34
             f.   Financial Statements, Regulatory Reports..................34
             g.   Tax Returns...............................................35
             h.   Material Adverse Change...................................35
             i.   No Undisclosed Liabilities................................36
             j.   Properties and Leases.....................................36
             k.   Material Contracts........................................37
             l.   Classified Loans..........................................38
             m.   No Restrictions on Investments............................38
             n.   Employment Benefit Plans/ERISA............................38
             o.   Collective Bargaining and Employment Agreements...........39
             p.   Compensation of Officers and Employees....................40
             q.   Legal Actions and Proceedings.............................40
             r.   Execution and Delivery of the Agreements..................40
             s.   Retention of Broker or Consultant.........................41
             t.   Insurance.................................................41
             u.   Loan Loss Reserves........................................42
             v.   Transactions With Affiliates..............................42
             w.   Risk Management Instruments...............................42
             x.   Year 2000.................................................43
             y.   Community Reinvestment Act Compliance.....................43
             z.   Information in ARH Registration Statement.................43
             aa.  Accuracy and Effective Date of Representations and
                  Warranties, Covenants and Agreements......................44
             bb.  Brokered Deposits.........................................44

6.    Securities Act Of 1933; Securities Exchange Act Of 1934...............44
             a.   Preparation and Filing of Registration Statement..........44
             b.   Effectiveness of Registration Statement...................45
             c.   Sales and Resales of Common Stock.........................45
             d.   Rule 145..................................................45

7.    Conditions To The Obligations Of ARH..................................45

             a.   Representations and Warranties............................46
             b.   Compliance and Performance Under Agreements...............46
             c.   Material Adverse Change...................................46
             d.   Approval of Agreements....................................46
             e.   Officer's Certificate.....................................46
             f.   Opinion of Counsel........................................46
             g.   Absence of Proceedings....................................46
             h.   Effectiveness of Registration Statement...................47
             i.   Government Approvals......................................47
             j.   Tax Opinion...............................................47
             k.   Accountant's Comfort Letters..............................48
             l.   Dissenting Shares.........................................49
             m.   Unaudited Financials......................................49
             n.   Affiliate Agreements......................................49
             o.   Closing Documents.........................................49
             p.   Consents..................................................49
             q.   Fairness Opinion..........................................49
             r.   Accounting Treatment......................................49
             s.   Shareholder Agreements....................................50
             t.   Performance Tests.........................................50

8.    Conditions To The Obligations Of NCB..................................50
             a.   Representations and Warranties............................50
             b.   Compliance and Performance Under Agreement................51
             c.   Material Adverse Change...................................51
             d.   Approval of Agreements....................................51
             e.   Officer's Certificate.....................................51
             f.   Opinion of Counsel........................................51
             g.   Absence of Proceedings....................................51
             h.   Effectiveness of Registration Statement...................51
             i.   Government Approvals......................................52
             j.   Tax Opinion...............................................52
             k.   Accountant's Comfort Letters..............................53
             l.   Dissenting Shares.........................................53
             m.   Unaudited Financials......................................54
             n.   Affiliate Agreements......................................54
             o.   Closing Documents.........................................54
             p.   Consents..................................................54
             q.   Fairness Opinion..........................................54
             r.   Accounting Treatment......................................54
             s.   Shareholder Agreements....................................54
             t.   Performance Tests.........................................55

9.    Closing...............................................................55
             a.   Closing Date..............................................55
             b.   Delivery of Documents.....................................55
             c.   Filings...................................................55

10.   Post-Closing Matters..................................................55

11.   Expenses..............................................................56

12.   Amendment; Termination................................................56
             a.   Amendment.................................................56
             b.   Termination...............................................56
             c.   Termination Date..........................................58
             d.   Notice....................................................59
             e.   Effect of Termination; Liquidated Damages.................59

13.   Indemnification.......................................................59
             a.   By ARH....................................................59
             b.   By NCB....................................................60
             c.   Notification..............................................60

14.   Miscellaneous.........................................................61
             a.   Notices...................................................61
             b.   Knowledge.................................................61
             c.   Binding Agreement.........................................61
             d.   Material Adverse Effect...................................62
             e.   Survival of Representations and Warranties................62
             f.   Governing Law.............................................62
             g.   Attorneys' Fees...........................................62
             h.   Entire Agreement; Severability............................62
             i.   Counterparts..............................................63

                                    EXHIBITS

                  A.       Agreement of Merger

                  B.       NCB Affiliate Agreement

                  C.       NCB Shareholder Agreement

                  D.       ARH Affiliate Agreement

                  E.       ARH Shareholder Agreement

                                    AGREEMENT

                                       AND

                        PLAN OF REORGANIZATION AND MERGER

         THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, dated as of March 1, 2000, ("Merger Agreement"), is made and entered into by and among American River Holdings, a California corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended ("ARH"), ARH Interim National Bank, an interim national banking association to be formed at the direction of ARH ("Interim Bank") and North Coast Bank, National Association, a national banking association chartered under the laws of the United States ("NCB").

         A. The Boards of Directors of ARH and NCB deem it advisable and in the best interests of ARH and NCB, and their respective shareholders, that ARH, Interim Bank and NCB enter into a business combination, with the expectation that the resulting multibank holding company structure will combine the best elements of ARH and its subsidiaries, American River Bank, a California state chartered banking corporation ("ARB") and First Source Capital, a California corporation ("FSC"), and NCB. Pursuant to a forward triangular merger under the authority of 12 U.S.C. 215a, NCB shall merge with and into Interim Bank (the "Merger") and the resulting national banking association will continue with the national bank charter number of NCB and the name "North Coast Bank, National Association" as a wholly-owned subsidiary of ARH.

         B. Upon organization of the Interim Bank, the Interim Bank will become a party to this Merger Agreement by the execution and delivery of an addendum or amendment to this Merger Agreement, in form and substance acceptable to ARH, NCB and the directors and shareholders of the Interim Bank.

         C. This Merger Agreement and the Agreement of Merger, substantially in the form attached hereto as Exhibit A and intended to be filed with the Office of the Comptroller of the Currency (the "Agreement of Merger"), have been approved by the Boards of Directors of ARH and NCB, and will be approved by the directors and shareholders of the Interim Bank, and the principal terms of the Merger will be submitted for approval of the shareholders of ARH and NCB at special meetings of their respective shareholders.

         D. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "IRC"), and the Merger shall be accounted for as a "pooling of interests."

         E. Pursuant to the Merger, each NCB shareholder will receive, in exchange for each share of NCB common stock ("NCB Share" or "NCB Shares"), the number of shares of ARH common stock ("ARH Share" or "ARH Shares") determined in accordance with the conversion ratio as more fully set forth in this Merger Agreement and in the Agreement of Merger (the "Conversion Ratio").

         F. The Boards of Directors of ARH, ARB, FSC and NCB have determined that the Merger and the other transactions contemplated by this Merger Agreement are consistent with, and will contribute to the furtherance of, their respective business strategies and goals.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Agreement of Merger, the parties hereto agree as follows:

1.       THE MERGER.

         1.1 EFFECTIVE DATE AND TIME. Subject to the terms and conditions of this Merger Agreement, the Merger shall become effective on the date ("Effective Date") and at the time ("Effective Time of the Merger") selected by the parties after the Merger has been certified by the Office of the Comptroller of the Currency ("OCC"), an executed copy of the Agreement of Merger has been filed with and accepted by the OCC, all Government Approvals have been received and satisfied and all other conditions to the Merger set forth in this Merger Agreement have been satisfied.

         1.2 EFFECT OF THE MERGER. Subject to the terms and conditions of this Merger Agreement, at the Effective Time of the Merger, NCB shall be merged with and into the Interim Bank and the resulting national banking association in the Merger (the "Resulting Association") will continue as a wholly-owned subsidiary of ARH with the national bank charter number of NCB and the name "North Coast Bank, National Association." All assets, rights, privileges, immunities, powers, franchises and interests of NCB in and to every type of property (real, personal and mixed) and choses in action, as they exist as of the Effective Date, including appointments, designations and nominations and all other rights and interests as assignee, receiver and in any fiduciary capacity, shall pass and be transferred to and vest in the Resulting Association by virtue of the Merger at the Effective Time of the Merger without any deed, conveyance or other transfer; the separate corporate existence of NCB and the Interim Bank shall cease; and the Resulting Association shall be deemed to be the same entity as each of NCB and the Interim Bank and shall be subject to all of their duties and liabilities of every kind and description. The Resulting Association shall be responsible and liable for all the liabilities and obligations of each of NCB and the Interim Bank; and any claim existing or action or proceeding pending by or against NCB or the Interim Bank may be prosecuted as if the Merger had not taken place, or the Resulting Association may be substituted in the place of NCB or the Interim Bank. Neither the rights of creditors nor any liens upon the property of either NCB or the Interim Bank shall be impaired by reason of the Merger.

2.       CONVERSION AND CANCELLATION OF SHARES.

         2.1 CONVERSION OF NCB SHARES. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of ARH, NCB or any holder of NCB Shares, subject to Section 2.2, 2.3 and 2.5 of this Merger Agreement, each outstanding NCB Share (other than any shares as to which dissenters' rights have been perfected as provided in Section 2.7 of this Merger Agreement), shall be converted into the right to receive a number of ARH Shares (or fraction thereof, subject to Section 2.2 of this Merger Agreement) based on a conversion ratio of .9644 of an ARH Share for each such NCB Share (the "Conversion Ratio").

         2.2 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of ARH Shares shall be issued to holders of NCB Shares. In lieu thereof, each such holder entitled to a fraction of an ARH Share shall receive, at the time of surrender of the certificate or certificates representing such holder's NCB Shares, an amount in cash equal to the average of the closing bid and asked prices for an ARH Share quoted on the OTC Bulletin Board for each of the twenty (20) trading days ending on the third business day immediately preceding the Effective Date, multiplied by the fraction of an ARH Share to which such holder otherwise would be entitled and rounded to the nearest penny. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

         2.3      SURRENDER OF NCB SHARES.

                  a. Prior to the Effective Date, ARH shall appoint U.S. Stock Transfer Corporation, or its successor, or any other bank or trust company (having capital of at least $50 million) mutually acceptable to ARH and NCB, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing NCB Shares and at and after the Effective Time of the Merger, ARH shall issue and deliver to the Exchange Agent such number of certificates representing ARH Shares and cash for payment of fractional shares, as shall be required to be delivered to holders of NCB Shares pursuant to the Agreement of Merger. As soon as practicable after the Effective Time of the Merger, each holder of NCB Shares converted pursuant to Section 2.1, upon surrender to the Exchange Agent of one or more certificates for such NCB Shares for cancellation, will be entitled to receive a certificate or certificates representing the number of ARH Shares determined in accordance with Section 2.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with
Section 2.2.

                  b. No dividends or other distributions of any kind which are declared payable to shareholders of record of the ARH Shares after the Effective Date will be paid to persons entitled to receive such certificates for ARH Shares until such persons surrender their certificates representing NCB Shares. Upon surrender of such certificates representing NCB Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the ARH Shares as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

                  c. If any certificate for ARH Shares is to be issued in a name other than that in which the certificate for NCB Shares surrendered in exchange therefor is registered, any transfer costs or expenses (except taxes) required by reason of the issuance of certificates for such ARH Shares in a name other than the registered holder of the certificate surrendered shall be paid by the person requesting such change.

                  d. All dividends or distributions, and any cash to be paid pursuant to Section 2.2 in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing NCB Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to ARH, and after such time any holder of a certificate representing NCB Shares who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, only have the rights of a general creditor of ARH for payment or delivery by ARH of such dividends or distributions or cash, as the case may be.

         2.4 FURTHER TRANSFERS OF NCB SHARES. At the Effective Time of the Merger, the stock transfer books of NCB shall be closed and no transfer of NCB Shares theretofore outstanding shall thereafter be made.

         2.5 ADJUSTMENTS. If, between the date of this Merger Agreement and the Effective Date, the outstanding shares of ARH Shares or NCB Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend or stock split thereon shall be declared with a record date within such period, the Conversion Ratio shall be proportionately adjusted with the result that the holders of NCB Shares shall receive the same economic benefit set forth in Section 2.1 of this Merger Agreement.

         2.6      TREATMENT OF STOCK OPTIONS.

                  a. Each person holding one or more options to purchase NCB Shares ("NCB Option" or "NCB Options") including NCB Options issued pursuant to the North Coast Bank, National Association 1990 Stock Option Plan, as amended to date ("NCB Stock Option Plan") and NCB Options issued directly by NCB outside of the NCB Stock Option Plan, shall have the right, in his or her discretion, to either:

                     (i) exercise any vested portion (including any portion vested as a result of the Merger) of the NCB Option to acquire NCB Shares prior to the Effective Date; or

                     (ii) as of the Effective Time of the Merger, surrender the NCB Option agreement to ARH, in which event such person will be entitled to receive a substitute option ("Substitute Option") exercisable for (a) the number of ARH Shares equal to the number of NCB Shares for which such person held NCB Options multiplied by the Conversion Ratio and rounded down to the nearest whole share, and (b) the exercise price for the shares subject to the NCB Option shall be adjusted by dividing the pre-Merger exercise price for the NCB Option by the Conversion Ratio, rounded to the nearest penny.

                  b. The Substitute Options to be received in exchange for NCB Options shall be, to the greatest extent practicable, vested to the same extent as before the Merger (including any portion vested as a result of the Merger), shall continue to vest on the same vesting schedule as provided under the original applicable NCB Option agreement, shall be exercisable as provided in the original applicable NCB Option agreement and shall otherwise preserve the characteristics, terms and conditions of the original NCB Option to the greatest extent possible, subject to the requirements of law and any applicable rules and regulations of the OCC.

         2.7 DISSENTING SHAREHOLDERS. Any NCB Shares held by persons who have satisfied the requirements of 12 U.S.C. Section 215a(b), (c) and (d) with respect to such NCB Shares shall not be converted pursuant to this Merger Agreement, but the holders thereof shall be entitled only to such rights as are granted them by Section 215a(b), (c) and (d). Each dissenting shareholder who is entitled to payment of his or her NCB Shares pursuant to Section 215a(b), (c) and (d) shall receive payment from ARH in an amount as determined pursuant to
Section 215a(b), (c) and (d).

         2.8 INTERIM BANK AS PARTY. ARH and NCB agree that, when organized and chartered by the OCC, the Interim Bank shall become a party to this Merger Agreement by the execution and delivery of an addendum or an amendment to the Merger Agreement, in form and substance acceptable to ARH, NCB and the directors and shareholders of the Interim Bank.

3.       COVENANTS OF THE PARTIES.

         3.1 COVENANTS OF ARH. During the period from the date of this Merger Agreement and continuing until the Effective Time of the Merger, except as expressly contemplated or permitted by this Merger Agreement or to the extent that NCB shall otherwise consent in writing, which consent will not be unreasonably withheld or delayed more than three (3) business days after the request for consent is delivered:

                  a. AMENDMENT OF INTERIM BANK ARTICLES AND BYLAWS. The Board of Directors of ARH shall take all necessary corporate action, to be effective at the Effective Time of the Merger, to amend the Articles of Association and Bylaws of the Interim Bank to the extent required by applicable law or regulation and subject to any required approvals of shareholders, government agencies or regulatory authorities, to: (i) change the name of the Resulting

Association to "North Coast Bank, National Association"; and (ii) provide for a range in the number of authorized directors of not less than five (5) and not more than twenty-five (25), and to adopt a resolution fixing the exact number of directors at eleven (11) or such other number agreed to by ARH and NCB.

                  b. APPOINTMENT OF ARH DIRECTORS. Promptly after the Effective Time of the Merger, two (2) of the existing directors of NCB (to be initially designated by the NCB Board of Directors and subject to ARH approval) shall be appointed to the ARH Board of Directors. One such director shall serve as a Class II Director and the other such director shall serve as a Class III Director, under the classified Board structure contemplated by Section 3.3.d. below, provided that (i) a proposal for classification of the ARH Board of Directors is approved by ARH shareholders as contemplated by Section 3.3.d. below and (ii) ARH Shares are listed for trading on the Nasdaq National Market as contemplated by Section 3.1.e. below. If the ARH shareholders do not approve the proposal to classify the ARH Board of Directors, or the ARH Shares are not listed for trading on the Nasdaq National Market, the two NCB directors intended to be appointed to the ARH Board of Directors to serve as a Class II Director and as a Class III Director, respectively, shall instead be appointed to the ARH Board of Directors without classification to serve until their successors are duly elected and qualified. In such event, ARH shall nominate the two NCB directors for election in 2001 and 2002 in connection with any proposal to elect directors to the ARH Board of Directors whether at a meeting of ARH shareholders or as otherwise permitted by the ARH bylaws.

                  c. AMENDMENT OF ARH STOCK OPTION PLAN. ARH shall take all necessary corporate action, including any required approval of the shareholders of ARH to amend its 1995 Stock Option Plan ("ARH Stock Option Plan") or establish a new stock option plan (at the meeting described in Section 3.3.e hereof) and shall cause to be filed and become effective under the Securities Act of 1933, as amended (the "1933 Act"), as of or as soon as practicable following the Effective Time of the Merger, a registration statement with respect to the options to be granted and shares to be issued thereunder to fulfill the obligations to grant Substitute Options to holders of NCB Options pursuant to Section 2.6 of this Merger Agreement.

                  d. RESERVATION, ISSUANCE AND REGISTRATION OF ARH SHARES. ARH shall reserve for issuance in connection with the Merger and in accordance with the terms of this Merger Agreement (i) a number of ARH Shares sufficient to complete the exchange of ARH Shares for the outstanding NCB Shares pursuant to the Conversion Ratio and the provisions of Section 2.1 above and (ii) the maximum number of ARH Shares to which the holders of Substitute Options may be entitled pursuant to Section 2.6 above at or after the Effective Time of the Merger. ARH shall cause such ARH Shares to be registered under the 1933 Act, as provided in Section 6 below.

                  e. NASDAQ STOCK MARKET LISTING. ARH shall take all necessary action to list ARH's Shares with the Nasdaq Stock Market for trading on the Nasdaq National Market, to be effective as soon as practicable following the Effective Time of the Merger.

                  f. DIRECTOR AND OFFICER LIABILITY. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Merger Agreement, or who becomes prior to the Effective Time of the Merger, a director, officer or employee of NCB ("Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of NCB or any predecessor or (ii) this Merger Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, ARH and NCB agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Date, ARH shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation and in the event of any such threatened or actual claim, action, suit, proceeding, or investigation (whether asserted or arising before or after the Effective Date), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with ARH; provided, however, that (1) ARH shall have the right to assume the defense thereof and upon such assumption ARH shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if ARH elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between ARH and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with ARH, and ARH shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) ARH shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded based on the advice of counsel that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, ARH shall be obligated to pay for such separate counsel, (3) ARH shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (4) ARH shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law; provided, further, that ARH hereby expressly undertakes the indemnification of certain officers and directors and former officers and directors in existing matters for which indemnification is being provided by NCB and, notwithstanding the provisions of this Section 3.1.f., such indemnification shall be on the same terms and subject to the same limitations as shall exist on the Effective Date. Any Indemnified Party wishing to claim Indemnification under this Section 3.1.f., upon learning of any such claim, action, suit, proceeding or investigation, shall notify ARH thereof, provided that the failure to so notify shall not affect the obligations of ARH under this Section 3.1.f. except to the extent such failure to notify materially prejudices ARH. ARH's obligations under this Section 3.1.f. continue in full force and effect for a period of three (3) years from the Effective Date; provided, however, that all rights to indemnification in respect of any claim ("Claim") asserted or made within such period shall continue until the final disposition of such Claim and provided further that ARH shall have the right of setoff against any payments required to be made by ARH to an Indemnified Party pursuant to this Section 3.1.f. to the extent that such Indemnified Party shall have received the indemnification to which such Indemnified Party is entitled from an insurer under a directors' and officers' liability insurance policy maintained by NCB or ARH.

                  ARH, from and after the Effective Date, will directly or indirectly cause the persons who served as directors or officers of NCB on or before the Effective Date to be covered by ARH's existing directors' and officers' liability insurance policy (provided that ARH may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) or so-called tail coverage obtained in connection with NCB's directors' and officers' liability insurance policies in effect as of the Effective Date; provided that ARH shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid as of the date hereof by NCB for such insurance. Subject to the preceding sentence, such insurance coverage, shall commence on the Effective Date and will be provided for a period of no less than three (3) years after the Effective Date. From the date hereof through the Effective Date and subject to the foregoing, NCB shall use its best efforts to arrange for tail coverage related to its then current policies of directors' and officers' liability insurance and, following the Effective Date, ARH shall exercise those rights which it may have in order to commence such coverage. In connection with any active, pending claim under an existing NCB directors' and officers' liability insurance policy, ARH will take no action that would have the effect of waiving any such claim and will not omit to take any action that is necessary to preserve such a claim.

                  In the event ARH or any of its successors or assigns (A) consolidates with or merges into any third person, group or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (B) transfers or conveys all or substantially all of its properties and assets to any third person, group or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of ARH assume the obligations set forth in this Section 3.1.f. The provisions of this Section 3.1.f. are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                  g. BUSINESS COMBINATION. ARH shall not solicit or accept any offer from any third party regarding a Business Combination (as defined in Section 3.2.i. below) of ARH or ARB with any other third person, group or entity unless such offer is expressly conditioned upon the performance by ARH or the successor in interest of ARH's obligations under this Merger Agreement.

         3.2 COVENANTS OF NCB. During the period from the date of this Merger Agreement and continuing until the Effective Time of the Merger, except as expressly contemplated or permitted by this Merger Agreement or to the extent that ARH shall otherwise consent in writing, which consent will not be unreasonably withheld or delayed more than three (3) business days after the request for consent is delivered:

                  a. TERMINATION OF NCB STOCK OPTION PLAN. NCB shall take all necessary action to cause the termination of the NCB Stock Option Plan effective at the Effective Time of the Merger and the exercise or surrender (in exchange for Substitute Options) of NCB Options outstanding thereunder.

                  b. TERMINATION OR MERGER OF NCB BENEFIT PLANS. If requested by ARH, NCB shall take all necessary action to cause the termination, amendment, or merger of NCB Benefit Plans (as defined in Section 4.n. hereof) at the Effective Time of the Merger.

                  c. CAPITAL COMMITMENTS AND EXPENDITURES. After the execution of this Merger Agreement, no new capital commitments shall be entered into, and no capital expenditures shall be made by NCB in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate, including but not limited to, creation of any new branches and acquisitions or leases of real property, except commitments or expenditures within existing operating and capital budgets including, without limitation, the "Forecast 2000" budget model heretofore furnished to and approved in writing by ARH.

                  d. COMPENSATION. NCB shall not make or approve any increase in the compensation payable or to become payable by it to any of its directors or agents, or to its officers or employees with annual salaries in excess of Seventy-Five Thousand Dollars ($75,000) including, but not limited to, compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement, nor shall any bonus payment or any agreement or commitment to make a bonus payment be made, nor shall any stock option, warrant or other right to acquire capital stock be granted (except as provided in Section 2.6), or employment agreement (other than any such employment agreement that may arise by operation of law upon the hiring of any new employee) or consulting agreement be entered into by NCB with any such directors, officers, employees or agents unless ARH has given its prior written consent. Nothing herein shall prevent the payment to officers and employees of NCB with salaries below Seventy-Five Thousand Dollars ($75,000) of salary increases in connection with regular salary reviews consistent with past practices, or bonuses consistent with past practices, provided, that such salary increases and bonuses have been disclosed by NCB to ARH and listed in the NCB Disclosure Schedule (defined in Section 4 of this Merger Agreement).

                  e. LOANS. NCB shall not, without first having obtained the written consent of ARH (which shall be deemed to have been given if no response is provided following written request therefor within three (3) business days of receipt of such request), cause, allow, or suffer its officers or agents to commit to any loan, loan renewal or amendment, loan participation or other extension of credit in any form whatsoever, which does not comply in all material respects with its credit policies in effect and as disclosed and provided to ARH prior to the date of this Merger Agreement. All loan participations, real estate construction or development loans and loans to NCB directors and officers regardless of amount and all other extensions of credit over Six Hundred Fifty Thousand Dollars ($650,000), except for conforming FHLMC and FNMA loans, shall be subject to the prior written consent of ARH; provided, however, that the prior written consent of ARH shall be deemed waived for any new standalone extension of credit (other than loan participations, real estate construction or development loans and loans to NCB directors and officers) which is below Six Hundred Fifty Thousand Dollars ($650,000) and where such new standalone extension of credit is in compliance with NCB credit policy and either has been approved by the approving officer with the requisite lending authority or has been approved by the NCB loan committee or equivalent committee of the NCB Board of Directors performing such function. NCB shall promptly provide to ARH for its review and comment relevant information concerning any proposed new standalone extension of credit or the renewal or amendment of an existing extension of credit in excess of Two Hundred Thousand Dollars ($200,000).

                  f. CERTAIN NOTICES. NCB shall notify ARH promptly (but not less often than weekly) in writing upon the occurrence of any of the following:

                     (i) the classification of any loan as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful" or "Loss"; or

                     (ii) the filing or commencement of any legal action or other proceeding or investigation by or against NCB, its directors, officers or employees.

                  g. LOAN REVIEW. Until the Effective Date, NCB will submit to ARH upon request (but not less often than monthly) a list of loans that may reasonably be described as or are included in any of the following categories or specifications: (i) any new standalone extension of credit over One Hundred Thousand Dollars ($100,000), (ii) any restructured loan as defined under SFAS 15, regardless of amount, (iii) any renewal or upgrade or other change in status of an existing loan over Fifty Thousand Dollars ($50,000), (iv) any renewal of an existing loan previously classified by management or internal policy or procedure of NCB, or by any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss," or classified using categories or words with similar import, in a commitment amount over Twenty-Five Thousand Dollars ($25,000) or where the aggregate debt of the borrower and its affiliates and/or related interests will exceed Twenty-Five Thousand Dollars ($25,000) and
(v) any loan to an NCB director or officer. NCB will provide to ARH a copy of the loan approval/credit write-up and supporting information on any loan described in subsections (i), (ii), (iii), (iv) or (v) above at the time of delivery of such list of loans. Copies of such supporting information shall be returned to NCB within seven (7) days of receipt.

                  h. LOAN PROVISION. NCB shall maintain adequate reserves for loan losses. Without limiting the generality of the foregoing, each month following the date of this Merger Agreement through the Effective Date, NCB shall expense as a provision to its allowance for loan losses, (i) such amount as may be required by the written loan loss policy and procedures adopted by the Board of Directors of NCB and (ii) not less than the amount specified in the NCB "Forecast 2000" budget model, in each case of (i) and (ii) above as provided to ARH prior to the date of this Merger Agreement.

                  i. NO MERGER OR SOLICITATION.

                     (i) Subject to the continuing fiduciary duty of the Board of Directors of NCB to its shareholders, prior to the Effective Time of the Merger, NCB shall not effect or agree to effect or enter into a transaction or series of transactions with one or more third persons, groups or entities providing for the acquisition of all or a substantial part of NCB or its subsidiaries, whether by way of merger, exchange of stock, sale of assets, or otherwise ("Business Combination"), acquire or agree to acquire any of its own capital stock or the capital stock or asset (except in a fiduciary capacity or in the Ordinary Course of Business and consistent with past practices) of any other entity, or commence any proceedings for winding up and dissolution affecting either of them.

                     (ii) Subject to the continuing fiduciary duty of the Board of Directors of NCB to its shareholders, prior to the Effective Time of the Merger, neither NCB nor any of its officers, directors or affiliates, nor any investment banker, attorney, accountant or other agent, advisor or representative retained by NCB shall (a) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, continue, propose or enter into discussions or negotiations looking toward, or enter into any agreement or understanding providing for, any Business Combination with any third party; or (b) disclose, directly or indirectly, any nonpublic information to any corporation, partnership, person or other entity or group concerning NCB's business and properties or afford any such other party access to its properties, books or records or otherwise assist or encourage any such other party in connection with the foregoing, or (c) furnish or cause to be furnished any information concerning its business, financial condition, operations, properties or prospects to another person, having any actual or prospective role with respect to any such Business Combination.

                     (iii) NCB shall notify ARH immediately of the details of any indication of interest of any person, corporation, firm, association or group to acquire by any means a controlling interest in NCB or engage in any Business Combination with NCB.

                     (iv) Notwithstanding anything to the contrary contained in this Merger Agreement, in the event the Board of Directors of NCB receives a bona fide unsolicited offer for a Business Combination of NCB with another entity, and reasonably determines, upon advice of counsel, that as a result of such offer, any duty to act or to refrain from doing any act pursuant to this Merger Agreement is inconsistent with the continuing fiduciary duties of the Board of Directors to its shareholders, subject to the provisions of this Merger Agreement including, without limitation, Section 12.e.(ii) and the rights accorded ARH thereunder which shall remain in effect, such duty to act or to refrain from doing any act shall be excused and such failure to act or refrain from doing any act shall not (a) constitute the failure of any condition, breach of any covenant or otherwise constitute any breach of this Merger Agreement, or (b) create any claim or cause of action asserting any liability against any member of the Board of Directors of NCB.

         3.3      MUTUAL COVENANTS OF ARH AND NCB.

                  a. APPOINTMENT OF EXECUTIVE OFFICERS. At the Effective Time of the Merger, the following persons shall become executive officers of the Resulting Association and shall be appointed to the positions indicated: Kathy
A. Pinkard, President and Chief Executive Officer, David A. Wattell, Senior Vice President and Chief Credit Officer, and Debbie K. Fakalata, Senior Vice President and Chief Financial Officer.

                  b. APPOINTMENT OF BANK DIRECTORS. At the Effective Time of the Merger, all of the nine (9) existing directors of NCB, as named below, shall become members of the Board of Directors of the Resulting Association, to serve until their successors are duly elected and qualified: Leo J. Becnel, M. Edgar Deas, Michael P. Merrill, Kathy A. Pinkard, William A. Robotham, Herbert C. Steiner, Larry L. Wasem, Philip A. Wright, and Robert A. Young. In addition, two
(2) of the existing directors of ARH (to be designated by the ARH Board of Directors) shall also become members of the Board of Directors of the Resulting Association at the Effective Time of the Merger.

                  c. EXECUTIVE MANAGEMENT COMMITTEE. From and after the Effective Time of the Merger, Kathy A. Pinkard, President and Chief Executive Officer of NCB, shall become a member of the Executive Management Committee of ARH.

                  d. CUMULATIVE VOTING; CLASSIFIED BOARD OF DIRECTORS. After execution hereof, the ARH Board of Directors will adopt amendments ("Amendments") to ARH's Articles of Incorporation and Bylaws, as applicable, to
(i) eliminate cumulative voting in the election of directors and (ii) provide that the ARH Board of Directors shall be divided into three classes of directors, each consisting of a number of directors equal as nearly as practicable to one-third of the total number of directors, for so long as such Board consists of at least nine (9) authorized directors and, in the event that the total number of authorized directors on such Board is at least six (6) but less than nine (9), for classification of the Board of Directors into two classes, each consisting of a number of directors equal as nearly as practicable to one-half the total number of directors. Each class of directors would be subject to election every third year and would serve for a three-year term for so long as the Board remained classified into three classes, or would be subject to election every second year and would serve for a two-year term in the event the Board were classified into two classes. Currently, all of the directors of ARH are elected each year to serve a one-year term. ARH shall cause the Amendments to be submitted for the approval of its shareholders, together with the other principal terms of the Merger, as provided in Section 3.3.e. below. In connection with the approval of the Merger as provided in Section 3.3.e., NCB shall advise its shareholders of the proposed Amendments and their approval of the Merger will constitute their consent to the Amendments. If the Merger, including the Amendments, is approved by the shareholders of ARH and NCB, and subject to the listing of ARH Shares on the Nasdaq Stock Market as provided in
Section 3.1.e. of this Merger Agreement, the ARH Board of Directors will, for purposes of initial implementation, designate three classes of directors for election at the 2000 Annual Meeting of Shareholders of ARH, as follows: Class I will be elected initially for a one-year term expiring at the 2001 ARH Annual Meeting of Shareholders; Class II will be elected initially for a two-year term expiring at the 2002 ARH Annual Meeting of Shareholders; and Class III will be elected for a three-year term expiring at the ARH Annual Meeting of Shareholders to be held in the year 2003; and, in each case, until their successors are duly elected and qualified. At each ARH Annual Meeting after the 2000 Annual Meeting, only directors of the class whose term is expiring would be voted upon, and upon election each such director would serve a three-year term. Commencing with the ARH Annual Meeting of Shareholders scheduled to occur in 2001, directors elected to Class I would serve for a three-year term and until their successors are duly elected and qualified, subject to any decrease in the total number of authorized directors, as described above. Subsequently, in the years 2002 and 2003, directors elected to Class II and Class III, respectively, would also be elected for a three-year term and until their successors are duly elected and qualified.

                  e. APPROVAL BY SHAREHOLDERS. ARH and NCB shall each cause the principal terms of the Merger and in the case of ARH, separate proposals regarding the Amendments, to be submitted promptly for the approval of their respective shareholders at meetings to be called and held in accordance with applicable laws. Subject to continuing fiduciary duties to their shareholders, the Board of Directors of ARH and the Board of Directors of NCB, in authorizing the execution and delivery of this Merger Agreement, unanimously recommend that the principal terms of the Merger be approved by their respective shareholders. In connection with the call of such meetings, ARH and NCB shall cause the Joint Proxy Statement/Prospectus described in Section 6 of this Merger Agreement to be mailed to their respective shareholders. Subject to its continuing fiduciary duty to the shareholders of ARH or NCB, as the case may be, the Board of Directors of ARH and the Board of Directors of NCB shall at all times prior to and during such meetings of their respective shareholders recommend that the principal terms of the Merger be approved and, subject to such duty, use its best efforts to cause such approvals.

                  f. SHAREHOLDER LISTS AND OTHER INFORMATION. After execution hereof, each of ARH and NCB shall from time to time make available to the other party, upon request, a list of its shareholders and their addresses and such other information as the other party shall reasonably request regarding the ownership of the common stock of ARH and NCB, respectively.

                  g. GOVERNMENT APPROVALS. Each party will use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain (i) the prior approval of the Merger and the transactions contemplated pursuant to this Merger Agreement and the Agreement of Merger by applicable government agencies and regulatory authorities including, without limitation, the Federal Deposit Insurance Corporation (the "FDIC"), the Board of Governors of the Federal Reserve System (the "FRB"), the OCC, and (ii) all other such consents or approvals of government agencies and regulatory authorities as shall be required by law or otherwise desirable, and shall do any and all acts and things necessary or appropriate in order to cause the Merger to be consummated on the terms provided in the Agreement of Merger and this Merger Agreement as promptly as practicable. All such approvals described in this Section 3.3.g. are referred to in this Merger Agreement as the "Government Approvals."

                  h. NOTIFICATION OF BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Each party shall promptly give written notice to the each other party upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of that party contained or referred to in the Agreement of Merger or this Merger Agreement and shall use its best efforts to prevent the same or to remedy the same promptly.

                  i. FINANCIAL STATEMENTS.

                     (i) ARH and NCB have delivered to each other prior to the date hereof or shall deliver as soon as available, true and correct copies of (consolidated, as applicable) statements of income, changes in shareholders' equity and, as applicable, statements of cash flows, for the fiscal years ended December 31, 1999, 1998, 1997, 1996 and 1995, and balance sheets as of
                  December 31, 1999, 1998, 1997, 1996 and 1995. Such financial statements at December 31, 1999, 1998, 1997, 1996, and 1995 and for the fiscal years ended December 31, 1999, 1998, 1997, 1996, and 1995 have been or shall be audited by Perry-Smith LLP, as independent public accountants for ARH during the relevant periods, and Perry-Smith LLP and its predecessors, as independent public accountants for NCB during the relevant periods, and include or shall include an opinion of such accounting firms to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such financial statements and present fairly, in all material respects, the (consolidated, as applicable) financial position, results of operations and cash flows of each party at the dates indicated and for the periods then ending. The opinions of such accounting firms do not and shall not contain any qualifications.

                     (ii) ARH and NCB shall provide to each other, at or prior to the Effective Date, copies of all financial statements and proxy statements issued or to be issued to its shareholders between the date of this Merger Agreement and the Effective Date.

                     (iii) ARH and NCB have delivered or shall deliver, to each other true and complete copies of its Annual Reports to Shareholders for the years ended December 31, 1999, 1998, 1997, 1996, and 1995, all periodic reports required to be filed by it pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or Section 12(i) of the 1934 Act since December 31, 1994, all proxy statements and other written material furnished to its shareholders since December 31, 1994, and all other material reports, including call reports, relating to ARH, ARB, FSC and NCB filed by ARH, ARB, FSC and NCB with the California Department of Financial Institutions ("CDFI"), FDIC, FRB, OCC or other government agency or regulatory authority during 1995 through the Effective Date. As of their respective filing dates, each of the documents described in the preceding sentence complied or shall comply in all material respects with all legal and regulatory requirements applicable thereto.

                  j. CONDUCT OF BUSINESS IN THE ORDINARY COURSE. Prior to the Effective Time of the Merger, ARH and NCB shall conduct their businesses (including the businesses of their subsidiaries) in the ordinary course as heretofore conducted. For purposes of this Merger Agreement, the "Ordinary Course of Business" of each party shall consist of the banking and related businesses as presently conducted by it and its subsidiaries in compliance with customary safe and sound banking practices and applicable laws and regulations. Unless a party has given its previous written consent (which shall not be unreasonably withheld and shall be deemed to have been given if no response is provided following written request therefor within three (3) business days of receipt of such request) to any act or omission to the contrary, each party shall, and shall cause its subsidiaries to, until the Effective Date:

                     (i) preserve its business and business organizations intact;

                     (ii) preserve the good will of customers and others having business relations with it and take no action that would impair the benefit to each party of the goodwill of it or the other benefits of the Merger;

                     (iii) consult with each party as to the making of any decisions or the taking of any actions in matters other than in the Ordinary Course of Business;

                     (iv) maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted);

                     (v) comply with all laws, regulations and decrees applicable to the conduct of its business;

                     (vi) use its best efforts to keep in force at not less than its present limits all policies of insurance (including deposit insurance of the FDIC) to the extent reasonably practicable in light of the prevailing market conditions in the insurance industry;

                     (vii) use its reasonable best commercial efforts to keep available the services of its present officers and employees (it being understood that each party shall have the right to terminate the employment of any of its officers or employees in accordance with its established employment procedures);

                     (viii) comply with all orders of and agreements or memoranda of understanding with respect to it or its subsidiaries made by or with the CDFI, FDIC, FRB, OCC, or any other government agency or regulatory authority of competent jurisdiction, and promptly forward to each party all communications received from any such agency or authority that are not prohibited by such agency or authority from being so disclosed and inform each party of any material restrictions imposed by any government agency or regulatory authority on its business;

                     (ix) file in a timely manner (taking into account any extensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

                     (x) conduct an environmental audit prior to foreclosure on any property concerning which it has knowledge, or should have knowledge, that asbestos or asbestos containing material, PCB's or PCB-contaminated materials, any petroleum product, or hazardous substance or waste (as defined under any applicable environmental laws) was or is present, manufactured, recycled, reclaimed, released, stored, treated, or disposed of, and provide the results of such audit to and consult with each party regarding the significance of the audit prior to the foreclosure on any such property;

                     (xi) not sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets except in the Ordinary Course of Business, for adequate value, without recourse and consistent with its customary practice;

                     (xii) not take any action with respect to its investments or risk management arrangements which are inconsistent with the policies established by its Board of Directors;

                     (xiii) not take any action to create, relocate or terminate the operations of any banking office or branch, or to form any new subsidiary or affiliated entity; and

                     (xiv) not settle or otherwise take any action to release or reduce any of its rights with respect to any litigation involving a claim of more than Twenty-Five Thousand Dollars ($25,000) in which it is a party.

                  k. PRESS RELEASES. No party shall issue any press release or written statement for general circulation relating to the Merger, this Merger Agreement or the Agreement of Merger unless previously provided to each party for review and approval (which approval will not be unreasonably withheld or delayed) and each party shall cooperate with each other party in the development and distribution of all news releases and other public information disclosures with respect to the Merger, this Merger Agreement or the Agreement of Merger; provided that a party may, without the consent of each other party, make any disclosure with regard to the Merger, this Merger Agreement or the Agreement of Merger that it determines with advice of counsel is required under any applicable law or regulation.

                  l. EMPLOYEE BENEFIT PLANS. The parties agree that the employee benefit plans of NCB shall be terminated, frozen, amended, modified or merged into the employee benefit plans of ARH on or after the Effective Date in accordance with applicable laws and regulations and the provisions of the IRC, as determined by mutual agreement of the parties or by ARH. On the Effective Date, NCB employees that become employees of ARH or ARB will commence participation in ARH's employee benefit plans in accordance with the terms and conditions provided under such plans; provided, however, that each employee of NCB who becomes an employee of ARH or ARB or the national bank resulting from the merger of NCB with and into the Interim Bank ("Transferred Employee") shall receive credit for his or her years of service with NCB for purposes of eligibility and vesting under ARH's employee benefit plans; provided, further, that each Transferred Employee who elects coverage under ARH's health plan within thirty (30) days after coverage is extended to him or her shall not be subject to any preexisting condition limitation under such health plan.

                  m. CERTAIN CHANGES; DIVIDENDS. On or after the date of this Merger Agreement hereof and at or prior to the Effective Time of the Merger, except with the prior written consent of each other party or as otherwise provided in this Merger Agreement and the Agreement of Merger:

                     (i) Neither ARH nor NCB shall amend its Articles of Incorporation or Association or Bylaws or the Articles of Incorporation or Bylaws of its subsidiaries except as may be required to comply with the terms of this Merger Agreement and to perform its obligations thereunder; make any change in their respective authorized, issued or outstanding capital stock or any other equity security; issue, grant, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity), shares of or securities convertible into, capital stock or other equity securities of their respective companies, or enter into any agreement, call or commitment of any character so to do; grant or issue any stock option relating to or right to acquire shares of their capital stock or other equity security; or agree to do any of the foregoing, except as expressly provided herein. Nothing herein shall prohibit the issuance of shares upon exercise of options granted under the ARH Stock Option Plan or the NCB Stock Option Plan and outstanding at the time this Merger Agreement is executed;

                     (ii) Neither ARH nor NCB shall declare, set aside or pay any dividend or other distribution in respect of its common stock (including, without limitation, any stock dividend or distribution) other than regular quarterly or semiannual cash dividends on its common stock in amounts substantially equivalent to cash dividends paid in the two (2) years prior to the date hereof (it being understood that declaration of a quarterly or semiannual cash dividend equal to the most recent previous quarterly or semiannual cash dividend will be deemed to meet this standard), which shall include percentage increases in such amount as may be consistent with the increases in cash dividends paid during such two (2) year period;

                     (iii) Neither ARH nor NCB shall change its lending, investment, liability management and other material policies and procedures except as required by law or by regulations promulgated by applicable government agencies or regulatory authorities having jurisdiction over the business conducted by ARH and its subsidiaries or NCB; and

                     (iv) Neither ARH nor NCB shall change the methods of accounting applicable to their respective businesses except as required by changes in generally accepted accounting principles as concurred in by the independent accountants for ARH and NCB.

                  n. ACCESS TO PROPERTIES, BOOKS AND RECORDS; CONFIDENTIALITY. Prior to the Effective Time of the Merger, each party shall give each other party and its counsel, independent accountants and agents, full access during normal business hours and upon reasonable request, to all of its properties, books, contracts, commitments and records including, but not limited to, the corporate, financial and operational records, papers, reports, instructions, procedures, tax returns and filings, tax settlement letters, material contracts or commitments, regulatory examinations and correspondences (but excluding any documents or materials subject to the attorney-client privilege or related to consideration of the Merger), and shall allow each other party to make copies of such materials (excluding regulatory examinations and correspondence to the extent prohibited by applicable law or regulation) and shall furnish each other party with all such information concerning its affairs as each other party may reasonably request. Each party shall also use its best efforts to cause its independent accountants to make available to each other party, its accountants, counsel and other agents, to the extent reasonably requested in connection with such review, such independent accountants' work papers and documentation relating to its work papers and its audits of the books and records of each party. The availability or actual delivery of such information about a party shall not affect the covenants, representations and warranties of any party contained in this Merger Agreement and in the Agreement of Merger. Each party shall use its best efforts to cause its officers, directors, employees, auditors, independent accountants and attorneys to cooperate with each other party in its reasonable requests for information. Each party shall treat as confidential all such information in the same manner as each party treats similar confidential information of its own, and if this Merger Agreement is terminated, each party shall continue to treat all such information as confidential and to cause its employees to keep all such information confidential and shall return such documents theretofore delivered by each other party as each other party shall request, and shall use such information, or cause it to be used, solely for the purposes of evaluating and completing the transactions contemplated hereby; provided that each party may disclose any such information to the extent required by federal or state securities laws or otherwise required by any government agency or regulatory authority, or by generally accepted accounting principles. The foregoing confidentiality obligations shall not apply in respect of any information publicly available or to any information previously known to the party in question, the use of which is not otherwise restricted. Notwithstanding the foregoing, the parties agree to comply with the terms and provisions of that certain Confidentiality Agreement entered into between the parties dated January 10, 2000, and any inconsistency between the terms and provisions of that Confidentiality Agreement and the foregoing provisions shall be resolved in favor of the terms and provisions contained in the Confidentiality Agreement.

                  o. LOAN PERFORMANCE. From and after the date of this Merger Agreement until the Effective Date, each party will provide to the other the following reports for each such month concurrent with the distribution of the monthly board report materials for the respective Boards of Directors of ARH, ARB and NCB:

                     (i) a status report on all loans classified as watch, other assets specially mentioned, special mention, substandard, doubtful or loss;

                     (ii)    past due reports by loan;

                     (iii)   nonaccrual reports by loan;

                     (iv)    loss reports by loan;

                     (v)     restructured loans reports; and

                     (vi) quarterly call reports submitted to regulators during such month, if any.

                  p. PREPARATION OF JOINT PROXY STATEMENT/PROSPECTUS. NCB shall cooperate with ARH in the preparation pursuant to Section 6 hereof of a joint proxy statement and prospectus of ARH and NCB to be sent to the shareholders of ARH and NCB (the proxy materials and prospectus, together with any amendments or supplements thereto, being herein referred to as the "Joint Proxy Statement/Prospectus").

                  q. POOLING ACCOUNTING. ARH and NCB shall cooperate and use their respective best efforts to cause the Merger to qualify for the pooling of interests method of accounting in accordance with generally accepted accounting principles.

4.       REPRESENTATIONS AND WARRANTIES OF NCB

         NCB represents and warrants to ARH that, except as set forth on a schedule dated the date of this Merger Agreement (the "NCB Disclosure Schedule"), a copy of which shall be delivered to ARH for review no less than one (1) day prior to execution and delivery of this Merger Agreement, corresponding in number with the applicable section of this Merger Agreement:

                  a. CORPORATE STATUS AND POWER TO ENTER INTO AGREEMENTS. (i) NCB is a national banking association, organized and existing under the laws of the United States of America, (ii) subject to obtaining the Government Approvals and approval of the principal terms of the Merger by the NCB shareholders, NCB has all necessary corporate power to enter into this Merger Agreement and the Agreement of Merger and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) NCB holds a currently valid national bank charter, issued by the OCC to engage in the commercial banking business with offices in the State of California at the locations at which it is licensed and currently conducts business, and (iv) NCB is not subject to any directive, resolution, memorandum of understanding or order of the FDIC, OCC or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of NCB nor the location of its properties requires it to be licensed to do business in any jurisdiction other than the State of California. NCB's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

                  b. ARTICLES, BYLAWS, BOOKS AND RECORDS. The copies of the Articles of Association and Bylaws of NCB heretofore delivered to ARH are complete and accurate copies thereof as in effect on the date hereof. The minute books of NCB made available to ARH contain a complete and accurate record of all meetings of NCB's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of NCB fairly reflect the material transactions to which NCB is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

                  c. COMPLIANCE WITH LAWS, REGULATIONS AND DECREES. NCB (i) has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) to its knowledge, has complied in all material respects with, and is not in material default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of NCB or is not likely to otherwise have a material adverse effect on NCB, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be filed, and (iv) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all government and regulatory authorities which are necessary to the business and operations of NCB as now being conducted.

                  d. CAPITALIZATION. As of the date of this Merger Agreement, the authorized capital stock of NCB consists of 5,000,000 shares of NCB common stock, par value $4.00 per share, of which 472,354 shares are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. Said capital stock has been offered, sold and issued in compliance with all applicable securities laws. As of the date of this Merger Agreement, there are outstanding options to purchase 192,415 shares of NCB common stock, at a weighted average exercise price of $7.80 per share, issued pursuant to the NCB Stock Option Plan and directly from NCB outside of the NCB Stock Option Plan. Said options were issued and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate NCB to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any NCB common stock or any other equity security of NCB, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of NCB common stock or any other equity security of NCB. The outstanding common stock of NCB is not registered with the Securities and Exchange Commission (the "Commission") pursuant to
Section 12(g) of the 1934 Act and NCB has not heretofore filed periodic reports under Section 12(i), 13(a) or 15(d) of the 1934 Act. Except as collateral for outstanding loans held in its loan portfolio, NCB does not own, directly or indirectly, any equity interest in any bank, corporation or other entity.

                  e. TRADEMARKS AND TRADE NAMES. To the best of its knowledge, NCB (i) owns and has the exclusive right to use all trademarks, trade names, patents, copyrights, service marks, trade secrets, or other intellectual property rights (collectively, "Intellectual Property Rights") used in or necessary for the conduct of its business as now or heretofore conducted; and

(ii) its not infringing upon the Intellectual Property Rights of any other person or entity. No claim is pending or threatened by any person or entity against or otherwise affecting the use by NCB of any Intellectual Property Rights and, to the best of its knowledge, there is no valid basis for any such claim.

                  f. FINANCIAL STATEMENTS, REGULATORY REPORTS. No financial statement or other document provided or to be provided to ARH as required by
Section 3.3(i) hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify contrary information as of any earlier date. NCB has filed all material documents and reports required to be filed by it with any government agency or regulatory authority having jurisdiction over its business, assets or properties. All such reports conform in all material respects with the requirements promulgated by such government agencies and regulatory authorities. All compliance or corrective action relating to NCB required by government agencies and regulatory authorities having jurisdiction over NCB has been taken. Except as disclosed in such statements, reports or documents, NCB has not received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory authority or the staff thereof (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (ii) threatening to revoke any license, franchise, permit or government authorization. NCB has paid all assessments made or imposed by any government agency. NCB has delivered to ARH copies of all annual management letters and opinions, and has made available to ARH for inspection all reviews, correspondence and other documents in the files of NCB prepared by certified public accountants engaged by NCB and delivered to NCB since December 31, 1995. The financial records of NCB have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles or as applicable, regulatory accounting principles, at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by NCB in the operation of its business to generate and retrieve its financial records are adequate for the current needs of NCB.

                  g. TAX RETURNS.

                     (i) NCB has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by NCB, and each such return, report or other information was, when filed, complete and accurate in all material respects. NCB has paid all taxes, fees and other government charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to ARH. NCB has not been requested to give nor has it given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. There are no claims pending against NCB for any alleged deficiency in the payment of any taxes, and NCB does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of applicable provisions of the California Constitution, of any real property owned in whole or in part by NCB or to the best of NCB's knowledge, of any real property leased by NCB.

                     (ii) NCB has heretofore delivered to ARH or will deliver to ARH prior to or concurrent with filing, copies of all its tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 1999, 1998, 1997, 1996, and 1995.

                     (iii) No consent has been filed relating to NCB pursuant to Section 341(f) of the IRC.

                  h. MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of NCB (whether or not in the Ordinary Course of Business), (ii) no change in any of the assets, licenses, permits or franchises of NCB that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause
(h)(i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (h)(i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of NCB, except in the Ordinary Course of Business; and (v) no disposition by NCB of one or more assets that, individually or in the aggregate, are material to NCB, except sales of assets in the Ordinary Course of Business.

                  i. NO UNDISCLOSED LIABILITIES. Except for items for which reserves have been established in the unaudited balance sheet (and will also be established in the audited balance sheet) of NCB as of December 31, 1999, NCB has not incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business after such date. No agreement pursuant to which any loans or other assets have been or will be sold by NCB entitles the buyer of such loans or other assets, unless there is a material breach of a representation or covenant by NCB, to cause NCB to repurchase such loan or other asset or to pursue any other form of recourse against NCB. NCB has not knowingly made or shall make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. No cash, stock or other dividend or any other distribution with respect to the NCB Shares has been declared, set aside or paid, nor have any of the NCB Shares been purchased, redeemed or otherwise acquired, directly or indirectly, by NCB since December 31, 1997.

                  j. PROPERTIES AND LEASES.

                     (i) NCB has good and marketable title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title, free and clear of all liens and encumbrances, to all other property and assets, tangible and intangible, reflected in the NCB balance sheet as of December 31, 1999 (except property held as lessee under leases disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since December 31, 1999, in the Ordinary Course of Business), except for (a) liens for taxes or assessments not delinquent, (b) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the NCB balance sheet as of December 31, 1999, or as currently shown on the books and records of NCB and which do not interfere with or impair its present and continued use, or (c) exceptions disclosed in title reports and preliminary title reports, copies of which have been provided to ARH. To the knowledge of NCB, all tangible properties of NCB conform in all material respects with all applicable ordinances, regulations and zoning laws. All tangible properties of NCB are in a good state of maintenance and repair and are adequate for the current business of NCB. No properties of NCB, and, to the best of NCB's knowledge, no properties in which NCB holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of its knowledge, NCB does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any real property not owned or leased by NCB and held as security for a loan or in which NCB otherwise has an interest, NCB has not controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such real property under applicable environmental laws.

                     (ii) All properties held by NCB under leases are held under valid, binding and enforceable leases (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), with such exceptions as are not material and do not interfere with the conduct of the business of NCB, and NCB enjoys quiet and peaceful possession of such leased property. NCB is not in material default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

                     (iii) All of NCB's rights and obligations under the leases referred to in Section 4(j)(ii) above do not require the consent of any other party to the transactions contemplated by this Merger Agreement and the Agreement of Merger. Where required, NCB shall obtain, prior to the Effective Date, the consent of such parties to such transactions.

                  k. MATERIAL CONTRACTS. Excluding loans, lines of credit, loan commitments or letters of credit to which NCB is a party, NCB is not a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to NCB of more than Twenty-Five Thousand Dollars ($25,000) and which is made for a fixed period expiring more than one year from the date hereof, and NCB is not a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to ARH pursuant to this Section 4(k) is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto.

                  l. CLASSIFIED LOANS. There are no loans presently owned by NCB that have been classified by NCB management or NCB internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import and all loans or portions thereof so classified have been reserved to the extent required. NCB regularly reviews and appropriately classifies its loans in accordance with all applicable legal and regulatory requirements and generally accepted banking practices. All loans and investments of NCB are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed in the NCB Disclosure Schedule or reserved for in the audited balance sheet of NCB as of December 31, 1999, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. NCB does not have any extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of NCB.

                  m. NO RESTRICTIONS ON INVESTMENTS. Except for pledges to secure public and trust deposits, repurchase agreements in the Ordinary Course of Business and securities classified as "held to maturity" as defined under SFAS No. 115, none of the investments reflected in the NCB balance sheet as of December 31, 1999, and none of the investments made by NCB since December 31, 1999, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of NCB to freely dispose of such investment at any time.

                  n. NCB BENEFIT PLANS/ERISA.

                     (i) NCB has provided to ARH an accurate list setting forth all bonus, incentive compensation, profit sharing, pension, retirement including, without limitation, salary continuation and supplemental retirement plans, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefit, disability and other fringe benefit plans, trust agreements, arrangements and commitments of NCB (including but not limited to any such plans, agreements, arrangements and commitments applicable to current and former employees or retired employees, and current and former directors or retired directors, or for which such persons are eligible) (individually, a "NCB Benefit Plan" and collectively, "NCB Benefit Plans"), if any, together with copies of all such Benefit Plans that are documented and any and all contracts of employment, and has made available to ARH any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such NCB Benefit Plans and contracts; and

                     (ii) All contributions, premiums or other payments due from NCB to (or under) any NCB Benefit Plans have been fully paid or adequately provided for on NCB's audited financial statements for the year ended December 31, 1999. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis; and

                     (iii) NCB has disclosed in writing to ARH the names of each director, officer and employee of NCB; and

                     (iv) The NCB Benefit Plans have, to the best of NCB's knowledge, been administered where required in substantial compliance with ERISA, the IRC and the terms of such NCB Benefit Plans. There is no pending or to the best of NCB's knowledge any threatened litigation relating to any such NCB Benefit Plan; and

                     (v) NCB has not offered in the past health benefits for retired employees or directors and has no intention to offer any additional health or other benefits for retired employees or directors; and

                     (vi) Each NCB Benefit Plan is in full force and effect, and neither NCB nor any other party thereto is in material default under any of them, and there have been no claims of default and there are no facts or conditions which if continued, or on notice, will result in a material default under any NCB Benefit Plans; and

                     (vii) NCB has provided to ARH a list of all agreements or other understandings pursuant to which the consummation of the transactions contemplated hereby will (a) entitle any current or former employee, officer or director of NCB to severance pay, retirement benefits or payments, unemployment compensation or any other payment, or (b) accelerate the time of payment or vesting or increase the amount of compensation due any such employee, officer or director, and the aggregate amount of such payments under all such agreements or other understandings. None of such payments will constitute an "excess parachute" payment within the meaning of Section 280G of the IRC.

                  o. COLLECTIVE BARGAINING AND EMPLOYMENT AGREEMENTS. NCB has no union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by NCB without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between NCB and any current or former employees, and to the best of NCB's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

                  p. COMPENSATION OF OFFICERS AND EMPLOYEES.

                     (i) no officer or employee of NCB is receiving aggregate direct remuneration at a rate exceeding Seventy-Five Thousand Dollars ($75,000) per annum.

                     (ii) the consummation of the transactions contemplated by this Agreement and the Agreement of Merger will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from NCB or ARH to any employee of NCB.

                  q. LEGAL ACTIONS AND PROCEEDINGS. NCB is not a party to, or so far as known to it, threatened with, and to NCB's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and NCB is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by NCB of any amount in excess of Twenty-Five Thousand Dollars ($25,000), unless an insurer has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by NCB of a monetary amount, which could have a material adverse effect on NCB or its business or property or the transactions contemplated hereby. NCB has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any federal or state human relations commission or agency. There is no labor dispute, strike, slowdown or stoppage pending or, to the best of the knowledge of NCB, threatened against NCB.

                  r. EXECUTION AND DELIVERY OF THE AGREEMENTS.

                     (i) The execution and delivery of this Merger Agreement and the Agreement of Merger have been duly authorized by the Board of Directors of NCB and, when the principal terms of the Merger, this Merger Agreement and the Agreement of Merger have been duly approved by the affirmative vote of the holders of two-thirds of the outstanding NCB Shares at a meeting of shareholders duly called and held, the Merger, this Merger Agreement and the Agreement of Merger will be duly and validly authorized by all necessary corporate action on the part of NCB.

                     (ii) This Merger Agreement has been duly executed and delivered by NCB and (assuming due execution and delivery by ARH) constitutes, and the Agreement of Merger, upon its execution and delivery by NCB (and assuming due execution and delivery by ARH) will constitute, a legal and binding obligation of NCB in accordance with its terms.

                     (iii) The execution and delivery by NCB of this Merger Agreement and the Agreement of Merger and the consummation of the transactions herein and therein contemplated (a) do not violate any provision of the Articles of Association or Bylaws of NCB, or violate in any material respect any provision of federal or state law or any government rule or regulation (assuming (1) receipt of the Government Approvals, (2) receipt of the requisite NCB shareholder approval referred to in
                  Section 4(r)(i) hereof, (3) due registration of the ARH Shares under the 1933 Act, and (4) receipt of appropriate permits or approvals under state securities or "blue sky" laws), and (b) do not require any consent of any person under, conflict in any material respect with or result in a material breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which NCB is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which NCB is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of NCB.

                  s. RETENTION OF BROKER OR CONSULTANT. No broker, agent, finder, consultant or other party (other than legal, compliance, loan reviewers and accounting advisors) has been retained by NCB or is entitled to be paid based upon any agreements, arrangements or understandings made by NCB in connection with any of the transactions contemplated by this Merger Agreement or the Agreement of Merger, except that NCB has engaged the firm of Carpenter & Company, to provide consulting services to NCB, including an opinion regarding the fairness of the consideration to be received by NCB shareholders in the Merger. NCB has provided ARH with a true and accurate copy of its agreement(s) with Carpenter & Company.

                  t. INSURANCE. NCB is and continuously since its inception has been, insured with reputable insurers against all risks normally insured against by banks, and all of the insurance policies and bonds maintained by NCB are in full force and effect, NCB is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of NCB, such insurance coverage is adequate for NCB. Since December 31, 1999, there has not been any damage to, destruction of, or loss of any assets of NCB not covered by insurance that could have a material adverse effect on the business, financial condition, properties, assets or results of operations of NCB.

                  u. LOAN LOSS RESERVES. The allowance for loan losses in the NCB balance sheet dated December 31, 1999 is, and as of the third business day prior to the Closing Date ("Determination Date") will be, adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans, net of recoveries and in compliance in all material respects with the credit policies of NCB in effect and as disclosed and provided to ARH prior to the date of this Merger Agreement. NCB has disclosed to ARH in writing prior to the date hereof, and will promptly inform ARH of the amounts of all loans, leases, other extensions of credit or commitments, or other interest-bearing assets of NCB, that have been classified as of the date hereof or hereafter by NCB management or NCB internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import in the case of loans (or that would have been so classified, in the case of other interest-bearing assets, had they been loans). Notwithstanding the above, NCB shall be under no obligation to disclose to ARH any such classification by any bank regulatory authority where such disclosure would violate any obligation of confidentiality of NCB imposed by such bank regulatory authority. NCB has furnished and will continue to furnish to ARH true and accurate information concerning the loan portfolio of NCB, and no material information with respect to the loan portfolio has been or will be withheld from ARH.

                  v. TRANSACTIONS WITH AFFILIATES. Except in the Ordinary Course of Business, NCB has not extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of NCB, or to any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the 1933 Act. NCB has not entered into any other transactions with the employees or directors of NCB or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to ARH. Any such transactions have been on terms no less favorable to NCB than those which would prevail in an arms-length transaction with an independent third party. NCB has not violated any applicable regulation of any government agency or regulatory authority having jurisdiction over NCB in connection with any such transactions described in this subsection.

                  w. RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for NCB's own account (all of which are listed on the NCB Disclosure Schedule), if any, were entered into in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of NCB, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither NCB, nor to NCB's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

                  x. YEAR 2000. NCB has not experienced any Year 2000 problems of any kind or nature whatsoever which have had or might reasonably be expected to have a material adverse effect upon NCB. To the knowledge of NCB, the mission critical computer software operated by NCB is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as such mission critical software recorded, stored, processed and presented such calendar dates falling on or before December 31, 1999. To the knowledge of NCB, the costs of adaptations referred to in this clause will not have a material adverse effect with respect to the business and operations of NCB. NCB has not received, and does not reasonably expect to receive, any deficiency notice from any federal banking authority. NCB has previously disclosed to ARH a complete and accurate copy of its plan, including an estimate of anticipated associated costs, for addressing the issues set forth in all Federal Financial Institutions Examination Council Interagency Statements as such issues affect NCB. Between the date of this Merger Agreement and the Effective Time of the Merger, NCB shall use commercially reasonable and practicable efforts to implement such plan.

                  y. COMMUNITY REINVESTMENT ACT COMPLIANCE. NCB is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, the "CRA") and has received a CRA rating of "satisfactory" in its most recent examination, and NCB has no knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in NCB failing to be in substantial compliance with such provisions or having its current rating lowered.

                  z. INFORMATION IN ARH REGISTRATION STATEMENT. The information pertaining to NCB which has been or will be furnished to ARH for or on behalf of NCB for inclusion in the ARH Registration Statement and the Joint Proxy Statement/Prospectus, or in the applications to be filed to obtain the Government Approvals (the "Applications"), does not and will not contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify contrary information as of an earlier date. All financial statements of NCB included in the ARH Registration Statement and the Joint Proxy Statement/Prospectus, or the Applications, will present fairly the financial condition and results of operations of NCB at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. NCB shall promptly advise ARH in writing if prior to the Effective Time of the Merger NCB shall obtain knowledge of any facts that would make it necessary to amend or supplement the ARH Registration Statement, the Joint Proxy Statement/Prospectus or any Application, in order to make the statements therein not misleading or to comply with applicable law or regulation.

                  aa. ACCURACY AND EFFECTIVE DATE OF REPRESENTATIONS AND WARRANTIES, COVENANTS AND AGREEMENTS. Each representation, warranty, covenant and agreement of NCB set forth in this Merger Agreement shall be deemed to be made on and as of the date hereof (except to the extent that a representation or warranty is qualified as set forth in the NCB Disclosure Schedule in a section corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger. No representation or warranty by NCB, and no statement by NCB in any certificate, agreement, NCB Disclosure Schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Merger Agreement or the Agreement of Merger, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to ARH.

                  bb. BROKERED DEPOSITS. NCB has no "brokered deposits" as that term is defined in applicable FDIC regulations.

5.       REPRESENTATIONS AND WARRANTIES OF ARH.

         In the following representations and warranties, all references to assets, liabilities, properties, rights, obligations, financial condition, operations, knowledge, information and other characteristics of ARH shall be deemed to include reference to those characteristics of ARH on a consolidated basis, except as the context otherwise indicates or requires. ARH represents and warrants to NCB that, except as set forth on a schedule dated the date of this Merger Agreement (the "ARH Disclosure Schedule"), a copy of which shall be delivered to NCB for review no less than one (1) day prior to execution and delivery of this Merger Agreement, corresponding in number with the applicable section of this Merger Agreement:

                  a. CORPORATE STATUS AND POWER TO ENTER INTO AGREEMENTS. (i) ARH is a corporation duly incorporated, validly existing and in good standing under California law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended ("BHC Act"), (ii) subject to obtaining the Government Approvals and approval of the principal terms of the Merger by the ARH shareholders, ARH has all necessary corporate power to enter into this Merger Agreement and the Agreement of Merger and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) ARB holds a currently valid license issued by the California Commissioner of Financial Institutions to engage in the commercial banking business in the State of California at the locations at which it is licensed and currently conducts business, (iv) FSC is authorized under Regulation Y of the BHC Act and applicable FRB regulations to engage in equipment lease brokerage as a permitted non-banking activity in the State of California at the locations at which it currently conducts business, and (v) neither ARH, ARB, nor FSC is subject to any directive, resolution, memorandum of understanding or order of the California Commissioner of Financial Institutions, FDIC, FRB, or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of ARH nor the location of its properties requires ARH or ARB to be licensed to do business in any jurisdiction other than the State of California. ARB's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation. ARBCO Investments, Inc. and American River Mortgage are inactive California corporations and wholly-owned subsidiaries of ARB.

                  b. ARTICLES, BYLAWS, BOOKS AND RECORDS. The copies of the Articles of Incorporation and Bylaws of ARH heretofore delivered to NCB are complete and accurate copies thereof as in effect on the date hereof. The minute books of ARH made available to NCB contain a complete and accurate record of all meetings of ARH's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of ARH fairly reflect the material transactions to which ARH is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

                  c. COMPLIANCE WITH LAWS, REGULATIONS AND DECREES. ARH (i) has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) to its knowledge, has complied in all material respects with, and is not in material default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of ARH or is not likely to otherwise have a material adverse effect on ARH, ARB and FSC, taken as a whole, (iii) have not failed to file with the proper federal, state, local or other authorities any material report or other document required to be filed, and (iv) have all approvals, authorizations, consents, licenses, clearances and orders of, and have currently effective all registrations with, all government agencies and regulatory authorities which are necessary to the business and operations of ARH, ARB and FSC as now being conducted.

                  d. CAPITALIZATION. As of the date of this Merger Agreement, the authorized capital stock of ARH consists of 20,000,000 shares of ARH common stock, no par value, of which 1,793,274 shares are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. Said capital stock has been offered, sold and issued in compliance with all applicable securities laws. As of the date of this Merger Agreement, there are currently outstanding options to purchase 283,358 shares of ARH common stock, at a weighted average exercise price of $9.4358 per share, issued pursuant to the ARH Stock Option Plan. Said options were issued and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate ARH to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any ARH common stock or any other equity security of ARH, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of ARH common stock or any other equity security of ARH. ARH owns all of the outstanding equity securities of ARB and FSC. The outstanding common stock of ARH is not registered with the Commission pursuant to Section 12(g) of the 1934 Act and ARH has not heretofore filed periodic reports under Section 12(i), 13(a) or 15(d) of the 1934 Act. ARB owns all of the outstanding equity securities of ARBCO Investments, Inc. and American River Mortgage. Except for such equity securities owned by ARH and ARB, and financial institution equity securities owned by ARB, and except as collateral for outstanding loans held in their loan portfolios, neither ARH, ARB nor FSC owns, directly or indirectly, any equity interest in any bank, corporation or other entity.

                  e. TRADEMARKS AND TRADE NAMES. To the best of ARH's knowledge, ARH, ARB and FSC (i) own and have the exclusive right to use all Intellectual Property Rights used in or necessary for the conduct of their businesses as now or heretofore conducted; and (ii) are not infringing upon the Intellectual Property Rights of any other person or entity. No claim is pending or threatened by any person or entity against or otherwise affecting the use by ARH, ARB or FSC of any Intellectual Property Rights and, to the best of its knowledge, there is no valid basis for any such claim.

                  f. FINANCIAL STATEMENTS, REGULATORY REPORTS. No financial statement or other document provided or to be provided to NCB as required by
Section 3.3(i) hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify contrary information as of any earlier date. ARH, ARB and FSC have filed all material documents and reports required to be filed by each of them with any government agency or regulatory authority having jurisdiction over their business, assets or properties. All such reports conform in all material respects with the requirements promulgated by such government agencies and regulatory authorities. All compliance or corrective action relating to ARH and its subsidiaries required by government agencies and regulatory authorities having jurisdiction over ARH and its subsidiaries has been taken. Except as disclosed in such statements, reports or documents, neither ARH nor its subsidiaries has received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory authority or the staff thereof (a) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (b) threatening to revoke any license, franchise, permit or government authorization. ARH and its subsidiaries have paid all assessments made or imposed by any government agency. ARH has delivered to NCB copies of all annual management letters and opinions, and has made available to NCB for inspection all reviews, correspondence and other documents in the files of ARH prepared by certified public accountants engaged by ARH and delivered to ARH since December 31, 1995. The financial records of ARH have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles or as applicable, regulatory accounting principles, at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by ARH in the operation of its business to generate and retrieve its financial records are adequate for the current needs of ARH.

                  g. TAX RETURNS.

                     (i) ARH has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by ARH, and each such return, report or other information was, when filed, complete and accurate in all material respects. ARH has paid all taxes, fees and other government charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to NCB. ARH has not been requested to give nor has it given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. There are no claims pending against ARH for any alleged deficiency in the payment of any taxes, and ARH does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of applicable provisions of the California Constitution, of any real property owned in whole or in part by ARH or to the best of ARH's knowledge, of any real property leased by ARH.

                     (ii) ARH has heretofore delivered to NCB or will deliver to NCB prior to or concurrent with filing, copies of all its tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 1999, 1998, 1997, 1996, and 1995.

                     (iii) No consent has been filed relating to ARH pursuant to Section 341(f) of the IRC.

                  h. MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of ARH and ARB taken as a whole (whether or not in the Ordinary Course of Business), (ii) no change in any of the assets, licenses, permits or franchises of ARH and ARB taken as a whole that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (h)(i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (h)(i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of ARH and ARB taken as a whole, except in the Ordinary Course of Business, and (v) no disposition by ARH or ARB of one or more assets that, individually or in the aggregate, are material to ARH and ARB taken as a whole, except sales of assets in the Ordinary Course of Business.

                  i. NO UNDISCLOSED LIABILITIES. Except for items for which reserves have been established in the unaudited balance sheet (and will also be established in the audited balance sheet) of ARH as of December 31, 1999, ARH has not incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business after such date. No agreement pursuant to which any loans or other assets have been or will be sold by ARH entitles the buyer of such loans or other assets, unless there is a material breach of a representation or covenant by ARH, to cause ARH to repurchase such loan or other asset or to pursue any other form of recourse against ARH. ARH has not knowingly made or shall make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. No cash, stock or other dividend or any other distribution with respect to the ARH Shares has been declared, set aside or paid, nor have any of the ARH Shares been purchased, redeemed or otherwise acquired, directly or indirectly, by ARH since December 31, 1999.

                  j. PROPERTIES AND LEASES.

                     (i) ARH has good and marketable title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title, free and clear of all liens and encumbrances, to all other property and assets, tangible and intangible, reflected in the ARH balance sheet as of December 31, 1999 (except property held as lessee under leases disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since December 31, 1999, in the Ordinary Course of Business), except for (a) liens for taxes or assessments not delinquent, (b) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the ARH balance sheet as of December 31, 1999, or as currently shown on the books and records of ARH and which do not interfere with or impair its present and continued use, or (c) exceptions disclosed in title reports and preliminary title reports, copies of which have been provided to NCB. To the knowledge ARH, all tangible properties of ARH conform in all material respects with all applicable ordinances, regulations and zoning laws. All tangible properties of ARH are in a good state of maintenance and repair and are adequate for the current business of ARH. No properties of ARH, and, to the best of ARH's knowledge, no properties in which ARH holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of ARH's knowledge, ARH does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any real property not owned or leased by ARH and held as security for a loan or in which ARH otherwise has an interest, ARH has not controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such real property under applicable environmental laws.

                     (ii) All properties held by ARH under leases are held under valid, binding and enforceable leases (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), with such exceptions as are not material and do not interfere with the conduct of the business of ARH, and ARH enjoys quiet and peaceful possession of such leased property. ARH is not in material default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

                     (iii) All of ARH's rights and obligations under the leases referred to in Section 5(j)(ii) above do not require the consent of any other party to the transactions contemplated by this Merger Agreement and the Agreement of Merger. Where required, ARH shall obtain, prior to the Effective Date, the consent of such parties to such transactions.

                  k. MATERIAL CONTRACTS. Excluding loans, lines of credit, loan commitments or letters of credit to which ARH is a party, ARH is not a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to ARH of more than Seventy-Five Thousand Dollars ($75,000) and which is made for a fixed period expiring more than one year from the date hereof, and ARH is not a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to NCB pursuant to this Section 5(k) is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto.

                  l. CLASSIFIED LOANS. There are no loans presently owned by ARH that have been classified by ARH management or ARH internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import and all loans or portions thereof so classified have been reserved to the extent required. ARH regularly reviews and appropriately classifies its loans in accordance with all applicable legal and regulatory requirements and generally accepted banking practices. All loans and investments of ARH are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed to NCB in writing or reserved for in the audited balance sheet of ARH as of December 31, 1999, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. ARH has no extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of ARH.

                  m. NO RESTRICTIONS ON INVESTMENTS. Except for pledges to secure public and trust deposits and repurchase agreements in the Ordinary Course of Business and securities classified as "held to maturity" as defined under SFAS No. 115, none of the investments reflected in the ARH balance sheet as of December 31, 1999, and none of the investments made by ARH since December 31, 1999, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of ARH to freely dispose of such investment at any time.

                  n. ARH BENEFIT PLANS/ERISA.

                     (i) ARH has provided to NCB an accurate list setting forth all bonus, incentive compensation, profit sharing, pension, retirement including, without limitation, salary continuation and supplemental retirement plans, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefit, disability and other fringe benefit plans, trust agreements, arrangements and commitments of ARH and its subsidiaries (including but not limited to any such plans, agreements, arrangements and commitments applicable to current and former employees or retired employees, and current and former directors or retired directors, or for which such persons are eligible) (individually an "ARH Benefit Plan" and collectively, "ARH Benefit Plans"), if any, together with copies of all such ARH Benefit Plans that are documented and any and all contracts of employment, and has made available to

                  NCB any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such ARH Benefit Plans and contracts; and

                     (ii) All contributions, premiums or other payments due from ARH or its subsidiaries to (or under) any ARH Benefit Plans have been fully paid or adequately provided for on ARH's audited financial statements for the year ended December 31, 1999. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis; and

                     (iii) ARH has disclosed in writing to NCB the names of each director, officer and employee of ARH and its subsidiaries; and

                     (iv) The ARH Benefit Plans have, to the best of ARH's knowledge, been administered where required in substantial compliance with ERISA, the IRC and the terms of such ARH Benefit Plans. There is no pending or to the best of ARH's knowledge any threatened litigation relating to any such ARH Benefit Plan; and

                     (v) ARH and its subsidiaries have not offered in the past health benefits for retired employees or directors and have no intention to offer any additional health or other benefits for retired employees or directors; and

                     (vi) Each ARH Benefit Plan is in full force and effect, and neither ARH and its subsidiaries, nor any other party thereto is in material default under any of them, and there have been no claims of default and there are no facts or conditions which if continued, or on notice, will result in a material default under any ARH Benefit Plans; and

                     (vii) ARH has provided to NCB a list of all agreements or other understandings pursuant to which the consummation of the transactions contemplated hereby will (a) entitle any current or former employee or officer of ARH or its subsidiaries to severance pay, unemployment compensation or any other payment, or (b) accelerate the time of payment or vesting or increase the amount of compensation due any such employee, officer or director, and the aggregate amount of such payments under all such agreements or other understandings. None of such payments will constitute an "excess parachute" payment within the meaning of Section 280G of the IRC.

                  o. COLLECTIVE BARGAINING AND EMPLOYMENT AGREEMENTS. ARH has no union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by ARH without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between ARH and any current or former employees, and to the best of ARH's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

                  p. COMPENSATION OF OFFICERS AND EMPLOYEES.

                     (i) No officer or employee of ARH or its subsidiaries is receiving aggregate direct remuneration at a rate exceeding Seventy-Five Thousand Dollars ($75,000) per annum.

                     (ii) The consummation of the transactions contemplated by this Merger Agreement and the Agreement of Merger will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from ARH to any employee of ARH.

                  q. LEGAL ACTIONS AND PROCEEDINGS. ARH is not a party to, or so far as known to it, threatened with, and to ARH's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and ARH is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by ARH of any amount in excess of Fifty Thousand Dollars ($50,000), unless an insurer has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by ARH of a monetary amount, which could reasonably be expected to have a material adverse effect on ARH or its business or property or the transactions contemplated hereby. ARH has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing and Economic Development, the California Unemployment Appeals Board, or any federal or state human relations commission or agency. There is no labor dispute, strike, slowdown or stoppage pending or, to the best of the knowledge of ARH, threatened against ARH.

                  r. EXECUTION AND DELIVERY OF THE AGREEMENTS.

                     (i) The execution and delivery of this Merger Agreement and the Agreement of Merger have been duly authorized by the Boards of Directors of ARH and, when the principal terms of the Merger, this Merger Agreement and the Agreement of Merger have been duly approved by the affirmative vote of the holders of a majority of the outstanding ARH Shares at a meeting of shareholders duly called and held, the Merger, this Merger Agreement and the Agreement of Merger will be duly and validly authorized by all necessary corporate action on the part of ARH.

                     (ii) This Merger Agreement has been duly executed and delivered by ARH and (assuming due execution and delivery by NCB) constitutes, and the Agreement of Merger, upon its execution and delivery by ARH and the Interim Bank (and assuming due execution and delivery by the Interim Bank and
                  NCB) will constitute, a legal and binding obligation of ARH in accordance with its terms.

                     (iii) The execution and delivery by ARH of this Merger Agreement and the Agreement of Merger and the consummation of the transactions herein and therein contemplated (a) do not violate any provision of the Articles of Incorporation or Bylaws of ARH, respectively, or violate in any material respect any provision of federal or state law or any government rule or regulation (assuming (1) receipt of the Government Approvals, (2) receipt of the requisite ARH shareholder approval referred to in Section 5(r)(i) hereof,
                  (3) due registration of the ARH Shares under the 1933 Act, and
                  (4) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and (b) do not require any consent of any person under, conflict in any material respect with or result in a material breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which ARH is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which ARH is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of ARH.

                  s. RETENTION OF BROKER OR CONSULTANT. No broker, agent, finder, consultant or other party (other than legal, compliance, loan reviewers and accounting advisors) has been retained by ARH or is entitled to be paid based upon any agreements, arrangements or understandings made by ARH in connection with any of the transactions contemplated by this Merger Agreement or the Agreement of Merger, except that ARH has engaged the firm of Hoefer & Arnett, Incorporated to act as its financial advisor and to render an opinion regarding the fairness of the Conversion Ratio in the Merger, from a financial point of view, to ARH shareholders. ARH has provided NCB with a true and accurate copy of its agreement(s) with Hoefer & Arnett Incorporated.

                  t. INSURANCE. ARH is and continuously since its inception has been, insured with reputable insurers against all risks normally insured against by bank holding companies and banks, and all of the insurance policies and bonds maintained by ARH are in full force and effect, ARH is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of ARH, such insurance coverage is adequate for ARH. Since December 31, 1999, there has not been any damage to, destruction of, or loss of any assets of ARH not covered by insurance that could reasonably be expected to have a material adverse effect on the business, financial condition, properties, assets or results of operations of ARH.

                  u. LOAN LOSS RESERVES. The allowance for loan losses in the ARH consolidated balance sheet dated December 31, 1999 is, and as of the Determination Date will be, adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans, net of recoveries and in compliance in all material respects with the credit policies of ARH in effect and as disclosed and provided to NCB prior to the date of this Merger Agreement. ARH has disclosed to NCB in writing prior to the date hereof, and will promptly inform NCB of the amounts of all loans, leases, other extensions of credit or commitments, or other interest-bearing assets of ARH, that have been classified as of the date hereof or hereafter by ARH management or ARH internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import in the case of loans (or that would have been so classified, in the case of other interest-bearing assets, had they been loans). Notwithstanding the above, ARH shall be under no obligation to disclose to NCB any such classification by any bank regulatory authority, where such disclosure would violate any obligation of confidentiality of ARH or ARB imposed by such bank regulatory authority. ARH has furnished and will continue to furnish to NCB true and accurate information concerning the loan portfolio of ARH and ARB, and no material information with respect to the loan portfolio has been or will be withheld from NCB.

                  v. TRANSACTIONS WITH AFFILIATES. Except in the Ordinary Course of Business, ARH has not extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of ARH, or to any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the 1933 Act. ARH has not entered into any other transactions with the employees or directors of ARH or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to NCB. Any such transactions have been on terms no less favorable to ARH than those which would prevail in an arms-length transaction with an independent third party. ARH has not violated any applicable regulation of any government agency or regulatory authority having jurisdiction over ARH in connection with any such transactions described in this subsection.

                  w. RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for ARH's own account, or for the account of one or more of ARH's subsidiaries or their customers (all of which are listed on the ARH Disclosure Schedule), if any, were entered into in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of ARH or one of its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither ARH nor its subsidiaries, nor to ARH's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

                  x. YEAR 2000. ARH has not experienced any Year 2000 problems of any kind or nature whatsoever which have had or might reasonably be expected to have a material adverse effect on ARH. To the knowledge of ARH, the mission critical computer software operated by ARH and/or any of its subsidiaries is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as such mission critical software recorded, stored, processed and presented such calendar dates falling on or before December 31, 1999. To the knowledge of ARH, the costs of adaptations referred to in this clause will not have a material adverse effect with respect to the business and operations of ARH. Neither ARH nor any of its subsidiaries has received, and does not reasonably expect to receive, any deficiency notice from any federal or California banking authority. ARH has previously disclosed to NCB a complete and accurate copy of its and its subsidiaries' plan, including an estimate of anticipated associated costs, for addressing the issues set forth in all Federal Financial Institutions Examination Council Interagency Statements as such issues affect ARH and/or its subsidiaries. Between the date of this Merger Agreement and the Effective Time of the Merger, ARH, shall use commercially reasonable and practicable efforts to implement such plan.

                  y. COMMUNITY REINVESTMENT ACT COMPLIANCE. ARH and ARB are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, the "CRA") and ARB has received a CRA rating of "satisfactory" in its most recent examination, and neither ARH nor ARB has any knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in ARH failing to be in substantial compliance with such provisions or having its current rating lowered.

                  z. INFORMATION IN ARH REGISTRATION STATEMENT. The information pertaining to ARH which has been or will be included in the ARH Registration Statement and the Joint Proxy Statement/Prospectus, or in the Applications to be filed to obtain the Government Approvals, does not and will not contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify contrary information as of an earlier date. All financial statements of ARH included in the ARH Registration Statement and the Joint Proxy Statement/Prospectus, or the Applications, will present fairly the financial condition and results of operations of ARH at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. ARH shall promptly advise NCB in writing if prior to the Effective Time of the Merger ARH shall obtain knowledge of any facts that would make it necessary to amend or supplement the ARH Registration Statement, the Joint Proxy Statement/Prospectus or any Application, in order to make the statements therein not misleading or to comply with applicable law or regulation.

                  aa. ACCURACY AND EFFECTIVE DATE OF REPRESENTATIONS AND WARRANTIES, COVENANTS AND AGREEMENTS. Each representation, warranty, covenant and agreement of ARH set forth in this Merger Agreement shall be deemed to be made on and as of the date hereof (except to the extent that a representation or warranty is qualified as set forth in the ARH Disclosure Schedule in a section corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger. No representation or warranty by ARH, and no statement by ARH in any certificate, agreement, ARH Disclosure Schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Merger Agreement or the Agreement of Merger, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to NCB.

                  bb. BROKERED DEPOSITS. ARH and ARB have no "brokered deposits" as that term is defined in applicable FDIC regulations.

6.       SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934.

                  a. PREPARATION AND FILING OF REGISTRATION STATEMENT. ARH shall promptly prepare and file with the Commission (i) a registration statement on the appropriate form (the "ARH Registration Statement") under and pursuant to the provisions of the 1933 Act for the purpose of registering a sufficient number of ARH Shares to complete the exchange of ARH Shares for the outstanding NCB Shares pursuant to the Conversion Ratio and the provisions of Section 2.1 above, and (ii) in sufficient time to be effective on or before the Effective Time of the Merger, one or more registration statements or amendments to existing registration statements under the 1933 Act for the purpose of registering the maximum number of ARH Shares to which the holders of Substitute Options may be entitled pursuant to Section 2.6 above at or after the Effective Time of the Merger. ARH shall promptly prepare a Joint Proxy Statement/Prospectus for the purpose of submitting the principal terms of the Merger (including separate proposals to approve the Amendments, as described in Section 3.3.d. hereof), this Merger Agreement and the Agreement of Merger to the shareholders of ARH for approval. NCB shall cooperate in all reasonable respects with regard to the preparation of the Joint Proxy Statement/Prospectus and will promptly prepare and file with the OCC its proxy materials, incorporating the Joint Proxy Statement/Prospectus, for the purpose of submitting the principal terms of the Merger (including the Amendments, as described in Section 3.3.d.

hereof), this Merger Agreement and the Agreement of Merger to the shareholders of NCB for approval. The Joint Proxy Statement/Prospectus in definitive form is expected to serve as the prospectus to be included in the ARH Registration Statement. ARH and NCB shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the ARH Registration Statement, or the Joint Proxy Statement/Prospectus and the NCB proxy materials, and shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the ARH Registration Statement, the Joint Proxy Statement/Prospectus and the NCB proxy materials.

                  b. EFFECTIVENESS OF REGISTRATION STATEMENT. ARH and NCB shall use their best efforts to have the ARH Registration Statement and any amendments or supplements thereto declared effective under the 1933 Act as soon as practicable, and thereafter ARH and NCB shall distribute the Joint Proxy Statement/Prospectus to holders of their respective common stock in accordance with applicable laws and the Articles of Incorporation or Association, as applicable, and Bylaws of each.

                  c. SALES AND RESALES OF COMMON STOCK. ARH shall not be required to maintain the effectiveness of the ARH Registration Statement for the purpose of sale or resale of the ARH Shares by any person.

                  d. RULE 145. Securities representing ARH Shares issued to affiliates of NCB (as determined by counsel to ARH and NCB) under Rule 145 of the 1933 Act pursuant to the Merger Agreement may be subject to stop transfer orders and a restrictive legend which confirm and state that such securities representing ARH Shares have been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the 1933 Act applies, and that such securities may not be sold, hypothecated, transferred or assigned, and the issuer or its transfer agent shall not be required to give effect to any attempted sale, hypothecation, transfer or assignment, except (i) pursuant to a then current effective registration statement under the 1933 Act, (ii) in a transaction permitted by Rule 145 as to which the issuer has, in the opinion of its counsel, received reasonably satisfactory evidence of compliance with the provisions of Rule 145, or (iii) in a transaction which, in the opinion of counsel satisfactory to the issuer or as described in a "no action" or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the 1933 Act.

7.       CONDITIONS TO THE OBLIGATIONS OF ARH.

         The obligations of ARH under this Merger Agreement are, at its option, subject to fulfillment at or prior to the Effective Time of the Merger of each of the following conditions; provided, however, that any one or more of such conditions may be waived by the Board of Directors of ARH, except where contrary to applicable law, at any time at or prior to the Effective Time of the Merger:

                  a. REPRESENTATIONS AND WARRANTIES. The representations and warranties of NCB in Section 4 hereof shall be true and correct in all material respects on and as of the date of this Merger Agreement (except to the extent that a representation or warranty is qualified as set forth in the NCB Disclosure Schedule corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger, with the same effect as though such representations and warranties had been made on and as of each such date or time except as to any representation or warranty which specifically relates to an earlier date or time.

                  b. COMPLIANCE AND PERFORMANCE UNDER AGREEMENTS. NCB shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Merger Agreement and the Agreement of Merger required to be performed or complied with by NCB at or prior to the Effective Time of the Merger.

                  c. MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred since December 31, 1999, in the business, financial condition, results of operations or assets of NCB. Other than as set forth in the NCB Disclosure Schedule, NCB shall not be a party to or threatened with, and to the best of NCB's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency. No material adverse change shall have occurred as a result of any subsequent legal action or proceeding, or any subsequent developments in the legal actions or proceedings as set forth in the NCB Disclosure Schedule, which in the reasonable judgment of ARH, could have a material adverse effect on the business, financial condition, results of operations or assets of NCB.

                  d. APPROVAL OF AGREEMENTS. The principal terms of the Merger, this Merger Agreement and the Agreement of Merger shall have been duly approved by (i) the affirmative vote or consent of the holders of a two-thirds majority of the outstanding NCB Shares and (ii) the affirmative vote or consent of the holders of a majority of the outstanding ARH Shares.

                  e. OFFICER'S CERTIFICATE. ARH shall have received a certificate, dated the Effective Date, signed on behalf of NCB by its President and Chief Financial Officer in form and substance acceptable to ARH and its counsel to the effect that the conditions set forth in Section 7, have been satisfied.

                  f. OPINION OF COUNSEL. Lillick & Charles LLP, counsel to NCB, shall have delivered to ARH its opinion dated the Effective Date in form and substance acceptable to ARH and its counsel.

                  g. ABSENCE OF PROCEEDINGS. No legal, administrative, arbitration, investigatory or other proceeding by any government agency or regulatory authority shall have been instituted or threatened to restrain or prohibit the Merger or the transactions contemplated by this Merger Agreement.

                  h. EFFECTIVENESS OF REGISTRATION STATEMENT. The ARH Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commission. The ARH Shares registered thereby shall have received all state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Merger Agreement and the Agreement of Merger.

                  i. GOVERNMENT APPROVALS. All Government Approvals shall be in effect, and all conditions or requirements prescribed by law or by any such Approvals shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by any of the parties hereto or shall impose any other condition or requirement, which condition or requirement ARH in its reasonable judgment shall deem to be materially burdensome (in which case ARH shall promptly notify NCB). For purposes of this Merger Agreement, no condition or requirement shall be deemed to be "materially burdensome" if such condition or requirement does not materially differ from conditions or requirements regularly imposed in orders approving transactions of the type contemplated by this Merger Agreement and compliance with such condition or requirement would not:

                     (i) require the taking of any action materially inconsistent with the manner in which ARH, ARB, FSC or NCB has conducted its business previously;

                     (ii) have a material adverse effect on the business, financial condition or results of operations of ARH, ARB, and FSC, taken as a whole, or NCB; or

                     (iii) preclude satisfaction of any of the conditions to consummation of the transactions contemplated by this Merger Agreement.

                  j. TAX OPINION. Perry-Smith LLP shall have delivered to ARH and NCB a tax opinion subject to customary assumptions and exceptions included in such opinions and the prior delivery of certificates or representation letters from NCB and ARH, substantially to the effect that under federal income tax law and California income and franchise tax law:

                     (i) the Merger will not result in any recognized gain or loss to ARH or NCB;

                     (ii) except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of NCB Shares who receive ARH Shares in exchange for the NCB Shares which they hold;

                     (iii) the holding period of ARH Shares exchanged for NCB Shares will include the holding period of the NCB Shares for which they are exchanged, assuming the NCB Shares are capital assets in the hands of the holder thereof at the Effective Date;

                     (iv) the basis of the ARH Shares received in the exchange will be the same as the basis of the NCB Shares for which they are exchanged, less any basis attributable to fractional shares for which cash is received; and

                     (v) an NCB shareholder who dissents to the Merger and receives cash for his or her NCB Shares will be treated as having received a distribution in redemption of his or her NCB Shares, subject to the provisions and limitations of Section 302 of the IRC. Those NCB shareholders who receive solely cash, who immediately after the Merger hold no ARH Shares directly or through the application of Section 318 of the IRC, and thus whose interests are completely terminated within the meaning of Section 302(b)(3) of the IRC, will be treated as receiving a cash distribution in full payment for the NCB Shares as provided in Section 302(a) of the IRC. Gain or loss will be recognized to such NCB shareholders measured by the difference between the redemption price and the adjusted basis of the NCB Shares. If the NCB shareholder holds such NCB Shares as a capital asset, such gain or loss will be a capital gain or loss.

                     (vi) No gain or loss will be recognized by the holders of nonqualified options to buy NCB Shares upon the conversion of those options into nonqualified options to buy ARH Shares under the same terms and conditions as in effect immediately prior to the Merger.

                     (vii) The substitution of incentive stock options to acquire ARH Shares for incentive stock options to acquire NCB Shares will not be a modification as defined in Section 424(h)(3) of the IRC, and will not result in the recognition of income, gain, or loss to the holders of the incentive stock options to acquire NCB Shares. Such options to acquire ARH Shares will be incentive stock options as defined in Section 422(b) of the IRC.

                  k. ACCOUNTANT'S COMFORT LETTERS. On or prior to the date of effectiveness of the ARH Registration Statement, ARH shall have received a letter addressed to ARH from Perry-Smith LLP, independent public accountants for NCB, in form and substance acceptable to ARH and its counsel and customary for "comfort" letters prepared in accordance with the provisions of Statement of Accounting Standards No. 71, Interim Financial Information. ARH shall also have received from Perry-Smith LLP, a "comfort" letter dated the Effective Date, in form and substance acceptable to ARH and its counsel, as to such matters, as of a specified date not more than five (5) business days prior to the Effective Date, as ARH may reasonably request.

                  l. DISSENTING SHARES. Holders of not more than nine percent (9%) of the outstanding NCB Shares and ARH Shares shall have perfected dissenter's rights (i) in the case of NCB Shares, pursuant to 12 U.S.C. Section 215a(b), (c) and (d) (by voting against the Merger at the NCB meeting of shareholders or by giving notice in writing at or prior to such meeting that he or she dissents from the Merger and thereafter submitting a timely request for the value of his or her NCB Shares in the manner required by the National Bank Act and the rules and regulations of the OCC) and (ii) in the case of the ARH Shares, pursuant to Chapter 13 of the California General Corporation Law.

                  m. UNAUDITED FINANCIALS. Not later than five (5) business days prior to the Effective Date, NCB shall have furnished ARH a copy of its most recently prepared unaudited month-end consolidated financial statements, including a balance sheet and statement of income of NCB, for the month ending at least ten (10) business days prior to the Effective Date.

                  n. AFFILIATE AGREEMENTS. ARH shall have received signed affiliate agreements on or before the date of this Merger Agreement, from each person who, in the opinion of NCB's and ARH's counsel, might be deemed to be an affiliate of NCB or ARH under Rule 144 or 145 of the 1933 Act. Said agreements will include provisions restricting certain actions by an affiliate related to NCB Shares or ARH Shares, including the sale, purchase, acquisition or transfer of NCB Shares or ARH Shares in a manner which may render pooling of interests accounting treatment unavailable in the Merger, and shall be substantially in the form attached hereto as Exhibits B and D.

                  o. CLOSING DOCUMENTS. ARH shall have received such certificates and other closing documents as counsel for ARH shall reasonably request.

                  p. CONSENTS. NCB shall have received, or ARH shall have satisfied itself that NCB will receive, all consents of third parties as may be required including consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to NCB, in each case in form and substance reasonably acceptable to ARH and its counsel, and no such consent or license or permit shall have been withdrawn or suspended.

                  q. FAIRNESS OPINION. The Board of Directors of ARH shall have received an opinion of Hoefer & Arnett Incorporated, dated the date of this Merger Agreement and the date of mailing or a date within three (3) days prior to the date of mailing the Joint Proxy Statement/Prospectus, to the effect that the Conversion Ratio in the Merger is fair, from a financial point of view, to ARH and its shareholders.

                  r. ACCOUNTING TREATMENT. ARH shall have received a letter from Perry-Smith LLP, subject to customary qualifications and receipt of such certificates as may be reasonable and customary in connection with such letters, acceptable in form and substance to ARH and its counsel, to the effect that the Merger shall qualify for the pooling of interests method of accounting in accordance with generally accepted accounting principles, and all applicable rules, regulations and policies of the Commission. There shall have been no determination by any court, tribunal, regulatory authority or other government agency, that the Merger fails or will fail to qualify for pooling of interests accounting treatment.

                  s. SHAREHOLDER AGREEMENTS. ARH and NCB shall have received signed shareholder agreements from members of the Boards of Directors and the executive officers of ARH and NCB on or before the date of this Merger Agreement, pursuant to which each such person in their capacity as a shareholder commits to vote their ARH Shares or NCB Shares in favor of the Merger and the transactions contemplated thereby and pursuant to this Merger Agreement and the Agreement of Merger, and to recommend to shareholders, subject to the exercise of fiduciary duties, that they vote in favor of the Merger and the transactions contemplated thereby and pursuant to this Merger Agreement and the Agreement of Merger. Said agreements shall be substantially in the form attached hereto as Exhibits C and E.

                  t. PERFORMANCE TESTS. As of the Determination Date, the Closing Date and the Effective Date, NCB shall have (i) total shareholders' equity and leverage, tier 1 and total risk-based capital ratios, respectively, in amounts required to comply with the "well capitalized" category of applicable federal banking regulations, (ii) total reserves for losses on outstanding loans in compliance with the NCB loan loss policy and procedures described in Section 3.2.h. hereof and at a level which, in the reasonable determination of ARH, are adequate for regulatory purposes and for purposes of generally accepted accounting principles, (iii) total shareholders' equity of Four Million Thirty Thousand Dollars ($4,030,000) and (iv) assets classified as "Substandard", "Doubtful", and "Loss" shall not exceed fifteen percent (15%) of total shareholders' equity.

8.       CONDITIONS TO THE OBLIGATIONS OF NCB.

         The obligations of NCB under this Merger Agreement are, at its option, subject to the fulfillment at or prior to the Effective Time of the Merger of each of the following conditions; provided, however, that any one or more of such conditions may be waived by the Board of Directors of NCB, except where contrary to applicable law, at any time at or prior to the Effective Time of the
Merger:

                  a. REPRESENTATIONS AND WARRANTIES. The representations and warranties of ARH in Section 5 hereof shall be true and correct in all material respects on and as of the date of this Merger Agreement (except to the extent that a representation or warranty is qualified as set forth in the ARH Disclosure Schedule corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger, with the same effect as though such representations and warranties had been made on and as of each such date or time except as to any representation or warranty which specifically relates to an earlier date or time.

                  b. COMPLIANCE AND PERFORMANCE UNDER AGREEMENTS. ARH shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Merger Agreement and the Agreement of Merger required to be performed or complied with by ARH at or prior to the Effective Time of the Merger.

                  c. MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred since December 31, 1999, in the business, financial condition, results of operations or assets of ARH, ARB and FSC, taken as a whole, other than as set forth in the ARH Disclosure Schedule, and ARH shall not be a party to or threatened with, and to the best of ARH's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency. No material adverse change shall have occurred as a result of any subsequent legal action or proceeding, or any subsequent developments in the legal actions or proceedings as set forth in the NCB Disclosure Schedule, which in the reasonable judgment of NCB, could have a material adverse effect on the business, financial condition, results of operations or assets of ARH, ARB and FSC, taken as a whole.

                  d. APPROVAL OF AGREEMENTS. The principal terms of the Merger, this Merger Agreement and the Agreement of Merger shall have been duly approved by (i) the affirmative vote or consent of the holders of a majority of the outstanding ARH Shares and (ii) the affirmative vote or consent of the holders of a two-thirds majority of the outstanding NCB Shares.

                  e. OFFICER'S CERTIFICATE. NCB shall have received a certificate, dated the Effective Date, signed on behalf of ARH by its President and its Chief Financial Officer, in form and substance acceptable to NCB and its counsel to the effect that the conditions set forth in Section 8, have been satisfied.

                  f. OPINION OF COUNSEL. Coudert Brothers, ARH's counsel, shall have delivered to NCB its opinion dated the Effective Date in form and substance acceptable to NCB and its counsel.

                  g. ABSENCE OF PROCEEDINGS. No legal, administrative, arbitration, investigatory or other proceeding by any government agency or regulatory authority shall have been instituted or threatened to restrain or prohibit the Merger or the transactions contemplated by this Merger Agreement.

                  h. EFFECTIVENESS OF REGISTRATION STATEMENT. The ARH Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commission. The ARH Shares registered thereby shall have received all state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Merger Agreement and the Agreement of Merger.

                  i. GOVERNMENT APPROVALS. All Government Approvals shall be in effect, and all conditions or requirements prescribed by law or by any such Approvals shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by any of the parties hereto or shall impose any other condition or requirement, which condition or requirement NCB in its reasonable judgment shall deem to be materially burdensome (in which case NCB shall promptly notify ARH). For purposes of this agreement no condition or requirement shall be deemed to be "materially burdensome" if such condition or requirement does not materially differ from conditions or requirements regularly imposed in orders approving transactions of the type contemplated by this Merger Agreement and compliance with such condition or requirement would not:

                     (i) require the taking of any action materially inconsistent with the manner in which NCB, ARH, ARB or FSC has conducted its business previously;

                     (ii) result in a material adverse change on the business, financial condition or results of operations of NCB or ARH, ARB and FSC, taken as a whole; or

                     (iii) preclude satisfaction of any of the conditions to consummation of the transactions contemplated by this Merger Agreement.

                  j. TAX OPINION. Perry-Smith LLP shall have delivered to ARH and NCB a tax opinion subject to customary assumptions and exceptions included in such opinions and the prior delivery of certificates or representation letters from NCB and ARH, substantially to the effect that under federal income tax law and California income and franchise tax law:

                     (i) the Merger will not result in any recognized gain or loss to NCB or ARH;

                     (ii) except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of NCB Shares who receive ARH Shares in exchange for the NCB Shares which they hold;

                     (iii) the holding period of ARH Shares exchanged for NCB Shares will include the holding period of the NCB Shares for which they are exchanged, assuming the NCB Shares are capital assets in the hands of the holder thereof at the Effective Date;

                     (iv) the basis of the ARH Shares received in the exchange will be the same as the basis of the NCB Shares for which they are exchanged, less any basis attributable to fractional shares for which cash is received; and

                     (v) an NCB shareholder who dissents to the Merger and receives cash for his or her NCB Shares will be treated as having received a distribution in redemption of his or her NCB Shares, subject to the provisions and limitations of Section 302 of the IRC. Those NCB shareholders who receive solely cash, who immediately after the Merger hold no ARH Shares directly or through the application of Section 318 of the IRC, and thus whose interests are completely terminated within the meaning of Section 302(b)(3) of the IRC, will be treated as receiving a cash distribution in full payment for the NCB Shares as provided in Section 302(a) of the IRC. Gain or loss will be recognized to such NCB shareholders measured by the difference between the redemption price and the adjusted basis of the NCB Shares. If the NCB shareholder holds such NCB Shares as a capital asset, such gain or loss will be a capital gain or loss.

                     (vi) No gain or loss will be recognized by the holders of nonqualified options to buy NCB Shares upon the conversion of those options into nonqualified options to buy ARH Shares under the same terms and conditions as in effect immediately prior to the Merger.

                     (vii) The substitution of incentive stock options to acquire ARH Shares for incentive stock options to acquire NCB Shares will not be a modification as defined in Section 424(h)(3) of the IRC, and will not result in the recognition of income, gain, or loss to the holders of the incentive stock options to acquire NCB Shares. Such options to acquire ARH Shares will be incentive stock options as defined in Section 422(b) of the IRC.

                  k. ACCOUNTANT'S COMFORT LETTERS. On or prior to the date of effectiveness of the ARH Registration Statement, NCB shall have received a letter addressed to NCB from Perry-Smith LLP, independent public accountants for ARH, in form and substance acceptable to NCB and its counsel and customary for "comfort" letters prepared in accordance with the provisions of Statement of Accounting Standards No. 71, Interim Financial Information. NCB shall also have received from Perry-Smith LLP a "comfort" letter dated the Effective Date, in form and substance acceptable to NCB and its counsel, as to such matters, as of a specified date not more than five (5) business days prior to the Effective Date, as NCB may reasonably request.

                  l. DISSENTING SHARES. Holders of not more than nine percent (9%) of the outstanding NCB Shares and ARH Shares shall have perfected dissenter's rights (i) in the case of NCB Shares, pursuant to 12 U.S.C. Section 215a(b), (c) and (d) (by voting against the Merger at the NCB meeting of shareholders or by giving notice in writing at or prior to such meeting that he or she dissents from the Merger and thereafter submitting a timely request for the value of his or her NCB Shares in the manner required by the National Bank Act and the rules and regulations of the OCC) and (ii) in the case of ARH Shares, pursuant to Chapter 13 of the California General Corporation Law.

                  m. UNAUDITED FINANCIALS. Not later than five (5) business days prior to the Effective Date, ARH shall have furnished NCB a copy of its most recently prepared unaudited month-end consolidated financial statements, including a balance sheet and statement of income of ARH, for the month ending at least ten (10) business days prior to the Effective Date.

                  n. AFFILIATE AGREEMENTS. NCB shall have received signed affiliate agreements on or before the date of this Merger Agreement, from each person who, in the opinion of NCB's and ARH's counsel, might be deemed to be an affiliate of NCB or ARH under Rule 144 or 145 of the 1933 Act. Said agreements will include provisions restricting certain actions by an affiliate related to NCB Shares or ARH Shares, including the sale, purchase, acquisition or transfer of NCB Shares or ARH Shares in a manner which may render pooling of interests accounting treatment unavailable in the Merger, and shall be substantially in the form attached hereto as Exhibits B and D.

                  o. CLOSING DOCUMENTS. NCB shall have received such certificates and other closing documents as counsel for NCB shall reasonably request.

                  p. CONSENTS. ARH shall have received, or NCB shall have satisfied itself that ARH will receive, all consents of third parties as may be required including consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to ARH, in each case in form and substance reasonably acceptable to NCB, and no such consent or license or permit shall have been withdrawn or suspended.

                  q. FAIRNESS OPINION. The Board of Directors of NCB shall have received an opinion of Carpenter & Company, dated the date of this Merger Agreement and the date of mailing or a date within three (3) days prior to the date of mailing the Joint Proxy Statement/Prospectus, to the effect that the Conversion Ratio in the Merger is fair, from a financial point of view, to NCB and its shareholders.

                  r. ACCOUNTING TREATMENT. NCB shall have received a letter from Perry-Smith LLP, subject to customary qualifications and receipt of such certificates as may be reasonable and customary in connection with such letters, acceptable in form and substance to NCB and its counsel, to the effect that the Merger shall qualify for the pooling of interests method of accounting in accordance with generally accepted accounting principles and all applicable rules, regulations and policies of the Commission. There shall have been no determination by any court, tribunal, regulatory authority or other government agency, that the Merger fails or will fail to qualify for pooling of interests accounting treatment.

                  s. SHAREHOLDER AGREEMENTS. NCB and ARH shall have received signed shareholder agreements from members of the Boards of Directors and the executive officers of NCB and ARH on or before the date of this Merger Agreement, pursuant to which each such person in their capacity as a shareholder commits to vote their NCB Shares or ARH Shares in favor of the Merger and the transactions contemplated thereby and pursuant to this Merger Agreement and the

Agreement of Merger, and to recommend to shareholders, subject to the exercise of fiduciary duties, that they vote in favor of the Merger and the transactions contemplated thereby and pursuant to this Merger Agreement and the Agreement of Merger. Said agreements shall be substantially in the form attached hereto as Exhibits C and E.

                  t. PERFORMANCE TESTS. As of the Determination Date, the Closing Date and the Effective Date, ARH shall have (i) total shareholders' equity and leverage, tier 1 and total risk-based capital ratios, respectively, in amounts required to comply with the "well capitalized" category of applicable federal banking regulations, (ii) total reserves for losses on outstanding loans in compliance with the ARH loan loss policy and procedures and at a level which, in the reasonable determination of NCB, are adequate for regulatory purposes and for purposes of generally accepted accounting principles, and (iii) total shareholders' equity of Sixteen Million Seven Hundred Thousand Dollars ($16,700,000).

9.       CLOSING.

                  a. CLOSING DATE. The closing (the "Closing") shall, unless another date, time or place is agreed to in writing by ARH and NCB, be held at the offices of Coudert Brothers, 303 Almaden Boulevard, Fifth Floor, San Jose, California 95110, at a time mutually agreed upon between the parties and on a date as soon as practicable, but not less than five (5) business days following the Determination Date and the last to occur of (i) the expiration of any waiting periods under applicable law or regulation, and (ii) the date on which all conditions to the obligations of the parties to consummate the Merger have been satisfied (the "Closing Date").

                  b. DELIVERY OF DOCUMENTS. At the Closing, the parties shall use their respective best efforts to deliver or cause to be delivered the opinions, certificates and other documents required to be delivered by this Merger Agreement.

                  c. FILINGS. At the Closing, ARH and NCB shall instruct their respective representatives to make or confirm such filings as shall be required in the opinion of counsel to ARH and NCB to give effect to the Merger.

10.      POST-CLOSING MATTERS.

         ARH will prepare and file with the Commission on the appropriate form as soon as practicable the results of combined operations of ARH, ARB and the Resulting Association for the first full calendar quarter after the Effective Date.

11.      EXPENSES.

         Each party hereto agrees to pay as incurred without capitalizing its expenses incident to the Merger and transactions contemplated pursuant to this Merger Agreement in compliance with generally accepted accounting principles, without right of reimbursement from the other party and whether or not the transactions contemplated by this Merger Agreement or the Agreement of Merger shall be consummated, relating to the payment of costs and expenses incurred by such party incident to the performance of its obligations under this Merger Agreement and the Agreement of Merger, including without limitation, costs incident to the preparation of the Agreement of Merger, this Merger Agreement, the ARH Registration Statement and Joint Proxy Statement/Prospectus (including the audited financial statements of the parties contained therein) and incident to the consummation of the Merger and of the other transactions contemplated herein and in the Agreement of Merger, including the fees and disbursements of counsel, accountants, consultants and financial advisers employed by such party in connection therewith. Notwithstanding the foregoing, each party shall pay one-half of (i) the printing costs of the Registration Statement and the Joint Proxy Statement/Prospectus, (ii) all fees and costs payable pursuant to state "blue-sky" securities laws, (iii) fees and costs related to obtaining a tax opinion, (iv) fees and costs related to obtaining a letter from Perry-Smith LLP, regarding pooling-of-interests accounting treatment, (v) the fee required to be paid to the Commission to register the ARH Shares, (vi) the fees and costs related to any amendments to the ARH Stock Option Plan or for the preparation of a new ARH Stock Option Plan including the cost of obtaining any permits or approvals of government agencies and regulatory authorities and applicable filing fees, and (vii) the fees related to preparation and filing of applications with government agencies or regulatory authorities for approval of the transactions contemplated by the Merger, this Merger Agreement and the Agreement of Merger. Each party shall bear the costs of distributing the Joint Proxy Statement/Prospectus and other information relating to these transactions to its shareholders and of conducting a meeting of its shareholders.

12.      AMENDMENT; TERMINATION.

                  a. AMENDMENT. This Merger Agreement and the Agreement of Merger may be amended by ARH and NCB at any time prior to the Effective Time of the Merger without the approval of the shareholders of ARH and shareholders of NCB with respect to any of their terms except the terms relating to the Conversion Ratio or the form or amount of consideration to be delivered to the NCB shareholders in the Merger or otherwise as required by applicable law.

                  b. TERMINATION. This Merger Agreement and the Agreement of Merger may be terminated as follows:

                     (i) By the mutual consent of the Boards of Directors of ARH and NCB at any time prior to the Effective Time of the Merger.

                     (ii) By the Boards of Directors of ARH or NCB upon the failure of the shareholders of ARH or NCB to give the requisite approval of this Merger Agreement and the transactions contemplated hereby.

                     (iii) By the Boards of Directors of ARH or NCB upon the expiration of thirty (30) days after any government agency or regulatory authority denies or refuses to grant any approval, consent or qualification required to be obtained in order to consummate the transactions contemplated by this Merger Agreement unless, within said thirty (30) day period after such denial or refusal, ARH and NCB agree to appeal such denial or refusal or agree to amend and resubmit the application to the government agency or regulatory authority that has denied or refused to grant the approval, consent or qualification requested.

                     (iv) By the Board of Directors of ARH within three (3) business days after receipt by ARH of the NCB Disclosure Schedule.

                     (v) By the Board of Directors of ARH on or after the Termination Date, if any of the conditions in Section 7 to which the obligations of ARH are subject have not been fulfilled.

                     (vi) By the Board of Directors of ARH if a material adverse change shall have occurred since December 31, 1999, in the business, financial condition, results of operations or assets of NCB.

                     (vii) By the Board of Directors of ARH in the event that NCB or its affiliates enter into a Business Combination.

                     (viii) By the Board of Directors of ARH upon the expiration of forty-five (45) days from delivery of written notice by ARH to NCB of NCB's breach of or failure to satisfy any covenant or agreement contained in this Merger Agreement resulting in a material impairment of the benefit reasonably expected to be derived by ARH and its subsidiaries from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by ARH or cured by NCB prior to expiration of such forty-five (45) day period).

                     (ix) By the Board of Directors of NCB within three (3) business days after receipt by NCB of the ARH Disclosure Schedule.

                     (x) By the Board of Directors of NCB if ARH fails to comply with the provisions of Section 3.1.g.

                     (xi) By the Board of Directors of NCB on or after the Termination Date, if any of the conditions contained in
                  Section 8 to which the obligations of NCB are subject have not been fulfilled.

                     (xii) By the Board of Directors of NCB if a material adverse change shall have occurred since December 31, 1999 in the business, financial condition, results of operations or assets of ARH and its subsidiaries, taken as a whole.

                     (xiii) By the Board of Directors of NCB upon the expiration of forty-five (45) days from delivery of written notice by NCB to ARH of ARH's breach of or failure to satisfy any covenant or agreement contained in this Merger Agreement resulting in a material impairment of the benefit reasonably expected to be derived by NCB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by NCB or cured by ARH prior to expiration of such forty-five (45) day period).

                     (xiv) By the Board of Directors of ARH in the event that NCB shall fail to deliver or cause to be delivered to ARH the following signed documents, in form and substance reasonably acceptable to ARH and its counsel: (a) the NCB affiliate agreements to be delivered pursuant to Section 7(n) hereof;
                  (b) the NCB shareholder agreements to be delivered pursuant to
                  Section 7(s) hereof; (c) the NCB officer's certificate to be delivered pursuant to Section 7(e) hereof; and (d) the opinion of counsel to NCB to be delivered pursuant to Section 7(f) hereof.

                     (xv) By the Board of Directors of NCB in the event that ARH shall fail to deliver or cause to be delivered to NCB the following signed documents, in form and substance reasonably acceptable to NCB and its counsel: (a) the affiliate agreements to be delivered pursuant to Section 8(n) hereof;
                  (b) the ARH shareholder agreements to be delivered pursuant to
                  Section 8(s) hereof; (c) the ARH officer's certificate to be delivered pursuant to Section 8(e) hereof; and (d) the opinion of counsel to ARH to be delivered pursuant to Section 8(f) hereof.

                  c. TERMINATION DATE. This Merger Agreement shall be terminated if the Closing shall not have occurred on or before September 30, 2000 or such other date approved by the Boards of Directors of ARH, NCB and the Interim Bank; provided, however, that if the only conditions to the Closing which remain unsatisfied at September 30, 2000 are the receipt of the Government Approvals or the expiration of any waiting periods under applicable law or regulation, the Closing Date shall be automatically extended to November 30, 2000, or such other date as the parties may mutually agree upon (the "Termination Date"), for the purpose of obtaining such Government Approvals or the expiration of such waiting periods.

                  d. NOTICE. The power of termination hereunder may be exercised by ARH or NCB, as the case may be, only by giving written notice of termination to ARH or NCB, as applicable, signed on behalf of each such party by its Chairman of the Board or President.

                  e. EFFECT OF TERMINATION; LIQUIDATED DAMAGES.

                     (i) If this Merger Agreement is terminated for any reason, the Agreement of Merger shall automatically terminate. Termination of this Merger Agreement shall not terminate or affect the obligations of the parties to pay expenses as provided in Section 11, to maintain the confidentiality of the each party's information obtained pursuant to this Merger Agreement and the Confidentiality Agreement between the parties dated January 10, 1999, or the provisions of this
                  Section 12(e) or the applicable provisions of Section 14.

                     (ii)    If ARH terminates this Merger Agreement pursuant to
                  Section 12.b.(vii), NCB shall pay to ARH, on demand, the sum of One Million Dollars ($1,000,000). If ARH terminates this Merger Agreement pursuant to Section 12.b.(viii) or Section 12.b.(xiv) as a result of NCB's willful or deliberate failure to comply with Section 12.b.(viii) or Section 12.b.(xiv), which compliance was not beyond the reasonable control of NCB, NCB shall pay to ARH, on demand, the sum of Five Hundred Thousand Dollars ($500,000). In each such case, the amount indicated shall be deemed liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Merger Agreement.

                     (iii)   If NCB terminates this Merger Agreement pursuant to
                  Section 12.b.(x), ARH shall pay to NCB, on demand, the sum of One Million Dollars ($1,000,000). If NCB terminates this Merger Agreement pursuant to Section 12.b.(xiii) or Section 12.b.(xv) as a result of ARH's willful or deliberate failure to comply with Section 12.b.(xiii) or Section 12.b.(xv), which compliance was not beyond the reasonable control of ARH, ARH shall pay to NCB, on demand, the sum of Five Hundred Thousand Dollars ($500,000). In each such case, the amount indicated shall be deemed liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Merger Agreement.

13.      INDEMNIFICATION.

                  a. BY ARH. ARH agrees to defend, indemnify and hold harmless NCB, its respective officers and directors, attorneys, accountants, and each person who controls NCB within the meaning of the 1933 Act from and against any costs, damages, liabilities and expenses of any nature, insofar as such costs, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the ARH

Registration Statement and Joint Proxy Statement/Prospectus or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that ARH shall be liable in any such case only to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement and Joint Proxy Statement/Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information provided by and with respect to ARH used in preparing the Registration Statement and the Joint Proxy Statement/Prospectus. If and to the extent such agreement to indemnify may be unenforceable for any reason, ARH shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which may be permitted under applicable law.

                  b. BY NCB. NCB agrees to defend, indemnify and hold harmless ARH, its officers and directors, attorneys, accountants, and each person who controls ARH within the meaning of the 1933 Act from and against any costs, damages, liabilities and expenses of any nature, insofar as such costs, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the ARH Registration Statement and Joint Proxy Statement/Prospectus or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that NCB shall be liable in any such case only to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement and Joint Proxy Statement/Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information provided by and with respect to NCB used in preparing the Registration Statement and Joint Proxy Statement/Prospectus. If and to the extent such agreement to indemnify may be unenforceable for any reason, NCB shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which may be permitted under applicable law.

                  c. NOTIFICATION. Promptly after receipt by any party to be indemnified pursuant to this subarticle (the "Indemnified Party") of notice of
(i) any claim or (ii) the commencement of any action or proceeding, the Indemnified Party will give the other party (the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding. The Indemnifying Party shall have the right, at its option, to compromise or defend, by its own counsel, any such matter involving the Indemnified Party's asserted liability. In the event that the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability. In any event, the Indemnifying Party shall have the right to participate in the defense of such asserted liability.

14.      MISCELLANEOUS.

                  a. NOTICES. Any notice or other communication required or permitted under this Merger Agreement shall be effective only if it is in writing and delivered personally, or by Federal Express or similar overnight courier, or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:

   To ARH:                              To NCB:
   American River Holdings              North Coast Bank, National Association
   1545 River Park Drive, #107          50 Santa Rosa Avenue
   Sacramento, CA 95815                 Santa Rosa, CA 95404
   Attn:  President                     Attn:  President
   Telephone: (916) 565-6114            Telephone: (707) 528-9930
   Facsimile:  (916) 565-4758           Facsimile:  (707) 528-6399

   With a copy to:                      With a copy to:
   Glenn T. Dodd, Esq.                  R. Brent Faye, Esq.
   Coudert Brothers                     Lillick & Charles, LLP
   303 Almaden Blvd., Fifth Floor       Two Embarcadero Center
   San Jose, California 95110-2721      San Francisco, California 94111-3996
   Telephone: (408) 297-9982            Telephone: (415) 984-8200
   Facsimile:  (408) 297-3191           Facsimile:  (415) 984-8300


or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

                  b. KNOWLEDGE. Whenever the term "knowledge" or "to the best knowledge" or words of similar import are used in this Merger Agreement in connection with a party's representations and warranties, it shall mean the actual knowledge of a party after due inquiry of a party's directors and executive officers including, without limitation, officers holding titles or positions as President and Chief Executive Officer, Chief Financial Officer and Senior or Chief Credit or Loan Officer, or positions with the substantially equivalent responsibilities.

                  c. BINDING AGREEMENT. This Merger Agreement is binding upon and is for the benefit of ARH, the Interim Bank and NCB and their respective successors and permitted assigns. This Merger Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto, and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Merger Agreement. No party may assign this Merger Agreement or any of its rights, privileges, duties or obligations hereunder without the prior written consent of the other party to this Merger Agreement.

                  d. MATERIAL ADVERSE EFFECT. As used in this Merger Agreement, any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations of such entity and its subsidiaries taken as a whole, and the term "material adverse effect" means, with respect to any entity, a material adverse effect (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No. 5 ("SFAS No. 5")) (i) on the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations of such entity and its subsidiaries taken as a whole (but does not include any such effect resulting from or attributable to any action or omission by ARH or NCB or any subsidiary of either of them taken with the prior written consent of the other parties hereto, in contemplation of the transactions contemplated hereby), or (ii) on the ability of such entity to perform its obligations hereunder on a timely basis.

                  e. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No investigation by ARH or NCB made before or after the date of this Merger Agreement shall affect the representations and warranties which are contained in this Merger Agreement and such representations and warranties shall survive such investigation, provided that, except with respect to covenants, agreements and indemnification to be performed in whole or in part subsequent to the Effective Time of the Merger (as to which the related representations and warranties shall survive until their performance) which covenants, agreements and indemnification shall survive the Effective Time of the Merger, the representations, warranties, covenants and agreements of ARH and NCB contained in this Merger Agreement shall terminate upon the Effective Time of the Merger.

                  f. GOVERNING LAW. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  g. ATTORNEYS' FEES. In any action at law or suit in equity in relation to this Merger Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

                  h. ENTIRE AGREEMENT; SEVERABILITY. This Merger Agreement and the documents, certificates, agreements, letters, schedules and exhibits attached or required to be delivered pursuant hereto set forth the entire agreement and understandings of the parties in respect of the transactions contemplated hereby, and supersede all prior agreements, arrangements and understanding relating to the subject matter hereof, excluding that certain Confidentiality Agreement between the parties dated January 10, 2000. Each provision of this Merger Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling.

                  i. COUNTERPARTS. This Merger Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, ARH and NCB have caused this Agreement and Plan of Reorganization and Merger to be signed by their duly authorized officers as of the day and year first above written.

AMERICAN RIVER HOLDINGS                       NORTH COAST BANK, NATIONAL
                                              ASSOCIATION

By: /s/ DAVID T. TABER                        By: /s/ KATHY A. PINKARD
    --------------------------------              -----------------------------
        David T. Taber                                Kathy A. Pinkard
        President and Chief                           President and Chief
        Executive Officer                             Executive Officer


By: /s/ MITCHELL A. DERENZO                   By: /s/ DEBBIE K. FAKALATA
   ---------------------------------              -----------------------------
        Mitchell A. Derenzo                           Debbie K. Fakalata
        Chief Financial Officer                       Chief Financial Officer

                                                                       EXHIBIT A


                               AGREEMENT OF MERGER


         THIS AGREEMENT OF MERGER (the "Agreement of Merger ") is dated as of _____________________, 2000, by and between North Coast Bank, National Association, a national banking association chartered under the laws of the United States, with its head office in Windsor, California ("NCB") and ARH Interim National Bank ("New Bank"), an interim national banking association formed as a wholly-owned subsidiary of American River Holdings, a California corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended ("ARH"), solely to facilitate the transactions contemplated by this Agreement of Merger as provided below.

         A. This Agreement of Merger is being entered into pursuant to the Agreement and Plan of Reorganization and Merger dated as of March 1, 2000 (the "Merger Agreement") by and among ARH, NCB and New Bank.

         B. NCB and New Bank are hereinafter sometimes collectively referred to as the "Merging Institutions."

         In consideration of the premises, and the mutual covenants and agreements herein contained, the parties hereto agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         Section 1.1. "Effective Date" means the date at which the transactions contemplated by this Agreement of Merger become effective as determined by the certificate approving the Merger to be issued by the Office of the Comptroller of the Currency (the "OCC").

         Section 1.2. "New Bank Common Stock" means the common stock, par value $4.00 per share, of New Bank owned by ARH.

         Section 1.3. "NCB Common Stock" means the common stock, par value $4.00 per share, of NCB.

         Section 1.4. "The Merger" means the merger of NCB with and into New Bank, as provided in Section 2.1 of this Agreement of Merger.

         Section 1.5. "Resulting Association" means New Bank as the institution surviving the Merger.


                                    ARTICLE 2

                               TERMS OF THE MERGER

         Section 2.1. THE MERGER. Subject to the terms and conditions set forth in the , on the Effective Date, NCB shall be merged with and into New Bank, with New Bank as the Resulting Association, under the national bank charter number and name of "North Coast Bank, National Association" as determined by the OCC, and each of the outstanding shares of NCB Common Stock shall and without any action on the part of NCB be canceled and be converted into shares of common stock of the Resulting Association, all of which shall be owned by ARH.

         Section 2.2. ARTICLES OF ASSOCIATION, BYLAWS AND FACILITIES OF RESULTING ASSOCIATION. On the Effective Date and until thereafter amended in accordance with law, the Articles of Association of the Resulting Association shall be the same as the Articles of Association of NCB as in effect on the Effective Date. A copy of the Articles of Association of the Resulting Association is attached hereto as Annex A. Until altered, amended or repealed as provided herein and in the Articles of Association of the Resulting Association, the Bylaws of the Resulting Association shall be the same as the Bylaws of NCB as in effect on the Effective Date. The main office of the Resulting Association shall be the main office of NCB as of the Effective Date, and all corporate acts, plans, policies, contracts, approvals and authorizations of NCB and New Bank and their respective shareholders, boards of directors, committees elected or appointed thereby, officers and agents, which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Resulting Association and shall be as effective and binding as of the Effective Date as the same had been with respect to NCB and New Bank, respectively.

         Section 2.3. EFFECT OF MERGER. On the Effective Date of the Merger, the corporate existence of NCB and New Bank shall be consolidated into and continued in the Resulting Association, and the Resulting Association shall be deemed to be a continuation in entity and identity of NCB and New Bank. All rights, franchises and interests of NCB and New Bank, respectively, in and to any type of property and chooses in action shall be transferred to and vested in the Resulting Association by virtue of the Merger without any deed or other transfer. Resulting Association, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates and lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by NCB and New Bank, respectively, as of the Effective Date.

         Section 2.4. LIABILITIES OF THE RESULTING ASSOCIATION. On the Effective Date, the Resulting Association shall be liable for all liabilities of NCB and New Bank. All deposits, debts, liabilities and obligations of NCB and of New Bank, respectively, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of NCB or New Bank, as the case may be, shall be those of the Resulting Association and shall not be released or impaired by the Merger. All rights of creditors and other obligees and all liens on property of either NCB or New Bank shall be preserved unimpaired.


                                    ARTICLE 3

                              CONVERSION OF SHARES

         Section 3.1. CONVERSION OF NCB COMMON STOCK. On the Effective Date, each share of NCB Common Stock, issued and outstanding immediately prior to the Effective Date (other than Dissenting Shares as hereinafter defined) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive shares of Common Stock of American River Holdings ("ARH Common Stock") in accordance with the .

         Section 3.2. EXCHANGE OF SHARES. On or immediately prior to the Effective Date, in accordance with the , ARH shall make available shares of its Common Stock in sufficient amount to effect the Merger. As soon as practicable after the Closing Date (as defined in Section 9 of the ), the Exchange Agent (as defined in the ) will send to each shareholder of NCB a letter of transmittal for use in exchanging such holder's stock certificate(s) for shares of ARH Common Stock. Each shareholder of NCB shall be entitled to receive ARH Common Stock and cash in lieu of fractional shares for such holder's shares only upon surrender of the certificates representing such holder's shares of NCB Common Stock or after providing an appropriate Affidavit of Lost Certificate and Indemnity Agreement and/or a bond as may be required in each case by the Exchange Agent. Until so surrendered, each NCB Common Stock certificate will be deemed for all corporate purposes to represent and evidence solely the right to receive the amount of ARH Common Stock to be exchanged therefor pursuant to the
 .

         Section 3.3. DISSENTING SHARES. Each share of NCB Common Stock issued and outstanding immediately prior to the Effective Date, the holder of which has not voted in favor of the Merger and who has properly perfected his dissenters' rights of appraisal by following the procedures set forth in the National Bank Act is referred to herein as a "Dissenting Share." Dissenting Shares owned by each holder thereof who has not exchanged his certificates representing shares of NCB Common Stock for the ARH Common Stock and otherwise has not effectively withdrawn or lost his dissenter's rights, shall not be converted into or represent the right to receive the ARH Common Stock pursuant to Section 3.1 hereof and shall be entitled only to such rights as are available to such holder pursuant to the applicable provisions of the National Bank Act. Each holder of Dissenting Shares shall be entitled to receive the value of such

Dissenting Shares held by him or her in accordance with the applicable provisions of the National Bank Act, provided such holder complies with the procedures contemplated by and set forth in the applicable provisions of the National Bank Act. If any holder of Dissenting Shares shall effectively withdraw or lose his dissenter's rights under the applicable provisions of the National Bank Act, such Dissenting Shares shall be converted into the right to receive the ARH Common Stock in accordance with the provisions of Section 3.1.

         Section 3.4. NEW BANK COMMON STOCK. On the Effective Date, the shares of New Bank Common Stock issued and outstanding immediately prior to the Effective Date shall be converted automatically and without any action on the part of the holders thereof into ______ shares of common stock of the Resulting Association. The shares of common stock of the Resulting Association into which such New Bank Common Stock are converted shall represent ownership of 100% of the issued and outstanding capital stock of the Resulting Association, all of which shall be owned by ARH.


                                    ARTICLE 4

                                  MISCELLANEOUS

         Section 4.1. CONDITIONS PRECEDENT. The respective obligations of each party under this Agreement of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Articles 7 and 8 of the .

         Section 4.2. TERMINATION. This Agreement of Merger shall be terminated upon the termination of the in accordance with Article 12 thereof; provided, that any such termination of this Agreement of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

         Section 4.3. AMENDMENTS. To the extent permitted by law, this Agreement of Merger may be amended by a subsequent writing signed by all of the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

         Section 4.4. SUCCESSORS. This Agreement of Merger shall be binding on the successors of New Bank and NCB.

         IN WITNESS WHEREOF, New Bank and NCB have caused this Agreement of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

Attest:                             ARH INTERIM NATIONAL BANK


                                    By:
------------------------                -------------------------------------

------------------------                -------------------------------------
Secretary                               President and Chief Executive Officer


                                    NORTH COAST BANK, NATIONAL
Attest:                             ASSOCIATION


                                    By:
------------------------                -------------------------------------

------------------------                -------------------------------------
Secretary                               President and Chief Executive Officer

                                                                       EXHIBIT B


                             NCB AFFILIATE AGREEMENT


      I, the undersigned, have been advised that as of the date hereof I may be deemed to be (but I do not hereby admit to being) an affiliate of North Coast Bank, National Association ("NCB") for purposes of Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Rule 145"). The following undertaking is given pursuant to and in compliance with that certain Agreement and Plan of Reorganization and Merger among American River Holdings ("ARH"), ARH Interim National Bank ("Interim Bank") and NCB dated as of March 1, 2000 (the "Merger Agreement"), which provides that NCB shall merge with and into Interim Bank (the "Merger"), and the surviving national banking association will continue as a wholly-owned subsidiary of ARH under the national bank charter number and name of "North Coast Bank, National Association." Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.

      I understand that ARH is relying on the performance of the covenants contained herein to insure that they obtain the desired pooling-of-interests accounting treatment as a result of the Merger and to avoid any appearance of improper manipulation of ARH's stock price or insider trading in the period prior to the Merger.

      I hereby agree that I will not offer to sell or purchase, sell, transfer, purchase or acquire, publicly or privately, any shares of ARH common stock ("ARH Share" or "ARH Shares") or NCB common stock ("NCB Share" or "NCB Shares"), or cause any other person to do any of the above, except as a result of the conversion in the Merger of any NCB Shares or options to purchase NCB Shares held by me, or my exercise by cash payment of the exercise price of any stock option pursuant to NCB's stock option plan.

      I hereby also agree that during the period beginning on the date on which the Effective Time of the Merger occurs and ending on the date of release and publication to the general public of financial results covering at least thirty
(30) days of post-merger combined operations of ARH and NCB, I will not offer, sell or transfer, publicly or privately, any ARH Shares, and that I will not during such period commit or agree to sell or transfer any of such ARH Shares after such period.

      I hereby also agree that at no time will I offer, sell or transfer, publicly or privately, any ARH Shares acquired by me in the Merger, whether in exchange for NCB Shares or for or upon exercise of options to purchase such NCB Shares, except:

            Pursuant to a then current effective registration under the Securities Act of 1933, as amended (the "1933 Act"); or

            Pursuant to the provisions of Rule 145(d) under the 1933 Act; or

            If counsel representing me, satisfactory to ARH, shall have advised ARH in a written opinion letter in form and substance satisfactory to ARH and its counsel and upon which ARH and its counsel may rely, that no registration under the 1933 Act would be required in connection with the proposed sale, transfer or other disposition.

            I agree and confirm that:

            (i) the ARH Shares to be acquired by me upon consummation of the Merger (such ARH Shares being sometimes referred to for purposes of this Affiliate Agreement as "Acquired Shares") will not be acquired with a view to the sale or distribution thereof except as permitted by Rule 145;

            (ii) the certificate representing the Acquired Shares or any substitutions therefor, may be subject to stop transfer instructions and/or a legend which confirm that such securities representing ARH Shares have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the 1933 Act applies and that such securities may not be sold, hypothecated, transferred or assigned, and the issuer or its transfer agent shall not be required to give effect to any attempted sale, hypothecation, transfer or assignment, except (i) pursuant to a then current effective registration statement under the 1933 Act,
      (ii) in a transaction permitted by Rule 145 as to which the issuer has, in the opinion of its counsel, received reasonably satisfactory evidence of compliance with the provisions of Rule 145, or (iii) in a transaction which, in the opinion of counsel satisfactory to the issuer or as described in a "no action" or interpretive letter from the staff of the Securities and Exchange Commission is not required to be registered under the 1933 Act.

      It is understood and agreed that any stop transfer instructions shall be removed if the undersigned shall have delivered to ARH a written opinion letter in form and substance satisfactory to ARH and its counsel and upon which ARH and its counsel may rely, from counsel satisfactory to ARH, that no registration under the 1933 Act would be required in connection with the proposed sale, transfer or other disposition.

Date: March 1, 2000            Signed:
                                      ------------------------------------------

                                                                       EXHIBIT C


                     NCB SHAREHOLDER AGREEMENT


      This Shareholder Agreement (the "Shareholder Agreement") is made and entered into on March 1, 2000, by and between American River Holdings ("ARH"), and each of the other persons executing this Shareholder Agreement (each such person is referred to individually as a "NCB Shareholder" and collectively referred to as the "NCB Shareholders"), with reference to the following facts:

      A. ARH, ARH Interim National Bank ("Interim Bank") and North Coast Bank, National Association ("NCB") have entered into that certain Agreement and Plan of Reorganization and Merger (the "Merger Agreement") dated as of March 1, 2000, pursuant to which NCB shall merge with and into Interim Bank (the "Merger"), and the surviving national banking association will continue as a wholly-owned subsidiary of ARH under the national bank charter number and name of "North Coast Bank, National Association," and ARH will pay consideration to NCB Shareholders in the form of ARH common stock.

      B. Each of the NCB Shareholders is also a director or executive officer of NCB.

      C. In order to induce ARH to enter into the Merger Agreement, the NCB Shareholders desire to enter into this Shareholder Agreement solely in their capacity as NCB Shareholders.

      NOW, THEREFORE, in consideration of the promises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Merger Agreement, the parties hereto agree as follows:

      1.   AGREEMENTS OF NCB SHAREHOLDERS.

           1.1 AGREEMENT TO VOTE. At any meeting of shareholders of NCB or in connection with any solicitation of the written consent of the NCB Shareholders to approve the Merger Agreement and the transactions contemplated thereby, each of the NCB Shareholders shall vote or cause to be voted all shares of common stock of NCB ("NCB Share" or "NCB Shares") owned by each such NCB Shareholder, and any other NCB Shares hereafter acquired by each such NCB Shareholder, in favor of, and to approve, the principal terms of the Merger and any other matter contemplated by the Merger Agreement which requires the approval of the NCB Shareholders.

           1.2 AGREEMENT TO RECOMMEND. Unless the Board of Directors of NCB shall have determined that they have a fiduciary duty to the NCB Shareholders to recommend that the NCB Shareholders not vote in favor of approval of the transactions contemplated by the Merger Agreement, each NCB Shareholder shall recommend to the NCB Shareholders to vote in favor of, and to approve, the principal terms of the Merger and any other matter contemplated by the Merger Agreement.

           1.3 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER. Each NCB Shareholder hereby acknowledges receipt of a copy of the Merger Agreement and agrees to abide by its terms and to refrain from taking any action that would be contrary to, or inconsistent with, any of the obligations of NCB as set forth in the Merger Agreement.

      2.   REPRESENTATIONS AND WARRANTIES OF NCB SHAREHOLDERS.

      Each of the NCB Shareholders severally and not jointly, represents and warrants to and agrees with ARH, solely with respect to himself or herself, as follows:

           2.1 CAPACITY. Each such NCB Shareholder has all the requisite capacity and authority to enter into and perform such NCB Shareholder's obligations under this Shareholder Agreement.

           2.2 BINDING AGREEMENT. This Shareholder Agreement constitutes the valid and legally binding obligation of each such NCB Shareholder.

           2.3 NON-CONTRAVENTION. The execution and delivery of this Shareholder Agreement by each such NCB Shareholder does not, and the performance by each such NCB Shareholder of his or her obligations hereunder and the consummation by each such NCB Shareholder of the transactions contemplated hereby will not, violate or conflict with or constitute a default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which such NCB Shareholder is a party or by which such NCB Shareholder is bound, or any statute, rule or regulation to which such NCB Shareholder or any of such NCB Shareholder's property is subject.

           2.4 OWNERSHIP OF SHARES. Schedule 1 hereto correctly sets forth the number of NCB Shares owned by each NCB Shareholder, or with respect to which each NCB Shareholder has good title to all of the NCB Shares indicated as owned by such NCB Shareholder in the capacity set forth on Schedule 1 as of the date indicated on such Schedule 1, and such NCB Shares are so owned free and clear of any liens, security interest, charges or other encumbrances, except as set forth in such Schedule 1.

      3.   TERMINATION.


           3.1 TERMINATION DATE. This Shareholder Agreement shall terminate and be of no further force and effect immediately upon the earlier of: (a) consummation of the Merger; or (b) termination of the Merger Agreement in accordance with the terms thereof.

           3.2 EFFECT OF TERMINATION. Upon the termination of this Shareholder Agreement in accordance with Section 3.1 hereof, the respective obligations of the parties hereto shall immediately become void and have no further force or effect.

      4.   SPECIFIC PERFORMANCE.

      The parties hereto recognize and agree that monetary damages will not compensate adequately the parties hereto for nonperformance. Accordingly, each party agrees that its or his or her obligations shall be enforceable by court order requiring specific performance.

      5.   MISCELLANEOUS.

           5.1 EXPENSES. Each party hereto shall pay its or his or her own costs and expenses, including, but not limited to, those of its or his or her attorneys and accountants, in connection with this Shareholder Agreement and transactions covered and contemplated hereby.

           5.2 NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by telex, telecopy, facsimile transmission, or by United States mail, certified or registered, with return receipt requested, or otherwise actually delivered as follows:

                  (a)   If to an NCB Shareholder:

                        c/o North Coast Bank, National Association
                        50 Santa Rosa Avenue
                        Santa Rosa, CA 95404

                        Attn:     President and
                                  Chief Executive Officer

                        Telephone:    (707) 528-9930
                        Facsimile:    (707) 528-6399

                  With a copy to:

                        Lillick & Charles LLP
                        Two Embarcadero Center, Suite 2700
                        San Francisco, CA 94111-3996
                        Attn:     R. Brent Faye, Esq.

                        Telephone:   (415) 984-8200
                        Facsimile:   (415) 984-8300

                  (b)   If to ARH:

                        American River Holdings
                        1545 River Park Drive, Suite 107
                        Sacramento, CA 95815
                        Attn:     President and
                                  Chief Executive Officer

                        Telephone:    (916) 565-6114
                        Facsimile:    (916) 565-4758

                  With a copy to:

                        Coudert Brothers
                        303 Almaden Boulevard, Fifth Floor
                        San Jose, California  95110-2721
                        Attn:     Glenn T. Dodd, Esq.

                        Telephone:    (408) 297-9982
                        Facsimile:    (408) 297-3191



The persons or address to which mailings or deliveries shall be made may change from time to time by notice given pursuant to the provisions of this Section
5.2. Any notice, demand or other communication given pursuant to the provisions of this Section 5.2 shall be deemed to have been given on the date delivered or three days following the date mailed, as the case may be.

           5.3 SUCCESSORS AND ASSIGNS. All terms and provisions of this Shareholder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that, except as otherwise contemplated herein, this Shareholder Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto without the prior written consent of the other parties to this Shareholder Agreement and any purported assignment in violation of this Section 5.3 shall be null and void.

           5.4 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Shareholder Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person other than the parties hereto. As used in this Shareholder Agreement, the term party or parties shall refer only to ARH and the NCB Shareholders, or any of them.

           5.5 COUNTERPARTS. This Shareholder Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

           5.6 GOVERNING LAW. This Shareholder Agreement is made and entered into in the State of California and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

           5.7 CAPTIONS. The captions contained in this Shareholder Agreement are for convenience of reference only and do not form a part of this Shareholder Agreement.

           5.8 WAIVER AND MODIFICATION. No waiver of any term, provision or condition of this Shareholder Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Shareholder Agreement. This Shareholder Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

           5.9 ATTORNEYS' FEES. In the event any of the parties to this Shareholder Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach of any duty or obligation created hereunder by such other party, the prevailing party in whose favor final judgment is entered shall be entitled to have and recover of and from the losing party all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including without limitation, legal fees and court costs (whether or not taxable as such).

           5.10 ENTIRE AGREEMENT. The making, execution and delivery of this Shareholder Agreement by the parties hereto have been encouraged by no representations, statements, warranties or agreements other than those herein expressed. This Shareholder Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

           5.11 SEVERABILITY. Whenever possible, each provision of this Shareholder Agreement and every related document shall be interpreted in such manner as to be valid under applicable law. However, if any provision of any of the foregoing shall be invalid or prohibited under said applicable law, it shall be construed, interpreted and limited to effectuate its purposes to the maximum legally permissible extent. If it cannot be so construed and interpreted so as to be valid under such law, such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this Shareholder Agreement, and this Shareholder Agreement shall be construed to the maximum extent possible to carry out its terms without such invalid or unenforceable provision or portion thereof.

           5.12 SEVERAL OBLIGATIONS. All duties and obligations of each party to this Shareholder Agreement shall be several and not joint.

      IN WITNESS WHEREOF, the parties hereto have caused this Shareholder Agreement to be duly executed as of the date first above written.

AMERICAN RIVER HOLDINGS

By:    /S/ DAVID T. TABER
       ------------------
       David T. Taber, President and
       Chief Executive Officer

NORTH COAST BANK, NATIONAL ASSOCIATION SHAREHOLDERS:


-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

                                   SCHEDULE 1

NORTH COAST BANK,
NATIONAL ASSOCIATION            NUMBER
SHAREHOLDERS                   OF SHARES           ENCUMBRANCES
------------                   ---------           ------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

                                                                       EXHIBIT D


                      ARH AFFILIATE AGREEMENT


      I, the undersigned, have been advised that as of the date hereof I may be deemed to be (but I do not hereby admit to being) an affiliate of American River Holdings ("ARH") for purposes of Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Rule 145"). The following undertaking is given pursuant to and in compliance with that certain Agreement and Plan of Reorganization and Merger among ARH Interim National Bank ("Interim Bank") and North Coast Bank, National Association ("NCB") dated as of March 1, 2000 (the "Merger Agreement"), which provides that NCB shall merge with and into Interim Bank (the "Merger"), and the surviving national banking association will continue as a wholly-owned subsidiary of ARH under the national bank charter number and name of "North Coast Bank, National Association." Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.

      I understand that ARH is relying on the performance of the covenants contained herein to insure that they obtain the desired pooling-of-interests accounting treatment as a result of the Merger and to avoid any appearance of improper manipulation of ARH's stock price or insider trading in the period prior to the Merger.

      I hereby agree that I will not offer to sell or purchase, sell, transfer, purchase or acquire, publicly or privately, any ARH common stock ("ARH Share" or "ARH Shares") or NCB common stock ("NCB Share" or "NCB Shares"), or cause any other person to do any of the above, except my exercise by cash payment of the exercise price of any stock option pursuant to ARH's stock option plan.

      I hereby also agree that during the period beginning on the date on which the Effective Time of the Merger occurs and ending on the date of release and publication to the general public of financial results covering at least thirty
(30) days of post-merger combined operations of ARH and NCB, I will not offer, sell or transfer, publicly or privately, any ARH Shares, and that I will not during such period commit or agree to sell any of such ARH Shares after such period.

Dated: March 1, 2000           Signed:
                                      ----------------------------------

                                                                       EXHIBIT E

                            ARH SHAREHOLDER AGREEMENT

      This Shareholder Agreement (the "Shareholder Agreement") is made and entered into on March 1, 2000, by and between North Coast Bank, National Association ("NCB"), and each of the other persons executing this Shareholder Agreement (each such person is referred to individually as an "ARH Shareholder" and collectively referred to as the "ARH Shareholders"), with reference to the following facts:

      A. American River Holdings ("ARH"), ARH Interim National Bank ("Interim Bank") and NCB have entered into that certain Agreement and Plan of Reorganization and Merger (the "Merger Agreement") dated as of March 1, 2000, pursuant to which NCB shall merge with and into Interim Bank (the "Merger"), and the surviving national banking association will continue as a wholly-owned subsidiary of ARH under the national bank charter number and name of "North Coast Bank, National Association," and ARH will pay consideration to NCB Shareholders in the form of ARH common stock.

      B. Each of the ARH Shareholders is also a director or executive officer of ARH.

      C. In order to induce NCB to enter into the Merger Agreement, the ARH Shareholders desire to enter into this Shareholder Agreement solely in their capacity as ARH Shareholders.

      NOW, THEREFORE, in consideration of the promises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Merger Agreement, the parties hereto agree as follows:

      1.    AGREEMENTS OF ARH SHAREHOLDERS.


            1.1 AGREEMENT TO VOTE. At any meeting of shareholders of ARH or in connection with any solicitation of the written consent of ARH Shareholders to approve the Merger Agreement and the transactions contemplated thereby, each of the ARH Shareholders shall vote or cause to be voted all shares of ARH common stock ("ARH Share" or "ARH Shares") owned by each such ARH Shareholder, and any other ARH Shares hereafter acquired by each such ARH Shareholder, in favor of, and to approve, the principal terms of the Merger and any other matter contemplated by the Merger Agreement which requires the approval of the ARH Shareholders.

            1.2 AGREEMENT TO RECOMMEND. Unless the Board of Directors of ARH shall have determined that they have a fiduciary duty to the ARH Shareholders to recommend that the ARH Shareholders not vote in favor of approval of the transactions contemplated by the Merger Agreement, each ARH Shareholder shall recommend to the ARH Shareholders to vote in favor of, and to approve, the principal terms of the Merger and any other matter contemplated by the Merger Agreement.

            1.3 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER. Each ARH Shareholder hereby acknowledges receipt of a copy of the Merger Agreement and agrees to abide by its terms and to refrain from taking any action that would be contrary to, or inconsistent with, any of the obligations of ARH as set forth in the Merger Agreement.

      2.    REPRESENTATIONS AND WARRANTIES OF ARH SHAREHOLDERS.

            2.1 Each of the ARH Shareholders severally and not jointly, represents and warrants to and agrees with NCB, solely with respect to himself or herself, as follows:

            2.2 CAPACITY. Each such ARH Shareholder has all the requisite capacity and authority to enter into and perform such ARH Shareholder's obligations under this Shareholder Agreement.

            2.3 BINDING AGREEMENT. This Shareholder Agreement constitutes the valid and legally binding obligation of each such ARH Shareholder.

            2.4 NON-CONTRAVENTION. The execution and delivery of this Shareholder Agreement by each such ARH Shareholder does not, and the performance by each such ARH Shareholder of his or her obligations hereunder and the consummation by each such ARH Shareholder of the transactions contemplated hereby will not, violate or conflict with or constitute a default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which such ARH Shareholder is a party or by which such ARH Shareholder is bound, or any statute, rule or regulation to which such ARH Shareholder or any of such ARH Shareholder's property is subject.

            2.5 OWNERSHIP OF SHARES. Schedule 1 hereto correctly sets forth the number of ARH Shares owned by each ARH Shareholder, or with respect to which each ARH Shareholder has good title to all of the ARH Shares indicated as owned by such ARH Shareholder in the capacity set forth on Schedule 1 as of the date indicated on such Schedule 1, and such ARH Shares are so owned free and clear of any liens, security interest, charges or other encumbrances, except as set forth in such Schedule 1.

      3.    TERMINATION.

            3.1 TERMINATION DATE. This Shareholder Agreement shall terminate and be of no further force and effect immediately upon the earlier of: (a) consummation of the Merger; or (b) termination of the Agreement in accordance with the terms thereof.

            3.2 EFFECT OF TERMINATION. Upon the termination of this Shareholder Agreement in accordance with Section 3.1 hereof, the respective obligations of the parties hereto shall immediately become void and have no further force or effect.

      4.    SPECIFIC PERFORMANCE.

      The parties hereto recognize and agree that monetary damages will not compensate adequately the parties hereto for nonperformance. Accordingly, each party agrees that its or his or her obligations shall be enforceable by court order requiring specific performance.

      5.    MISCELLANEOUS.

            5.1 EXPENSES. Each party hereto shall pay its or his or her own costs and expenses, including, but not limited to, those of its or his or her attorneys and accountants, in connection with this Shareholder Agreement and transactions covered and contemplated hereby.

            5.2 NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by telex, telecopy, facsimile transmission, or by United States mail, certified or registered, with return receipt requested, or otherwise actually delivered as follows:

                  (a) If to an ARH Shareholder:

                      c/o American River Holdings
                      1545 River Park Drive, Suite 107
                      Sacramento, CA 95815

                      Attn:       President and
                                  Chief Executive Officer

                      Telephone:    (916) 565-6114
                      Facsimile:    (916) 565-4758

                  With a copy to:

                      Coudert Brothers
                      303 Almaden Boulevard, Fifth Floor
                      San Jose, California  95110-2721
                      Attn:       Glenn T. Dodd, Esq.

                      Telephone:    (408) 297-9982
                      Facsimile:    (408) 297-3191

                 (b)  If to NCB:

                      North Coast Bank, National Association
                      50 Santa Rosa Avenue
                      Santa Rosa, CA 95404

                      Attn:       President and
                                  Chief Executive Officer

                      Telephone:    (707) 528-9930
                      Facsimile:    (707) 528-6399

                  With a copy to:

                      Lillick & Charles, LLP
                      Two Embarcadero Center, Suite 2700
                      San Francisco, CA 94111-3996
                      Attn:       R. Brent Faye, Esq.

                      Telephone:    (415) 984-8200
                      Facsimile:    (415) 984-8300


The persons or address to which mailings or deliveries shall be made may change from time to time by notice given pursuant to the provisions of this Section
5.2. Any notice, demand or other communication given pursuant to the provisions of this Section 5.2 shall be deemed to have been given on the date delivered or three days following the date mailed, as the case may be.

            5.3 SUCCESSORS AND ASSIGNS. All terms and provisions of this Shareholder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that, except as otherwise contemplated herein, this Shareholder Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto without the prior written consent of the other parties to this Shareholder Agreement and any purported assignment in violation of this Section 5.3 shall be null and void.

            5.4 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Shareholder Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person other than the parties hereto. As used in this Shareholder Agreement, the term party or parties shall refer only to NCB and the ARH Shareholders, or any of them.

            5.5 COUNTERPARTS. This Shareholder Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

            5.6 GOVERNING LAW. This Shareholder Agreement is made and entered into in the State of California and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

            5.7 CAPTIONS. The captions contained in this Shareholder Agreement are for convenience of reference only and do not form a part of this Shareholder Agreement.

            5.8 WAIVER AND MODIFICATION. No waiver of any term, provision or condition of this Shareholder Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Shareholder Agreement. This Shareholder Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

            5.9 ATTORNEYS' FEES. In the event any of the parties to this Shareholder Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach of any duty or obligation created hereunder by such other party, the prevailing party in whose favor final judgment is entered shall be entitled to have and recover of and from the losing party all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including without limitation, legal fees and court costs (whether or not taxable as such).

            5.10 ENTIRE AGREEMENT. The making, execution and delivery of this Shareholder Agreement by the parties hereto have been encouraged by no representations, statements, warranties or agreements other than those herein expressed. This Shareholder Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

            5.11 SEVERABILITY. Whenever possible, each provision of this Shareholder Agreement and every related document shall be interpreted in such manner as to be valid under applicable law. However, if any provision of any of the foregoing shall be invalid or prohibited under said applicable law, it shall be construed, interpreted and limited to effectuate its purposes to the maximum legally permissible extent. If it cannot be so construed and interpreted so as to be valid under such law, such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this Shareholder Agreement, and this Shareholder Agreement shall be construed to the maximum extent possible to carry out its terms without such invalid or unenforceable provision or portion thereof.

            5.12 SEVERAL OBLIGATIONS. All duties and obligations of each party to this Shareholder Agreement shall be several and not joint.

      IN WITNESS WHEREOF, the parties hereto have caused this Shareholder Agreement to be duly executed as of the date first above written.

NORTH COAST BANK, NATIONAL ASSOCIATION

By:
       -----------------------------

       -----------------------------
       Print or Type Name and Title

ARH SHAREHOLDERS:


-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

-----------------------------          -----------------------------

                                   SCHEDULE 1

                                NUMBER
ARH SHAREHOLDERS               OF SHARES            ENCUMBRANCES
----------------               ---------            ------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

----------------------------   ---------     --------------------------

                                     ANNEX B



______________, 2000

Board of Directors
North Coast Bank, National Association
50 Santa Rosa Avenue
Santa Rosa, California  95404

Members of the Board:
With respect to the Agreement and Plan of Reorganization and Merger signed and entered into on March 1, 2000 (the "Merger Agreement"), between North Coast Bank, National Association (the "Company") and American River Holdings ("American"), pursuant to which the Company will merge with ARH Interim National Bank, a national banking association to be formed as a wholly owned subsidiary of American (the "Merger"), resulting in the Company being a wholly-owned subsidiary of American, and the current shareholders of the Company to receive American common stock, in a transaction in which the conversion ratio is .9644 of an American share for each Company share of common stock, you have asked our opinion as to the fairness from a financial point of view to the shareholders of the Company of the consideration to be paid in the Merger (the "Merger Consideration").

In connection with our opinion, we have among other activities: (a) reviewed certain publicly available financial and other data with respect to the Company, and American, including the consolidated financial statements for recent years through December 31, 1999, and certain other relevant financial and operating data relating to the Company made available to us from published sources and from the internal records of the Company; (b) reviewed the terms of the Merger Agreement; (c) reviewed certain historical market prices and trading volume of common stock of California banking companies; (d) compared the Company and American from a financial point of view with certain other companies in the industry which we deemed to be relevant; (e) considered the financial terms, to the extent publicly available, of selected recent transactions which we deem to be comparable, in whole or in part, to the Merger; (f) reviewed and discussed with representatives of the management of the Company certain information of a business and financial nature regarding the Company and American, including financial forecasts and related assumptions of the Company and of American; (g) made inquiries and held discussions on the Merger and the Merger Agreement and other matters relating thereto with American River Holdings' counsel; and (h) performed such other analyses and examinations and considered such other information, financial analyses, and financial, economic and market criteria as we have deemed appropriate and relevant.

In connection with our review, we have not independently verified any of the foregoing information with respect to the Company, or American. We have relied on all such information provided by the Company and have assumed that all such information is complete and accurate in all material respects. We have assumed that there have been no material changes in American River Holdings' or American's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel to the Company as to all legal matters with respect to the Company, the Merger, and the Merger Agreement. In addition, we have not made an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company or American, nor have we been furnished with any such appraisals. We are not expressing any opinion as to the actual value of American's common stock when issued to the Company shareholders pursuant to the Merger, or the prices at which American common stock will trade subsequent to the Merger. Further, our opinion is necessarily based upon economic, monetary, and market conditions existing as of the date hereof.

This opinion is furnished pursuant to our engagement letter dated January 26, 2000, and is solely for the benefit of the Board of Directors and stockholders of the Company. In furnishing this opinion, we do not admit that we are experts with respect to any registration statement or other securities filing within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder. Nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Our opinion is directed to the Board of the Company, covers only the fairness of the Merger Consideration from a financial point of view as of the date hereof and does not constitute a recommendation to any holder of Company common stock as to how such shareholder should vote concerning the Merger. Except as provided in the engagement letter, this opinion may not be used or referred to by the Company or quoted or disclosed to any person in any manner without our prior written consent.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date of this opinion, the Merger Consideration is fair to the shareholders of the Company from a financial point of view.

Very truly yours,



SEAPOWER CARPENTER CAPITAL, INC.,
dba CARPENTER AND COMPANY

                                     ANNEX C


_________________________, 2000



Members of the Board of Directors
American River Holdings
1545 River Park Drive
Suite 107
Sacramento, CA  95815


Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of the outstanding shares of American River Holdings ("ARH") Common Stock, no par value, of the Conversion Ratio, as defined in Section 2.1 of the Agreement and Plan of Reorganization and Merger dated as of March 1, 2000 (the "Merger Agreement"), that provides, among other things, for the exchange of all the Common Stock of North Coast Bank, National Association ("NCB") for the Common Stock of ARH by means of a merger of NCB with and into ARH Interim National Bank, a subsidiary of ARH.

Hoefer & Arnett Incorporated, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Hoefer & Arnett Incorporated provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, of ARH or NCB for its own account and for the accounts of customers. We are familiar with ARH having acted as its financial advisor in connection with the Merger.

In connection with this opinion, we have reviewed, among other things, the Merger Agreement; the Annual Report to Shareholders of ARH and NCB for the years ended December 31, 1997 and 1998; certain interim reports to shareholders of ARH and NCB; certain other communications from ARH and NCB to the their respective shareholders; and certain internal financial analyses and forecasts for ARH and NCB prepared by their respective managements including forecasts for certain costs savings and revenue opportunities (the "Synergies") expected to be achieved as a result of the Merger. We also have held discussions with members of the senior management of ARH and NCB regarding the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the shares of ARH and NCB, compared certain financial and stock market information for ARH and NCB with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed, with your consent, that the financial forecasts, including, without limitation, the Synergies and projections regarding under-performing and non-performing assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of ARH and NCB and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of ARH and NCB are in the aggregate adequate to cover all such losses. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of ARH, NCB or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed, with your consent, that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that obtaining any necessary regulatory approvals and third party consents for the Merger or otherwise will not have a material adverse effect on ARH, NCB or the combined company pursuant to the Merger. In addition, our opinion does not address the relative merits of the Merger as compared to any alternative business transaction that might be available to ARH.

Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of ARH in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of shares of ARH should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Conversion Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of the outstanding shares of Common Stock of American River Holdings.

Very truly yours,



HOEFER & ARNETT INCORPORATED

                                     ANNEX D

CHAPTER 13. DISSENTERS' RIGHTS.

SS. 1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS--

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

         (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the Nasdaq Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

         (2) Which were outstanding on the date for the determination of shareholders entitled to vote on their organization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

         (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

         (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SS. 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS--

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SS. 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITIES--

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SS. 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT--

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SS. 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS--

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market values of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SS. 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS--

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SS. 1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST--

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SS. 1307. DIVIDENDS ON DISSENTING SHARES--

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SS. 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT--

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SS. 1309. TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS--

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles of incorporation.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SS. 1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS' APPROVAL--

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SS. 1311. EXEMPT SHARES--

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SS. 1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR iNJUNCTION; CONDITIONS--

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                     ANNEX E

TITLE 12, UNITED STATES CODE, SECTION 215a (b),(c) AND (d):

DISSENTING SHAREHOLDERS

(b) If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

VALUATION OF SHARES

(c) The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

      APPLICATION TO SHAREHOLDERS OF MERGING ASSOCIATIONS; APPRAISAL BY COMPTROLLER; EXPENSES OF RECEIVING ASSOCIATION; SALE AND RESALE OF SHARES; STATE APPRAISAL AND MERGER LAW


(d) If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                                                                BANKING ISSUANCE
--------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
--------------------------------------------------------------------------------

Type:  Banking Circular

Subject:  Stock Appraisals

--------------------------------------------------------------------------------

To: Chief Executive Officers of National Banks, Deputy Comptrollers (District), Department and Division Heads, and Examining Personnel

PURPOSE

This banking circular informs all national banks of the valuation methods used by the Office of the Comptroller of the Currency (OCC) to estimate the value of a bank's shares when requested to do so by a shareholder dissenting to the conversion, merger, or consolidation of its bank. The results of appraisals performed by the OCC between January 1, 1985 and September 30, 1991 are summarized.

References: 12 U.S.C. 214a, 215 and 215a; 12 CFR 11.590 (Item 2)

BACKGROUND

Under 12 U.S.C. Section 214a, a shareholder dissenting from a conversion, consolidation, or merger involving a national bank is entitled to receive the value of his or her shares from the resulting bank. A valuation of the shares shall be made by a committee of three appraisers (a representative of the dissenting shareholder, a representative of the resulting bank, and a third appraiser selected by the other two). If the committee is formed and renders an appraisal that is acceptable to the dissenting shareholder, the process is complete and the appraised value of the shares is paid to the dissenting shareholder by the resulting bank. If, for any reason, the committee is not formed or if it renders an appraisal that is not acceptable to the dissenting shareholder, an interested party may request an appraisal by the OCC. 12 U.S.C.
Section 215 provides these appraisal rights to any shareholder dissenting to a consolidation. Any dissenting shareholder of a target bank in a merger is also entitled to these appraisal rights pursuant to 12 U.S.C. Section 215a.


--------------------------------------------------------------------------------
Date:  March 5, 1992                                                 Page 1 of 7

                                                                BANKING ISSUANCE
--------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
--------------------------------------------------------------------------------

Type:  Banking Circular

Subject:  Stock Appraisals

--------------------------------------------------------------------------------

The above provides only a general overview of the appraisal process. The specific requirements of the process are set forth in the statutes themselves.

METHODS OF VALUATION USED

Through its appraisal process, the OCC attempts to arrive at a fair estimate of the value of a bank's shares. After reviewing the particular facts in each case and the available information on a bank's shares, the OCC selects an appropriate valuation method, or combination of methods, to determine a reasonable estimate of the shares' value.

MARKET VALUE

The OCC uses various methods to establish the market value of shares being appraised. If sufficient trading in the shares exists and the prices are available from direct quotes from the WALL STREET JOURNAL or a market-maker, those quotes are considered in determining the market value. If no market value is readily available, or if the market value available is not well established, the OCC may use other methods of estimating market value, such as the investment value and adjusted book value methods.

INVESTMENT VALUE

Investment value requires an assessment of the value to investors of a share in the future earnings of the target bank. Investment value is estimated by applying an average price/earnings ratio of banks with similar earnings potential to the earnings capacity of the target bank.

The peer group selection is based on location, size, and earnings patterns. If the state in which the subject bank is located provides a sufficient number of comparable banks using location, size and earnings patterns as the criteria for selection, the price/earnings ratios assigned to the banks are applied to the

--------------------------------------------------------------------------------
Date:  March 5, 1992                                                 Page 2 of 7

                                                                BANKING ISSUANCE
--------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
--------------------------------------------------------------------------------

Type:  Banking Circular

Subject:  Stock Appraisals

--------------------------------------------------------------------------------

earnings per share estimated for the subject bank. In order to select a reasonable peer group when there are too few comparable independent banks in a location that is comparable to that of the subject bank, the pool of banks from which a peer group is selected is broadened by including one-bank holding company banks in a comparable location, and/or by selecting banks in less comparable locations, including adjacent states, that have earnings patterns similar to the subject bank.

ADJUSTED BOOK VALUE

The OCC also uses an "adjusted book value" method for estimating value. Historically, the OCC has not placed any weight on the bank's "unadjusted book value", since that value is based on historical acquisition costs of the bank's assets, and does not reflect investors' perceptions of the value of the bank as an ongoing concern. Adjusted book value is calculated by multiplying the book value of the target bank's assets per share times the average market price to book value ratio of comparable banking organizations. The average market price to book value ratio measures the premium or discount to book value, which investors attribute to shares of similarly situated banking organizations.

Both the investment value method and the adjusted book value method present appraised values which are based on the target bank's value as a going concern. These techniques provide estimates of the market value of the shares of the subject bank.

OVERALL VALUATION

The OCC may use more than one of the above-described methods in deriving the value of shares of stock. If more than one method is used, varying weights may be applied in reaching an overall valuation. The weight given to the value by a particular valuation method is based on how accurately the given method is believed to represent market value. For example, the OCC may give more weight to

--------------------------------------------------------------------------------
Date:  March 5, 1992                                                 Page 3 of 7

                                                                BANKING ISSUANCE
--------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
--------------------------------------------------------------------------------

Type:  Banking Circular

Subject:  Stock Appraisals

--------------------------------------------------------------------------------

a market value representing infrequent trading by shareholders than to the value derived from the investment value method when the subject bank's earnings trend is so irregular that it is considered to be a poor predictor of future earnings.

PURCHASE PREMIUMS

For mergers and consolidations, the OCC recognizes that purchase premiums do exist and may, in some instances, be paid in the purchase of small blocks of shares. However, the payment of purchase premiums depends entirely on the acquisition or control plans of the purchasers, and such payments are not regular or predictable elements of market value. Consequently, the OCC's valuation methods do not include consideration of purchase premiums in arriving at the value of shares.

STATISTICAL DATA

The chart below lists the results of appraisals the OCC performed between January 1, 1985 and September 30, 1991. The OCC provides statistical data on book value and price/earnings ratios for comparative purposes, but does not necessarily rely on such data in determining the value of the banks' shares. Dissenting shareholders should not view these statistics as determinative for future appraisals.

In connection with disclosures given to shareholders under 12 CFR 11.590 (Item
2), banks may provide shareholders a copy of this banking circular or disclose the information in the banking circular, including the past results of OCC appraisals. If the bank discloses the past results of the OCC appraisals, it should advise shareholders that: (1) the OCC did not rely on all the information set forth in the chart in performing each appraisal; and, (2) the OCC's past appraisals are not necessarily determinative of its future appraisals of a particular bank's shares.

--------------------------------------------------------------------------------
Date:  March 5, 1992                                                 Page 4 of 7

                                                                BANKING ISSUANCE
--------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
--------------------------------------------------------------------------------

Type:  Banking Circular

Subject:  Stock Appraisals

--------------------------------------------------------------------------------

APPRAISAL RESULTS
--------------------------------------------------------------------------------

                     OCC                                    Average Price/
Appraisal      Appraisal          Price           Book      Earnings Ratio
Date *             Value        Offered          Value       of Peer Group
---------          -----        -------          -----       -------------
1/1/85            107.05         110.00         178.29                 5.3
1/2/85             73.16             NA          66.35                 6.8
1/15/85            53.41          60.00          83.95                 4.8
1/31/85            22.72          20.00          38.49                 5.4
2/1/85             30.63          24.00          34.08                 5.7
2/25/85            27.74          27.55          41.62                 5.9
4/30/85            25.98          35.00          42.21                 4.5
7/30/85         3,153.10       2,640.00       6,063.66                  NC
9/1/85             17.23          21.00          21.84                 4.7
11/22/85          316.74         338.75         519.89                 5.0
11/22/85           30.28             NA          34.42                 5.9
12/16/85           66.29          77.00          89.64                 5.6
12/27/85           60.85          57.00         119.36                 5.3
12/31/85           61.77             NA          73.56                 5.9
12/31/85           75.79          40.00          58.74                12.1
1/12/86            19.93             NA          26.37                 7.0
3/14/86            59.02         200.00         132.20                 3.1
4/21/86            40.44          35.00          43.54                 6.4
5/2/86             15.50          16.50          23.69                 5.0
7/3/86            405.74             NA         612.82                 3.9
7/31/86           297.34         600.00         650.63                 4.4
--------------------------------------------------------------------------------

   * - The "Appraisal Date" is the consummation date for the conversion, consolidation, or merger.

   NA - Not Available

   NC - Not Computed

--------------------------------------------------------------------------------
Date:  March 5, 1992                                                 Page 5 of 7

                                                                BANKING ISSUANCE
--------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
--------------------------------------------------------------------------------

Type:  Banking Circular

Subject:  Stock Appraisals

APPRAISAL RESULTS
--------------------------------------------------------------------------------

                     OCC                                    Average Price/
Appraisal      Appraisal          Price           Book      Earnings Ratio
Date *             Value        Offered          Value       of Peer Group
---------          -----        -------          -----       -------------
8/22/86           103.53         106.67         136.23                  NC
12/26/86           16.66             NA          43.57                 4.0
12/31/86           53.39          95.58          69.66                 7.1
5/1/87            186.42             NA         360.05                 5.1
6/11/87            50.46          70.00          92.35                 4.5
6/11/87            38.53          55.00          77.75                 4.5
7/31/87            13.10             NA          20.04                 6.7
8/26/87            55.92          57.52          70.88                  NC
8/31/87            19.55          23.75          30.64                 5.0
8/31/87            10.98             NA          17.01                 4.2
10/6/87            56.48          60.00          73.11                 5.6
3/15/88           297.63             NA         414.95                 6.1
6/2/88             27.26             NA          28.45                 5.4
6/30/88           137.78             NA         215.36                 6.0
8/30/88           768.62         677.00       1,090.55                10.7
3/31/89           773.62             NA         557.30                 7.9
5/26/89           136.47         180.00         250.42                 4.5
5/29/90             9.87             NA          11.04                 9.9

   * - The "Appraisal Date" is the consummation date for the conversion, consolidation, or merger.

   NA - Not Available

   NC - Not Computed

--------------------------------------------------------------------------------
Date:  March 5, 1992                                                 Page 6 of 7

                                                                BANKING ISSUANCE
--------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
--------------------------------------------------------------------------------

Type:  Banking Circular

Subject:  Stock Appraisals

For more information regarding the OCC's stock appraisal process, contact the Office of the Comptroller of the Currency, Bank Organization and Structure.

/s/ Frank Maguire
--------------------------------------
Frank Maguire
Acting Senior Deputy Comptroller
Corporate Policy and Economic Analysis


--------------------------------------------------------------------------------
Date:  March 5, 1992                                                 Page 7 of 7

                                     ANNEX F

                 AMERICAN RIVER HOLDINGS 2000 STOCK OPTION PLAN

                                     ANNEX F
                                TABLE OF CONTENTS

                                                                         PAGE

PURPOSE....................................................................3

ADMINISTRATION.............................................................3

ELIGIBILITY................................................................4

THE SHARES.................................................................4

OPTION GRANTS..............................................................4
      Grant of Options.....................................................4
      Option Price.........................................................5
      Duration of Options..................................................5
      Termination of Director, Employment or Consultant Status.............5

TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS.............................6
      Exercise of Options..................................................6
      Transferability of Option and Shares.................................7
      Withholding..........................................................7
      Other Terms and Conditions...........................................7

ADJUSTMENT OF, AND CHANGES IN, THE SHARES..................................8
      Changes in Capitalization............................................8
      Dissolution, Liquidation, Sale or Merger.............................8
      Notice of Adjustments; Fractional Shares.............................8

AMENDMENT, EFFECTIVENESS AND TERMINATION OF THE PLAN.......................9

INFORMATION TO OPTIONEES...................................................9

PRIVILEGES OF STOCK OWNERSHIP; SECURITIES LAW COMPLIANCE...................9

NOTICE OF SALE............................................................10

INDEMNIFICATION...........................................................10

                 AMERICAN RIVER HOLDINGS 2000 STOCK OPTION PLAN

                                     PURPOSE

         The purpose of this American River Holdings 2000 Stock Option Plan (the "2000 Plan") is to provide a method whereby those key employees, directors and consultants of American River Holdings and its affiliates (collectively referred to as the "Company"), who are primarily responsible for the management and growth of the Company's business and who are presently making and are expected to make substantial contributions to the Company's future management and growth, may be offered incentives in addition to those presently available, and may be stimulated by increased personal involvement in the fortunes and success of the Company to continue in its service, thereby advancing the interests of the Company and its shareholders.

         The word "affiliate," as used in the 2000 Plan, means any bank or corporation in any unbroken chain of banks or corporations beginning or ending with the Company, if at the time of the granting of an option, each such bank or corporation other than the last in that chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other banks or corporations in the chain.

                                 ADMINISTRATION

         The following provisions shall govern the administration of the 2000
Plan:

         (a) Subject to paragraphs (b),(c) and (d) below, the 2000 Plan shall be administered by the Board of Directors (the "Board").

         (b) Acts of the Board (i) at a meeting, held at a time and place and in accordance with rules adopted by the Board, at which a quorum of the Board is present and acting, or (ii) reduced to and approved in writing by all members of the Board, shall be the valid acts of the Board.

         (c) Options granted to employees or directors of the Company subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall be approved by the Board or shall be approved or ratified, in compliance with Section 14 of the Exchange Act, by the affirmative votes of the holders of a majority of the voting securities of the Company present or represented and entitled to vote at a meeting of shareholders duly called and held pursuant to law, provided that any such ratification shall occur not later than the date of the next annual meeting of shareholders following the grant.

         (d) The grant of options under the 2000 Plan shall be affected by execution of instruments in writing in a form approved by the Board. Subject to the express terms and conditions of the 2000 Plan, the Board shall have full power to construe the 2000 Plan and the terms of any option granted under the 2000 Plan, to prescribe, amend and rescind rules and regulations relating to the 2000 Plan or such options and to make all other determinations necessary or advisable for the 2000 Plan's administration, including, without limitation, the power to (i) determine which persons meet the requirements of Section 3 hereof for selection as participants in the 2000 Plan; (ii) determine to whom of the eligible persons, if any, options shall be granted under the 2000 Plan; (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto, including whether options to be granted shall be "incentive stock options," as defined in Section 422 of the Internal

Revenue Code of 1986, as amended (the "IRC") or nonstatutory stock options not described in Section 422; (iv) specify the number of shares to be covered by each option; (v) determine the fair market value of shares of the Company's common stock for any purpose under the 2000 Plan; (vi) grant options in exchange for cancellation of options granted earlier under the 2000 Plan or the Company's 1995 Stock Option Plan (the "1995 Plan") at different exercise prices; (vii) take appropriate action to amend any option under the 2000 Plan, provided that no such action may be taken without the written consent of the affected optionee; and (viii) make all other determinations deemed necessary or advisable for administering the 2000 Plan. The Board's determination on the foregoing matters shall be conclusive.

                                   ELIGIBILITY

         The persons who shall be eligible to receive the grant of options under this 2000 Plan shall be those key employees and officers of the Company (including officers who may also be directors of the Company), persons who became employees of the Company within thirty days of the date of grant of an option, independent contractor consultants of the Company who render bona fide services to the Company other than in connection with the offer or sale of securities in a capital raising transaction ("Consultants"), and directors. Notwithstanding any other provision of this 2000 Plan, no person shall be granted options to purchase more than an aggregate of 100,000 shares under this 2000 Plan.

                                   THE SHARES

         The shares of stock subject to options authorized to be granted under the 2000 Plan shall consist of __________ shares of the Company's no par value common stock, less such number of shares (not to exceed _______ shares) which are subject to options outstanding under the 1995 Plan and which are acquired by exercise of such options (the "Shares"), or the number and kind of shares of stock or other securities which shall be substituted for such Shares or to which such Shares shall be adjusted as provided in Section 7 hereof.

         Upon the expiration or termination for any reason of an outstanding option under the 2000 Plan (or under the 1995 Plan) which has not been exercised in full, all unissued Shares thereunder shall again become available for the grant of options under the 2000 Plan. Shares of the Company's common stock which are (i) delivered by an optionee in payment of the exercise price of an option pursuant to Section 7(a), or (ii) delivered by an optionee, or withheld by the Company from the shares otherwise due upon exercise of a nonstatutory stock option, in satisfaction of applicable withholding taxes as permitted by Section 7(c), shall again become available for the grant of options under the 2000 Plan only to those eligible participants who are not subject to Section 16 of the Exchange Act.

                                  OPTION GRANTS

         Options, in the discretion of the Board, may be granted at any time prior to the termination of the 2000 Plan to persons included among the eligible classes of persons specified in Section 3. Options granted by the Board shall be subject to the following terms and conditions:

         GRANT OF OPTIONS

         Options granted to employees pursuant to the 2000 Plan may be either incentive stock options or nonstatutory stock options. If the aggregate fair market value of the shares issuable upon exercise of incentive stock options which are exercisable for the first time during any one calendar year under all incentive stock options held by an optionee exceeds $100,000 (determined at the time of the grant of the options), such options shall be treated as nonstatutory stock options to the extent of such excess. Options granted to Directors who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated by the Securities and Exchange Commission ("SEC") under Section 16(b) of the Exchange Act, as such rule may be amended from time to time and as interpreted by the SEC ("Rule 16b-3"), and to Consultants, shall be nonstatutory stock options.

         OPTION PRICE

         The purchase price under each option shall not be less than one hundred percent of the fair market value of the Shares subject thereto on the date the option is granted; provided, however, that the purchase price of an option granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall not be less than one hundred ten percent (110%) of the fair market value of the Shares subject thereto on the date the option is granted. For any purposes under this 2000 Plan, fair market value per share shall mean, where there is a public market for the Company's common stock, the mean of the bid and asked prices (or the closing price if listed on a stock exchange or the Nasdaq National Market) of the Company's common stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the Nasdaq Stock Market or the National Quotation Bureau). If such information is not available for the date of grant, then such information for the last preceding date for which such information is available shall be considered as the fair market value.

         DURATION OF OPTIONS

         Each option shall be for a term determined by the Board; provided, however, that the term of any option may not exceed ten (10) years and, provided further, that the term of any incentive stock option granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall not exceed five (5) years. Each option shall vest in such manner and at such time as the Board shall determine and the Board may accelerate the time of exercise of any option; provided, however, that no option shall vest for exercise at a rate of less than twenty percent (20%) per year during the five (5) year period following the date of grant of an option.

         TERMINATION OF DIRECTOR, EMPLOYMENT OR CONSULTANT STATUS

         Upon the termination of an optionee's status as an employee or Consultant or member of the Board, his or her rights to exercise an option then held shall be only as follows:

                  DEATH OR DISABILITY: If an optionee's employment or consulting relationship or tenure on the Board of Directors is terminated by death or disability, such optionee or such optionee's qualified representative (in the event of the optionee's mental disability) or the optionee's estate (in the event of optionee's death) shall have the right for a period of twelve (12) months (or such longer period as the Board may determine at the date of grant or during the term of the option) following the date of such death or disability to exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability; provided the actual date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within such period the option will terminate. An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

                  CAUSE: If by determination of the Board an optionee's employment or consulting relationship is terminated (1) because such optionee has committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Company, or deliberately disregarded the rules of the Company which resulted in loss, damage or injury to the Company, or (2) because the optionee has made any unauthorized disclosure of any of the secrets or confidential information of the Company, induced any client or customer of the Company to break any contract with the Company or induced any principal for whom the Company acts as agent to terminate such agency relations, or engaged in any conduct which constitutes unfair competition with the Company, or (3) if an optionee (including an optionee who is a director) is removed from any office of the Company or from the Company's Board by any bank regulatory agency, the optionee shall have the right for a period of thirty (30) days to exercise the option to the extent the option was exercisable on the date of termination; provided that the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within such period the option will terminate. In making any determination pursuant to this paragraph, the Board shall act fairly and shall give the optionee whose employment or Consultant status has been terminated an opportunity to appear and be heard at a hearing before the full Board and present evidence on the optionee's behalf. For the purpose of this paragraph, termination of employment or Consultant status shall be deemed to occur when the Company dispatches notice or advice to the optionee that the optionee's employment or status as a Consultant is terminated, and not at the time of optionee's receipt thereof.

                  OTHER REASONS: If an optionee's employment or consulting relationship or tenure on the Board of Directors is terminated for any reason other than those mentioned above under "Death or Disability" and "Cause," the optionee may, within three (3) months (or such longer period as the Board may determine at the date of grant or during the term of the option) following such termination, exercise the option to the extent such option was exercisable on the date of termination of the optionee's employment or status as a director or Consultant; provided the date of exercise is in no event after the expiration of the term of the option and provided further that any option which is exercised more than three (3) months following termination shall be treated as a nonstatutory option whether or not it was designated as such at the time it was granted. To the extent the option is not exercised within such period the option will terminate.

                 TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS

         The following terms and conditions shall apply to all options granted pursuant to the 2000 Plan:

EXERCISE OF OPTIONS

         To the extent the right to purchase Shares has vested under an optionee's stock option agreement, options may be exercised from time to time by delivering payment therefor in cash, certified check, official bank check, or the equivalent thereof acceptable to the Company, together with written notice to the Secretary of the Company, identifying the option or part thereof being exercised and specifying the number of Shares for which payment is being tendered. In addition, an option may also be exercised by (1) the delivery and surrender of shares of Company common stock which have been owned by the optionee for at least six (6) months or such other period as the Board may require and have an aggregate fair market value on the date of surrender equal to the exercise price; or (2) by delivery to the Company of an exercise notice instructing the Company to deliver the certificates for the Shares purchased to a designated brokerage firm and a copy of irrevocable instructions delivered to the brokerage firm to sell the Shares acquired upon exercise of the option and to deliver to the Company from the sale proceeds sufficient cash to pay the exercise price and any applicable withholding taxes arising as a result of the exercise.

         The Company shall deliver to the optionee, which delivery shall be not less than fifteen (15) days and not more than thirty (30) days after the giving of such notice, without transfer or issue tax to the optionee (or other person entitled to exercise the option), at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law.

TRANSFERABILITY OF OPTION AND SHARES

         Each option shall be transferable only by will or the laws of descent and distribution or as may otherwise be permitted under Rule 16b-3 or Section 422 of the IRC and shall be exercisable during the optionee's lifetime only by the optionee, or in the event of disability, the optionee's qualified representative. In addition, in order for Shares acquired upon exercise of incentive stock options to receive the tax treatment afforded such Shares, the Shares may not be disposed of within two (2) years from the date of the option grant nor within one (1) year after the date of transfer of such Shares to the option.

WITHHOLDING

         The Company shall have the right to condition the issuance of Shares in connection with the exercise of an option upon payment by the optionee of any applicable taxes required to be withheld under federal, state or local tax laws or regulations in connection with such exercise. An optionee may elect to pay any such tax by (1) requesting the Company to withhold a sufficient number of Shares from the total number of Shares issuable upon exercise of the option, or
(2) delivering a sufficient number of shares of Company common stock which have been held by the optionee for at least six (6) months (or such other period as the Board may require) to the Company. The value of shares withheld or delivered for such purpose shall be the fair market value of such shares on the date the exercise becomes taxable as determined by the Board. Such an election is subject to approval or disapproval by the Board, and if the optionee is subject to
Section 16 of the Exchange Act, the timing of the election must satisfy the requirements of Rule 16b-3.

OTHER TERMS AND CONDITIONS

         Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board shall deem appropriate. No option, however, nor anything contained in the 2000 Plan, shall confer upon any optionee any right to continue in the employ or in the status as a director or Consultant of the Company, nor limit in any way the right of the Company to terminate an optionee's employment or status as a Consultant at any time.

                    ADJUSTMENT OF, AND CHANGES IN, THE SHARES

CHANGES IN CAPITALIZATION

         In the event the shares of common stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares, or otherwise), or if the number of shares of common stock of the Company shall be increased through the payment of a stock dividend, there shall be substituted for or added to each Share of common stock of the Company theretofore appropriated or thereafter subject or which may become subject to an option under the 2000 Plan, the number and kind of shares of stock or other securities into which each outstanding share of common stock of the Company shall be so changed, or for which each Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. In addition, appropriate adjustment shall be made in the number and kind of Shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that any optionee's proportionate interest in the Company by reason of his or her rights under unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price of the unexercised portion of the option, and with a corresponding adjustment in the option price per share.

DISSOLUTION, LIQUIDATION, SALE OR MERGER

         In the event of a proposed (i) dissolution or liquidation of the Company; (ii) reorganization, merger, or consolidation of the Company, with the result that (A) the Company is not the surviving corporation, or (B) the Company becomes a subsidiary of another corporation, which shall be deemed to have occurred if another corporation shall own, directly or indirectly, eighty percent (80%) or more of the aggregate voting power of all outstanding equity securities of the Company; or (iii) sale of substantially all the assets of the Company to another corporation; or (iv) sale of the equity securities of the Company representing eighty percent (80%) or more of the aggregate voting power of all outstanding equity securities of the Company to any person or entity, or any group of persons and/or entities acting in concert, then in those events, the Company will deliver to each optionee no less than thirty (30) days prior to each event, written notification of the event and the optionee's right to exercise all options granted under the 2000 Plan, whether or not vested under the 2000 Plan or applicable stock option agreement, and all outstanding options granted under the 2000 Plan will completely vest and become immediately exercisable prior to the occurrence of the event. This right of exercise will be conditional upon execution of a final plan of dissolution or liquidation, or a definitive agreement of reorganization, merger or consolidation. Upon occurrence of the event, all outstanding options and the 2000 Plan will terminate; provided, however, that any outstanding options not exercised as of the occurrence of the event will not terminate if a successor corporation assumes the outstanding options or substitutes for the options, new options covering shares of the successor corporation's stock with appropriate adjustments as to the number, kind and prices of shares, and substantially on the same terms as the outstanding options.

NOTICE OF ADJUSTMENTS; FRACTIONAL SHARES

         To the extent the adjustments specified in paragraphs (a) and (b) above relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 8. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each holder of an option which is so adjusted, and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the 2000 Plan.

         Any issue by the Company of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of shares of common stock subject to the option, and no adjustment by reason thereof shall be made. The grant of an option pursuant to the 2000 Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

              AMENDMENT, EFFECTIVENESS AND TERMINATION OF THE PLAN

         The Board shall have complete power and authority to terminate or amend the 2000 Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, amend the 2000 Plan in a manner that requires shareholder approval for continued compliance with the terms of Rule 16b-3 as promulgated or amended under the Exchange Act, Section 422 of the IRC, any successor rules, or other regulatory authority. Except as provided in
Section 8, no termination, modification or amendment of the 2000 Plan may adversely affect the rights of an optionee to whom an option was previously granted under the 2000 Plan, without the consent of such optionee. Any consent required by the preceding sentence may be obtained in any manner deemed appropriate by the Board.

         The 2000 Plan shall become effective upon adoption by the Board, and subject to the approval by the shareholders of the Company and consummation of the merger and the transactions contemplated by the Agreement and Plan of Reorganization and Merger dated March 1, 2000 by and among American River Holdings, ARH Interim National Bank and North Coast Bank, N.A.

         The 2000 Plan, unless sooner terminated, shall terminate on ______________, ten (10) years from the date the 2000 Plan was originally adopted by the Board. An option may not be granted under the 2000 Plan after the 2000 Plan is terminated.

                            INFORMATION TO OPTIONEES

         The Company shall provide to each optionee, during the period for which he or she has one or more outstanding options, copies of all annual reports and all other information which is provided to shareholders of the Company. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure their access to equivalent information.

            PRIVILEGES OF STOCK OWNERSHIP; SECURITIES LAW COMPLIANCE

         No optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to the optionee. The Company shall diligently endeavor to comply with all securities laws applicable to the 2000 Plan.

                                 NOTICE OF SALE

         An optionee shall give the Company notice of any sale or other disposition of any Shares acquired upon exercise of an incentive stock option, not more than five days after such sale or disposition.

                                 INDEMNIFICATION

         To the extent permitted by applicable law in effect from time to time, no member of the Board Of Directors or the Board of Directors itself shall be liable for any action or omission of any other member of the Board of Directors or the Board of Directors itself nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence. The Company shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Board of Directors in any action against such person (whether or not the Company is joined as a party defendant) to impose liability or a penalty on such person for an act alleged to have been committed by the Company or by such person while a director or member of the Board of Directors arising with respect to the 2000 Plan or administration thereof or out of membership on the Board of Directors, or all or any combination of the preceding; provided the director or member of the Board of Directors was acting in good faith, within what such director or member of the Board of Directors reasonably believed to have been the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Company or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Company by a shareholder or holder of a voting trust certificate representing shares of the Company. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or member of the Board of Directors, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

                             AMERICAN RIVER HOLDINGS

                        INCENTIVE STOCK OPTION AGREEMENT

Date of Grant:  ______________

         American River Holdings, a California corporation (the "Company"), has granted to (the "Optionee"), an option (the "Option") to purchase a total of _______________ shares of Common Stock, at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of American River Holdings 2000 Stock Option Plan (the "2000 Plan"). The terms defined in the 2000 Plan shall have the same defined meanings herein.

         1.       NATURE OF THE OPTION.

         This Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the IRC.

         2.       EXERCISE PRICE.

         The exercise price is $______________ for each share of Common Stock, which price is not less than the fair market value per share of the Common Stock on the date of grant.

         3.       EXERCISE OF OPTION.

         This Option shall be exercisable during its term in accordance with the provisions of section 5 of the 2000 Plan as follows:

         (a) RIGHT TO EXERCISE.

             (i) This Option shall vest cumulatively from the date of grant of the Option, exercisable during a period of _________ months after the date of grant as follows: ______% of the Shares subject to the Option shall be vested on the first anniversary of the date of grant, and an additional _______% of the Shares subject to the Option shall vest on each anniversary of the date of grant thereafter.

             (ii) This Option may not be exercised for less than ten (10) shares nor for a fraction of a share.

             (iii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 5, 6, 7 and 8 below.

         (b) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of shares in respect of which the Option is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the 2000 Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company accompanied by payment of the exercise price, as applicable.

         No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or inter-dealer quotation system upon which the Shares may then be listed or quoted. Assuming such compliance, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. An Optionee shall have no rights as a shareholder of the Company with respect to any Shares until the issuance of a stock certificate to the Optionee for such Shares.

         4.       METHOD OF PAYMENT.

         Payment of the exercise price shall be by cash, certified check, official bank check, or by the delivery of previously owned shares of the Company's Common Stock held for the requisite period to avoid a charge to the Company's reported earnings and with a fair market value on the date of surrender equal to the exercise price. In addition, the Option may be exercised by delivery to the Company of (i) a copy of irrevocable written instructions provided by the Optionee to a designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (ii) written instructions to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

         5.       TERMINATION OF STATUS AS AN EMPLOYEE FOR ANY REASON OTHER THAN
CAUSE.

         If Optionee ceases to serve as an Employee, he may, but only within three (3) months after the date he ceases to be an Employee of the Company, exercise this Option to the extent that the Option was vested as of the date of such termination; provided that in no event is the date of exercise beyond expiration of the Option. To the extent that the Option was not vested as of the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

         6.       TERMINATION OF STATUS AS AN EMPLOYEE FOR CAUSE.

         If Optionee's status as an Employee is terminated for Cause, as provided in Section 5(d) of the 2000 Plan, this Option shall terminate on the thirtieth (30th) day after the date of termination of employment. "Cause" may consist of an act of embezzlement; fraud; dishonesty; breach of fiduciary duty to the Company; deliberate disregard of the rules of the Company which results in loss, damage or injury to the Company; the unauthorized disclosure of any of the secrets or confidential information of the Company; the inducement of any client or customer of the Company to break any contract with the Company or the inducement of any principal for whom the Company acts as agent to terminate such agency relations; engagement in any conduct which constitutes unfair competition with the Company; or the removal of Optionee from any office of the Company by any bank regulatory agency.

         7.       DISABILITY OF OPTIONEE.

         Notwithstanding the provisions of Section 5 above, if Optionee is unable to continue his or her employment with the Company as a result of his or her disability (as defined below), he or she may, within twelve (12) months from the date of termination of employment, exercise his or her Option to the extent the Option was vested as of the date of such termination; provided that in no event is the date of exercise beyond expiration of the Option; and, provided further, that, in certain situations, an exercise after three (3) months following such termination may preclude favorable tax treatment normally accorded incentive stock options (i.e., the Option will be taxed as a nonstatutory stock option). To the extent that the Option was not vested as of the date of termination, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate. For purposes of this provision, "disability" shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Board of Directors or the Committee on the basis of such medical evidence as the Board of Directors or Committee deems warranted under the circumstances.

         8.       DEATH OF OPTIONEE.

         In the event of the death of Optionee while Optionee is an Employee of the Company or during the three (3) month period referred to in Section 5 above, the Option may be exercised, at any time within twelve (12) months following the date of death, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option was vested as of the date of death; provided that in no event is the date of exercise beyond expiration of the Option.

         9.       NON-TRANSFERABILITY OF OPTION.

         This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or as permitted under the 2000 Plan, and may be exercised during the Optionee's lifetime only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         10.      TERM OF OPTION.

         Subject to earlier termination as provided in the 2000 Plan, this Option shall terminate years from the date of grant of this Option, and may be exercised during such term only in accordance with the 2000 Plan and the terms of this Option.

         11.      EARLY DISPOSITION OF STOCK.

         Optionee understands that if he or she disposes of any shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such shares were transferred to him, he will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the exercise price and the lower of the fair market value of the shares at the date of the exercise or the fair market value of the shares at the date of disposition. Optionee agrees to notify the Company in writing within 5 days after the date of any disposition of the Shares acquired by exercise of this Option. Optionee understands that if he or she disposes of such shares at any time after the expiration of such two (2) year and one (1) year holding periods, any gain on such sale will be taxed as long-term capital gain.

         12.      QUALIFICATION AS AN INCENTIVE STOCK OPTION.

         Optionee understands that the Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the IRC. Optionee understands, further, that the exercise price for the shares subject to this Option has been determined in accordance with the 2000 Plan at a price not less than 100% (or, if Optionee owned at the time of grant more than 10% of the voting securities of the Company, 110%) of the fair market value of the shares at the time of grant. The Company believes that the methodology by which the fair market value was determined at such time represented a good faith attempt, as defined in the IRC and the regulations thereunder, at reaching an accurate appraisal of the fair market value of the shares. Optionee understands and acknowledges, however, that the Company shall not be responsible for any additional tax liability incurred by Optionee in the event that the Internal Revenue Service were to determine that the Option does not qualify as an incentive stock option, for any reason, including a determination that the valuation did not represent a good faith attempt to value the shares.

                                       AMERICAN RIVER HOLDINGS

                                       By: /s/
                                           ------------------------------


         Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Committee upon any questions arising under the 2000 Plan.

                                       OPTIONEE

Dated:                                 -----------------------------------------
      -----------------------

                                       -----------------------------------------
                                       [TYPE OR PRINT NAME]

                             AMERICAN RIVER HOLDINGS

                       NONSTATUTORY STOCK OPTION AGREEMENT

Date of Grant:  ___________________


         American River Holdings, a California corporation (the "Company"), has granted to (the "Optionee"), an option (the "Option") to purchase a total of ____________ shares of Common Stock, at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of American River Holdings 2000 Stock Option Plan (the "2000 Plan"). The terms defined in the 2000 Plan shall have the same defined meanings herein.

         1.       NATURE OF THE OPTION.

         This Option is intended by the Company and the Optionee to be a nonstatutory stock option and does not qualify for any special tax benefits to the Optionee. This Option is not an Incentive Stock Option within the meaning of
Section 422 of the IRC.

         2.       EXERCISE PRICE.

         The exercise price is $_________________ for each share of Common Stock, which price is not less than the fair market value per share of the Common Stock on the date of grant.

         3.       EXERCISE OF OPTION.

         This Option shall be exercisable during its term in accordance with the provisions of Section 5 of the 2000 Plan as follows:

         (a) RIGHT TO EXERCISE.

             (i) This Option shall vest cumulatively from the date of grant of the Option, exercisable during a period of _____ months after the date of grant as follows: _______% of the Shares subject to the Option shall be vested on the first anniversary of the date of grant, and an additional __________% of the Shares subject to the Option shall vest on each anniversary of the date of grant thereafter.

             (ii) This Option may not be exercised for less than ten (10) shares nor for a fraction of a share.

             (iii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 5, 6, 7 and 8 below.

          (b) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of shares in respect of which the Option is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the 2000 Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company accompanied by payment of the exercise price, as applicable.

         No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or inter-dealer quotation system upon which the Shares may then be listed or quoted. Assuming such compliance, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. An Optionee shall have no rights as a shareholder of the Company with respect to any Shares until the issuance of a stock certificate to the Optionee for such Shares.

         4.       METHOD OF PAYMENT.

         Payment of the exercise price shall be by cash, certified check, official bank check, or by the delivery of previously owned shares of the Company's Common Stock held for the requisite period to avoid a charge to the Company's reported earnings and with a fair market value on the date of surrender equal to the exercise price. In addition, the Option may be exercised by delivery to the Company of (i) a copy of irrevocable written instructions provided by the Optionee to a designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (ii) written instructions to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

         5. TERMINATION OF STATUS AS AN EMPLOYEE OR DIRECTOR FOR ANY REASON OTHER THAN CAUSE.

         If an Optionee ceases to serve as an Employee or Director, he may, but only within three (3) months [or such longer period as the committee determines] after the date he ceases to be an Employee or Director of the Company, exercise this Option to the extent that the Option was vested as of the date of such termination; provided that in no event is the date of exercise beyond expiration of the Option. To the extent that the Option was not vested as of the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

         6. TERMINATION OF STATUS AS AN EMPLOYEE FOR CAUSE; REMOVAL FROM BOARD OF DIRECTORS.

         If an Optionee's status as an Employee is terminated for Cause, as provided in Section 5(d) of the 2000 Plan, this Option shall terminate on the thirtieth (30th) day after the date of termination of employment. "Cause" may consist of an act of embezzlement; fraud; dishonesty; breach of fiduciary duty to the Company; deliberate disregard of the rules of the Company which result in loss, damage or injury to the Company; the unauthorized disclosure of any of the secrets or confidential information of the Company; the inducement of any client or customer of the Company to break any contract with the Company or the inducement of any principal for whom the Company acts as agent to terminate such agency relations; engagement in any conduct which constitutes unfair competition with the Company; or the removal of Optionee from any office of the Company by any bank regulatory agency.

         If an Optionee's status as a director of the Company is terminated because the Optionee is removed from the Board of Directors by any bank regulatory agency, this Option shall terminate on the thirtieth (30th) day after such removal.

         7.       DISABILITY OF OPTIONEE.

         Notwithstanding the provisions of Section 5 above, if Optionee is unable to continue his or her employment with or status as a director of the Company as a result of his or her disability (as defined below), he or she may, within twelve (12) months from the date of termination of employment or membership on the Board of Directors (or such longer period as the Board of Directors or Committee determines), exercise his or her Option to the extent the Option was vested as of the date of such termination; provided that in no event is the date of exercise beyond expiration of the Option. To the extent that the Option was not vested as of the date of termination, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate. For purposes of this provision, "disability" shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Board of Directors or the Committee on the basis of such medical evidence as the Board of Directors or Committee deems warranted under the circumstances.

         8.       DEATH OF OPTIONEE.

         In the event of the death of Optionee while Optionee is an Employee or Director or during the period referred to in Section 5 above, the Option may be exercised, at any time within twelve (12) months following the date of death (or such longer period as the Committee determines), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option was vested as of the date of death; provided that in no event is the date of exercise beyond the date of expiration of the Option.

         9.       NON-TRANSFERABILITY OF OPTION.

         This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or as permitted under the 2000 Plan, and may be exercised during the Optionee's lifetime only be the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         10.      TERM OF OPTION.

         Subject to earlier termination as provided in the 2000 Plan, this Option shall terminate ____________ years from the date of grant of this Option, and may be exercised during such term only in accordance with the plan and the terms of this Option.

         11.      TAXATION UPON EXERCISE OF OPTION.

         Optionee understands that upon exercise of this Option, he or she will generally recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. The Company will be required to withhold tax from Optionee's current compensation with respect to such income; to the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as a condition of exercise of this Option. (The Optionee may elect to pay such tax by (i) requesting the Company to withhold a sufficient number of shares from the shares otherwise due upon exercise or (ii) by delivering a sufficient number of shares of the Company's Common Stock which have been previously held by the Optionee for such period of time as the Board of Directors or Committee may require. The aggregate value of the shares withheld or delivered, as determined by the Board of Directors or Committee, must be sufficient to satisfy all such applicable taxes, except as otherwise permitted by the Board of Directors or Committee. If the Optionee is subject to Section 16 of the

Securities Exchange Act of 1934, as amended, the Optionee's election must be made in compliance with rules and procedures established by the Committee.)

                                        AMERICAN RIVER HOLDINGS

                                        By: /s/
                                            --------------------------------


         Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Committee upon any questions arising under the 2000 Plan.

                                       OPTIONEE

Dated:                                 -----------------------------------------
      -----------------------

                                       -----------------------------------------
                                       [TYPE OR PRINT NAME]

                                     ANNEX G

TEXT OF PROPOSED AMENDMENTS TO THE AMERICAN RIVER HOLDINGS ARTICLES OF INCORPORATION AND BYLAWS TO PROVIDE FOR THE CLASSIFICATION OF THE BOARD OF DIRECTORS

         The articles of incorporation of American River Holdings shall be amended by adding thereto a new Article Seven which shall read as set forth below:
         Seven:   CLASSIFIED BOARD OF DIRECTORS.
         (a)      The number of directors which shall constitute the whole board of directors of this corporation shall be specified in the bylaws of the corporation.

         (b) In the event that the authorized number of directors shall be fixed at nine (9) or more, the board of directors shall be divided into three classes: Class I, Class II and Class III, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors. Directors in Class I shall initially serve for a term expiring at the 2001 annual meeting of shareholders, directors in Class II shall initially serve for a term expiring at the 2002 annual meeting of shareholders, and directors in Class III shall initially serve for a term expiring at the 2003 annual meeting of shareholders. Thereafter, each director shall serve for a term ending at the third annual shareholders meeting following the annual meeting at which such director was elected. In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9), the board of directors shall be divided into two classes, designated Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless he or she shall resign, die, become disqualified or disabled, or shall otherwise be removed.

         (c) At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the board of directors fills a vacancy resulting from the resignation, death, disqualification or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the board of directors shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

         (d) Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member, until the expiration of his current term or his or her earlier resignation, death, disqualification or removal. If any newly created directorship or vacancy on the board of directors, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more classes, the board of directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

Section 3.4 of Article III of the American River Holdings bylaws shall be amended in its entirety to read as follows:

                  SECTION 3.4. ELECTION AND TERM OF OFFICE. The directors shall be elected annually by the shareholders at the annual meeting of the shareholders; provided, that if for any reason, the annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall, except as provided in Section 3.5, begin immediately after their election and shall continue until their respective successors are elected and qualified. In the event that the authorized number of directors shall be fixed at nine (9) or more, the board of directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of one-third of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during fiscal year 2001, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during fiscal year 2002 and the initial term of office of the directors of Class III shall expire at the annual meeting to be held during fiscal year 2003. At each annual meeting, commencing with the annual meeting to be held during fiscal year 2001, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election until his or her successor shall have been duly elected and qualified. In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9), the board of directors shall be divided into two classes, designated Class I and Class II. Each class shall consist of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. At such annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

                  This Section 3.4 may be amended or repealed only by approval of the board of directors and the outstanding shares (as defined in Section 152 of the California General Corporation Law) voting as a single class, notwithstanding Section 903 of the California General Corporation Law.

                                     ANNEX H

TEXT OF PROPOSED AMENDMENTS TO AMERICAN RIVER HOLDINGS ARTICLES OF INCORPORATION AND BYLAWS TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

                  The articles of incorporation of American River Holdings shall be amended by adding thereto a new Article Eight which shall read as set forth below:

                  EIGHT:            CUMULATIVE VOTING.

                  No holder of any class of stock of the corporation shall be entitled to cumulative votes in connection with any election of directors of the corporation.

                  Section 2.8 of Article II of the American River Holdings bylaws shall be amended in its entirety to read as follows:

                  SECTION 2.8. VOTING. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 2.9 of this Article II.

                  Voting of shares of the corporation shall in all cases be subject to the provisions of Sections 700 through 711, inclusive, of the Code.

                  The shareholders' vote may be by voice or ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal (other than the election of directors), but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or by the articles of incorporation.

                  No holder of any class of stock of the corporation shall be entitled to cumulate votes in connection with any election of directors of the corporation.

In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, shall be elected. Votes against the director and votes withheld shall have no legal effect.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         Article Five of the Registrant's articles of incorporation, as amended, authorizes the Registrant to indemnify its Agents, through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the applicable limits set forth in
Section 204 of the California Corporations Code with respect to actions for breach of duty to the Registrant and its shareholders. Section 5.1 through 5.11 of Article V of the Registrant's bylaws provides for mandatory indemnification of each director of the Registrant except as prohibited by law.

         The Registrant maintains a directors' and officers' liability insurance policy that indemnifies the Registrant's directors and officers against certain losses in connection with claims made against them for certain wrongful acts. In addition, the Registrant has entered into separate indemnification agreements with its directors and officers that require the Registrant, among other things,
(i) to maintain directors' and officers' insurance in reasonable amounts in favor of those individuals, and (ii) to indemnify them against certain liabilities that may arise by reason of their status or service as Agents of the Registrant to the fullest extent permitted by California law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
    (A)   Exhibits.

  Exhibit
  Number                             Document Description
  ------                             --------------------
    2.1 Agreement and Plan of Reorganization and Merger by and among the Registrant, ARH Interim National Bank and North Coast Bank, N.A., dated as of March 1, 2000 (included as Annex A to the joint proxy statement/prospectus).

    3.1        Articles of Incorporation, as amended.

    3.2        Bylaws, as amended.

    4.1        Specimen of the Registrant's common stock certificate.

    5.1        Opinion of Coudert Brothers.

    8.1        Form of Tax Opinion of Perry-Smith LLP.

   10.1 Lease agreement between American River Bank and Spieker Properties, L.P., a California limited partnership, dated April 1, 2000, related to 1545 River Park Drive, Suite 107, Sacramento, California.

   10.2 Lease agreement and addendum between American River Bank and Bradshaw Plaza Group each dated January 31, 2000, related to 9750 Business Park Drive, Sacramento, California.

   10.3        Lease agreement between American River Bank and Marjorie G.
               Taylor dated April 5, 1984, and addendum dated July 16, 1997, related to 10123 Fair Oaks Boulevard, Fair Oaks, California.

   10.4 Lease agreement between American River Bank and Sandalwood Land Company dated August 28, 1996, related to 2240 Douglas Boulevard, Suite 100, Roseville, California.

   10.5 Lease agreement between American River Holdings and Union Bank of California dated June 29, 1999, related to 1540 River Park Drive, Suite 108, Sacramento, California.

  *10.6        American River Holdings 1995 Stock Option Plan.

  *10.7 Form of Nonqualified Stock Option Agreement under the 1995 Stock Option Plan.

  *10.8        Form of Incentive Stock Option Agreement under the 1995 Stock
               Option Plan.

  *10.9        American River Bank 401(k) Plan and amendment no. 1 dated April
               1, 1998.

  *10.10 American River Holdings Stock Option Gross-Up Plan and Agreement, as amended, dated May 20, 1998.

  *10.11       American River Bank Deferred Compensation Plan dated May 1, 1998.

  *10.12       American River Bank Deferred Fee Plan dated April 1, 1998.

  *10.13 Employment agreement with David T. Taber dated May 29, 1996, and amendment dated July 18, 1996.

  *10.14 Employment agreement with William L. Young dated May 29, 1996, and amendment dated July 18, 1996.

  *10.15 American River Bank Incentive Compensation Plan for Executive Management dated July 17, 1996.

  *10.16       American River Bank Employee Severance Policy dated March 18,
               1998.

  *10.17       American River Bank Employee Stock Purchase Plan.

   21.1 The Registrant's only subsidiaries are American River Bank and First Source Capital.

   23.1        Consent of Perry-Smith LLP (American River Holdings).

   23.2        Consent of Perry-Smith LLP (North Coast Bank, N.A.).

   23.3        Consent of Richardson & Company (North Coast Bank, N.A.)

   23.4        Consent of Coudert Brothers (included in Exhibit 5.1).

   23.5        Consent of Seapower Carpenter Capital, Inc., dba Carpenter and
               Company

   23.6        Consent of Hoefer & Arnett Incorporated.

   23.7        Consent of Perry-Smith LLP.

   24.1        Power of Attorney (see Page II-5).

   99.1 Form of proxy to be used in soliciting shareholders of American River Holdings for the annual meeting.

   99.2 Form of proxy to be used in soliciting shareholders of North Coast Bank, N.A. for the special meeting.

  *99.3        Employment agreement with Kathy A. Pinkard dated December 16,
               1999.

  *99.4 Change of control employment agreement with Debbie K. Fakalata dated December 16, 1999.

  *99.5 Change of control employment agreement with David A. Wattell dated December 16, 1999.

   99.6 Lease agreement and addenda between Windsor Oaks National Bank (predecessor to North Coast Bank, N.A.) and Hotel St. Paul Partnership, each dated April 30, 1992, related to 8733 Lakewood Drive, Windsor, California.

   99.7 Lease agreement and addendum between North Coast Bank, N.A. and Rosario LLC, each dated September 1, 1998, related to 50 Santa Rosa Avenue, Santa Rosa, California.

   *   Denotes management contracts, compensatory plans or arrangements.

    (B)   Financial Statement Schedules:  Not applicable.

ITEM 22.  UNDERTAKINGS

         (1) The undersigned registrant hereby undertakes: (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will the contain information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on the 4th day of May 2000.

                                       AMERICAN RIVER HOLDINGS



                                       By /s/ DAVID T. TABER
                                         ---------------------------------------
                                              David T. Taber
                                              President and
                                              Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints David T. Taber and Mitchell A. Derenzo, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                        Title                                 Date
           ---------                        -----                                 ----

/s/ DAVID T. TABER                   Director, President and Chief            May 4, 2000
-------------------------------      Executive Officer (Principal
    David T. Taber                   Executive Officer) and Director



/s/ MITCHELL A. DERENZO              Chief Financial Officer (Principal       May 4, 2000
-------------------------------      Financial Officer and Principal
    Mitchell A. Derenzo              Accounting Officer)

           Signature                        Title                     Date
           ---------                        -----                     ----

/s/ SAM J. GALLINA                   Chairman and Director         May 4, 2000
-------------------------------
    Sam J. Gallina



/s/ JAMES O. BURPO                   Director                      May 4, 2000
-------------------------------
    James O. Burpo



/s/ CHARLES D. FITE                  Director                      May 4, 2000
-------------------------------
    Charles D. Fite



/s/ WAYNE C. MATTHEWS                Director                      May 4, 2000
-------------------------------
    Wayne C. Matthews, M.D.



                                     Director                      May  , 2000
-------------------------------
    Marjorie J. Taylor



/s/ ROGER J. TAYLOR                  Director                      May 4, 2000
-------------------------------
    Roger J. Taylor, D.D.S.



/s/ STEPHEN H. WAKS                  Director                      May 4, 2000
-------------------------------
    Stephen H. Waks



/s/ WILLIAM L. YOUNG                 Director                      May 4, 2000
-------------------------------
    William L. Young

                                  EXHIBIT INDEX

           Exhibit
           Number                       Document Description
           ------                       --------------------

              2.1 Agreement and Plan of Reorganization and Merger by and among the Registrant, ARH Interim National Bank and North Coast Bank, N.A., dated as of March 1, 2000 (included as Annex A to the joint proxy statement/prospectus).

              3.1        Articles of Incorporation, as amended.

              3.2        Bylaws, as amended.

              4.1        Specimen of the Registrant's common stock certificate.

              5.1        Opinion of Coudert Brothers.

              8.1        Form of Tax Opinion of Perry-Smith LLP.

             10.1 Lease agreement between American River Bank and Spieker Properties, L.P., a California limited partnership, dated April 1, 2000, related to 1545 River Park Drive, Suite 107, Sacramento, California.

             10.2 Lease agreement and addendum between American River Bank and Bradshaw Plaza Group each dated January 31, 2000, related to 9750 Business Park Drive, Sacramento, California.

             10.3 Lease agreement between American River Bank and Marjorie G. Taylor dated April 5, 1984, and addendum dated July 16, 1997, related to 10123 Fair Oaks Boulevard, Fair Oaks, California.

             10.4 Lease agreement between American River Bank and Sandalwood Land Company dated August 28, 1996, related to 2240 Douglas Boulevard, Suite 100, Roseville, California.

             10.5 Lease agreement between American River Holdings and Union Bank of California dated June 29, 1999, related to 1540 River Park Drive, Suite 108, Sacramento, California.

           *10.6         American River Holdings 1995 Stock Option Plan.

           *10.7 Form of Nonqualified Stock Option Agreement under the 1995 Stock Option Plan.

           *10.8 Form of Incentive Stock Option Agreement under the 1995 Stock Option Plan.

           *10.9 American River Bank 401(k) Plan and amendment no. 1 dated April 1, 1998.

           *10.10 American River Holdings Stock Option Gross-Up Plan and Agreement, as amended, dated May 20, 1998.

           *10.11 American River Bank Deferred Compensation Plan dated May 1, 1998.

           *10.12        American River Bank Deferred Fee Plan dated April 1,
                         1998.

           *10.13 Employment agreement with David T. Taber dated May 29, 1996, and amendment dated July 18, 1996.

           *10.14 Employment agreement with William L. Young dated May 29, 1996, and amendment dated July 18, 1996.

           *10.15 American River Bank Incentive Compensation Plan for Executive Management dated July 17, 1996.

           *10.16 American River Bank Employee Severance Policy dated March 18, 1998.

           *10.17        American River Bank Employee Stock Purchase Plan.

             21.1 The Registrant's only subsidiaries are American River Bank and First Source Capital.

             23.1        Consent of Perry-Smith LLP (American River Holdings).

             23.2        Consent of Perry-Smith LLP (North Coast Bank, N.A.).

             23.3        Consent of Richardson & Company (North Coast Bank,
                         N.A.)

             23.4        Consent of Coudert Brothers (included in Exhibit 5.1).

             23.5 Consent of Seapower Carpenter Capital, Inc., dba Carpenter and Company

             23.6        Consent of Hoefer & Arnett Incorporated.

             23.7        Consent of Perry-Smith LLP.

             24.1        Power of Attorney (see Page II-5).

             99.1 Form of proxy to be used in soliciting shareholders of American River Holdings for the annual meeting.

             99.2 Form of proxy to be used in soliciting shareholders of North Coast Bank, N.A. for the special meeting.

            *99.3 Employment agreement with Kathy A. Pinkard dated December 16, 1999.

            *99.4        Change of control employment agreement with Debbie K.
                         Fakalata dated December 16, 1999.

            *99.5        Change of control employment agreement with David A.
                         Wattell dated December 16, 1999.

             99.6 Lease agreement and addenda between Windsor Oaks National Bank (predecessor to North Coast Bank, N.A.) and Hotel St. Paul Partnership, each dated April 30, 1992, related to 8733 Lakewood Drive, Windsor, California.

             99.7 Lease agreement and addendum between North Coast Bank, N.A. and Rosario LLC, each dated September 1, 1998, related to 50 Santa Rosa Avenue, Santa Rosa, California.

             * Denotes management contracts, compensatory plans or arrangements.